                                              Filed Pursuant to Rule 424(b)(5)
                                              Registration File No.: 333-53012


THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS SUBJECT TO COMPLETION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO PURCHASE BE ACCEPTED PRIOR TO THE TIME A FINAL PROSPECTUS SUPPLEMENT IS DELIVERED. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO PURCHASE THESE SECURITIES, NOR WILL THERE BE ANY SALE OF THESE SECURITIES, IN ANY JURISDICTION WHERE THAT OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

                  SUBJECT TO COMPLETION, DATED OCTOBER 22, 2001

           PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED OCTOBER 22, 2001

                                  $944,048,000
                                  (Approximate)

         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2001-CKN5
              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                                    depositor

                             COLUMN FINANCIAL, INC.
                          KEYBANK NATIONAL ASSOCIATION
                       NATIONAL CONSUMER COOPERATIVE BANK
                             NCB CAPITAL CORPORATION
                              mortgage loan sellers

                                 ---------------

         We, Credit Suisse First Boston Mortgage Securities Corp., intend to establish a trust fund. The primary assets of that trust fund will consist of 195 commercial and multifamily mortgage loans, with a total principal balance, as of their respective due dates in November 2001, of approximately $1,072,782,114. The trust fund will issue 21 classes of certificates, six of which are being offered by this prospectus supplement, as listed below. The trust fund will pay interest and/or principal monthly, commencing in December 2001. The offered certificates represent obligations of the trust fund only and do not represent obligations of or interests in us or any of our affiliates. We do not intend to list the offered certificates on any national securities exchange or any automated quotation system of any registered securities association.

         The underwriters have agreed to purchase the offered certificates from us at a price of % of the total initial principal balance of the offered certificates plus accrued interest from November 1, 2001. The underwriters propose to offer the offered certificates from time to time for sale in negotiated transactions or otherwise, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.

         Delivery of the offered certificates, in book-entry form only, will be made to the underwriters on or about November , 2001.

         INVESTING IN THE OFFERED CERTIFICATES INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE S-33 OF THIS PROSPECTUS SUPPLEMENT.

                                       APPROXIMATE         INITIAL       ASSUMED FINAL                           EXPECTED
                                      TOTAL INITIAL      PASS-THROUGH    DISTRIBUTION       RATED FINAL          RATINGS
          OFFERED CLASS             PRINCIPAL BALANCE        RATE            DATE        DISTRIBUTION DATE    (S&P/MOODY'S)
----------------------------------  ------------------   ------------    -------------   -----------------    -------------
Class A-1.........................  $       47,349,000          %          June 2006       September 2044       AAA/Aaa
Class A-2.........................  $      124,233,000          %        October 2010      September 2044       AAA/Aaa
Class A-3.........................  $      681,279,000          %          July 2011       September 2044       AAA/Aaa
Class B...........................  $       37,548,000          %          July 2011       September 2044        AA/Aa2
Class C...........................  $       42,911,000          %         August 2011      September 2044         A/A2
Class D...........................  $       10,728,000          %         August 2011      September 2044        A-/A3


         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

         Credit Suisse First Boston Corporation will act as lead and book running manager.

CREDIT SUISSE FIRST BOSTON       LEHMAN BROTHERS            MCDONALD INVESTMENTS
                                                             A KeyCorp Company

             The date of this prospectus supplement is   , 2001.

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
              ----------------------------------------------------
        Commercial Mortgage Pass-Through Certificates, Series 2001-CKN5



KANSAS                NEBRASKA              MISSOURI              MINNESOTA
3 properties          1 property            2 properties          2 properties
$16,538,611           $3,239,999            $3,116,092            $4,565,063
1.5% of total         0.3% of total         0.3% of total         0.4% of total



ILLINOIS              MICHIGAN              INDIANA               OHIO
7 properties          8 properties          3 properties          9 properties
$17,941,998           $68,714,348           $20,221,116           $76,390,739
1.7% of total         6.4% of total         1.9% of total         7.1% of total



PENNSYLVANIA          NEW HAMPSHIRE         MASSACHUSETTS         CONNECTICUT
2 properties          1 property            5 properties          4 properties
$3,220,838            $2,620,324            $67,528,454           $7,697,498
0.3% of total         0.2% of total         6.3% of total         0.7% of total



NEW YORK              NEW JERSEY            WASHINGTON, DC        MARYLAND
66 properties         1 property            2 properties          1 property
$106,778,378          $4,137,366            $33,485,575           $1,140,131
10.0% of total        0.4% of total         3.1% of total         0.1% of total



VIRGINIA              NORTH CAROLINA        SOUTH CAROLINA        GEORGIA
2 properties          3 properties          4 properties          3 properties
$22,083,508           $16,144,753           $19,830,257           $4,990,187
2.1% of total         1.5% of total         1.8% of total         0.5% of total



FLORIDA               KENTUCKY              TENNESSEE             LOUISIANA
10 properties         1 property            4 properties          1 property
$27,618,828           $3,872,101            $25,529,631           $1,613,434
2.6% of total         0.4% of total         2.4% of total         0.2% of total



ARKANSAS              TEXAS                 COLORADO              ARIZONA
1 property            39 properties         2 properties          2 properties
$3,072,211            $184,387,683          $5,834,021            $17,067,146
0.3% of total         17.2% of total        0.5% of total         1.6% of total



NEVADA                CALIFORNIA            OREGON
5 properties          24 properties         1 property
$34,405,460           $268,024,015          $972,349
3.2% of total         25.0% of total        0.1% of total


--------------------------------------------------------------

Less than 1.00% of Cut-Off Date Allocated Loan Amount    [   ]
1.00 - 5.99% of Cut-Off Date Allocated Loan Amount       [   ]
6.00 - 9.99% of Cut-Off Date Allocated Loan Amount       [   ]
Greater than 9.99% of Cut-Off Date Allocated Loan Amount [   ]

--------------------------------------------------------------

                               [GRAPHIC OMITTED]

                                       17.

                               600 MEMORIAL DRIVE
                                  Cambridge MA







                               [GRAPHIC OMITTED]

                                      10B.

                              Wolf Creek Apartments
                                   Houston TX






                               [GRAPHIC OMITTED]

                                       7.

                              EASTGATE MARKETPLACE
                                  Cincinnati OH






                               [GRAPHIC OMITTED]

                                       8.

                                  BAYSHORE MALL
                                    Eureka CA






                               [GRAPHIC OMITTED]

                                       14.

                                  RESIDENCE INN
                                ARLINGTON-ROSSLYN
                                   Rosslyn VA





                               [GRAPHIC OMITTED]

                                       18.

                              ONE MONTGOMERY STREET
                                San Francisco CA

                               [GRAPHIC OMITTED]

                                       4.

                              ONE SUGAR CREEK PLACE
                                  Sugar Land TX





                               [GRAPHIC OMITTED]

                                      126.

                         36 WEST END AVENUE CORPORATION
                                   New York NY





                               [GRAPHIC OMITTED]

                                       2D.

                              BROADMOOR APARTMENTS
                                   Houston TX





                               [GRAPHIC OMITTED]

                                       1.

                                  OCEAN TOWERS
                                 Santa Monica CA





                               [GRAPHIC OMITTED]

                                       9.

                            3111-3151 CORONADO AVENUE
                                 Santa Clara CA

                                TABLE OF CONTENTS
                                -----------------

                              PROSPECTUS SUPPLEMENT
                              ---------------------

IMPORTANT NOTICE ABOUT INFORMATION
  PRESENTED IN THIS PROSPECTUS SUPPLEMENT
  AND THE ACCOMPANYING PROSPECTUS......................S-4
NOTICE TO RESIDENTS OF THE UNITED KINGDOM..............S-4
SUMMARY OF PROSPECTUS SUPPLEMENT.......................S-5
RISK FACTORS..........................................S-33
CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT..S-51
FORWARD-LOOKING STATEMENTS............................S-51
DESCRIPTION OF THE UNDERLYING MORTGAGE LOANS..........S-51
DESCRIPTION OF THE OFFERED CERTIFICATES..............S-104
YIELD AND MATURITY CONSIDERATIONS....................S-123
THE POOLING AND SERVICING AGREEMENT..................S-127
CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS
  FOR MORTGAGED PROPERTIES LOCATED IN CALIFORNIA,
  TEXAS AND NEW YORK.................................S-155
FEDERAL INCOME TAX CONSEQUENCES......................S-156
ERISA CONSIDERATIONS.................................S-158
LEGAL INVESTMENT.....................................S-161
USE OF PROCEEDS......................................S-162
UNDERWRITING.........................................S-162
LEGAL MATTERS........................................S-163
RATING...............................................S-163
GLOSSARY.............................................S-165


                        EXHIBITS TO PROSPECTUS SUPPLEMENT
                        ---------------------------------

EXHIBIT A-1    --    CHARACTERISTICS OF THE UNDERLYING MORTGAGE LOANS AND THE
                       RELATED MORTGAGED REAL PROPERTIES

EXHIBIT A-2    --     MORTGAGE POOL INFORMATION

EXHIBIT B      --     FORM OF TRUSTEE REPORT

EXHIBIT C      --     DECREMENT TABLES FOR THE OFFERED CERTIFICATES

EXHIBIT D      --     GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION
                        PROCEDURES PROSPECTUS


IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN
  THIS PROSPECTUS........................................3
AVAILABLE INFORMATION; INCORPORATION BY REFERENCE........3
SUMMARY OF PROSPECTUS....................................4
RISK FACTORS............................................12
CAPITALIZED TERMS USED IN THIS PROSPECTUS...............29
CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.....29
USE OF PROCEEDS.........................................30
DESCRIPTION OF THE TRUST ASSETS.........................30
YIELD AND MATURITY CONSIDERATIONS.......................54
DESCRIPTION OF THE CERTIFICATES.........................59
DESCRIPTION OF THE GOVERNING DOCUMENTS..................68
DESCRIPTION OF CREDIT SUPPORT...........................77
LEGAL ASPECTS OF MORTGAGE LOANS.........................79
FEDERAL INCOME TAX CONSEQUENCES.........................90
STATE AND OTHER TAX CONSEQUENCES.......................124
ERISA CONSIDERATIONS...................................124
LEGAL INVESTMENT.......................................127
PLAN OF DISTRIBUTION...................................129
LEGAL MATTERS..........................................130
FINANCIAL INFORMATION..................................130
RATING.................................................130
GLOSSARY...............................................132

                                 ---------------

         YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR TO WHICH WE HAVE REFERRED YOU. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS DOCUMENT MAY ONLY BE USED WHERE IT IS LEGAL TO SELL THESE SECURITIES. THE INFORMATION IN THIS DOCUMENT MAY ONLY BE ACCURATE ON THE DATE OF THIS DOCUMENT.

                      DEALER PROSPECTUS DELIVERY OBLIGATION

         UNTIL , 2002 (90 DAYS AFTER THE COMMENCEMENT OF THE OFFERING), ALL DEALERS THAT EFFECT TRANSACTIONS IN THE OFFERED CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. THIS IS IN ADDITION TO THE DEALER'S OBLIGATION TO DELIVER A PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS WHEN ACTING AS AN UNDERWRITER AND WITH RESPECT TO UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

   IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT
                         AND THE ACCOMPANYING PROSPECTUS

     We provide information to you about the offered certificates in two separate documents that progressively provide more detail--

     o the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates, and

     o this prospectus supplement, which describes the specific terms of the offered certificates.

You should read both this prospectus supplement and the accompanying prospectus in full to obtain material information concerning the offered certificates.

     In addition, we have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the offered certificates. This prospectus supplement and the accompanying prospectus form a part of that registration statement. However, this prospectus supplement and the accompanying prospectus do not contain all of the information contained in our registration statement. For further information regarding the documents referred to in this prospectus supplement and the accompanying prospectus, you should refer to our registration statement and the exhibits to it. Our registration statement and the exhibits to it can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at its public reference section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its regional offices located at: the Chicago regional office, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661; and the New York regional office, 233 Broadway, New York, New York 10279. Copies of these materials can also be obtained electronically through the SEC's internet web site (http://www.sec.gov).

     The photographs of mortgaged real properties included in this prospectus supplement are not representative of all the mortgaged real properties that secure the mortgage loans expected to back the offered certificates or of any particular type of mortgaged real property.

     This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The Table of Contents in each of this prospectus supplement and the accompanying prospectus identify the pages where these sections are located.

                    NOTICE TO RESIDENTS OF THE UNITED KINGDOM

     Each underwriter has represented and agreed that: (a) it has not offered or sold and, prior to the date six months after the date of issue of the offered certificates, will not offer or sell any of the offered certificates to persons in the United Kingdom, except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulation Act 1995 (as amended); (b) it has complied and will comply with all applicable provisions for the Financial Services Act 1986 with respect to anything done by it in relation to the offered certificates in, from or otherwise involving the United Kingdom; and (c) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the offered certificates to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 (as amended) or is a person to whom such document may otherwise lawfully be issued or passed on.

                        SUMMARY OF PROSPECTUS SUPPLEMENT

     This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision.

     To understand all of the terms of the offered certificates, carefully read this prospectus supplement and the accompanying prospectus.

     This summary provides an overview of certain information to aid your understanding and is qualified by the full description presented in this prospectus supplement and the accompanying prospectus.

                              TRANSACTION OVERVIEW

     The offered certificates will be part of a series of commercial mortgage pass-through certificates designated as the Series 2001-CKN5 Commercial Mortgage Pass-Through Certificates. The series 2001-CKN5 certificates will consist of 21 classes. The table below identifies and specifies various characteristics for 19 of those classes.

                                     APPROXIMATE
                     INITIAL TOTAL      % OF                                             ASSUMED
                       PRINCIPAL        TOTAL                   PASS-                    WEIGHTED
           EXPECTED   BALANCE OR      INITIAL   APPROXIMATE    THROUGH        INITIAL     AVERAGE       ASSUMED       ASSUMED FINAL
           RATINGS     NOTIONAL       PRINCIPAL    CREDIT       RATE       PASS-THROUGH    LIFE        PRINCIPAL      DISTRIBUTION
CLASS   (S&P/MOODY'S)   AMOUNT        BALANCE     SUPPORT    DESCRIPTION       RATE       (YEARS)        WINDOW           DATE
-----   -------------   ------        -------     -------    -----------       ----       -------        ------           ----
  A-1     AAA/Aaa    $  47,349,000       4.41%     20.50%                         %         2.5        12/01-06/06      June 2006
  A-2     AAA/Aaa    $ 124,233,000      11.58%     20.50%                         %         6.5        06/06-10/10     October 2010
  A-3     AAA/Aaa    $ 681,279,000      63.51%     20.50%                         %         9.5        10/10-07/11      July 2011
   B        AA/Aa2   $  37,548,000       3.50%     17.00%                         %         9.7        07/11-07-11      July 2011
   C         A/A2    $  42,911,000       4.00%     13.00%                         %         9.7        07/11-08/11     August 2011
   D        A-/A3    $  10,728,000       1.00%     12.00%                         %         9.7        08/11-08/11     August 2011
   E      BBB+/Baa1  $  13,410,000       1.25%     10.75%                         %          N/A         N/A-N/A           N/A
   F       BBB/Baa2  $  18,773,000       1.75%      9.00%                         %          N/A         N/A-N/A           N/A
   G      BBB-/Baa3  $  12,069,000       1.13%      7.88%                         %          N/A         N/A-N/A           N/A
   H       BB+/Ba1   $  14,751,000       1.38%      6.50%                         %          N/A         N/A-N/A           N/A
   J        BB/Ba2   $  20,114,000       1.87%      4.63%                         %          N/A         N/A-N/A           N/A
   K       BB-/Ba3   $   5,364,000       0.50%      4.13%                         %          N/A         N/A-N/A           N/A
   L        B+/NR    $  13,410,000       1.25%      2.88%                         %          N/A         N/A-N/A           N/A
   M        NR/B2    $   9,387,000       0.88%      2.00%                         %          N/A         N/A-N/A           N/A
   N        NR/B3    $   8,046,000       0.75%      1.25%                         %          N/A         N/A-N/A           N/A
   O        NR/NR    $  13,410,113       1.25%      0.00%                         %          N/A         N/A-N/A           N/A
  A-X      AAA/Aaa   $1,072,782,113    100.00%       N/A                          %          N/A         N/A-N/A           N/A
  A-CP     AAA/Aaa   $ 611,187,000      56.97%       N/A                          %          N/A         N/A-N/A           N/A
  A-Y      AAA/Aaa   $ 145,939,113      13.60%       N/A                          %          N/A         N/A-N/A           N/A

----------------------

     In reviewing the foregoing table, please note that:

     o Only the class A-1, A-2, A-3, B, C and D certificates are offered by this prospectus supplement.

     o The ratings shown in the foregoing table are those of Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and Moody's Investors Service, Inc., respectively. "NR" means not rated.

     o The rated final distribution date for each class of offered certificates is the distribution date in September 2044. That is the first distribution date that is at least three years after the end of the amortization term for the underlying mortgage loan with the second longest remaining amortization term as of the date of initial issuance of the offered certificates.

     o All of the classes shown in the table on page S-5, except the A-X, A-CP and A-Y classes, have principal balances. Solely for the calculation of interest, however:

         A. the class A-X certificates will have a total notional amount that is, as of any date of determination, equal to the then total principal balance of the class A-1, A-2, A-3, B, C, D, E, F, G, H, J, K, L, M, N and O certificates;

         B. the class A-CP certificates will have a total notional amount that is--

             (1) as of any date of determination through and including the distribution date in November 2008, equal to the sum of (a) the lesser of $520,000,000 and the then total principal balance of the class A-3 certificates, and (b) the then total principal balance of the class B, C and D certificates, and

             (2) as of any date of determination after the distribution date in
                 November 2008, equal to $0; and

         C. the class A-Y certificates will have a total notional amount that is, as of any date of determination, equal to the then total principal balance of the residential cooperative mortgage loans in the trust fund from the perspective of the series 2001-CKN5 certificateholders, based on collections and advances of principal on those mortgage loans previously distributed, and losses on those mortgage loans previously allocated, to the series 2001-CKN5 certificateholders.

     o The total initial principal balance or notional amount of any class shown in the table on page S-5 may be larger or smaller depending on, among other things, the actual initial mortgage pool balance, which may be 5% more or less than the amount shown in this prospectus supplement.

     o Each class identified in the table on page S-5 as having a "Fixed" pass-through rate has a fixed pass-through rate that will remain constant at the initial pass-through rate shown for that class in that table.

     o Each class identified in the table on page S-5 as having a "WAC Cap" pass-through rate has a variable pass-through rate equal to the lesser of--

         (a) the initial pass-through rate shown for that class in that table, and

         (b) a weighted average coupon derived from net interest rates on the underlying mortgage loans.

     o Each class identified in the table on page S-5 as having a "WAC" pass-through rate has a variable pass-through rate equal to a weighted average coupon derived from net interest rates on the underlying mortgage loans.

     o The pass-through rate for the class A-X certificates will be a variable rate equal to the weighted average from time to time of the various interest strip rates at which those certificates accrue interest on the respective components of their total notional amount. Those interest strip rates, which are referred to in this prospectus supplement as class A-X strip rates, are as follows:

         1. for purposes of accruing interest on those components of the related total notional amount consisting of the respective total principal balances of the class A-1, A-2, E, F, G, H, J, K, L, M, N and O certificates, the applicable class A-X strip rate for each such component will equal the excess, if any, of a weighted average coupon derived from net interest rates on the underlying mortgage loans, over the particular pass-through rate for the corresponding class of principal and interest certificates;

         2. for purposes of accruing interest during the period from and including the November 2001 interest accrual period through and including the October 2008 interest accrual period on the component of the related total notional amount consisting of an amount equal to the lesser of $520,000,000 and the total principal balance of the class A-3 certificates, the applicable class A-X strip rate for that component will equal the excess, if any, of--

             (a) a weighted average coupon derived from net interest rates on the underlying mortgage loans, over

             (b)  7.43% per annum;

         3. for purposes of accruing interest during the period from and including the November 2001 interest accrual period through and including the October 2008 interest accrual period on the component of the related total notional amount consisting of an amount equal to the excess, if any, of the total principal balance of the class A-3 certificates over $520,000,000, the applicable class A-X strip rate for that component will equal the excess, if any, of a weighted average coupon derived from net interest rates on the underlying mortgage loans, over the pass-through rate for the class A-3 certificates;

         4. for purposes of accruing interest during the period after the October 2008 interest accrual period on the components of the related total notional amount consisting of the total principal balance of the class A-3 certificates, the applicable class A-X strip rate for each such component will equal the excess, if any, of a weighted average coupon derived from net interest rates on the underlying mortgage loans, over the pass-through rate for the class A-3 certificates;

         5. for purposes of accruing interest during the period from and including the November 2001 interest accrual period through and including the October 2008 interest accrual period on those components of the related total notional amount consisting of the respective total principal balances of the class B, C and D certificates, the applicable class A-X strip rate for each such component will equal the excess, if any, of a weighted average coupon derived from net interest rates on the underlying mortgage loans, over 7.43% per annum; and

         6. for purposes of accruing interest during the period after the October 2008 interest accrual period on those components of the related total notional amount consisting of the respective total principal balances of the class B, C and D certificates, the applicable class A-X strip rate for each such component will equal the excess, if any, of--

             (a) a weighted average coupon derived from net interest rates on the underlying mortgage loans, over

             (b) the particular pass-through rate for the corresponding class of principal and interest certificates.

     o The pass-through rate for the class A-CP certificates will be a variable rate equal to the weighted average from time to time of the various interest strip rates at which those certificates accrue interest on the respective components of their total notional amount. Those interest strip rates, which are referred to in this prospectus supplement as class A-CP strip rates, are as follows:

         A. for purposes of accruing interest during the period from and including the November 2001 interest accrual period through and including the October 2008 interest accrual period on the component of the related total notional amount consisting of an amount equal to the lesser of $520,000,000 and the total principal balance of the class A-3 certificates, the applicable class A-CP strip rate for that component will equal the excess, if any, of--

             (1) the lesser of (a) 7.43% per annum, and (b) a weighted average coupon derived from net interest rates on the underlying mortgage loans, over

             (2)  the pass-through rate for the class A-3 certificates; and

         B. for purposes of accruing interest during the period from and including the November 2001 interest accrual period through and including the October 2008 interest accrual period on those components of the related total notional amount consisting of the respective total principal balances of the class B, C and D certificates, the applicable class A-CP strip rate for each such component will equal the excess, if any, of--

             (1) the lesser of (a) 7.43% per annum, and (b) a weighted average coupon derived from net interest rates on the underlying mortgage loans, over

             (2) the particular pass-through rate for the corresponding class of principal and interest certificates.

         The class A-CP certificates will cease accruing interest after the October 2008 interest accrual period.

     o The references to "net interest rates on the underlying mortgage loans" in the four preceding bullets mean, as to any particular mortgage loan in the trust fund, an interest rate that is generally equal to:

         1. in the case of the residential cooperative mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Ocean Towers, 7.30% per annum;

         2. in the case of each other residential cooperative mortgage loan in the trust fund, 6.25% per annum; and

         3. in the case of each mortgage loan in the trust fund, other than a residential cooperative mortgage loan, the related mortgage interest rate in effect as of the date of initial issuance of the offered certificates, minus the sum of the annual rates at which the related master servicing fee, including the primary servicing fee, and the trustee fee are calculated;

         provided that, if the subject mortgage loan accrues interest on the basis of the actual number of days elapsed during any one-month interest accrual period in a year assumed to consist of 360 days, then some minor adjustments may be made to the foregoing rate for that mortgage loan.

     o The pass-through rate for the class A-Y certificates will be a variable rate equal to the weighted average from time to time of the various class A-Y strip rates attributable to each of the residential cooperative mortgage loans in the trust fund. The class A-Y strip rate for each residential cooperative mortgage loan in the trust fund will equal the positive difference, if any, of:

         1. the mortgage interest rate in effect for that mortgage loan as of the date of initial issuance of the offered certificates, net of the sum of the annual rates at which the related master servicing fee, including the primary servicing fee, and the trustee fee are calculated, minus

         2. in the case of the mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Ocean Towers, 7.30% per annum and, in the case of each other residential cooperative mortgage loan in the trust fund, 6.25% per annum;

         provided that, if the subject mortgage loan accrues interest on the basis of the actual number of days elapsed during each one-month interest accrual period in a year assumed to consist of 360 days, then the foregoing differential, if any, will be multiplied by a fraction, expressed as a percentage, the numerator of which is the number of days in the subject interest accrual period, and the denominator of which is 30.

     o As to any given class of offered certificates shown in the table on page S-5, the assumed weighted average life, the assumed principal window and the assumed final distribution date have been calculated assuming, among other things, that--

         1. 22 of the underlying mortgage loans will be repaid in full on their respective anticipated repayment dates,

         2. there are otherwise no voluntary or involuntary prepayments with respect to the underlying mortgage loans, and

         3. there are no defaults with respect to the underlying mortgage loans.

     o As to any given class of offered certificates shown in the table on page S-5, the assumed weighted average life is the average amount of time in years between the assumed settlement date for the offered certificates and the payment of each dollar of principal.

     o As to any given class of offered certificates shown in the table on page S-5, the assumed principal window is the period during which holders would receive distributions of principal.

     o As to any given class of offered certificates shown in the table on page S-5, the assumed final distribution date is the distribution date on which the last distribution of principal is assumed to be made.

     o The class R and V certificates are not represented in the table on page S-5. They do not have principal balances, notional amounts or pass-through rates.

     The series 2001-CKN5 certificates will evidence the entire beneficial ownership of a trust fund that we intend to establish. The primary assets of that trust fund will be a segregated pool of commercial and multifamily mortgage loans. Those mortgage loans will provide for monthly debt service payments and, except as described under "--The Underlying Mortgage Loans" below, will have fixed mortgage interest rates in the absence of default. We will acquire those mortgage loans, for deposit in the trust fund, from four separate mortgage loan sellers.

     The pool of mortgage loans that we intend to include in the trust fund will have the following general characteristics as of their respective due dates in November 2001. All percentages are approximate. To better understand the following information, see the discussion under "--The Underlying Mortgage Loans" below.

Initial mortgage pool balance..........................................................   $1,072,782,114
Number of mortgage loans...............................................................              195
Number of mortgaged real properties....................................................              218

Greatest cut-off date principal balance................................................      $69,935,028
Smallest cut-off date principal balance................................................          $88,797
Average cut-off date principal balance.................................................       $5,501,447

Highest mortgage interest rate.........................................................          8.9600%
Lowest mortgage interest rate..........................................................          6.7500%
Weighted average mortgage interest rate................................................          7.7417%

Longest original term to maturity or anticipated repayment date........................       180 months
Shortest original term to maturity or anticipated repayment date.......................        60 months
Weighted average original term to maturity or anticipated repayment date...............       117 months

Longest remaining term to maturity or anticipated repayment date.......................       177 months
Shortest remaining term to maturity or anticipated repayment date......................        55 months
Weighted average remaining term to maturity or anticipated repayment date..............       112 months

Highest debt service coverage ratio, based on underwritten net cash flow...............           63.20x
Lowest debt service coverage ratio, based on underwritten net cash flow................            1.06x
Weighted average debt service coverage ratio, based on underwritten net cash flow......            1.97x

Highest cut-off date loan-to-appraised value ratio.....................................            80.0%
Lowest cut-off date loan-to-appraised value ratio......................................             0.6%
Weighted average cut-off date loan-to-appraised value ratio............................            65.7%

     In reviewing the foregoing table, please note that:

     o the underwritten net cash flow for a residential cooperative property is based on projected net operating income at the property, determined in a manner consistent with the appraisal obtained in connection with the origination of the related mortgage loan, assuming that property was operated as a rental property with rents set at prevailing market rates taking into account the presence of existing rent-controlled or rent-stabilized occupants, reduced by underwritten capital expenditures, property operating expenses, a market-rate vacancy assumption and projected reserves; and

     o the appraised value of a residential cooperative property is based on the market value, as determined by an appraisal, of that property, as if operated as a residential cooperative.

     The document that will govern the issuance of the series 2001-CKN5 certificates, the creation of the related trust fund and the servicing and administration of the underlying mortgage loans will be a pooling and servicing agreement to be dated as of November 11, 2001, between us, as depositor, and a trustee, two master servicers and two special servicers.

                            RELEVANT PARTIES/ENTITIES

TRUST FUND.............................  CSFB Commercial Mortgage Trust
                                         2001-CKN5, a New York common law trust,
                                         will issue the series 2001-CKN5
                                         certificates. The primary assets of the
                                         issuing trust fund will be the mortgage
                                         loans that we are acquiring from the
                                         four mortgage loan sellers.

DEPOSITOR..............................  Credit Suisse First Boston Mortgage
                                         Securities Corp., a Delaware
                                         corporation and an affiliate of one of
                                         the mortgage loan sellers and one of
                                         the underwriters, will create the
                                         issuing trust fund and transfer the
                                         subject mortgage loans to it. Our
                                         principal executive office is located
                                         at Eleven Madison Avenue, New York, New
                                         York 10010. All references to "we",
                                         "us" and "our" in this prospectus
                                         supplement and the accompanying
                                         prospectus are intended to mean Credit
                                         Suisse First Boston Mortgage Securities
                                         Corp. See "Credit Suisse First Boston
                                         Mortgage Securities Corp." in the
                                         accompanying prospectus.

TRUSTEE................................  Wells Fargo Bank Minnesota, N.A., a
                                         national banking association, will act
                                         as trustee on behalf of the series
                                         2001-CKN5 certificateholders. It
                                         maintains an office at 11000 Broken
                                         Land Parkway, Columbia, Maryland
                                         21044-35620. See "The Pooling and
                                         Servicing Agreement--The Trustee" in
                                         this prospectus supplement.

MASTER SERVICERS.......................  KeyCorp Real Estate Capital Markets,
                                         Inc. d/b/a Key Commercial Mortgage, an
                                         Ohio corporation, will act as master
                                         servicer with respect to all of the
                                         mortgage loans in the trust fund, other
                                         than the residential cooperative
                                         mortgage loans. It is an affiliate of
                                         KeyBank National Association, of the
                                         mortgage loan sellers, and McDonald
                                         Investments Inc., one of the
                                         underwriters. Its servicing offices are
                                         located at 911 Main Street, Suite 1500,
                                         Kansas City, Missouri 64105.

                                         National Consumer Cooperative Bank, a
                                         federally chartered corporation, will
                                         act as master servicer with respect to
                                         the residential cooperative mortgage
                                         loans in the trust fund. It is an
                                         affiliate of NCB Capital Corporation,
                                         one of the other mortgage loan sellers.
                                         Its servicing offices are located at
                                         1725 Eye Street, N.W., Washington, D.C.
                                         20006.

                                         See "The Pooling and Servicing
                                         Agreement--The Master Servicers and the
                                         Special Servicers" in this prospectus
                                         supplement.

SPECIAL SERVICERS......................  If and when necessary, National
                                         Consumer Cooperative Bank, a federally
                                         chartered corporation, will act as
                                         special servicer with respect
                                         to the residential cooperative mortgage
                                         loans in the trust fund and any related
                                         foreclosure properties. It is an
                                         affiliate of NCB Capital Corporation,
                                         one of the other mortgage loan sellers.
                                         Its servicing offices are located at
                                         1725 Eye Street, N.W., Washington, D.C.
                                         20006.

                                         If and when necessary, KeyCorp Real
                                         Estate Capital Markets, Inc. d/b/a Key
                                         Commercial Mortgage, an Ohio
                                         corporation, will act as special
                                         servicer with respect to the remaining
                                         mortgage loans and any related
                                         foreclosure properties in the trust
                                         fund. It is an affiliate of KeyBank
                                         National Association, one of the
                                         mortgage loan sellers, and McDonald
                                         Investments Inc., one of the
                                         underwriters. Its servicing offices are
                                         located at 911 Main Street, Suite 1500,
                                         Kansas City, Missouri 64105.

                                         See "The Pooling and Servicing
                                         Agreement--The Master Servicers and the
                                         Special Servicers" in this prospectus
                                         supplement.

                                         The special servicers will be
                                         responsible for servicing and
                                         administering:

                                         o  mortgage loans that, in general, are
                                            in default or as to which default is
                                            imminent; and

                                         o  any real estate acquired by the
                                            trust fund upon foreclosure of a
                                            defaulted mortgage loan.

                                         Any special servicer will be permitted
                                         to purchase series 2001-CKN5
                                         certificates.

CONTROLLING CLASS OF SERIES
2001-CKN5 CERTIFICATEHOLDERS...........  At any time of determination, the controlling class of series 2001-CKN5
                                         certificateholders will be the holders
                                         of the most subordinate class of series
                                         2001-CKN5 certificates, exclusive of
                                         the A-X, A-CP, A-Y, R and V classes,
                                         that has a total principal balance at
                                         least equal to 25% of the total initial
                                         principal balance of that class.
                                         However, if no class of series
                                         2001-CKN5 certificates, exclusive of
                                         the A-X, A-CP, A-Y, R and V classes,
                                         has a total principal balance at least
                                         equal to 25% of the total initial
                                         principal balance of that class, then
                                         the controlling class of series
                                         2001-CKN5 certificateholders will be
                                         the holders of the most subordinate
                                         class of series 2001-CKN5 certificates,
                                         exclusive of the A-X, A-CP, A-Y, R and
                                         V certificates, that has a total
                                         principal balance greater than zero.
                                         For purposes of determining the
                                         controlling class of series 2001-CKN5
                                         certificateholders, the class A-1, A-2
                                         and A-3 certificateholders will be
                                         considered a single class. See "The
                                         Pooling and Servicing Agreement--The
                                         Series 2001-CKN5 Controlling Class
                                         Representative" in this prospectus
                                         supplement.

SERIES 2001-CKN5 CONTROLLING
CLASS REPRESENTATIVE...................  The holders of certificates representing a majority interest in the
                                         controlling class of the series
                                         2001-CKN5 certificates will be entitled
                                         to select a representative that,
                                         subject to the conditions described
                                         under "The Pooling and Servicing
                                         Agreement--The Series 2001-CKN5
                                         Controlling Class Representative",
                                         "--Replacement of the Special
                                         Servicers" and "--Rights Upon Event of
                                         Default" in this prospectus supplement,
                                         may--

                                         o  terminate either special servicer,
                                            with or without cause, and appoint a
                                            successor to the terminated special
                                            servicer; and

                                         o  direct the special servicers with
                                            respect to various special servicing
                                            matters.

UNDERWRITERS...........................  Credit Suisse First Boston Corporation,
                                         Lehman Brothers Inc. and McDonald
                                         Investments Inc. are the underwriters
                                         with respect to this offering. Credit
                                         Suisse First Boston Corporation will be
                                         lead and book running manager. Lehman
                                         Brothers Inc. and McDonald Investments
                                         Inc. will be the co-managers. Credit
                                         Suisse First Boston Corporation is an
                                         affiliate of us and Column Financial,
                                         Inc., one of the mortgage loan sellers.
                                         McDonald Investments Inc. is an
                                         affiliate of KeyBank National
                                         Association, one of the mortgage loan
                                         sellers, and of KeyCorp Real Estate
                                         Capital Markets, Inc. d/b/a Key
                                         Commercial Mortgage, one of the master
                                         servicers and one of the special
                                         servicers.

MORTGAGE LOAN SELLERS..................  We will acquire the mortgage loans that are to back the offered certificates
                                         from four separate mortgage loan
                                         sellers:

                                         o  Column Financial, Inc., a Delaware
                                            corporation and an affiliate of us
                                            and of Credit Suisse First Boston
                                            Corporation, one of the
                                            underwriters. Column Financial, Inc.
                                            maintains an office at 3414
                                            Peachtree Road, N.E., Suite 1140,
                                            Atlanta, Georgia 30326.

                                         o  KeyBank National Association, a
                                            national banking association and an
                                            affiliate of KeyCorp Real Estate
                                            Capital Markets, Inc. d/b/a Key
                                            Commercial Mortgage, one of the
                                            master servicers and one of the
                                            special servicers, and of McDonald
                                            Investments Inc., one of the
                                            underwriters. KeyBank National
                                            Association maintains an office at
                                            Key Tower, 127 Public Square,
                                            Cleveland, Ohio 44114.

                                         o  National Consumer Cooperative Bank,
                                            a federally chartered corporation.
                                            National Consumer Cooperative Bank
                                            maintains an office at 1725 Eye
                                            Street, N.W., Washington, D.C.
                                            20006.

                                         o  NCB Capital Corporation, a Delaware
                                            corporation and an affiliate of
                                            National Consumer Cooperative Bank,
                                            one of the mortgage loan sellers,
                                            one of the master servicers and one
                                            of the special servicers. NCB
                                            Capital Corporation maintains an
                                            office at 1725 Eye Street, N.W.,
                                            Washington, D.C. 20006.

                                         See "Description of the Underlying
                                         Mortgage Loans--The Mortgage Loan
                                         Sellers" in this prospectus supplement.

                          SIGNIFICANT DATES AND PERIODS
                          -----------------------------

CUT-OFF DATE...........................  The underlying mortgage loans will be considered part of the trust fund as of
                                         their respective due dates in November
                                         2001. All payments and collections
                                         received on each of the underlying
                                         mortgage loans after its due date in
                                         November 2001, excluding any payments
                                         or collections that represent amounts
                                         due on or before that date, will belong
                                         to the trust fund. The respective due
                                         dates for the underlying mortgage loans
                                         in November 2001 are individually and
                                         collectively considered the cut-off
                                         date for the trust fund.

ISSUE DATE.............................  The date of initial issuance for the series 2001-CKN5 certificates will be
                                         on or about November , 2001.

DUE DATES..............................  Subject, in some cases, to a next business day convention, the dates on
                                         which monthly installments of principal
                                         and/or interest will be due on the
                                         underlying mortgage loans are as
                                         follows:

                                                                 % OF INITIAL
                                                    NUMBER OF    MORTGAGE POOL
                                     DUE DATE    MORTGAGE LOANS     BALANCE
                                     --------    --------------     -------
                                       1st            107            44.1%
                                      11th             88            55.9%


DETERMINATION DATE.....................  The monthly cut-off for collections on the underlying mortgage loans that are
                                         to be distributed, and information
                                         regarding the underlying mortgage loans
                                         that is to be reported, to the holders
                                         of the series 2001-CKN5 certificates on
                                         any distribution date will be the close
                                         of business on the determination date
                                         in the same month as that distribution
                                         date. The determination date will be
                                         the 11th calendar day of each month,
                                         commencing with December 2001, or, if
                                         the 11th calendar day of that month is
                                         not a business day, then the next
                                         succeeding business day.

DISTRIBUTION DATE......................  Distributions on the series 2001-CKN5 certificates are scheduled to occur
                                         monthly, commencing in December 2001.
                                         During any given month, the
                                         distribution date will be the fourth
                                         business day following the
                                         determination date in that month.

RECORD DATE............................  The record date for each monthly distribution on a series 2001-CKN5
                                         certificate will be the last business
                                         day of the prior calendar month. The
                                         registered holders of the series
                                         2001-CKN5 certificates at the close of
                                         business on each record date will be
                                         entitled to receive any distribution on
                                         those certificates on the following
                                         distribution date.

COLLECTION PERIOD......................  Amounts available for distribution on the series 2001-CKN5 certificates on
                                         any distribution date will depend on
                                         the payments and other collections
                                         received, and any advances of payments
                                         due, on or with respect to the
                                         underlying mortgage loans during the
                                         related collection period. Each
                                         collection period--


                                         o  will relate to a particular
                                            distribution date,

                                         o  will begin when the prior collection
                                            period ends or, in the case of the
                                            first collection period, will begin
                                            as of the issue date, and

                                         o  will end at the close of business on
                                            the determination date that occurs
                                            in the same month as the related
                                            distribution date.

INTEREST ACCRUAL PERIOD................  The amount of interest payable with respect to the interest-bearing classes
                                         of the series 2001-CKN5 certificates on
                                         any distribution date will be a
                                         function of the interest accrued during
                                         the related interest accrual period.
                                         The interest accrual period for any
                                         distribution date will be the calendar
                                         month immediately preceding the month
                                         in which that distribution date occurs.

                            THE OFFERED CERTIFICATES
                            ------------------------

GENERAL................................  The series 2001-CKN5 certificates offered by this prospectus supplement
                                         are the class A-1, A-2, A-3, B, C and D
                                         certificates. Each class of offered
                                         certificates will have the total
                                         initial principal balance and
                                         pass-through rate set forth in the
                                         table on page S-5 or otherwise
                                         described under "--Transaction
                                         Overview" above. There are no other
                                         securities offered by this prospectus
                                         supplement.

DISTRIBUTIONS

A.  PRIORITY OF DISTRIBUTIONS..........  The trustee will make distributions of interest and, if and when applicable,
                                         principal, to the following classes of
                                         series 2001-CKN5 certificateholders, in
                                         the following order:

                                         DISTRIBUTION ORDER        CLASS
                                         ------------------        -----
                                                1st          A-1, A-2, A-3, A-X,
                                                                A-CP, and A-Y
                                                2nd                   B
                                                3rd                   C
                                                4th                   D
                                                5th                   E
                                                6th                   F
                                                7th                   G
                                                8th                   H
                                                9th                   J
                                               10th                   K
                                               11th                   L
                                               12th                   M
                                               13th                   N
                                               14th                   O

                                         Allocation of interest distributions
                                         among the class A-1, A-2, A-3, A-X,
                                         A-CP and A-Y certificates will be pro
                                         rata based on the respective amounts of
                                         interest payable on those classes.
                                         Allocation of principal distributions
                                         between the class A-1, A-2 and A-3
                                         certificates is described under
                                         "--Distributions--Principal
                                         Distributions" below. The class A-X,
                                         A-CP and A-Y certificates do not have
                                         principal balances and do not entitle
                                         holders to distributions of principal.

                                         See "Description of the Offered
                                         Certificates--Distributions--Priority
                                         of Distributions" in this prospectus
                                         supplement.

B.  INTEREST DISTRIBUTIONS.............  Each class of series 2001-CKN5 certificates, other than the class R
                                         and V certificates, will bear interest.
                                         With respect to each interest-bearing
                                         class of series 2001-CKN5 certificates,
                                         that interest will accrue during each
                                         interest accrual period based upon:

                                         o  the pass-through rate with respect
                                            to that class for that interest
                                            accrual period;

                                         o  the total principal balance or
                                            notional amount, as the case may be,
                                            of that class outstanding
                                            immediately prior to the related
                                            distribution date; and

                                         o  the assumption that each year
                                            consists of twelve 30-day months.

                                         However, the class A-CP certificates
                                         will not accrue interest beyond the
                                         October 2008 interest accrual period.

                                         A whole or partial prepayment on an
                                         underlying mortgage loan may not be
                                         accompanied by the amount of one full
                                         month's interest on the prepayment. As
                                         and to the extent described under
                                         "Description of the Offered
                                         Certificates--Distributions--Interest
                                         Distributions" in this prospectus
                                         supplement, these shortfalls may be
                                         allocated to reduce the amount of
                                         accrued interest otherwise payable to
                                         the holders of all of the
                                         interest-bearing classes of the series
                                         2001-CKN5 certificates, including the
                                         offered certificates, on a pro rata
                                         basis in accordance with the respective
                                         amounts of interest actually accrued on
                                         those classes during the corresponding
                                         interest accrual period.

                                         On each distribution date, subject to
                                         available funds and the distribution
                                         priorities described under
                                         "--Distributions--Priority of
                                         Distributions" above, you will be
                                         entitled to receive your proportionate
                                         share of all unpaid distributable
                                         interest accrued with respect to your
                                         class of offered certificates through
                                         the end of the related interest accrual
                                         period.

                                         See "Description of the Offered
                                         Certificates--Distributions--Interest
                                         Distributions" and
                                         "--Distributions--Priority of
                                         Distributions" in this prospectus
                                         supplement.

C.  PRINCIPAL DISTRIBUTIONS............  Subject to--

                                         o  available funds,

                                         o  the distribution priorities
                                            described under
                                            "--Distributions--Priority of
                                            Distributions" above, and

                                         o  the reductions to principal balances
                                            described under "--Reductions of
                                            Certificate Principal Balances in
                                            Connection with Losses and Expenses"
                                            below,

                                         the holders of each class of offered
                                         certificates will be entitled to
                                         receive a total amount of principal
                                         over time equal to the total principal
                                         balance of their particular class.

                                         The trustee must make principal
                                         distributions in a specified sequential
                                         order to ensure that:

                                         o  no principal o distributions will be
                                            made to the holders of any of the
                                            class E, F, G, H, J, K, L, M, N and
                                            O certificates until the total
                                            principal balance of the offered
                                            certificates is reduced to zero;

                                         o  no principal distributions will be
                                            made to the holders of the class B,
                                            C or D certificates until, in the
                                            case of each of those classes, the
                                            total principal balance of all more
                                            senior classes of offered
                                            certificates is reduced to zero;

                                         o  except as described in the following
                                            paragraph, no principal
                                            distributions will be made to the
                                            holders of the class A-3
                                            certificates until the total
                                            principal balance of the class A-1
                                            and A-2 certificates is reduced to
                                            zero; and

                                         o  except as described in the following
                                            paragraph, no principal
                                            distributions will be made to the
                                            holders of the class A-2
                                            certificates until the total
                                            principal balance of the class A-1
                                            certificates is reduced to zero.

                                         Because of the losses on the underlying
                                         mortgage loans and/or default-related
                                         or other unanticipated trust fund
                                         expenses, the total principal balance
                                         of the class B, C, D, E, F, G, H, J, K,
                                         L, M, N and O certificates could be
                                         reduced to zero at a time when two or
                                         more classes of the class A-1, A-2 and
                                         A-3 certificates remain outstanding.
                                         Under those circumstances, any
                                         principal distributions on the class
                                         A-1, A-2 and A-3 certificates will be
                                         made on a pro rata basis in accordance
                                         with the relative sizes of the
                                         respective total principal balances of
                                         those classes outstanding at the time
                                         of the distribution.

                                         The total distributions of principal to
                                         be made on the series 2001-CKN5
                                         certificates on any distribution date
                                         will be a function of--

                                         o  the amount of scheduled payments of
                                            principal due or, in some cases,
                                            deemed due, on the underlying
                                            mortgage loans during the related
                                            collection period, which payments
                                            are either received as of the end of
                                            that collection period or advanced
                                            by a master servicer or the trustee,
                                            as applicable, and

                                         o  the amount of any prepayments,
                                            including in the form of accelerated
                                            amortization on any mortgage loan
                                            that remains outstanding past any
                                            applicable anticipated repayment
                                            date, and other unscheduled
                                            collections of previously unadvanced
                                            principal with respect to the
                                            underlying mortgage loans that are
                                            received during the related
                                            collection period.

                                         The class A-X, A-CP, A-Y, R and V
                                         certificates do not have principal
                                         balances. They do not entitle holders
                                         to any distributions of principal.

                                         See "Description of the Offered
                                         Certificates--Distributions--Principal
                                         Distributions" and
                                         "--Distributions--Priority of
                                         Distributions" in this prospectus
                                         supplement.

D.  DISTRIBUTIONS OF PREPAYMENT PREMIUMS
        AND YIELD MAINTENANCE CHARGES..  Any prepayment premium or yield maintenance charge collected in respect
                                         of any of the underlying mortgage loans
                                         will be distributed, in the proportions
                                         described under "Description of the
                                         Offered Certificates--Distributions--
                                         Distributions of Static Prepayment
                                         Premiums and Yield Maintenance Charges"
                                         in this prospectus supplement, to the
                                         holders of the class A-X certificates
                                         and/or any holders of class A-1, A-2,
                                         A-3, B, C, D, E, F or G certificates
                                         that are then entitled to receive
                                         principal distributions.

REDUCTIONS OF CERTIFICATE PRINCIPAL
    BALANCES IN CONNECTION WITH
    LOSSES AND EXPENSES................  Because of losses on the underlying mortgage loans and/or default-related
                                         or other unanticipated trust fund
                                         expenses, the total principal
                                         balance of the underlying mortgage
                                         loans, net of outstanding advances of
                                         principal, may fall below the total
                                         principal balance of the series
                                         2001-CKN5 certificates. If and to the
                                         extent that those losses and expenses
                                         cause a deficit to exist following the
                                         distributions made on the series
                                         2001-CKN5 certificates on any
                                         distribution date, then the principal
                                         balances of the following classes of
                                         series 2001-CKN5 certificates will be
                                         sequentially reduced, in the following
                                         order, until that deficit is
                                         eliminated:

                                         REDUCTION ORDER           CLASS
                                         ---------------           -----
                                               1st                   O
                                               2nd                   N
                                               3rd                   M
                                               4th                   L
                                               5th                   K
                                               6th                   J
                                               7th                   H
                                               8th                   G
                                               9th                   F
                                              10th                   E
                                              11th                   D
                                              12th                   C
                                              13th                   B
                                              14th            A-1, A-2 and A-3

                                         Any reduction of the principal balances
                                         of the class A-1, A-2 and A-3
                                         certificates will be made on a pro rata
                                         basis in accordance with the relative
                                         sizes of those principal balances at
                                         the time of the reduction.

                                         See "Description of the Offered
                                         Certificates--Reductions of Certificate
                                         Principal Balances in Connection with
                                         Realized Losses and Additional Trust
                                         Fund Expenses" in this prospectus
                                         supplement.

ADVANCES OF DELINQUENT MONTHLY
    DEBT SERVICE PAYMENTS..............  Except as described in the next three paragraphs, each master servicer will
                                         be required to make advances with
                                         respect to any delinquent scheduled
                                         monthly payments, other than balloon
                                         payments, of principal and/or interest
                                         due on those underlying mortgage loans
                                         for which it is acting as master
                                         servicer. The master servicers will be
                                         required to make advances for those
                                         balloon loans that become defaulted
                                         upon their maturity dates on the same
                                         amortization schedule as if the
                                         maturity date had not occurred. In
                                         addition, the trustee must make any of
                                         those advances that a master servicer
                                         fails to make. As described under
                                         "Description of the Offered
                                         Certificates--Advances of Delinquent
                                         Monthly Debt Service Payments" in this
                                         prospectus supplement, any party that
                                         makes an advance will be entitled to be
                                         reimbursed for the advance, together
                                         with interest at the prime rate
                                         described in that section of this
                                         prospectus supplement.

                                         Neither the master servicers nor the
                                         trustee will advance master servicing
                                         fees or workout fees.

                                         Notwithstanding the foregoing, neither
                                         a master servicer nor the trustee will
                                         be required to make any advance that it
                                         determines will not be recoverable from
                                         proceeds of the related mortgage loan.

                                         In addition, if any of the adverse
                                         events or circumstances that we refer
                                         to under "The Pooling and Servicing
                                         Agreement--Required Appraisals" in this
                                         prospectus supplement, occur or exist
                                         with respect to any underlying mortgage
                                         loan or the related mortgaged real
                                         property, the applicable special
                                         servicer will generally be obligated to
                                         obtain a new appraisal or, in cases
                                         involving relatively small principal
                                         balances, unless the series 2001-CKN5
                                         controlling class representative
                                         permits otherwise, conduct a valuation
                                         of that property. If, based on that
                                         appraisal or other valuation, it is
                                         determined that--

                                         o  the principal balance of, and other
                                            delinquent amounts due under, the
                                            subject mortgage loan, exceed

                                         o  an amount equal to--

                                            1.  90% of the new estimated value
                                                of that real property, minus

                                            2.  any liens on that real property
                                                that are prior to the lien of
                                                the subject mortgage loan, plus

                                            3.  the amount of certain related
                                                escrow payments, reserve funds
                                                and letters of credit,

                                         then the amount otherwise required to
                                         be advanced with respect to interest on
                                         the subject mortgage loan will be
                                         reduced. That reduction will be in the
                                         same proportion that the excess bears
                                         to the principal balance of the subject
                                         mortgage loan, net of related
                                         unreimbursed advances of principal. Due
                                         to the distribution priorities, any
                                         reduction will reduce the funds
                                         available to pay interest on the most
                                         subordinate interest-bearing class of
                                         series 2001-CKN5 certificates
                                         outstanding.

                                         See "Description of the Offered
                                         Certificates--Advances of Delinquent
                                         Monthly Debt Service Payments" and "The
                                         Pooling and Servicing
                                         Agreement--Required Appraisals" in this
                                         prospectus supplement. See also
                                         "Description of the
                                         Certificates--Advances" in the
                                         accompanying prospectus.

REPORTS TO CERTIFICATEHOLDERS..........  On each distribution date, the trustee will provide or make available to the
                                         registered holders of the offered
                                         certificates a monthly report
                                         substantially in the form of Exhibit B
                                         to this prospectus supplement. The
                                         trustee's report will detail, among
                                         other things, the distributions made to
                                         the series 2001-CKN5 certificateholders
                                         on that distribution date and the
                                         performance of the underlying mortgage
                                         loans and the mortgaged real
                                         properties.

                                         You may also review via the trustee's
                                         website or, upon reasonable prior
                                         notice, at the trustee's offices during
                                         normal business hours, a variety of
                                         information and documents that pertain
                                         to the underlying mortgage loans and
                                         the mortgaged real properties for those
                                         loans. We expect that the available
                                         information and documents will include
                                         loan documents, borrower operating
                                         statements, rent rolls (or, with
                                         respect to residential cooperative
                                         properties, maintenance schedules in
                                         lieu thereof) and property inspection
                                         reports, to the extent received by the
                                         trustee.

                                         See "Description of the Offered
                                         Certificates--Reports to
                                         Certificateholders; Available
                                         Information" in this prospectus
                                         supplement.

OPTIONAL TERMINATION...................  The following parties will each in turn, according to the order listed
                                         below, have the option to purchase all
                                         of the mortgage loans and all other
                                         property remaining in the trust fund on
                                         any distribution date on which the
                                         total principal balance of the
                                         underlying mortgage loans from the
                                         perspective of the series 2001-CKN5
                                         certificateholders, based on
                                         collections and advances of principal
                                         on those mortgage loans previously
                                         distributed, and losses on those
                                         mortgage loans previously allocated, to
                                         the series 2001-CKN5
                                         certificateholders, is less than 1.0%
                                         of the initial mortgage pool balance:

                                         o  the master servicer of the
                                            residential cooperative mortgage
                                            loans in the trust fund;

                                         o  the special servicer of the
                                            residential cooperative mortgage
                                            loans in the trust fund;

                                         o  any single holder or group of
                                            holders of the controlling class of
                                            series 2001-CKN5 certificates;

                                         o  the master servicer of the mortgage
                                            loans in the trust fund that are not
                                            residential cooperative mortgage
                                            loans; and

                                         o  the special servicer of the mortgage
                                            loans in the trust fund that are not
                                            residential cooperative mortgage
                                            loans.

                                         In the event that any party above
                                         exercises this option, the trust fund
                                         will terminate and all outstanding
                                         offered certificates will be retired,
                                         as described in more detail in this
                                         prospectus supplement.

                                         Following the date on which the total
                                         principal balance of the offered
                                         certificates is reduced to zero, the
                                         trust fund may also be terminated in
                                         connection with an exchange of all the
                                         remaining series 2001-CKN5 certificates
                                         for all the mortgage loans and
                                         foreclosure properties in the trust
                                         fund at the time of the exchange.

DENOMINATIONS..........................  The offered certificates will be issuable in registered form, in the
                                         following denominations:

                                                           MULTIPLES IN EXCESS
                                             MINIMUM           OF MINIMUM
                             CLASS         DENOMINATION       DENOMINATION
                             -----         ------------       ------------
                        A-1, A-2, A-3,
                          B, C and D         $10,000               $1


CLEARANCE AND SETTLEMENT...............  You will initially hold your offered certificates through The Depository
                                         Trust Company, in the United States, or
                                         Clearstream Banking, societe anonyme or
                                         The Euroclear System, in Europe. As a
                                         result, you will not receive a fully
                                         registered physical certificate
                                         representing your interest in any
                                         offered certificate, except under the
                                         limited circumstances described under
                                         "Description of the Offered
                                         Certificates--Registration and
                                         Denominations" in this prospectus
                                         supplement and "Description of the
                                         Certificates--Book-Entry Registration"
                                         in the accompanying
                                         prospectus. We may elect to terminate
                                         the book-entry system through DTC with
                                         respect to all or any portion of any
                                         class of offered certificates.

                       LEGAL AND INVESTMENT CONSIDERATIONS
                       -----------------------------------

FEDERAL INCOME TAX CONSEQUENCES........  The trustee or its agent will make elections to treat designated portions
                                         of the assets of the trust fund as
                                         three separate real estate mortgage
                                         investment conduits under Sections 860A
                                         through 860G of the Internal Revenue
                                         Code of 1986. Those three REMICs are as
                                         follows:

                                         o  REMIC I, the lowest tier REMIC,
                                            which will consist of, among other
                                            things--

                                            1.  the mortgage loans that back the
                                                offered certificates, and

                                            2.  any mortgaged real properties
                                                that may be acquired by the
                                                trust fund following a borrower
                                                default,

                                            but will exclude collections of
                                            additional interest accrued and
                                            deferred as to payment with respect
                                            to each mortgage loan with an
                                            anticipated repayment date that
                                            remains outstanding past that date;

                                         o  REMIC II, which will hold the
                                            regular interests in REMIC I; and

                                         o  REMIC III, which will hold the
                                            regular interests in REMIC II.

                                         Any assets not included in a REMIC will
                                         constitute a grantor trust for federal
                                         income tax purposes.

                                         The offered certificates will be
                                         treated as regular interests in REMIC
                                         III. This means that they will be
                                         treated as newly issued debt
                                         instruments for federal income tax
                                         purposes. You will have to report
                                         income on your offered certificates in
                                         accordance with the accrual method of
                                         accounting even if you are otherwise a
                                         cash method taxpayer. The offered
                                         certificates will not represent any
                                         interest in the grantor trust referred
                                         to above.

                                         The class certificates will, and the
                                         other classes of offered certificates
                                         will not, be issued with more than a de
                                         minimis amount of original issue
                                         discount.

                                         When determining the rate of accrual of
                                         market discount and premium, if any,
                                         for federal income tax purposes, the
                                         prepayment assumption will be that,
                                         subsequent to the date of any
                                         determination--

                                         o  the underlying mortgage loans with
                                            anticipated repayment dates will, in
                                            each case, be paid in full on that
                                            date,

                                         o  no underlying mortgage loan will
                                            otherwise be prepaid prior to
                                            maturity, and

                                         o  there will be no extension of
                                            maturity for any underlying mortgage
                                            loan.

                                         However, no representation is made as
                                         to the actual rate at which the
                                         underlying mortgage loans will prepay,
                                         if at all.

                                         For a more detailed discussion of the
                                         federal income tax aspects of investing
                                         in the offered certificates, see
                                         "Federal Income Tax Consequences" in
                                         this prospectus supplement and in the
                                         accompanying prospectus.

ERISA CONSIDERATIONS...................  The acquisition of an offered certificate by an employee benefit plan
                                         or other plan or arrangement subject to
                                         the Employee Retirement Income Security
                                         Act of 1974, as amended, or to Section
                                         4975 of the Internal Revenue Code of
                                         1986, as amended, could, in some
                                         instances, result in a prohibited
                                         transaction or other violation of the
                                         fiduciary responsibility provisions of
                                         these laws.

                                         We anticipate, however, that, subject
                                         to satisfaction of the conditions
                                         referred to under "ERISA
                                         Considerations" in this prospectus
                                         supplement, retirement plans and other
                                         employee benefit plans and arrangements
                                         subject to--

                                         o  Title I of ERISA, or

                                         o  Section 4975 of the Internal Revenue
                                            Code,

                                         will be able to invest in the offered
                                         certificates without giving rise to a
                                         prohibited transaction. This is based
                                         upon an individual prohibited
                                         transaction exemption granted to Credit
                                         Suisse First Boston Corporation by the
                                         U.S. Department of Labor.

                                         If you are a fiduciary of any
                                         retirement plan or other employee
                                         benefit plan or arrangement subject to
                                         Title I of ERISA or Section 4975 of the
                                         Internal Revenue Code, you should
                                         review carefully with your legal
                                         advisors whether the purchase or
                                         holding of the offered certificates
                                         could give rise to a transaction that
                                         is prohibited under ERISA or Section
                                         4975 of the Internal Revenue Code. See
                                         "ERISA Considerations" in this
                                         prospectus supplement and in the
                                         accompanying prospectus.

LEGAL INVESTMENT.......................  The offered certificates will not be mortgage related --- securities within
                                         the meaning of the Secondary Mortgage
                                         Market Enhancement Act of 1984, as
                                         amended.

                                         You should consult your own legal
                                         advisors to determine whether and to
                                         what extent the offered certificates
                                         will be legal investments for you. See
                                         "Legal Investment" in this prospectus
                                         supplement and in the accompanying
                                         prospectus.

INVESTMENT CONSIDERATIONS..............  The rate and timing of payments and other collections of principal on or
                                         with respect to the underlying mortgage
                                         loans will affect the yield to maturity
                                         on each offered certificate. In the
                                         case of offered certificates purchased
                                         at a discount, a slower than
                                         anticipated rate of payments and other
                                         collections of principal on the
                                         underlying mortgage loans could result
                                         in a lower than anticipated yield. In
                                         the case of offered certificates
                                         purchased at a premium, a faster than
                                         anticipated rate of payments and other
                                         collections of principal on the
                                         underlying mortgage loans could result
                                         in a lower than anticipated yield.

                                         The yield on the offered certificates
                                         with variable or capped pass-through
                                         rates could also be adversely affected
                                         if the underlying mortgage loans with
                                         higher mortgage interest rates pay
                                         principal faster than the mortgage
                                         loans with lower mortgage interest
                                         rates. This is because those classes
                                         bear interest at pass-through rates
                                         equal to, based upon or limited by, as
                                         applicable, a weighted average of net
                                         interest rates derived from the
                                         mortgage loans in the trust fund.

                                         See "Yield and Maturity Considerations"
                                         in this prospectus supplement and in
                                         the accompanying prospectus.

                          THE UNDERLYING MORTGAGE LOANS
                          -----------------------------

GENERAL................................  We intend to include the 195 mortgage loans identified on Exhibit A-1 to this
                                         prospectus supplement in the trust fund
                                         for the offered certificates. In this
                                         section, "--The Underlying Mortgage
                                         Loans", we provide summary information
                                         with respect to those mortgage loans.
                                         For more detailed information regarding
                                         those mortgage loans, you should review
                                         the following sections in this
                                         prospectus supplement:

                                         o  "Description of the Underlying
                                            Mortgage Loans";

                                         o  "Risk Factors--Risks Related to the
                                            Underlying Mortgage Loans";

                                         o  Exhibit A-1--Characteristics of the
                                            Underlying Mortgage Loans and the
                                            Related Mortgaged Real Properties;
                                            and

                                         o  Exhibit A-2--Mortgage Pool
                                            Information.

                                         When reviewing the information that we
                                         have included in this prospectus
                                         supplement with respect to the mortgage
                                         loans that are to back the offered
                                         certificates, please note that--

                                         o  All numerical information provided o
                                            with respect to the mortgage loans
                                            is provided on an approximate basis.

                                         o  All weighted average information
                                            provided with respect to the
                                            mortgage loans or any sub-group of
                                            mortgage loans reflects a weighting
                                            based on their respective cut-off
                                            date principal balances. We will
                                            transfer the cut-off date principal
                                            balance for each of the mortgage
                                            loans to the trust fund. We show the
                                            cut-off date principal balance for
                                            each of the mortgage loans on
                                            Exhibit A-1 to this prospectus
                                            supplement. References in this
                                            prospectus supplement to the initial
                                            mortgage pool balance are to the
                                            total cut-off date principal balance
                                            of the mortgage loans.

                                         o  In calculating the cut-off date
                                            principal balances of the mortgage
                                            loans, we have assumed that--

                                            1.  all scheduled payments of
                                                principal and/or interest due on
                                                the mortgage loans on or before
                                                their respective due dates in
                                                November 2001 are timely made,
                                                and

                                            2.  there are no prepayments or
                                                other unscheduled collections of
                                                principal with respect to any of
                                                the mortgage loans during the
                                                period from its due date in
                                                October 2001 up to and including
                                                its due date in November 2001.

                                         o  When information with respect to
                                            mortgaged real properties is
                                            expressed as a percentage of the
                                            initial mortgage pool balance, the
                                            percentages are based upon the
                                            cut-off date principal balances of
                                            the related mortgage loans.

                                         o  Some of the mortgage loans are
                                            cross-collateralized and
                                            cross-defaulted with one or more
                                            other mortgage loans in the trust
                                            fund. Except as otherwise indicated,
                                            when a mortgage loan is
                                            cross-collateralized and
                                            cross-defaulted with another
                                            mortgage loan, we present the
                                            information regarding those mortgage
                                            loans as if each of them was secured
                                            only by a mortgage lien on the
                                            corresponding mortgaged real
                                            property identified on Exhibit A-1
                                            to this prospectus supplement. One
                                            exception is that each and every
                                            mortgage loan in any particular
                                            group of cross-collateralized and
                                            cross-defaulted mortgage loans is
                                            treated as having the same
                                            loan-to-value ratio and the same
                                            debt service coverage ratio. None of
                                            the mortgage loans in the trust fund
                                            will be cross-collateralized with
                                            any loan that is not in the trust
                                            fund.

                                         o  In some cases, an individual
                                            mortgage loan is secured by multiple
                                            mortgaged real properties. For
                                            purposes of providing
                                            property-specific information, we
                                            have allocated each of those
                                            mortgage loans among the related
                                            mortgaged real properties based
                                            upon--

                                            1.  relative appraised values,

                                            2.  relative underwritten net cash
                                                flow, or

                                            3.  prior allocations reflected in
                                                the related loan documents.

                                         o  If a mortgage loan is secured by
                                            multiple parcels of real property
                                            and the operation or management of
                                            those parcels so warranted, we treat
                                            those parcels as a single parcel of
                                            real property.

                                         o  Whenever we refer to a particular
                                            mortgaged real property by name, we
                                            mean the property identified by that
                                            name on Exhibit A-1 to this
                                            prospectus supplement.

                                         o  Statistical information regarding
                                            the mortgage loans may change prior
                                            to the date of initial issuance of
                                            the offered certificates due to
                                            changes in the composition of the
                                            mortgage pool prior to that date.

SOURCE OF THE UNDERLYING MORTGAGE
  LOANS................................  We are not the originator of the mortgage loans that we intend to
                                         include in the trust fund. We will
                                         acquire those mortgage loans from four
                                         separate sellers. In all but two cases,
                                         each of those mortgage loans was
                                         originated by--

                                         o  the related mortgage loan seller
                                            from whom we are acquiring the
                                            mortgage loan,

                                         o  an affiliate of the related mortgage
                                            loan seller, or

                                         o  a correspondent in the related
                                            mortgage loan seller's or its
                                            affiliate's conduit lending program.

                                         The following table sets forth the
                                         number of underlying mortgage loans,
                                         and the percentage of initial mortgage
                                         pool balance, that we will acquire from
                                         each of the mortgage loan sellers:

                                                       NUMBER OF    % OF INITIAL
                                                        MORTGAGE      MORTGAGE
                     MORTGAGE LOAN SELLER                LOANS      POOL BALANCE
            1.  Column Financial, Inc................      89           58.3%
            2.  KeyBank National Association.........      38           26.4%
            3.  National Consumer Cooperative Bank...      27           8.7%
            4.  NCB Capital Corporation..............      41           6.6%


                                         All of the mortgage loans that NCB
                                         Capital Corporation is selling to us
                                         were underwritten by National Consumer
                                         Cooperative Bank.

PAYMENT AND OTHER TERMS................  Each of the mortgage loans that we intend to include in the trust fund is
                                         the obligation of a borrower to repay a
                                         specified sum with interest.

                                         Repayment of each of the mortgage loans
                                         is secured by a mortgage lien on the
                                         ownership and/or leasehold interest of
                                         the related borrower or another party
                                         in one or more commercial or
                                         multifamily real properties. That
                                         mortgage lien will be a first priority
                                         lien, except for limited permitted
                                         encumbrances, which we refer to under
                                         "Description of the Underlying Mortgage
                                         Loans--General" in, and describe in the
                                         glossary to, this prospectus
                                         supplement.

                                         Most of the mortgage loans that we
                                         intend to include in the trust fund
                                         are, with limited exceptions,
                                         nonrecourse. Even where a mortgage loan
                                         that we intend to include in the trust
                                         fund is fully recourse, however, we
                                         have not always evaluated the
                                         creditworthiness of the subject
                                         obligor. Accordingly, fully recourse
                                         mortgage loans that we will include in
                                         the trust fund should be considered
                                         nonrecourse.

                                         None of the mortgage loans are insured
                                         or guaranteed by any governmental
                                         agency or instrumentality or by any
                                         private mortgage insurer.

                                         Each of the mortgage loans currently
                                         accrues interest at the annual rate
                                         specified with respect to that mortgage
                                         loan on Exhibit A-1 to this prospectus
                                         supplement. Except as otherwise
                                         described below with respect to
                                         mortgage loans that have anticipated
                                         repayment dates, the mortgage interest
                                         rate for each mortgage loan is, in the
                                         absence of default, fixed for the
                                         entire term of the loan.

BALLOON LOANS..........................  One hundred fifty-nine of the mortgage loans that we intend to include in the
                                         trust fund, representing 74.9% of the
                                         initial mortgage pool balance, are
                                         balloon loans that provide for:

                                         o  an amortization schedule that is
                                            significantly longer than its
                                            remaining term to stated maturity or
                                            for no amortization prior to stated
                                            maturity; and

                                         o  in either case, a substantial
                                            payment of principal on its maturity
                                            date.

LOANS WITH ANTICIPATED REPAYMENT
  DATES................................  Twenty-two of the mortgage loans that we intend to include in the trust fund,
                                         representing 24.7% of the initial
                                         mortgage pool balance, provide material
                                         incentives to, but do not require, the
                                         related borrower to pay the mortgage
                                         loan in full by a specified date prior
                                         to stated maturity. We consider that
                                         date to be the anticipated repayment
                                         date for the mortgage loan. There can
                                         be no assurance, however, that these
                                         incentives will result in any of these
                                         mortgage loans being paid in full on or
                                         before its anticipated repayment date.
                                         The incentives generally include the
                                         following:

                                         o  Commencing on the related
                                            anticipated repayment date, the
                                            subject mortgage loan will accrue
                                            interest in excess of interest at
                                            the initial mortgage interest rate.
                                            The additional interest will--

                                            1.  be deferred,

                                            2.  in some cases, compound,

                                            3.  be payable only after the
                                                outstanding principal balance of
                                                the mortgage loan is paid in
                                                full, and

                                            4.  be payable only to the holders
                                                of the class V certificates,
                                                which are not offered by this
                                                prospectus supplement.


                                         o  Commencing no later than the related
                                            anticipated repayment date, the
                                            subject mortgage loan may be freely
                                            prepaid.

                                         o  Commencing no later than the related
                                            anticipated repayment date, cash
                                            flow from the related mortgaged real
                                            property will be deposited into a
                                            lockbox under the control of the
                                            applicable master servicer.

                                         o  On and after the related anticipated
                                            repayment date, cash flow from the
                                            related mortgaged real property that
                                            is not otherwise applied to pay the
                                            normal monthly debt service payment
                                            or to pay or escrow for the payment
                                            of various expenses, will be applied
                                            to pay down the principal balance of
                                            the subject mortgage loan.

FULLY AMORTIZING LOANS.................  Fourteen of the mortgage loans that we intend to include in the trust fund,
                                         representing 0.4% of the initial
                                         mortgage pool balance, have payment
                                         schedules that provide for the payment
                                         of these mortgage loans in full or
                                         substantially in full by their
                                         respective maturity dates. These 14
                                         mortgage loans do not, however, have
                                         any of the repayment incentives
                                         referred to for loans with anticipated
                                         repayment dates.

LOANS WITH INITIAL INTEREST ONLY
  PERIODS..............................  Five of the balloon mortgage loans that we intend to include in the trust fund,
                                         representing 3.4% of the initial
                                         mortgage pool balance, do not
                                         provide for any amortization prior to
                                         the anticipated repayment date or
                                         maturity date. Two other mortgage loans
                                         that we intend to include in the trust
                                         fund, representing 2.7% of the initial
                                         mortgage pool balance, provide for an
                                         initial interest only period of 24
                                         months.

CROSSED LOANS..........................  The trust fund will include three groups of mortgage loans that are
                                         cross-collateralized and
                                         cross-defaulted with each other. The
                                         table below identifies those crossed
                                         loans.

                                                    NUMBER OF   % OF INITIAL
                                                     MORTGAGE     MORTGAGE
                            PROPERTY NAMES            LOANS     POOL BALANCE
                            --------------            -----     ------------
                        Coldwater Crossing
                        Kings Mall I & II
                        Eastgate Marketplace            3           3.3%
                        Governor's Plaza
                        Tri-County Marketplace          2           2.0%
                        Parkview Manor Apartments
                        Greenbriar Apartments
                        Van Buren Apartments
                        Elmira Apartments               4           0.5%

                                         In reviewing the foregoing table, you
                                         should note that in the case of one of
                                         the cross-collateralized groups of
                                         mortgage loans, representing 0.5% of
                                         the initial mortgage pool balance, the
                                         related borrowers can obtain the
                                         release of individual properties
                                         identified in the table above through a
                                         partial prepayment or a partial
                                         defeasance of the subject
                                         cross-collateralized group upon the
                                         satisfaction of various conditions
                                         described under "Description of the
                                         Underlying Mortgage
                                         Loans--Cross-Collateralized Mortgage
                                         Loans, Multi-Property Mortgage Loans
                                         and Mortgage Loans with Affiliated
                                         Borrowers" in this prospectus
                                         supplement.

MULTI-PROPERTY LOANS...................  The trust fund will include eight mortgage loans that are, in each such
                                         case, secured by multiple real
                                         properties. The table below identifies
                                         those multi-property loans.

                                                                   % OF INITIAL
                                                       NUMBER OF     MORTGAGE
                              LOAN NAME                PROPERTIES  POOL BALANCE
                              ---------                ----------  ------------
              Eaton Vance / Alliance GT-4 Portfolio        10          6.5%
              Eaton Vance / Alliance GT-3 Portfolio        4           2.5%
              Alexandria Roselle Street Portfolio          6           2.2%
              Windsor Wichita Portfolio                    3           1.5%
              Richardson Industrial Portfolio              5           1.3%
              WNA Portfolio                                4           1.0%
              Richardson Portfolio                         2           0.8%
              ARC North and South                          2           0.6%


                                         In reviewing the foregoing table, you
                                         should note that:

                                         o  in the case of each of the
                                            Alexandria Roselle Street Portfolio
                                            loan and the WNA Portfolio loan, the
                                            related borrower can substitute a
                                            comparable real property for one of
                                            the related properties identified in
                                            the table above upon the
                                            satisfaction of
                                            various conditions described under
                                            "Description of the Underlying
                                            Mortgage Loans--Cross-Collateralized
                                            Mortgage Loans, Multi-Property
                                            Mortgage Loans and Mortgage Loans
                                            with Affiliated Borrowers" in this
                                            prospectus supplement; and

                                         o  in the case of four of the
                                            multi-property loans referred to
                                            above, representing 12.3% of the
                                            initial mortgage pool balance, the
                                            related borrowers can obtain the
                                            release of individual properties
                                            identified in the table above
                                            through a partial prepayment or a
                                            partial defeasance of the subject
                                            mortgage loan upon the satisfaction
                                            of various conditions described
                                            under "Description of the Underlying
                                            Mortgage Loans--Cross-Collateralized
                                            Mortgage Loans, Multi-Property
                                            Mortgage Loans and Mortgage Loans
                                            with Affiliated Borrowers" in this
                                            prospectus supplement.

DEFEASANCE LOANS.......................  One hundred seventy-eight of the mortgage loans that we intend to
                                         include in the trust fund, representing
                                         94.6% of the initial mortgage pool
                                         balance, permit the borrower to obtain
                                         the release of the related mortgaged
                                         real property, or, in the case of any
                                         crossed loan or multi-property loan, of
                                         one or more of the related mortgaged
                                         real properties, from the lien of the
                                         related mortgage instrument(s) upon the
                                         pledge to the trustee of certain
                                         noncallable U.S. government
                                         obligations. The U.S. government
                                         obligations must provide for payments
                                         that equal or exceed scheduled interest
                                         and principal payments due under the
                                         related mortgage note.

ADDITIONAL COLLATERAL LOANS............  Eight mortgage loans, representing 9.9%
                                         of the initial mortgage pool balance,
                                         are secured by cash reserves that in
                                         each such case:

                                         o  will be released to the related
                                            borrower upon satisfaction by the
                                            related borrower of certain
                                            performance related conditions,
                                            which may include, in some cases,
                                            meeting debt service coverage ratio
                                            levels and/or satisfying leasing
                                            conditions; or

                                         o  will or, at the discretion of the
                                            lender, may be applied to prepay the
                                            subject mortgage loan if such
                                            performance related conditions are
                                            not satisfied within specified time
                                            periods.

                                         See "Description of the Underlying
                                         Mortgage Loans--Certain Terms and
                                         Conditions of the Underlying Mortgage
                                         Loans--Mortgage Loans Which May Require
                                         Principal Paydowns" in this prospectus
                                         supplement.

LOCKBOX TERMS..........................  Forty mortgage loans that we intend to include in the trust fund, representing
                                         56.9% of the initial mortgage pool
                                         balance, generally provide that all
                                         rents, credit card receipts, accounts
                                         receivable payments and other income
                                         derived from the related mortgaged real
                                         properties will be paid into one of the
                                         following types of lockboxes, each of
                                         which is described below:

                                         HARD LOCKBOX. Income is paid directly
                                         to a lockbox account controlled by the
                                         applicable master servicer on behalf of
                                         the trust fund, except that with
                                         respect to multifamily rental
                                         properties, income is collected and
                                         deposited in the lockbox account by the
                                         manager of the mortgaged real property
                                         and, with respect to hospitality
                                         properties, cash or "over-the-counter"
                                         receipts are deposited into the lockbox
                                         account by the manager, while credit
                                         card receivables will be deposited
                                         directly into a lockbox account.

                                         SPRINGING LOCKBOX. Income is collected
                                         by or otherwise accessible by the
                                         borrower until the occurrence of a
                                         triggering event, following which a
                                         hard lockbox is put in place. Examples
                                         of triggering events include:

                                         o  a failure to pay the related
                                            mortgage loan in full on or before
                                            any related anticipated repayment
                                            date; or

                                         o  a decline, by more than a specified
                                            amount, in the net operating income
                                            of the related mortgaged real
                                            property; or

                                         o  a failure to meet a specified debt
                                            service coverage ratio; or

                                         o  an event of default under the
                                            mortgage.

                                         For purposes of this prospectus
                                         supplement, a springing lockbox can be
                                         either an account that is currently
                                         under the control of both the lender
                                         and the borrower, but which comes under
                                         the sole control of the lender upon the
                                         occurrence of the triggering event, or
                                         an account that is required to be
                                         established by the borrower upon the
                                         occurrence of the triggering event.

                                         The above-referenced mortgage loans
                                         provide for the following types of
                                         lockbox accounts:

                                                                   % OF INITIAL
                                                   NUMBER OF         MORTGAGE
                             TYPE OF LOCKBOX    MORTGAGE LOANS     POOL BALANCE
                            Springing                 30               50.4%
                            Hard                      10                6.5%

PREPAYMENT CHARACTERISTICS
OF THE MORTGAGE LOANS..................  Each mortgage loan restricts voluntary prepayments in one or more of the
                                         following ways:

                                         o  by prohibiting any voluntary
                                            prepayments for a specified period
                                            of time after the mortgage loan is
                                            originated; and/or

                                         o  by prohibiting any voluntary
                                            prepayments for a specified period
                                            of time after the mortgage loan is
                                            originated, although, for a portion
                                            of that period, beginning no sooner
                                            than the second anniversary of the
                                            date of initial issuance of the
                                            offered certificates, the mortgage
                                            loan may be defeased; and/or

                                         o  by requiring that any voluntary
                                            principal prepayment made during a
                                            specified period of time be
                                            accompanied by a prepayment premium
                                            or yield maintenance charge.

                                         However, as described under
                                         "--Additional Collateral Loans" above,
                                         some mortgage loans may require partial
                                         principal prepayments during the
                                         related lock-out period.

                                         As of the cut-off date, 191 of the
                                         mortgage loans that we intend to
                                         include in the trust fund, representing
                                         97.6% of the initial mortgage pool
                                         balance, were within their respective
                                         lock-out periods, and the weighted
                                         average of the lock-out and/or
                                         defeasance periods was 106 months.

                                         Some of the mortgage loans in the trust
                                         fund that provide for a yield
                                         maintenance charge also provide that
                                         such yield maintenance charge will not
                                         be less than a fixed percentage of the
                                         amount prepaid. See "Description of the
                                         Underlying Mortgage Loans--Certain
                                         Terms and Conditions of the Underlying
                                         Mortgage Loans--Prepayment Provisions"
                                         in this prospectus supplement.

DELINQUENCY STATUS.....................  None of the mortgage loans that we intend to include in the trust fund was
                                         30 days or more delinquent in respect
                                         of any monthly debt service payment--

                                         o  as of the related due date in
                                            November 2001, or

                                         o  at any time during the 12-month
                                            period preceding the related due
                                            date in November 2001.

ADDITIONAL STATISTICAL INFORMATION

A.  GENERAL CHARACTERISTICS............  The pool of mortgage loans that we intend to include in the trust fund
                                         will have the following general
                                         characteristics as of their respective
                                         due dates in November 2001:

               Initial mortgage pool balance...................  $1,072,782,114
               Number of mortgage loans........................             195
               Number of mortgaged real properties.............             218

               Greatest cut-off date principal balance.........     $69,935,028
               Smallest cut-off date principal balance.........         $88,797
               Average cut-off date principal balance..........      $5,501,447

               Highest mortgage interest rate..................         8.9600%
               Lowest mortgage interest rate...................         6.7500%
               Weighted average mortgage interest rate.........         7.7417%

               Longest original term to maturity or
                    anticipated repayment date.................      180 months
               Shortest original term to maturity or
                    anticipated repayment date.................       60 months
               Weighted average original term to maturity or
                    anticipated repayment date.................      117 months

               Longest remaining term to maturity or
                    anticipated repayment date.................      177 months
               Shortest remaining term to maturity or
                    anticipated repayment date.................       55 months
               Weighted average remaining term to maturity or
                    anticipated repayment date.................      112 months

               Highest debt service coverage ratio, based on
                    underwritten net cash flow.................          63.20x
               Lowest debt service coverage ratio, based on
                    underwritten net cash flow.................           1.06x
               Weighted average debt service coverage ratio,
                    based on underwritten net cash flow........           1.97x

               Highest cut-off date loan-to-appraised value
                    ratio......................................           80.0%
               Lowest cut-off date loan-to-appraised value
                    ratio......................................            0.6%
               Weighted average cut-off date loan-to-appraised
                    value ratio................................           65.7%

                                         In reviewing the foregoing table,
                                         please note that:

                                         o  the underwritten net cash flow for a
                                            residential cooperative property is
                                            based on projected net operating
                                            income at the property, determined
                                            in a manner consistent with the
                                            appraisal obtained in connection
                                            with the origination of the related
                                            mortgage loan, assuming that
                                            property was operated as a rental
                                            property with rents set at
                                            prevailing market rates taking into
                                            account the presence of existing
                                            rent-controlled or rent-stabilized
                                            occupants, reduced by underwritten
                                            capital expenditures, property
                                            operating expenses, a market-rate
                                            vacancy assumption and projected
                                            reserves; and

                                         o  the appraised value of a residential
                                            cooperative property is based on the
                                            market value, as determined by an
                                            appraisal, of that property, as if
                                            operated as a residential
                                            cooperative.

B.  GEOGRAPHIC CONCENTRATION...........  The table below shows the number of, and percentage of the initial mortgage
                                         pool balance secured by, mortgaged real
                                         properties located in the indicated
                                         states:

                                                                   % OF INITIAL
                                                      NUMBER OF       MORTGAGE
                                          STATE      PROPERTIES    POOL BALANCE
                                          -----      ----------    ------------
                                    California           24           25.0%
                                    Texas                39           17.2%
                                    New York             66           10.0%
                                    Ohio                  9            7.1%
                                    Michigan              8            6.4%
                                    Massachusetts         5            6.3%


                                         The remaining mortgaged real properties
                                         with respect to the mortgage pool are
                                         located throughout 24 other states and
                                         the District of Columbia. No more than
                                         3.2% of the initial mortgage pool
                                         balance is secured by mortgaged real
                                         properties located in any of these
                                         other jurisdictions. In circumstances
                                         where a particular mortgage loan is
                                         secured by multiple mortgaged real
                                         properties located in two or more
                                         states, the foregoing information
                                         reflects the allocated loan amounts for
                                         those properties.

                                         Fifty-six of the New York properties,
                                         securing 7.0% of the initial mortgage
                                         pool balance, are located in New York
                                         City. The table below shows the number
                                         of, and the percentage of the initial
                                         mortgage pool balance secured by,
                                         mortgaged real properties located in
                                         New York City's five boroughs:

                                                                  % OF INITIAL
                                                     NUMBER OF      MORTGAGE
                                       BOROUGH      PROPERTIES    POOL BALANCE
                                       -------      ----------    ------------
                              Manhattan                 31             5.0%
                              Brooklyn                  17             1.0%
                              Queens                     6             0.9%
                              Bronx                      2             0.2%
                              Staten Island              0             0.0%


                                         Ten of the California properties,
                                         securing 11.1% of the initial mortgage
                                         pool balance, are located in northern
                                         California -- areas with zip codes
                                         above 93600 -- and 14 of the California
                                         properties, securing 13.8% of the
                                         initial mortgage pool balance, are
                                         located in southern California -- areas
                                         with zip codes of 93600 or below.

C.  PROPERTY TYPES.....................  The table below shows the number of, and percentage of the initial mortgage
                                         pool balance secured by, mortgaged real
                                         properties operated for each indicated
                                         purpose:

                                                                    % OF INITIAL
                                                     NUMBER OF        MORTGAGE
                                  PROPERTY TYPE     PROPERTIES      POOL BALANCE
                                  -------------     ----------      ------------
                            Multifamily                 119             36.1%
                            Retail                      37              23.6%
                            Office                      27              20.4%
                            Hotel                        4               6.7%
                            Mixed Use                    8               6.1%
                            Industrial                  17               5.4%
                            Self Storage                 4               1.1%
                            Manufactured Housing         2               0.5%

D.  ENCUMBERED INTERESTS...............  The table below shows the number of, and percentage of the initial mortgage
                                         pool balance secured by, mortgaged real
                                         properties for which the encumbered
                                         interest is as indicated:

                                                                   % OF INITIAL
                     ENCUMBERED INTEREST IN THE      NUMBER OF       MORTGAGE
                       MORTGAGED REAL PROPERTY      PROPERTIES     POOL BALANCE
                     Fee                                 215          96.3%
                     Fee/Leasehold                        2            3.4%
                     Leasehold                            1            0.3%

                                         In circumstances where both the fee and
                                         leasehold interest in the entire
                                         mortgaged real property are encumbered,
                                         we have treated that as simply an
                                         encumbered fee interest.

E.  SIGNIFICANT MORTGAGE LOANS.........  The ten largest mortgage loans or groups of cross-collateralized mortgage
                                         loans that we intend to include in the
                                         trust fund have--

                                         o  cut-off date principal balances that
                                            range from $21,890,917 to
                                            $69,935,028, and

                                         o  a total cut-off date principal
                                            balance of $401,934,820, which
                                            represents 37.5% of the initial
                                            mortgage pool balance.

                                         See "Description of the Underlying
                                         Mortgage Loans--Significant Mortgage
                                         Loans" in this prospectus supplement.

                                  RISK FACTORS

     The risks and uncertainties described below, in addition to those risks described in the prospectus under "Risk Factors", summarize the material risks in connection with the purchase of the offered certificates. All numerical information concerning the mortgage loans is provided on an approximate basis.

RISKS RELATED TO THE UNDERLYING MORTGAGE LOANS

     Commercial and Multifamily Lending Subjects Your Investment to Special Risks that Are Not Associated with Single-Family Residential Lending. The mortgage loans that we intend to include in the trust fund are secured by the following income-producing property types:

     o   anchored, including shadow anchored, and unanchored retail properties;

     o   multifamily rental properties;

     o   office properties;

     o   residential cooperative properties;

     o   full service and limited service hotel properties;

     o   mixed use properties;

     o   industrial properties;

     o   self storage properties; and

     o   manufactured housing properties.

     Commercial and multifamily lending is generally thought to be riskier than single-family residential lending because, among other things, larger loans are made to single borrowers or groups of related borrowers.

     Furthermore, the risks associated with lending on commercial and multifamily properties are inherently different from those associated with lending on the security of single-family residential properties. For example, repayment of each of the underlying mortgage loans will be dependent on the performance and/or value of the related mortgaged real property.

     There are additional factors in connection with commercial and multifamily lending, not present in connection with single-family residential lending, which could adversely affect the economic performance of the respective mortgaged real properties that secure the mortgage loans that are to back the offered certificates. Any one of these additional factors, discussed in more detail in this prospectus supplement, could result in a reduction in the level of cash flow from those mortgaged real properties that is required to ensure timely distributions on your offered certificates.

     The Source of Repayment on Your Offered Certificates Will Be Limited to Payments and Other Collections on the Underlying Mortgage Loans. The offered certificates will represent interests solely in the trust fund. The primary assets of the trust fund will be a segregated pool of commercial and multifamily mortgage loans. Accordingly, repayment of the offered certificates will be limited to payments and other collections on the underlying mortgage loans.

     The mortgage loans will not be an obligation of, or be insured or guaranteed by:

     o   any governmental entity;

     o   any private mortgage insurer;

     o   us;

     o   any mortgage loan seller;

     o   the master servicers;

     o   the special servicers;

     o   the trustee; or

     o   any of their respective affiliates.

     Repayment of Each of the Underlying Mortgage Loans Will Be Dependent on the Cash Flow Produced by the Related Mortgaged Property, which Can Be Volatile and Insufficient to Allow Timely Distributions on Your Offered Certificates, and on the Value of the Related Mortgaged Property, which May Fluctuate over Time. All of the mortgage loans that we intend to include in the trust fund are, with limited exceptions, or should be considered nonrecourse. If there is a default with respect to any of the underlying mortgage loans, there will generally only be recourse against the specific real property or properties that secure the defaulted mortgage loan and other assets that have been pledged to secure that mortgage loan. Even if a mortgage loan provides for recourse to a borrower or any of its affiliates, it is unlikely the trust fund will ultimately recover any amounts not covered by the liquidation proceeds from the related mortgaged real property or properties.

     Repayment of loans secured by commercial and multifamily rental properties typically depends on the cash flow produced by those properties. The ratio of net cash flow to debt service of a loan secured by an income-producing property is an important measure of the risk of default on the loan.

     Repayment of loans secured by residential cooperative properties typically depends upon the payments received by the cooperative corporation from its tenants/shareholders, including any special assessments against the property.

     Payment on each mortgage loan that will back the offered certificates may also depend on:

     o with respect to balloon loans and loans with anticipated repayment dates, the ability of the related borrower to sell the related mortgaged real property or refinance the subject mortgage loan, whether at scheduled maturity or on the anticipated repayment date, in an amount sufficient to repay the subject mortgage loan; and/or

     o in the event of a default under the subject mortgage loan and a subsequent sale of the related mortgaged real property upon the acceleration of such mortgage loan's maturity, the amount of the sale proceeds, taking into account any adverse effect of a foreclosure proceeding on those sale proceeds.

     In general, if a mortgage loan has a relatively high loan-to-value ratio or a relatively low debt service coverage ratio, a foreclosure sale is more likely to result in proceeds insufficient to satisfy the outstanding debt.

     One hundred fifty-nine of the mortgage loans that we intend to include in the trust fund, representing 74.9% of the initial mortgage pool balance, are balloon loans; and 22 of the mortgage loans that we intend to include in the trust fund, representing 24.7% of the initial mortgage pool balance, provide material incentives for the related borrower to repay the loan by an anticipated repayment date prior to maturity. One hundred sixty-eight of these mortgage loans, representing 92.7% of the initial mortgage pool balance, have balloon payments that are scheduled to be due or anticipated repayment dates that are to occur, in each case, during the 12-month period from September 12, 2010 to September 11, 2011. Although a mortgage loan may provide the related borrower with incentives to repay the loan by an anticipated repayment date prior to maturity, the failure of that borrower to do so will not be a default under that loan.

     The cash flows from the operation of commercial and multifamily real properties are volatile and may be insufficient to cover debt service on the related mortgage loan and pay operating expenses at any given time. This may cause the value of a property to decline. Cash flows and property values generally affect:

     o   the ability to cover debt service;

     o the ability to pay a mortgage loan in full with sales or refinance proceeds; and

     o   the amount of proceeds recovered upon foreclosure.

     Cash flows and property values depend upon a number of factors, including:

     o   national, regional and local economic conditions;

     o local real estate conditions, such as an oversupply of space similar to the space at the related mortgaged real property;

     o changes or continued weakness in a specific industry segment that is important to the success of the related mortgage real property;

     o the nature of expenses of the related mortgaged real property, such as whether expenses are fixed or vary with revenue;

     o the nature of income from the related mortgaged real property, such as whether rents are fixed or vary with tenant revenues;

     o the level of required capital expenditures for proper maintenance and improvements demanded by tenants at the related mortgaged real property;

     o the number and type of tenants at the related mortgaged real property and the duration of their respective leases;

     o   demographic factors;

     o retroactive changes in building or similar codes that require modifications to the related mortgaged real property;

     o capable management and adequate maintenance for the related mortgaged real property;

     o   location of the related mortgaged real property;

     o if the mortgaged real property has uses subject to significant regulation, changes in applicable laws;

     o perceptions by prospective tenants and, if applicable, their customers, of the safety, convenience, services and attractiveness of the related mortgaged real property;

     o the age, construction, quality and design of the related mortgaged real property; and

     o whether the related mortgaged real property is readily convertible to alternative uses.

     Ten Percent or More of the Initial Mortgage Pool Balance Will Be Represented by Mortgage Loans Secured by Retail Properties, Thereby Materially Exposing Offered Certificateholders to Risks Associated with the Performance of Retail Properties. Thirty-seven of the mortgaged real properties, securing mortgage loans that represent 23.6% of the initial mortgage pool balance, are primarily used for retail purposes. A number of factors may adversely affect the value and successful operation of a retail property. Some of these factors include:

     o   the strength, stability, number and quality of the tenants;

     o   whether the subject property is in a desirable location;

     o the physical condition and amenities of the subject building in relation to competing buildings;

     o competition from nontraditional sources such as catalog retailers, home shopping networks, electronic media shopping, telemarketing and outlet centers; and

     o whether a retail property is anchored, shadow anchored or unanchored and, if anchored or shadow anchored, the strength, stability, quality and continuous occupancy of the anchor tenant or the shadow anchor, as the case may be, are particularly important factors.

     We consider 20 of the subject retail properties, securing 20.8% of the initial mortgage pool balance, to be anchored, including shadow anchored; and 17 of the subject retail properties, securing 2.8% of the initial mortgage pool balance, to be unanchored. Retail properties that are anchored have traditionally been perceived as less risky than unanchored properties. As to any given retail property, an anchor tenant is generally understood to be a nationally or regionally recognized tenant whose space is proportionately larger in size than the space occupied by other tenants at the subject property and is important in attracting customers to the subject property. A shadow anchor is a store or business that satisfies the criteria for an anchor tenant, but which may be located at an adjoining property or on a portion of the subject retail property that is not collateral for the related mortgage loan.

     See "Description of the Trust Assets--Mortgage Loans--Various Types of Multifamily and CommerciaL Properties May Secure Mortgage Loans Underlying a Series of Offered Certificates--Retail Properties" in the accompanying prospectus.

     Ten Percent or More of the Initial Mortgage Pool Balance Will Be Represented by Mortgage Loans Secured by Multifamily Rental Properties, Thereby Materially Exposing Offered Certificateholders to Risks Associated with the Performance of Multifamily Rental Properties. Fifty-nine of the mortgaged real properties, securing mortgage loans that represent 22.5% of the initial mortgage pool balance, are primarily used for multifamily rental purposes. A number of factors may adversely affect the value and successful operation of a multifamily rental property. Some of these factors include:

     o the number of competing residential developments in the local market, including apartment buildings, manufactured housing communities and site-built single family homes;

     o the physical condition and amenities of the subject building in relation to competing buildings;

     o   the subject property's reputation;

     o applicable state and local regulations designed to protect tenants in connection with evictions and rent increases;

     o   local factory or other large employer closings;

     o the level of mortgage interest rates to the extent it encourages tenants to purchase single-family housing; and

     o compliance and continuance of any government housing rental subsidiary programs from which the subject property receives benefits.

In addition, multifamily rental properties are part of a market that, in general, is characterized by low barriers to entry. Thus, a particular multifamily rental property market with historically low vacancies could experience substantial new construction and a resultant oversupply of rental units within a relatively short period of time. Since apartments within a multifamily rental property are typically leased on a short-term basis, the tenants residing in a particular property may easily move to alternative multifamily rental properties with more desirable amenities or locations or to single family housing.

     See "Description of the Trust Assets--Mortgage Loans--Various Types of Multifamily and CommerciaL Properties May Secure Mortgage Loans Underlying a Series of Offered Certificates--Multifamily Rental Properties" in the accompanying prospectus.

     Ten Percent or More of the Initial Mortgage Pool Balance Will Be Represented by Mortgage Loans Secured by Office Properties, Thereby Materially Exposing Offered Certificateholders to Risks Associated with the Performance of Office Properties. Twenty-seven of the mortgaged real properties, securing mortgage loans that represent 20.4% of the initial mortgage pool balance, are primarily used for office purposes. A number of factors may adversely affect the value and successful operation of an office property. Some of these factors include:

     o   the strength, stability, number and quality of the tenants;

     o the physical condition and amenities of the subject building in relation to competing buildings, including the condition of the HVAC system and the subject building's compatibility with current business wiring requirements;

     o whether the area is a desirable business location, including local labor cost and quality, access to transportation, tax environment, including tax benefits, and quality of life issues, such as schools and cultural amenities; and

     o   the financial condition of the owner of the subject property.

     See "Description of the Trust Assets--Mortgage Loans--Various Types of Multifamily and CommerciaL Properties May Secure Mortgage Loans Underlying a Series of Offered Certificates--Office Properties" in the accompanying prospectus.

     Ten Percent or More of the Initial Mortgage Pool Balance Will Be Represented by Mortgage Loans Secured by Residential Cooperative Properties, Thereby Materially Exposing the Offered Certificateholders to Risks Associated with the Performance of Residential Cooperative Properties. Sixty of the mortgaged real properties securing mortgage loans that represent 13.6% of the initial mortgage pool balance are residential cooperative properties.

     A number of factors may adversely affect the value and successful operation of a cooperative property. Some of these factors include:

     o the ability of tenants to remain in a cooperative property after its conversion from a rental property, at below market rents and subject to applicable rent control and stabilization laws;

     o the primary dependence of a borrower upon maintenance payments and any rental income from units or commercial areas to meet debt service obligations;

     o the initial concentration of shares relating to occupied rental units of the sponsor, owner or investor after conversion from rental housing, which may result in an inability to meet debt service obligations on the corporation's mortgage loan if the sponsor, owner or investor is unable to make the required maintenance payments;

     o the failure of a borrower to qualify for favorable tax treatment as a "cooperative housing corporation" each year, which may reduce the value of the collateral securing the related mortgage loan; and

     o that, upon foreclosure, in the event a cooperative property becomes a rental property, certain units could be subject to rent control, stabilization and tenants' rights laws, at below market rents, which may affect rental income levels and the marketability and sale proceeds of the rental property as a whole.

     A residential cooperative building and the land under the building are owned or leased by a non-profit residential cooperative corporation. The cooperative owns all the units in the building and all common areas. Its tenants own stock, shares or membership certificates in the corporation. This ownership entitles the tenant-stockholders to proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, the tenant-stockholders make monthly maintenance payments which represent their share of the cooperative corporation's mortgage loan, real property taxes, reserve contributions and capital expenditures, maintenance and other expenses, less any income the corporation may receive. These payments are in addition to any payments of principal and interest the tenant-stockholder may be required to make on any loans secured by its shares in the cooperative.

     In certain instances, an apartment building or a portion thereof and the land thereunder may be converted to the condominium form of ownership, and thereby be divided into two or more condominium units. Generally, in such instances, the non-profit cooperative corporation does not own the entire apartment building and the land under the building, but rather owns a single condominium unit that generally comprises the residential portions of such apartment building. The other condominium units in such apartment building will generally comprise commercial space and will generally be owned by persons or entities other than the non-profit cooperative corporation. In instances where an apartment building has been converted to the condominium form of ownership, certain of the common areas in such building may be owned by the non-profit cooperative corporation and other common areas (often including the land under the building) may constitute common elements of the condominium, which common elements are owned in common by the non-profit cooperative corporation and the owners of the other condominium units. Where the apartment building has been submitted to the condominium form of ownership, each condominium unit owner will be directly responsible for the payment of real estate taxes on such owner's unit. Certain specified maintenance and other obligations, including hazard and liability insurance premiums, may not be the direct responsibility of the non-profit cooperative corporation but rather will be the responsibility of the condominium board of managers. The ability of the condominium board of managers to pay certain expenses of the building will be dependent upon the payment by all condominium unit owners of common charges assessed by the condominium board of managers. Two cooperative properties, securing 0.1% of the initial mortgage pool balance, have been converted to the condominium form of ownership.

     See "Description of the Trust Assets--Mortgage Loans--Various Types of Multifamily and CommerciaL Properties May Secure Mortgage Loans Underlying a Series of Offered Certificates--Cooperatively-Owned Apartment Buildings" in the accompanying prospectus.

     Property Management Is Important to the Successful Operation of the Mortgaged Real Property. The successful operation of a real estate project depends in part on the performance and viability of the property manager. The property manager is generally responsible for:

     o   operating the property and providing building services;

     o   establishing and implementing the rental structure;

     o   managing operating expenses;

     o   responding to changes in the local market; and

     o advising the borrower with respect to maintenance and capital improvements.

     Properties deriving revenues primarily from short-term sources, such as hotels and self storage facilities, generally are more management intensive than properties leased to creditworthy tenants under long-term leases.

     A good property manager, by controlling costs, providing necessary services to tenants and overseeing and performing maintenance or improvements on the property, can improve cash flow, reduce vacancies, reduce leasing and repair costs and preserve building value. On the other hand, management errors can, in some cases, impair short-term cash flow and the long-term viability of an income-producing property.

     Neither we nor any of the mortgage loan sellers make any representation or warranty as to the skills of any present or future property managers with respect to the mortgaged real properties that will secure the underlying mortgage loans. Furthermore, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements. In addition, certain of the mortgaged real properties are managed by affiliates of the applicable borrower. If a mortgage loan is in default or undergoing special servicing, this could disrupt the management of the mortgaged real property and may adversely affect cash flow.

     Reliance on a Single Tenant May Increase the Risk that Cash Flow Will Be Interrupted. Twenty-one mortgaged real properties, securing 9.5% of the initial mortgage pool balance, are leased by a single tenant. In addition, 20 other mortgaged real properties, securing 23.9% of the initial mortgage pool balance, have, in each case, a single tenant that occupies 50% or more, but less than 100%, of the space at the particular property. Reliance on a single or major tenant may increase the risk that cash flow will be interrupted, which will adversely affect the ability of a borrower to repay its mortgage loan.

     Losses on Larger Loans May Adversely Affect Distributions on Your Certificates. Certain of the mortgage loans or groups of cross-collateralized mortgage loans that we intend to include in the trust fund have cut-off date principal balances that are substantially higher than the average cut-off date principal balance. In general, these concentrations can result in losses that are more severe than would be the case if the total principal balance of the mortgage loans backing the offered certificates were more evenly distributed. The following chart lists the ten largest mortgage loans or groups of cross-collateralized mortgage loans that are to be included in the trust fund.

   TEN LARGEST MORTGAGE LOANS OR GROUPS OF CROSS-COLLATERALIZED MORTGAGE LOANS

                                                                              % OF INITIAL
                                                      CUT-OFF DATE              MORTGAGE
                PROPERTY/PORTFOLIO NAME            PRINCIPAL BALANCE          POOL BALANCE
                -----------------------            -----------------          ------------
1.    Ocean Towers                                  $    69,935,028              6.5%
2.    Eaton Vance / Alliance GT-4 Portfolio         $    69,586,157              6.5%
3.    Macomb Mall                                   $    47,194,776              4.4%
4.    One Sugar Creek Place                         $    45,897,971              4.3%
5.    Casto II Portfolio                            $    35,072,108              3.3%
6.    Bayshore Mall                                 $    34,245,033              3.2%
7.    3111 - 3151 Coronado Avenue                   $    27,334,812              2.5%
8.    Eaton Vance / Alliance GT-3 Portfolio         $    26,730,996              2.5%
9.    Alexandria Roselle Street Portfolio           $    24,047,022              2.2%
10.   Casto I Portfolio                             $    21,890,917              2.0%

     Mortgage Loans to Related Borrowers May Result in More Severe Losses on Your Offered Certificates. Certain groups of the mortgage loans that we intend to include in the trust fund were made to the same borrower or to borrowers under common ownership. In some cases, the mortgage loans in any of those groups are not cross-collateralized. Mortgage loans with the same borrower or related borrowers pose additional risks. Among other things:

     o financial difficulty at one mortgaged real property could cause the owner to defer maintenance at another mortgaged real property in order to satisfy current expenses with respect to the troubled mortgaged real property; and

     o the owner could attempt to avert foreclosure on one mortgaged real property by filing a bankruptcy petition that might have the effect of interrupting monthly payments for an indefinite period on all of the related mortgage loans.

     The following table identifies each of those groups of two or more mortgage loans that represent 1.0% or more of the initial mortgage pool balance and that have the same borrower or related borrowers:

                                                                                           % OF INITIAL
                                                                     CUT-OFF DATE            MORTGAGE
                    PROPERTY/PORTFOLIO NAME                       PRINCIPAL BALANCE        POOL BALANCE
                    -----------------------                       -----------------        ------------
Eaton Vance / Alliance GT-4 Portfolio
Eaton Vance / Alliance GT-3 Portfolio                              $    96,317,153             9.0%

Coldwater Crossing
Governor's Plaza
Kings Mall I & II
Tri-County Marketplace
Eastgate Marketplace
Northpointe Plaza                                                  $    72,919,520             6.8%

Residence Inn Arlington-Rosslyn
Courtyard by Marriott - Washington Convention Center
Residence Inn Dupont Circle                                        $    54,716,927             5.1%

Sterling University Meadows
Sterling University - Grove                                        $    28,900,000             2.7%

63-101 Sprague Street
4760 Kentucky Avenue                                               $    16,813,718             1.6%

The Copper Creek Apartments
The Pines at Humble Park Apartments                                $    12,714,741             1.2%

12820 & 12860 Crossroads Parkway South
12900 Crossroads Parkway South                                     $    10,702,184             1.0%

     Enforceability of Cross-Collateralization Provisions May Be Challenged and the Benefits of these Provisions May Otherwise Be Limited. Seventeen of the mortgage loans that we intend to include in the trust fund, representing 22.3% of the initial mortgage pool balance, are secured by multiple real properties, through cross-collateralization with other mortgage loans that are to be included in the trust fund or otherwise. These arrangements attempt to reduce the risk that one mortgaged real property may not generate enough net operating income to pay debt service. However, arrangements of this type involving more than one borrower could be challenged as a fraudulent conveyance if:

     o one of the borrowers were to become a debtor in a bankruptcy case, or were to become subject to an action brought by one or more of its creditors outside a bankruptcy case;

     o the related borrower did not receive fair consideration or reasonably equivalent value in exchange for allowing its mortgaged real property to be encumbered; and

     o   at the time the lien was granted, the borrower was:

         1.  insolvent;

         2.  inadequately capitalized; or

         3.  unable to pay its debts.

     Furthermore, when multiple real properties secure a mortgage loan or group of cross-collateralized mortgage loans, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans, generally, to minimize recording tax. This mortgage amount may equal the appraised value or allocated loan amount for the mortgaged real property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan or group of cross-collateralized mortgage loans.

     A Borrower's Other Loans May Reduce the Cash Flow Available to Operate and Maintain the Related Mortgaged Real Property or May Interfere with the Trust Fund's Rights under the Related Underlying Mortgage Loan, Thereby Adversely Affecting Distributions on Your Offered Certificates. As described under "Description of the Underlying Mortgage Loans--Additional Loan and Property Information--Additional Secured Financing" in thiS prospectus supplement, some mortgaged real properties securing the underlying mortgage loans have been or may be encumbered by subordinate debt. In addition, subject, in most cases, to certain limitations relating to maximum amounts, borrowers generally may incur trade and operational debt in connection with the ordinary operation and maintenance of the related mortgaged real property.

     The existence of other debt could:

     o adversely affect the financial viability of a borrower by reducing the cash flow available to the borrower to operate and maintain the related mortgaged real property;

     o adversely affect the security interest of the lender in the equipment or other assets acquired through its financings;

     o   complicate bankruptcy proceedings; and

     o   delay foreclosure on the related mortgaged real property.

     Mezzanine Debt Can Act as a Disincentive to the Principals of a Borrower. If any of the principals in a borrower under one of the mortgage loans that we intend to include in the trust fund pledges its equity interest in that borrower to secure a debt, frequently called mezzanine debt, then:

     o depending on the use of the proceeds from that loan, the equity interest of that principal in that borrower will be reduced and, further, depending on its remaining equity interest, that principal could be less inclined to infuse that borrower with additional funds in the event that the performance and/or value of the related mortgaged real property declines; and

     o if that equity interest is foreclosed upon following a default under the mezzanine debt, there could be a change in control of that borrower.

     As described under "Description of the Underlying Mortgage
Loans--Additional Loan and Property Information--Additional Secured Financing" in this prospectus supplement, we are aware of certain mortgage loans that we intend to include in the trust fund as to which mezzanine financing exists or is permitted to be incurred.

     Some Borrowers Under the Underlying Mortgage Loans Will Not Be Limited to Owning Their Respective Mortgaged Real Properties, Thereby Increasing the Risk of Borrower Bankruptcy. The business activities of the borrowers under mortgage loans with cut-off date principal balances below $5,000,000 are generally not limited to owning their respective mortgaged real properties. In addition, even in the case of mortgage loans with cut-off date principal balances of $5,000,000 or more, there are several borrowers that are similarly not limited to owning their respective mortgaged real properties nor limited in their business activities. For example, KeyBank National Association generally does not require the borrowers under mortgage loans of less than $10,000,000 to be special purpose entities. Accordingly, the financial success of these borrowers may be affected by the performance of their other business activities, including other real estate interests. Those other business activities increase the possibility that the borrower may become bankrupt or insolvent. In addition, the organizational documents for the borrowers under the residential cooperative mortgage loans in the trust fund do not require the borrowers to be special purpose entities. Borrowers under 81 mortgage loans, representing 76.7% of the initial mortgage pool balance, are required by their respective organizational documents and/or mortgage loan documents to be special purpose entities.

     Changes in Mortgage Pool Composition can Change the Nature of Your Investment. If you purchase any class A-2, A-3, B, C and/or D certificates, you will be more exposed to risks associated with changes in concentrations of borrower, loan or property characteristics than are persons who own class A-1 certificates.

     The Operation of a Mortgaged Real Property upon Foreclosure of an Underlying Mortgage Loan May Affect the Tax Status of the Trust Fund and Adversely Affect the Offered Certificates. If the trust fund were to acquire a mortgaged real property pursuant to a foreclosure or delivery of a deed in lieu of foreclosure, the applicable special servicer would be required to retain an independent contractor to operate and manage the mortgaged real property. Any net income from the operation or management of the property other than qualifying "rents from real property" within the meaning of Section 856(d) of the Internal Revenue Code would subject the trust fund to federal and possibly state or local tax on this income at the highest marginal federal corporate tax rate, which is currently 35%. The risk of taxation being imposed on income derived from the operation of foreclosed property is particularly present in the case of hotels or hospitality properties. This would reduce net proceeds available for distribution to the series 2001-CKN5 certificateholders. Rents from real property do not include any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved.

     Geographic Concentration of the Mortgaged Real Properties May Adversely Affect Distributions on Your Offered Certificates. The concentration of mortgaged real properties in a specific state or region will make the performance of the pool of mortgage loans, as a whole, more sensitive to the following factors in the state or region where the borrowers and the mortgaged real properties are concentrated:

     o   economic conditions, including real estate market conditions;

     o   changes in governmental rules and fiscal policies;

     o   acts of God, which may result in uninsured losses; and

     o   other factors that are beyond the control of the borrowers.

     The mortgaged real properties are located in 30 states and the District of Columbia. The table below sets forth the states in which a significant percentage of the mortgaged real properties are located. Except as set forth below, neither the District of Columbia nor any state contains more than 3.2%, by cut-off date principal balance or allocated loan amount, of the mortgaged real properties that secure the underlying mortgage loans.

       SIGNIFICANT GEOGRAPHIC CONCENTRATIONS OF MORTGAGED REAL PROPERTIES

                                    NUMBER OF                % OF INITIAL
                                  MORTGAGED REAL               MORTGAGE
              STATE                 PROPERTIES               POOL BALANCE
              -----                 ----------               ------------
          California                    24                       25.0%
          Texas                         39                       17.2%
          New York                      66                       10.0%
          Ohio                          9                         7.1%
          Michigan                      8                         6.4%
          Massachusetts                 5                         6.3%

     Fifty-six of the New York properties, securing 7.0% of the initial mortgage pool balance, are located in the five boroughs of New York City. See "--The Aftermath of the Terrorist Attacks on September 11, 2001 May Adversely Affect the Value of Your Offered Certificates and Payments on the Underlying Mortgage Loans" below.

     Some Remedies May Not Be Available Following a Mortgage Loan Default. The mortgage loans that we intend to include in the trust fund contain "due-on-sale" and "due-on-encumbrance" clauses. These clauses permit the holder of the mortgage loan to accelerate the maturity of the mortgage loan if the related borrower sells or otherwise transfers or encumbers the related mortgaged real property or its interest in the mortgaged real property in violation of the terms of the mortgage. All of the mortgage loans that we intend to include in the trust fund also include a debt-acceleration clause which permits the lender to accelerate the debt upon specified monetary or non-monetary defaults of the borrower.

     The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts of a state, however, may refuse the foreclosure or other sale of a mortgaged real property or refuse to permit the acceleration of the indebtedness as a result of a default deemed to be immaterial or if the exercise of these remedies would be inequitable or unjust.

     Each of the mortgage loans that we intend to include in the trust fund is secured by an assignment of leases and rents from the related borrower, which assignment may be contained within the mortgage instrument. However, in many cases, the related borrower generally may collect rents for so long as there is no default. As a result, the trust fund's rights to these rents will be limited because:

     o the trust fund may not have a perfected security interest in the rent payments until the applicable master servicer or special servicer collects them;

     o the applicable master servicer or special servicer may not be entitled to collect the rent payments without court action; and

     o the bankruptcy of the related borrower could limit the ability of the applicable master servicer or special servicer to collect the rents.

     Lending on Income-Producing Real Properties Entails Environmental Risks. Under various federal and state laws, a current or previous owner or operator of real property may be liable for the costs of cleanup of environmental contamination on, under, at or emanating from, the property. These laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the contamination. The costs of any required cleanup and the owner's liability for these costs are generally not limited under these laws and could exceed the value of the property and/or the total assets of the owner. Contamination of a property may give rise to a lien on the property to assure the costs of cleanup. An environmental lien may have priority over the lien of an existing mortgage. In addition, the presence of hazardous or toxic substances, or the failure to properly clean up contamination on the property, may adversely affect the owner's or operator's future ability to refinance the property.

     Certain environmental laws impose liability for releases of asbestos into the air, and govern the responsibility for the removal, encapsulation or disturbance of asbestos-containing materials when the asbestos-containing materials are in poor condition or when a property with asbestos-containing materials undergoes renovation or demolition. Certain laws impose liability for lead-based paint, lead in drinking water, elevated radon gas inside buildings and releases of polychlorinated biphenyl compounds. Third parties may also seek recovery from owners or operators of real property for personal injury or property damage associated with exposure to asbestos, lead, radon, polychlorinated biphenyl compounds and any other contaminants.

     As described in this prospectus supplement under "Description of the Underlying Mortgage Loans--Underwriting Matters--Environmental Assessments", a third-party environmental consultant conducted some forM of environmental investigation with respect to all of the mortgaged real properties securing the mortgage loans that we intend to include in the trust fund. In the case of 184 mortgaged real properties, securing 88.0% of the initial mortgage pool balance, that environmental investigation was conducted during the 12-month period ending on November 11, 2001. In the case of 213 mortgaged real properties, securing 99.3% of the initial mortgage pool balance, that environmental investigation was conducted during the 18-month period ending on November 11, 2001. In the case of 163 mortgaged real properties, securing 95.8% of the initial mortgage pool balance, that environmental investigation included a Phase I environmental site assessment or an update of a previously conducted assessment. In the case of 34 mortgaged real properties, securing 3.8% of the initial mortgage pool balance and covered by environmental insurance, that environmental investigation was limited to testing for asbestos-containing materials, lead based paint and/or radon. In the case of 21 mortgaged real properties, securing 0.4% of the initial mortgage pool balance, that environmental investigation consisted of a transaction screen. In some cases, a third-party consultant also conducted a Phase II environmental site assessment of the mortgaged real property.

     In several cases, the environmental testing for a mortgaged real property identified potential and, in some cases, significant environmental issues at nearby properties.

     If the environmental investigations described above identified material adverse or potentially material adverse environmental conditions at or with respect to any of the respective mortgaged real properties securing a mortgage loan that we intend to include in the trust fund, then:

     o an environmental consultant investigated those conditions and recommended no further investigations or remediation;

     o an operation and maintenance plan or other remediation was required and/or an escrow reserve was established to cover the estimated costs of obtaining that plan and/or the remediation;

     o when soil or groundwater contamination was suspected or identified, generally either--

         1. those conditions were remediated or abated prior to the closing date,

         2. a letter was obtained from the applicable regulatory authority stating that no further action was required, or

         3. an environmental insurance policy was obtained, a letter of credit was provided, an escrow reserve account was established, or an indemnity from the responsible party was obtained to cover the estimated costs of any required investigation, testing, monitoring or remediation, which in some cases has been estimated to be in excess of $50,000;

     o in those cases in which an offsite property is the location of a leaking underground storage tank or groundwater contamination, a responsible party has been identified under applicable law, and generally either--

         1. that condition is not known to have affected the mortgaged real property,

         2. the responsible party has either received a letter from the applicable regulatory agency stating no further action is required, established a remediation fund, or provided an indemnity or guaranty to the borrower, or

         3.  an environmental insurance policy was obtained; or

     o in those cases involving mortgage loans with an original principal balance of less than $1,000,000, the borrower expressly agreed to comply with all federal, state and local statutes or regulations respecting the factor.

     In many cases, the environmental investigation described above identified the presence of asbestos-containing materials, lead-based paint and/or radon. Where these substances were present, the environmental consultant often recommended, and the related loan documents generally required, the establishment of an operation and maintenance plan to address the issue or, in some cases involving asbestos-containing materials and lead-based paint, an abatement or removal program. In a few cases, the particular asbestos-containing materials or lead-based paint was in need of repair or other remediation. This could result in a claim for damages by any party injured by that condition.

     In some cases, the environmental consultant did not recommend that any action be taken with respect to a potential adverse environmental condition at a mortgaged real property securing a mortgage loan that we intend to include in the trust fund, because a responsible party with respect to that condition had already been identified. There can be no assurance, however, that such a responsible party will be financially able to address the subject condition.

     Furthermore, any particular environmental testing may not have covered all potential adverse conditions. For example, testing for lead-based paint, lead in water and radon was done only if the use, age and condition of the subject property warranted that testing.

     There can be no assurance that--

     o the environmental testing referred to above identified all material adverse environmental conditions and circumstances at the subject properties,

     o the recommendation of the environmental consultant was, in the case of all identified problems, the appropriate action to take,

     o any of the environmental escrows established with respect to any of the mortgage loans that we intend to include in the trust fund will be sufficient to cover the recommended remediation or other action, or

     o an environmental insurance policy will cover all or part of a claim asserted against it because such policies are subject to various deductibles, terms, exclusions, conditions and limitations, and have not been extensively interpreted by the courts.

     In the case of 34 mortgaged real properties, securing 3.8% of the initial mortgage pool balance, the environmental investigation which was conducted in connection with the origination of the related underlying mortgage loan was limited to testing for asbestos-containing materials, lead-based paint and/or radon. In general, the related originator's election to limit the environmental testing with respect to those 34 mortgaged real properties was based upon the delivery of a secured creditor impaired property policy covering specific environmental matters with respect to the particular property. Those 34 mortgaged real properties are covered by a blanket secured creditor impaired property policy. In addition, the policy does not provide coverage for adverse environmental conditions at levels below legal limits and typically does not provide coverage for conditions involving asbestos and lead-based paint.

     In some cases, the originator of the related mortgage loan--

     o agreed to release a principal of the related borrower from its obligations under an environmental or hazardous substances indemnity with respect to the particular mortgaged real property in connection with the delivery of a secured creditor impaired property policy covering that property, or

     o required an environmental insurance policy because of a specific environmental issue with respect to the particular mortgaged real property.

     See "Description of the Underlying Mortgage Loans--Underwriting Matters--Environmental Insurance" in thiS prospectus supplement.

     Appraisals and Market Studies May Inaccurately Reflect the Value of the Mortgaged Real Properties. In connection with the origination of each of the mortgage loans that we intend to include in the trust fund, the related mortgaged real property was appraised by an independent appraiser.

     Appraisals are not guarantees, and may not be fully indicative, of present or future value because:

     o they represent the analysis and opinion of the appraiser at the time the appraisal is conducted;

     o there can be no assurance that another appraiser would not have arrived at a different valuation, even if the appraiser used the same general approach to, and the same method of, appraising the mortgaged real property; and

     o appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and therefore, could be significantly higher than the amount obtained from the sale of a mortgaged real property under a distress or liquidation sale.

     Property Managers and Borrowers May Each Experience Conflicts of Interest in Managing Multiple Properties. In the case of many of the mortgage loans that we intend to include in the trust fund, the related property managers and borrowers may experience conflicts of interest in the management and/or ownership of the related mortgaged real properties because:

     o a substantial number of those mortgaged real properties are managed by property managers affiliated with the respective borrowers;

     o the property managers also may manage additional properties, including properties that may compete with those mortgaged real properties; and

     o affiliates of the property managers and/or the borrowers, or the property managers and/or the borrowers themselves, also may own other properties, including properties that may compete with those mortgaged real properties.

     Master Servicers and Special Servicers May Experience Conflicts of Interest. The master servicers and special servicers will service loans other than those included in the trust fund in the ordinary course of their businesses. These other loans may include mortgage loans similar to the mortgage loans that back the offered certificates. These other loans and the related mortgaged properties may be in the same markets as, or have owners, obligors and/or property managers in common with, certain of the mortgage loans that back the offered certificates and the related mortgaged properties. In such cases, the interests of the master servicers and/or special servicers, as applicable, and their other clients may differ from and compete with the interests of the trust fund and such activities may adversely affect the amount and timing of collections on the mortgage loans. Under the pooling and servicing agreement, each master servicer and special servicer is required to service the mortgage loans for which it is responsible in the same manner, and with the same care, as similar mortgage loans held as part of its own portfolio or serviced by it for third parties.

     Encumbered Leasehold Interests Are Subject to Terms of the Ground Lease and Are Therefore Riskier than Encumbered Fee Estates as Collateral. Three of the mortgage loans that we intend to include in the trust fund, representing 3.7% of the initial mortgage pool balance, are secured in whole or in material part by leasehold interests with respect to which the related owner of the fee estate has not mortgaged the corresponding fee estate as security for the related mortgage loan. For the purposes of this prospectus supplement, when the ground lessee and ground lessor are both parties to the related mortgage instrument, or have each entered into a mortgage instrument encumbering their respective estates, the interest in the related mortgaged real property has been categorized as a fee simple estate.

     Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor entity has the right to continue or terminate the ground lease. Pursuant to section 365(h) of the federal bankruptcy code, a ground lessee whose ground lease is terminated by a debtor ground lessor has the right to remain in possession of its leased premises under the rent reserved in the lease for the term of the ground lease, including any renewals, but is not entitled to enforce the obligation of the ground lessor to provide any services required under the ground lease. In the event of concurrent bankruptcy proceedings involving the ground lessor and the ground lessee/borrower, the ground lease could be terminated.

     Because of the possible termination of the related ground lease, lending on a leasehold interest in a real property is riskier than lending on the fee interest in the property.

     Changes in Zoning Laws May Affect Ability to Repair or Restore a Mortgaged Real Property. Due to changes in applicable building and zoning ordinances and codes affecting several of the mortgaged real properties that are to secure the underlying mortgage loans, which changes occurred after the construction of the improvements on these properties, these mortgaged real properties may not comply fully with current zoning laws because of:

     o   density;

     o   use;

     o   parking;

     o   set-back requirements; or

     o   other building related conditions.

     These changes will not interfere with the current use of the mortgaged real property. However, these changes may limit the ability of the related borrower to rebuild the premises "as is" in the event of a substantial casualty loss which may adversely affect the ability of the borrower to meet its mortgage loan obligations from cash flow. Generally, the mortgage loans secured by mortgaged real properties which no longer conform to current zoning ordinances and codes will require, or contain provisions under which the lender in its reasonable discretion may require, the borrower to maintain "law and ordinance" coverage which, subject to the terms and conditions of such coverage, will insure the increased cost of construction to comply with current zoning ordinances and codes. Insurance proceeds may not be sufficient to pay off the mortgage loan in full. In addition, if the mortgaged real property were to be repaired or restored in conformity with then current law, its value could be less than the remaining balance on the mortgage loan and it may produce less revenue than before repair or restoration.

     Lending on Income-Producing Properties Entails Risks Related to Property Condition. All of the mortgaged real properties were inspected by engineers. One hundred eighty-three of those inspected mortgaged real properties, securing 86.1% of the initial mortgage pool balance, were inspected during the 12-month period preceding November 11, 2001. Two hundred twelve of those inspected mortgaged real properties, securing 99.2% of the initial mortgage pool balance, were inspected during the 18-month period preceding November 11, 2001. The scope of those inspections included an assessment of--

     o the structure, exterior walls, roofing, interior construction, mechanical and electrical systems, and

     o the general condition of the site, buildings and other improvements located at each property.

At 15 of those properties, the inspections identified conditions requiring escrows to be established for repairs or replacements estimated to cost in excess of $100,000. In all of these cases, the originator required the related borrower to fund reserves, or deliver letters of credit or other instruments, to cover these costs. While the aforementioned escrows were based on recommendations in an engineering report, there can be no assurance that the reserves or letters of credit or other instruments will be sufficient to cover the repairs or replacements. Additionally, there can be no assurance that all conditions requiring repair or replacement have been identified in these inspections.

     Compliance with Americans with Disabilities Act May Result in Additional Costs to Borrowers. Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. To the extent a mortgaged real property does not comply with the Americans with Disabilities Act of 1990, the related borrower may be required to incur costs to comply with this law. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants.

     Certain Loans May Require Principal Paydowns which May Reduce the Yield on Your Offered Certificates. Some of the mortgage loans that we intend to include in the trust fund may require the related borrower to make, or permit the lender to apply reserve funds to make, partial prepayments if certain conditions, such as meeting certain debt service coverage ratios and/or satisfying certain leasing conditions, have not been satisfied. The required prepayment may need to be made even though the mortgage loan is in its lock-out period. See "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Mortgage Loans Which May Require Principal Paydowns".

     Prior Bankruptcies May Reflect Future Performance. We are aware that in the case of one mortgage loan that we intend to include in the trust fund, representing 0.4% of the initial mortgage pool balance, a guarantor has been a debtor in prior bankruptcy proceedings within the five-year period preceding November 11, 2001, which proceeding was dismissed in August 1998.

     Litigation May Adversely Affect Property Performance. There may be pending or, from time to time, threatened legal proceedings against the borrowers under the mortgage loans, the managers of the related mortgaged real properties and their respective affiliates, arising out of the ordinary business of those borrowers, managers and affiliates. We cannot assure you that litigation will not have a material adverse effect on your investment. See, for example, "Description of the Underlying Mortgage Loans--Significant Mortgage Loans--Ocean Towers" in this prospectus supplement. In general, if the related originator considered any litigation pending against the related borrower at the time of origination of the subject mortgage loan to be material, it required that borrower or a related party to establish and/or maintain a reasonable reserve, post a bond and/or execute and deliver additional indemnities to cover any damages that were likely to be assessed against that borrower.

     One Action Rules May Limit Remedies. Several states, including California, have laws that prohibit more than one "judicial action" to enforce a mortgage obligation, and some courts have construed the term "judicial action" broadly. Accordingly, the applicable special servicer is required to obtain advice of counsel prior to enforcing any of the trust fund's rights under any of the mortgage loans that are secured by mortgaged real properties located where the rule could be applicable. In the case of either a cross-collateralized mortgage loan or a multi-property loan that is secured by mortgaged properties located in multiple states, the applicable special servicer may be required to foreclose first on properties located in states where the "one action" rules apply, and where non-judicial foreclosure is permitted, before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure.

     Tax Considerations Related to Foreclosure. If the trust fund were to acquire one or more mortgaged real properties pursuant to a foreclosure or deed in lieu of foreclosure, a special servicer would be required to retain an independent contractor to operate and manage those mortgaged properties. Net income from such operation and management that is not qualifying "rents from real property", within the meaning of Section 856(d) of the Internal Revenue Code of 1986, as amended, and any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of property involved, will subject the trust fund to federal (and possibly state or local) tax on such income at the highest marginal corporate tax rate (currently 35%), thereby reducing net proceeds available for distribution to the series 2001-CKN5 certificateholders. The risk of taxation being imposed on income derived from the operation of foreclosed property is particularly present in the case of hotels or hospitality properties. The pooling and servicing agreement permits a special servicer to cause the trust fund to earn "net income from foreclosure property" that is subject to tax if it determines that the net after-tax benefit to the series 2001-CKN5 certificateholders is greater than another method of operating or net-leasing the subject mortgaged real properties. See "Federal Income Tax Consequences" in this prospectus supplement and in the accompanying prospectus.

RISKS RELATED TO THE OFFERED CERTIFICATES

     The Trust Fund's Assets May Be Insufficient to Allow for Repayment in Full on Your Certificates. If the assets of the trust fund are insufficient to make distributions on the offered certificates, no other assets will be available for distribution of the deficiency. The offered certificates will represent interests in the trust fund only and will not be obligations of or represent interests in us, any of our affiliates or any other person or entity. The offered certificates have not been guaranteed or insured by any governmental agency or instrumentality or by any other person or entity.

     The Class B, C and D Certificates are Subordinate to, and Are Therefore Riskier than, the Class A-1, A-2 and A-3 Certificates. If you purchase class B, C or D certificates, then your offered certificates will provide credit support to other classes of offered certificates. As a result, you will receive distributions after, and must bear the effects of losses on the underlying mortgage loans before, the holders of those other classes of offered certificates.

     When making an investment decision, you should consider, among other things--

     o the distribution priorities of the respective classes of the series 2001-CKN5 certificates,

     o the order in which the principal balances of the respective classes of the series 2001-CKN5 certificates with principal balances will be reduced in connection with losses and default-related shortfalls, and

     o   the characteristics and quality of the underlying mortgage loans.

     The Offered Certificates Have Uncertain Yields to Maturity. The yield on your offered certificates will depend on, among other things--

     o   the price you paid for your offered certificates, and

     o the rate, timing and amount of distributions on your offered certificates.

     The rate, timing and amount of distributions on your offered certificates will depend on--

     o the pass-through rate for, and the other payment terms of, your offered certificates,

     o the rate and timing of payments and other collections of principal on the underlying mortgage loans,

     o the rate and timing of defaults, and the severity of losses, if any, on the underlying mortgage loans,

     o the rate, timing, severity and allocation of other shortfalls and expenses that reduce amounts available for distribution on the series 2001-CKN5 certificates, and

     o   servicing decisions with respect to the underlying mortgage loans.

     These factors cannot be predicted with any certainty. Accordingly, you may find it difficult to analyze the effect that these factors might have on the yield to maturity of your offered certificates.

     If you purchase your offered certificates at a premium, and if payments and other collections of principal on the underlying mortgage loans occur at a rate faster than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. Conversely, if you purchase your offered certificates at a discount, and if payments and other collections of principal on the underlying mortgage loans occur at a rate slower than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase.

     The yield on the offered certificates with variable or capped pass-through rates could also be adversely affected if the underlying mortgage loans with higher mortgage interest rates pay principal faster than the mortgage loans with lower mortgage interest rates. This is because those classes bear interest at pass-through rates equal to, based upon or limited by, as applicable, a weighted average of net interest rates derived from the mortgage loans in the trust fund.

     Generally speaking, a borrower is less likely to prepay if prevailing interest rates are at or above the interest rate borne by its mortgage loan. On the other hand, a borrower is more likely to prepay if prevailing rates fall significantly below the interest rate borne by its mortgage loan. Borrowers are less likely to prepay mortgage loans with lock-out periods, prepayment premiums or yield maintenance charge provisions, to the extent enforceable, than otherwise identical mortgage loans without these provisions, with shorter lock-out periods or with lower or no prepayment premiums and/or yield maintenance charges. The master servicers and the special servicers will not be required to advance any prepayment premiums or yield maintenance charges.

     Delinquencies on the underlying mortgage loans, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month. Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent. Even if losses on the underlying mortgage loans are not allocated to a particular class of offered certificates, the losses may affect the weighted average life and yield to maturity of that class of offered certificates. Losses on the underlying mortgage loans, even if not allocated to a class of offered certificates, may result in a higher percentage ownership interest evidenced by those offered certificates in the remaining underlying mortgage loans than would otherwise have resulted absent the loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of the remaining mortgage loans in the trust fund.

     Provisions requiring prepayment consideration may not be enforceable in some states and under federal bankruptcy law, and may constitute interest for usury purposes. Accordingly, no assurance can be given that the obligation to pay a prepayment premium or yield maintenance charge will be enforceable or, if enforceable, that the foreclosure proceeds will be sufficient to pay the prepayment premium or yield maintenance charge in connection with an involuntary prepayment. Additionally, although the collateral substitution provisions related to defeasance are not intended to be, and do not have the same effect on the series 2001-CKN5 certificateholders as, a prepayment, there can be no assurance that a court would not interpret these provisions as requiring a prepayment premium or yield maintenance charge which may be unenforceable or usurious under applicable law.

     The Right of the Master Servicers, the Special Servicers and the Trustee to Receive Interest on Advances May Result in Additional Losses to the Trust Fund. The master servicers, the special servicers and the trustee will each be entitled to receive interest on unreimbursed advances made by it. This interest will generally accrue from the date on which the related advance is made through the date of reimbursement. The right to receive these distributions of interest is senior to the rights of holders to receive distributions on the offered certificates and, consequently, may result in losses being allocated to the offered certificates that would not have resulted absent the accrual of this interest.

     If any of the Master Servicers or the Special Servicers Purchase Series 2001-CKN5 Certificates, a Conflict of Interest Could Arise between Their Duties and Their Interests in the Series 2001-CKN5 Certificates. Any master servicer or special servicer or an affiliate thereof may purchase any class of series 2001-CKN5 certificates. The purchase of series 2001-CKN5 certificates by a master servicer or special servicer could cause a conflict between its duties under the pooling and servicing agreement and its interest as a holder of a series 2001-CKN5 certificate, especially to the extent that certain actions or events have a disproportionate effect on one or more classes of series 2001-CKN5 certificates. However, under the pooling and servicing agreement, the master servicers and special servicers are each required to service the underlying mortgage loans for which it is responsible in the same manner, and with the same care, as similar mortgage loans serviced by it for its own portfolio or for the portfolios of third parties.

     The Interests of the Series 2001-CKN5 Controlling Class Certificateholders May Be in Conflict with the Interests of the Offered Certificateholders. The holders of certificates representing a majority interest in the controlling class of series 2001-CKN5 certificates will be entitled to appoint a representative having the rights and powers described under "The Pooling and Servicing Agreement--The Series 2001-CKN5 Controlling Class Representative" and "--Replacement of the Special Servicers" in this prospectus supplement. Among other things, the series 2001-CKN5 controlling class representative may remove any special servicer, with or without cause, and appoint a successor special servicer chosen by it without the consent of the holders of any series 2001-CKN5 certificates, the trustee or either master servicer, provided that, among other things, each rating agency confirms in writing that the removal and appointment, in and of itself, would not cause a downgrade, qualification or withdrawal of the then current ratings assigned to any class of series 2001-CKN5 certificates. In addition, subject to the conditions discussed under "The Pooling and Servicing Agreement--The Series 2001-CKN5 Controlling Class Representative", the series 2001-CKN5 controlling class representative can direct various servicing actions by each special servicer. You should expect that the series 2001-CKN5 controlling class representative will exercise its rights and powers on behalf of the series 2001-CKN5 controlling class certificateholders, and it will not be liable to any other class of series 2001-CKN5 certificateholders for doing so.

     In the absence of significant losses on the underlying mortgage loans, the series 2001-CKN5 controlling class will be a non-offered class of series 2001-CKN5 certificates. The series 2001-CKN5 controlling class certificateholders are therefore likely to have interests that conflict with those of the holders of the offered certificates.

     Book-Entry Registration of the Offered Certificates May Require You To Exercise Your Rights Through The Depository Trust Company. Each class of offered certificates initially will be represented by one or more certificates registered in the name of Cede & Co., as the nominee for The Depository Trust Company, and will not be registered in the names of the related beneficial owners of those certificates or their nominees. As a result, unless and until definitive certificates are issued, beneficial owners of offered certificates will not be recognized as "certificateholders" for certain purposes. Therefore, until you are recognized as a "certificateholder", you will be able to exercise the rights of holders of certificates only indirectly through The Depository Trust Company and its participating organizations. See "Description of the Offered Certificates--Registration and Denominations".

     As a beneficial owner holding an offered certificate through the book-entry system, you will be entitled to receive the reports described under "Description of the Offered Certificates--Reports to Certificateholders; Available Information" and notices only through the facilities of The Depository Trust Company and its respective participants or from the trustee, if you have certified to the trustee that you are a beneficial owner of offered certificates using the form annexed to the pooling and servicing agreement. Upon presentation of evidence satisfactory to the trustee of your beneficial ownership interest in the offered certificates, you will be entitled to receive, upon request in writing, copies of monthly reports to certificateholders from the trustee.

     You May Be Bound by the Actions of Other Series 2001-CKN5 Certificateholders. In some circumstances, the consent or approval of the holders of a specified percentage of the series 2001-CKN5 certificates will be required to direct, consent to or approve certain actions, including amending the pooling and servicing agreement. In these cases, this consent or approval will be sufficient to bind all holders of series 2001-CKN5 certificates.

     Lack of a Secondary Market for the Offered Certificates May Make It Difficult for You to Resell Your Offered Certificates. There currently is no secondary market for the offered certificates. Although the underwriters have advised us that they currently intend to make a secondary market in the offered certificates, they are under no obligation to do so. Accordingly, there can be no assurance that a secondary market for the offered certificates will develop. Moreover, if a secondary market does develop, there can be no assurance that it will provide you with liquidity of investment or that it will continue for the life of the offered certificates. The offered certificates will not be listed on any securities exchange. Lack of liquidity could adversely affect the market value of the offered certificates. The market value of the offered certificates at any time may be affected by many other factors, including then prevailing interest rates, and no representation is made by any person or entity as to what the market value of any offered certificate will be at any time

     Potential Defaults Under Certain Mortgage Loans May Affect the Timing and/or Payment on Your Offered Certificates. Any defaults that may occur under the mortgage loans may result in shortfalls in the payments on these mortgage loans. Even if these defaults are non-monetary, the applicable special servicer may still accelerate the maturity of the related mortgage loan which could result in an acceleration of payments to the series 2001-CKN5 certificateholders.

THE AFTERMATH OF THE TERRORIST ATTACKS ON SEPTEMBER 11, 2001 MAY ADVERSELY AFFECT THE VALUE OF YOUR OFFERED CERTIFICATES AND PAYMENTS ON THE UNDERLYING MORTGAGE LOANS

     On September 11, 2001, terrorist attacks destroyed the World Trade Center Twin Towers in New York City and caused material damage to the Pentagon Building in Washington, D.C. The collapse of the World Trade Center Twin Towers and resulting fires also destroyed much of the remaining structures that comprised the World Trade Center complex and severely damaged several other surrounding buildings.

     It is impossible to predict the extent to which terrorist activities may occur in the United States. Furthermore, it is uncertain what effects any past or future terrorist activities and/or any consequent actions on the part of the United States Government and others will have on U.S. and world financial markets; local, regional and national economies; real estate markets across the U.S.; and/or particular business segments, including those that are important to the performance of the real properties that secure the underlying mortgage loans. Among other things, reduced investor confidence could result in substantial volatility in securities markets and a decline in real estate-related investments. In addition, reduced consumer confidence, as well as a heightened concern for personal safety, could result in a material decline in personal spending and travel.

     As a result of the foregoing, defaults on commercial real estate loans could increase; and, regardless of the performance of the underlying mortgage loans, the liquidity and market value of the offered certificates may be impaired. See "Risk Factors-Limited Liquidity of Your Certificates May Have an Adverse Impact on Your Ability to Sell Your Offered Certificates", "--The Market Value of Your Certificates Will Be Sensitive to Factors Unrelated to the Performance of Your Certificates and the Underlying Mortgage Assets" and "--Risks Associated with Commercial or Multifamily Mortgage Loans" in the accompanying prospectus.

              CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT

     From time to time we use capitalized terms in this prospectus supplement. A capitalized term used throughout this prospectus supplement will have the meaning assigned to it in the "Glossary" to this prospectus supplement.

                           FORWARD-LOOKING STATEMENTS

     This prospectus supplement and the accompanying prospectus includes the words "expects", "intends", "anticipates", "estimates", and similar words and expressions. These words and expressions are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties that could cause actual results to differ materially from those stated. These risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this prospectus supplement are accurate as of the date stated on the cover of this prospectus supplement. We have no obligation to update or revise any forward-looking statement.

                  DESCRIPTION OF THE UNDERLYING MORTGAGE LOANS

GENERAL

     We intend to include the 195 mortgage loans identified on Exhibit A-1 to this prospectus supplement in the trust fund. The mortgage pool consisting of those loans will have an initial mortgage pool balance of $1,072,782,114. However, the actual initial mortgage pool balance may be as much as 5% smaller or larger than that amount if any of those mortgage loans are removed from the mortgage pool or any other mortgage loans are added to the mortgage pool. See "--Changes in Mortgage Pool Characteristics" below.

     The initial mortgage pool balance will equal the total cut-off date principal balance of all the mortgage loans. The cut-off date principal balance of any mortgage loan included in the trust fund is equal to its unpaid principal balance as of its due date in November 2001, after application of all monthly debt service payments due with respect to the mortgage loan on or before that date, whether or not those payments were received. The cut-off date principal balance of each mortgage loan that we intend to include in the trust fund is shown on Exhibit A-1 to this prospectus supplement. Those cut-off date principal balances range from $88,797 to $69,935,028 and the average of those cut-off date principal balances is $5,501,447.

     Each of the mortgage loans that we intend to include in the trust fund is an obligation of the related borrower to repay a specified sum with interest. Each of those mortgage loans is evidenced by one or more promissory notes and secured by a mortgage, deed of trust or other similar security instrument that creates a mortgage lien on the ownership and/or leasehold interest of the related borrower or another party in one or more commercial or multifamily real properties. That mortgage lien will, in all cases, be a first priority lien, subject only to Permitted Encumbrances.

     You should consider each of the mortgage loans that we intend to include in the trust fund to be a nonrecourse obligation of the related borrower. You should assume that, in the event of a payment default by the related borrower, recourse will be limited to the corresponding mortgaged real property or properties for satisfaction of that borrower's obligations. Even in those cases where recourse to a borrower or guarantor is permitted under the related loan documents, we have not undertaken an evaluation of the financial condition of any of these persons. None of the mortgage loans that we intend to include in the trust fund will be insured or guaranteed by any governmental entity or by any other person.

     We provide in this prospectus supplement a variety of information regarding the mortgage loans that we intend to include in the trust fund. When reviewing this information, please note that--

     o All numerical information provided with respect to the mortgage loans is provided on an approximate basis.

     o All weighted average information provided with respect to the mortgage loans or any sub-group of mortgage loans reflects a weighting by their respective cut-off date principal balances.

     o In calculating the cut-off date principal balances of the mortgage loans, we have assumed that--

         1. all scheduled payments of principal and/or interest due on the mortgage loans on or before their respective due dates in November 2001, are timely made, and

         2. there are no prepayments or other unscheduled collections of principal with respect to any of the mortgage loans during the period from its due date in October 2001 up to and including its due date in November 2001.

     o When information with respect to mortgaged real properties is expressed as a percentage of the initial mortgage pool balance, the percentages are based upon the cut-off date principal balances of the related mortgage loans.

     o If a mortgage loan is cross-collateralized and cross-defaulted with one or more other mortgage loans in the trust fund, we have presented the information regarding those mortgage loans as if each of them was secured only by a mortgage lien on the corresponding mortgaged real property identified on Exhibit A-1 to this prospectus supplement. One exception is that each and every mortgage loan in any particular group of cross-collateralized and cross-defaulted mortgage loans is treated as having the same loan-to-value ratio and the same debt service coverage ratio. None of the mortgage loans that we intend to include in the trust fund is cross-collateralized with any loan outside of the trust fund.

     o In some cases, multiple mortgaged real properties secure a single mortgage loan. For purposes of providing property-specific information, we have allocated that mortgage loan among those properties based upon--

         1.  relative appraised values,

         2.  relative underwritten net cashflow, or

         3.  prior allocations reflected in the related loan documents.

     o If multiple parcels of real property secure a single mortgage loan and the operation or management of those parcels so warrant, we treat those parcels as a single real property.

     o Whenever we refer to a particular mortgaged real property by name, we mean the property identified by that name on Exhibit A-1 to this prospectus supplement.

     o Statistical information regarding the mortgage loans that we intend to include in the trust fund may change prior to the date of initial issuance of the offered certificates due to changes in the composition of the mortgage pool prior to that date.

CROSS-COLLATERALIZED MORTGAGE LOANS, MULTI-PROPERTY MORTGAGE LOANS AND MORTGAGE LOANS WITH AFFILIATED BORROWERS

     The mortgage pool will include 17 mortgage loans that are, in each case, individually or through cross-collateralization with other mortgage loans, secured by two or more real properties. However, the amount of the mortgage lien encumbering any particular one of those properties may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans, generally to minimize recording tax. The mortgage amount may equal the appraised value or allocated loan amount for the particular real property. This would limit the extent to which proceeds from that property would be available to offset declines in value of the other mortgaged real properties securing the same mortgage loan or group of cross-collateralized mortgage loans in the trust fund.

     The table below identifies the groups of cross-collateralized mortgage loans that we intend to include in the trust fund.

                                           NUMBER OF
                                          STATES WHERE         % OF INITIAL
                                         THE PROPERTIES          MORTGAGE
        PROPERTY/PORTFOLIO NAMES          ARE LOCATED          POOL BALANCE
        ------------------------          -----------          ------------
  Coldwater Crossing
  Kings Mall I & II
  Eastgate Marketplace                         2                    3.3%

  Governor's Plaza                             1                    2.0%
  Tri-Country Marketplace

  Parkview Manor Apartments
  Greenbriar Apartments
  Van Buren Apartments
  Elmira Apartments                            1                    0.5%

     The table below identifies each group of mortgaged real properties that secure an individual multi-property mortgage loan that we intend to include in the trust fund.

                                           NUMBER OF
                                          STATES WHERE          % OF INITIAL
                                         THE PROPERTIES           MORTGAGE
         PROPERTY/PORTFOLIO NAMES         ARE LOCATED           POOL BALANCE
         ------------------------         -----------           ------------
Eaton Vance / Alliance GT-4 Portfolio          6                    6.5%
Eaton Vance / Alliance GT-3 Portfolio          4                    2.5%
Alexandria Roselle Street Portfolio            1                    2.2%
Windsor Wichita Portfolio                      1                    1.5%
Richardson Industrial Portfolio                1                    1.3%
WNA Portfolio                                  4                    1.0%
Richardson Portfolio                           1                    0.8%
ARC North and South                            1                    0.6%

     Eight of the individual multi-property mortgage loans and groups of cross-collateralized mortgage loans that we intend to include in the trust fund, collectively representing 12.7% of the initial mortgage pool balance, entitle the related borrower(s) to a release of one or more of the corresponding mortgaged real properties through partial defeasance of the subject mortgage loan or, in the case of a group of cross-collateralized mortgage loans, full defeasance of one or more of the subject mortgage loans without defeasance of the other cross-collateralized mortgage loans, subject, in each case, to the fulfillment of one or more of the following conditions:

     o the principal aggregate loan amount required to be defeased must equal or exceed a specified percentage, generally between 110% and 125%, of the amount allocated to the property or parcel to be released, provided that, in the case of cross-collateralized loan pools, the portion of such required defeasance amount in excess of principal balance of the loan required to be fully defeased in order to obtain a release of a mortgaged real property will be allocated to partially defease, or serve as additional collateral for, the remaining loans in the cross-collateralized loan pool; and/or

     o the satisfaction of specified debt service coverage ratio requirements for the property or parcel that will remain as collateral; and/or

     o the satisfaction of specified loan-to-value ratio requirements for the property or parcel that will remain as collateral; and/or

     o the satisfaction of certain other requirements set forth in the related mortgage loan documents.

See "--Certain Terms and Conditions of the Underlying Mortgage Loans--Defeasance Loans" below.

     Two of the individual multi-property mortgage loans and groups of cross-collateralized mortgage loans that we intend to include in the trust fund, collectively representing 3.3% of the initial mortgage pool balance, entitle each of the related borrowers to substitute a comparable real property for a mortgaged real property, or one or more parcels included in the mortgaged real property, currently subject to the related mortgage instruments. In the case of the Alexandria Roselle Street Portfolio Loan, the borrower is entitled, up to two times, to substitute a comparable real property for one of the Alexandria Roselle Street Portfolio Properties, provided that the proposed substitution will not result in a qualification, reduction or withdrawal of any rating initially assigned to the series 2001-CKN5 certificates, and the borrower satisfies certain other conditions, including that the appraised value and current net operating income (on a 12-month rolling basis) of the proposed substitute property is not less than 105% of the appraised value (at the time of substitution or at the time of the initial loan origination, whichever is greater) and current net operating income of the proposed release property. In the case of the WNA Portfolio Loan, the related borrower is entitled to substitute one or more comparable real properties for mortgaged real properties with allocated loan amounts of up to 20% of the WNA Portfolio Loan, provided that the related borrower satisfies various conditions including that the fair market value and net operating income (for the 12-month period immediately preceding the substitution) of the proposed substitute property is not less than 105% of the fair market value (at origination or at the time of substitution, whichever is greater) and the net operating income, respectively, of the proposed release property.

     The table below shows each group of mortgaged real properties that--

     o   have the same or affiliated borrowers, and

     o secure two or more non-cross-collateralized mortgage loans or groups of mortgage loans that we intend to include in the trust fund, which mortgage loans have a total cut-off date principal balance equal to at least 1.0% of the initial mortgage pool balance.

                                                                NUMBER OF
                                                               STATES WHERE            % OF INITIAL
                                                              THE PROPERTIES             MORTGAGE
           PROPERTY/PORTFOLIO NAMES                            ARE LOCATED             POOL BALANCE
           ------------------------                            -----------             ------------
  Eaton Vance / Alliance GT-4 Portfolio
  Eaton Vance / Alliance GT-3 Portfolio                             6              9.0%

  Coldwater Crossing
  Governor's Plaza
  Kings Mall I & II
  Tri-County Marketplace
  Eastgate Marketplace
  Northpointe Plaza                                                 2              6.8%

  Residence Inn Arlington-Rosslyn
  Courtyard by Marriott - Washington Convention Center
  Residence Inn Dupont Circle                                       2              5.1%

  Sterling University Meadows
  Sterling University - Grove                                       2              2.7%

  63-101 Sprague Street
  4760 Kentucky Avenue                                              2              1.6%

  The Copper Creek Apartments
  The Pines at Humble Park Apartments                               1              1.2%

  12820 & 12860 Crossroads Parkway South
  12900 Crossroads Parkway South                                    1              1.0%

PARTIAL RELEASES OF PROPERTY

     In the case of the mortgage loan identified on Exhibit A-1 to this prospectus supplement as ARC North and South, representing 0.6% of the initial mortgage pool balance, the borrower may obtain a release of an unimproved portion of the related mortgaged real property without a partial defeasance or payment of a release price upon satisfaction of various specified criteria, including evidence of compliance with zoning, satisfactory plans for separation of tax parcels and satisfaction of other conditions precedent as the lender may reasonably require, including, if the lender reasonably deems necessary, confirmation from the relevant rating agencies that the proposed partial release will not result in a qualification, reduction or withdrawal of any rating initially assigned to the series 2001-CKN5 certificates.

     In the case of the mortgage loan identified on Exhibit A-1 to this prospectus supplement as 2121 Cloverfield Boulevard, representing 0.7% of the initial mortgage pool balance, the borrower may obtain a release of a portion of the parking lot contained within the related mortgaged real property without a partial defeasance or payment of a release price upon satisfaction of various specified criteria, including the lender's approval of the proposed release, evidence of compliance with zoning, satisfactory plans for separation of tax parcels and confirmation from the relevant rating agencies that the proposed partial release will not result in a qualification, reduction or withdrawal of any rating initially assigned to the series 2001-CKN5 certificates.

     In the case of the mortgage loan identified on Exhibit A-1 to this prospectus supplement as Ashley Park Apartments, representing 0.5% of the initial mortgage pool balance, the borrower may obtain a release of a vacant (except for an access road) portion of the related mortgaged real property without a partial defeasance or payment of a release price upon satisfaction of various specified criteria, including the obtaining of a rezoning ordinance which permits the subdivision of the proposed release parcel and the creation of an easement maintaining the current access routes over the release parcel.

CERTAIN TERMS AND CONDITIONS OF THE UNDERLYING MORTGAGE LOANS

     Due Dates. Subject, in some cases, to a next business day convention, the dates on which monthly installments of principal and interest will be due on the underlying mortgage loans are as follows:

                                                    % OF INITIAL
                              NUMBER OF               MORTGAGE
           DUE DATE        MORTGAGE LOANS           POOL BALANCE
           --------        --------------           ------------
              1st                107                   44.1%
             11th                88                    55.9%

     Mortgage Rates; Calculations of Interest. In general, each of the mortgage loans that we intend to include in the trust fund bears interest at a mortgage interest rate that, in the absence of default, is fixed until maturity. However, as described below under "--ARD Loans" below, each of the ARD Loans will accrue interest after its anticipated repayment date at a rate that is in excess of its mortgage interest rate prior to that date.

     The current mortgage interest rate for each of the mortgage loans that we intend to include in the trust fund is shown on Exhibit A-1 to this prospectus supplement. As of the cut-off date, those mortgage interest rates ranged from 6.7500% per annum to 8.9600% per annum, and the weighted average of those mortgage interest rates was 7.7417% per annum.

     Except for ARD Loans that remain outstanding past their respective anticipated repayment dates, none of the mortgage loans that we intend to include in the trust fund provides for negative amortization or for the deferral of interest.

     One hundred forty-nine of the mortgage loans that we intend to include in the trust fund, representing 91.1% of the initial mortgage pool balance, accrue interest on an Actual/360 Basis. Forty-six of the mortgage loans that we intend to include in the trust fund, representing 8.9% of the initial mortgage pool balance, accrue interest on a 30/360 Basis.

     Balloon Loans. One hundred fifty-nine of the mortgage loans that we intend to include in the trust fund, representing 74.9% of the initial mortgage pool balance, are characterized by--

     o an amortization schedule that is significantly longer than the actual term of the mortgage loan or no amortization prior to the stated maturity of the mortgage loan, and

     o in either case, a substantial payment being due with respect to the mortgage loan on its stated maturity date.

     ARD Loans. Twenty-two of the mortgage loans that we intend to include in the trust fund, representing 24.7% of the initial mortgage pool balance, are characterized by the following features:

     o   A maturity date that is generally 25 to 30 years following origination.

     o The designation of an anticipated repayment date that is generally 10 years following origination. The anticipated repayment date for each of the ARD Loans is listed on Exhibit A-1 to this prospectus supplement.

     o The ability of the related borrower to prepay the mortgage loan, without restriction, including without any obligation to pay a Static Prepayment Premium or Yield Maintenance Charge, at any time on or after a date that is generally not later than the related anticipated repayment date.

     o From and after its anticipated repayment date, the accrual of interest at a revised annual rate that is equal to--

         1. in the case of 17 ARD Loans, representing 22.0% of the initial mortgage pool balance, two percentage points over its initial mortgage interest rate,

         2. in the case of four ARD Loans, representing 2.4% of the initial mortgage pool balance, the greater of (x) two percentage points over the initial mortgage interest rate, and (y) two percentage points over the value of a particular U.S. Treasury or other benchmark floating rate at or about the related anticipated repayment date, and

         3. in the case of one ARD Loan, representing 0.3% of the initial mortgage pool balance, five percentage points over the initial mortgage interest rate.

     o The deferral of any additional interest accrued with respect to the mortgage loan from and after the related anticipated repayment date at the difference between its revised mortgage interest rate and its initial mortgage interest rate. This Post-ARD Additional Interest may, in some cases, compound at the new revised mortgage interest rate. Any Post-ARD Additional Interest accrued with respect to the mortgage loan following its anticipated repayment date will not be payable until the entire principal balance of the mortgage loan has been paid in full.

     o From and after its anticipated repayment date, the accelerated amortization of the mortgage loan out of any and all monthly cash flow from the corresponding mortgaged real property which remains after payment of the applicable monthly debt service payments and permitted operating expenses and capital expenditures and the funding of any required reserves. These accelerated amortization payments and the Post-ARD Additional Interest are considered separate from the monthly debt service payments due with respect to the mortgage loan.

     In the case of each of the ARD Loans that we intend to include in the trust fund, the related borrower has agreed to enter into a cash management agreement no later than the related anticipated repayment date if it has not already done so. The related borrower or the manager of the corresponding mortgaged real property will be required under the terms of that cash management agreement to deposit or cause the deposit of all revenue from that property received after the related anticipated repayment date into a designated account controlled by the lender under the ARD Loan.

     The mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as 12820 & 12860 Crossroads Parkway South, is not initially an ARD Loan, but becomes an ARD Loan, with an anticipated repayment date of March 11, 2011 and a maturity date of March 11, 2026, in the event the County of Los Angeles does not renew its lease at the related mortgaged real property. For purposes of this prospectus supplement, we have treated this mortgage loan as a balloon loan.

     Fully Amortizing Loans. Fourteen mortgage loans that we intend to include in the trust fund, representing 0.4% of the initial mortgage pool balance, are each characterized by:

     o a payment schedule that provides for the payment of the subject mortgage loan in full or substantially in full by its maturity date, but

     o none of the incentives to repayment on a date prior to maturity associated with an ARD Loan.

     Additional Amortization Considerations. Five of the balloon mortgage loans that we intend to include in the trust fund, representing 3.4% of the initial mortgage pool balance, do not provide for any amortization prior to maturity. Two other mortgage loans, representing 2.7% of the initial mortgage pool balance, provide for an initial interest only period of 24 months.

     Some of the underlying mortgage loans will provide, in each case, for a recast of the amortization schedule and an adjustment of the monthly debt service payments on the mortgage loan upon application of specified amounts of condemnation proceeds or insurance proceeds to pay the related unpaid principal balance.

     Prepayment Provisions. As of origination:

     o one hundred seventy-nine of the mortgage loans that we intend to include in the trust fund, representing 94.6% of the initial mortgage pool balance, provided for--

         1. a prepayment lock-out period and/or a defeasance period, during which voluntary principal prepayments are prohibited although, for a portion of that period, beginning no sooner than the second anniversary of the date of initial issuance of the offered certificates, the mortgage loan may be defeased, followed by

         2. an open prepayment period during which voluntary principal prepayments may be made without any restriction or prepayment consideration;

     o three of the mortgage loans that we intend to include in the trust fund, representing 2.2% of the initial mortgage pool balance, provided for--

         1. a prepayment consideration period during which voluntary principal prepayments must be accompanied by a Static Prepayment Premium or Yield Maintenance Charge, followed by

         2. an open prepayment period during which voluntary principal prepayments may be made without any restriction or prepayment consideration;

     o eleven of the mortgage loans that we intend to include in the trust fund, representing 2.7% of the initial mortgage pool balance, provided for--

         1. a prepayment lock-out period and/or a defeasance period, during which voluntary principal prepayments are prohibited although, for a portion of that period, beginning no sooner than the second anniversary of the date of initial issuance of the offered certificates, the mortgage loan may be defeased, followed by

         2. a prepayment consideration period during which voluntary principal prepayments must be accompanied by a Static Prepayment Premium or a Yield Maintenance Charge, followed by

         3. an open prepayment period during which voluntary principal prepayments may be made without any restriction or prepayment consideration;

     o one of the mortgage loans that we intend to include in the trust fund, representing 0.3% of the initial mortgage pool balance, provided for--

         1. a prepayment lock-out period and/or a defeasance period, during which voluntary principal prepayments are prohibited although, for a portion of that period, beginning no sooner than the second anniversary of the date of initial issuance of the offered certificates, the mortgage loan may be defeased, followed by

         2. a prepayment consideration period during which voluntary principal prepayments must be accompanied by a Yield Maintenance Charge, followed by

         3. a prepayment consideration period during which voluntary principal prepayments must be accompanied by a Static Prepayment Premium, followed by

         4. an open prepayment period during which voluntary principal prepayments may be made without any restriction or prepayment consideration; and

     o one of the mortgage loans that we intend to include in the trust fund, representing 0.1% of the initial mortgage pool balance, provided for--

         1. a yield maintenance period during which voluntary principal prepayments must be accompanied by a Yield Maintenance Charge, followed by

         2. a prepayment consideration period during which voluntary principal prepayments must be accompanied by a Static Prepayment Premium, followed by

         3. an open prepayment period during which voluntary principal prepayments may be made without any restriction or prepayment consideration.

     The open prepayment period for any mortgage loan will generally begin one to six months prior to stated maturity or, in the case of an ARD Loan, prior to the related anticipated repayment date.

     Notwithstanding otherwise applicable prepayment lock-out periods, partial prepayments of the Additional Collateral Loans will be required under the circumstances described under "--Mortgage Loans Which May Require Principal Paydowns" below.

     The prepayment terms of the mortgage loans that we intend to include in the trust fund are more particularly described in Exhibit A-2 to this prospectus supplement.

     For the purposes of this prospectus supplement and the statistical information presented in this prospectus supplement--

     o the entire principal balance of each Additional Collateral Loan is deemed to be subject to a prepayment lock-out period for the related remaining prepayment lock-out period set forth on Exhibit A-1 hereto, notwithstanding that required prepayments could occur under that Additional Collateral Loan during that prepayment lock-out period, and

     o it is assumed that each ARD Loan prepays on the related anticipated repayment date, notwithstanding the fact that prepayments could occur under such ARD Loans prior to that anticipated repayment date and that, in either case, such prepayments would not be accompanied by payment of a Static Prepayment Premium or Yield Maintenance Charge.

     Prepayment Lock-Out Periods. One hundred ninety-one of the mortgage loans that we intend to include in the trust fund, representing 97.6% of the initial mortgage pool balance, provide for prepayment lock-out periods as of their respective due dates in November 2001. With respect to those mortgage loans, and taking into account periods during which defeasance can occur so long as the mortgage loan cannot be voluntarily prepaid:

     o the maximum remaining prepayment lock-out/defeasance period as of the related due date in November 2001 is 173 months;

     o the minimum remaining prepayment lock-out/defeasance period as of the related due date in November 2001 is 20 months; and

     o the weighted average remaining prepayment lock-out/defeasance period as of the related due dates in November 2001 is 106 months.

     Notwithstanding otherwise applicable prepayment lock-out periods, partial prepayments of the Additional Collateral Loans will be required under the circumstances described under "--Mortgage Loans Which May Require Principal Paydowns" below.

     Prepayment Consideration Periods. Sixteen of the mortgage loans that we intend to include in the trust fund, representing 5.4% of the initial mortgage pool balance, provide for a prepayment consideration period during some portion of their respective loan terms and, in some cases, following an initial prepayment lock-out and/or defeasance period. The relevant prepayment consideration will generally consist of the following:

     o In the case of nine of those mortgage loans, representing 4.0% of the initial mortgage pool balance, all of which were originated or acquired by KeyBank, a Yield Maintenance Charge in an amount equal to the greater of (1) a specified percentage of the principal balance of the mortgage loan being prepaid, and (2) the present value, as of the prepayment date, of the remaining scheduled payments of principal and interest from the prepayment date through the maturity date (including any balloon payment) or, in the case of an ARD Loan, the anticipated repayment date (including the principal balance scheduled to be due on the related anticipated repayment date), determined by discounting such payments at the Discount Rate, less the amount of principal being prepaid. The term "Discount Rate" shall mean the rate that, when compounded monthly, is equivalent to the Treasury Rate when compounded semi-annually. The term "Treasury Rate" shall mean the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the prepayment date, of U.S. Treasury constant maturities with maturity dates (one longer and one shorter) most nearly approximating the maturity or anticipated repayment date. If Release
         H.15 is no longer published, the lender will select a comparable publication to determine the Treasury Rate.

     o In the case of two of those mortgage loans, representing 0.3% of the initial mortgage pool balance, both of which were originated by NCB, NCB Capital Corporation or one of their affiliates and are identified on Exhibit A-1 to this prospectus supplement as DeNault Hardware and DeNault Family Trust, respectively, a Yield Maintenance Charge in an amount equal to the greater of (i) one percent of the principal amount, or (ii) the product of (A) the ratio of the principal amount over the principal amount after subtracting the scheduled principal payment on such noticed prepayment date, multiplied by (B) the present value as of the noticed prepayment date of the remaining scheduled payments of principal and interest from the noticed prepayment date through the maturity date (including any balloon payment) determined by discounting such payments at the Discount Rate less the principal amount on the noticed prepayment date (after subtracting the scheduled principal payment on such noticed prepayment date). The "Discount Rate" is the rate which, when compounded monthly, is equivalent to the Treasury Rate, when compounded semi-annually. The "Treasury Rate" is the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week prior to the noticed prepayment date, of U.S. Treasury constant maturities with maturity dates (one longer and one shorter) most nearly approximating the maturity date. If Release H.15 is no longer published, the lender will select a comparable publication to determine the Treasury Rate.

     o In the case of two of those mortgage loans, representing 0.5% of the initial mortgage pool balance, both of which were originated by NCB or NCB Capital Corporation, and are identified on Exhibit A-1 to this prospectus as 310 East 70th Street Apartments and Tudor Arms Apartments, respectively, a Yield Maintenance Charge in an amount equal to the greater of (i) a specified percentage, if any, of the outstanding principal amount, as of the date of prepayment, or (ii) an amount equal to the product obtained by multiplying (a) the excess of the then applicable interest rate payable over the yield rate on publicly traded current coupon United States Treasury bonds, notes or bills having the closest matching maturity date to the maturity date of the loan, as such yield rate is reported in The Wall Street Journal (or a similar business publication of general circulation selected by the payee) on the fifth business day preceding the prepayment date or, if no yield rate on publicly traded current coupon United States Treasury bonds, notes or bills is obtainable, at the yield rate of the issue most closely equivalent to such United States Treasury bonds, notes or bills, as determined by the payee, by (b) the number of years and fraction thereof remaining between the noticed prepayment date and the maturity date and by (c) the outstanding principal amount.

     o In the case of five of those mortgage loans, representing 1.1% of the initial mortgage pool balance, a Static Prepayment Premium in an amount equal to a specified percentage of the amount prepaid. Two of these mortgage loans identified on Exhibit A-1 to this prospectus supplement as 310 East 70th Street Apartments Corporation and Oakridge Shopping Center, respectively, required a Yield Maintenance Charge during an earlier period.

     Unless a mortgage loan is relatively near its stated maturity date or unless the sale price or the amount of the refinancing of the related mortgaged real property is considerably higher than the current outstanding principal balance of that mortgage loan, due to an increase in the value of the mortgaged real property or otherwise, the prepayment consideration may, even in a relatively low interest rate environment, offset entirely or render insignificant any economic benefit to be received by the borrower upon a refinancing or sale of the mortgaged real property. The prepayment consideration provision of a mortgage loan creates an economic disincentive for the borrower to prepay that mortgage loan voluntarily and, accordingly, the related borrower may elect not to prepay that mortgage loan.

     However, there can be no assurance that the imposition of a Static Prepayment Premium or Yield Maintenance Charge will provide a sufficient disincentive to prevent a voluntary principal prepayment. Furthermore, certain state laws limit the amounts that a lender may collect from a borrower as an additional charge in connection with the prepayment of a mortgage loan. Even if a borrower does elect to pay a Static Prepayment Premium or Yield Maintenance Charge, the pooling and servicing agreement will provide that amounts received from borrowers will be applied to payments of principal and interest on the underlying mortgage loans being prepaid prior to being distributed as prepayment consideration.

     The mortgage loans generally provide that in the event of an involuntary prepayment made after an event of default has occurred, a Static Prepayment Premium or Yield Maintenance Charge will be due. The enforceability of provisions providing for payments comparable to the prepayment consideration upon an involuntary prepayment is unclear under the laws of a number of states. No assurance can be given that, at the time a Static Prepayment Premium or Yield Maintenance Charge is required to be made on any of the underlying mortgage loans in connection with an involuntary prepayment, the obligation to pay that Static Prepayment Premium or Yield Maintenance Charge will be enforceable under applicable state law. See "Legal Aspects of Mortgage Loans" in the accompanying prospectus.

     Neither we nor any of the mortgage loan sellers makes any representation as to the enforceability of the provision of any mortgage loan requiring the payment of a Static Prepayment Premium or Yield Maintenance Charge, or of the collectability of any Static Prepayment Premium or Yield Maintenance Charge.

     Casualty and Condemnation. In the event of a condemnation or casualty at the mortgaged real property securing any of the mortgage loans, the borrower will generally be required to restore that mortgaged real property. However, the lender may under certain circumstances apply the condemnation award or insurance proceeds to the repayment of debt, which, in the case of substantially all of the underlying mortgage loans, will not require payment of any prepayment consideration.

     Several of the mortgage loans that we intend to include in the trust fund provide that if casualty or condemnation proceeds are applied to the loan and are above a specified amount or above a specified percentage of the value of the related mortgaged real property, the borrower will be permitted to supplement those proceeds with an amount sufficient to prepay all or a portion of the remaining principal balance of the mortgage loan without any prepayment consideration. Some mortgage loans that we intend to include in the trust fund provide that, in the event of a partial prepayment resulting from the occurrence of a casualty or condemnation, the constant monthly debt service payment may be reduced based on the remaining amortization period, the mortgage interest rate and the outstanding principal balance.

     Mortgage Loans Which May Require Principal Paydowns. Eight mortgage loans, representing 9.9% of the initial mortgage pool balance, are secured by cash reserves that in each such case:

     o will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; or

     o will or, at the discretion of the lender, may be applied to prepay the subject mortgage loan if such performance related conditions are not satisfied within specified time periods.

     The total amount of that additional collateral is $7,439,000.

     Defeasance Loans. One hundred seventy-eight of the mortgage loans that we intend to include in the trust fund, representing 94.6% of the initial mortgage pool balance, permit the borrower to deliver direct, noncallable U.S. government obligations as substitute collateral.

     Each of these mortgage loans permits the related borrower, during specified periods and subject to specified conditions, to pledge to the holder of the mortgage loan the requisite amount of direct, non-callable U.S. government obligations and obtain a full or partial release of the mortgaged real property. In general, the U.S. government securities that are to be delivered in connection with the defeasance of any mortgage loan must provide for a series of payments that--

     o will be made prior, but as closely as possible, to all successive due dates through and including the maturity date, and

     o will, in the case of each due date, be in a total amount equal to or greater than the monthly debt service payment, including any applicable balloon payment, scheduled to be due on that date.

For purposes of determining the defeasance collateral for an ARD Loan, however, that mortgage loan will be treated as if a balloon payment is due on its anticipated repayment date.

     If fewer than all of the real properties securing any particular multi-property mortgage loan or group of cross-collateralized mortgage loans are to be released in connection with any defeasance, the requisite defeasance collateral will be calculated based on the allocated loan amount for the properties to be released and the portion of the monthly debt service payments attributable to the defeased loan amount.

     In connection with any delivery of defeasance collateral, the related borrower will be required to deliver a security agreement granting the trust fund a first priority security interest in the collateral, together with an opinion of counsel confirming the first priority status of the security interest.

     None of the mortgage loans that we intend to include in the trust fund may be defeased prior to the second anniversary of the date of initial issuance of the offered certificates.

     Neither we nor any of the mortgage loan sellers makes any representation as to the enforceability of the defeasance provisions of any Mortgage Loan.

     Lockboxes. Forty mortgage loans that we intend to include in the trust fund, representing approximately 56.9% of the initial mortgage pool balance, generally provide that all rents, credit card receipts, accounts receivables payments and other income derived from the related mortgaged real properties will be paid into one of the following types of lockboxes, each of which is described below.

     o HARD LOCKBOX. Income is paid directly to a lockbox account controlled by the applicable master servicer on behalf of the trust fund, except that with respect to multifamily properties, income is collected and deposited in the lockbox account by the manager of the mortgaged real property and, with respect to hospitality properties, cash or "over-the-counter" receipts are deposited into the lockbox account by the manager, while credit card receivables will be deposited directly into a lockbox account;

     o SPRINGING LOCKBOX. Income is collected by or otherwise accessible by the borrower until the occurrence of a triggering event, following which a hard lockbox is put in place. Examples of triggering events include:

         1. a failure to pay the related mortgage loan in full on or before any related anticipated repayment date; or

         2. a decline, by more than a specified amount, in the net operating income of the related mortgaged real property; or

         3.  a failure to meet a specified debt service coverage ratio; or

         4.  an event of default under the mortgage.

         For purposes of this prospectus supplement, a springing lockbox can be either an account that is currently under the control of both the lender and the borrower, but which comes under the sole control of the lender upon the occurrence of the trigger event, or an account that is required to be established by the borrower upon the occurrence of the trigger event.

The 40 mortgage loans referred to above provide for lockbox accounts as follows:

                                                           % OF INITIAL
                                         NUMBER OF           MORTGAGE
                   TYPE OF LOCKBOX     MORTGAGE LOANS      POOL BALANCE
                   ---------------     --------------      ------------
            Springing                        30                50.4%
            Hard                             10                 6.5%

     For any hard lockbox, income deposited directly into the related lockbox account may not include amounts paid in cash which are paid directly to the related property manager, notwithstanding requirements to the contrary. Mortgage loans whose terms call for the establishment of a lockbox account require that amounts paid to the property manager of the related mortgaged real property or "over-the-counter" will be deposited into a lockbox account on a regular basis. Lockbox accounts will not be assets of the trust fund.

     Escrow and Reserve Accounts. Many of the mortgage loans that we intend to include in the trust fund provide for the establishment of escrow and/or reserve accounts for the purpose of holding amounts required to be on deposit as reserves for--

     o   taxes and insurance,

     o   capital improvements,

     o   furniture, fixtures and equipment, and/or

     o   various other purposes.

As of the date of initial issuance of the offered certificates, these accounts will be under the sole control of the applicable master servicer. In the case of most of the mortgage loans as to which there is this type of account, the account will be funded out of monthly escrow and/or reserve payments by the related borrower or from funds transferred from another account.

     Tax and Insurance Escrows. In the case of 155 of the mortgage loans that we intend to include in the trust fund, representing 88.3% of the initial mortgage pool balance, escrows were established for taxes and/or insurance, either as separate accounts or, if applicable, as sub-accounts of another account. In those cases, the related borrower is generally required to deposit on a monthly basis an amount equal to--

     o   one-twelfth of the annual real estate taxes and assessments, and

     o one-twelfth of the annual premiums payable on insurance policies that the borrower is required to maintain.

     If an escrow was established, the funds will be applied by the applicable master servicer to pay for items such as taxes, assessments and insurance premiums at the mortgaged real property.

     Under some of the other mortgage loans, the insurance carried by the related borrower is in the form of a blanket policy. In these cases, the amount of the escrow is an estimate of the proportional share of the premium allocable to the mortgaged real property, or the related borrower pays the premium directly.

     In still other cases, no escrow was required because the originator did not deem it necessary for various reasons, including because a tenant at the mortgaged real property is responsible for paying all or a portion of the real estate taxes and assessments and/or insurance premiums directly.

     Recurring Replacement Reserves. The table titled "Engineering Reserves and Recurring Replacement Reserves" on Exhibit A-1 to this prospectus supplement shows for each applicable mortgage loan that we intend to include in the trust fund the reserve deposits that the related borrower has been or is required to make into a separate account or, if applicable, a sub-account of another account for--

     o   capital replacements, repairs and furniture, fixtures and equipment, or

     o   leasing commissions and tenant improvements.

     In the case of most of the mortgaged real properties that secure a mortgage loan that we intend to include in the trust fund, those reserve deposits are initial amounts and may vary over time. In these cases, the related mortgage instrument and/or other related loan documents may provide for applicable reserve deposits to cease upon achieving predetermined maximum amounts in the related reserve account. In addition, in some cases, reserves for leasing commissions and tenant improvements were determined for specific tenant spaces, in which cases the execution of a lease covering the space could result in the termination and/or release of the corresponding reserve. Under some of the mortgage loans that we intend to include in the trust fund, the related borrowers are permitted to deliver letters of credit from third parties in lieu of establishing and funding the reserve accounts.

     Engineering Reserves. The table titled "Engineering Reserves and Recurring Replacement Reserves" on Exhibit A-1 to this prospectus supplement shows the engineering reserves established at the origination of the corresponding mortgage loans for deferred maintenance items that are required to be corrected within 12 months from origination. In most cases, the engineering reserve is 100% to 125% of the estimated cost to make the required repairs. However, in some of those cases, the engineering reserve for the listed properties is less than the cost estimate in the related inspection report because--

     o the related originator may not have considered various items identified in the related inspection report significant enough to require a reserve, and/or

     o various items identified in the related inspection report may have been corrected.

     In the case of several mortgaged real properties securing mortgage loans that we intend to include in the trust fund, the engineering reserve was a significant amount and substantially in excess of the cost estimate set forth in the related inspection report because the related originator required the borrower to establish reserves for the completion of major work that had been commenced. No engineering reserve is required to be replenished. We cannot provide any assurance that the work for which reserves were required will be completed in a timely manner or that the reserved amounts will be sufficient to cover the entire cost of the required work.

     Due-on-Sale and Due-on-Encumbrance Provisions. Most of the mortgage loans that we intend to include in the trust fund contain both a due-on-sale clause and a due-on-encumbrance clause. In general, except for the permitted transfers discussed in the next paragraph and subject to the discussion under "--Additional Loan and Property Information--Additional Secured Financing" below, these clauses either--

     o permit the holder of the related mortgage instrument to accelerate the maturity of the mortgage loan if the borrower sells or otherwise transfers or encumbers the corresponding mortgaged real property, or

     o prohibit the borrower from doing so without the consent of the holder of the mortgage.

     Some of the mortgage loans that we intend to include in the trust fund permit one or more of the following types of transfers:

     o transfers of the corresponding mortgaged real property if specified conditions are satisfied, which conditions normally include--

         1. confirmation in writing by each applicable rating agency that the transfer will not result in a qualification, downgrade or withdrawal of any of its then current ratings of the series 2001-CKN5 certificates, or

         2.  the reasonable acceptability of the transferee to the lender;

     o a transfer of the corresponding mortgaged real property to a person that is affiliated with or otherwise related to the borrower;

     o involuntary transfers caused by the death of any owner, general partner or manager of the borrower;

     o transfers of the corresponding mortgaged real property or ownership interests in the related borrower to specified entities or types of entities;

     o   issuance by the borrower of new partnership or membership interests;

     o   a transfer of ownership interests for estate planning purposes;

     o changes in ownership between existing partners and members of the related borrower;

     o a transfer of non-controlling ownership interests in the related borrower; or

     o   other transfers similar in nature to the foregoing.

     Hazard, Liability and Other Insurance. The loan documents for each of the mortgage loans that we intend to include in the trust fund generally require the related borrower to maintain with respect to the corresponding mortgaged real property the following insurance coverage:

     o hazard insurance in an amount that is, subject to a customary deductible, at least equal to the lesser of--

         1.  the outstanding principal balance of the mortgage loan, and

         2. the full insurable replacement cost of the improvements located on the insured property;

     o if any portion of the property was in an area identified in the federal register by the Flood Emergency Management Agency as having special flood hazards, flood insurance meeting the requirements of the Federal Insurance Administration guidelines, in an amount that is equal to the least of--

         1.  the outstanding principal balance of the related mortgage loan,

         2. the replacement cost or the full insurable value of the insured property, and

         3. the maximum amount of insurance available under the National Flood Insurance Act of 1968;

     o comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the insured property, in an amount at least equal to $1,000,000 per occurrence; and

     o business interruption or rent loss insurance either in an amount not less than 100% of the projected rental income or revenue or maintenance income from the insured property for at least six months or, alternatively, in a specified dollar amount.

     In general, the mortgaged real properties for the mortgage loans that we intend to include in the trust fund are not insured against earthquake risks. In the case of those properties located in California, other than those that are manufactured housing communities, a third-party consultant conducted seismic studies to assess the probable maximum loss for the property. In general, when the resulting reports concluded that a mortgaged real property was likely to experience a probable maximum loss in excess of 20% of the estimated replacement cost of the improvements, the related originator required the borrower to--

     o   obtain earthquake insurance, or

     o establish reserves to cover the estimated costs of completing seismic retrofitting recommended by the consultant.

     With respect to each of the mortgaged real properties for the underlying mortgage loans, the applicable master servicer will use reasonable efforts, consistent with the Servicing Standard, to cause the related borrower to maintain all insurance coverage as is required under the related mortgage loan documents. If the related borrower fails to do so, the applicable master servicer must maintain that insurance coverage, to the extent--

     o   the trustee has an insurable interest,

     o the insurance coverage is available at commercially reasonable rates, and

     o any related servicing advance is deemed by that master servicer to be recoverable from collections on the related mortgage loan.

     Where insurance coverage at the mortgaged real property for any mortgage loan in the trust fund is left to the lender's discretion, the applicable master servicer will be required to exercise that discretion in a manner consistent with the Servicing Standard, with a view towards requiring insurance generally comparable to that required under other similar mortgage loans in the trust fund with express provisions governing such matters.

     Various forms of insurance maintained with respect to one or more of the mortgaged real properties securing the underlying mortgage loans, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure loans in the trust fund. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the loans in the trust fund.

     The mortgage loans that we intend to include in the trust fund generally provide that insurance and condemnation proceeds are to be applied either--

     o   to restore the mortgaged real property, or

     o   towards payment of the mortgage loan.

     If any mortgaged real property is acquired by the trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise following a default on the related mortgage loan, the applicable special servicer will be required to maintain for that property generally the same insurance coverage, to the extent available at commercially reasonable rates, as was previously required under the mortgage instrument that had covered the property.

     Each of the master servicers and special servicers may satisfy its obligations regarding maintenance of the hazard insurance policies referred to in this prospectus supplement by maintaining a blanket insurance policy or master force placed policy insuring against hazard losses on all of the mortgage loans and/or REO Properties for which it is responsible. If any blanket insurance policy or master force placed policy maintained by a master servicer or special servicer contains a deductible clause, however, that master servicer or special servicer, as the case may be, will be required, in the event of a casualty that would have been covered by an individual policy, to pay out of its own funds all sums that--

     o   are not paid because of the deductible clause, and

     o exceed the deductible limitation that pertains to the related mortgage loan or, in the absence of any such deductible limitation, an assumed deductible limitation for an individual policy which is consistent with the Servicing Standard.

MORTGAGE POOL CHARACTERISTICS

     A detailed presentation of various characteristics of the mortgage loans that we intend to include in the trust fund, and of the corresponding mortgaged real properties, on an individual basis and in tabular format, is shown on Exhibit A-1 and Exhibit A-2 to this prospectus supplement. The statistics in the tables and schedules on Exhibit A-1 and Exhibit A-2 to this prospectus supplement were derived, in many cases, from information and operating statements furnished by or on behalf of the respective borrowers. The information and the operating statements were generally unaudited and have not been independently verified by us or any of the underwriters.

ADDITIONAL LOAN AND PROPERTY INFORMATION

     Delinquencies. None of the mortgage loans that we intend to include in the trust fund was as of its due date in November 2001, or has been at any time during the 12-month period preceding that date, 30 days or more delinquent with respect to any monthly debt service payment.

     Tenant Matters. Described and listed below are special considerations regarding tenants at the mortgaged real properties that will secure the mortgage loans--

     o Twenty mortgaged real properties, securing 9.5% of the initial mortgage pool balance, are, in each case, a retail property, an office property, an industrial property or a mixed-use property that is leased to one or more significant tenants that each occupy at least 50%, but less than 100%, of the net rentable area of the particular property.

     o Twenty-one mortgaged real properties, securing 14.3% of the initial mortgage pool balance, are either wholly owner-occupied or leased to a single tenant.

     o Some of the mortgaged real properties that are retail properties may have Dark Tenants.

     o A number of companies are Major Tenants at more than one of the mortgaged real properties.

     o There are several cases in which a particular entity is a tenant at more than one of the mortgaged real properties, and although it may not be a Major Tenant at any of those properties, it is significant to the success of the properties in the aggregate.

     Ground Leases. Three of the mortgage loans that we intend to include in the trust fund, representing 3.7% of the initial mortgage pool balance, are secured by a mortgage lien on the borrower's leasehold interest in all or a material portion of the related mortgaged real property but not by any mortgage lien on the corresponding fee interest. Except as otherwise discussed below, the following is true in each of those cases--

     o the related ground lease, after giving effect to all extension options, expires approximately 20 years or more after the stated maturity or, in the case of an ARD Loan, the anticipated repayment date, of the related mortgage loan,

     o the related ground lessor has agreed, in the related ground lease or under a separate estoppel or other agreement, to give the holder of the related mortgage loan notice of, and the right to cure, any default or breach by the lessee, and

     o in general, the ground lease or a separate estoppel or other agreement otherwise contains standard provisions that are intended to protect the interests of the holder of the related mortgage loan.

     Additional Secured Financing. Other than as described in the succeeding paragraphs, the mortgage loans that we intend to include in the trust fund generally prohibit borrowers from incurring, without lender consent, any additional debt that is secured by the related mortgaged real property.

     In the case of one mortgage loan that we intend to include in the trust fund, representing 0.4% of the initial mortgage pool balance and secured by a mortgaged real property that is identified on Exhibit A-1 to this prospectus supplement as Generation Plaza, the related borrower is permitted, upon a transfer of the related mortgaged real property, to incur secured subordinate debt for the purpose of acquiring or making improvements to the mortgaged real property. It is a condition to the incurrence of such future secured subordinate indebtedness that, at the time the subordinate indebtedness is first incurred, the combined debt service coverage ratio of the subject mortgage loan and the related subordinate loan be no less than 1.35x and the loan-to-value ratio of the subject mortgage loan and the related subordinate loan be not more than 75%. It is a further condition to the incurrence of such future secured subordinate debt that the holder of the subordinate debt execute a subordination and standstill agreement.

     The borrowers under 23 mortgage loans, which collectively represent 10.9% of the initial mortgage pool balance and are all secured by residential cooperative properties, are permitted to incur and/or have incurred a limited amount of indebtedness secured by the related mortgaged real properties. It is a condition to the incurrence of any future secured subordinate indebtedness on these mortgage loans that: (a) the total loan-to-value ratio of these loans be below certain thresholds and (b) that subordination agreements be put in place between the trustee and the related lenders. With respect to the mortgage loans secured by residential cooperative properties, the pooling and servicing agreement permits National Consumer Cooperative Bank to grant consent to additional subordinate financing secured by the related cooperative property (even if the subordinate financing is prohibited by the terms of the related loan documents), subject to the satisfaction of certain conditions, including the condition that the maximum combined loan-to-value ratio does not exceed 50% on a loan-by-loan basis (based on the Value Co-op Basis of the related mortgaged real property as set forth in the updated appraisal obtained in connection with the proposed indebtedness) and the condition that the proceeds of the subordinate debt be used for funding capital expenditures, major repairs or reserves. In all of the aforementioned cases, National Consumer Cooperative Bank or one of its affiliates is likely to be the lender on the subordinate financing, although it is not obligated to do so.

     Mezzanine Debt. In the case of eight mortgage loans that we intend to include in the trust fund, one or more of the principals of the related borrower have incurred or are permitted to incur mezzanine debt. Mezzanine debt is debt that is secured by the principal's ownership interest in the borrower. This type of financing effectively reduces the indirect equity interest of any principal in the corresponding mortgaged property. While the mezzanine lender has no security interest in or rights to the related mortgaged real property, a default under the mezzanine loan could cause a change in control of the related borrower.

     In the case of one mortgage loan that we intend to include in the trust fund, representing 1.4% of the initial mortgage pool balance and secured by a mortgaged real property that is identified on Exhibit A-1 to this prospectus supplement as Rivergate Station, the principals of the related borrower are permitted to incur up to $1,500,000 in indebtedness which may be secured by membership interests in the borrower. It is a condition to the incurrence of such future subordinate indebtedness that, at the time the subordinate indebtedness is first incurred, the combined debt service coverage ratio of the subject mortgage loan and the related subordinate loan be no less than 1.25x and the loan-to-value ratio of the subject mortgage loan and the related subordinate loan be not more than 80%. It is a further condition to the incurrence of such future subordinate debt that the holder of the subordinate debt execute an intercreditor agreement satisfactory to the holder of the subject mortgage loan, which agreement would under certain circumstances permit the subordinate lender to foreclose the pledged ownership interest in the borrower.

     In the case of one mortgage loan, representing 1.5% of the initial mortgage pool balance and secured by a mortgaged real property that is identified on Exhibit A-1 to this prospectus supplement as the Windsor Wichita Portfolio, the principal of the related borrower was permitted to obtain mezzanine debt in the amount of $3,000,000 from Nichimen America Capital Corp., secured by 100% of the ownership interests in the related borrower. The holder of the mezzanine debt has entered into an intercreditor agreement with the lender, which gives cure rights to the mezzanine lender and permits the mezzanine lender, under limited circumstances, to exercise remedies against the collateral for the mezzanine loan. The mezzanine lender has also agreed not to take any action enforcing its rights against the equity collateral unless the senior loan is paid in full, the borrower under the senior loan effectuated a defeasance or if permitted by the senior lender.

     In the case of two groups of mortgage loans that we intend to include in the trust fund, representing 5.3% of the initial mortgage pool balance and secured by the groups of mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as the Casto I Portfolio (two loans to two borrowers secured by two mortgaged real properties) and Casto II Portfolio (three loans to three borrowers secured by three mortgaged real properties), respectively, the related borrowers, each of which is a separate single member limited liability company, together with nine other related single member limited liability company entities, were capitalized with an aggregate of $36,000,000 in cash equity that was contributed by SSC Properties, LLC, the sole member of each of the borrowers and the nine other related entities. SSC Properties, LLC was, in turn, capitalized with $6,000,000 of "common" equity and $30,000,000 of subordinate debt. The subordinate debt consists of $12,450,000 from two separate institutional investors and $17,550,000 from various Casto related entities and individual investors, while the "common" equity was provided solely by Casto related entities and individual investors. The subordinate debt is secured only by a pledge of SSC Properties, LLC's net cash flow. No interest in any property or in any borrower entity is pledged to the lenders of the subordinate debt, and the subordinate debt lenders have confirmed in a subordination agreement that their indebtedness is fully subordinate to the rights of the lender of the mortgage loans that we intend to include in the trust fund.

     In the case of one mortgage loan that we intend to include in the trust fund, representing 2.5% of the initial mortgage pool balance and identified on Exhibit A-1 to this prospectus supplement as 3111 - 3151 Coronado Avenue, the related mortgage loan documents permit future mezzanine financing only with the lender's prior written consent and only upon the satisfaction of criteria specified in the related mortgage loan documents, including a specified debt service coverage ratio, execution of an intercreditor and subordination agreement, rating agency confirmation, and the establishment of a lockbox account.

     Title, Survey and Similar Issues. In the case of a few of the mortgaged real properties securing mortgage loans that we intend to include in the trust fund, the permanent improvements on the subject property encroach over an easement or a setback line or onto another property. In other instances, certain oil, gas or water estates affect a property. Generally in those cases, either
(i) the related lender's title policy insures against loss if a court orders the removal of the improvements causing the encroachment or (ii) the respective title and/or survey issue was analyzed by the originating lender and determined not to materially affect the respective mortgaged property for its intended use. There is no assurance, however, that any such analysis in this regard is correct, or that such determination was made in each and every case.

UNDERWRITING MATTERS

     General. In connection with the origination or acquisition of each of the mortgage loans that we intend to include in the trust fund, the related originator or acquiror of the mortgage loan evaluated the corresponding mortgaged real property or properties in a manner generally consistent with the standards described in this "--Underwriting Matters" section.

     Environmental Assessments. A third-party environmental consultant conducted some form of environmental investigation with respect to all of the mortgaged real properties securing the mortgage loans that we intend to include in the trust fund. In the case of 184 of those mortgaged real properties, securing 88.0% of the initial mortgage pool balance, that environmental investigation was conducted during the 12-month period ending on November 1, 2001. In the case of 213 mortgaged real properties, securing 99.3% of the initial mortgage pool balance, that environment investigation was conducted during the 18-month period ending on November 11, 2001. In the case of 62 mortgaged real properties, securing 29.1% of the initial mortgage pool balance, that environmental investigation included a Phase I environmental site assessment or an update of a previously conducted assessment. In the case of 163 mortgaged real properties, securing 95.8% of the initial mortgage pool balance, that environmental investigation included a Phase I environmental site assessment or an update of a previously conducted assessment. In the case of 34 mortgaged real properties, securing 3.8% of the initial mortgage pool balance and covered by environmental insurance, that environmental investigation was limited to testing for asbestos-containing materials, lead based paint and/or radon. In the case of 21 mortgaged real properties, securing 0.4% of the initial mortgage pool balance, that environmental investigation consisted of a transaction screen. In some cases, a third-party consultant also conducted a Phase II environmental site assessment of the mortgaged real property. All of the environmental testing materially complied with ASTM standards. The environmental testing at any particular mortgaged real property did not necessarily cover all potential environmental issues. For example, tests for radon, lead-based paint and lead in water were generally performed only at multifamily rental properties and only when the originator of the related mortgage loan believed this testing was warranted under the circumstances.

     If the environmental investigations described above identified material adverse or potentially material adverse environmental conditions at any of the respective mortgaged real properties securing a mortgage loan that we intend to include in the trust fund, then:

     o an environmental consultant investigated those conditions and recommended no further investigations or remediation;

     o an operation and maintenance plan or other remediation was required and/or an escrow reserve was established to cover the estimated costs of obtaining that plan;

     o when soil or groundwater contamination was suspected or identified, generally either--

         1. those conditions were remediated or abated prior to the closing date,

         2. a letter was obtained from the applicable regulatory authority stating that no further action was required, or

         3. an environmental insurance policy was obtained, a letter of credit was provided, an escrow reserve account was established, or an indemnity from the responsible party was obtained to cover the estimated costs of any required investigation, testing, monitoring or remediation;

     o in those cases in which an offsite property is the location of a leaking underground storage tank or groundwater contamination, generally a responsible party has been identified under applicable law, and either--

         1. that condition is not known to have affected the mortgaged real property, or

         2. the responsible party has either received a letter from the applicable regulatory agency stating no further action is required, established a remediation fund, or provided an indemnity or guaranty to the borrower; or

     o in those cases involving mortgage loans with an original principal balance of less than $1,000,000, the borrower expressly agreed to comply with all federal, state and local statutes or regulations respecting the factor.

     In many cases, the identified condition related to the presence of asbestos-containing materials, lead-based paint and/or radon. Where these substances were present, the environmental consultant often recommended, and the related loan documents required--

     o the establishment of an operation and maintenance plan to address the issue, or

     o in some cases involving asbestos-containing materials and lead-based paint, an abatement or removal program.

In a few cases, the particular asbestos-containing materials or lead-based paint was in need of repair or other remediation. This could result in a claim for damages by any party injured by that condition. In certain cases, the related lender did not require the establishment of an operation and maintenance plan despite the identification of issues involving asbestos-containing materials and/or lead-based paint.

     In some cases, the environmental consultant did not recommend that any action be taken with respect to a potential adverse environmental condition at a mortgaged real property securing a mortgage loan that we intend to include in the trust fund, because a responsible party with respect to that condition had already been identified. There can be no assurance, however, that such a responsible party will be financially able to address the subject condition.

     In some cases where the environmental consultant recommended specific remediation of an adverse environmental condition, the related originator of a mortgage loan that we intend to include in the trust fund, required the related borrower generally either:

     1.  to carry out the specific remedial measures prior to closing;

     2. to carry out the specific remedial measures post-closing and, if deemed necessary by the related originator of the mortgage loan, deposit with the lender a cash reserve in an amount generally equal to 100% to 125% of the estimated cost to complete the remedial measures; or

     3. to monitor the environmental condition and/or to carry out additional testing, in the manner and within the time frame specified in the related loan documents.

     Some borrowers under the mortgage loans that we intend to include in the trust fund have not satisfied all post-closing obligations required by the related loan documents with respect to environmental matters. There can be no assurance that recommended operations and maintenance plans have been or will continue to be implemented.

     In several cases, the environmental testing for a mortgaged real property identified potential and, in some cases, significant environmental issues at nearby properties. The resulting environmental report indicated, however, that--

     o the mortgaged real property had not been affected or had been minimally affected,

     o the potential for the problem to affect the mortgaged real property was limited, or

     o   a person responsible for remediation had been identified.

     The information provided by us in this prospectus supplement regarding environmental conditions at the respective mortgaged real properties is based on the environmental site assessments referred to in this "--Underwriting Matters--Environmental Assessments" subsection and has not been independently verified by--

     o   us,

     o   any of the other parties to the pooling and servicing agreement,

     o   any of the mortgage loan sellers,

     o   any of the underwriters, or

     o   the affiliates of any of these parties.

     There can be no assurance that the environmental assessments or studies, as applicable, identified all environmental conditions and risks at, or that any environmental conditions will not have a material adverse effect on the value of or cash flow from, one or more of the mortgaged real properties.

     In the case of 34 mortgaged real properties, securing 3.8% of the initial mortgage pool balance, the environmental investigation which was conducted in connection with the origination of the related mortgage loan was limited to testing for asbestos-containing materials, lead-based paint and/or radon. In general, the related originator's election to limit the environmental testing with respect to any of those 34 properties was based upon the delivery of a secured creditor impaired property policy covering environmental matters with respect to that property. All of those 34 mortgaged real properties are covered by a blanket secured creditor impaired property policy. However, those policies have coverage limits. In addition, those policies do not provide coverage for adverse environmental conditions at levels below legal limits or for conditions involving asbestos and lead-based paint.

     In some cases, the originator of the related mortgage loan--

     o agreed to release a principal of the related borrower from its obligations under an environmental or hazardous substances indemnity with respect to the particular mortgaged real property in connection with the delivery of a secured creditor impaired property policy covering that property, or

     o required a secured creditor impaired property policy because of a specific environmental issue with respect to the particular mortgaged real property.

     See "--Underwriting Matters--Environmental Insurance" below.

     The pooling and servicing agreement requires that the applicable special servicer obtain an environmental site assessment of a mortgaged real property within 12 months prior to acquiring title to the property or assuming its operation. This requirement precludes enforcement of the security for the related mortgage loan until a satisfactory environmental site assessment is obtained or until any required remedial action is taken. There can be no assurance that the requirements of the pooling and servicing agreement will effectively insulate the trust fund from potential liability for a materially adverse environmental condition at any mortgaged real property.

     Environmental Insurance. As discussed above, some of the mortgaged real properties securing mortgage loans in the trust fund will, in each case, be covered by an individual or a blanket secured creditor impaired property policy. In general, those policies provide coverage for the following losses, subject to the applicable deductibles, policy terms and exclusions, any maximum loss amount and, further, subject to the various conditions and limitations discussed below:

     1. if during the term of the policy, a borrower defaults under its mortgage loan and adverse environmental conditions exist at the related mortgaged real property in concentrations or amounts exceeding maximum levels allowed by applicable environmental laws or standards, the insurer will indemnify the trust fund for the outstanding principal balance of the subject mortgage loan on the date of the default, which is defined by the policy as principal and accrued interest, from the day after a payment was missed under a loan until the date that the outstanding principal balance is paid;

     2. if the trust fund becomes legally obligated to pay as a result of a claim first made against the trust fund and reported to the insurer during the term of the policy, for bodily injury, property damage or clean-up costs resulting from adverse environmental conditions on, under or emanating from a mortgaged real property, the insurer will defend against and pay that claim; and

     3. if the trust fund enforces the related mortgage, the insurer will thereafter pay legally required clean-up costs for adverse environmental conditions at levels above legal limits which exist on or under the acquired mortgaged real property, if those costs were incurred because the insured first became aware of the conditions during the policy period, provided that those conditions were reported to the government in accordance with applicable law.

     Each of the secured creditor impaired property policies described above requires that the appropriate party associated with the trust fund report a claim as soon as possible during the term of the policy. Not all of those policies pays for unreimbursed servicing advances. In addition to other excluded matters, the policies typically do not cover claims arising out of conditions involving lead-based paint or asbestos.

     The premium for each of the secured creditor impaired property policies described above, has been or, as of the date of initial issuance of the offered certificates, will have been paid in full. The insurer under all of those policies is American International Group, Inc. or one of its member companies. American International Group, Inc. currently has an "AAA" rating by S&P, "Aaa" by Moody's, "AAA" by Fitch and "A++" by A.M. Best.

     Property Condition Assessments. All of the mortgaged real properties securing the mortgage loans that we intend to include in the trust were inspected by third-party engineering firms or, a previously conducted inspection was updated, to assess exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at each of the mortgaged real properties. Two hundred twelve of those mortgaged real properties, securing 99.2% of the initial mortgage pool balance, were inspected during the 18-month period ending on November, 2001. One hundred eighty-three of those mortgaged real properties, securing 86.1% of the initial mortgage pool balance, were inspected during the 12-month period ending on November 11, 2001.

     The inspections identified various deferred maintenance items and necessary capital improvements at some of the mortgaged real properties. The resulting inspection reports generally included an estimate of cost for any recommended repairs or replacements at a mortgaged real property. When repairs or replacements were recommended, the related borrower was required to carry out necessary repairs or replacements and, in some instances, to establish reserves, generally in the amount of 100% to 125% of the cost estimated in the inspection report, to fund deferred maintenance or replacement items that the reports characterized as in need of prompt attention. See the table titled "Engineering Reserves and Recurring Replacement Reserves" on Exhibit A-1 to this prospectus supplement. There can be no assurance that another inspector would not have discovered additional maintenance problems or risks, or arrived at different, and perhaps significantly different, judgments regarding the problems and risks disclosed by the respective inspection reports and the cost of corrective action.

     Appraisals and Market Studies. In the case of 212 mortgaged real properties, securing 99.3% of the initial mortgage pool balance, an independent appraiser that is state-certified and/or a member of the Appraisal Institute conducted an appraisal of all of those mortgaged real properties securing the mortgage loans that we intend to include in the trust fund during the 18-month period ending on November 11, 2001, in order to establish the approximate value of the mortgaged real property. The appraisals for the remaining mortgaged real properties securing mortgage loans that we intend to include in the trust fund, were conducted before that 18-month period. Those appraisals are the basis for the Most Recent Appraised Values for the respective mortgaged real properties set forth on Exhibit A-1 to this prospectus supplement.

     Each of the appraisals referred to above represents the analysis and opinions of the appraiser at or before the origination of the related underlying mortgage loan. The appraisals are not guarantees of, and may not be indicative of, the present or future value of the subject mortgaged real property. There can be no assurance that another appraiser would not have arrived at a different valuation of any particular mortgaged real property, even if the appraiser used the same general approach to, and the same method of, appraising that property. Neither we nor any of the underwriters has confirmed the values of the respective mortgaged real properties in the appraisals referred to above.

     In general, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. However, this amount could be significantly higher than the amount obtained from the sale of a particular mortgaged real property under a distress or liquidation sale. Implied in the Most Recent Appraised Values shown on Exhibit A-1 to this prospectus supplement, is the contemplation of a sale at a specific date and the passing of ownership from seller to buyer under the following conditions:

     o   buyer and seller are motivated;

     o both parties are well informed or well advised, and each is acting in what he considers his own best interests;

     o   a reasonable time is allowed to show the property in the open market;

     o payment is made in terms of cash in U.S. dollars or in comparable financial arrangements; and

     o the price paid for the property is not adjusted by special or creative financing or sales concessions granted by anyone associated with the sale.

     Each appraisal of a mortgaged real property referred to above involved a physical inspection of the property and reflects a correlation of the values established through the Sales Comparison Approach, the Income Approach and/or the Cost Approach.

     Either the appraisal upon which is based the Most Recent Appraised Value for each mortgaged real property shown on Exhibit A-1 to this prospectus supplement, or a separate letter, contains a statement to the effect that the appraisal guidelines set forth in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing that appraisal. However, neither we nor any of the underwriters or mortgage loan sellers has independently verified the accuracy of this statement.

     In the case of mortgage loans that are acquisition financing, the related borrower may have acquired the mortgaged real property at a price less than the appraised value on which the mortgage loan was underwritten.

     Zoning and Building Code Compliance. In connection with the origination of each mortgage loan that we intend to include in the trust fund, the related originator examined whether the use and operation of the related mortgaged real property were in material compliance with zoning, land-use, building, fire and health ordinances, rules, regulations and orders then-applicable to the mortgaged real property. Evidence of this compliance may have been in the form of legal opinions, certifications and other correspondence from government officials, title insurance endorsements, engineering or consulting reports, appraisals and/or representations by the related borrower. Where the property as currently operated is a permitted nonconforming use and/or structure, an analysis was generally conducted as to--

     o the likelihood that a material casualty would occur that would prevent the property from being rebuilt in its current form, and

     o whether existing replacement cost hazard insurance or, if necessary, supplemental law or ordinance coverage would, in the event of a material casualty, be sufficient--

         1.  to satisfy the entire mortgage loan, or

         2. taking into account the cost of repair, be sufficient to pay down that mortgage loan to a level that the remaining collateral would be adequate security for the remaining loan amount.

There is no assurance, however, that any such analysis in this regard is correct, or that the above determinations were made in each and every case. Furthermore, in light of the relatively low loan-to-value ratios for the underlying mortgage loans secured by residential cooperative properties, the related originator generally did not conduct such an analysis with respect to those loans.

     Small Balance Loans. When originating mortgage loans under its "small balance loan" program, each of Column and KeyBank generally follows its standard underwriting procedures, subject to some or all of the following exceptions:

     o all third-party reports made on the related mortgaged real property are abbreviated and contain less information than the third-party reports on which Column or KeyBank, as the case may be, relies for its standard conduit loans;

     o other than an appraisal of the related mortgaged real property, no site inspection or independent market study is conducted prior to origination;

     o review and analysis of environmental conditions of the mortgaged real property are based on transaction screen assessments or other reduced environmental testing, rather than Phase I environmental site assessments, performed on the mortgaged real property; and

     o the loan committee write-up for each mortgage loan is abbreviated and contains less information than those for standard conduit loans.

In addition, the related mortgage loan documents, in some cases, provide for full recourse against the related borrower and, in certain cases, against a principal of such borrower.

     Also, in the case of each loan originated by KeyBank under its "small balance loan" program, the related loan documents, in some cases, do not require unsolicited annual operating statements with respect to the related mortgaged real property but require the related borrower, upon request of the mortgagee, to provide those operating statements on a quarterly basis.

SIGNIFICANT MORTGAGE LOANS

     Set forth below are summary discussions of the ten largest mortgage loans, or groups of cross-collateralized mortgage loans, that we intend to include in the trust fund.

----------------------------------------------------------------------------------------------------------------------------------
                                                                 OCEAN TOWERS
----------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------   ----------------------------------------------------------
                   LOAN INFORMATION                                                       PROPERTY INFORMATION
---------------------------------------------------------------------   ----------------------------------------------------------
CUT-OFF DATE PRINCIPAL BALANCE:   $69,935,028                           SINGLE ASSET/ PORTFOLIO:       Single Asset

FIRST PAYMENT DATE:               July 11, 2001                         PROPERTY TYPE:                 Multifamily

MORTGAGE INTEREST RATE:           7.71% per annum                       PROPERTY SUB-TYPE:             Cooperative

AMORTIZATION:                     480 months                            LOCATION:                      Santa Monica, CA

MATURITY DATE:                    June 11, 2011                         YEAR BUILT/RENOVATED:          1971/2001

MATURITY/ARD BALANCE:             $67,233,691                           UNITS:                         317

BORROWER:                         Ocean Towers Housing Corporation      OCCUPANCY AT U/W:              100%

INTEREST CALCULATION:             Actual/360                            SELLOUT AT U/W:                100%

CALL PROTECTION:                  Lockout/defeasance until after        FEE OR LEASEHOLD:              Fee
                                  the date three months prior to
                                  maturity                              PROPERTY MANAGEMENT:           Self-managed

LOAN PER UNIT(1):                 $220,615                              U/W NCF:                       $15,113,664

UP-FRONT RESERVES:                Engineering Reserve$8,479,582(2)      APPRAISED VALUE:               $230,000,000
                                  Replacement Reserve$1,559,549(3)
                                                                        APPRAISAL DATE:                November 1, 2000
ONGOING RESERVES:                 Insurance                (4)
                                                                        CUT-OFF DATE LTV RATIO:        30.4%
LOCKBOX:                          Springing
                                                                        MATURITY/ARD LTV RATIO:        29.2%

                                                                        U/W DSCR:                      2.67x

---------------------------------------------------------------------   ----------------------------------------------------------

(1)  Based on cut-off date principal balance.

(2) The engineering reserve was established to fund the remaining work necessary to complete the planned renovations at the property and has an outstanding balance of approximately $6,500,000.

(3) Replacement reserves are required to be maintained at a minimum of 10% of annual shareholder maintenance charges.

(4) The borrower is required to make monthly payments into an insurance escrow fund to accumulate funds necessary to pay insurance premiums prior to the expiration of the related policies.

     The Borrower. The borrower under the Ocean Towers Loan is Ocean Towers Housing Corporation. Ocean Towers Housing Corporation is a California corporation. The shares of stock in Ocean Towers Housing Corporation are owned by various persons and/or entities that, by virtue of their ownership of the stock and lease appurtenant thereto, have the right to occupy one or more residential units in the Ocean Towers Property.

     The Mortgaged Real Property. The Ocean Towers Property is a cooperative apartment building situated on approximately 2.21 acres of land located at and commonly known as 201 Ocean Avenue, Santa Monica, California. The building contains approximately 317 residential apartment units. The property underwent extensive renovations that included substantially upgrading the living spaces and common areas, including the large, marble-finished lobby, a library room, and a complete gym and sauna.

     Property Management. The Ocean Towers Property is currently self-managed. The current property manager, Mr. Joseph Orlando, is a professional property manager appointed by the corporation's board of directors. Mr. Orlando is an officer of the corporation and has been servicing as property manager since 1983. If Mr. Joseph Orlando resigns or is replaced, the borrower is required to hire a third-party manager within 45 days thereafter. The new manager and management agreement must be reasonably satisfactory to the lender, and the new management agreement must be collaterally assigned to the lender and subordinated to the Ocean Towers Loan.

     Cash Management/Lockbox. Subsequent to an event of default under the Ocean Towers Loan, the borrower must cause all rents from the Ocean Towers Property to be deposited into an account under the control of the lender.

     Dispute with Construction Manager. A dispute has arisen between the borrower and a former construction manager at the property and, in connection therewith, on or about August 17, 2001, the former construction manager filed a mechanic's lien in the amount of $326,990 against the Ocean Towers Property. Subsequently, the borrower commenced an action against the former construction manager in the Superior Court of the State of California, County of Los Angeles, alleging various causes of action, including breach of contract. As a result of those disputes, the borrower has terminated the subject construction management agreement. On or about September 14, 2001, the former construction manager filed a cross-complaint against the borrower and various other parties, seeking damages for various causes of action. The collateral for the Ocean Towers Loan includes a bond in the amount of $490,485 (which is equal to 150% of the disputed lien) that is intended to cover potential damages payable by the borrower in this suit. In addition to the dispute with the former construction manager, the borrower and/or the Ocean Towers Property is involved in several other litigations arising from the ongoing construction at the property. In the case of these other litigations, either (i) the originator of the Ocean Towers Loan did not consider such litigations to be material or (ii) sufficient funds were deposited by the borrower in the Construction Escrow Account to cover any damages that are likely to be assessed against the borrower or (iii) the related borrower posted a bond in an amount sufficient to cover likely damages.

-------------------------------------------------------------------------------------------------------------------------------
                                                 EATON VANCE / ALLIANCE GT-4 PORTFOLIO
-------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------   ------------------------------------------------------------
                     LOAN INFORMATION                                                  PROPERTY INFORMATION
-----------------------------------------------------------------   ------------------------------------------------------------
CUT-OFF DATE PRINCIPAL BALANCE:   $69,586,157                       SINGLE ASSET/PORTFOLIO:      Portfolio of Ten Assets

FIRST PAYMENT DATE:               November 1, 2000                  PROPERTY TYPE:               Multifamily

MORTGAGE INTEREST RATE:           8.54% per annum                   LOCATION:                    Various

AMORTIZATION:                     360 months                        YEAR BUILT/RENOVATED:        Various

MATURITY DATE:                    October 1, 2010                   UNITS:                       2,264

MATURITY/ARD BALANCE:             $63,425,682                       OCCUPANCY AT U/W:            93%

BORROWER:                         Alliance GT 4 Limited             FEE OR LEASEHOLD:            Fee
                                  Partnership
                                                                    PROPERTY MANAGEMENT:         Alliance Residential
INTEREST CALCULATION:             Actual/360                                                     Management, L.L.C.

CALL PROTECTION:                  Lockout/defeasance until          U/W NCF:                     $8,385,346
                                  after the date six months
                                  prior to maturity                 APPRAISED VALUE:             $89,500,000

LOAN PER UNIT(1):                 $30,736                           APPRAISAL DATE:              August 18, 2000 -
                                                                                                 September 1, 2000
UP-FRONT RESERVES:                Engineering Reserve$1,216,906
                                  Environmental Reserve$8,126       CUT-OFF DATE LTV RATIO:      77.7%
                                  Capital Expenditure
                                     Reserve  $2,381,052(2)         MATURITY/ARD LTV RATIO:      70.9%

ONGOING RESERVES:                 Tax and Insurance     (3)         U/W DSCR:                    1.29x
                                  Replacement Reserve   (4)

LOCKBOX:                          Springing
-----------------------------------------------------------------   ------------------------------------------------------------

(1)  Based on cut-off date principal balance.

(2)  Reserve used for property repositioning and unit upgrades.

(3) The borrower is required to make monthly payments into a tax and insurance escrow fund to accumulate funds necessary to pay (a) all taxes prior to their respective due dates and (b) insurance premiums prior to the expiration of the related policies. (4) The borrower is required to deposit $47,333 per month ($250 per unit per year) into a replacement reserve account.

     The Borrower. Alliance GT 4 Limited Partnership is the borrower under the Eaton Vance / Alliance GT-4 Portfolio Loan. It is:

     o a single-purpose limited liability partnership organized under the laws of the State of Delaware;

     o owned 0.1% by Alliance GT 4 GP, Inc. and 99.9% by Bel Alliance Communities LLC; and

     o controlled through Alliance Holdings, LLC by Andrew Schor and Steven Ivankovich.

     Alliance GT 4 GP is the general partner of the borrower. It is a special purpose corporation with an independent director.

     Alliance Holdings, LLC is a privately-owned real estate investment and development firm concentrated in the multifamily housing business. Alliance Holdings, LLC, together with its affiliates, owns interests in and manages approximately 46,000 multifamily units throughout Texas, the Midwest, and along the eastern seaboard from Virginia to Florida. Eaton Vance Corp. owns a 60% interest in Bel Alliance Communities, LLC and manages over $49.2 billion in assets in over 70 mutual funds as well as managing individual and institution accounts for retirement plans, pension funds and endowments.

     The Mortgaged Real Properties. The Eaton Vance / Alliance GT-4 Portfolio Properties consist of ten multifamily rental properties. The following table identifies those properties and sets forth the specified information with respect to each of them.

------------------------------------------------------------------------------------------------------------------------------
                PROPERTY                       LOCATION            ALLOCATED        YEAR BUILT/     OCCUPANCY        UNITS
                                                                  LOAN AMOUNT        RENOVATED
------------------------------------------------------------------------------------------------------------------------------
          Sonterra Apartments                Las Vegas, NV         $13,071,545       1977/1996         89%            350
------------------------------------------------------------------------------------------------------------------------------
       Cambridge Place Apartments             Houston, TX          $11,193,000       1980/1997         93%            336
------------------------------------------------------------------------------------------------------------------------------
         Glen Arbor Apartments                Irving, TX            $9,823,227       1980/1994         97%            320
------------------------------------------------------------------------------------------------------------------------------
          Broadmoor Apartments                Houston, TX           $7,297,364       1982/1998         97%            235
------------------------------------------------------------------------------------------------------------------------------
         St. Andrews Apartments              Columbia, SC           $7,122,818       1973/1999         91%            224
------------------------------------------------------------------------------------------------------------------------------
       Windsor Harbor Apartments             Charlotte, NC          $6,770,591       1968/1998         95%            200
------------------------------------------------------------------------------------------------------------------------------
     Covington Crossing Apartments            Memphis, TN           $6,066,136       1973/1999         91%            231
------------------------------------------------------------------------------------------------------------------------------
        Rutland Ridge Apartments            Greenville, SC          $3,913,636       1978/1999         95%            152
------------------------------------------------------------------------------------------------------------------------------
          Ravenwood Apartments               Columbia, SC           $2,896,091       1969/1999         97%            112
------------------------------------------------------------------------------------------------------------------------------
          Brookhaven Townhomes                 Macon, GA            $1,917,682       1983/1999         92%            104
------------------------------------------------------------------------------------------------------------------------------
            Total/Wtd. Avg.                                       $70,054,090                          93%           2,264
------------------------------------------------------------------------------------------------------------------------------

     Property Management. The Eaton Vance / Alliance GT-4 Portfolio Properties are subject to a single property management agreement between the borrower and Alliance Residential Management, L.L.C., an affiliate of the borrower. The management agreement generally provides for a management fee of 4.0% of gross collections, which is subordinated to the Eaton Vance / Alliance GT-4 Portfolio Loan. Alliance Residential Management, L.L.C. manages 167 properties comprising over 47,000 units and has approximately 1,200 employees. Alliance Residential Management, L.L.C. is headquartered in Houston, Texas.

     Cash Management/Lockbox. The borrower under the Eaton Vance / Alliance GT-4 Portfolio Loan must cause all rents from the Eaton Vance / Alliance GT-4 Portfolio Properties to be deposited into a bank account controlled by the lender and the borrower within one day of receipt. If an event of default or other trigger event occurs under the cash management agreement, then, for so long as it continues, the borrower will not have access to those funds.

     Property Releases. The borrower under the Eaton Vance / Alliance GT-4 Portfolio Loan may obtain a release of any of the Eaton Vance / Alliance GT-4 Portfolio Properties by partially defeasing the loan in an amount equal to 125% of a specified loan amount for the property to be released, subject to satisfaction of certain other conditions in the loan documents, including, but not limited to, satisfaction of the debt service coverage ratio and the loan-to-value requirements.

-------------------------------------------------------------------------------------------------------------------------------
                                                             MACOMB MALL
-------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------   -----------------------------------------------------------
                     LOAN INFORMATION                                                 PROPERTY INFORMATION
----------------------------------------------------------------   -----------------------------------------------------------
CUT-OFF DATE PRINCIPAL BALANCE:   $47,194,776                      SINGLE ASSET/ PORTFOLIO:       Single Asset

FIRST PAYMENT DATE:               August 11, 2001                  PROPERTY TYPE:                 Retail

MORTGAGE INTEREST RATE:           7.71% per annum                  LOCATION:                      Roseville, MI

AMORTIZATION:                     360 months                       YEAR BUILT/RENOVATED:          1964/1998

MATURITY DATE:                    July 11, 2011                    LEASABLE SQUARE FOOTAGE:                  509,070

MATURITY/ARD BALANCE:             $42,008,969                      OCCUPANCY AT U/W:              98%

BORROWER:                         Macomb Mall LLC                  FEE OR LEASEHOLD:              Fee

INTEREST CALCULATION:             Actual/360                                                      % OF
                                                                   MAJOR TENANTS          NRSF     NRSF       LEASE EXPIRATION
ALL PROTECTION:                  Lockout/defeasance until          -------------          ----     ----       ----------------
                                  after the date three months      Crowley's Value City   126,690  24.9%      October 1, 2013
                                  prior to maturity                Kohl's                  83,473  16.4%      January 1, 2017

LOAN PER SF(1):                   $93                              PROPERTY MANAGEMENT:           Schostak Brothers & Co., Inc.

ONGOING RESERVES:                 TI/LC Reserve         (2)        U/W NCF:                       $5,593,213
                                  Tax and Insurance     (3)
                                  Replacement Reserve   (4)        APPRAISED VALUE:               $67,000,000

LOCKBOX:                          Springing                        APPRAISAL DATE:                May 7, 2001

                                                                   CUT-OFF DATE LTV RATIO:        70.4%

                                                                   MATURITY/ARD LTV RATIO:        62.7%

                                                                   U/W DSCR:                      1.38x
----------------------------------------------------------------   -----------------------------------------------------------

(1)  Based on the cut-off date principal balance.

(2) The borrower is required to make monthly deposits of $20,833 into a TI/LC reserve account and the borrower is required to escrow early lease termination payments. Monthly payments are waived so long as the escrow equals or exceeds $700,000; provided that the borrower must continue to escrow early lease termination payments for leases affecting more than 50,000 square feet of gross leasable area.

(3) The borrower is required to make monthly payments into a tax and insurance escrow fund to accumulate funds necessary to pay (a) all taxes prior to their respective due dates and (b) insurance premiums prior to expiration of the related policies.

(4) The borrower is required to deposit $6,363 per month into a replacement reserve account.

     The Borrower. Macomb Mall LLC is the borrower under the Macomb Mall Loan. It is:

     o a single-purpose limited liability company organized under the laws of the State of Michigan;

     o owned by Macomb Mall Associates Limited Partnership and Macomb Mall SPE, Inc.; and

     o controlled through Macomb Mall Associates Limited Partnership by SF Properties, LLC which is controlled by Jerome Schostak, Robert Schostak, David Schostak and Mark Schostak.

     Macomb Mall SPE, Inc. is a Michigan corporation that:

     o   is a 0.5% member of the borrower;

     o   is the manager of the borrower; and

     o   has an independent director.

     Jerome Schostak, Robert Schostak, David Schostak and Mark Schostak, through entities in which they have ownership interests, have developed, leased, managed and owned numerous retail, office and residential developments throughout Michigan and the Midwest for more than 80 years. Entities controlled by Schostak family interests have developed, redeveloped and expanded in excess of 20 million square feet of office, retail and hospitality properties.

     The Mortgaged Real Property. The Macomb Mall is a regional mall situated on
40.69 acres in Roseville, Michigan. The mall was originally built in 1964 and renovated in 1986 and 1998. The Macomb Mall Property is shadow-anchored by Sears. The mall is located directly on Gratiot Avenue which is one of the major commerce corridors in the Detroit metropolitan area. Some national tenants at the Macomb Mall Property include Old Navy, The Gap and Babies R Us. Set forth below is the lease rollover schedule for the Macomb Mall Property.

------------------------------------------------------------------------------------------------------------------------------
                                                   LEASE ROLLOVER SCHEDULE
------------------------------------------------------------------------------------------------------------------------------
                   # of          Average                      Cumulative         % of Total              Cumulative
                  Leases       Rent per SF    % of Total       Total SF           Revenues                Revenues
   Year           Rolling        Rolling      SF Rolling       Rolling             Rolling                 Rolling
------------------------------------------------------------------------------------------------------------------------------
    2001             3            $15.73          1.0%            1.0%               1.3%                     1.3%
------------------------------------------------------------------------------------------------------------------------------
    2002            10            $19.57          3.0%            4.0%               4.9%                     6.2%
------------------------------------------------------------------------------------------------------------------------------
    2003             7            $21.76          2.7%            6.7%               4.8%                    10.9%
------------------------------------------------------------------------------------------------------------------------------
    2004            14            $16.88          9.9%           16.5%              13.7%                    24.6%
------------------------------------------------------------------------------------------------------------------------------
    2005             6            $23.58          3.9%           20.4%               7.5%                    32.1%
------------------------------------------------------------------------------------------------------------------------------
    2006            11            $31.06          2.9%           23.3%               7.3%                    39.5%
------------------------------------------------------------------------------------------------------------------------------
    2007             7            $21.33          3.1%           26.3%               5.4%                    44.8%
------------------------------------------------------------------------------------------------------------------------------
    2008             5            $24.82          3.2%           29.6%               6.6%                    51.4%
------------------------------------------------------------------------------------------------------------------------------
    2009             7            $30.43          2.2%           31.8%               5.6%                    57.0%
------------------------------------------------------------------------------------------------------------------------------
    2010             7            $24.05          4.5%           36.3%               8.9%                    66.0%
------------------------------------------------------------------------------------------------------------------------------
    2011             2            $20.69          1.0%           37.3%               1.7%                    67.7%
------------------------------------------------------------------------------------------------------------------------------
    2012             2            $14.84          5.6%           42.9%               6.9%                    74.6%
------------------------------------------------------------------------------------------------------------------------------
    2013             2             $5.34         32.2%           75.1%              14.2%                    88.7%
------------------------------------------------------------------------------------------------------------------------------
    2014             0             $0.00          0.0%           75.1%               0.0%                    88.7%
------------------------------------------------------------------------------------------------------------------------------
    2015             1            $11.00          5.0%           80.1%               4.5%                    93.2.%
------------------------------------------------------------------------------------------------------------------------------
    2016             1            $16.76          1.9%           82.0%               2.6%                    95.8%
------------------------------------------------------------------------------------------------------------------------------

     Property Management. The Macomb Mall Property is subject to a management agreement between the borrower and Schostak Brothers & Co., Inc., an affiliate of the borrower. The management agreement generally provides for a management fee of 3.5% of gross collections, which is subordinated to the Macomb Mall Loan. The lender under the Macomb Mall Loan has the right to require a termination of the management agreement following the occurrence of, among other circumstances, an event of default under the Macomb Mall Loan.

     Cash Management/Lockbox. The borrower under the Macomb Mall Loan must deposit, or cause the property manager to deposit, rents received from the Macomb Mall Property into a rent account to which the borrower and lender's servicer have access, provided that after an event of default occurs, or if the property manager does not provide certifications on a monthly basis that operating expenses are being currently paid, the lender may direct the rent account bank to block the borrower's access to the rent account, and to transfer on a daily basis to a central account controlled by lender all deposits into the rent account.

--------------------------------------------------------------------------------------------------------------------------------
                              ONE SUGAR CREEK PLACE
--------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------  --------------------------------------------------------------
                     LOAN INFORMATION                                                PROPERTY INFORMATION
----------------------------------------------------------------  --------------------------------------------------------------
CUT-OFF DATE PRINCIPAL BALANCE:  $45,897,971                       PROPERTY TYPE:                 Office

FIRST PAYMENT DATE:              August 11, 2001                   LOCATION:                      Sugar Land, TX

MORTGAGE INTEREST RATE:          7.72% per annum                   YEAR BUILT/RENOVATED:          1982/2000

AMORTIZATION:                    360 months                        LEASABLE SQUARE FOOTAGE:       509,428

MATURITY DATE:                   July 11, 2011                     OCCUPANCY AT U/W:              100%

MATURITY/ARD BALANCE:            $40,864,442                       FEE OR LEASEHOLD:              Fee

BORROWER:                        Sugar Creek Place, L.P.                                          % OF
                                                                   SOLE TENANT           NRSF     NRSF       LEASE EXPIRATION
INTEREST CALCULATION:            Actual/360                        -----------           ----     ----       ----------------
                                                                   Union Oil Co. of
CALL PROTECTION:                 Lockout/defeasance until            California         509,428   100%          March 1, 2010
                                 after the date three months
                                 prior to maturity                 PROPERTY MANAGEMENT:           Unilev Management Corp.

LOAN PER SF(1):                  $90                               U/W NCF:                       $4,912,714

UP-FRONT RESERVES:               TI/LC Reserve $325,914(2)         APPRAISED VALUE:               $63,000,000
                                 Environmental Reserve$375(3)
                                 Engineering                       APPRAISAL DATE:                April 25, 2001
                                 Reserve       $585,483(4)
                                                                   CUT-OFF DATE LTV RATIO:        72.9%
ONGOING RESERVES:                TI/LC                 (5)
                                 Tax and Insurance     (6)         MATURITY/ARD LTV RATIO:        64.9%
                                 Replacement Reserve   (7)
                                                                   U/W DSCR:                      1.25x
LOCKBOX:                         Springing
----------------------------------------------------------------  --------------------------------------------------------------


(1)  Based on the cut-off date of principal balance.

(2) The borrower is required to make monthly deposits of $54,319 into a TI/LC account. The borrower delivered to the lender a letter of credit in the amount of $325,914 in substitution for the first six months of the TI/LC reserve payments.

(3) The borrower was required to establish an operations and maintenance plan for asbestos.

(4) The amount of $585,483 was held back at closing to reimburse the borrower for the costs and expenses related to improvements for the tenant Unocal Oil Co.

(5) The borrower is required to make monthly payments of $43,376 each month until March 2004 to a TI/LC allowance reserve fund, which is to be used for improvements for the tenant Union Oil Co. of California. The borrower has the right to substitute an increased reserve letter of credit for such payments, which is subject to semi-annual increases in an amount equal to six-months of monthly payments.

(6) The borrower is required to make monthly payments into a tax and insurance escrow fund to accumulate funds necessary to pay (a) all taxes prior to their respective due dates and (b) insurance premiums prior to expiration of the related policies.

(7) The borrower is required to deposit $8,814 per month into a replacement account.

     The Borrower. The borrower under the One Sugar Creek Place Loan is Sugar Creek Place L.P. It is:

     o a single-purpose limited partnership organized under the laws of the State of California; and

     o   controlled by Daniel Levy and Raymond Levy.

     Sugar Creek GP, LLC, a Delaware limited liability company, is the general partner of the borrower. The co-managing member of Sugar Creek GP, LLC is Sugar Creek SPE, Inc., a Delaware corporation with an independent director.

     The Mortgaged Real Property. The One Sugar Creek Place Property consists of a 8.98-acre property located in Sugar Land, Fort Bend County, Texas. It is improved by a building comprised of 509,428 rentable square feet of office space.

     Property Management. The One Sugar Creek Place Property is subject to a management agreement between the borrower and Unilev Management Corp., an affiliate of the borrower. The management agreement generally provides for a management fee of the greater of $12,500 per month or 3% of gross collections, which is subordinated to the One Sugar Creek Place Loan.

     Cash Management. The borrower under the One Sugar Creek Place Loan must cause all rents from the One Sugar Creek Place Property to be deposited into a bank account controlled by the lender. The lender is entitled to receive funds from the account sufficient to cover all required payments under the loan and, unless and until an event of default occurs under the One Sugar Creek Place Loan, the borrower is entitled to receive the balance. A springing lockbox is required in the event that NOI is less than (a) capital improvement expenses due and payable in such current month and (b) debt service for such current month is equal to a number less than zero.


--------------------------------------------------------------------------------------------------------------------------------
                                                         CASTO II PORTFOLIO
--------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------    -----------------------------------------------------------
                     LOAN INFORMATION                                                   PROPERTY INFORMATION
-----------------------------------------------------------------    -----------------------------------------------------------
CUT-OFF DATE PRINCIPAL BALANCE:  $35,072,108                         SINGLE ASSET/ PORTFOLIO:       Portfolio of Three Assets

FIRST PAYMENT DATE:              October 1, 2001                     PROPERTY TYPE:                 Retail

MORTGAGE INTEREST RATE:          7.25% per annum                     LOCATION:                      Various

AMORTIZATION:                    360 months                          YEAR BUILT/RENOVATED:          Various

MATURITY DATE:                   September 1, 2008                   LEASABLE SQUARE FOOTAGE:       507,864

MATURITY/ARD BALANCE:            $32,458,719                         OCCUPANCY AT U/W:              96%

BORROWERS:                       SSC Coldwater Crossing, LLC;        FEE OR LEASEHOLD:              Fee
                                 SSC King's Mall, LLC; &
                                 SSC Eastgate Square GR, LLC                                        % OF
                                                                     2 LARGEST TENANTS     NRSF     NRSF       LEASE EXPIRATION
INTEREST CALCULATION:            Actual/360                          -----------------     ----     ----       ----------------
                                                                     Garden Ridge          122,000  24.0%      April 30, 2019
CALL PROTECTION:                 Lockout/defeasance except           Hobby Lobby           64,700   12.7%      January 15, 2005
                                 during the last 90 days
                                 prior to maturity                   PROPERTY MANAGEMENT:           Summit Realty Group, Ltd.,
                                                                                                    with respect to two
LOAN PER SF(1):                  $69                                                                properties, and Duke
                                                                                                    Realty Services Limited
UP-FRONT RESERVES:               Engineering Reserve$30,063(2)                                      Partnership, with respect
                                 Estoppel Reserve$15,738(3)                                         to one property

ONGOING RESERVES:                TI/LC Reserve         (4)           U/W NCF:                       $3,673,726
                                 Replacement Reserve   (5)
                                 Taxes                 (6)           APPRAISED VALUE:               $48,300,000

LOCKBOX:                         None                                APPRAISAL DATE:                June 4, 2001

                                                                     CUT-OFF DATE LTV RATIO:        72.6%

                                                                     MATURITY/ARD LTV RATIO:        67.2%

                                                                     U/W DSCR:                      1.28x
-----------------------------------------------------------------    -----------------------------------------------------------

(1)  Based on the cut-off date principal balance.

(2) The borrower for the Casto II Portfolio Property identified as Coldwater Crossing was required to deposit $30,063 into an engineering reserve for asphalt and exterior wall repairs to the property that must be completed no later than 90 days after the closing date of the Casto II Portfolio Loan.

(3) The borrower for the Casto II Portfolio Property identified as King's Mall was required to deposit $15,738 into a reserve account, and was given 60 days from the closing date of the Casto II Portfolio Loan to provide to the lender a satisfactory tenant estoppel for Gold's Gym confirming that any repairs required by the lease have been satisfactorily completed.

(4) The borrowers are required to make monthly deposits of $16,665 into a TI/LC reserve account unless the amount in escrow equals or exceeds $1,000,000. At any time, the borrowers may deliver to lender a letter of credit in the amount of $1,200,000 in substitution for the deposits then remaining in the TI/LC reserve account. Additionally, if the letter of credit has not been delivered, the borrowers shall cause all net operating income of the Casto II Portfolio Properties to be deposited with lender if any tenant which leases more than 20,000 net rentable square feet terminates its lease, fails to exercise its renewal option, or vacates and/or ceases operations at any of the properties. The funds deposited with lender pursuant to such cash flow sweep shall be applied by lender to pay debt service and fund ongoing reserves, with the balance to be deposited to the TI/LC reserve account. The cash flow sweep will continue until the minimum escrow balance of $1,000,000 is achieved.

(5) The borrowers are required to deposit $6,349 per month into replacement reserve accounts (which requirement ceases when the total amount of the deposits equals at least $228,540 in total).

(6) The borrowers are required to make monthly payments into a tax escrow fund to accumulate funds necessary to pay all taxes prior to their respective due dates.

     The Borrowers. The borrowers under the Casto II Portfolio Loan are as follows:

        ----------------------------------------------------------------------
                      PROPERTY                         BORROWER
        ----------------------------------------------------------------------
                   Coldwater Crossing         SSC Coldwater Crossing, LLC
        ----------------------------------------------------------------------
                   King's Mall I & II             SSC King's Mall, LLC
        ----------------------------------------------------------------------
                  Eastgate Marketplace        SSC Eastgate Square GR, LLC
        ----------------------------------------------------------------------

     Each borrower:

     o is a single-purpose, limited liability company organized under the laws of the State of Delaware, which has a board of directors that includes an independent director whose vote is required for dissolution or bankruptcy;

     o has SSC Properties, LLC, an Ohio limited liability company, as its sole member; and

     o is controlled through SSC Properties LLC by the Don M. Casto organization.

     Don M. Casto organization is a full service real estate company based in Columbus, Ohio, involved in the development, management and leasing of shopping centers, office buildings and multifamily properties. The retail portion of the company has been in operation since 1928 and currently owns and manages more than 12,000,000 square feet of retail space in 63 centers throughout Ohio, Pennsylvania, Florida and Illinois.

     The Mortgaged Real Properties. The Casto II Portfolio Properties consist of three anchored retail buildings that were built between 1990 and 1999 and contain an aggregate of 507,864 net rentable square feet. The following table identifies those properties and sets forth the specified information with respect to each of them.

--------------------------------------------------------------------------------------------------------------------------------
       PROPERTY NAME                 LOCATION               ALLOCATED             YEAR             OCCUPANCY          TOTAL
                                                           LOAN AMOUNT            BUILT                             LEASABLE
--------------------------------------------------------------------------------------------------------------------------------
    Coldwater Crossing            Fort Wayne, IN          $  14,400,000           1998                93%            246,365
--------------------------------------------------------------------------------------------------------------------------------
    King's Mall I & II            Cincinnati, OH          $  11,840,000           1990                97%            119,999
--------------------------------------------------------------------------------------------------------------------------------
   Eastgate Marketplace           Cincinnati, OH          $   8,880,000           1999               100%            141,500
--------------------------------------------------------------------------------------------------------------------------------
         TOTAL/WAV                                        $  35,120,000                               96%            507,864
--------------------------------------------------------------------------------------------------------------------------------

         The table below presents the lease rollover schedule for the Casto II Portfolio Properties and consolidates these lease rollover schedules for the following properties: Coldwater Crossing, King's Mall I & II and Eastgate Marketplace. No leases expire during the term of the Casto II Portfolio Loan at Eastgate Marketplace.

------------------------------------------------------------------------------------------------------------------------------
                                                                                                % OF          CUMULATIVE %
                          # OF            AVERAGE            % OF           CUMULATIVE      TOTAL RENTAL     OF TOTAL RENTAL
                         LEASES           RENT PER         TOTAL SF            % OF           REVENUES          REVENUES
       YEAR             ROLLING          SF ROLLING         ROLLING         SF ROLLING         ROLLING           ROLLING
------------------- ----------------- ----------------- ---------------- ----------------- ---------------- ------------------
       2001                0               $0.00               0.0%             0.0%            0.0%               0.0%
------------------------------------------------------------------------------------------------------------------------------
       2002                11             $15.27               5.5%             5.5%            8.3%               8.3%
------------------------------------------------------------------------------------------------------------------------------
       2003                14             $12.03              10.4%            15.9%           12.5%              20.8%
------------------------------------------------------------------------------------------------------------------------------
       2004                8              $11.66               7.4%            23.3%            8.5%              29.3%
------------------------------------------------------------------------------------------------------------------------------
       2005                10              $9.07              21.2%            44.5%           19.1%              48.4%
------------------------------------------------------------------------------------------------------------------------------
       2006                4              $12.95               1.9%            46.4%            2.4%              50.9%
------------------------------------------------------------------------------------------------------------------------------
       2007                0               $0.00               0.0%            46.4%            0.0%              50.9%
------------------------------------------------------------------------------------------------------------------------------
       2008                2               $7.30               5.0%            51.4%            3.6%              54.5%
------------------------------------------------------------------------------------------------------------------------------
       2009                1              $12.81               3.8%            55.3%            4.9%              59.4%
------------------------------------------------------------------------------------------------------------------------------
       2010                2               $9.73               2.5%            57.8%            2.5%              61.8%
------------------------------------------------------------------------------------------------------------------------------
       2011                2              $13.71               8.7%            66.5%           11.8%              73.7%
------------------------------------------------------------------------------------------------------------------------------
       2012                0               $0.00               0.0%            66.5%            0.0%              73.7%
------------------------------------------------------------------------------------------------------------------------------
       2013                1              $12.58               5.4%            71.9%            6.8%              80.4%
------------------------------------------------------------------------------------------------------------------------------
       2014                0               $0.00               0.0%            71.9%            0.0%              80.4%
------------------------------------------------------------------------------------------------------------------------------
      Total                55             $11.71              71.9%            71.9%           80.4%              80.4%
------------------------------------------------------------------------------------------------------------------------------

     Property Management. The Kings Mall and Eastgate Marketplace properties are subject to individual management agreements between the borrowers and Summit Realty Group, Ltd., an affiliate of the borrowers. The management agreements generally provide for a management fee of 3% of gross collections, which are subordinated to the Casto II Portfolio Loan. Summit Realty Group, Ltd. is the primary leasing and management company for the Don M. Casto organization, currently managing more that 12,000,000 square fee of retail space in over 63 centers throughout Ohio, Pennsylvania, Florida, and Illinois.

     The Coldwater Crossing property is currently managed by Duke Realty Services Limited Partnership, the property management company in place at the time the borrower purchased the property from Duke Weeks Realty LP in August 2001. The management agreement generally provides for a 3% management fee with an expiration date of August 9, 2002. The property management is expected to be transitioned to Summit Realty Group Ltd., an affiliate of the borrower, by first quarter 2002.

     Mezzanine Debt. The related borrowers, each of which is a separate single member limited liability company, together with eleven other related single member limited liability company entities, were capitalized with an aggregate of $36,000,000 in cash equity that was contributed by SSC Properties, LLC, the sole member of each of the borrowers and the eleven other related entities. SSC Properties, LLC was, in turn, capitalized with $6,000,000 of "common" equity and $30,000,000 of subordinate debt. The subordinate debt consists of $12,450,000 from two separate institutional investors and $17,550,000 from various Casto related entities and individual investors, while the "common" equity was provided solely by Casto related entities and individual investors. The subordinate debt is secured only by a pledge of SSC Properties, LLC's net cash flow. No interest in any property or in any borrower entity is pledged to the lenders of the subordinate debt, and the subordinate debt lenders have confirmed in a subordination agreement that their indebtedness is fully subordinate to the rights of the lender of the Casto II Portfolio Loan.

     Release Provisions. The Casto II Portfolio Loan does not provide for property substitution or for the release of any of the Casto II Portfolio Properties in connection with the payment of a release price.

     Related Properties. The entity that controls each of the borrowers under the Casto II Portfolio Loan also controls each of the borrowers under the Casto I Portfolio Loan. See "--The Casto I Portfolio" below.

------------------------------------------------------------------------------------------------------------------------------------
                                                                BAYSHORE MALL
------------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------   ------------------------------------------------------------
                     LOAN INFORMATION                                                        PROPERTY INFORMATION
---------------------------------------------------------------------   ------------------------------------------------------------
CUT-OFF DATE PRINCIPAL BALANCE:   $34,245,033                           SINGLE ASSET/ PORTFOLIO:       Single Asset

FIRST PAYMENT DATE:               October 1, 2001                       PROPERTY TYPE:                 Retail

MORTGAGE INTEREST RATE:           7.13% per annum                       LOCATION:                      Eureka, CA

AMORTIZATION:                     360 months                            YEAR BUILT/RENOVATED:          1987/1994

ANTICIPATED REPAYMENT DATE:       September 1, 2011                     LEASABLE SQUARE FOOTAGE:       429,546

MATURITY DATE:                    September 1, 2031                     OCCUPANCY AT U/W:              79%(7)

MATURITY/ARD BALANCE:             $29,523,038                           FEE OR LEASEHOLD:              Fee/Leasehold(8)

BORROWER:                         Bay Shore Mall Partners                                              % OF
                                                                        MAJOR TENANT          NRSF     NRSF     LEASE EXPIRATION
                                                                        ------------          ----     ----     ----------------
INTEREST CALCULATION:             30/360                                Sears                 87,939   20.4%    November 30, 2009

CALL PROTECTION:                  Lockout/defeasance except             PROPERTY MANAGEMENT:           GGP Limited Partnership
                                  during the last 90 days prior
                                  to maturity                           U/W NCF:                       $4,521,061

LOAN PER SF(1):                   $80                                   APPRAISED VALUE:               $49,000,000

UP-FRONT RESERVES:                Lease Up Reserve$2,500,000(2)         APPRAISAL DATE:                June 11, 2001

ONGOING RESERVES:                 TI/LC Reserve         (3)             CUT-OFF DATE LTV RATIO:        69.9%
                                  Replacement Reserve   (4)
                                  Taxes                 (5)             MATURITY/ARD LTV RATIO:        60.3%

LOCKBOX:                          Springing             (6)             U/W DSCR:                      1.63x
---------------------------------------------------------------------   ------------------------------------------------------------

(1)  Based on the cut-off date principal balance.

(2) A $2,500,000 letter of credit was delivered to lender to be held until acceptable tenant(s) is in place and paying a specified minimum gross annual rent for the space formerly occupied by JC Penney.

(3) In the event the DSCR falls below 1.35x, the borrower is required to make monthly deposits of $45,833 into a TI/LC reserve account. Additionally, if Sears fails to extend its lease term, all rents from the property will be required to be deposited into a lockbox, to be applied by lender to debt service, operating expenses and ongoing reserves, with the balance to be deposited in the TI/LC reserve account. Such lockbox arrangement shall cease upon the earlier of (i) achieving a balance of $1,000,000 in the TI/LC reserve account (exclusive of any monthly deposits made due to the DSCR falling below 1.35x as described above) or (ii) a new tenant(s) occupying the Sears space under lease terms acceptable to the lender.

(4) The borrower is required to deposit $6,017 per month into a replacement reserve account, until a cap of $407,210 is achieved. However, if the DSCR falls below 1.35x, the cap may be increased by the lender in its discretion.

(5) The borrower is required to make monthly payments into a tax escrow fund to accumulate funds necessary to pay all taxes prior to their respective due dates.

(6) A springing lockbox will be required upon the earlier of (i) the anticipated repayment date or (ii) Sears' failure to extend the term of its lease. In the event the lockbox commences due to a failure by Sears to extend the terms of its lease, the lockbox will cease upon the occurrence of certain events as described in footnote (3) above.

(7) The $2,500,000 letter of credit described in footnote (3) above will be held until the in-place occupancy is at least equal to 91%, with tenants and lease rates acceptable to the lender.

(8) A small portion of the surface parking lot is the subject of a ground lease. However, the remainder of the Bayshore Mall Property, including the majority of the surface parking lot, is owned by the borrower in fee.

     The Borrower. Bay Shore Mall Partners is the borrower under the Bayshore Mall Loan. Bay Shore Mall Partners is--

     o a single-purpose general partnership organized under the laws of the State of California;

     o a general partnership with two general partners, Bay Shore Mall II LLC and Bay Shore Mall, Inc.; and

     o ultimately controlled by GGPLP L.L.C. and General Growth Properties, Inc.

     Bay Shore Mall II L.L.C. is a single purpose limited liability company organized under the laws of the State of Delaware, which is prohibited from taking any bankruptcy action without the consent of all of its members, including Bay Shore Mall, Inc. Bay Shore Mall, Inc. is a single purpose corporation organized under the laws of the State of Delaware, which is prohibited from taking any bankruptcy action without the consent of all of its directors, including its independent director.

     GGPLP LLC was formed in May 2000 when 44 wholly owned, regional shopping centers were contributed to GGPLP LLC, in exchange for all of the common units of membership by GGP Limited Partnership. GGPLP LLC is owned jointly by GGP Limited Partnership and the Goldman Sachs 2000 Exchange Place Fund, L.P.

     GGP Limited Partnership is a real estate investment trust that is engaged in the ownership, operation, management, leasing, acquisition, development, expansion and financing of regional mall shopping center in the United States. As of December 31, 2000, GGP Limited Partnership either directly or through GGPLP LLC, GGP Limited Partnership and subsidiaries, had an ownership interest in 95 regional shopping centers throughout the country, with 100% ownership of 53 regional malls and a minimum of 50% ownership of the remaining 42 properties.

     The Mortgaged Real Property. The Bayshore Mall Property consists of an anchored retail center located in Eureka, California. The building was built in 1987 and renovated in 1994 and contains 429,546 net rentable square feet. The table below presents the lease rollover schedule for the Bayshore Mall Property.

------------------------------------------------------------------------------------------------------------------------------
                                                                                                % OF          CUMULATIVE %
                          # OF            AVERAGE            % OF           CUMULATIVE      TOTAL RENTAL     OF TOTAL RENTAL
                         LEASES           RENT PER         TOTAL SF            % OF           REVENUES          REVENUES
       YEAR             ROLLING          SF ROLLING         ROLLING         SF ROLLING         ROLLING           ROLLING
------------------------------------------------------------------------------------------------------------------------------
       2001                2              $28.32             0.6%             0.6%              1.7%             1.7%
------------------------------------------------------------------------------------------------------------------------------
       2002                5              $18.15             2.8%             3.4%              5.0%             6.7%
------------------------------------------------------------------------------------------------------------------------------
       2003                8              $17.71             7.1%             10.5%            12.2%             18.9%
------------------------------------------------------------------------------------------------------------------------------
       2004                6              $18.13             2.2%             12.7%             3.9%             22.8%
------------------------------------------------------------------------------------------------------------------------------
       2005                11             $13.79            14.6%             27.4%            19.7%             42.6%
------------------------------------------------------------------------------------------------------------------------------
       2006                5              $12.43             4.1%             31.4%             4.9%             47.5%
------------------------------------------------------------------------------------------------------------------------------
       2007                3              $16.67             1.9%             33.4%             3.1%             50.6%
------------------------------------------------------------------------------------------------------------------------------
       2008                7              $13.42             7.2%             40.5%             9.4%             60.0%
------------------------------------------------------------------------------------------------------------------------------
       2009                4               $4.14            23.6%             64.1%             9.5%             69.6%
------------------------------------------------------------------------------------------------------------------------------
       2010                10             $21.59             7.1%             71.2%            14.9%             84.5%
------------------------------------------------------------------------------------------------------------------------------
       2011                8              $24.09             3.4%             74.6%             7.9%             92.4%
------------------------------------------------------------------------------------------------------------------------------
       2012                4              $16.45             4.7%             79.3%             7.6%            100.0%
------------------------------------------------------------------------------------------------------------------------------
      Total:               73             $11.89            79.3%            79.31%            19.7%            100.00%
------------------------------------------------------------------------------------------------------------------------------

     Property Management. The Bayshore Mall Property is managed by GGP Limited Partnership, an affiliate of the borrower.

     Cash Management/Lockbox. A springing lockbox is required upon the earlier of (i) the anticipated repayment date, or (ii) Sears' failure to extend the term of its lease. In the event the lockbox arrangement commences due to Sears' failure to extend the term of its lease, it shall terminate upon the earlier to occur of (i) achieving a balance in the TI/LC reserve account of $1,000,000 or
(ii) a new tenant(s) occupying the Sears space under lease terms acceptable to lender.

------------------------------------------------------------------------------------------------------------------------------------
                                                             3111 - 3151 CORONADO AVENUE
------------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------   ------------------------------------------------------------
                       LOAN INFORMATION                                                    PROPERTY INFORMATION
---------------------------------------------------------------------   ------------------------------------------------------------
CUT-OFF DATE PRINCIPAL BALANCE: $27,334,812                             SINGLE ASSET/ PORTFOLIO:       Single Asset

FIRST PAYMENT DATE:             August 1, 2001                          PROPERTY TYPE:                 Mixed Use

MORTGAGE INTEREST RATE:         7.48% per annum                         LOCATION:                      Santa Clara, CA

AMORTIZATION:                   360 months                              YEAR BUILT/RENOVATED:          1984/1995

MATURITY DATE:                  July 1, 2011                            LEASABLE SQUARE FOOTAGE:       118,400

MATURITY/ARD BALANCE:           $24,195,929                             OCCUPANCY AT U/W:              100%

BORROWER:                       Krausz Coronado One, LLC;               FEE OR LEASEHOLD:              Fee
                                Krausz Coronado Two, LLC;
                                Krausz Coronado Three, LLC;                                            % OF
                                Krausz Coronado Four, LLC as TIC        SOLE TENANT           NRSF     NRSF       LEASE EXPIRATION
                                                                        -----------           ----     ----       ----------------
INTEREST CALCULATION:           Actual/360                              Applied Materials(7)  118,400  100%       July 31, 2009

CALL PROTECTION:                Lockout/defeasance except               PROPERTY MANAGEMENT:           The Krausz Companies, Inc.
                                during the last 90 days prior
                                to maturity                             U/W NCF:                       $2,959,810

LOAN PER SF(1):                 $231                                    APPRAISED VALUE:               $37,120,000

UP-FRONT RESERVES:              Engineering Reserve$22,375  (2)         APPRAISAL DATE:                August 1, 2001
                                Environmental Reserve$3,500
                                                                        CUT-OFF DATE LTV RATIO:        73.6%
ONGOING RESERVES:               TI/LC Reserve               (3)
                                Replacement Reserve         (4)         MATURITY/ARD LTV RATIO:        65.2%
                                Taxes                       (5)
                                                                        U/W DSCR:                      1.29x
LOCKBOX:                        None(6)
---------------------------------------------------------------------   -----------------------------------------------------------

(1)  Based on the cut-off date principal balance.

(2) The borrower was required to deposit $22,375 into an engineering reserve account for parking lot and roof repairs that must be completed no later than 120 days after the single tenant completes certain improvements to the property. The borrower was also required to deposit $3,500 into an environmental escrow reserve account and was given 120 days from the closing date of the loan to properly abandon an agricultural well located on the property.

(3) In order to fund a TI/LC reserve account in the amount of the minimum escrow balance, which is $2,760,000, the borrower must undertake one of the options discussed under "--Cash Flow Sweep" below.

(4) The borrower is required to deposit $2,467 per month into a replacement reserve account.

(5) The borrower is required to make monthly payments into a tax escrow account to accumulate funds necessary to pay all taxes prior to their respective due dates.

(6) A springing lockbox will be required in the event mezzanine financing is permitted at any time during the term of the loan upon satisfaction of specified criteria. Additionally, a cash flow sweep will be required upon the occurrence of certain events as described in footnote (3) above.

(7)  Applied Materials is rated A-/A3 by S&P and Moody's, respectively.

     The Borrowers. The borrowers under the 3111 - 3151 Coronado Avenue Loan are: Krausz Coronado One, LLC (with an undivided interest of 14%); Krausz Coronado Two, LLC (with an undivided interest of 15%); Krausz Coronado Three, LLC (with an undivided interest of 35.5%); Krausz Coronado Four, LLC (with an undivided interest of 35.5%), as Tenants-in-Common. Each borrower:

     o is a single-purpose limited liability company, organized under the laws of the State of Delaware, with an independent manager whose vote is necessary for dissolution or bankruptcy and which would become the sole member of such borrower if its sole member ever ceased to be a member of such borrower;

     o   has the following members--

         (a) Coronado One, LLC (single member is Berwick-Krausz, a California general partnership, which is comprised of the Berwick Family Trust and Amos Z. Krausz),

         (b) Coronado Two, LLC (single member is Krausz Enterprises, a California general partnership, which is comprised of various Krausz family members and entities owned and controlled by Krausz family members, or trust for the benefit of such persons),

         (c) Coronado Three, LLC (single member is Krausz Family One, LLC, a California limited liability company which is comprised of various Berwick family members or entities owned and controlled by Berwick family members, or trusts for the benefit of such persons), and

         (d) Coronado Four, LLC (single member is Berwick Family One, LLC, a California limited liability company which is comprised of various Krausz family members or entities owned and controlled by Krausz family members, or trusts for the benefit of such persons); and

     o   is ultimately controlled by Amos Z. Krausz and Andrew S. Berwick Jr.

     Amos Z. Krausz, Chairman of The Krausz Companies, Inc, has been active in real estate investment and development since 1966. The Krausz Companies is the development and management vehicle for the real property investments of its principals, having developed over four million square feet of commercial space. The company is active in the Western United States and is headquartered in South San Francisco, with offices in Los Angeles, Napa and Phoenix.

     Andrew S. Berwick, Jr. is President of Berwick-Pacific Corporation and has been active in real estate investment and development since 1965. Mr. Berwick currently sits on the board of Robert Half International.

     The Mortgaged Real Property. The 3111 - 3151 Coronado Avenue Property consists of an office/industrial building located in Santa Clara, California. The building was built in 1984 and renovated in 1995 and contains 118,400 net rentable square feet. The single tenant of the property is Applied Materials. Applied Materials' lease expires in 2009.

     Property Management. The 3111 - 3151 Coronado Avenue Property is subject to a management agreement between the borrowers and The Krausz Companies, Inc., an affiliate of the borrowers. The management agreement provides for a management fee of 1.50% of gross collections, which is subordinated to the 3111 - 3151 Coronado Avenue Property Loan.

     Cash Flow Sweep. A rollover reserve was established to fund the potential costs associated with the lease expiration. The borrower shall undertake one of the following options in order to fund the reserve: (i) deliver a letter of credit in the amount of the minimum escrow balance, which is $2,760,000, by September 30, 2006; (ii) deliver a letter of credit in the amount of $1,811,250 by September 30, 2006 and commence making monthly payments of $28,750 on October 1, 2006 into the reserve account until the minimum escrow balance is achieved; or (iii) commencing on October 1, 2006 and continuing until the minimum escrow balance is achieved, cause all net operating income to be deposited with lender to be applied to debt service and funding of on-going reserves, with the balance to be deposited in the reserve account. In addition, in the event that the single tenant's credit rating drops below BBB- and monthly deposits to the TI/LC reserve account are not then being made, (i) monthly deposits into the reserve account in the amount of $28,750 shall commence and continue until the product of $28,750 times the number of months from the first payment date to the date of the downgrade is achieved in the reserve account, or (ii) a letter of credit in the total amount of (i) is delivered to lender.

     Future Mezzanine Debt. The mortgage loan documents provide that mezzanine financing shall be permitted in the future, with lender's prior written consent and satisfaction of criteria specified in the mortgage loan documents, including but not limited to a specified debt service coverage ratio, execution of an intercreditor and subordination agreement, rating agency confirmation and establishment of a lockbox account.

     Environmental Insurance. A Phase I environmental site assessment reported that the soil of the 3111 - 3151 Coronado Avenue Property may contain low levels of pesticides from an adjacent property. The lender required the 3111 - 3151 Coronado Avenue Property to be covered by a secured creditor impaired property policy issued by American International Group, Inc. insuring losses in an amount equal to 125% of the original principal balance of the mortgage loan, with a $0 deductible.

---------------------------------------------------------------------------------------------------------------------------------
                                                     EATON VANCE / ALLIANCE GT-3 PORTFOLIO
---------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------  -----------------------------------------------------------
                         LOAN INFORMATION                                                PROPERTY INFORMATION
--------------------------------------------------------------------  -----------------------------------------------------------
CUT-OFF DATE PRINCIPAL BALANCE:   $26,730,996                         SINGLE ASSET/PORTFOLIO:       Portfolio of Four Assets

FIRST PAYMENT DATE:               October 1, 2001                     PROPERTY TYPE:                Multifamily

MORTGAGE INTEREST RATE:           8.54% per annum                     LOCATION:                     Various

AMORTIZATION:                     351 months                          YEAR BUILT/RENOVATED:         Various

MATURITY DATE:                    October 1, 2010                     UNITS:                        824 (total)

MATURITY/ARD BALANCE:             $24,365,016                         OCCUPANCY AT U/W:             92%

BORROWER:                         Alliance GT 3 Limited               FEE OR LEASEHOLD:             Fee
                                  Partnership
                                                                      PROPERTY MANAGEMENT:          Alliance Residential
INTEREST CALCULATION:             Actual/360                                                        Management, L.L.C.

CALL PROTECTION:                  Lockout/defeasance until            U/W NCF:                      $3,259,955
                                  after the date six months
                                  prior to maturity                   APPRAISED VALUE:              $35,250,000

LOAN PER UNIT(1):                 $32,441                             APPRAISAL DATE:               October 1, 2000-
                                                                                                    March 14, 2001
UP-FRONT RESERVES:                Engineering Reserve  $314,662
                                  Environmental Reserve  $2,552       CUT-OFF DATE LTV RATIO:       75.8%
                                  Capital Expenditure
                                  Reserve              $227,141       MATURITY/ARD LTV RATIO:       69.1%

ONGOING RESERVES:                 Tax and Insurance     (2)           U/W DSCR:                     1.31x
                                  Replacement Reserve   (3)

LOCKBOX:                          Springing
--------------------------------------------------------------------  -----------------------------------------------------------

(1)  Based on cut-off date principal balance.

(2) The related borrower is required to make monthly payments into a tax and insurance escrow fund to accumulate funds necessary to pay (a) all taxes prior to their respective due dates and (b) insurance premiums prior to the expiration of the related policies.

(3) The borrower is required to deposit $17,167 per month into a replacement reserve account.

     The Borrower. Alliance GT 3 Limited Partnership is the borrower under the Alliance GT-3 Portfolio Loan. It is--

     o a single-purpose limited liability partnership organized under the laws of the State of Delaware;

     o owned 0.1% by Alliance GT 3 GP, Inc. and 99.9% by Bel Alliance Communities LLC; and

     o controlled through Alliance Holdings, LLC by Andrew Schor and Steven Ivankovich.

     Alliance GT 3 GP, Inc., a Delaware corporation, is the general partner of the borrower. It is a special purpose corporation with an independent director.

     Alliance Holdings, LLC is a privately-owned real estate investment, development and finance firm concentrated in the multifamily housing business. Alliance Holdings, LLC, together with its affiliates, owns interests in and manages approximately 46,000 multifamily units throughout Texas, the Midwest and along the eastern seaboard from Virginia to Florida. Eaton Vance Corp. owns a 60% interest in Bel Alliance Communities, LLC and manages over $49.2 billion in assets in over 70 mutual funds as well as managing individual and institutional account for retirement plans, pension funds and endowments.

     The Mortgaged Real Properties. The Eaton Vance / Alliance GT-3 Portfolio Properties consist of four multifamily rental properties. The following table identifies those properties and sets forth the specified information with respect to each of them.

------------------------------------------------------------------------------------------------------------------------------
                                                             ALLOCATED
                                                                LOAN          YEAR BUILT/
           PROPERTY                     LOCATION               AMOUNT          RENOVATED         OCCUPANCY         UNITS
------------------------------------------------------------------------------------------------------------------------------
Oasis Heights Apartments              Las Vegas, NV        $   10,362,097      1989/1996            90%             240
------------------------------------------------------------------------------------------------------------------------------
Wolfcreek Apartments                   Houston, TX         $    8,008,801      1979/1998            95%             232
------------------------------------------------------------------------------------------------------------------------------
Peachtree Place Apartments            Columbia, SC         $    5,997,111      1974/1999            90%             240
------------------------------------------------------------------------------------------------------------------------------
Northcrest Apartments              Warner Robbins, GA      $    2,391,253      1983/1999            97%             112
------------------------------------------------------------------------------------------------------------------------------
Total/Wtd. Avg.                                            $   26,759,263                           92%             824
------------------------------------------------------------------------------------------------------------------------------

     Property Management. The Eaton Vance / Alliance GT-3 Portfolio Properties are subject to a single property management agreement between the borrower and Alliance Residential Management, L.L.C., an affiliate of the borrower. The management agreement generally provides for a management fee of 4.0% of gross collections, which is subordinated to the Eaton Vance / Alliance GT-3 Portfolio Loan. Alliance Residential Management, L.L.C. manages 167 properties comprising over 47,000 units and has approximately 1,200 employees. Alliance Residential Management, L.L.C. is headquartered in Houston, Texas.

     Cash Management/Lockbox. The borrower under the Eaton Vance / Alliance GT-3 Portfolio Loan must cause all rents from the Eaton Vance / Alliance GT-3 Portfolio Properties to be deposited into a bank account controlled by the lender and the borrower within one day of receipt. If an event of default or other trigger event under the cash management agreement occurs, then, for so long as it continues, the borrower will not have access to those funds.

     Property Releases. The borrower under the Eaton Vance / Alliance GT-3 Portfolio Loan may obtain a release of any of the Eaton Vance / Alliance GT-3 Portfolio Properties by partially defeasing the loan in an amount equal to 125% of the allocated loan amount for the property to be released, subject to satisfaction of certain other conditions in the loan documents, including, but not limited to, satisfaction of the debt service coverage ratio and the loan-to-value requirements.

-----------------------------------------------------------------------------------------------------------------------------
                                                     ALEXANDRIA ROSELLE STREET PORTFOLIO
-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------  ----------------------------------------------------------
                         LOAN INFORMATION                                               PROPERTY INFORMATION
-----------------------------------------------------------------  ----------------------------------------------------------
CUT-OFF DATE PRINCIPAL BALANCE:   $24,047,022                      SINGLE ASSET/ PORTFOLIO:       Portfolio of Six Assets

FIRST PAYMENT DATE:               August 11, 2001                  PROPERTY TYPE:                 Mixed Use

INTEREST RATE:                    7.75% per annum                  LOCATION:                      San Diego, CA

AMORTIZATION:                     360 months                       YEAR BUILT/RENOVATED:          1980/1996

ANTICIPATED REPAYMENT DATE:       July 11, 2011                    LEASABLE SQUARE FOOTAGE:                  130,731

MATURITY/ARD BALANCE:             $21,425,192                      OCCUPANCY AT U/W:              100%

MATURITY DATE:                    July 11, 2031                    FEE OR LEASEHOLD:              Fee

BORROWER:                         ARE - 11025/11075 Roselle                                       % OF
                                  Street LLC                       TOP 3 TENANTS         NRSF     NRSF       LEASE EXPIRATION
                                                                   -------------         ----     ----       ----------------
INTEREST CALCULATION:             Actual/360                       Cell Genesys          46,785   35.8%      June 30, 2006
                                                                   Integra               18,600   14.2%      October 31, 2004
CALL PROTECTION:                  Lockout/defeasance until         Selective Genetics    18,193   13.9%      May 31, 2002
                                  after the date three months
                                  prior to maturity                PROPERTY MANAGEMENT:           Alexandria Management, Inc.

LOAN PER SF(1):                   $184                             U/W NCF:                       $2,639,009

UP-FRONT RESERVES:                None                             APPRAISED VALUE:               $32,600,000

ONGOING RESERVES:                 TI/LC Reserve         (2)        APPRAISAL DATE:                April 16, 2001
                                  Replacement Reserve   (3)
                                  Tax and Insurance     (4)        CUT-OFF DATE LTV RATIO:        73.8%

LOCKBOX:                          Springing                        MATURITY/ARD LTV RATIO:        65.7%

                                                                   U/W DSCR:                      1.27x
-----------------------------------------------------------------  ----------------------------------------------------------

(1)  Based on cut-off date principal balance.

(2) The borrower is required to make monthly payments into a TI/LC reserve in the amount of $1,382 upon an event of default or if the net worth of Alexandria Real Estate Equities, Inc. falls below $100,000,000.

(3) The Borrower is also required to deposit $2,179 per month into a Replacement Reserve and to make monthly deposits into reserves for Taxes and Insurance.

(4) The borrower is required to make monthly payments into a tax and insurance escrow fund to accumulate funds necessary to pay (a) all taxes prior to their respective due dates and (b) insurance premiums prior to expiration of the related policies.

     The Borrower. ARE - 11025/11075 Roselle Street, LLC is the borrower under the Alexandria Roselle Street Portfolio Loan. It--

     o is a single-purpose limited liability company organized under the laws of the State of Delaware,

     o   has an independent member,

     o   is owned by Alexandria Real Estate Equities, L.P., and

     o is controlled through Alexandria Real Estate Equities, L.P. by Alexandria Real Estate Equities, Inc.

     Alexandria Real Estate Equities, Inc. is a real estate investment trust. It owns or has interests in 75 lab/office buildings in nine states and has total assets in excess of $780 million.

     The Mortgaged Real Properties. The Alexandria Roselle Street Portfolio Properties are six office/R&D/manufacturing buildings located in San Diego, California. The buildings were built between 1980 and 1990 and contain 130,731 net rentable square feet. The following table identifies the lease rollover schedule for the Alexandria Roselle Street Portfolio Properties.

------------------------------------------------------------------------------------------------------------------------------
                                                      LEASE ROLLOVER SCHEDULE
------------------------------------------------------------------------------------------------------------------------------
                                                                                                % OF          CUMULATIVE %
                          # OF            AVERAGE            % OF           CUMULATIVE      TOTAL RENTAL     OF TOTAL RENTAL
                         LEASES           RENT PER         TOTAL SF            % OF           REVENUES          REVENUES
       YEAR             ROLLING          SF ROLLING         ROLLING         SF ROLLING         ROLLING           ROLLING
------------------------------------------------------------------------------------------------------------------------------
    2001                 0             $0.00          0.0%            0.0%               0.0%                    0.0%
------------------------------------------------------------------------------------------------------------------------------
    2002                 1            $24.60         13.9%           13.9%              14.6%                   14.6%
------------------------------------------------------------------------------------------------------------------------------
    2003                 3            $23.94         22.7%           36.7%              23.2%                   37.8%
------------------------------------------------------------------------------------------------------------------------------
    2004                 1            $23.46         14.2%           50.9%              14.2%                   52.1%
------------------------------------------------------------------------------------------------------------------------------
    2005                 1            $13.44         13.3%           64.2%               7.6%                   59.7%
------------------------------------------------------------------------------------------------------------------------------
    2006                 2            $26.40         35.8%          100.0%              40.3%                  100.0%
------------------------------------------------------------------------------------------------------------------------------

     Property Management. The Alexandria Roselle Street Portfolio Property is subject to a management agreement between the borrower and Alexandria Management, Inc., an affiliate of the borrower. The management agreement generally provides for a management fee of 3% of gross collections, which is subordinated to the Alexandria Roselle Street Portfolio Loan.

     Cash Management/Lockbox. Subsequent to default, the Borrower under the Alexandria Roselle Street Loan must cause all rents from the Alexandria Roselle Street Portfolio to be deposited into a bank account under the control of the lender.

     Substitution. The borrower is entitled, up to two times, to substitute a comparable real property for one of the Alexandria Roselle Street Portfolio Properties, provided that the proposed substitution will not result in a qualification, reduction or withdrawal of any rating initially assigned to the series 2001-CKN5 certificates, and the borrower satisfies certain other conditions, including that the appraised value and current net operating income (on a 12-month rolling basis) of the proposed substitute property is not less than 105% of the appraised value (at the time of substitution or at the time of the initial loan origination, whichever is greater) and current net operating income, respectively, of the proposed release property.

------------------------------------------------------------------------------------------------------------------------------
                                                       CASTO I PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------    -------------------------------------------------------------
                         LOAN INFORMATION                                            PROPERTY INFORMATION
-------------------------------------------------------------    -------------------------------------------------------------
CUT-OFF DATE PRINCIPAL BALANCE:  $21,890,917                     SINGLE ASSET/ PORTFOLIO:       Portfolio of Two Assets

FIRST PAYMENT DATE:              October 1, 2001                 PROPERTY TYPE:                 Retail

INTEREST RATE:                   7.36%                           LOCATION:                      Cincinnati, OH

AMORTIZATION:                    360 months                      YEAR BUILT/RENOVATED           Various

MATURITY/ARD BALANCE:            $19,291,686                     LEASABLE SQUARE FOOTAGE:                  227,833

MATURITY DATE:                   September 1, 2011               OCCUPANCY AT U/W:              100%

BORROWERS:                       SSC Tri-County Marketplace,     FEE OR LEASEHOLD:              Fee
                                 LLC; & SSC Governor's Plaza
                                 Center, LLC                                                    % OF
                                                                 MAJOR TENANTS         NRSF     NRSF       LEASE EXPIRATION
INTEREST CALCULATION:            Actual/360                      -------------         ----     ----       ----------------
                                                                 Kohl's                80,684   35.4%      January 1, 2020
CALL PROTECTION:                 Lockout/defeasance except       Linen's N Things      31,199   13.7%      January 1, 2016
                                                                 Comp USA              29,146   12.8%      August 1, 2013
                                 during the last 90 days prior   Petsmart              26,145   11.5%      January 1, 2014
                                 to maturity                     Office Max            23,484   10.3%      October 1, 2010
LOAN PER SF(1):                  $96
                                                                 PROPERTY MANAGEMENT:           Summit Realty Group, Ltd.
UP-FRONT RESERVES:               Estoppel Escrows      (2)
                                                                 U/W NCF:                       $2,356,817
ONGOING RESERVES:                TI/LC Reserve         (3)
                                 Replacement Reserve   (4)       APPRAISED VALUE:               $27,400,000
                                 Taxes                 (5)
                                                                 APPRAISAL DATE:                June 4, 2001
LOCKBOX:                         None
                                                                 CUT-OFF DATE LTV RATIO:        79.9%

                                                                 MATURITY/ARD LTV RATIO:        70.4%

                                                                 U/W DSCR:                      1.30x
-------------------------------------------------------------    -------------------------------------------------------------

(1)  Based on the cut-off date principal balance.

(2) The borrower for the Tri-County Marketplace property was required to deposit $17,479 into a reserve account and was given 60 days from the closing date of the loan to provide to lender a satisfactory tenant estoppel from CompUSA confirming that any repairs required by the lease have been satisfactorily completed.

     The borrower for the Governor's Plaza property was required to deposit $5,975 into a reserve account and was given 30 days from the closing date of the loan to provide to lender a satisfactory tenant estoppel from Linens N Things confirming that any allowance, due to an increase in square footage, required by the lease has been satisfactorily paid.

     The borrower for the Governor's Plaza property was required to deposit $100,000 into a reserve account and was given 6 months from closing date of the loan to provide to lender a satisfactory tenant estoppel from Kohl's confirming that any repairs, landscaping, and tax reimbursement required by the lease have been satisfactorily completed.

(3) The borrowers are required to make monthly deposits of $6,250 into a TI/LC reserve account unless the amount in escrow equals or exceeds $375,000. At any time, the borrowers may deliver to lender a letter of credit in the amount of $450,000 in substitution for the deposits then remaining in the TI/LC reserve account.

     Additionally, if the letter of credit has not been delivered, the borrowers shall cause all net operating income of the properties to be deposited with lender if any tenant which leases more than 20,000 net rentable square feet terminates its lease, fails to exercise its renewal option, or vacates and/or ceases operations at any of the properties. The funds deposited with lender pursuant to such cash flow sweep shall be applied by lender to pay debt service and fund ongoing reserves, with the balance to be deposited to the TI/LC reserve account. Such cash flow sweep shall continue until the minimum escrow balance of $375,000 has been achieved.

(4) The borrowers are required to deposit a total amount of $2,849 per month into replacement reserve accounts (which requirement ceases when the total amount of deposits equals at least $102,525 in total).

(5) The borrowers are required to make monthly payments into tax escrow funds to accumulate funds necessary to pay all taxes prior to their respective due dates.

         The Borrowers. The borrowers under the Casto I Portfolio Loan are as follows:

         -----------------------------------------------------------------------
                     PROPERTY                                BORROWER
         -----------------------------------------------------------------------
                Tri-County Marketplace          SSC Tri-County Marketplace, LLC
         -----------------------------------------------------------------------
                   Governor's Plaza            SSC Governor's Plaza Center, LLC
         -----------------------------------------------------------------------

     Each borrower:

     o is a single-purpose, limited liability company organized under the laws of the State of Delaware, which has a board of directors that includes an independent director whose vote is required for dissolution or bankruptcy;

     o has SSC Properties, LLC, an Ohio limited liability company, as its sole member; and

     o is controlled through SSC Properties LLC by the Don M. Casto organization.

     The Don M. Casto organization is a full service real estate company based in Columbus, Ohio, involved in the development, management and leasing of shopping centers, office buildings and multifamily properties. The retail portion of the company has been in operation since 1928 and currently owns and manages more than 12,000,000 square feet of retail space in 63 centers throughout Ohio, Pennsylvania, Florida, and Illinois.

     The Mortgaged Real Properties. The Casto I Portfolio Properties consist of two anchored retail buildings that were built between 1994 and 1998 and contain an aggregate of 227,833 net rentable square feet. The following table identifies those properties and sets forth the specified information with respect to each of them.

------------------------------------------------------------------------------------------------------------------------------
                                                            ALLOCATED         YEAR BUILT/       LEASABLE        OCCUPANCY
        PROPERTY NAME                 LOCATION             LOAN AMOUNT         RENOVATED         SQ FT            AT UW
------------------------------------------------------------------------------------------------------------------------------
    Tri-County Marketplace         Springdale, OH         $9,120,000.00          1998            74,246            100%
------------------------------------------------------------------------------------------------------------------------------
       Governor's Plaza            Cincinnati, OH        $12,800,000.00        1994/2000        153,587            100%
------------------------------------------------------------------------------------------------------------------------------

     The table below presents the lease rollover schedule for the Casto I Portfolio Properties and is based on the assumption that with respect to the Governor's Plaza Property, rolling space is leased for a 10-year period. No leases expire during the term of the Casto I Portfolio Loan at Tri-County Marketplace.

--------------------------------------------------------------------------------------------------------------------------------
                                                                                                % OF          CUMULATIVE %
                          # OF            AVERAGE            % OF           CUMULATIVE      TOTAL RENTAL     OF TOTAL RENTAL
                         LEASES           RENT PER         TOTAL SF            % OF           REVENUES          REVENUES
       YEAR             ROLLING          SF ROLLING         ROLLING         SF ROLLING         ROLLING           ROLLING
--------------------------------------------------------------------------------------------------------------------------------
       2005                1              $11.50               6.6%             6.6%             6.4%                6.4%
--------------------------------------------------------------------------------------------------------------------------------
       2006                0               $0.00               0.0%             6.6%             0.0%                6.4%
--------------------------------------------------------------------------------------------------------------------------------
       2007                0               $0.00               0.0%             6.6%             0.0%                6.4%
--------------------------------------------------------------------------------------------------------------------------------
       2008                0               $0.00               0.0%             6.6%             0.0%                6.4%
--------------------------------------------------------------------------------------------------------------------------------
       2009                0               $0.00               0.0%             6.6%             0.0%                6.4%
--------------------------------------------------------------------------------------------------------------------------------
       2010                2              $11.22              11.7%            18.3%            11.1%               17.4%
--------------------------------------------------------------------------------------------------------------------------------
       2011                0               $0.00               0.0%            18.3%             0.0%               17.4%
--------------------------------------------------------------------------------------------------------------------------------
       2012                0               $0.00               0.0%            18.3%             0.0%               17.4%
--------------------------------------------------------------------------------------------------------------------------------
       2013                1              $15.50              12.8%            31.1%            16.7%               34.1%
--------------------------------------------------------------------------------------------------------------------------------
       2014                2              $16.00              19.8%            50.9%            26.7%               60.8%
--------------------------------------------------------------------------------------------------------------------------------
      Total:               6              $14.19              50.9%            50.9%            60.8%               60.8%
--------------------------------------------------------------------------------------------------------------------------------

     Property Management. The Casto I Portfolio Properties are subject to individual management agreements between the borrowers and Summit Realty Group, Ltd., an affiliate of the borrowers. The management agreements generally provide for a management fee of 3% of gross collections, which have been subordinated to the Casto I Portfolio loans. Summit Realty Group, Ltd. is the primary leasing and management company for the Don M. Casto organization, currently managing more that 12,000,000 square feet of retail space in over 63 centers throughout Ohio, Pennsylvania, Florida, and Illinois.

     Mezzanine Debt. The related borrowers, each of which is a separate single member limited liability company, together with twelve other related single member limited liability company entities, were capitalized with an aggregate of $36,000,000 in cash equity that was contributed by SSC Properties, LLC, the sole member of each of the borrowers and the twelve other related entities. SSC Properties, LLC was, in turn, capitalized with $6,000,000 of "common" equity and $30,000,000 of subordinate debt. The subordinate debt consists of $12,450,000 from two separate institutional investors and $17,550,000 from various Casto related entities and individual investors, while the "common" equity was provided solely by Casto related entities and individual investors. The subordinate debt is secured only by a pledge of SSC Properties, LLC's net cash flow. No interest in any property or in any borrower entity is pledged to the lenders of the subordinate debt, and the subordinate debt lenders have confirmed in a subordination agreement that their indebtedness is fully subordinate to the rights of the lender of the mortgage loans that we intend to include in the trust fund.

     Release Provisions. The Casto I Portfolio Loan does not provide for property substitutions or for the release of any of the Casto I Portfolio Properties in connection with the payment of a release price.

     Related Properties. The entity that controls each of the borrowers under the Casto I Portfolio Loan also controls each of the borrowers under the Casto II Portfolio Loan. See "--The Casto II Portfolio" above.

THE MORTGAGE LOAN SELLERS

     We did not originate any of the mortgage loans that we intend to include in the trust fund. We will acquire those mortgage loans from the following entities:

     o Column--89 mortgage loans, representing 58.3% of the initial mortgage pool balance;

     o KeyBank--38 mortgage loans, representing 26.4% of the initial mortgage pool balance;

     o NCB--27 mortgage loans, representing 8.7% of the initial mortgage pool balance; and

     o NCB Capital Corporation--41 mortgage loans, representing 6.6% of the initial mortgage pool balance.

     Column acquired nine of the mortgage loans that it is selling to us, representing 8.0% of the initial mortgage pool balance, from Credit Suisse First Boston Mortgage Capital LLC, which originated each of those nine mortgage loans. Column acquired three of the mortgage loans that it is selling to us, representing 1.6% of the initial mortgage pool balance, from Union Capital Investments, LLC, which originated each of those three mortgage loans.

     KeyBank acquired two of the mortgage loans that it is selling to us, representing 2.7% of the initial mortgage pool balance, from First Union National Bank, which originated each of those two mortgage loans. KeyBank originated each of the other 36 mortgage loans that it is selling to us.

     NCB or one of its affiliates originated each of the mortgage loans that it and NCB Capital Corporation are selling to us. NCB underwrote all of NCB Capital Corporation's mortgage loans.

     Column. Column is a corporation organized under the laws of Delaware. Its principal offices are in Atlanta, Georgia. Column underwrites and closes multifamily rental and commercial mortgage loans through its own origination offices and various correspondents in local markets across the country. Loan underwriting and quality control procedures are undertaken principally in regional offices located in Atlanta, Georgia; Bethesda, Maryland; Boston, Massachusetts; Chicago, Illinois; Cleveland, Ohio; Dallas, Texas; Denver, Colorado; Houston, Texas; Los Angeles, California; New York, New York; Newport Beach, California; Norwalk, Connecticut; Philadelphia, Pennsylvania; San Francisco, California; Seattle, Washington and Tampa, Florida. Column has originated approximately 2,600 commercial and multifamily rental mortgage loans totaling $15.0 billion since beginning operations in 1993. Column is a wholly owned subsidiary of Credit Suisse Group and an affiliate of us and Credit Suisse First Boston Corporation, one of the underwriters.

     CSFBMC, from whom Column acquired nine of the mortgage loans it is selling to us, is a limited liability company formed under the laws of Delaware. Its principal offices are in New York, New York. CSFBMC originates and acquires loans secured by mortgages on commercial and multifamily real estate. CSFBMC is a subsidiary of Credit Suisse First Boston, Inc. and an affiliate of us, Column and Credit Suisse First Boston Corporation, one of the underwriters.

     Union Capital, from whom Column acquired three of the mortgage loans it is selling to us, is a limited liability company, with its principal offices in Atlanta, Georgia. Union Capital is primarily involved in conduit lending. It originates, underwrites and closes first mortgage loans secured by all types of multifamily rental and commercial real estate throughout the United States. The principals of Union Capital have been involved in the conduit lending field since January 1993.

     KeyBank. KeyBank is a national banking association. KeyBank provides financial services, including commercial and multifamily real estate financing, throughout the United States. As of June 30, 2001, KeyBank had total assets of approximately $76.1 billion, total liabilities of approximately $70.1 billion and approximately $5.3 billion in stockholder's equity. The principal executive offices of KeyBank are located at Key Tower, 127 Public Square, Cleveland, Ohio 44114. Its telephone number is (216) 689-6300. KeyBank is a wholly owned subsidiary of KeyCorp. KeyCorp is also the parent of McDonald Investments Inc., one of the underwriters. KeyCorp Real Estate Capital Markets, Inc. d/b/a Key Commercial Mortgage, one of the master servicers and one of the special servicers, is a wholly-owned subsidiary of KeyBank.

     NCB. NCB, which does business under the trade name National Cooperative Bank, was chartered by an act of Congress in 1978 for the purpose of providing loans and other financial services to cooperatively owned and organized entities throughout the United States. By Congressional amendments in 1981, NCB was converted to a private institution owned by its member cooperative customers. The principal office of NCB is located at 1725 Eye Street, N.W., Washington, D.C. 20006. Its telephone number is (202) 336-7700.

     NCB and its affiliates have originated over $3.1 billion in commercial and multifamily loans and securitized over $1.8 billion of such originations. NCB as a primary, master and special servicer is rated "CPS2+ Co-op", "CMS3+ Co-op" and "CSS2 Co-op", respectively, by Fitch Inc.

     NCB Capital Corporation. NCB Capital Corporation is a wholly-owned Delaware corporation and an affiliate of NCB. NCB Capital Corporation originates NCB underwritten loans to borrowers who elect not to become member cooperative customers (owners) of NCB.

     The information set forth in this prospectus supplement regarding the mortgage loan sellers and the originators has, in each case, been provided by the respective party. Neither we nor any of the underwriters makes any representation or warranty as to the accuracy or completeness of that information.

ASSIGNMENT OF THE UNDERLYING MORTGAGE LOANS

     On or before the date of initial issuance of the offered certificates, each of the mortgage loan sellers will, directly or indirectly, transfer to us those mortgage loans that it is including in the securitization, and we will transfer to the trustee all of those mortgage loans. In each case, the transferor will assign the subject mortgage loans, without recourse, to the transferee.

     In connection with the foregoing transfers, at the closing or at such later date as is permitted under the pooling and servicing agreement, each mortgage loan seller will generally be required to deliver or cause the delivery of the following documents, among others, to the trustee with respect to each of the mortgage loans as to which it is identified as the mortgage loan seller on Exhibit A-1 to this prospectus supplement:

     o   either--

         1. the original promissory note, endorsed without recourse to the order of the trustee or in blank, or

         2. if the original promissory note has been lost, a copy of that note, together with a lost note affidavit and indemnity;

     o the original or a copy of the mortgage instrument, together with originals or copies of any intervening assignments of that document;

     o the original or a copy of any separate assignment of leases and rents, together with originals or copies of any intervening assignments of that document;

     o an executed original assignment of the related mortgage instrument in favor of the trustee or in blank, in recordable form except for missing recording information relating to that mortgage instrument;

     o an executed original assignment of any separate related assignment of leases and rents in favor of the trustee or in blank, in recordable form except for missing recording information relating to that assignment of leases and rents;

     o originals or copies of all written assumption, modification and substitution agreements, if any, in those instances where the terms or provisions of the mortgage instrument or promissory note have been modified or the mortgage loan has been assumed;

     o an original or copy of the lender's title insurance policy or, if a title insurance policy has not yet been issued or located, a pro forma title policy or a "marked up" commitment for title insurance, which in either case is binding on the title insurance company; and

     o in those cases where applicable, the original or a copy of the related ground lease.

     The trustee, either directly or through a custodian, is required to hold all of the documents delivered to it with respect to the mortgage loans in trust for the benefit of the series 2001-CKN5 certificateholders. Within a specified period of time following that delivery, the trustee directly or through a custodian, will be further required to conduct a review of those documents. The scope of the trustee's review of those documents will, in general, be limited solely to confirming that they have been received, that they appear regular on their face (handwritten additions, changes or corrections will not be considered irregularities if initialed by the borrower), that (if applicable) they appear to have been executed and that they purport to relate to a mortgage loan in the trust fund. Neither the trustee nor any master servicer, special servicer or custodian is under any duty or obligation to inspect, review or examine any of the documents relating to the mortgage loans to determine whether the document is valid, effective, enforceable, in recordable form or otherwise appropriate for the represented purpose.

     If--

     o any of the above-described documents required to be delivered by a mortgage loan seller to the trustee is not delivered or is otherwise defective, and

     o that omission or defect materially and adversely affects the value of, or the interests of any series 2001-CKN5 certificateholder in, the subject mortgage loan,

then the omission or defect will constitute a "Material Document Defect" as to which the series 2001-CKN5 certificateholders will have the rights against the applicable mortgage loan seller described under "--Cures, Repurchases and Substitutions" below. However, no such document omission or defect, other than with respect to the promissory note, the mortgage instrument, the title insurance policy, the ground lease or any letter of credit, will be considered to materially and adversely affect the interests of the series 2001-CKN5 certificateholders or the value of the affected mortgage loan unless the document with respect to which the document omission or defect exists is required in connection with an imminent enforcement of the mortgagee's rights or remedies under the related mortgage loan, defending any claim asserted by any borrower or third party with respect to the mortgage loan, establishing the validity or priority of any lien on any collateral securing the mortgage loan or for any immediate servicing obligation.

     Within a specified period of time following the later of--

     o   the date on which the offered certificates are initially issued, and

     o the date on which all recording information necessary to complete the subject document is received by the trustee,

the trustee or a third-party independent contractor will be required to submit for recording in the real property records of the applicable jurisdiction each of the assignments of recorded loan documents in the trustee's favor described above. Because most of the mortgage loans that we intend to include in the trust fund are newly originated, many of those assignments cannot be completed and recorded until the related mortgage instrument and/or the assignment of leases and rents, reflecting the necessary recording information, is returned from the applicable recording office.

REPRESENTATIONS AND WARRANTIES

     As of the date of initial issuance of the offered certificates, each mortgage loan seller will make with respect to each mortgage loan that it is selling to us for inclusion in the trust fund, specific representations and warranties generally to the effect listed below, together with any other representations and warranties as may be required by the rating agencies. The respective representations and warranties to be made by each mortgage loan seller may not be identical. However, the representations and warranties to be made by each mortgage loan seller will generally include--

     o The information relating to the mortgage loan set forth in the loan schedule attached to the related mortgage loan purchase agreement, will be true and correct in all material respects as of the related due date in November 2001. That information will include select items of information included on Exhibit A-1 to this prospectus supplement, including--

         1. the street address, including city, state and zip code, of the related mortgaged real property,

         2. the original principal balance and cut-off date principal balance of the mortgage loan,

         3. the amount of the monthly debt service payment due on the related due date in November 2001,

         4. the mortgage interest rate as of the related due date in November 2001, and

         5. the original and remaining term to stated maturity and the maturity date for the mortgage loan.

     o Immediately prior to its transfer and assignment of the mortgage loan, it had good title to, and was the sole owner of, the mortgage loan.

     o The related mortgage instrument is a valid and, subject to the exceptions in the next bullet, enforceable first priority lien upon the corresponding mortgaged real property, free and clear of all liens and encumbrances other than Permitted Encumbrances. Those Permitted Encumbrances do not, individually or in the aggregate, materially interfere with the security intended to be provided by the related mortgage instrument, the current principal use of the related mortgaged real property or the current ability of the related mortgaged real property as presently operated to generate income sufficient to service the mortgage loan.

     o The promissory note, the mortgage instrument and each other agreement executed by or on behalf of the related borrower in connection with the mortgage loan is the legal, valid and binding obligation of the related borrower, subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation. In addition, each of the foregoing agreements is enforceable against the related borrower in accordance with its terms, except as enforcement may be limited by (1) bankruptcy, insolvency, reorganization, fraudulent transfer and conveyance or other similar laws affecting the enforcement of creditors' rights generally, and (2) general principles of equity, regardless of whether such enforcement is considered a proceeding in equity or at law, and except that certain provisions in those agreements may be further limited or rendered unenforceable by applicable law, but, subject to the limitations set forth in the foregoing clauses (1) and (2), those limitations will not render those loan documents invalid as a whole or substantially interfere with the mortgagee's realization of the principal benefits and/or security provided thereby.

     o It has not received actual notice that there is any proceeding pending for the condemnation of all or any material portion of the mortgaged real property for the mortgage loan.

     o There exists an American Land Title Association or equivalent form of lender's title insurance policy or, if the title policy has yet to be issued, a pro forma policy or a marked up title insurance commitment, which in either case is binding on the title insurance company, on which the required premium has been paid, insuring the related originator, its successors and assigns, as to the first priority lien of the related mortgage instrument in the original principal amount of the mortgage loan after all advances of principal, subject only to Permitted Encumbrances.

     o The proceeds of the mortgage loan have been fully disbursed, except in those cases where the full amount of the mortgage loan has been made, but a portion of the proceeds is being held in escrow or reserve accounts pending satisfaction of specific leasing criteria, repairs or other matters with respect to the related mortgaged real property, and there is no requirement for future advances under the mortgage loan.

     o If the related mortgage instrument is a deed of trust, a trustee, duly qualified under applicable law, has been properly designated and currently serves or may be substituted in accordance with the deed of trust or applicable law.

     o Except as identified in the engineering report obtained in connection with the origination of the mortgage loan, to its knowledge, the related mortgaged real property is in good repair free and clear of any damage that would materially and adversely affect its value as security for the mortgage loan, except in any such case where an escrow of funds or insurance coverage exists sufficient to effect the necessary repairs and maintenance, and except as otherwise described under "--Additional Loan and Property Information" above.

     o If the mortgaged real property is covered by a secured creditor impaired property policy, then the subject mortgage loan seller has:

         1. disclosed, or is aware that there has been disclosed, in the application for that policy or otherwise to the insurer under that policy the "pollution conditions", as defined in that policy, identified in any environmental reports related to the particular mortgaged real property which are in the subject mortgage loan seller's possession or are otherwise known to the warranting party; and

         2. delivered or caused to be delivered to the insurer under that policy copies of all environmental reports in its possession related to the mortgaged real property;

         in each case to the extent that the failure to make any such disclosure or deliver any such report would materially and adversely affect the trust's ability to recover under that policy.

     The representations and warranties made by each mortgage loan seller as listed and described above will be assigned by us to the trustee under the pooling and servicing agreement. If--

     o there exists a breach of any of the above-described representations and warranties made by any mortgage loan seller, and

     o that breach materially and adversely affects the value of, or the interests of any series 2001-CKN5 certificateholder in, the subject mortgage loan,

then that breach will be a "Material Breach" of the representation and warranty. The rights of the series 2001-CKN5 certificateholders against the applicable warranting party with respect to any Material Breach are described under "--Cures, Repurchases and Substitutions" below.

CURES, REPURCHASES AND SUBSTITUTIONS

     If there exists a Material Breach of any of the representations and warranties made by Column, KeyBank, NCB or NCB Capital Corporation with respect to any of the mortgage loans that it sold to us for inclusion in the trust fund, as discussed under "--Representations and Warranties" above, or a Material Document Defect with respect to any of the mortgage loans that it sold to us for inclusion in the trust fund, as discussed under "--Assignment of the Underlying Mortgage Loans" above, then that mortgage loan seller will be required to take one of the following courses of action:

     o cure the Material Breach or the Material Document Defect in all material respects; or

     o repurchase the affected mortgage loan at a price generally equal to the sum of--

         1. the Stated Principal Balance of the mortgage loan at the time of purchase, plus

         2. all unpaid and unadvanced interest, other than Post-ARD Additional Interest and Default Interest, due with respect to that mortgage loan through the due date in the collection period of purchase, plus

         3. all unreimbursed advances relating to that mortgage loan, together with any unpaid interest on those advances owing to the party or parties that made them, plus

         4.  any costs incurred in enforcing the repurchase obligation; or

     o prior to the second anniversary of the date of initial issuance of the offered certificates, so long as it does not result in a qualification, downgrade or withdrawal of any rating assigned by S&P or Moody's to the series 2001-CKN5 certificates, as confirmed in writing by each of those rating agencies, replace the affected mortgage loan with a substitute mortgage loan that--

         1. has comparable payment terms to those of the mortgage loan that is being replaced, and

         2. is acceptable to the series 2001-CKN5 controlling class representative.

     If any mortgage loan seller replaces one mortgage loan with another, as described in the third bullet of the preceding paragraph, then it will be required to pay to the trust fund the amount, if any, by which--

     o the price at which it would have had to purchase the removed mortgage loan, as described in the second bullet of the preceding paragraph, exceeds

     o the unpaid principal balance of the substitute mortgage loan as of the date it is added to the trust fund.

     The time period within which a mortgage loan seller must complete that remedy, repurchase or substitution will generally be limited to 90 days following the earlier of its discovery or receipt of notice of the subject Material Breach or Material Document Defect, as the case may be. However, if the responsible mortgage loan seller is diligently attempting to correct the problem, then the responsible mortgage loan seller may be entitled to as much as an additional 90 days to complete that remedy, repurchase or substitution.

     Notwithstanding the discussion above, on or after a specified date in May 2003, if--

     o any mortgage loan seller receives notice of a Material Document Defect with respect to any of its mortgage loans that was sold to us for inclusion in the trust fund, and

     o that Material Document Defect results from the trustee's not being in possession of the original or a copy of any mortgage instrument, any assignment of leases and rents or any assignment of either of those documents required to be delivered to the custodian with respect to the subject mortgage loan as described under "--Assignment of the Underlying Mortgage Loans" above, with recording information indicated thereon, because that document (1) was not delivered by or on behalf of that mortgage loan seller either as a recorded document or in proper form for recording or (2) was returned unrecorded by the applicable recording office as a result of an actual or purported defect in it, then that mortgage loan seller may, with the consent of the series 2001-CKN5 controlling class representative, in lieu of repurchasing or replacing the subject mortgage loan, deliver to the applicable master servicer either cash or a letter of credit in an amount equal to 25% of the unpaid principal balance of the subject mortgage loan. The applicable master servicer will be authorized to apply that cash or draw on that letter of credit to cover expenses and/or losses resulting from that Material Document Defect, with any funds so applied to be considered as liquidation proceeds for all purposes under the pooling and servicing agreement other than the calculation of liquidation fees payable to the applicable special servicer. The applicable master servicer will return the unused portion of that cash or letter of credit to the applicable mortgage loan seller at such time as that Material Document Defect is cured in all material respects or the subject mortgage loan is removed from the trust fund.

     The obligations of each mortgage loan seller described above in this "--Cures, Repurchases and Substitutions" section will, in the absence of a default under those obligations, constitute the sole remedy available to the series 2001-CKN5 certificateholders or the trustee on their behalf in connection with a Material Breach of any of the representations or warranties made by the related mortgage loan seller, or a Material Document Defect, with respect to any mortgage loan in the trust fund. No other person will be obligated to repurchase or replace any affected mortgage loan in connection with a Material Breach of any of the representations and warranties made by the related mortgage loan seller or in connection with a Material Document Defect, if the related mortgage loan seller defaults on its obligation to do so.

     If a Material Breach or a Material Document Defect exists with respect to any mortgage loan that is cross-collateralized with one or more other mortgage loans in the trust, and if the cross-collateralization can be terminated without any adverse tax consequence for the trust fund, then the related mortgage loan seller will be permitted, with the consent of the series 2001-CKN5 controlling class representative, to repurchase only the affected mortgage loan. Otherwise, the entire cross-collateralized group will be treated as a single mortgage loan for purposes of--

     o determining the materiality of the subject breach or document defect, and

     o   the exercise of the relevant remedies.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

     The description in this prospectus supplement of the mortgage pool is based upon the mortgage pool as it is expected to be constituted at the time the offered certificates are issued, with adjustments for the monthly debt service payments due on the mortgage loans on or before their respective due dates in November 2001. Prior to the issuance of the offered certificates, one or more mortgage loans may be removed from the mortgage pool if we consider the removal necessary or appropriate. A limited number of other mortgage loans may be included in the mortgage pool prior to the issuance of the offered certificates, unless including those mortgage loans would materially alter the characteristics of the mortgage pool as described in this prospectus supplement. We believe that the information in this prospectus supplement will be generally representative of the characteristics of the mortgage pool as it will be constituted at the time the offered certificates are issued. However, the range of mortgage interest rates and maturities, as well as the other characteristics of the mortgage loans described in this prospectus supplement, may vary, and the actual initial mortgage pool balance may be as much as 5% larger or smaller than the initial mortgage pool balance specified in this prospectus supplement.

     A current report on Form 8-K will be available to purchasers of the offered certificates on or shortly after the date of initial issuance of the offered certificates. That current report on Form 8-K will be filed, together with the pooling and servicing agreement, with the SEC within 15 days after the initial issuance of the offered certificates. If mortgage loans are removed from or added to the mortgage pool, that removal or addition will be noted in that current report on Form 8-K.

                     DESCRIPTION OF THE OFFERED CERTIFICATES

GENERAL

     The series 2001-CKN5 certificates will be issued, on or about November    ,
2001, under a pooling and servicing agreement to be dated as of November 11, 2001, between us, as depositor, and the trustee, the master servicers and the special servicers. They will represent the entire beneficial ownership interest of the trust fund. The assets of the trust fund will include:

     o   the underlying mortgage loans;

     o any and all payments under and proceeds of the underlying mortgage loans received after their respective due dates in November 2001, in each case exclusive of payments of principal, interest and other amounts due on or before that date;

     o   the loan documents for the underlying mortgage loans;

     o   our rights under each of the mortgage loan purchase agreements;

     o any REO Properties acquired by the trust fund with respect to defaulted mortgage loans; and

     o those funds or assets as from time to time are deposited in each master servicer's collection account described under "The Pooling and Servicing Agreement--Collection Account" in this prospectus supplement, each special servicer's REO account described under "The Pooling and Servicing Agreement--REO Properties", the trustee's distribution account described under "--Distribution Account" below or the trustee's interest reserve account described under "--Interest Reserve Account" below.

     The series 2001-CKN5 certificates will include the following classes:

     o the A-1, A-2, A-3, B, C and D classes, which are the classes of series 2001-CKN5 certificates that are offered by this prospectus supplement; and

     o the A-X, A-CP, A-Y, E, F, G, H, J, K, L, M, N, O, R and V classes, which are the classes of series 2001-CKN5 certificates that--

         1.  will be retained or privately placed by us, and

         2.  are not offered by this prospectus supplement.

     The class A-1, A-2, A-3, B, C, D, E, F, G, H, J, K, L, M, N and O certificates are the series 2001-CKN5 certificates that will have principal balances. The principal balance of any of these certificates will represent the total distributions of principal to which the holder of the certificate is entitled over time out of payments, or advances in lieu of payments, and other collections on the assets of the trust fund. Accordingly, on each distribution date, the principal balance of each of these certificates will be permanently reduced by any principal distributions actually made with respect to the certificate on that distribution date. See "--Distributions" below. On any particular distribution date, the principal balance of each of these certificates may also be permanently reduced, without any corresponding distribution, in connection with losses on the underlying mortgage loans and default-related and otherwise unanticipated trust fund expenses. See "--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" below.

     The class A-X, A-CP, A-Y, R and V certificates will not have principal balances, and the holders of those certificates will not be entitled to receive distributions of principal. However, each of the class A-X, A-CP and A-Y certificates will have a notional amount for purposes of calculating the accrual of interest with respect to that certificate.

     For purposes of calculating the accrual of interest:

     A. the class A-X certificates will have a total notional amount that is, as of any date of determination, equal to the then total principal balance of the class A-1, A-2, A-3, B, C, D, E, F, G, H, J, K, L, M, N and O certificates;

     B.  the class A-CP certificates will have a total notional amount that is--

         (1) as of any date of determination through and including the distribution date in November 2008, equal to the sum of (a) the lesser of $520,000,000 and the then total principal balance of the class A-3 certificates, and (b) the then total principal balance of the class B, C and D certificates, and

         (2) after the distribution date in November 2008, equal to $0; and

     C. the class A-Y certificates will have a total notional amount that is, as of any date of determination, equal to the then total Stated Principal Balance of the residential cooperative mortgage loans in the trust fund.

     In general, principal balances and notional amounts will be reported on a class-by-class basis. In order to determine the principal balance of any of your offered certificates from time to time, you may multiply the original principal balance of that certificate as of the date of initial issuance of the series 2001-CKN5 certificates, as specified on the face of that certificate, by the then-applicable certificate factor for the relevant class. The certificate factor for any class of offered certificates, as of any date of determination, will equal a fraction, expressed as a percentage, the numerator of which will be the then outstanding total principal balance of that class, and the denominator of which will be the original total principal balance of that class. Certificate factors will be reported monthly in the trustee's report.

REGISTRATION AND DENOMINATIONS

     General. The offered certificates will be issued in book-entry form in original denominations of $10,000 initial principal balance and any whole dollar denomination in excess of $10,000.

     Each class of offered certificates will initially be represented by one or more certificates registered in the name of Cede & Co., as nominee of The Depository Trust Company. You will not be entitled to receive an offered certificate issued in fully registered, certificated form, except under the limited circumstances described under "Description of the Certificates--Book-Entry Registration" in the accompanying prospectus. For so long as any class of offered certificates is held in book-entry form--

     o all references in this prospectus supplement to actions by holders of those certificates will refer to actions taken by DTC upon instructions received from beneficial owners of those certificates through its participating organizations, and

     o all references in this prospectus supplement to payments, distributions, remittances, notices, reports and statements made or sent to holders of those certificates will refer to payments, distributions, remittances, notices, reports and statements made or sent to DTC or Cede & Co., as the registered holder of those certificates, for payment or transmittal, as applicable, to the beneficial owners of those certificates through its participating organizations in accordance with DTC's procedures.

     The trustee will initially serve as registrar for purposes of providing for the registration of the offered certificates and, if and to the extent physical certificates are issued to the actual beneficial owners of any of the offered certificates, the registration of transfers and exchanges of those certificates.

     DTC, Euroclear and Clearstream, Luxembourg. You will hold your certificates through DTC, in the United States, or Clearstream Banking, societe anonyme, Luxembourg or the Euroclear System, in Europe, if you are a participating organization of the applicable system, or indirectly through organizations that are participants in the applicable system. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of organizations that are participants in either of these systems, through customers' securities accounts in Clearstream, Luxembourg's or Euroclear's names on the books of their respective depositaries. Those depositaries will, in turn, hold those positions in customers' securities accounts in the depositaries' names on the books of DTC. For a discussion of DTC, Euroclear and Clearstream, Luxembourg, see "Description of the Certificates--Book-Entry Registration--DTC, Euroclear and Clearstream, Luxembourg" in the accompanying prospectus.

     Transfers between participants in DTC will occur in accordance with DTC's rules. Transfers between participants in Clearstream, Luxembourg and Euroclear will occur in accordance with their applicable rules and operating procedures. See "Description of the Certificates--Book-Entry Registration--Holding and Transferring Book-Entry Certificates" in the accompanying prospectus.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through participants in Clearstream, Luxembourg or Euroclear, on the other, will be accomplished through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary. However, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities through DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Participants in Clearstream, Luxembourg and Euroclear may not deliver instructions directly to the depositaries.

     Because of time-zone differences--

     o credits of securities in Clearstream, Luxembourg or Euroclear as a result of a transaction with a DTC participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and

     o those credits or any transactions in those securities settled during that processing will be reported to the relevant Clearstream, Luxembourg or Euroclear participant on that business day.

     Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream, Luxembourg or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC. For additional information regarding clearance and settlement procedures for the offered certificates and for information with respect to tax documentation procedures relating to the offered certificates, see Exhibit D hereto.

     Beneficial owners of offered certificates that are not participating organizations in DTC, Clearstream, Luxembourg or Euroclear, but desire to purchase, sell or otherwise transfer ownership or other interests in those certificates, may do so only through participating organizations in DTC, Clearstream, Luxembourg or Euroclear. In addition, those beneficial owners will receive all distributions of principal and interest from the trustee through DTC and its participating organizations. Similarly, reports distributed to holders of the offered certificates pursuant to the pooling and servicing agreement and requests for the consent of those holders will be delivered to the beneficial owners of those certificates only through DTC, Clearstream, Luxembourg, Euroclear and their participating organizations. Under a book-entry format, beneficial owners of offered certificates may experience some delay in their receipt of payments, reports and notices, since these payments, reports and notices will be forwarded by the trustee to Cede & Co., as nominee for DTC. DTC will forward the payments, reports and notices to its participating organizations, which thereafter will forward them to indirect DTC participants, Clearstream, Luxembourg, Euroclear or beneficial owners of the offered certificates, as applicable.

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of offered certificates among participating organizations on whose behalf it acts with respect to the offered certificates and to receive and transmit distributions of principal of, and interest on, the offered certificates. Direct and indirect DTC participants with which beneficial owners of the offered certificates have accounts with respect to those certificates similarly are required to make book-entry transfers and receive and transmit the payments on behalf of those beneficial owners. Accordingly, although the beneficial owners of offered certificates will not possess the offered certificates, the DTC rules provide a mechanism that will allow them to receive payments on their certificates and will be able to transfer their interests.

     Because DTC can only act on behalf of direct DTC participants, who in turn act on behalf of indirect DTC participants and certain banks, the ability of a beneficial owner of offered certificates to pledge those certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to those certificates, may be limited due to the lack of a physical certificate for those certificates.

     DTC has advised us that it will take any action permitted to be taken by holders of the offered certificates under the pooling and servicing agreement only at the direction of one or more participating organizations to whose accounts with DTC those certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that those actions are taken on behalf of participating organizations in DTC whose holdings include those undivided interests.

     See "Description of the Certificates--Book-Entry Registration--Holding and Transferring Book-Entry Certificates" in the accompanying prospectus.

DISTRIBUTION ACCOUNT

     General. The trustee must establish and maintain an account in which it will hold funds pending their distribution on the series 2001-CKN5 certificates and from which it will make those distributions. That distribution account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. Funds held in the trustee's distribution account will remain uninvested.

     Deposits. On the business day prior to each distribution date, each master servicer will be required to remit to the trustee for deposit in the distribution account the following funds:

     o All payments and other collections on the mortgage loans and any REO Properties in the trust fund that are then on deposit in that master servicer's collection account, exclusive of any portion of those payments and other collections that represents one or more of the following:

         1. monthly debt service payments due on a due date subsequent to the end of the related collection period;

         2. payments and other collections received after the end of the related collection period;

         3. amounts that are payable or reimbursable from that master servicer's collection account to any person other than the series 2001-CKN5 certificateholders, including--

             (a) amounts payable to that master servicer or a special servicer as compensation, including master servicing fees, special servicing fees, workout fees, liquidation fees, assumption fees, assumption application fees, modification fees, extension fees, consent fees, waiver fees, earnout fees and similar charges and, to the extent not otherwise applied to cover interest on advances or Additional Trust Fund Expenses with respect to the related underlying mortgage loan, Default Interest and late payment charges, or as indemnification,

             (b) amounts payable in reimbursement of outstanding advances, together with interest on those advances, and

             (c)  amounts payable with respect to other trust fund expenses; and

         4. amounts deposited in the applicable master servicer's collection account in error.

     o Any advances of delinquent monthly debt service payments made by that master servicer with respect to that distribution date.

     o Any payments made by that master servicer to cover Prepayment Interest Shortfalls incurred during the related collection period.

     See "--Advances of Delinquent Monthly Debt Service Payments" below and "The Pooling and Servicing Agreement--Collection Accounts" and "--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.

     With respect to each distribution date that occurs during March, commencing in March 2002, the trustee will be required to transfer from its interest reserve account, which we describe under "--Interest Reserve Account" below, to its distribution account the interest reserve amounts that are then being held in that interest reserve account with respect to the mortgage loans in the trust fund that accrue interest on an Actual/360 Basis.

     Withdrawals. The trustee may from time to time make withdrawals from its distribution account for any of the following purposes:

     o to pay itself a monthly fee which is described under "The Pooling and Servicing Agreement--Matters Regarding the Trustee" in this prospectus supplement;

     o to indemnify itself and various related persons as described under "Description of the Governing Documents--Matters Regarding the Trustee" in the accompanying prospectus;

     o to pay for any opinions of counsel required to be obtained in connection with any amendments to the pooling and servicing agreement;

     o   to pay for the cost of recording the pooling and servicing agreement;

     o to pay any federal, state and local taxes imposed on the trust fund, its assets and/or transactions, together with all incidental costs and expenses, that are required to be borne by the trust fund as described under "Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other Taxes" in the accompanying prospectus and "The Pooling and Servicing Agreement--REO Properties" in this prospectus supplement;

     o with respect to each distribution date during February of any year and each distribution date during January of any year that is not a leap year, commencing in 2002, to transfer to the trustee's interest reserve account the interest reserve amounts required to be so transferred in that month with respect to the mortgage loans that accrue interest on an Actual/360 Basis; and

     o to pay to the person entitled thereto any amounts deposited in the distribution account in error.

     On each distribution date, all amounts on deposit in the trustee's distribution account, exclusive of any portion of those amounts that are to be withdrawn for the purposes contemplated in the foregoing paragraph, will represent the Total Available Funds for that date. On each distribution date, the trustee will apply the Total Available Funds to make distributions on the series 2001-CKN5 certificates.

     For any distribution date, the Total Available Funds will consist of three separate components:

     o the portion of those funds that represent prepayment consideration collected on the underlying mortgage loans as a result of prepayments that occurred during the related collection period, which will be paid to the holders of the class A-X certificates and/or any holders of class A-1, A-2, A-3, B, C, D, E, F or G certificates entitled to distributions of principal, as described under "--Distributions--Distributions of Static Prepayment Premiums and Yield Maintenance Charges" below;

     o the portion of those funds that represent Post-ARD Additional Interest collected on the ARD Loans in the trust fund during the related collection period, which will be paid to the holders of the class V certificates as described under "--Distributions--Distributions of Post-ARD Additional Interest" below; and

     o the remaining portion of those funds, referred to in this prospectus supplement as the Available P&I Funds, which will be paid to the holders of all the series 2001-CKN5 certificates, other than the class V certificates, as described under "--Distributions--Priority of Distributions" below.

INTEREST RESERVE ACCOUNT

     The trustee must maintain an account in which it will hold the interest reserve amounts described in the next paragraph with respect to the underlying mortgage loans that accrue interest on an Actual/360 Basis. That interest reserve account must be maintained in a manner and with a depository that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. Funds held in the trustee's interest reserve account will remain uninvested.

     During January, except in a leap year, and February, of each calendar year, beginning in 2002, the trustee will, on or before the distribution date in that month, withdraw from its distribution account and deposit in its interest reserve account the interest reserve amount with respect to each of the underlying mortgage loans that accrue interest on an Actual/360 Basis and for which the monthly debt service payment due in that month was either received or advanced. In general, that interest reserve amount for each of those mortgage loans will equal one day's interest accrued at the related Net Mortgage Interest Rate on the Stated Principal Balance of that loan as of the end of the related collection period. In the case of an ARD Loan, the interest reserve amount will not include Post-ARD Additional Interest.

     During March of each calendar year, beginning in 2002, the trustee will, on or before the distribution date in that month, withdraw from its interest reserve account and deposit in its distribution account any and all interest reserve amounts then on deposit in the interest reserve account with respect to the underlying mortgage loans that accrue interest on an Actual/360 Basis. All interest reserve amounts that are so transferred from the interest reserve account to the distribution account will be included in the Available P&I Funds for the distribution date during the month of transfer.

DISTRIBUTIONS

     General. On each distribution date, the trustee will, subject to the Total Available Funds and the exception described in the next sentence, make all distributions required to be made on the series 2001-CKN5 certificates on that date to the holders of record as of the close of business on the last business day of the calendar month preceding the month in which those distributions are to occur. The final distribution of principal and/or interest on any offered certificate, however, will be made only upon presentation and surrender of that certificate at the location to be specified in a notice of the pendency of that final distribution.

     In order for a series 2001-CKN5 certificateholder to receive distributions by wire transfer on and after any particular distribution date, that certificateholder must provide the trustee with written wiring instructions no later than the last day of the calendar month preceding the month in which that distribution date occurs. Otherwise, that certificateholder will receive its distributions by check mailed to it.

     Cede & Co. will be the registered holder of your offered certificates, and you will receive distributions on your offered certificates through DTC and its participating organizations, until physical certificates are issued, if ever. See "--Registration and Denominations" above.

     Distributions made to a class of series 2001-CKN5 certificateholders will be allocated among those certificateholders in proportion to their respective percentage interests in that class.

     Interest Distributions. All of the classes of the series 2001-CKN5 certificates will bear interest, except for the R and V classes.

     With respect to each interest-bearing class of the series 2001-CKN5 certificates, that interest will accrue during each interest accrual period based upon:

     o   the pass-through rate for that class and the related distribution date;

     o the total principal balance or notional amount, as the case may be, of that class outstanding immediately prior to the related distribution date; and

     o   the assumption that each year consists of twelve 30-day months.

     However, no interest will accrue with respect to the class A-CP certificates following the October 2008 interest accrual period.

     On each distribution date, subject to the Available P&I Funds for that date and the distribution priorities described under "--Distributions--Priority of Distributions" below, the holders of each interest-bearing class of the series 2001-CKN5 certificates will be entitled to receive--

     o the total amount of interest accrued during the related interest accrual period with respect to that class of certificates, reduced by

     o the portion of any Net Aggregate Prepayment Interest Shortfall for that distribution date that is allocable to that class of series 2001-CKN5 certificates.

     If the holders of any interest-bearing class of the series 2001-CKN5 certificates do not receive all of the interest to which they are entitled on any distribution date, as described in the prior paragraph, then they will continue to be entitled to receive the unpaid portion of that interest on future distribution dates, subject to the Available P&I Funds for those future distribution dates and the distribution priorities described under "--Distributions--Priority of Distributions" below.

     The portion of any Net Aggregate Prepayment Interest Shortfall for any distribution date that is allocable to any particular interest-bearing class of the series 2001-CKN5 certificates will equal the product of--

     o the amount of that Net Aggregate Prepayment Interest Shortfall, multiplied by

     o   a fraction--

         1. the numerator of which is the total amount of interest accrued during the related interest accrual period with respect to that class of certificates, and

         2. the denominator of which is the total amount of interest accrued during the related interest accrual period with respect to all of the interest-bearing classes of the series 2001-CKN5 certificates.

     Calculation of Pass-Through Rates. The pass-through rate applicable to each interest-bearing class of series 2001-CKN5 certificates for the initial interest accrual period is shown on page S-5.

     The pass-through rates applicable to the class   ,   ,   ,   ,   ,   ,   ,
  ,   ,   and certificates for each interest accrual period will, in the case of each of those classes, remain fixed at the initial pass-through rate for that class shown on page S-5.

         The pass-through rates applicable to the class  ,   ,   ,   and
certificates for each interest accrual period will, in the case of each of those classes, equal the lesser of--

     o the pass-through rate applicable to the particular class of series 2001-CKN5 certificates for the initial interest accrual period shown on page S-5, and

     o the Weighted Average Net Pool Pass-Through Rate for the related distribution date.

     The pass-through rate applicable to the class and certificates for each interest accrual period will equal the Weighted Average Net Pool Pass-Through Rate for the related distribution date.

     The pass-through rate for the class A-X certificates for each interest accrual period will equal the weighted average of the various class A-X strip rates for that interest accrual period, weighted on the basis of the respective components of the total notional amount of the class A-X certificates to which each of those class A-X strip rates relate. The class A-X strip rates are calculated as follows:

     1. for purposes of accruing interest during any interest accrual period on those components of the total notional amount of the class A-X certificates consisting of the respective total principal balances of the class A-1, A-2, E, F, G, H, J, K, L, M, N and O certificates, the applicable class A-X strip rate for each such component will equal the excess, if any, of the Weighted Average Net Pool Pass-Through Rate for the related distribution date, over the particular pass-through rate for the corresponding class of principal and interest certificates for that interest accrual period;

     2. for purposes of accruing interest during any interest accrual period from and including the November 2001 interest accrual period through and including the October 2008 interest accrual period on the component of the total notional amount of the class A-X certificates consisting of an amount equal to the lesser of $520,000,000 and the total principal balance of the class A-3 certificates, the applicable class A-X strip rate for that component will equal the excess, if any, of--

         (a) the Weighted Average Net Pool Pass-Through Rate for the related distribution date, over

         (b)  7.43% per annum;

     3. for purposes of accruing interest during any interest accrual period from and including the November 2001 interest accrual period through and including the October 2008 interest accrual period on the component of the total notional amount of the class A-X certificates consisting of an amount equal to the excess, if any, of the total principal balance of the class A-3 certificates over $520,000,000, the applicable class A-X strip rate for that component will equal the excess, if any, of the Weighted Average Net Pool Pass-Through Rate for the related distribution date, over the pass-through rate for the class A-3 certificates for that interest accrual period;

     4. for purposes of accruing interest during any interest accrual period after the October 2008 interest accrual period on the components of the total notional amount of the class A-X certificates consisting of the total principal balance of the class A-3 certificates, the applicable class A-X strip rate for each such component will equal the excess, if any, of the Weighted Average Net Pool Pass-Through Rate for the related distribution date, over the pass-through rate for the class A-3 certificates for that interest accrual period;

     5. for purposes of accruing interest during any interest accrual period from and including the November 2001 interest accrual period through and including the October 2008 interest accrual period on those components of the total notional amount of the class A-X certificates consisting of the respective total principal balances of the class B, C and D certificates, the applicable class A-X strip rate for each such component will equal the excess, if any, of the Weighted Average Net Pool Pass-Through Rate for the related distribution date, over 7.43% per annum; and

     6. for purposes of accruing interest during any interest accrual period after the October 2008 interest accrual period on those components of the total notional amount of the class A-X certificates consisting of the respective total principal balances of the class B, C and D certificates, the applicable class A-X strip rate for each such component will equal the excess, if any, of--

         (a) the Weighted Average Net Pool Pass-Through Rate for the related distribution date, over

         (b) the particular pass-through rate for the corresponding class of principal and interest certificates for that interest accrual period.

     The pass-through rate for the class A-CP certificates for each interest accrual period will equal the weighted average of the various class A-CP strip rates for that interest accrual period, weighted on the basis of the respective components of the class A-CP certificates to which each of those class A-CP strip rates relate. The class A-CP strip rates are calculated as follows:

     A. for purposes of accruing interest during any interest accrual period from and including the November 2001 interest accrual period through and including the October 2008 interest accrual period on the component of the total notional amount of the class A-CP certificates consisting of an amount equal to the lesser of $520,000,000 and the total principal balance of the class A-3 certificates, the applicable class A-CP strip rate for that component will equal the excess, if any, of--

         (1) the lesser of (a) 7.43% per annum, and (b) the Weighted Average Net Pool Pass-Through Rate for the related distribution date, over

         (2) the pass-through rate for the class A-3 certificates for that interest accrual period; and

     B. for purposes of accruing interest during any interest accrual period from and including the November 2001 interest accrual period through and including the October 2008 interest accrual period on those components of the total notional amount of the class A-CP certificates consisting of the respective total principal balances of the class B, C and D certificates, the applicable class A-CP strip rate for each such component will equal the excess, if any, of--

         (1) the lesser of (a) 7.43% per annum, and (b) the Weighted Average Net Pool Pass-Through Rate for the related distribution date, over

         (2) the particular pass-through rate for the corresponding class of principal and interest certificates for that interest accrual period.

The class A-CP certificates will cease accruing interest after the October 2008 interest accrual period.

     The pass-through rate for the class A-Y certificates for any interest accrual period will equal the weighted average of the class A-Y strip rates for the respective residential cooperative mortgage loans in the trust fund, weighted on the basis of the respective Stated Principal Balances of those mortgage loans immediately prior to the related distribution date. The class A-Y strip rate with respect to each residential cooperative mortgage loan in the trust fund will equal the positive difference, if any, of--

     (a) the mortgage interest rate in effect for that mortgage loan as of the date of initial issuance of the offered certificates, net of the sum of the annual rates at which master servicing fees and trustee fees accrue with respect to that mortgage loan, minus

     (b) in the case of the Ocean Towers Loan, 7.30% per annum and, in the case of each other residential cooperative mortgage loan in the trust fund, 6.25% per annum;

provided that, in the case of a residential cooperative mortgage loan that accrues interest on an Actual/360 Basis, the foregoing differential will be multiplied by a fraction, expressed as a percentage, the numerator of which is the number of days in the applicable interest accrual period, and the denominator of which is 30.

     The calculation of the Weighted Average Net Pool Pass-Through Rate will be unaffected by any change in the mortgage interest rate for any underlying mortgage loan, including in connection with any bankruptcy or insolvency of the related borrower or any modification of that mortgage loan agreed to by a master servicer or special servicer.

     The class R and V certificates will not be interest-bearing and, therefore, will not have pass-through rates.

     Principal Distributions. Subject to the Available P&I Funds and the priority of distributions described under "--Distributions--Priority of Distributions" below, the total amount of principal payable with respect to each class of the series 2001-CKN5 certificates, other than the class A-X, A-CP, A-Y, R and V certificates, on each distribution date, will equal that class's allocable share of the Total Principal Distribution Amount for that distribution date.

     In general, the portion of the Total Principal Distribution Amount that will be allocated to the class A-1, A-2 and A-3 certificates on each distribution date will equal:

     o   in the case of the class A-1 certificates, the lesser of--

         1. the entire Total Principal Distribution Amount for that distribution date, and

         2. the total principal balance of the class A-1 certificates immediately prior to that distribution date;

     o   in the case of the class A-2 certificates, the lesser of--

         1. the entire Total Principal Distribution Amount for that distribution date, reduced by any portion of that amount that is allocable to the class A-1 certificates as described in the preceding bullet, and

         2. the total principal balance of the class A-2 certificates immediately prior to that distribution date; and

     o   in the case of the class A-3 certificates, the lesser of--

         1. the entire Total Principal Distribution Amount for that distribution date, reduced by any portion of that amount that is allocable to the class A-1 and class A-2 certificates as described in the preceding two bullets, and

         2. the total principal balance of the class A-3 certificates immediately prior to that distribution date.

     However, if any two or more of those classes are outstanding as of any Senior Principal Distribution Cross-Over Date or, in any event, as of the final distribution date for the series 2001-CKN5 certificates, then the Total Principal Distribution Amount for that distribution date and any distribution date thereafter will be allocable between those classes on a pro rata basis in accordance with their respective total principal balances immediately prior to that distribution date, in each case up to that total principal balance.

     While the class A-1, A-2 and A-3 certificates are outstanding, no portion of the Total Principal Distribution Amount for any distribution date will be allocated to any other class of series 2001-CKN5 certificates.

     Following the retirement of the class A-1, A-2 and A-3 certificates, the Total Principal Distribution Amount for each distribution date will be allocated to the respective classes of series 2001-CKN5 certificates identified in the table below in the order of priority set forth in that table, in each case up to the lesser of--

     o the portion of that Total Principal Distribution Amount that remains unallocated, and

     o the total principal balance of the particular class or classes immediately prior to that distribution date.

                ORDER OF ALLOCATION                  CLASS
                -------------------                  -----
                        1st                            B
                        2nd                            C
                        3rd                            D
                        4th                            E
                        5th                            F
                        6th                            G
                        7th                            H
                        8th                            J
                        9th                            K
                        10th                           L
                        11th                           M
                        12th                           N
                        13th                           O

     In no event will the holders of any class of series 2001-CKN5 certificates listed in the foregoing table be entitled to receive any distributions of principal until the total principal balance of the class A-1, A-2 and A-3 certificates is reduced to zero. Furthermore, in no event will the holders of any class of series 2001-CKN5 certificates listed in the foregoing table be entitled to receive any distributions of principal until the total principal balance of all other classes of series 2001-CKN5 certificates, if any, listed above it in the foregoing table is reduced to zero.

     Loss Reimbursement Amounts. As discussed under "--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" below, the total principal balance of any class of series 2001-CKN5 certificates, other than the class A-X, A-CP, A-Y, R and V certificates, may be reduced without a corresponding distribution of principal. If that occurs with respect to any class of series 2001-CKN5 certificates, then, subject to the Available P&I Funds for each subsequent distribution date and the priority of distributions described under "--Distributions--Priority of Distributions" below, the holders of that class will be entitled to be reimbursed for the amount of that reduction, without interest.

     Priority of Distributions. On each distribution date, the trustee will apply the Available P&I Funds for that date to make the following distributions in the following order of priority, in each case to the extent of the remaining portion of the Available P&I Funds:

    ORDER OF             RECIPIENT
  DISTRIBUTION       CLASS OR CLASSES                              TYPE AND AMOUNT OF DISTRIBUTION
  ------------       ----------------                              -------------------------------

      1st           A-1, A-2, A-3, A-X,      Interest up to the total interest  distributable on those classes,  pro rata
                       A-CP and A-Y          based on the total interest distributable on each class

      2nd            A-1, A-2 and A-3        Principal  up  to  the  total  principal  distributable  on  those  classes, allocable as between those classes as described  immediately  following this table

      3rd            A-1, A-2 and A-3        Reimbursement up to the loss  reimbursement  amounts for those classes,  pro rata based on the loss reimbursement amount for each class
----------------------------------------------------------------------------------------------------------------------------

      4th                    B               Interest up to the total interest distributable on that class

      5th                    B               Principal up to the total principal distributable on that class

      6th                    B               Reimbursement up to the loss reimbursement amount for that class
----------------------------------------------------------------------------------------------------------------------------

      7th                    C               Interest up to the total interest distributable on that class

      8th                    C               Principal up to the total principal distributable on that class

      9th                    C               Reimbursement up to the loss reimbursement amount for that class
----------------------------------------------------------------------------------------------------------------------------

    ORDER OF             RECIPIENT
  DISTRIBUTION       CLASS OR CLASSES                              TYPE AND AMOUNT OF DISTRIBUTION
  ------------       ----------------                              -------------------------------
      10th                   D               Interest up to the total interest distributable on that class

      11th                   D               Principal up to the total principal distributable on that class

      12th                   D               Reimbursement up to the loss reimbursement amount for that class
----------------------------------------------------------------------------------------------------------------------------

      13th                   E               Interest up to the total interest distributable on that class

      14th                   E               Principal up to the total principal distributable on that class

      15th                   E               Reimbursement up to the loss reimbursement amount for that class
----------------------------------------------------------------------------------------------------------------------------

      16th                   F               Interest up to the total interest distributable on that class

      17th                   F               Principal up to the total principal distributable on that class

      18th                   F               Reimbursement up to the loss reimbursement amount for that class
----------------------------------------------------------------------------------------------------------------------------

      19th                   G               Interest up to the total interest distributable on that class

      20th                   G               Principal up to the total principal distributable on that class

      21st                   G               Reimbursement up to the loss reimbursement amount for that class
----------------------------------------------------------------------------------------------------------------------------

      22nd                   H               Interest up to the total interest distributable on that class

      23rd                   H               Principal up to the total principal distributable on that class

      24th                   H               Reimbursement up to the loss reimbursement amount for that class
----------------------------------------------------------------------------------------------------------------------------

      25th                   J               Interest up to the total interest distributable on that class

      26th                   J               Principal up to the total principal distributable on that class

      27th                   J               Reimbursement up to the loss reimbursement amount for that class
----------------------------------------------------------------------------------------------------------------------------

      28th                   K               Interest up to the total interest distributable on that class

      29th                   K               Principal up to the total principal distributable on that class

      30th                   K               Reimbursement up to the loss reimbursement amount for that class
----------------------------------------------------------------------------------------------------------------------------

      31st                   L               Interest up to the total interest distributable on that class

      32nd                   L               Principal up to the total principal distributable on that class

      33rd                   L               Reimbursement up to the loss reimbursement amount for that class
----------------------------------------------------------------------------------------------------------------------------

    ORDER OF             RECIPIENT
  DISTRIBUTION       CLASS OR CLASSES                              TYPE AND AMOUNT OF DISTRIBUTION
  ------------       ----------------                              -------------------------------
      34th                   M               Interest up to the total interest distributable on that class

      35th                   M               Principal up to the total principal distributable on that class

      36th                   M               Reimbursement up to the loss reimbursement amount for that class
----------------------------------------------------------------------------------------------------------------------------

      37th                   N             Interest up to the total interest distributable on that class

      38th                   N             Principal up to the total principal distributable on that class

      39th                   N             Reimbursement up to the loss reimbursement amount for that class
----------------------------------------------------------------------------------------------------------------------------

      40th                   O             Interest up to the total interest distributable on that class

      41st                   O             Principal up to the total principal distributable on that class

      42nd                   O             Reimbursement up to the loss reimbursement amount for that class
----------------------------------------------------------------------------------------------------------------------------

      43rd                   R             Any remaining portion of the Available P&I Funds

     In general, no distributions of principal will be made with respect to the class A-3 certificates until the total principal balance of the class A-1 and A-2 certificates is reduced to zero, and no distributions of principal will be made with respect to the class A-2 certificates until the total principal balance of the class A-1 certificates is reduced to zero. However, on and after the Senior Principal Distribution Cross-Over Date, and in any event on the final distribution date for the series 2001-CKN5 certificates, the trustee will make distributions of principal on the class A-1, A-2 and A-3 certificates on a pro rata basis in accordance with the respective total principal balances of those classes then outstanding.

     References to "loss reimbursement amount" in the foregoing table mean, in the case of any class of series 2001-CKN5 certificates, other than the class A-X, A-CP, A-Y, R and V certificates, for any distribution date, the total amount to which the holders of that class are entitled as reimbursement for all previously unreimbursed reductions, if any, made in the total principal balance of that class on all prior distribution dates as discussed under "--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" below.

     Distributions of Static Prepayment Premiums and Yield Maintenance Charges. If any Yield Maintenance Charge is collected during any particular collection period in connection with the prepayment of any of the underlying mortgage loans, then the trustee will distribute that Yield Maintenance Charge as additional interest, on the distribution date corresponding to that collection period, as follows:

     o the holders of any class A-1, A-2, A-3, B, C, D, E, F and G certificates that are then entitled to distributions of principal on that distribution date will be entitled to an amount equal to, in the case of each such class, the product of--

         1.  the amount of that Yield Maintenance Charge, multiplied by

         2. a fraction, not greater than one or less than zero, the numerator of which is equal to the excess, if any, of the pass-through rate applicable to that class of series 2001-CKN5 certificates for the related interest accrual period, over the relevant discount rate, and the denominator of which is equal to the excess, if any, of the mortgage interest rate for the prepaid mortgage loan, over the relevant discount rate, multiplied by

         3. a fraction, not greater than one or less than zero, the numerator of which is equal to the total distributions of principal to be made with respect to that class of series 2001-CKN5 certificates on that distribution date, and the denominator of which is equal to the Total Principal Distribution Amount for that distribution date; and

     o any portion of the Yield Maintenance Charge that may remain after any distribution(s) contemplated by the prior bullet will be distributable to the holders of the class A-X certificates.

     For purposes of the foregoing, the relevant discount rate will, in general, be the same discount rate that was used to calculate the subject Yield Maintenance Charge, exclusive of any applicable spread. However, in the case of the two underlying mortgage loans that provide for a discount rate that is equal to or based on a U.S. Treasury rate that has not been converted to a monthly equivalent rate, the relevant discount rate for purposes of the foregoing, exclusive of any applicable spread, will be so converted.

     If any Static Prepayment Premium is collected during any particular collection period in connection with the prepayment of any of the underlying mortgage loans, then the trustee will distribute that Static Prepayment Premium as additional interest, on the distribution date corresponding to that collection period, as follows:

     o the holders of any class A-1, A-2, A-3, B, C, D, E, F and G certificates that are then entitled to distributions of principal on that distribution date will be entitled to an amount equal to, in the case of each such class, the product of--

         1.  25% of the amount of that Static Prepayment Premium, multiplied by

         2. a fraction, not greater than one or less than zero, the numerator of which is equal to the total distributions of principal made with respect to that class of certificates on that distribution date, and the denominator of which is equal to the Total Principal Distribution Amount for that distribution date; and

     o any portion of the Static Prepayment Premium that may remain after the payment(s) on the class A-1, A-2, A-3, B, C, D, E, F and G certificates as contemplated by the prior bullet, will be payable to the holders of the class A-X certificates.

     After the distribution date on which the last of the offered certificates is retired, 100% of all prepayment consideration collected on the underlying mortgage loans will be distributed to the holders of non-offered classes of the series 2001-CKN5 certificates.

     Neither we nor any of the underwriters makes any representation as to--

     o the enforceability of any provision of the underlying mortgage loans requiring the payment of any prepayment consideration, or

     o   the collectability of that prepayment consideration.

     See "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Prepayment Provisions" in this prospectus supplement.

     Distributions of Post-ARD Additional Interest. The holders of the class V certificates will be entitled to all amounts, if any, collected on the ARD Loans in the trust fund and applied as Post-ARD Additional Interest.

TREATMENT OF REO PROPERTIES

     Notwithstanding that any mortgaged real property may be acquired as part of the trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise, the related mortgage loan will be treated as having remained outstanding, until the REO Property is liquidated, for purposes of determining--

     o   distributions on the series 2001-CKN5 certificates,

     o allocations of Realized Losses and Additional Trust Fund Expenses to the series 2001-CKN5 certificates, and

     o the amount of all fees payable to the applicable master servicer, the applicable special servicer and the trustee under the pooling and servicing agreement.

     In connection with the foregoing, that mortgage loan will be taken into account when determining the Weighted Average Net Pool Pass-Through Rate and the Total Principal Distribution Amount for each distribution date.

     Operating revenues and other proceeds from an REO Property will be applied--

     o first, to pay, or to reimburse the applicable master servicer, the applicable special servicer and/or the trustee for the payment of, any costs and expenses incurred in connection with the operation and disposition of the REO Property, and

     o thereafter, as collections of principal, interest and other amounts due on the related mortgage loan.

     To the extent described under "--Advances of Delinquent Monthly Debt Service Payments" below, the applicable master servicer and the trustee will be required to advance delinquent monthly debt service payments with respect to each mortgage loan as to which the corresponding mortgaged real property has become an REO Property, in all cases as if the mortgage loan had remained outstanding.

REDUCTIONS OF CERTIFICATE PRINCIPAL BALANCES IN CONNECTION WITH REALIZED LOSSES AND ADDITIONAL TRUST FUND EXPENSES

     As a result of Realized Losses and Additional Trust Fund Expenses, the total Stated Principal Balance of the mortgage pool may decline below the total principal balance of the series 2001-CKN5 certificates. If this occurs following the distributions made to the 2001-CKN5 certificateholders on any distribution date, then the respective total principal balances of the following classes of the series 2001-CKN5 certificates are to be sequentially reduced in the following order, until the total principal balance of those classes of series 2001-CKN5 certificates equals the total Stated Principal Balance of the mortgage pool that will be outstanding immediately following that distribution date.

                   ORDER OF ALLOCATION                  CLASS
                   -------------------                  -----
                           1st                            O
                           2nd                            N
                           3rd                            M
                           4th                            L
                           5th                            K
                           6th                            J
                           7th                            H
                           8th                            G
                           9th                            F
                           10th                           E
                           11th                           D
                           12th                           C
                           13th                           B
                           14th                   A-1, A-2 and A-3,
                                               pro rata based on total
                                                  principal balances

     The above-described reductions in the total principal balances of the respective classes of the series 2001-CKN5 certificates identified in the foregoing table, will represent an allocation of the Realized Losses and/or Additional Trust Fund Expenses that caused the particular mismatch in balances between the underlying mortgage loans and those classes of series 2001-CKN5 certificates.

     The Realized Loss, if any, in connection with the liquidation of a defaulted mortgage loan, or related REO Property, held by the trust fund, will be an amount generally equal to the excess, if any, of:

     o the outstanding principal balance of the mortgage loan as of the date of liquidation, together with--

         1. all accrued and unpaid interest on the mortgage loan to but not including the due date in the collection period in which the liquidation occurred, exclusive, however, of any portion of that interest that represents Default Interest or Post-ARD Additional Interest, and

         2. all related unreimbursed servicing advances and unpaid liquidation expenses, over

     o the total amount of liquidation proceeds, if any, recovered in connection with the liquidation.

     If any portion of the debt due under any of the underlying mortgage loans is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the applicable master servicer or the applicable special servicer or in connection with the bankruptcy, insolvency or similar proceeding involving the related borrower, the amount forgiven, other than Default Interest and Post-ARD Additional Interest, also will be treated as a Realized Loss.

     The following items are some examples of Additional Trust Fund Expenses:

     o any special servicing fees, workout fees and liquidation fees paid to the special servicers;

     o any interest paid to a master servicer, a special servicer and/or the trustee with respect to advances, to the extent that such interest is not covered out of late payment charges and Default Interest actually collected on the related mortgage loan in the trust fund;

     o the cost of various opinions of counsel required or permitted to be obtained in connection with the servicing of the underlying mortgage loans and the administration of the other assets of the trust fund;

     o any unanticipated, non-mortgage loan specific expenses of the trust fund, including--

         1. any reimbursements and indemnifications to the trustee, as described under "Description of the Governing Documents--Matters Regarding the Trustee" in the accompanying prospectus,

         2. any reimbursements and indemnification to the master servicers, the special servicers and us, as described under "Description of the Governing Documents--Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us" in the accompanying prospectus, and

         3. any federal, state and local taxes, and tax-related expenses, payable out of assets of the trust fund, as described under "Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other Taxes" in the accompanying prospectus;

     o rating agency fees, other than on-going surveillance fees, that cannot be recovered from the borrower and that are not paid by any party to the pooling and servicing agreement or the related mortgage loan seller; and

     o any amounts expended on behalf of the trust fund to remediate an adverse environmental condition at any mortgaged real property securing a defaulted mortgage loan in the trust fund, as described under "The Pooling and Servicing Agreement--Procedures with Respect to Defaulted Mortgage Loans" in this prospectus supplement.

ADVANCES OF DELINQUENT MONTHLY DEBT SERVICE PAYMENTS

     Each master servicer will be required to make, for each distribution date, a total amount of advances of principal and/or interest generally equal to all scheduled monthly debt service payments, other than balloon payments and Default Interest, and assumed monthly debt service payments, in each case net of workout fees, that--

     o were due or deemed due, as the case may be, during the related collection period with respect to the mortgage loans as to which it acts as master servicer, and

     o were not paid by or on behalf of the respective underlying borrowers or otherwise collected as of the close of business on the last day of the related collection period.

     Notwithstanding the foregoing, if it is determined that an Appraisal Reduction Amount exists with respect to any mortgage loan in the trust fund, then the applicable master servicer will reduce the interest portion, but not the principal portion, of each monthly debt service advance that it must make with respect to that mortgage loan during the period that the Appraisal Reduction Amount exists. The interest portion of any monthly debt service advance required to be made with respect to any mortgage loan as to which there exists an Appraisal Reduction Amount, will equal the product of--

     o the amount of the interest portion of that monthly debt service advance that would otherwise be required to be made for the subject distribution date without regard to this sentence and the prior sentence, multiplied by

     o   a fraction--

         1. the numerator of which is equal to the Stated Principal Balance of the mortgage loan, net of the Appraisal Reduction Amount, and

         2. the denominator of which is equal to the Stated Principal Balance of the mortgage loan.

     With respect to any distribution date, each master servicer will be required to make monthly debt service advances either out of its own funds or, subject to replacement as and to the extent provided in the pooling and servicing agreement, out of funds held in that master servicer's collection account that are not required to be paid on the series 2001-CKN5 certificates on that distribution date.

     If either master servicer fails to make a required monthly debt service advance and the trustee is aware of that failure, the trustee will be obligated to make that advance.

     The master servicers and the trustee will each be entitled to recover any monthly debt service advance made by it out of its own funds, from collections on the mortgage loan as to which the advance was made. Neither a master servicer nor the trustee will be obligated to make any monthly debt service advance that, in its judgment, would not ultimately be recoverable out of collections on the related mortgage loan. If a master servicer or the trustee makes any monthly debt service advance that it subsequently determines, in its judgment, will not be recoverable out of collections on the related mortgage loan, it may obtain reimbursement for that advance, together with interest accrued on the advance as described in the next paragraph, out of general collections on the mortgage loans and any REO Properties in the trust fund on deposit in the applicable master servicer's collection account from time to time. See "Description of the Certificates--Advances" in the accompanying prospectus and "The Pooling and Servicing Agreement--Collection Accounts" in this prospectus supplement.

     The master servicers and the trustee will each be entitled to receive interest on monthly debt service advances made by that party out of its own funds. That interest will accrue on the amount of each monthly debt service advance for so long as that advance is outstanding, at an annual rate equal to the prime rate as published in the "Money Rates" section of The Wall Street Journal, as that prime rate may change from time to time. Interest accrued with respect to any monthly debt service advance will be payable--

     o first, out of any Default Interest and late payment charges collected on the related mortgage loan subsequent to the accrual of that advance interest, and

     o then, but only after the advance has been reimbursed and if and to the extent that the Default Interest and late payment charges referred to in the prior bullet are insufficient to cover the advance interest, out of any amounts then on deposit in the applicable master servicer's collection account.

     To the extent not offset by Default Interest and/or late payment charges accrued and actually collected on the related mortgage loan, interest accrued on outstanding monthly debt service advances will result in a reduction in amounts payable on the series 2001-CKN5 certificates.

     A monthly debt service payment will be assumed to be due with respect to:

     o each mortgage loan in the trust fund that is delinquent with respect to its balloon payment beyond the end of the collection period in which its maturity date occurs and as to which no arrangements have been agreed to for the collection of the delinquent amounts, including an extension of maturity; and

     o each mortgage loan in the trust fund as to which the corresponding mortgaged real property has become an REO Property.

     The assumed monthly debt service payment deemed due on any mortgage loan described in the prior sentence that is delinquent as to its balloon payment, will equal, for its maturity date and for each successive due date that it remains outstanding and part of the trust fund, the monthly debt service payment that would have been due on the mortgage loan on the relevant date if the related balloon payment had not come due and the mortgage loan had, instead, continued to amortize and accrue interest according to its terms in effect prior to that maturity date. The assumed monthly debt service payment deemed due on any mortgage loan described in the second preceding sentence as to which the related mortgaged real property has become an REO Property, will equal, for each due date that the REO Property remains part of the trust fund, the monthly debt service payment or, in the case of a mortgage loan delinquent with respect to its balloon payment, the assumed monthly debt service payment due or deemed due on the last due date prior to the acquisition of that REO Property. Assumed monthly debt service payments for ARD Loans do not include Post-ARD Additional Interest or accelerated amortization payments.

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

     Trustee Reports. Based solely on information provided on a one-time basis by the respective mortgage loan sellers, and in monthly reports prepared by the master servicers and the special servicers, and in any event delivered to the trustee, the trustee will be required to prepare and make available electronically or, upon request, provide by first class mail, on each distribution date to each registered holder of a series 2001-CKN5 certificate, a reporting statement substantially in the form of, and containing the information set forth in, Exhibit B to this prospectus supplement. The trustee's reporting statement will detail the distributions on the series 2001-CKN5 certificates on that distribution date and the performance, both in total and individually to the extent available, of the underlying mortgage loans and the related mortgaged real properties. Recipients will be deemed to have agreed to keep the subject information confidential.

     Due to the time required to collect all the necessary data and enter it onto each master servicer's computer system, neither master servicer is required to provide monthly reports, other than the loan periodic update file of the standard Commercial Mortgage Securities Association investor reporting package, before the distribution date in February 2002.

     Book-Entry Certificates. If you hold your offered certificates in book-entry form through DTC, you may obtain direct access to the monthly reports of the trustee as if you were a registered certificateholder, provided that you deliver a written certification to the trustee in the form attached to the pooling and servicing agreement confirming your beneficial ownership in the offered certificates and agree to keep the subject information confidential. Otherwise, until definitive certificates are issued with respect to your offered certificates, the information contained in the trustee's monthly reports will be available to you only to the extent that it is made available through DTC and the DTC participants or is available on the trustee's internet website. Conveyance of notices and other communications by DTC to the DTC participants, and by the DTC participants to beneficial owners of the offered certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. We, the master servicers, the special servicers, the trustee and the certificate registrar are required to recognize as series 2001-CKN5 certificateholders only those persons in whose names the series 2001-CKN5 certificates are registered on the books and records of the certificate registrar.

     Information Available Electronically. The trustee will make the trustee's reports available to any interested party each month via the trustee's internet website. In addition, the trustee will also make mortgage loan information as presented in the standard Commercial Mortgage Securities Association investor reporting package formats available to any holder or beneficial owner of an offered certificate via the trustee's internet website. The trustee's internet website will initially be located at "http://www.ctslink.com/cmbs". For assistance with the trustee's internet website certificateholders may call (301) 815-6600.

     The trustee will make no representations or warranties as to the accuracy or completeness of, and may disclaim responsibility for, any information made available by it for which it is not the original source.

     The trustee may require registration and the acceptance of a disclaimer, as well as an agreement to keep the subject information confidential, in connection with providing access to its internet website. The trustee will not be liable for the dissemination of information made by it in accordance with the pooling and servicing agreement.

     Other Information. The pooling and servicing agreement will obligate the trustee to make available at its offices, during normal business hours, upon reasonable advance written notice, or electronically via its website, for review by any holder or beneficial owner of an offered certificate or any person identified to the trustee as a prospective transferee of an offered certificate or any interest in that offered certificates, originals or copies, in paper or electronic form, of, among other things, the following items:

     o the pooling and servicing agreement, including exhibits, and any amendments to the pooling and servicing agreement;

     o all monthly reports of the trustee delivered, or otherwise electronically made available, to series 2001-CKN5 certificateholders since the date of initial issuance of the offered certificates;

     o all officer's certificates delivered to the trustee by the master servicers and/or the special servicers since the date of initial issuance of the offered certificates, as described under "The Pooling and Servicing Agreement--Evidence as to Compliance" in this prospectus supplement;

     o all accountant's reports delivered to the trustee with respect to the master servicers and/or the special servicers since the date of initial issuance of the offered certificates, as described under "The Pooling and Servicing Agreement--Evidence as to Compliance" in this prospectus supplement;

     o the most recent inspection report with respect to each mortgaged real property for a mortgage loan prepared by the applicable master servicer or the applicable special servicer and delivered to the trustee as described under "The Pooling and Servicing Agreement--Inspections; Collection of Operating Information" in this prospectus supplement;

     o the most recent appraisal, if any, with respect to each mortgaged real property securing a mortgage loan in the trust fund obtained by the applicable master servicer or the applicable special servicer and delivered to the trustee;

     o the most recent quarterly and annual operating statement and rent roll (or, with respect to residential cooperative properties, maintenance schedules in lieu thereof) for each mortgaged real property securing a mortgage loan in the trust fund and financial statements of the related borrower collected by the applicable master servicer or the applicable special servicer and delivered to the trustee as described under "The Pooling and Servicing Agreement--Inspections; Collection of Operating Information" in this prospectus supplement; and

     o the mortgage files for the underlying mortgage loans, including all documents, such as modifications, waivers and amendments, that are to be added to those mortgage files from time to time and any updated list of exceptions to the trustee's review of the mortgage files for the underlying mortgage loans.

     Copies of any and all of the foregoing items will be available from the trustee upon request. However, the trustee will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing the copies.

     In connection with providing access to or copies of the items described above, the trustee may require:

     o in the case of a registered holder or beneficial owner of an offered certificate, a written confirmation executed by the requesting person or entity, in the form attached to the pooling and servicing agreement, generally to the effect that the person or entity is a registered holder or beneficial owner of offered certificates and will keep the information confidential; and

     o in the case of a prospective purchaser of an offered certificate or any interest in that offered certificate, confirmation executed by the requesting person or entity, in the form attached to the pooling and servicing agreement, generally to the effect that the person or entity is a prospective purchaser of offered certificates or an interest in offered certificates, is requesting the information for use in evaluating a possible investment in the offered certificates and will otherwise keep the information confidential.

VOTING RIGHTS

     The voting rights for the series 2001-CKN5 certificates will be allocated as follows:

     o 99% of the voting rights will be allocated to the class A-1, A-2, A-3, B, C, D, E, F, G, H, J, K, L, M, N and O certificates, in proportion to the respective total principal balances of those classes;

     o 1% of the voting rights will be allocated to the class A-X, A-CP and A-Y certificates, in proportion to the respective notional amounts of those classes; and

     o 0% of the voting rights will be allocated to the holders of the class R and V certificates.

     Voting rights allocated to a class of series 2001-CKN5 certificateholders will be allocated among those certificateholders in proportion to their respective percentage interests in that class.

                        YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

     General. The yield on any offered certificate will depend on--

     o   the price at which the certificate is purchased by an investor, and

     o   the rate, timing and amount of distributions on the certificate.

     The rate, timing and amount of distributions on any offered certificate will in turn depend on, among other things--

     o   the pass-through rate for the certificate,

     o the rate and timing of principal payments, including principal prepayments, and other principal collections on the underlying mortgage loans and the extent to which those amounts are to be applied or otherwise result in reduction of the principal balance of the certificate,

     o the rate, timing and severity of Realized Losses and Additional Trust Fund Expenses and the extent to which those losses and expenses result in the reduction of the principal balance of the certificate, and

     o the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which those shortfalls result in the reduction of the interest distributions on the certificate.

     Pass-Through Rates. The pass-through rates applicable to the class and certificates will be variable and will be limited by the Weighted Average Net Pool Pass-Through Rate from time to time. The Weighted Average Net Pool Pass-Through Rate would decline if the rate of principal payments on mortgage loans in the trust fund with higher mortgage interests rates was faster than the rate of principal payments on mortgage loans in the trust fund with lower interest rates. Accordingly, the yield on the class and certificates will be sensitive to changes in the relative composition of the mortgage pool as a result of scheduled amortization, voluntary prepayments and liquidations of underlying mortgage loans following default. The Weighted Average Net Pool Pass-Through Rate will not be affected by modifications, waivers or amendments with respect to the underlying mortgage loans.

     Rate and Timing of Principal Payments. The yield to maturity on any offered certificates purchased at a discount or a premium will be affected by, the rate and timing of principal distributions made in reduction of the total principal balances of those certificates. In turn, the rate and timing of principal distributions that are paid or otherwise result in reduction of the total principal balance of any offered certificate will be directly related to the rate and timing of principal payments on or with respect to the underlying mortgage loans. Finally, the rate and timing of principal payments on or with respect to the underlying mortgage loans will be affected by their amortization schedules, the dates on which balloon payments are due and the rate and timing of principal prepayments and other unscheduled collections on them, including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged real properties, or purchases or other removals of underlying mortgage loans from the trust fund.

     Prepayments and other early liquidations of the mortgage loans will result in distributions on the offered certificates of amounts that would otherwise be paid over the remaining terms of the mortgage loans. This will tend to shorten the weighted average lives of the offered certificates. Defaults on the underlying mortgage loans, particularly at or near their maturity dates, may result in significant delays in distributions of principal on the mortgage loans and, accordingly, on the offered certificates, while work-outs are negotiated or foreclosures are completed. These delays will tend to lengthen the weighted average lives of the offered certificates. See "The Pooling and Servicing Agreement--Modifications, Waivers, Amendments and Consents" in this prospectus supplement. In addition, the ability of a borrower under an ARD Loan to repay that loan on the related anticipated repayment date will generally depend on its ability to either refinance the mortgage loan or sell the corresponding mortgaged real property. Also, a borrower may have little incentive to repay its mortgage loan on the related anticipated repayment date if then prevailing interest rates are relatively high. Accordingly, there can be no assurance that any ARD Loan in the trust fund will be paid in full on its anticipated repayment date.

     The extent to which the yield to maturity on any offered certificate may vary from the anticipated yield will depend upon the degree to which the certificate is purchased at a discount or premium and when, and to what degree payments of principal on the underlying mortgage loans are in turn paid in a reduction of the principal balance of the certificate. If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

     Because the rate of principal payments on or with respect to the underlying mortgage loans will depend on future events and a variety of factors, no assurance can be given as to that rate or the rate of principal prepayments in particular.

     Delinquencies and Defaults on the Mortgage Loans. The rate and timing of delinquencies and defaults on the underlying mortgage loans will affect--

     o   the amount of distributions on your offered certificates,

     o   the yield to maturity of your offered certificates,

     o   the rate of principal distributions on your offered certificates, and

     o   the weighted average life of your offered certificates.

     Delinquencies on the underlying mortgage loans, unless covered by advances, may result in shortfalls in distributions of interest and/or principal on your offered certificates for the current month. Although any shortfalls in distributions of interest may be made up on future distribution dates, no interest would accrue on those shortfalls. Thus, any shortfalls in distributions of interest would adversely affect the yield to maturity of your offered certificates.

     If--

     o you calculate the anticipated yield to maturity for your offered certificates based on an assumed rate of default and amount of losses on the underlying mortgage loans that is lower than the default rate and amount of losses actually experienced, and

     o the additional losses result in a reduction of the total distributions on or the total principal balance of your offered certificates,

then your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative.

     The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the total principal balance of your offered certificates will also affect your actual yield to maturity, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier your loss occurs, the greater the effect on your yield to maturity.

     Even if losses on the underlying mortgage loans do not result in a reduction of the total distributions on or the total principal balance of your offered certificates, the losses may still affect the timing of distributions on, and the weighted average life and yield to maturity of, your offered certificates.

     Relevant Factors. The following factors, among others, will affect the rate and timing of principal payments and defaults and the severity of losses on or with respect to the underlying mortgage loans:

     o   prevailing interest rates;

     o   the terms of the mortgage loans, including--

         1.  provisions that impose prepayment lock-out periods, and

         2.  amortization terms that require balloon payments;

     o the demographics and relative economic vitality of the areas in which the mortgaged real properties are located;

     o the general supply and demand for commercial and multifamily rental space of the type available at the mortgaged real properties in the areas in which those properties are located;

     o   the quality of management of the mortgaged real properties;

     o   the servicing of the mortgage loans;

     o   possible changes in tax laws; and

     o   other opportunities for investment.

     See "Risk Factors--Risks Related to the Underlying Mortgage Loans", "Description of the Underlying Mortgage Loans" and "The Pooling and Servicing Agreement" in this prospectus supplement and "Description of the Governing Documents" and "Yield and Maturity Considerations--Yield and Prepayment Considerations" in the accompanying prospectus.

     The rate of prepayment on the mortgage loans in the trust fund is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below the annual rate at which a mortgage loan accrues interest, the related borrower may have an increased incentive to refinance the mortgage loan. Conversely, to the extent prevailing market interest rates exceed the annual rate at which a mortgage loan accrues interest, the related borrower may be less likely to voluntarily prepay the mortgage loan. Assuming prevailing market interest rates exceed the revised mortgage interest rate at which an ARD Loan accrues interest following its anticipated repayment date, the primary incentive for the related borrower to prepay the mortgage loan on or before its anticipated repayment date is to give the borrower access to excess cash flow, all of which, net of the minimum required debt service, approved property expenses and any required reserves, must be applied to pay down principal of the mortgage loan. Accordingly, there can be no assurance that any ARD Loan in the trust fund will be prepaid on or before its anticipated repayment date or on any other date prior to maturity.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some underlying borrowers may sell their mortgaged real properties in order to realize their equity in those properties, to meet cash flow needs or to make other investments. In addition, some underlying borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their mortgaged real properties.

     A number of the underlying borrowers are partnerships. The bankruptcy of the general partner in a partnership may result in the dissolution of the partnership. The dissolution of a borrower partnership, the winding-up of its affairs and the distribution of its assets could result in an acceleration of its payment obligations under the related mortgage loan.

     We make no representation or warranty regarding:

     o the particular factors that will affect the rate and timing of prepayments and defaults on the underlying mortgage loans;

     o   the relative importance of those factors;

     o the percentage of the total principal balance of the underlying mortgage loans that will be prepaid or as to which a default will have occurred as of any particular date; or

     o the overall rate of prepayment or default on the underlying mortgage loans.

     Delay in Distributions. Because monthly distributions will not be made on the offered certificates until several days after the due dates for the underlying mortgage loans during the related collection period, your effective yield will be lower than the yield that would otherwise be produced by your pass-through rate and purchase price, assuming that purchase price did not account for a delay.

WEIGHTED AVERAGE LIVES OF THE OFFERED CERTIFICATES

     For purposes of this prospectus supplement, the weighted average life of any offered certificate refers to the average amount of time that will elapse from the assumed settlement date of November , 2001 until each dollar to be applied in reduction of the total principal balance of those certificates is paid to the investor. For purposes of this "Yield and Maturity Considerations" section, the weighted average life of any offered certificate is determined by:

     o multiplying the amount of each principal distribution on the certificate by the number of years from the assumed settlement date to the related distribution date;

     o   summing the results; and

     o dividing the sum by the total amount of the reductions in the principal balance of the certificate.

Accordingly, the weighted average life of any offered certificate will be influenced by, among other things, the rate at which principal of the mortgage loans is paid or otherwise collected or advanced and the extent to which those payments, collections and/or advances of principal are in turn applied in reduction of the principal balance of that certificate.

     As described in this prospectus supplement, the Total Principal Distribution Amount for each distribution date will be payable first with respect to the class A-1, A-2 and/or A-3 certificates until the total principal balances of those classes are reduced to zero, and will thereafter be distributable entirely with respect to the other classes of offered certificates, sequentially based upon their relative seniority, in each case until the related total principal balance is reduced to zero. As a consequence of the foregoing, the weighted average lives of the class A-1, A-2 and A-3 certificates may be shorter, and the weighted average lives of the other classes of offered certificates may be longer, than would otherwise be the case if the Total Principal Distribution Amount for each distribution date was being paid on a pro rata basis among the respective classes of series 2001-CKN5 certificates with principal balances.

     The tables set forth in Exhibit C show with respect to each class of offered certificates--

     o   the weighted average life of that class, and

     o the percentage of the initial total principal balance of that class that would be outstanding after each of the specified dates,

based upon each of the indicated levels of CPR and the Modeling Assumptions.

     The actual characteristics and performance of the mortgage loans that back the series 2001-CKN5 certificates will differ from the assumptions used in calculating the tables on Exhibit C to this prospectus supplement. Those tables are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under the assumed prepayment scenarios. Any difference between the assumptions used in calculating the tables on Exhibit C to this prospectus supplement and the actual characteristics and performance of the mortgage loans that back the series 2001-CKN5 certificates, or actual prepayment or loss experience, will affect the percentages of initial total principal balances outstanding over time and the weighted average lives of the respective classes of offered certificates. You must make your own decisions as to the appropriate prepayment, liquidation and loss assumptions to be used in deciding whether to purchase any offered certificate.

     We make no representation that--

     o the mortgage loans in the trust fund will prepay in accordance with the assumptions set forth in this prospectus supplement at any of the indicated levels of CPR or at any other particular prepayment rate,

     o all the mortgage loans in the trust fund will prepay in accordance with the assumptions set forth in this prospectus supplement at the same rate, or

     o mortgage loans in the trust fund that are in a prepayment lock-out period, including any part of that period when defeasance is allowed, will not prepay as a result of involuntary liquidations upon default or otherwise.

                       THE POOLING AND SERVICING AGREEMENT

GENERAL

     The series 2001-CKN5 certificates will be issued, the trust fund will be created and the subject mortgage loans will be serviced and administered under a pooling and servicing agreement to be dated as of November 11, 2001, by and among us, as depositor, and the master servicers, the special servicers and the trustee.

     Reference is made to the accompanying prospectus for important information in addition to that set forth in this prospectus supplement regarding the terms of the pooling and servicing agreement, in particular the section entitled "Description of the Governing Documents". The trustee will provide a copy of the pooling and servicing agreement to a prospective or actual holder or beneficial owner of an offered certificate, upon written request and, at the trustee's discretion, payment of a reasonable fee for any expenses. The pooling and servicing agreement will also be made available by the trustee on its website, at the address set forth under "Description of the Offered Certificates--Reports to Certificateholders; Available Information" in this prospectus supplement. In addition, we will arrange for the pooling and servicing agreement to be filed with the SEC by means of the EDGAR System, and it should be available on the SEC's website, the address of which is "http://www.sec.gov".

THE TRUSTEE

     Wells Fargo will act as trustee under the pooling and servicing agreement. Wells Fargo is a direct wholly-owned subsidiary of Wells Fargo & Company. It is a national banking association originally chartered in 1982 and is engaged in a wide range of activities typical of a national bank. Wells Fargo maintains an office at 11000 Broken Land Parkway, Columbia, Maryland 21044. Its CMBS customer service help desk can be contacted at (301) 815-6600.

THE MASTER SERVICERS AND THE SPECIAL SERVICERS

     General. KRECM will act as master servicer with respect to all of the mortgage loans in the trust fund other than the residential cooperative mortgage loans. In addition, if and when necessary, KRECM will act as special servicer with respect to those same mortgage loans and any related REO Properties.

     NCB will act as master servicer with respect to the residential cooperative mortgage loans in the trust fund. In addition, if and when necessary, NCB will act as special servicer with respect to those same mortgage loans and any related REO Properties.

     The information set forth in this prospectus supplement concerning each of the master servicers and special servicers has been provided by it. Neither we nor any of the underwriters makes any representation or warranty as to the accuracy or completeness of this information.

     KRECM. KRECM is an Ohio corporation. KRECM is a wholly-owned subsidiary of KeyBank National Association, which is a wholly-owned subsidiary of KeyCorp. KRECM's primary servicing location is 911 Main Street, Suite 1500, Kansas City, Missouri 64105.

     As of August 31, 2001 KRECM was responsible for servicing approximately 3,128 commercial and multifamily loans with a total principal balance of approximately $9.8 billion, the collateral for which is located throughout the United States, the District of Columbia and the Virgin Islands. Approximately 1,600 of the loans, with a total principal balance of approximately $7.7 billion, pertain to commercial and multifamily mortgage-backed securities. The portfolio includes multifamily, office, retail, hospitality and other types of income producing properties. KRECM also services newly originated loans and loans acquired in the secondary market for issuers of commercial and multifamily mortgage-backed securities, financial institutions and private investors.

     NCB. NCB, which does business under the trade name National Cooperative Bank, was chartered by an act of Congress in 1978 for the purpose of providing loans and other financial services to cooperatively owned and organized corporations throughout the United States. By Congressional amendments in 1981, NCB was converted to a private institution owned by its member cooperative customers. The principal executive office of NCB is located at 1725 Eye Street, N.W., Washington, D.C. 20006. NCB also maintains regional offices in New York City, Oakland, California and Anchorage, Alaska.

     NCB and its subsidiaries and affiliates, NCB Capital Corporation, NCB Business Credit Corporation, NCB Financial Corporation, NCB Investment Advisors, Inc., NCB Insurance Brokers Inc. and NCB, FSB, provide a wide range of financial services to cooperatives, including commercial loans, real estate loans, vehicle and equipment leasing, financial advisory services relating to private debt placements and other financial products.

     As of June 30, 2001, NCB was managing a portfolio with a total principal balance of approximately $2.3 billion, most of which are commercial and residential cooperative real estate assets. Included in this managed portfolio are $1.5 billion of commercial and residential cooperative real estate assets representing 19 securitization transactions, for which NCB is servicer or special servicer.

     As of December 31, 2000, December 31, 1999 and December 31, 1998, respectively, NCB reported on a consolidated basis, total assets of $1,086,486,483, $1,056,509, 896 and $933,415,210, and total capital of
$153,452,717, $147,282,802 and $140,295,909. For the years ended December 31,
2000, December 31, 1999 and December 31, 1998, respectively, NCB reported, on a consolidated basis, net income of $7,332,939, $14,714,107 and $12,627,625. NCB files annual and quarterly financial reports with the SEC.

     Although NCB is named as master servicer with respect to the residential cooperative mortgage loans that it and NCB Capital Corporation are selling to us, NCB currently contemplates the transfer of its master and primary servicing rights and obligations to its wholly owned subsidiary, NCB, FSB. Such transfer is anticipated to occur within 180 days following the cut-off date and is subject to, among other things, receipt by the trustee of written confirmation from each of S&P and Moody's that such transfer will not result in a qualification, downgrade or withdrawal of any of the ratings then assigned thereby to the series 2001-CKN5 certificates. As of the effective date of such transfer, NCB, FSB will be the master servicer with respect to the residential cooperative mortgage loans that NCB and NCB Capital Corporation are selling to us. It is possible that such servicing transfer may occur during the period following printing of this prospectus supplement but prior to settlement of the series 2001-CKN5 certificates.

ASSIGNMENT OF THE MORTGAGE LOANS

     On the date of initial issuance of the offered certificates, we will sell, assign, transfer or otherwise convey all of our right, title and interest in and to the mortgage loans acquired from the mortgage loan sellers, without recourse, to the trustee for the benefit of the holders of the series 2001-CKN5 certificates. We will also assign to the trustee our rights under the agreements whereby we acquired the mortgage loans from the respective mortgage loan sellers.

SERVICING UNDER THE POOLING AND SERVICING AGREEMENT

     Each master servicer and special servicer must service and administer the respective mortgage loans and any REO Properties owned by the trust fund for which it is responsible, directly or through sub-servicers, in accordance with--

     o   any and all applicable laws,

     o   the express terms of the pooling and servicing agreement,

     o   the express terms of the respective mortgage loans,

     o   to the extent consistent with the foregoing, the Servicing Standard.

     In general, the master servicers will be responsible for the servicing and administration of--

     o all mortgage loans in the trust fund as to which no Servicing Transfer Event has occurred, and

     o all worked-out mortgage loans in the trust fund as to which no new Servicing Transfer Event has occurred.

     In the event that a Servicing Transfer Event occurs with respect to any mortgage loan in the trust fund, that mortgage loan will not be considered to be "worked out" until all applicable Servicing Transfer Events have ceased to exist as contemplated by the definition of "Servicing Transfer Event" in the glossary to this prospectus supplement.

     In general, the special servicers will be responsible for the servicing and administration of those mortgage loans in the trust fund as to which, in each case, a Servicing Transfer Event has occurred and is continuing. They will also be responsible for the administration of any REO Properties in the trust fund.

     Despite the foregoing, the pooling and servicing agreement will require the master servicers:

     o to continue to collect information and, subject to each master servicer's timely receipt of information from the applicable special servicer, prepare all reports to the trustee required to be collected or prepared with respect to any specially serviced assets; and

     o otherwise, to render other incidental services with respect to any specially serviced assets.

     None of the master servicers and special servicers will have responsibility for the performance by the others of their respective obligations and duties under the pooling and servicing agreement, unless the same party acts in multiple capacities.

     The applicable master servicer will transfer servicing of a mortgage loan in the trust fund to the applicable special servicer upon the occurrence of a Servicing Transfer Event with respect to that mortgage loan. The applicable special servicer will return the servicing of that mortgage loan to the applicable master servicer, and that mortgage loan will be considered to have been worked-out, if and when all Servicing Transfer Events with respect to that mortgage loan cease to exist.

     In the case of a number of mortgage loans, it is expected that each master servicer will perform some or all of its servicing duties through sub-servicers that cannot be terminated, including by a successor to that master servicer, except for cause.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The Master Servicing Fee. The principal compensation to be paid to each master servicer with respect to its master servicing activities will be the corresponding master servicing fees.

     The master servicing fee:

     o will be earned with respect to each and every underlying mortgage loan, including--

         1.  each specially serviced mortgage loan, if any,

         2. each mortgage loan, if any, as to which the corresponding mortgaged real property has become an REO Property, and

         3.  each mortgage loan as to which defeasance has occurred; and

     o   in the case of each mortgage loan, will--

         1. be calculated on the same interest accrual basis as that mortgage loan, which will be a 30/360 Basis or an Actual/360 Basis, as applicable,

         2. accrue at a master servicing fee rate that, on a loan-by-loan basis, ranges from 0.05% per annum to 0.12% per annum,

         3. accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that mortgage loan, and

         4. be payable to the applicable master servicer monthly from amounts received with respect to interest on that mortgage loan.

     As of the date of initial issuance of the offered certificates, the weighted average master servicing fee for the mortgage pool will be 0.06% per annum.

     For purposes of this prospectus supplement, master servicing fees include primary servicing fees.

     Prepayment Interest Shortfalls. The pooling and servicing agreement provides that, if any Prepayment Interest Shortfalls are incurred with respect to the mortgage pool during any collection period, each master servicer must make a non-reimbursable payment with respect to the related distribution date in an amount equal to the lesser of:

     o the total amount of those Prepayment Interest Shortfalls that were incurred with respect to mortgage loans for which that master servicer is acting as master servicer; and

     o   the sum of--

         1. the total amount of Prepayment Interest Excesses that were collected during the subject collection period with respect to mortgage loans for which that master servicer is acting as master servicer,

         2. any interest or other investment income earned on any of the subject principal prepayments while on deposit in that master servicer's collection account, and

         3. with respect to each and every mortgage loan for which that master servicer receives master servicing fees during that collection period, the portion of those fees calculated at an annual rate of 0.02% per annum.

Notwithstanding the foregoing, if a Prepayment Interest Shortfall occurs as a result of the applicable master servicer's allowing the related borrower to deviate from the terms of the related loan documents regarding principal prepayments, other than (a) subsequent to a material default under the related mortgage loan documents, (b) pursuant to applicable law or a court order, or (c) at the request or with the consent of the series 2001-CKN5 controlling class representative, then, for purposes of determining the payment that the applicable master servicer is required to make in accordance with the prior sentence to cover that Prepayment Interest Shortfall, the "0.02%" referenced in the second bullet of the prior sentence will instead be "0.05%" except in the case of 12 of the underlying mortgage loans for which it will be "0.02%".

     No other master servicing compensation will be available to cover Prepayment Interest Shortfalls.

     Any payments made by a master servicer with respect to any distribution date to cover Prepayment Interest Shortfalls will be included in the Available P&I Funds for that distribution date, as described under "Description of the

Offered Certificates--Distributions" in this prospectus supplement. If the amount of Prepayment Interest Shortfalls incurred with respect to the mortgage pool during any collection period exceeds the total of any and all payments made by the master servicers with respect to the related distribution date to cover those Prepayment Interest Shortfalls, then the resulting Net Aggregate Prepayment Interest Shortfall will be allocated among the respective interest-bearing classes of the series 2001-CKN5 certificates, in reduction of the interest distributable on those certificates, as and to the extent described under "Description of the Offered Certificates--Distributions--Interest Distributions" in this prospectus supplement.

     Principal Special Servicing Compensation. The principal compensation to be paid to each special servicer with respect to its special servicing activities will be--

     o   the corresponding special servicing fees,

     o   the corresponding workout fees, and

     o   the corresponding liquidation fees.

     Special Servicing Fee. The special servicing fee:

     o   will be earned with respect to--

         1.  each specially serviced mortgage loan, if any, and

         2. each mortgage loan, if any, as to which the corresponding mortgaged real property has become an REO Property; and

     o in the case of each mortgage loan described in the foregoing bullet, will--

         1. be calculated on the same interest accrual basis as that mortgage loan, which will be a 30/360 Basis or an Actual/360 Basis, as applicable,

         2.  accrue at a special servicing fee rate of 0.25% per annum,

         3. accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that mortgage loan, and

         4. be payable to the applicable special servicer monthly from general collections on all the mortgage loans and any REO Properties in the trust fund, that are on deposit in the applicable master servicer's collection account from time to time.

     Workout Fee. Each special servicer will, in general, be entitled to receive a workout fee with respect to each specially serviced mortgage loan in the trust fund that has been worked out by it. The workout fee will be payable out of, and will be calculated by application of a workout fee rate of 1.0% to, each payment of interest, other than Default Interest and Post-ARD Additional Interest, and principal received on the mortgage loan for so long as it remains a worked-out mortgage loan. The workout fee with respect to any worked-out mortgage loan will cease to be payable if a new Servicing Transfer Event occurs with respect to that loan. However, a new workout fee would become payable if the mortgage loan again became a worked-out mortgage loan with respect to that new Servicing Transfer Event.

     If either of the special servicers is terminated or resigns, it will retain the right to receive any and all workout fees payable with respect to mortgage loans that were worked out -- or, in some cases, about to be worked out -- by it during the period that it acted as a special servicer and as to which no new Servicing Transfer Event had occurred as of the time of its termination or resignation. The successor special servicer will not be entitled to any portion of those workout fees.

     Although workout fees are intended to provide each special servicer with an incentive to better perform its duties, the payment of any workout fee will reduce amounts payable to the series 2001-CKN5 certificateholders.

     Liquidation Fee. Each special servicer will be entitled to receive a liquidation fee with respect to each specially serviced mortgage loan in the trust fund for which it obtains a full, partial or discounted payoff from the related borrower. Each special servicer will also be entitled to receive a liquidation fee with respect to any specially serviced mortgage loan or REO Property in the trust fund as to which it receives any liquidation proceeds or condemnation proceeds, except as described in the next paragraph. As to each specially serviced mortgage loan and REO Property in the trust fund, the liquidation fee will be payable from, and will be calculated by application of a liquidation fee rate of 1.0% to, the related payment or proceeds, exclusive of any portion of that payment or proceeds that represents a recovery of Default Interest, late payment charges, Post-ARD Additional Interest, Static Prepayment Premium and/or Yield Maintenance Charges.

     Despite anything to the contrary described in the prior paragraph, no liquidation fee will be payable based on, or out of, proceeds received in connection with:

     o the repurchase or replacement of any mortgage loan in the trust fund for a Material Breach of representation or warranty or a Material Document Defect, as described under "Description of the Underlying Mortgage Loans--Cures, Repurchases and Substitutions" in this prospectus supplement;

     o the purchase of any Specially Designated Defaulted Whole Loan by the applicable special servicer or any single holder or group of holders of the Controlling Class pursuant to a fair value purchase option (see "--Fair Value Purchase Option" below);

     o the purchase of all of the mortgage loans and REO Properties in the trust fund by a master servicer, a special servicer or any single certificateholder or group of certificateholders of the series 2001-CKN5 controlling class in connection with the termination of the trust fund, as described under "--Termination" below; or

     o following the date on which the total principal balance of the offered certificates is reduced to zero, the exchange of all the remaining series 2001-CKN5 certificates for all the remaining mortgage loans and REO Properties in the trust fund, as described under "--Termination" below.

     Although liquidation fees are intended to provide each special servicer with an incentive to better perform its duties, the payment of any liquidation fee will reduce amounts payable to the series 2001-CKN5 certificateholders.

     Additional Servicing Compensation. As additional master servicing compensation, each master servicer will be entitled to receive any Prepayment Interest Excesses collected with respect to those mortgage loans for which it acts as master servicer.

     In addition, the following items collected on any mortgage loan in the trust fund will be allocated between the applicable master servicer and the applicable special servicer as additional compensation in accordance with the pooling and servicing agreement:

     o any late payment charges and Default Interest actually collected and that are not otherwise applied--

         1. to pay the applicable master servicer, the applicable special servicer or the trustee, as applicable, any unpaid interest on advances made by that party with respect to that mortgage loan or the related mortgaged real property,

         2. to reimburse the trust fund for any interest on advances that were made with respect to that mortgage loan or the related mortgaged real property, which interest was paid to the applicable master servicer, the applicable special servicer or the trustee, as applicable, from a source of funds other than late payment charges and Default Interest collected on that mortgage loan, or

         3. to pay, or to reimburse the trust fund for, any other expenses incurred with respect to that mortgage loan or the related mortgaged real property that are or, if paid from a source other than Default Interest and/or late payment charges collected on that mortgage loan, would be an Additional Trust Fund Expense; and

     o any modification fees, assumption fees, assumption application fees, earnout fees, consent/waiver fees and other comparable transaction fees and charges.

     Each master servicer will be authorized to invest or direct the investment of funds held in its collection account, or in any escrow and/or reserve account maintained by it, in Permitted Investments. See "--Collection Account" below. Each master servicer--

     o will generally be entitled to retain any interest or other income earned on those funds, and

     o will be required to cover any losses of principal from its own funds, to the extent those losses are incurred with respect to investments made for that master servicer's benefit.

     Neither master servicer will be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding any of those accounts.

     Each special servicer will be authorized to invest or direct the investment of funds held in its REO account in Permitted Investments. See "--REO Properties" below. Each special servicer--

     o will be entitled to retain any interest or other income earned on those funds, and

     o   will be required to cover any losses of principal from its own funds.

     Neither special servicer will be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding its REO account.

     Payment of Expenses; Servicing Advances. Each of the master servicers and special servicers will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the pooling and servicing agreement. No master servicer or special servicer will be entitled to reimbursement for these expenses except as expressly provided in the pooling and servicing agreement.

     Any and all customary, reasonable and necessary out-of-pocket costs and expenses incurred by a master servicer or special servicer in connection with the servicing of a mortgage loan after a default, delinquency or other unanticipated event, or in connection with the administration of any REO Property in the trust fund, will be servicing advances. Servicing advances will be reimbursable from future payments and other collections, including insurance proceeds, condemnation proceeds and liquidation proceeds, received in connection with the related mortgage loan or REO Property. In addition, each special servicer may periodically require the applicable master servicer to reimburse that special servicer for any servicing advances made by it with respect to a particular mortgage loan or REO Property. Upon so reimbursing a special servicer for any servicing advance, the applicable master servicer will be deemed to have made the advance.

     Each special servicer may request the applicable master servicer to make servicing advances with respect to a specially serviced mortgage loan or REO Property, in lieu of the applicable special servicer's making that advance itself. A special servicer must make such a request in writing, in a timely manner that does not adversely affect the interests of any series 2001-CKN5 certificateholders. The applicable master servicer must make the requested servicing advance within a specified number of days following such master servicer's receipt of the request, accompanied by an adequate description of the subject advance and back-up information. If the request is timely and properly made, a special servicer will be relieved of any obligations with respect to a servicing advance that it requests the applicable master servicer to make, regardless of whether or not the applicable master servicer actually makes that advance.

     If a master servicer or special servicer is required under the pooling and servicing agreement to make a servicing advance, but does not do so within ten days after the servicing advance is required to be made, then the trustee will be required:

     o if it has actual knowledge of the failure, to give the defaulting party notice of its failure; and

     o if the failure continues for three more business days, to make the servicing advance.

     Despite the foregoing discussion or anything else to the contrary in this prospectus supplement, none of the master servicers, the special servicers or the trustee will be obligated to make servicing advances that, in its judgment, would not be ultimately recoverable from expected collections on the related mortgage loan or REO Property. If a master servicer, a special servicer or the trustee makes any servicing advance that it subsequently determines, in its judgment, is not recoverable from expected collections on the related mortgage loan or REO Property, it may obtain reimbursement for that advance, together with interest on that advance, out of general collections on the mortgage loans and any REO Properties on deposit in the applicable master servicer's collection account from time to time. The trustee may conclusively rely on the determination of the applicable master servicer or the applicable special servicer regarding the nonrecoverability of any servicing advance.

     Each master servicer will be permitted to pay, and the applicable special servicer may direct the payment of, some servicing expenses directly out of general collections on deposit in that master servicer's collection account, including for the remediation of any adverse environmental circumstance or condition at any of the mortgaged real properties securing a mortgage loan as to which that master servicer is acting in such capacity. In addition, the pooling and servicing agreement will require the applicable master servicer, at the direction of the applicable special servicer if a specially serviced asset is involved, to pay directly out of that master servicer's collection account any servicing expense that, if advanced by that master servicer or special servicer, would not be recoverable from expected collections on the related mortgage loan or REO Property. This is only to be done, however, when the applicable master servicer, or the applicable special servicer if a specially serviced asset is involved, has determined in accordance with the Servicing Standard that making the payment is in the best interests of the series 2001-CKN5 certificateholders, as a collective whole.

     Each master servicer, each special servicer and the trustee will be entitled to receive interest on servicing advances made by them. The interest will accrue on the amount of each servicing advance for so long as the servicing advance is outstanding, at a rate per annum equal to the prime rate as published in the "Money Rates" section of The Wall Street Journal, as that prime rate may change from time to time. Interest accrued with respect to any servicing advance will be payable--

     o first, out of any Default Interest and late payment charges collected on the related mortgage loan subsequent to the accrual of that advance interest, and

     o then, but only after the advance has been reimbursed and if and to the extent that the Default Interest and late payment charges referred to in the prior bullet are insufficient to cover the advance interest, out of any amounts on deposit in the applicable master servicer's collection account.

THE SERIES 2001-CKN5 CONTROLLING CLASS REPRESENTATIVE

     Controlling Class. As of any date of determination, the controlling class of series 2001-CKN5 certificateholders will be the holders of the most subordinate class of series 2001-CKN5 certificates then outstanding, other than the class A-X, A-CP, A-Y, R and V certificates, that has a total principal balance that is not less than 25% of that class's original total principal balance. However, if no class of series 2001-CKN5 certificates, exclusive of the class A-X, A-CP, A-Y, R and V certificates, has a total principal balance that satisfies this requirement, then the controlling class of series 2001-CKN5 certificateholders will be the holders of the most subordinate class of series 2001-CKN5 certificates then outstanding, other than the class A-X, A-CP, A-Y, R and V certificates, that has a total principal balance greater than zero. For purposes of determining the series 2001-CKN5 controlling class, the class A-1, A-2 and A-3 certificates will represent a single class.

     Election of the Series 2001-CKN5 Controlling Class Representative. The holders of series 2001-CKN5 certificates representing more than 50% of the total principal balance of the series 2001-CKN5 controlling class, will be entitled to--

     o select a representative having the rights and powers described under "--The Series 2001-CKN5 Controlling Class Representative--Rights and Powers of the Series 2001-CKN5 Controlling Class Representative" below, or

     o   replace an existing series 2001-CKN5 controlling class representative.

     The trustee will be required to notify promptly all the certificateholders of the series 2001-CKN5 controlling class that they may select a series 2001-CKN5 controlling class representative upon:

     o the receipt by the trustee of written requests for the selection of a series 2001-CKN5 controlling class representative from the holders of certificates representing more than 50% of the total principal balance of the series 2001-CKN5 controlling class;

     o the resignation or removal of the person acting as series 2001-CKN5 controlling class representative; or

     o a determination by the trustee that the controlling class of series 2001-CKN5 certificateholders has changed.

     The notice will explain the process for selecting a series 2001-CKN5 controlling class representative. The appointment of any person as a series 2001-CKN5 controlling class representative will not be effective until:

     o the trustee has received confirmation, in any form acceptable to the trustee, that the appointment of that person as the series 2001-CKN5 controlling class representative is acceptable to the holders of certificates representing more than 50% of the total principal balance of the series 2001-CKN5 controlling class; and

     o   that person provides the trustee with--

         1.  written confirmation of its acceptance of its appointment,

         2. written confirmation of its agreement to keep confidential, for so long as reports with respect to the trust fund are to be filed with the SEC under the Securities Exchange Act of 1934, as amended, all information received by it with respect to the trust fund,

         3. an address and telecopy number for the delivery of notices and other correspondence, and

         4. a list of officers or employees of the person with whom the parties to the pooling and servicing agreement may deal, including their names, titles, work addresses and telecopy numbers.

     Resignation and Removal of the Series 2001-CKN5 Controlling Class Representative. The series 2001-CKN5 controlling class representative may at any time resign by giving written notice to the trustee, the special servicers, the master servicers and each series 2001-CKN5 certificateholder of the series 2001-CKN5 controlling class. The holders of series 2001-CKN5 certificates representing more than 50% of the total principal balance of the series 2001-CKN5 controlling class will be entitled to remove any existing series 2001-CKN5 controlling class representative by giving written notice to the trustee, the special servicers and to the existing series 2001-CKN5 controlling class representative.

     Rights and Powers of the Series 2001-CKN5 Controlling Class Representative. The series 2001-CKN5 controlling class representative will be entitled to advise the applicable special servicer with respect to the actions identified in clauses 1. through 9. of the following sentence. In addition, except as otherwise indicated below in this "--Rights and Powers of the Series 2001-CKN5 Controlling Class Representative" subsection, the applicable special servicer will not be permitted to take any of the following actions as to which the series 2001-CKN5 controlling class representative has objected in writing within five business days of having been notified in writing of the particular action and having been provided with all reasonably requested information with respect to the particular action:

     1. any foreclosure upon or comparable conversion of, which may include acquisitions of an REO Property, the ownership of properties securing those specially serviced mortgage loans in the trust fund as come into and continue in default;

     2. any modification, amendment or waiver of a monetary term, including the timing of payments, or any material non-monetary term of a mortgage loan in the trust fund;

     3. any acceptance of a discounted payoff with respect to a specially serviced mortgage loan in the trust fund;

     4. any proposed sale of an REO Property out of the trust fund for less than the outstanding principal balance of, and accrued interest (other than Default Interest and Post-ARD Additional Interest) on, the related mortgage loan, except in connection with a termination of the trust fund as described under "--Termination" below;

     5. any determination to bring an REO Property held by the trust fund into compliance with applicable environmental laws or to otherwise address hazardous material located at the REO Property;

     6. any release of collateral for a mortgage loan in the trust fund, other than in accordance with the terms of, or upon satisfaction of, that mortgage loan;

     7. any acceptance of substitute or additional collateral for a specially serviced mortgage loan in the trust fund, other than in accordance with the terms of that mortgage loan;

     8. any releases of earn-out reserves or related letters of credit with respect to a mortgaged real property securing a mortgage loan in the trust fund; and

     9. any waiver of a due-on-sale or due-on-encumbrance clause in a mortgage loan in the trust fund, other than any such waiver that the master servicer for the residential cooperative mortgage loans may grant without seeking the consent of the applicable special servicer;

provided, that, if a special servicer determines that immediate action is necessary to protect the interests of the series 2001-CKN5 certificateholders, as a whole, that special servicer may take any such action without waiting for the series 2001-CKN5 controlling class representative's response.

     Furthermore, except as otherwise indicated below in this "--Rights and Powers of the Series 2001-CKN5 Controlling Class Representative" subsection, the series 2001-CKN5 controlling class representative may direct each special servicer to take, or to refrain from taking, such actions as the series 2001-CKN5 controlling class representative may deem advisable or as to which provision is otherwise made in the pooling and servicing agreement.

     Notwithstanding the foregoing, no advice, direction or objection given or made by the series 2001-CKN5 controlling class representative, as contemplated by the preceding paragraph, may:

     o require or cause a special servicer to violate applicable law, the terms of any mortgage loan in the trust fund or any other provision of the pooling and servicing agreement described in this prospectus supplement or the accompanying prospectus, including that special servicer's obligation to act in accordance with the Servicing Standard;

     o   result in an adverse tax consequence for the trust fund;

     o expose the trust fund, us, a master servicer, a special servicer, the trustee or any of our or their respective affiliates, directors, officers, employees or agents, to any material claim, suit or liability; or

     o expand the scope of a master servicer's or special servicer's responsibilities under the pooling and servicing agreement.

A special servicer is to disregard any advice, direction or objection given or made by the series 2001-CKN5 controlling class representative that would have any of the effects described in the immediately preceding four bullets.

     When reviewing the rest of this section, "The Pooling and Servicing Agreement", it is important that you consider the effects that the rights and powers of the series 2001-CKN5 controlling class representative discussed above could have on the actions of each special servicer.

     Liability to Borrowers. In general, any and all expenses of the series 2001-CKN5 controlling class representative are to be borne by the holders of the controlling class, in proportion to their respective percentage interests in that class, and not by the trust fund. However, if a claim is made against the series 2001-CKN5 controlling class representative by a borrower with respect to the pooling and servicing agreement or any particular mortgage loan, the series 2001-CKN5 controlling class representative is to notify immediately the trustee, the applicable master servicer and the applicable special servicer. Subject to the discussion under "Description of the Governing Documents--Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us" in the accompanying prospectus, the applicable special servicer will assume the defense of the claim at the expense of the trust fund against the series 2001-CKN5 controlling class representative, but only if--

     o a special servicer, a master servicer, the trustee or the trust fund are also named parties to the same action, and

     o   in the judgment of the applicable special servicer,

         1. the series 2001-CKN5 controlling class representative acted in good faith, without negligence or willful misfeasance, with regard to the particular matter at issue, and

         2. there is no potential for a special servicer, a master servicer, the trustee or the trust fund to be an adverse party in the action as regards the series 2001-CKN5 controlling class representative.

     Liability to the Trust Fund and Certificateholders. The series 2001-CKN5 controlling class representative may have special relationships and interests that conflict with those of the holders of one or more classes of the offered certificates. In addition, the series 2001-CKN5 controlling class representative does not have any duties to the holders of any class of series 2001-CKN5 certificates other than the series 2001-CKN5 controlling class. It may act solely in the interests of the certificateholders of the series 2001-CKN5 controlling class and will have no liability to any other series 2001-CKN5 certificateholders for having done so. No series 2001-CKN5 certificateholder may take any action against the series 2001-CKN5 controlling class representative for its having acted solely in the interests of the certificateholders of the series 2001-CKN5 controlling class.

     Beneficial Owners of the Controlling Class. If the controlling class of series 2001-CKN5 certificates is held in book-entry form, then any beneficial owner of those certificates whose identity and beneficial ownership interest has been proven to the satisfaction of the trustee, will be entitled--

     o to receive all notices described under "--The Series 2001-CKN5 Controlling Class Representative" above, and

     o to exercise directly all rights described under "--The Series 2001-CKN5 Controlling Class Representative" above,

that it otherwise would if it were the registered holder of certificates of the series 2001-CKN5 controlling class.

REPLACEMENT OF THE SPECIAL SERVICERS

     The series 2001-CKN5 controlling class representative may, upon not less than 10 days' prior written notice to the respective parties to the pooling and servicing agreement, remove any existing special servicer, with or without cause, and appoint a successor special servicer, except that, if the removal is without cause, the cost of transferring the special servicing responsibilities to a successor special servicer will be the responsibility of the series 2001-CKN5 controlling class certificateholders. In addition, if any special servicer is terminated as a result of an event of default, then for 45 days following that termination the series 2001-CKN5 controlling class representative will be entitled to appoint a successor special servicer. However, in either case, any such appointment of a successor special servicer will be subject to, among other things, receipt by the trustee of--

     1. written confirmation from each of S&P and Moody's that the appointment will not result in a qualification, downgrade or withdrawal of any of the ratings then assigned thereby to the series 2001-CKN5 certificates, and

     2. the written agreement of the proposed special servicer to be bound by the terms and conditions of the pooling and servicing agreement, together with an opinion of counsel regarding, among other things, the enforceability of the pooling and servicing agreement against the proposed special servicer.

     In connection with any termination as described in the preceding paragraph, the terminated special servicer will be entitled to, among other things:

     o payment out of the applicable master servicer's collection account for all accrued and unpaid special servicing fees;

     o reimbursement by its successor for any outstanding servicing advances made by the terminated special servicer, together with interest; and

     o continued rights to indemnification as described under "Description of the Governing Documents--Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us" in the accompanying prospectus.

Upon reimbursement as described in the second bullet of the prior sentence, any advance will be treated as if it were made by the successor special servicer.

ENFORCEMENT OF DUE-ON-ENCUMBRANCE AND DUE-ON-SALE PROVISIONS

     The applicable special servicer, in the case of a specially serviced mortgage loan in the trust fund, and the applicable master servicer, in the case of any other mortgage loan in the trust fund, each will be required to determine, in a manner consistent with the Servicing Standard, whether to exercise any right the lender under that mortgage loan may have under either a due-on-encumbrance or due-on-sale clause to accelerate payment of that mortgage loan. However, subject to the related loan documents and applicable law, neither a master servicer nor a special servicer may waive its rights or grant its consent under any due-on-encumbrance clause or due-on-sale clause unless either
(a) it has received written confirmation from each of S&P and Moody's that this action would not result in the qualification, downgrade or withdrawal of any of the ratings then assigned by the rating agency to the series 2001-CKN5 certificates or (b) the size of the mortgage loan is below any minimum threshold allowed by those rating agencies. Furthermore, a master servicer may not waive its rights or grant its consent under any due-on-encumbrance or due-on-sale clause without the consent of the applicable special servicer, except that, in cases involving a residential cooperative property, the applicable master servicer shall be permitted to waive a due-on-encumbrance provision without the consent of the applicable special servicer so as to permit the related borrower to incur additional subordinate financing subject to the satisfaction of certain conditions, including the condition that the maximum loan-to-value ratio for the subject mortgage loan does not exceed 50% (based on the Value Co-op Basis of the related property as set forth in the updated appraisal obtained in connection with the proposed indebtedness), the condition that NCB or an affiliate hold the subordinate debt and the condition that the proceeds of the subordinate debt be used to fund capital improvements, major repairs and reserves.

MODIFICATIONS, WAIVERS, AMENDMENTS AND CONSENTS

     The applicable special servicer, with respect to a specially serviced mortgage loan in the trust fund, or the applicable master servicer, with respect to any other mortgage loan in the trust fund, may, consistent with the Servicing Standard, agree to:

     o   modify, waive or amend any term of any mortgage loan;

     o   extend the maturity of any mortgage loan;

     o defer or forgive the payment of interest on and principal of any mortgage loan;

     o defer or forgive the payment of late payment charges, Static Prepayment Premiums and Yield Maintenance Charges on any mortgage loan;

     o permit the release, addition or substitution of collateral securing any mortgage loan; or

     o permit the release, addition or substitution of the borrower or any guarantor of any mortgage loan.

     The ability of a special servicer or master servicer to agree to any of the foregoing, however, is subject to the discussion under "--The Series 2001-CKN5 Controlling Class Representative" and "--Enforcement of Due-on-Sale and Due-on-Encumbrance Provisions" above, and further, to each of the following limitations, conditions and restrictions:

     o With limited exception generally involving the waiver of Default Interest and late payment charges (which can be waived by the applicable master servicer or special servicer, as the case may be, in its discretion) or minor covenant defaults, releases of non-material parcels of a mortgaged property, grants of easements that do not materially affect the use or value of the mortgaged property and, as described below in this "--Modifications, Waivers, Amendments and Consents" section, the waiver of Post-ARD Additional Interest with respect to non-specially serviced mortgage loans, a master servicer may not agree to modify, waive or amend any term of, or take any of the other above-referenced actions with respect to, any mortgage loan in the trust fund, that would affect the amount or timing of any related payment of principal, interest or other amount payable under that mortgage loan or affect the security for that mortgage loan, unless the applicable master servicer has obtained the consent of the applicable special servicer.

     o With limited exception generally involving the waiver of Default Interest and late payment charges (which can be waived by the applicable master servicer or special servicer, as the case may be, in its discretion), a special servicer may not agree to or consent to the applicable master servicer's agreeing to modify, waive or amend any term of, and may not take or consent to the master servicer's taking any of the other above-referenced actions with respect to, any mortgage loan in the trust fund, if doing so would--

         1. affect the amount or timing of any related payment of principal, interest or other amount payable under the mortgage loan, or

         2. in the judgment of the applicable special servicer, materially impair the security for the mortgage loan,

         unless a material default on the mortgage loan has occurred or, in the applicable special servicer's judgment, a default with respect to payment on the mortgage loan is reasonably foreseeable, and the modification, waiver, amendment or other action is reasonably likely to produce a greater recovery to the series 2001-CKN5 certificateholders, as a collective whole, on a present value basis than would liquidation.

     o A special servicer may not extend or consent to the applicable master servicer's extending the date on which any balloon payment is scheduled to be due on any mortgage loan in the trust fund to a date beyond the earliest of--

         1. the fifth anniversary of the mortgage loan's original stated maturity date,

         2.  two years prior to the rated final distribution date,

         3. if the mortgage loan is secured by a lien solely or primarily on the related borrower's leasehold interest in the corresponding mortgaged real property, 20 years or, to the extent consistent with the Servicing Standard, giving due consideration to the remaining term of the ground lease, ten years, prior to the end of the then current term of the related ground lease, plus any unilateral options to extend, and

         4. if the mortgage loan is secured by a mortgaged real property that is covered by an environmental insurance policy, two years prior to the expiration of the term of that policy, unless the applicable special servicer has obtained a Phase I and/or Phase II environmental assessment that supports that there are no circumstances or conditions present with respect to that property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws or regulations.

     o No master servicer or special servicer may make or permit any modification, waiver or amendment of any term of, or take any of the other above-referenced actions with respect to, any mortgage loan in the trust fund, if doing so would--

         1. cause any of REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC under the Internal Revenue Code of 1986,

         2. result in the imposition of any tax on prohibited transactions or contributions after the startup date of any of REMIC I, REMIC II or REMIC III under the Internal Revenue Code, or

         3. adversely affect the status of any portion of the trust fund that is intended to be a grantor trust under the Internal Revenue Code.

     o A special servicer may not permit or consent to the applicable master servicer's permitting any borrower to add or substitute any real estate collateral for any mortgage loan in the trust fund, unless the applicable special servicer has first--

         1. determined, based upon an environmental assessment prepared by an independent person who regularly conducts environmental assessments, at the expense of the borrower, that--

             (a) the additional or substitute collateral is in compliance with applicable environmental laws and regulations, and

             (b) that there are no circumstances or conditions present with respect to the new collateral relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws or regulations; and

         2. received, at the expense of the related borrower, confirmation from each of S&P and Moody's that the addition or substitution of collateral will not result in a qualification, downgrade or withdrawal of any rating then assigned by the rating agency to a class of series 2001-CKN5 certificates.

     o A special servicer may not release or consent to the applicable master servicer's releasing, including in connection with a substitution contemplated by the prior bullet, any real property collateral securing a mortgage loan, except (A) in limited cases involving environmental contamination, (B) upon satisfaction of the mortgage loan, including through a discounted payoff, or (C) S&P and Moody's have been notified in writing and (1) either (a) the use of the collateral to be released will not, in the judgment of the applicable special servicer materially and adversely affect the net operating income being generated by or the use of the related mortgaged real property, or (b) there is a corresponding principal pay down of the mortgage loan in an amount at least equal to the appraised value of the collateral to be released (or substitute collateral with an appraised value at least equal to that of the collateral to be released, is delivered), (2) the remaining mortgaged real property (together with any substitute real estate collateral) is, in the applicable special servicer's judgment, adequate security for the mortgage loan and (3) if the real property collateral that is being released has an appraised value in excess of $1,500,000, such release would not, in and of itself, result in a qualification, downgrade or withdrawal of any of the ratings assigned by S&P and/or Moody's to any class of series 2001-CKN5 certificates.

     The foregoing limitations, conditions and restrictions will not apply to any of the acts referenced in this "--Modifications, Waivers, Amendments and Consents" section that occurs automatically, or that results from the exercise of a unilateral option by the related borrower within the meaning of Treasury Regulation Section 1.1001-3(c)(2)(iii), in any event, under the terms of the subject mortgage loan in effect on the date of initial issuance of the offered certificates or, in the case of a replacement mortgage loan, on the date it is added to the trust fund. Also, no master servicer or special servicer will be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a borrower if, in its judgment, opposition would not ultimately prevent the confirmation of the plan or one substantially similar, despite the discussion above.

     Notwithstanding the foregoing, the applicable master servicer will be permitted, with the consent of the series 2001-CKN5 controlling class representative, in the case of an ARD Loan that is not a specially serviced mortgage loan, after the related anticipated repayment date, to waive any or all of the Post-ARD Additional Interest accrued on that mortgage loan, if:

     o the related borrower is ready and willing to pay all other amounts due under the mortgage loan in full, including the entire principal balance; and

     o the applicable master servicer determines that waiving the trust fund's right to receive that Post-ARD Additional Interest is in accordance with the Servicing Standard.

Neither master servicer will have any liability to the trust fund, the series 2001-CKN5 certificateholders or any other person for any such determination that is made in accordance with the Servicing Standard. The pooling and servicing agreement will also limit each master servicer's and each special servicer's ability to institute an enforcement action solely for the collection of Post-ARD Additional Interest.

     All modifications, amendments and material waivers entered into with respect to the mortgage loans are to be in writing. Each of the master servicers and special servicers must deliver to the trustee for deposit in the related mortgage file, an original counterpart of the agreement relating to each modification, waiver or amendment agreed to by it, promptly following its execution.

REQUIRED APPRAISALS

     Promptly following the occurrence of any Appraisal Trigger Event with respect to any of the mortgage loans in the trust fund, the applicable special servicer must obtain, and deliver to the trustee and the applicable master servicer a copy of, an appraisal of the related mortgaged real property from an independent appraiser meeting the qualifications imposed in the pooling and servicing agreement, unless--

     o an appraisal had previously been obtained within the prior twelve months, and

     o there has been no material change in the circumstances surrounding the related mortgaged real property subsequent to that appraisal that would, in the judgment of the applicable special servicer, materially affect the value set forth in that earlier appraisal.

     Notwithstanding the foregoing, if the Stated Principal Balance of the subject mortgage loan is less than $2,000,000, then the applicable special servicer will, unless the series 2001-CKN5 controlling class representative otherwise permits, perform an internal valuation of the related mortgaged real property in lieu of an appraisal.

     As a result of any appraisal or other valuation, the applicable special servicer may determine that an Appraisal Reduction Amount exists with respect to the subject mortgage loan. An Appraisal Reduction Amount is relevant to the determination of the amount of any advances of delinquent interest required to be made with respect to the affected mortgage loan. See "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement.

     If an Appraisal Trigger Event occurs with respect to any mortgage loan in the trust fund, then the applicable special servicer will have an ongoing obligation to obtain or perform, as the case may be, on or about each anniversary of the occurrence of that Appraisal Trigger Event, an update of the prior required appraisal or other valuation. Based upon that update, that special servicer is to redetermine and report to the trustee and the applicable master servicer, the new Appraisal Reduction Amount, if any, with respect to the mortgage loan. This ongoing obligation will cease if and when--

     o the subject mortgage loan has become a worked-out mortgage loan as contemplated under "--Servicing Under the Pooling and Servicing Agreement" above, and

     o no other Servicing Transfer Event or Appraisal Trigger Event has occurred with respect to the subject mortgage loan during the preceding three months.

     The cost of each required appraisal, and any update of that appraisal, will be advanced by the applicable master servicer, at the direction of the applicable special servicer, and will be reimbursable to the applicable master servicer as a servicing advance.

     Notwithstanding the foregoing, the series 2001-CKN5 controlling class representative will have the right at any time within six months of the date of any appraisal to require that the applicable special servicer obtain a new appraisal with respect to the subject mortgage loan, at the expense of the series 2001-CKN5 controlling class certificateholders. Upon receipt of the new appraisal, the applicable special servicer will redetermine any Appraisal Reduction Amount.

COLLECTION ACCOUNTS

     General. Each master servicer will be required to establish and maintain a collection account for purposes of holding payments and other collections that it receives with respect to the mortgage loans as to which it acts as master servicer. That collection account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates.

     The funds held in each master servicer's collection account may be held as cash or invested in Permitted Investments. Subject to the limitations in the pooling and servicing agreement, any interest or other income earned on funds in each master servicer's collection account will be paid to the applicable master servicer as additional compensation.

     Deposits. Each master servicer must deposit or cause to be deposited in its collection account, within one business day following receipt by it, in the case of payments from borrowers and other collections on mortgage loans, or as otherwise required under the pooling and servicing agreement, the following payments and collections received or made by or on behalf of that master servicer subsequent to the date of initial issuance of the offered certificates with respect to the mortgage loans as to which it acts as master servicer (exclusive of scheduled payments of principal and interest due on or before the respective due dates for those mortgage loans in November 2001 or, in the case of any of those mortgage loans that are replacement mortgage loans, on or before the related date of substitution):

     o all principal payments, including principal prepayments, collected on those mortgage loans;

     o all interest payments, including Default Interest and Post-ARD Additional Interest, collected on those mortgage loans;

     o any Static Prepayment Premiums, Yield Maintenance Charges and late payment charges collected on those mortgage loans;

     o any proceeds received under any hazard, flood, title or other insurance policy that provides coverage with respect to any of those mortgage loans or the related mortgaged real property, and all proceeds received in connection with the condemnation or the taking by right of eminent domain of a mortgaged real property securing any of those mortgage loans, in each case to the extent not required to be applied to the restoration of the subject mortgaged real property or released to the related borrower;

     o any amounts received and retained in connection with the liquidation of any of those mortgage loans that are in default, whether through foreclosure, deed-in-lieu of foreclosure or as otherwise contemplated under "--Procedures with Respect to Defaulted Mortgage Loans" and "--Fair Value Purchase Option" below, in each case to the extent not required to be returned to the related borrower;

     o any amounts paid by or on behalf of any of Column, KeyBank, NCB or NCB Capital Corporation in connection with the repurchase or replacement of any of those mortgage loans by that party as described under "Description of the Underlying Mortgage Loans--Cures, Repurchases and Substitutions";

     o any amounts paid to purchase or otherwise acquire all of those mortgage loans and any related REO Properties in connection with the termination of the trust fund as contemplated under "--Termination" below;

     o any amounts required to be deposited by that master servicer in connection with losses incurred with respect to Permitted Investments of funds held in that collection account;

     o all payments with respect to those mortgage loans or any related REO Properties required to be paid by that master servicer or received from the applicable special servicer with respect to any deductible clause in any blanket hazard insurance policy or master force placed hazard insurance policy, as described under

         "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Hazard, Liability and Other Insurance" in this prospectus supplement;

     o any amounts with respect to REO Properties relating to those mortgage loans, which amounts are transferred by the applicable special servicer from its REO account; and

     o any amounts with respect to those mortgage loans that are transferred from any debt service reserve accounts.

     Upon receipt of any of the amounts described in the first five bullets of the prior paragraph with respect to any specially serviced mortgage loan in the trust fund, each special servicer is required to promptly remit those amounts to the applicable master servicer for deposit in the applicable master servicer's collection account.

     Withdrawals. The master servicers may make withdrawals from their respective collection accounts for any of the following purposes, which are not listed in any order of priority:

     1. to remit to the trustee for deposit in the trustee's distribution account described under "Description of the Offered Certificates--Distribution Account" in this prospectus supplement, on the business day preceding each distribution date, all payments and other collections on the mortgage loans and any REO Properties in the trust fund that are then on deposit in the collection accounts, exclusive of any portion of those payments and other collections that represents one or more of the following--

         (a) monthly debt service payments due on a due date subsequent to the end of the related collection period,

         (b) payments and other collections received by or on behalf of the trust fund after the end of the related collection period, and

         (c) amounts that are payable or reimbursable from the collection account to any person other than the series 2001-CKN5 certificateholders in accordance with any of clauses 2. through 18. below;

     2. to reimburse the applicable master servicer, the applicable special servicer or the trustee, as applicable, for any unreimbursed advances made by that party, as described under "--Servicing and Other Compensation and Payment of Expenses" above and "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement, with that reimbursement to be made out of collections on the mortgage loan or REO Property as to which the advance was made;

     3. to pay the applicable master servicer earned and unpaid master servicing fees with respect to each mortgage loan in the trust fund, with that payment to be made out of collections on that mortgage loan that are allocable as interest;

     4. to pay the applicable special servicer, out of general collections on the mortgage loans and any REO Properties in the trust fund, earned and unpaid special servicing fees with respect to each mortgage loan in the trust fund that is either--

         (a)  a specially serviced mortgage loan, or

         (b) a mortgage loan as to which the related mortgaged real property has become an REO Property;

     5. to pay the applicable special servicer or, if applicable, any predecessor to that special servicer, earned and unpaid workout fees and liquidation fees to which it is entitled, with that payment to be made from the sources described under "--Servicing and Other Compensation and Payment of Expenses" above;

     6. to reimburse the applicable master servicer, the applicable special servicer or the trustee, as applicable, out of general collections on the mortgage loans and any REO Properties in the trust fund, for any unreimbursed advance made by that party as described under "--Servicing and Other Compensation and Payment of Expenses" above and "Description of the Offered Certificates--Advances of Delinquent

         Monthly Debt Service Payments" in this prospectus supplement, which advance has been determined not to be ultimately recoverable under clause 2. above;

     7. to pay the applicable master servicer, the applicable special servicer or the trustee, as applicable, unpaid interest accrued on any advance made by that party under the pooling and servicing agreement, with that payment to be made out of Default Interest and late payment charges received with respect to the mortgage loan as to which the advance was made;

     8. to pay Additional Trust Fund Expenses -- other than interest on advances, which is covered by clause 7. above -- incurred with respect to any mortgage loan in the trust fund, with that payment to be made out of Default Interest and late payment charges, to the extent such amounts have not been otherwise applied according to clause 7. above, received with respect to that mortgage loan;

     9.  in connection with the reimbursement of advances as described in clause
         2. or 6. above, to pay the applicable master servicer, the applicable special servicer or the trustee, as the case may be, out of general collections on the mortgage loans and any REO Properties in the trust fund, any interest accrued and payable on that advance and not otherwise payable under clause 7. above;

     10. to pay the applicable master servicer or the applicable special servicer, as the case may be, any items of additional servicing compensation on deposit in the collection account as discussed under "--Servicing and Other Compensation and Payment of Expenses--Additional Servicing Compensation" above;

     11. to pay any unpaid liquidation expenses incurred with respect to any liquidated mortgage loan or REO Property in the trust fund;

     12. to pay, out of general collections on the mortgage loans and any REO Properties in the trust fund, any servicing expenses that would, if advanced, be nonrecoverable under clause 2. above;

     13. to pay, out of general collections on the mortgage loans and any REO Properties in the trust fund, for costs and expenses incurred by the trust fund in connection with the remediation of adverse environmental conditions at any mortgaged real property that secures a defaulted mortgage loan in the trust fund;

     14. to pay either master servicer, either special servicer, the trustee, us or any of their or our respective directors, members, managers, officers, employees and agents, as the case may be, out of general collections on the mortgage loans and any REO Properties in the trust fund, any of the reimbursements or indemnities to which we or any of those other persons or entities are entitled as described under "Description of the Governing Documents--Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us" and "--Matters Regarding the Trustee" in the accompanying prospectus;

     15. to pay, out of general collections on the mortgage loans and any REO Properties in the trust fund, for (a) the costs of various opinions of counsel related to the servicing and administration of mortgage loans and (b) expenses properly incurred by the trustee in connection with providing tax-related advice to the applicable special servicer;

     16. to pay any other items described in this prospectus supplement as being payable from the collection account;

     17. to pay to the applicable party amounts received on any mortgage loan or REO Property that has been purchased or otherwise removed from the trust fund;

     18. to withdraw amounts deposited in a collection account in error; and

     19. to clear and terminate the collection accounts upon the termination of the pooling and servicing agreement.

FAIR VALUE PURCHASE OPTION

         If any specially serviced mortgage loan in the trust fund has become a Specially Designated Defaulted Mortgage Loan, then the applicable special servicer must so notify the trustee and the applicable master servicer in writing, and the trustee must in turn so notify the holder(s) of the series 2001-CKN5 controlling class. In addition, the applicable special servicer will be required to determine (in accordance with the Servicing Standard, without regard to the purchase option described below, and based upon, among other things, an appraisal or other valuation obtained or conducted by the applicable special servicer within the preceding 12-month period), and report to the trustee and the applicable master servicer, the Fair Value of the subject Specially Designated Defaulted Mortgage Loan. The applicable special servicer's determination of the Fair Value of any Specially Designated Defaulted Mortgage Loan should be made as soon as reasonably practicable, but in no event later than 10 business days after it receives the requisite appraisal or any other third party reports that it deems necessary to make the determination. From time to time thereafter, and in any event no later than every three months for so long as any Specially Designated Defaulted Mortgage Loan remains part of the trust fund, the applicable special servicer shall redetermine (generally in the same manner described above, but taking into account any circumstances or conditions known to that special servicer that have occurred or arisen subsequent to, and that would, in its judgment, materially affect the value of the related mortgaged real property as reflected in, the most recent appraisal or other valuation obtained or conducted by that special servicer with respect to that property), and report to the trustee and the applicable master servicer, the updated Fair Value of the subject Specially Designated Defaulted Mortgage Loan. Upon its receipt of the applicable special servicer's determination of the Fair Value of any Specially Designated Defaulted Mortgage Loan, the trustee must promptly notify the holder(s) of the series 2001-CKN5 controlling class of such determination.

     Any single holder or group of holders of certificates representing greater than 50% of the total principal balance of the series 2001-CKN5 controlling class (other than us, the related mortgage loan seller or our or its respective affiliates and/or agents) may, at its or their option, purchase from the trust fund any Specially Designated Defaulted Mortgage Loan, at a cash price equal to:
(a) the Fair Value of that mortgage loan, as most recently determined by the applicable special servicer and reported to the trustee and the applicable master servicer as described above; or (b) if no such Fair Value has yet been established as described above, the sum of--

     o   the Stated Principal Balance of that mortgage loan,

     o to the extent not previously advanced for the benefit of the holders of the series 2001-CKN5 certificates, all accrued and unpaid interest (other than Default Interest and Post-ARD Additional Interest) in respect of that mortgage loan up to, but not including, the due date in the collection period of purchase, and

     o any and all unreimbursed advances with respect to that mortgage loan, together with any and all accrued and unpaid interest due on those advances.

     The Purchase Option with respect to any Specially Designated Defaulted Mortgage Loan will remain in effect for the period that commences on the date that such mortgage loan first becomes a Specially Designated Defaulted Mortgage Loan and ends on the earliest of (1) the date on which such mortgage loan is worked out or otherwise ceases to be a Specially Designated Defaulted Mortgage Loan, (2) the date on which such mortgage loan is liquidated or the related mortgaged real property becomes an REO Property and (3) the second anniversary of the date on which such mortgage loan first became a Specially Designated Defaulted Mortgage Loan.

     The Purchase Option with respect to any Specially Designated Defaulted Mortgage Loan will be assignable by the majority holder(s) of the series 2001-CKN5 controlling class to a third party other than us, the related mortgage loan seller or one of our or its respective affiliates and/or agents. If such Purchase Option is not exercised by the majority holder(s) of the series 2001-CKN5 controlling class or any assignee thereof within 30 days after the Fair Value of such Specially Designated Defaulted Mortgage Loan has initially been established as described above, then the majority holder(s) of the series 2001-CKN5 controlling class will be required to assign such Purchase Option, for a 30-day period only, to the applicable special servicer. During the 30-day period following the assignment of the Purchase Option to it, the applicable special servicer shall be entitled to exercise that Purchase Option or assign it to a third party other than us, the related mortgage loan seller or one of our or its respective affiliates and/or agents. If such Purchase Option is not exercised by the applicable special servicer or its assignee within that 30-day period, then such Purchase Option will automatically revert to the majority holder(s) of the series 2001-CKN5 controlling class.

     Any party entitled to do so may exercise the Purchase Option with respect to any Specially Designated Defaulted Mortgage Loan by providing to the trustee, the applicable master servicer and the applicable special servicer--

     o written notice of its intention to purchase such mortgage loan at the Option Price, and

     o if such party is the assignee of the applicable special servicer or the majority holder(s) of the series 2001-CKN5 controlling class, evidence of its right to exercise such Purchase Option.

     Notwithstanding the foregoing, prior to any exercise of the Purchase Option with respect to any Specially Designated Defaulted Mortgage Loan by the applicable special servicer or any affiliate or assignee thereof, subject to the following paragraph, the other special servicer must confirm and report to the trustee and the applicable special servicer (or, if the other special servicer and the applicable special servicer are the same person or affiliates, the trustee, upon reasonable notice, must confirm and report to the applicable special servicer) that it believes that the applicable special servicer's determination of the Fair Value of such mortgage loan reasonably reflects an amount no less than that which would, in the other special servicer's (or, if applicable, the trustee's) judgment, be realized in connection with a sale of that mortgage loan if it were offered in a commercially reasonable manner and an open bid auction were conducted; provided that the applicable special servicer may revise any such Fair Value determination that is rejected by the other special servicer (or, if applicable, the trustee).

     Notwithstanding anything contained in the preceding paragraph to the contrary, if the other special servicer or the trustee is required to confirm or reject a special servicer's Fair Value determination as contemplated by the preceding paragraph, that other special servicer or the trustee, as the case may be, may designate an independent third party, with adequate experience in the trading of defaulted mortgage loans, to confirm that the applicable special servicer's Fair Value determination as contemplated by the preceding paragraph. In the event that the other special servicer or the trustee designates such a third party to make such determination, neither the other special servicer nor the trustee will assume any responsibility for such third party's determination, and such other special servicer and the trustee will be entitled to conclusively rely upon such third party's determination. Such other special servicer or the trustee, as the case may be, may pay such third party (or, if it confirms for itself the applicable special servicer's Fair Value determination, may pay itself) a fee of up to $2,500, together with, subject the next sentence, the confirming party's related costs and expenses, out of the applicable master servicer's collection account. The costs of all appraisals, inspection reports and broker opinions of value, incurred by a master servicer, the trustee or any such third party pursuant to this paragraph or the preceding paragraph are to be advanced by the applicable master servicer and will constitute, and be reimbursable with interest as, servicing advances.

     THERE CAN BE NO ASSURANCE THAT THE FAIR VALUE OF ANY SPECIALLY DESIGNATED DEFAULTED MORTGAGE LOAN (DETERMINED AS DESCRIBED ABOVE) WILL EQUAL THE AMOUNT THAT COULD HAVE ACTUALLY BEEN REALIZED IN AN OPEN BID OR THAT THE OPTION PRICE FOR THAT MORTGAGE LOAN WILL EQUAL OR BE GREATER THAN THE AMOUNT THAT COULD HAVE BEEN REALIZED THROUGH FORECLOSURE OR A WORK-OUT OF THAT MORTGAGE LOAN.

     The applicable special servicer will be required to concurrently proceed with a work-out or foreclosure in respect of any Specially Designated Defaulted Mortgage Loan without regard to the related Purchase Option.

PROCEDURES WITH RESPECT TO DEFAULTED MORTGAGE LOANS

     In the event that a default on any mortgage loan in the trust fund has occurred, the applicable special servicer, on behalf of the trustee, is permitted, in addition to the actions described under "--Modifications, Waivers, Amendments and Consents" above, to take any of the following actions:

     o   institute foreclosure proceedings;

     o   exercise any power of sale contained in the related mortgage;

     o   obtain a deed in lieu of foreclosure; or

     o otherwise acquire title to the related mortgaged real property, by operation of law or otherwise.

     The applicable special servicer may not, however, acquire title to any mortgaged real property, have a receiver of rents appointed with respect to any mortgaged real property or take any other action with respect to any mortgaged real property that would cause the trustee, for the benefit of the holders of the series 2001-CKN5 certificates, or any other specified person, to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of the particular mortgaged real property within the meaning of certain federal environmental laws, unless--

     o the applicable special servicer has, within the prior 12 months, received an environmental assessment report with respect to the particular real property prepared by a person who regularly conducts environmental audits, which report will be an expense of the trust fund, and

     o   either:

         1.  the report indicates that--

             (a) the particular real property is in compliance with applicable environmental laws and regulations, and

             (b) there are no circumstances or conditions present at the particular real property relating to the use, management or disposal of hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

         2. the applicable special servicer determines in accordance with the Servicing Standard, taking account of any applicable environmental insurance policy, that taking the actions necessary to bring the particular real property into compliance with applicable environmental laws and regulations and/or taking any of the other actions contemplated by clause 1(b) above, is reasonably likely to produce a greater recovery for the holders of the series 2001-CKN5 certificates, on a present value basis, than not taking those actions.

     If neither of the conditions in clauses 1. and 2. of the second bullet of the prior paragraph are satisfied, the applicable special servicer may take those actions as are in accordance with the Servicing Standard, other than proceeding against the contaminated mortgaged real property. In addition, when the applicable special servicer determines it to be appropriate, it may, on behalf of the trust fund, release all or a portion of the related mortgaged real property from the lien of the related mortgage instrument.

     A borrower's failure to make required mortgage loan payments may mean that operating income from the related mortgaged real property is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payments of taxes or otherwise to maintain and insure the related mortgaged real property. In general, the applicable special servicer will be required to monitor any specially serviced mortgage loan in the trust fund, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related mortgaged real property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related mortgaged real property and take such other actions as it deems necessary and appropriate. A significant period of time may elapse before the applicable special servicer is able to assess the success of any such corrective action or the need for additional initiatives. The time within which the applicable special servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose, or accept a deed to a mortgaged real property in lieu of foreclosure, on behalf of the holders of the series 2001-CKN5 certificates may vary considerably depending on the particular mortgage loan, the related mortgaged real property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the related mortgaged real property is located. If a borrower files a bankruptcy petition, the applicable special servicer may not be permitted to accelerate the maturity of the defaulted loan or to foreclose on the related real property for a considerable period of time.

     IF LIQUIDATION PROCEEDS COLLECTED WITH RESPECT TO ANY DEFAULTED MORTGAGE LOAN IN THE TRUST FUND ARE LESS THAN THE OUTSTANDING PRINCIPAL BALANCE OF THE DEFAULTED MORTGAGE LOAN, TOGETHER WITH ACCRUED INTEREST ON AND REIMBURSABLE EXPENSES INCURRED BY THE APPLICABLE SPECIAL SERVICER, THE APPLICABLE MASTER SERVICER AND/OR ANY OTHER PARTY IN CONNECTION WITH THE DEFAULTED MORTGAGE LOAN, THEN THE TRUST FUND WILL REALIZE A LOSS IN THE AMOUNT OF THE SHORTFALL. THE APPLICABLE SPECIAL SERVICER AND/OR MASTER SERVICER WILL BE ENTITLED TO REIMBURSEMENT OUT OF THE LIQUIDATION PROCEEDS RECOVERED ON ANY DEFAULTED MORTGAGE LOAN, PRIOR TO THE PAYMENT OF ANY PORTION OF THOSE LIQUIDATION PROCEEDS TO THE

HOLDERS OF THE SERIES 2001-CKN5 CERTIFICATES, FOR ANY AND ALL AMOUNTS THAT REPRESENT UNPAID SERVICING COMPENSATION IN RESPECT OF THE SUBJECT MORTGAGE LOAN, UNREIMBURSED SERVICING EXPENSES INCURRED WITH RESPECT TO THE SUBJECT MORTGAGE LOAN AND ANY UNREIMBURSED ADVANCES OF DELINQUENT PAYMENTS MADE WITH RESPECT TO THE SUBJECT MORTGAGE LOAN. IN ADDITION, AMOUNTS OTHERWISE PAYABLE ON THE SERIES 2001-CKN5 CERTIFICATES MAY BE FURTHER REDUCED BY INTEREST PAYABLE TO THE APPLICABLE MASTER SERVICER AND/OR SPECIAL SERVICER ON THE SERVICING EXPENSES AND ADVANCES WITH RESPECT TO THE SUBJECT MORTGAGE LOAN.

REO PROPERTIES

     If title to any mortgaged real property is acquired by a special servicer on behalf of the trust fund, that special servicer will be required to sell that property not later than the end of the third calendar year (or, in the case of a "qualified healthcare property" within the meaning of Section 856(c)(6) of the Internal Revenue Code, the end of the second calendar year), following the year of acquisition, unless--

     o   the IRS grants an extension of time to sell the property, or

     o the applicable special servicer obtains an opinion of independent counsel generally to the effect that the holding of the property subsequent to the end of the third calendar year (or, in the case of a "qualified healthcare property", the end of the second calendar year) following the year in which the acquisition occurred will not result in the imposition of a tax on the assets of the trust fund or cause any of REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC under the Internal Revenue Code.

     Each special servicer will be required to use reasonable efforts to solicit cash offers for any REO Property held in the trust fund in a manner that will be reasonably likely to realize a fair price for the property as soon as reasonably practical and in any event within the time periods contemplated by the prior paragraph. The applicable special servicer may, at the expense of the trust fund, retain an independent contractor to operate and manage any REO Property. The retention of an independent contractor will not relieve the applicable special servicer of its obligations with respect to any REO Property. Regardless of whether the applicable special servicer applies for or is granted an extension of time to sell any REO Property, the applicable special servicer will be required to act in accordance with the Servicing Standard to liquidate that REO Property on a timely basis. If an extension is granted or opinion given, the applicable special servicer must sell the subject REO Property within the period specified in the extension or opinion.

         In general, the applicable special servicer or an independent contractor employed by that special servicer at the expense of the trust fund will be obligated to operate and manage any REO Property held by the trust fund solely for the purpose of its prompt disposition and sale, in a manner that:

     o maintains its status as foreclosure property under the REMIC provisions of the Internal Revenue Code; and

     o to the extent consistent with the foregoing, is in accordance with the Servicing Standard.

         The applicable special servicer must review the operation of each REO Property held by the trust fund and, in connection with that review, may consult with the trustee to determine the trust fund's federal income tax reporting position with respect to the income it is anticipated that the trust fund would derive from the property. The applicable special servicer could determine that it would not be consistent with the requirements of the foregoing paragraph to manage and operate the property in a manner that would avoid the imposition of--

     o   a tax on net income from foreclosure property, within the meaning of
         Section 857(b)(4)(B) of the Internal Revenue Code, or

     o a tax on prohibited transactions under Section 860F of the Internal Revenue Code.

     This determination is most likely to occur in the case of an REO property that is a hospitality property or a health care facility. To the extent that income the trust fund receives from an REO property is subject to--

     o a tax on net income from foreclosure property, that income would be subject to federal tax at the highest marginal corporate tax rate, which is currently 35%,

     o a tax on prohibited transactions, that income would be subject to federal tax at a 100% rate.

     The determination as to whether income from an REO Property held by the trust fund would be subject to a tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. The risk of taxation being imposed on income derived from the operation of foreclosed property is particularly present in the case of hotels or hospitality properties. Generally, income from an REO property that is directly operated by a special servicer would be apportioned and classified as service or non-service income. The service portion of the income could be subject to federal tax either at the highest marginal corporate tax rate or at the 100% prohibited transactions rate. The non-service portion of the income could be subject to federal tax at the highest marginal corporate tax rate or, although it appears unlikely, at the 100% prohibited transactions rate. Any tax imposed on the trust fund's income from an REO Property would reduce the amount available for payment to the series 2001-CKN5 certificateholders. See "Federal Income Tax Consequences" in this prospectus supplement and in the accompanying prospectus. The reasonable out-of-pocket costs and expenses of obtaining professional tax advice in connection with the foregoing will be payable out of the applicable master servicer's collection account.

     The applicable special servicer will be required to segregate and hold all funds collected and received in connection with any REO Property held by the trust fund separate and apart from its own funds and general assets. If an REO Property is acquired by the trust fund, the applicable special servicer will be required to establish and maintain an account for the retention of revenues and other proceeds derived from that REO Property. That REO account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. The applicable special servicer will be required to deposit, or cause to be deposited, in its REO account, within two business days following receipt, all net income, insurance proceeds, condemnation proceeds and liquidation proceeds received with respect to each REO Property held by the trust fund. The funds held in each such REO account may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in a special servicer's REO account will be payable to that special servicer, subject to the limitations described in the pooling and servicing agreement.

     The applicable special servicer will be required to withdraw from its REO account funds necessary for the proper operation, management, leasing, maintenance and disposition of any REO Property held by the trust fund, but only to the extent of amounts on deposit in the account relating to that particular REO Property. Promptly following the end of each collection period, the special servicers will be required to withdraw from their respective REO accounts and deposit, or deliver to the applicable master servicer for deposit, into the applicable master servicer's collection account the total of all amounts received in respect of each REO Property held by the trust fund during that collection period, net of--

     o any withdrawals made out of those amounts, as described in the preceding sentence, and

     o any portion of those amounts that may be retained as reserves, as described in the next sentence.

     The applicable special servicer may, subject to the limitations described in the pooling and servicing agreement, retain in its REO account such portion of the proceeds and collections on any REO Property held by the trust fund, as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, leasing, maintenance and disposition of that property, including the creation of a reasonable reserve for repairs, replacements, necessary capital improvements and other related expenses.

     Each special servicer shall keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, its REO account.

INSPECTIONS; COLLECTION OF OPERATING INFORMATION

     The applicable special servicer will be required, at the expense of the trust fund, to inspect or cause an inspection of the related mortgaged real property as soon as practicable after any mortgage loan in the trust fund becomes a specially serviced mortgage loan and annually thereafter for so long as that mortgage loan remains a specially serviced mortgage loan. Beginning in 2002, the applicable master servicer will be required, at its own expense, to inspect or cause an inspection of each mortgaged real property at least once per calendar year or, in the case of a mortgage loan with an unpaid principal balance of under $2,000,000, once every two years, if the applicable special servicer has not already done so in that period as contemplated by the preceding sentence. Each master servicer and special servicer will be required to prepare or cause the preparation of a written report of each such inspection performed by it that generally describes the condition of the subject real property and that specifies--

     o any sale, transfer or abandonment of the subject real property of which that master servicer or special servicer, as the case may be, is aware,

     o any change in the subject real property's condition or occupancy of which that master servicer or special servicer, as the case may be, is aware and that it considers to be material, or

     o any waste committed on the property of which that master servicer or special servicer, as the case may be, is aware and that it considers to be material.

     Each master servicer and special servicer will be required to deliver to the trustee and the series 2001-CKN5 controlling class representative a copy of the inspection reports prepared or caused to be prepared by it, in each case within 30 days following request or, if later, within 30 days following the later of completion of the related inspection if the inspection is performed by that master servicer or special servicer, as the case may be, or receipt of the related inspection report if the inspection is prepared by a third party.

     Commencing with respect to the calendar quarter ended December 31, 2001, the applicable special servicer, in the case of each specially serviced mortgage loan in the trust fund, and the applicable master servicer, in the case of each other mortgage loan in the trust fund, will each be required to use reasonable efforts to collect from the related borrower and review the following items, to the extent that those items are required to be delivered under the related loan documents:

     o the quarterly and annual operating statements, budgets and rent rolls (or, with respect to residential cooperative properties, maintenance schedules in lieu thereof) of the corresponding mortgaged real property; and

     o   the quarterly and annual financial statements of the borrower.

     Each special servicer will be required to forward to the applicable master servicer, in hard copy or electronic format, copies of any items of information described in the two bullets of the immediately preceding sentence that it collects or obtains from the related borrower, within 30 days of its receipt of such information. Each master servicer will be required to forward to the trustee upon request, in hard copy or electronic format, copies of any items of information described in the two bullets of the second preceding sentence that it collects from the related borrower or receives from the applicable special servicer.

     The applicable special servicer will also be required to cause quarterly and annual operating statements, budgets and rent rolls to be prepared for each REO Property in the trust fund. However, there can be no assurance that any operating statements required to be delivered by a borrower will in fact be delivered, and none of the master servicers and special servicers is likely to have any practical means of compelling delivery.

     Within 30 days of its receipt from the applicable special servicer, in the case of each specially serviced mortgage loan in the trust fund, and within 60 days of its receipt from the related borrowers or otherwise, in the case of each other mortgage loan in the trust fund, of any annual or quarterly operating statements or rent rolls (or, with respect to residential cooperative properties, maintenance schedules in lieu thereof) as contemplated above, the applicable master servicer will be required, based upon those operating statements or rent rolls (or, with respect to residential cooperative properties, maintenance schedules in lieu thereof), to prepare or, if previously prepared, to update a written report setting forth an analysis of the operations of the subject property based on the methodology employed during the original underwriting as, and to the extent, provided to the master servicers and special servicers by the respective mortgage loan sellers.

     The applicable master servicer will maintain an operating statement analysis report with respect to each mortgaged real property and REO Property relating to a mortgage loan in the trust fund. The applicable master servicer will, promptly following initial preparation and each update of any of those reports, forward to the trustee and the applicable special servicer an electronic copy of the subject report, and upon request, the trustee will forward the subject report to--

     o   the series 2001-CKN5 controlling class representative,

     o   any series 2001-CKN5 certificateholder, or

     o any beneficial owner of an offered certificate, if the trustee has confirmed to its satisfaction the ownership interest of that beneficial owner in an offered certificate.

EVIDENCE AS TO COMPLIANCE

     On or before May 1 of each year, beginning in 2003, each of the master servicers and special servicers must:

     o at its expense, cause a firm of independent public accountants, that is a member of the American Institute of Certified Public Accountants to furnish a statement to the trustee, among others, to the effect that--

         1. the firm has examined the servicing operations of that master servicer or special servicer, as the case may be, for the previous year, and

         2. on the basis of that examination, conducted substantially in compliance with USAP, the firm confirms that such master servicer or special servicer, as the case may be, has complied during the previous year with the minimum servicing standards, to the extent applicable to multifamily and commercial mortgage loans, identified in USAP, in all material respects, except for the significant exceptions or errors in records that, in the opinion of the firm, USAP requires it to report; and

     o deliver to the trustee, among others, a statement signed by an officer of that master servicer or special servicer, as the case may be, to the effect that, to the knowledge of that officer, that master servicer or special servicer, as the case may be, has fulfilled its obligations under the pooling and servicing agreement in all material respects throughout the preceding calendar year.

     In rendering its report, the accounting firm referred to in the first bullet of the prior sentence may, as to matters relating to the direct servicing of commercial and multifamily mortgage loans by sub-servicers, rely upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards, within one year of the report, with respect to those sub-servicers.

EVENTS OF DEFAULT

     Each of the following events, circumstances and conditions will be considered events of default under the pooling and servicing agreement:

     o a master servicer or special servicer fails to deposit, or to remit to the appropriate party for deposit, into the applicable master servicer's collection account or the applicable special servicer's REO account, as appropriate, any amount required to be so deposited, and that failure continues unremedied for three business days following the date on which the deposit or remittance was required to be made;

     o a master servicer fails to remit to the trustee for deposit in the trustee's distribution account any amount required to be so remitted, and that failure continues unremedied beyond a specified time on the business day following the date on which the remittance was required to be made;

     o a master servicer or special servicer fails to timely make any servicing advance required to be made by it under the pooling and servicing agreement, and that failure continues unremedied for three business days following the date on which notice has been given to that master servicer or special servicer, as the case may be, by the trustee;

     o a master servicer or special servicer fails to observe or perform in any material respect any of its other covenants or agreements under the pooling and servicing agreement, and that failure continues unremedied for 30 days -- or, if that master servicer or special servicer, as the case may be, is diligently attempting to remedy the failure, for 60 days -- after written notice of it has been given to that master servicer or special servicer, as the case may be, by any other party to the pooling and servicing agreement, by the series 2001-

         CKN5 controlling class representative or by certificateholders entitled to not less than 25% of the series 2001-CKN5 voting rights;

     o it is determined that there is a breach by a master servicer or special servicer of any of its representations or warranties contained in the pooling and servicing agreement that materially and adversely affects the interests of any class of series 2001-CKN5 certificateholders, and that breach continues unremedied for 30 days -- or, if that master servicer or special servicer, as the case may be, is diligently attempting to remedy the breach, for 60 days -- after written notice of it has been given to that master servicer or special servicer, as the case may be, by any other party to the pooling and servicing agreement, by the series 2001-CKN5 controlling class representative or by certificateholders entitled to not less than 25% of the series 2001-CKN5 voting rights;

     o a decree or order of a court having jurisdiction in an involuntary case for the appointment of a receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings is entered against a master servicer or special servicer and the decree or order remains in force for a period of 60 days;

     o a master servicer or special servicer consents to the appointment of a receiver, liquidator, trustee or similar official relating to it or of or relating to all or substantially all of its property;

     o a master servicer or special servicer admits in writing its inability to pay its debts or takes other actions indicating its insolvency or inability to pay its obligations;

     o Moody's has notified the trustee in writing that Moody's has downgraded or withdrawn its rating of any class of series 2001-CKN5 certificates, or has placed one or more classes of series 2001-CKN5 certificates on "watch status" in contemplation of a rating downgrade or withdrawal (and such "watch status" placement shall not have been withdrawn by Moody's within sixty (60) days of the date the trustee received notice from Moody's), citing servicing concerns with a master servicer or special servicer as the sole or material factor in such action;

     o a master servicer, other than NCB or NCB, FSB, is removed from S&P's approved master servicer list or a special servicer, other than NCB or NCB, FSB, is removed from S&P's approved special servicer list and the ratings of any of the series 2001-CKN5 certificates rated by S&P are downgraded, qualified (including, without limitation, the placement of those certificates on "negative credit watch") or withdrawn in connection with such removal; or

     o S&P has notified the trustee that NCB or NCB, FSB, as applicable, is no longer an acceptable master servicer or special servicer, as applicable, with respect to the residential cooperative mortgage loans, unless such failure to be an acceptable master servicer or special servicer does not affect the rating on the series 2001-CKN5 certificates.

RIGHTS UPON EVENT OF DEFAULT

     If an event of default described above under "--Events of Default" above occurs with respect to a master servicer or special servicer and remains unremedied, we or the trustee will be authorized, and at the direction of certificateholders entitled to not less than 25% of the series 2001-CKN5 voting rights, the trustee will be required, to terminate all of the obligations and, with limited exception, all of the rights of the defaulting party under the pooling and servicing agreement and in and to the assets of the trust fund, other than any rights the defaulting party may have as a series 2001-CKN5 certificateholder. Upon any such termination, subject to the discussion in the next two paragraphs and under "--Replacement of the Special Servicers" above, the trustee must either:

     o succeed to all of the responsibilities, duties and liabilities of the defaulting party under the pooling and servicing agreement; or

     o appoint an established mortgage loan servicing institution to act as successor to the defaulting party under the pooling and servicing agreement.

     Certificateholders entitled to a majority of the series 2001-CKN5 voting rights may require the trustee to appoint an established mortgage loan servicing institution to act as successor to the defaulting party rather than have the trustee act as that successor. In the case of a number of mortgage loans, it is expected that a master servicer will perform some or all of its servicing duties through sub-servicers that cannot be terminated, including by a successor master servicer, except for cause.

     In general, certificateholders entitled to at least 66-2/3% of the voting rights allocated to each class of series 2001-CKN5 certificates affected by any event of default may waive the event of default. However, the events of default described in the first two and last three bullets under "--Events of Default" above may only be waived by all of the holders of the affected classes of series 2001-CKN5 certificates. Furthermore, if the trustee is required to spend any monies in connection with any event of default, then that event of default may not be waived unless and until the trustee has been reimbursed, with interest, by the party requesting the waiver. Upon any waiver of an event of default, the event of default will cease to exist and will be deemed to have been remedied for every purpose under the pooling and servicing agreement.

     No series 2001-CKN5 certificateholder will have the right under the pooling and servicing agreement to institute any proceeding with respect thereto unless:

     o that holder previously has given to the trustee written notice of default;

     o except in the case of a default by the trustee, series 2001-CKN5 certificateholders entitled to not less than 25% of the series 2001-CKN5 voting rights have made written request upon the trustee to institute that proceeding in its own name as trustee under the pooling and servicing agreement and have offered to the trustee reasonable indemnity; and

     o the trustee for 60 days has neglected or refused to institute any such proceeding.

The trustee, however, will be under no obligations to exercise any of the trusts or powers vested in it by the pooling and servicing agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the series 2001-CKN5 certificateholders, unless in the trustee's opinion, those series 2001-CKN5 certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred by the trustee as a result.

MATTERS REGARDING THE TRUSTEE

     The trustee is at all times required to be a corporation, bank, trust company or association organized and doing business under the laws of the U.S. or any State of the U.S. or the District of Columbia. Furthermore, the trustee must at all times--

     o   be authorized under those laws to exercise trust powers,

     o   have a combined capital and surplus of at least $50,000,000, and

     o   be subject to supervision or examination by federal or state authority.

     If the corporation, bank, trust company or association publishes reports of condition at least annually, in accordance with law or the requirements of the supervising or examining authority, then the combined capital and surplus of that corporation, bank, trust company or association will be deemed to be its combined capital and surplus as described in its most recent published report of condition.

     We, the master servicers, the special servicers and our and their respective affiliates, may from time to time enter into normal banking and trustee relationships with the trustee and its affiliates. The trustee and any of its respective affiliates may hold series 2001-CKN5 certificates in their own names. In addition, for purposes of meeting the legal requirements of some local jurisdictions, the trustee will have the power to appoint a co-trustee or separate trustee of all or any part of the assets of the trust fund. All rights, powers, duties and obligations conferred or imposed upon the trustee will be conferred or imposed upon the trustee and the separate trustee or co-trustee jointly or, in any jurisdiction in which the trustee shall be incompetent or unqualified to perform some acts, singly upon the separate trustee or co-trustee, who shall exercise and perform its rights, powers, duties and obligations solely at the direction of the trustee.

     The trustee will be entitled to a monthly fee for its services. That fee will accrue with respect to each and every mortgage loan in the mortgage pool. In each case, that fee will accrue at 0.0025% per annum on the Stated Principal Balance of the subject mortgage loan outstanding from time to time and will be calculated based on the same interest accrual basis, which is either an Actual/360 Basis or a 30/360 Basis, as the subject mortgage loan. The trustee fee is payable out of general collections on the mortgage loans and any REO Properties in the trust fund.

     See also "Description of the Governing Documents--The Trustee", "--Duties of the Trustee", "--Matters Regarding the Trustee" and "--Resignation and Removal of the Trustee" in the accompanying prospectus.

TERMINATION

     The obligations created by the pooling and servicing agreement will terminate following the earlier of--

     1. the final payment or advance on, or other liquidation of, the last mortgage loan or related REO Property remaining in the trust fund, and

     2. the purchase of all of the mortgage loans and REO Properties remaining in the trust fund by the master servicer of the residential cooperative mortgage loans in the trust fund, the special servicer of the residential cooperative mortgage loans in the trust fund, any single certificateholder or group of certificateholders of the series 2001-CKN5 controlling class, the master servicer of the non-residential cooperative mortgage loans in the trust fund or the special servicer of the non-residential cooperative mortgage loans in the trust fund, in that order of preference.

     Written notice of termination of the pooling and servicing agreement will be given to each series 2001-CKN5 certificateholder. The final distribution with respect to each series 2001-CKN5 certificate will be made only upon surrender and cancellation of that certificate at the office of the series 2001-CKN5 certificate registrar or at any other location specified in the notice of termination.

     Any purchase by any single holder or group of holders of the series 2001-CKN5 controlling class, one or both of the master servicers or one or both of the special servicers of all the mortgage loans and REO Properties remaining in the trust fund is required to be made at a price equal to:

     o   the sum of--

         1. the total Stated Principal Balance of all the mortgage loans then included in the trust fund, other than any mortgage loans as to which the mortgaged real properties have become REO Properties, together with--

             o all unpaid and unadvanced interest, other than Default Interest and Post-ARD Additional Interest, on those mortgage loans through their respective due dates in the related collection period, and

             o all unreimbursed advances for those mortgage loans, together with any interest on those advances owing to the parties that made them, and

         2. the appraised value of all REO properties then included in the trust fund, in each case as determined by an appraiser mutually agreed upon by the applicable master servicer, the applicable special servicer and the trustee; minus

     o solely in the case of a purchase by one or both of the master servicers or one or both of the special servicers, the total of all amounts payable or reimbursable to the purchaser(s) under the pooling and servicing agreement.

     The purchase will result in early retirement of the then outstanding series 2001-CKN5 certificates. However, the right of any single holder or group of holders of the series 2001-CKN5 controlling class, of one or both of the master servicers or one or both of the special servicers to make the purchase is subject to the requirement that the total Stated Principal Balance of the mortgage pool be less than 1.0% of the initial mortgage pool balance. The termination price, exclusive of any portion of the termination price payable or reimbursable to any person other than the series 2001-CKN5 certificateholders, will constitute part of the Available P&I Funds for the final distribution date. Any person or entity making the purchase will be responsible for reimbursing the parties to the pooling and servicing agreement for all reasonable out-of-pocket costs and expenses incurred by those parties in connection with the purchase.

     Following the date on which the total principal balance of the offered certificates is reduced to zero, any single holder or group of holders of all the remaining series 2001-CKN5 certificates may exchange those certificates for all mortgage loans and foreclosure properties remaining in the trust fund at the time of the exchange.

AMENDMENT

     In general, the pooling and servicing agreement is subject to amendment as described under "Description of the Governing Documents--Amendment" in the accompanying prospectus. However, no amendment of the pooling and servicing agreement may significantly change the activities of the trust fund without the consent of--

     o the holders of series 2001-CKN5 certificates entitled to not less than 51% of the series 2001-CKN5 voting rights, not taking into account series 2001-CKN5 certificates held by us or any of our affiliates and/or agents, and

     o all of the series 2001-CKN5 certificateholders that will be adversely affected by the amendment in any material respect.

                   CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS FOR
         MORTGAGED PROPERTIES LOCATED IN CALIFORNIA, TEXAS AND NEW YORK

     The following discussion contains a summary of certain legal aspects of the underlying mortgage loans secured by mortgaged real properties located in California, which mortgage loans represent 25.0% of the initial mortgage pool balance, mortgaged real properties in Texas, which mortgage loans represent 17.2% of the initial mortgage pool balance, and mortgaged real properties in New York, which mortgage loans represent 10.0% of the initial mortgage pool balance. The summary does not purport to be complete and is qualified in its entirety by reference to the applicable federal and state laws governing the subject mortgage loans.

CALIFORNIA

     Mortgage loans in California generally are secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust or by judicial foreclosure. Public notice of either the trustee's sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee's power of sale, or by court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor in interest may, for a period of up to one year, redeem the property. California's "one action" rule requires the lender to exhaust the security afforded under the deed of trust by foreclosure in an attempt to satisfy the full debt before bringing a personal action, if otherwise permitted, against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property. California case law has held that acts such as an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the loan. Other statutory provisions in California limit any deficiency judgment, if otherwise permitted, against the borrower following a judicial sale to the excess of the outstanding debt over the greater of (a) the fair market value of the property at the time of the public sale and (b) the amount of the winning bid in the foreclosure. Further, under California law, once a property has been sold pursuant to a power-of-sale clause contained in a deed of trust, the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors. California statutory provisions regarding assignments of rents and leases require that a lender whose loan is secured by such an assignment must exercise a remedy with respect to rents as authorized by statute in order to establish its right to receive the rents after an event of default. Among the remedies authorized by statute is the lender's right to have a receiver appointed under certain circumstances.

TEXAS

     Under Texas law, a deed of trust customarily is foreclosed by non-judicial process; judicial process is generally not used. A mortgagee does not preclude its ability to sue on a recourse note by instituting foreclosure proceedings. Unless a longer period or other curative rights are provided by the loan documents, at least 21 days' notice prior to foreclosure is required and foreclosure sales must be held on the first Tuesday of a calendar month. Absent contrary provisions in the loan documents, deficiency judgments are obtainable under Texas law. To determine the amount of any deficiency judgment, a borrower is given credit for the greater of the actual sale price (excluding trustee's and other allowable costs) or the fair market value of the property. Under a relation-back theory, the entire amount of any mechanic's or materialmen's lien takes priority over the lien of a deed of trust if the lien claimant began work or delivered its first materials prior to recordation of the deed of trust, provided that the loan affidavit is timely and properly perfected.

NEW YORK

     Mortgage loans in New York are generally secured by mortgages on the related real estate. Foreclosure of a mortgage is usually accomplished in judicial proceedings. After an action for foreclosure is commenced, and if the lender secures a ruling that is entitled to foreclosure ordinarily by motion for summary judgment, the court then appoints a referee to compute the amount owed together with certain costs, expenses and legal fees of the action. The lender then moves to confirm the referee's report and enter a final judgment of foreclosure and sale. Public notice of the foreclosure sale, including the amount of the judgment, is given for a statutory period of time, after which the mortgaged real estate is sold by a referee at public auction. There is no right of redemption after the foreclosure sale. In certain circumstances, deficiency judgments may be obtained. Under mortgages containing a statutorily sanctioned covenant, the lender has a right to have a receiver appointed without notice and without regard to the adequacy of the mortgaged real estate as security for the amount owed.

                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     Upon the initial issuance of the offered certificates, Sidley Austin Brown & Wood, our counsel, will deliver its opinion generally to the effect that, assuming compliance with the pooling and servicing agreement, and subject to any other assumptions set forth in the opinion, REMIC I, REMIC II and REMIC III, respectively, will each qualify as a REMIC under the Internal Revenue Code of 1986 and the arrangement under which the right to Post-ARD Additional Interest is held will be classified as a grantor trust for federal income tax purposes.

     The assets of REMIC I will generally include--

     o   the mortgage loans,

     o any REO Properties acquired on behalf of the series 2001-CKN5 certificateholders,

     o   the master servicers' collection accounts,

     o   the special servicers' REO accounts, and

     o   the trustee's distribution account and interest reserve account,

but will exclude any collections of Post-ARD Additional Interest on the ARD
Loans.

     For federal income tax purposes,

     o the separate non-certificated regular interests in REMIC I will be the regular interests in REMIC I and will be the assets of REMIC II,

     o the separate non-certificated regular interests in REMIC II will be the regular interests in REMIC II and will be the assets of REMIC III,

     o the class A-X, A-CP, A-Y, A-1, A-2, A-3, B, C, D, E, F, G, H, J, K, L, M, N and O certificates will evidence the regular interests in, and will generally be treated as debt obligations of, REMIC III,

     o the class R certificates will evidence interests in a grantor trust, the assets of which consist of the sole class of residual interests in each of REMIC I, REMIC II and REMIC III, and

     o the class V certificates will evidence interests in a grantor trust and will generally be treated as representing beneficial ownership of Post-ARD Additional Interest, if any, accrued and received with respect to the ARD Loans.

DISCOUNT AND PREMIUM; PREPAYMENT CONSIDERATION

     For federal income tax reporting purposes, it is anticipated that the class certificates will, and the class certificates will not, be issued with any more than a de minimis amount of original issue discount.

     When determining the rate of accrual of market discount and premium, if any, for federal income tax purposes, the prepayment assumption will be that, subsequent to the date of any determination--

     o the ARD Loans in the trust fund will be paid in full on their respective anticipated repayment dates,

     o no mortgage loan in the trust fund will otherwise be prepaid prior to maturity, and

     o there will be no extension of maturity for any mortgage loan in the trust fund.

     However, no representation is made as to the actual rate at which the mortgage loans in the trust fund will prepay, if at all. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates" in the accompanying prospectus.

     Some classes of the offered certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of these classes of offered certificates will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder's purchase price and the payments remaining to be made on the certificate at the time of its acquisition by the certificateholder. If you acquire an interest in any class of offered certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Premium" in the accompanying prospectus.

CHARACTERIZATION OF INVESTMENTS IN OFFERED CERTIFICATES

     Except to the extent noted below, the offered certificates will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code in the same proportion that the assets of the trust fund would be so treated. In addition, interest, including original issue discount, if any, on the offered certificates will be interest described in Section 856(c)(3)(B) of the Internal Revenue Code to the extent that those certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code.

     Most of the mortgage loans to be included in the trust fund are not secured by real estate used for residential or other purposes prescribed in Section 7701(a)(19)(C) of the Internal Revenue Code. Consequently, the offered certificates will be treated as assets qualifying under that section to only a limited extent. Accordingly, investment in the offered certificates may not be suitable for a thrift institution seeking to be treated as a "domestic building and loan association" under Section 7701(a)(19)(C) of the Internal Revenue Code. The offered certificates will be treated as--

     o "qualified mortgages" for another REMIC under Section 860G(a)(3)(C) of the Internal Revenue Code, and

     o "permitted assets" for a "financial asset securitization investment trust" under Section 860L(c) of the Internal Revenue Code.

     In addition, most of the mortgage loans that we intend to include in the trust fund contain defeasance provisions under which the lender may release its lien on the collateral securing the mortgage loan in return for the borrower's pledge of substitute collateral in the form of government securities. Generally, under the Treasury regulations, if a REMIC releases its lien on real property that secures a qualified mortgage, the subject mortgage loan ceases to be a qualified mortgage on the date the lien is released unless certain conditions are satisfied. In order for the defeased mortgage loan to remain a qualified mortgage, the Treasury regulations require that--

     1. the borrower pledges substitute collateral that consist solely of certain government securities,

     2.  the mortgage loan documents allow that substitution,

     3. the lien is released to facilitate the disposition of the property or any other customary commercial transaction, and not as part of an arrangement to collateralize a REMIC offering with obligations that are not real estate mortgages, and

     4.  the release is not within two years of the startup day of the REMIC.

Following the defeasance of a mortgage loan, regardless of whether the foregoing conditions were satisfied, that mortgage loan would not be treated as a "loan secured by an interest in real property" or a "real estate asset" and interest on that loan would not constitute "interest on obligations secured by real property" for purposes of Sections 7701(a)(19)(C), 856(c)(5)(B) and 856(e)(3)(B) of the Internal Revenue Code, respectively.

STATIC PREPAYMENT PREMIUMS; YIELD MAINTENANCE CHARGES

     It is not entirely clear under the Internal Revenue Code when the amount of a Static Prepayment Premium or Yield Maintenance Charge should be taxed to the holder of offered certificates entitled to that amount. For federal income tax reporting purposes, the trustee will report Static Prepayment Premiums and Yield Maintenance Charges as income to the holders of offered certificates entitled to those amounts only after the applicable master servicer's actual receipt thereof. The IRS may nevertheless seek to require that an assumed amount of Static Prepayment Premiums and Yield Maintenance Charges be included in payments projected to be made on those offered certificates and that taxable income be reported based on the projected constant yield to maturity of those offered certificates, taking into account such projected Static Prepayment Premiums and Yield Maintenance Charges. If so, the projected Static Prepayment Premiums and Yield Maintenance Charges would be included in income prior to their actual receipt by holders of the applicable offered certificates. If any projected Static Prepayment Premium or Yield Maintenance Charge were not actually received, presumably the holder of an offered certificate would be allowed to claim a deduction or reduction in gross income at the time the unpaid Static Prepayment Premium or Yield Maintenance Charge, as the case may be, had been projected to be received. It appears that Static Prepayment Premiums and Yield Maintenance Charges are to be treated as ordinary income rather than capital gain. However, the correct characterization of the income is not entirely clear. We recommend you consult your own tax advisors concerning the treatment of Static Prepayment Premiums and Yield Maintenance Charges.

     See "Description of the Underlying Mortgage Loans" in this prospectus supplement and "Federal Income Tax Consequences--REMICs--Characterization of Investments in REMIC Certificates" in the accompanying prospectus.

                              ERISA CONSIDERATIONS

     If you are--

     o   a fiduciary of a Plan, or

     o   any other person investing "plan assets" of any Plan,

you should carefully review with your legal advisors whether the purchase or holding of an offered certificate would be a "prohibited transaction" or would otherwise be impermissible under ERISA or Section 4975 of the Internal Revenue Code. See "ERISA Considerations" in the accompanying prospectus.

     If a Plan acquires an offered certificate, the assets in the trust fund will be deemed for purposes of ERISA to be assets of the investing Plan, unless certain exceptions apply. See "ERISA Considerations--Plan Asset Rules" in the accompanying prospectus. However, we cannot predict in advance, nor can there be any continuing assurance, whether those exceptions may be applicable because of the factual nature of the rules set forth in the Plan Asset Regulations. For example, one of the exceptions in the Plan Asset Regulations states that the underlying assets of an entity will not be considered "plan assets" if less than 25% of the value of each class of equity interests is held by "benefit plan investors", which include Plans, as well as employee benefit plans not subject to ERISA, such as governmental plans. This exception is tested, however, immediately after each acquisition of a series 2001-CKN5 certificate, whether upon initial issuance or in the secondary market. Because there are no relevant restrictions on the purchase and transfer of the series 2001-CKN5 certificates by Plans, it cannot be assured that benefit plan investors will own less than 25% of each class of the series 2001-CKN5 certificates.

     If one of the exceptions in the Plan Asset Regulations applies, the prohibited transaction provisions of ERISA and the Internal Revenue Code will not apply to transactions involving assets in the trust fund. If the trust fund is a Party in Interest with respect to the Plan, however, the acquisition or holding of offered certificates by that Plan could result in a prohibited transaction, unless the Underwriter Exemption, as discussed below, or some other exemption is available.

THE UNDERWRITER EXEMPTION

     The U.S. Department of Labor has issued an individual prohibited transaction exemption to Credit Suisse First Boston Corporation identified as PTE 89-90, as amended by PTE 2000-58. Subject to the satisfaction of conditions set forth in it, the Underwriter Exemption generally exempts from the application of the prohibited transaction provisions of ERISA and the Internal Revenue Code, specified transactions relating to, among other things--

     o the servicing and operation of pools of real estate loans, such as the mortgage pool, and

     o the purchase, sale and holding of mortgage pass-through certificates, such as the offered certificates, that are underwritten by an Exemption-Favored Party.

     The Underwriter Exemption sets forth five general conditions that must be satisfied for a transaction involving the purchase, sale and holding of an offered certificate to be eligible for exemptive relief under that exemption. The conditions are as follows:

     o first, the acquisition of that certificate by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

     o second, at the time of its acquisition by the Plan, that certificate must be rated in one of the four highest generic rating categories by S&P, Moody's or Fitch;

     o third, the trustee cannot be an affiliate of any other member of the Restricted Group;

     o   fourth, the following must be true--

         1. the sum of all payments made to and retained by Exemption-Favored Parties must represent not more than reasonable compensation for underwriting the relevant class of certificates,

         2. the sum of all payments made to and retained by us in connection with the assignment of the underlying mortgage loans to the trust fund must represent not more than the fair market value of the obligations, and

         3. the sum of all payments made to and retained by the master servicers, the special servicers and any sub-servicers must represent not more than reasonable compensation for that person's services under the pooling and servicing agreement and reimbursement of that person's reasonable expenses in connection therewith; and

     o fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended.

     It is a condition of their issuance that the offered certificates be rated not lower than investment grade by each of S&P and Moody's. In addition, the trustee is not an affiliate of any other member of the Restricted Group. Accordingly, as of the date of initial issuance of the offered certificates, the second and third general conditions set forth above will be satisfied with respect to the offered certificates. A fiduciary of a Plan contemplating the purchase of an offered certificate in the secondary market must make its own determination that, at the time of the purchase, the certificate continues to satisfy the second and third general conditions set forth above. A fiduciary of a Plan contemplating a purchase of an offered certificate, whether in the initial issuance of that certificate or in the secondary market, must make its own determination that the first and fourth general conditions set forth above will be satisfied with respect to that certificate as of the date of the purchase. A Plan's authorizing fiduciary will be deemed to make a representation regarding satisfaction of the fifth general condition set forth above in connection with the purchase of an offered certificate.

     The Underwriter Exemption also requires that the trust fund meet the following requirements:

     o the assets of the trust fund must consist solely of assets of the type that have been included in other investment pools;

     o certificates evidencing interests in those other investment pools must have been rated in one of the four highest generic categories of S&P, Moody's or Fitch for at least one year prior to the Plan's acquisition of an offered certificate; and

     o certificates evidencing interests in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of an offered certificate.

     We believe that these requirements have been satisfied as of the date of this prospectus supplement.

     If the general conditions of the Underwriter Exemption are satisfied, they may each provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, as well as the excise taxes imposed by Sections 4975(a) and
(b) of the Internal Revenue Code by reason of Sections 4975(c)(1)(A) through (D) of that Code, in connection with--

     o the direct or indirect sale, exchange or transfer of offered certificates acquired by a Plan upon initial issuance from us or an Exemption-Favored Party when we are, or a mortgage loan seller, the trustee, a master servicer, a special servicer or any sub-servicer, provider of credit support, Exemption-Favored Party or borrower is, a Party in Interest with respect to the investing Plan,

     o the direct or indirect acquisition or disposition in the secondary market of offered certificates by a Plan, and

     o   the continued holding of offered certificates by a Plan.

     However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA if the acquisition or holding of an offered certificate is--

     o on behalf of a Plan sponsored by any member of the Restricted Group, and

     o by any person who has discretionary authority or renders investment advice with respect to the assets of that Plan.

     Moreover, if the general conditions of the Underwriter Exemption, as well as other conditions set forth in that exemption, are satisfied, the Underwriter Exemption may also provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Internal Revenue Code in connection with--

     o the direct or indirect sale, exchange or transfer of offered certificates in the initial issuance of those certificates between us or an Exemption-Favored Party, on the one hand, and a Plan, on the other hand, when the person who has discretionary authority or renders investment advice with respect to the investment of the assets of the Plan in those certificates is--

         1. a borrower with respect to 5.0% or less of the fair market value of the underlying mortgage loans, or

         2.  an affiliate of that borrower,

     o the direct or indirect acquisition or disposition in the secondary market of offered certificates by a Plan, and

     o   the continued holding of offered certificates by a Plan.

     Further, if the general conditions of the Underwriter Exemption, as well as other conditions set forth in that exemption, are satisfied, the Underwriter Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Internal Revenue Code by reason of Section 4975(c) of the Internal Revenue Code, for transactions in connection with the servicing, management and operation of the assets of the trust fund.

     Lastly, if the general conditions of the Underwriter Exemption are satisfied, it may also provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Section 4975(a) and (b) of the Internal Revenue Code by reason of Sections 4975(c)(1)(A) through
(D) of the Internal Revenue Code, if the restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing plan by virtue of--

     o   providing services to the Plan, or

     o   having a specified relationship to this person,

solely as a result of the Plan's ownership of offered certificates.

     Before purchasing an offered certificate, a fiduciary of a Plan should itself confirm that the general and other conditions set forth in the Underwriter Exemption, and the other requirements set forth in that exemption, would be satisfied at the time of the purchase.

EXEMPT PLAN

     A governmental plan as defined in Section 3(32) of ERISA is not subject to ERISA or Section 4975 of the Internal Revenue Code. However, a governmental plan may be subject to a federal, state or local law that is, to a material extent, similar to the foregoing provisions of ERISA or the Internal Revenue Code. A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under any similar law.

FURTHER WARNINGS

     Any fiduciary of a Plan considering whether to purchase an offered certificate on behalf of that Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Internal Revenue Code to the investment.

     The sale of offered certificates to a Plan is in no way a representation or warranty by us or any of the underwriters that--

     o the investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or

     o the investment is appropriate for Plans generally or for any particular Plan.

                                LEGAL INVESTMENT

     The offered certificates will not be mortgage related securities for purposes of SMMEA. As a result, appropriate characterization of the offered certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase offered certificates, is subject to significant interpretive uncertainties.

     Neither we nor any of the underwriters makes any representation as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions. All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates--

     o   are legal investments for them, or

     o   are subject to investment, capital or other restrictions.

     In addition, investors should consider the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including--

     o   prudent investor provisions,

     o   percentage-of-assets limits, and

     o provisions which may restrict or prohibit investment in securities which are not interest bearing or income paying.

     There may be other restrictions on the ability of investors, including depository institutions, either to purchase offered certificates or to purchase offered certificates representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the offered certificates are legal investments for the investors.

     See "Legal Investment" in the accompanying prospectus.

                                 USE OF PROCEEDS

     We will use the net proceeds from the sale of the offered certificates to pay part of the purchase price of the mortgage loans that we intend to include in the trust fund.

                                  UNDERWRITING

     Under the terms and subject to the conditions set forth in an underwriting
agreement dated         , 2001, we have agreed to sell to the underwriters named
below the following respective principal amounts of the offered certificates:


                                         PRINCIPAL      PRINCIPAL     PRINCIPAL      PRINCIPAL     PRINCIPAL      PRINCIPAL
                                         AMOUNT OF      AMOUNT OF     AMOUNT OF      AMOUNT OF     AMOUNT OF      AMOUNT OF
                                         CLASS A-1      CLASS A-2     CLASS A-3       CLASS B       CLASS C        CLASS D
             UNDERWRITER                CERTIFICATES  CERTIFICATES   CERTIFICATES  CERTIFICATES   CERTIFICATES  CERTIFICATES
             -----------                ------------  ------------   ------------  ------------   ------------  ------------
Credit Suisse First Boston Corporation
Lehman Brothers Inc.
McDonald Investments Inc.

     The underwriting agreement provides that the underwriters are obligated to purchase all of the offered certificates if any are purchased. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of the non-defaulting underwriters may be increased or the offering of the offered certificates may be terminated.

     Our proceeds from the sale of the offered certificates will be
approximately     % of the total initial principal balance of the offered
certificates, plus accrued interest from November 1, 2001, before deducting expenses payable by us. We estimate that our out-of-pocket expenses for this
offering will be approximately $           .

     The underwriters will offer the offered certificates for sale from time to time in one or more transactions, which may include block transactions, in negotiated transactions or otherwise, or a combination of those methods of sale, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The underwriters may do so by selling the offered certificates to or through broker/dealers, who may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters and/or the purchasers of the offered certificates for whom they may act as agents. In connection with the sale of the offered certificates, the underwriters may be deemed to have received compensation from us in the form of underwriting discounts, and the underwriters may also receive commissions from the purchasers of the offered certificates for whom they may act as agent. The underwriters and any broker/dealers that participate with the underwriters in the distribution of the offered certificates may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of the offered certificates by them may be deemed to be underwriting discounts or commissions.

     The offered certificates are a new issue of securities with no established trading market. The underwriters have advised us that they currently intend to make a market in the offered certificates. Nevertheless, the underwriters do not have any obligation to make a market, any market making may be discontinued at any time and there can be no assurance that an active public market for the offered certificates will develop.

     We have agreed to indemnify the underwriters against liabilities under the Securities Act of 1933, as amended, or contribute to payments that the underwriters may be required to make in respect thereof. The mortgage loan sellers have agreed to indemnify us and the underwriters with respect to liabilities under the Securities Act of 1933, as amended, or contribute to payments that we or the underwriters may be required to make in respect thereof, relating to the mortgage loans.

     The trust fund described in this confidential offering circular may only be promoted (whether by the issuing or passing on of documents as referred to in the foregoing restriction or otherwise) by an authorized person under Chapter III of the Financial Services Act 1986 of the United Kingdom to a person in the United Kingdom if that person is of a kind described in Section 76(2) of the Financial Services Act 1986 or as permitted by the Financial Services (Promotion of Unregulated Schemes) Regulations 1991.

     We expect that delivery of the offered certificates will be made against payment therefor on or about the closing date specified on the cover page of this prospectus supplement, which will be the business day following the date of pricing of the offered certificates (this settlement cycle being referred to as "T+ "). Under Rule 15c6-1 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three business days, unless the parties to that trade expressly agree otherwise. Accordingly, purchasers who wish to trade the offered certificates on the date of pricing or the next succeeding business days will be required, by virtue of the fact that the offered certificates initially will settle in T+ , to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisor.

                                  LEGAL MATTERS

     Certain legal matters will be passed upon for us and the underwriters by Sidley Austin Brown & Wood, New York, New York.

                                     RATING

     It is a condition to their issuance that the respective classes of offered certificates be rated as follows:

             CLASS                S&P             MOODY'S
             -----                ---             -------
              A-1                 AAA               Aaa
              A-2                 AAA               Aaa
              A-3                 AAA               Aaa
               B                  AA                Aa2
               C                   A                 A2
               D                  A-                 A3

     The ratings on the offered certificates address the likelihood of--

     o the timely receipt by their holders of all distributions of interest to which they are entitled on each distribution date, and

     o the ultimate receipt by their holders of all distributions of principal to which they are entitled on or before the rated final distribution date.

     The ratings on the offered certificates take into consideration--

     o   the credit quality of the mortgage pool,

     o structural and legal aspects associated with the offered certificates, and

     o the extent to which the payment stream from the mortgage pool is adequate to make distributions of interest and/or principal required under the offered certificates.

     The ratings on the respective classes of offered certificates do not represent any assessment of--

     o   the tax attributes of the offered certificates or of the trust fund,

     o whether or to what extent prepayments of principal may be received on the underlying mortgage loans,

     o the likelihood or frequency of prepayments of principal on the underlying mortgage loans,

     o the degree to which the amount or frequency of prepayments of principal on the underlying mortgage loans might differ from those originally anticipated,

     o whether or to what extent the interest payable on any class of offered certificates may be reduced in connection with Net Aggregate Prepayment Interest Shortfalls, and

     o whether and to what extent Default Interest or Post-ARD Additional Interest will be received.

     Also, a security rating does not represent any assessment of the yield to maturity that investors may experience in the event of rapid prepayments and/or other liquidations of the underlying mortgage loans. In general, the ratings on the offered certificates address credit risk and not prepayment risk.

     There can be no assurance as to whether any rating agency not requested to rate the offered certificates will nonetheless issue a rating to any class of offered certificates and, if so, what the rating would be. A rating assigned to any class of offered certificates by a rating agency that has not been requested by us to do so may be lower than the rating assigned thereto by S&P and/or Moody's.

     The ratings on the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. See "Rating" in the accompanying prospectus.

                                    GLOSSARY

     The following capitalized terms will have the respective meanings assigned to them in this "Glossary" section whenever they are used in this prospectus supplement, including in any of the exhibits to this prospectus supplement or on the accompanying diskette.

     "0%/y" means, with respect to any of the underlying mortgage loans, a duration of y payments for the open period during which the loan is freely payable.

     "x%/y" means, with respect to any of the underlying mortgage loans, a duration of y payments for the prepayment premium period during which the loan may be prepaid with a Static Prepayment Premium of x% of the amount prepaid.

     "30/360 Basis" means the accrual of interest based on a 360-day year consisting of twelve 30-day months.

     "3111 - 3151 Coronado Avenue Loan" means the underlying mortgage loan secured by the 3111 - 3151 Coronado Avenue Property.

     "3111 - 3151 Coronado Avenue Property" means the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as 3111 - 3151 Coronado Avenue.

     "Actual/360 Basis" means the accrual of interest based on the actual number of days elapsed during each one-month accrual period in a year assumed to consist of 360 days.

     "Additional Collateral Loan" means any mortgage loan in the trust fund having the characteristics described in the first paragraph under "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Mortgage Loans Which May Require Principal Paydowns" in this prospectus supplement.

     "Additional Trust Fund Expense" means an expense of the trust fund that--

     o arises out of a default on a mortgage loan or an otherwise unanticipated event,

     o   is not included in the calculation of a Realized Loss,

     o is not covered by a servicing advance or a corresponding collection from the related borrower, and

     o to the extent that it is allocable to a particular mortgage loan, is not covered by late payment charges or Default Interest collected on that mortgage loan.

     We provide some examples of Additional Trust Fund Expenses under "Description of the Offered Certificates--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement.

     "Alexandria Roselle Street Portfolio Loan" means the underlying mortgage loan secured by the Alexandria Roselle Street Portfolio Properties.

     "Alexandria Roselle Street Portfolio Properties" means the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as Alexandria Roselle Street Portfolio.

     "Allocated Principal Balance" means, for each mortgaged real property relating to a multi-property loan in the trust fund, the portion of the principal amount of that loan actually allocated to that mortgaged real property in the related mortgage loan documents, or allocated solely for the purpose of presenting statistical information in this prospectus supplement. The Allocated Principal Balance for each mortgaged real property securing a multi-property loan in the trust fund was determined in the mortgage or based on the ratio of the appraised value of such mortgaged real property to the aggregate appraised value of all the mortgaged real properties securing that loan.

     "Appraisal Reduction Amount" means, for any mortgage loan in the trust fund as to which an Appraisal Trigger Event has occurred, an amount that:

     o   will be determined shortly following the later of--

         1. the date on which the relevant appraisal or other valuation is obtained or performed, as described under "The Pooling and Servicing Agreement--Required Appraisals" in this prospectus supplement; and

         2.  the date on which the relevant Appraisal Trigger Event occurred;
             and

     o   will generally equal the excess, if any, of "x" over "y" where--

         1.  "x" is equal to the sum of:

             (a)  the Stated Principal Balance of the mortgage loan;

             (b) to the extent not previously advanced by or on behalf of the applicable master servicer or the trustee, all unpaid interest, other than any Default Interest and Post-ARD Additional Interest, accrued on the mortgage loan through the most recent due date prior to the date of determination;

             (c) all accrued but unpaid special servicing fees with respect to the mortgage loan;

             (d) all related unreimbursed advances made by or on behalf of the applicable master servicer, the applicable special servicer or the trustee with respect to the mortgage loan, together with all interest on those advances payable to the party or parties that made the advances;

             (e) all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents with respect to the related mortgaged real property or any related REO Property; and

         2.  "y" is equal to the sum of:

             (a) the excess, if any, of 90% of the resulting appraised or estimated value of the related mortgaged real property or REO Property, over the amount of any obligations secured by liens on the property that are prior to the lien of the mortgage loan; and

             (b) various escrow payments, other reserves and letters of credit held by the applicable master servicer or the applicable special servicer with respect to the mortgage loan, the related mortgaged real property or any related REO Property, other than any such items that were taken into account in determining the appraised or estimated value referred to in the prior bullet.

     If, however--

     o the appraisal or other valuation referred to in the first bullet of this definition is not obtained or performed by the earlier of the 60th day after the Appraisal Trigger Event referred to in the first bullet of this definition and the date on which the subject mortgage loan first becomes 120 days delinquent as to any monthly debt service payment, and

     o   either--

         1. no comparable appraisal or other valuation had been obtained or performed during the 12-month period prior to that Appraisal Trigger Event, or

         2. there has been a material change in the circumstances surrounding the related mortgaged real property subsequent to the earlier appraisal or other valuation that, in the applicable special servicer's judgment, materially affects the property's value, then until the required appraisal or other valuation is obtained or performed, the Appraisal Reduction Amount for the subject mortgage loan will equal 25% of the Stated Principal Balance that mortgage loan. After receipt of the required appraisal or other valuation, the applicable special servicer will determine the Appraisal Reduction Amount, if any, for the subject mortgage loan as described in the first sentence of this definition.

     In addition, if and when an Appraisal Trigger Event occurs with respect to any cross-collateralized mortgage loan in the trust fund, an Appraisal Reduction Amount shall be calculated for the entire cross-collateralized group of loans to which that particular cross-collateralized mortgage loan belongs as if such cross-collateralized group of loans was a single mortgage loan secured by multiple properties, and any resulting Appraisal Reduction Amount for such cross-collateralized group of loans will be allocated among the respective cross-collateralized mortgage loans forming that group on a pro rata basis, in accordance with the respective Stated Principal Balances of those mortgage loans.

     "Appraisal Trigger Event" means, with respect to any mortgage loan in the trust fund, any of the following events--

     o the occurrence of a Servicing Transfer Event and the modification of the mortgage loan by the applicable special servicer in a manner that--

         1. materially affects the amount or timing of any payment of principal or interest due thereon, other than, or in addition to, bringing monthly debt service payments current with respect to the mortgage loan,

         2. except as expressly contemplated by the related loan documents, results in a release of the lien of the related mortgage instrument on any material portion of the related mortgaged real property without a corresponding principal prepayment in an amount, or the delivery of substitute real property collateral with a fair market value (as is), that is not less than the fair market value (as is) of the property to be released, or

         3. in the judgment of the applicable special servicer, otherwise materially impairs the security for the mortgage loan or materially reduces the likelihood of timely payment of amounts due thereon;

     o the related borrower fails to make any monthly debt service payment with respect to the mortgage loan and the failure continues--

         o except in the case of a delinquent balloon payment, for 60 days -- or, in the case of a residential cooperative mortgage loan, 90 days -- beyond the date on which the subject payment was due, and

         o solely in the case of a delinquent balloon payment, for 90 days beyond the date on which that balloon payment was due or, if the borrower has delivered a refinancing commitment reasonably acceptable to the applicable special servicer, for such longer period, not to exceed 150 days, beyond the date on which that balloon payment was due, during which the refinancing would occur;

     o the passage of 60 days after the applicable special servicer receives notice that a receiver or similar official is appointed with respect to the related mortgaged property, provided that such receiver or similar official continues in that capacity after such 60 days;

     o the passage of 60 days after the applicable special servicer receives notice that the related borrower becomes the subject of bankruptcy, insolvency or similar proceedings which remain undischarged and undismissed; and

     o the mortgaged real property securing the mortgage loan becomes an REO Property.

     "ARD Loan" means any mortgage loan in the trust fund having the characteristics described in the first paragraph under "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--ARD Loans" in this prospectus supplement.

     "ASTM" means the American Society for Testing and Materials.

     "Available P&I Funds" means, with respect to any distribution date, the Total Available Funds for that distribution date, exclusive of any portion of those funds that represents--

     o   Static Prepayment Premiums,

     o   Yield Maintenance Charges, or

     o   Post-ARD Additional Interest.

     The trustee will apply the Available P&I Funds as described under "Description of the Offered Certificates--Distributions" in this prospectus supplement to pay principal and accrued interest on the series 2001-CKN5 certificates on that date.

     "Bayshore Mall Loan" means the underlying mortgage loan secured by the Bayshore Mall Property.

     "Bayshore Mall Property" means the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Bayshore Mall.

     "Casto I Portfolio Loan" means the cross-collateralized mortgage loans secured by the Casto I Portfolio Properties.

     "Casto I Portfolio Properties" means the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as Tri-County Marketplace and Governor's Plaza.

     "Casto II Portfolio Loan" means the cross-collateralized mortgage loans secured by the Casto II Portfolio Properties.

     "Casto II Portfolio Properties" means the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as Coldwater Crossing, King's Mall I & II and Eastgate Marketplace.

     "CERCLA" means the federal Comprehensive Environmental Response, Compensation & Liability Act of 1980, as amended.

     "Clearstream, Luxembourg" means Clearstream Banking, societe anonyme.

     "Column" means Column Financial, Inc.

     "Co-op Basis Loan-to-Value Ratio" means, with respect to any residential cooperative mortgage loan in the trust fund, the same as "Cut-off Date Loan-to-Value Ratio".

     "Cost Approach" means the determination of the value of a mortgaged real property arrived at by adding the estimated value of the land to an estimate of the current replacement cost of the improvements, and then subtracting depreciation from all sources.

     "CPR" means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then-outstanding principal balance of a pool of mortgage loans for the life of those loans. The CPR model is the prepayment model that we use in this prospectus supplement.

     "CSFBMC" means Credit Suisse First Boston Mortgage Capital LLC.

     "Cut-off Date Loan-to-Value Ratio" or "Cut-off Date LTV Ratio" means:

     o with respect to any underlying mortgage loan, other than a mortgage loan secured, including through cross-collateralization with other mortgage loans, by multiple real properties, the ratio of--

         1.  the cut-off-date principal balance of the mortgage loan, to

         2. the Most Recent Appraised Value of the related mortgaged real property; and

     o with respect to any underlying mortgage loan that is secured, including through cross-collateralization, by multiple real properties, the ratio of--

         1. the total cut-off date principal balance of the mortgage loan, and all other mortgage loans with which it is cross-collateralized, to

         2. the total Most Recent Appraised Value for all of the related mortgaged real properties.

     "Dark Tenant" means a tenant that has ceased to occupy its space at a mortgaged real property, but that is obligated to continue, and is, paying rent on that space.

     "Default Interest" means any interest that--

     o accrues on a defaulted mortgage loan solely by reason of the subject default, and

     o is in excess of all interest at the regular mortgage interest rate for the mortgage loan, including any Post-ARD Additional Interest accrued on the mortgage loan.

     "DTC" means The Depository Trust Company.

     "Eaton Vance / Alliance GT-3 Portfolio Loan" or "Eaton Vance / Alliance GT-3 Loan" means the underlying mortgage loan secured by the Eaton Vance / Alliance GT-3 Portfolio Properties.

     "Eaton Vance / Alliance GT-3 Portfolio Properties" means the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as Peachtree Place Apartments, Northcrest Apartments, Wolf Creek Apartments and Oasis Heights Apartments.

     "Eaton Vance / Alliance GT-4 Portfolio Loan" or Eaton Vance / Alliance GT-4 Loan means the underlying mortgage loan secured by the Eaton Vance / Alliance GT-4 Portfolio Properties.

     "Eaton Vance / Alliance GT-4 Portfolio Properties" means the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as Sonterra Apartments, Cambridge Place Apartments, Glen Arbor Apartments, Broadmoor Apartments, Windsor Harbor Apartments, Covington Crossing Apartments, St. Andrews Apartments, Rutland Ridge Apartments, Ravenwood Apartments and Brookhaven Townhomes.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA Plan" means any employee benefit plan that is subject to the fiduciary responsibility provisions of ERISA.

     "Estimated Annual Operating Expenses" means, for each of the mortgaged real properties (other than the residential cooperative properties) securing a mortgage loan in the trust fund, the historical annual operating expenses for the property, adjusted upward or downward, as appropriate, to reflect any expense modifications made as discussed below.

     For purposes of calculating the Estimated Annual Operating Expenses for any mortgaged real property securing a mortgage loan in the trust fund:

     o the "historical annual operating expenses" for that property normally consist of historical expenses that were generally obtained/estimated--

         1. from operating statements relating to a complete fiscal year of the borrower ended in 1998, 1999 or 2000 or a trailing 12-month period ended in 1999, 2000 or 2001,

         2. by annualizing the amount of expenses for partial 1999, 2000 or 2001 periods for which operating statements were available, with adjustments for some items deemed inappropriate for annualization,

         3. by calculating a stabilized estimate of operating expenses which takes into consideration historical financial statements and material changes in the operating position of the property, such as newly signed leases and market data, or

         4. if the property was recently constructed, by calculating an estimate of operating expenses based upon the appraisal of the property or market data; and

     o the "expense modifications" made to the historical annual operating expenses for that property include--

         1. assuming, in most cases, that a management fee, equal to approximately 3% to 5% of total revenues, was payable to the property manager,

         2. adjusting historical expense items upwards or downwards to reflect inflation and/or industry norms for the particular type of property,

         3.  the underwritten recurring replacement reserve amounts,

         4. adjusting historical expenses downwards by eliminating various items which are considered non-recurring in nature or which are considered capital improvements, including recurring capital improvements,

         5. in the case of hospitality properties, adjusting historical expenses to reflect reserves for furniture, fixtures and equipment of between 4% and 5% of total revenues,

         6. in the case of hospitality properties and some multifamily rental properties, retail properties and industrial properties, adjusting historical expenses upward or downward to result in an expense-to-room or expense-to-total revenues ratio that approximates historical or industry norms, and

         7. in the case of mortgaged real properties used primarily for office, retail and industrial purposes, adjusting historical expenses to account for stabilized tenant improvements and leasing commissions at costs consistent with historical trends or prevailing market conditions.

     The amount of any underwritten recurring replacement reserve amounts and/or underwritten leasing commissions and tenant improvements for each of the mortgaged real properties securing a mortgage loan in the trust fund is shown in the table titled "Engineering Reserves and Recurring Replacement Reserves" on Exhibit A-1 to this prospectus supplement. The underwritten recurring replacement reserve amounts shown on Exhibit A-1 to this prospectus supplement are expressed as dollars per unit in the case of multifamily rental properties and manufactured housing communities, a percentage of total departmental revenues in the case of hospitality properties and dollars per leasable square foot in the case of other commercial properties.

     By way of example, Estimated Annual Operating Expenses generally include--

     o   salaries and wages,

     o   the costs or fees of--

         1.  utilities,

         2.  repairs and maintenance,

         3.  replacement reserves,

         4.  marketing,

         5.  insurance,

         6.  management,

         7.  landscaping,

         8.  security, if provided at the property, and

     o the amount of taxes, general and administrative expenses, ground lease payments and other costs.

     Estimated Annual Operating Expenses do not reflect, however, any deductions for debt service, depreciation and amortization or capital expenditures or reserves for any of those items, except as described above. In the case of those mortgaged real properties used in whole or in part for retail, office and industrial purposes, Estimated Annual Operating Expenses include both expenses that may be recovered from tenants and those that are not. In the case of some mortgaged real properties used in whole or in part for retail, office and industrial purposes, Estimated Annual Operating Expenses may have included leasing commissions and tenant improvement costs. However, for some tenants with longer than average lease terms or which were considered not to require these improvements, adjustments were not made to reflect tenant improvements and leasing commissions. In the case of hospitality properties Estimated Annual Operating Expenses include departmental expenses, reserves for furniture, fixtures and equipment, management fees and, where applicable, franchise fees.

     "Estimated Annual Revenues" means, for each of the mortgaged real properties (other than the residential cooperative properties) securing a mortgage loan in the trust fund, the base estimated annual revenues for the property, adjusted upward or downward, as appropriate, to reflect any revenue modifications made as discussed below.

     For purposes of calculating the Estimated Annual Revenues for any mortgaged real property securing a mortgage loan in the trust fund:

     o the "base estimated annual revenues" for that property were generally assumed to equal--

         1. in the case of a multifamily rental property or a manufactured housing community, the annualized amounts of gross potential rents,

         2. in the case of a hospitality property, the estimated average room sales, and

         3. in the case of any other commercial property, the monthly contractual base rents as reflected in the rent roll or leases, plus tenant reimbursements; and

     o the "revenue modifications" made to the base estimated annual revenues for that property include--

         1. adjusting the revenues downwards by applying a combined vacancy and rent loss, including concessions, adjustment that reflected then current occupancy or, in some cases, an occupancy that was itself adjusted for historical trends or market rates of occupancy with consideration to competitive properties,

         2. adjusting the revenues upwards to reflect, in the case of some tenants, increases in base rents scheduled to occur during the following 12 months,

         3. adjusting the revenues upwards for percentage rents based on contractual requirements, sales history and historical trends and, additionally, for other estimated income consisting of, among other items, late fees, laundry income, application fees, cable television fees, storage charges, electrical pass throughs, pet charges, janitorial services, furniture rental and parking fees,

         4. adjusting the revenues downwards in some instances where rental rates were determined to be significantly above market rates and the subject space was then currently leased to tenants that did not have long-term leases or were believed to be unlikely to renew their leases, and

         5. in the case of hospitality properties, adjusting the revenues upwards to include estimated revenues from food and beverage, telephones and other hotel related income.

     By way of example, Estimated Annual Revenues generally include:

     o for multifamily rental properties and manufactured housing communities, rental and other revenues,

     o for hospitality properties, room, food and beverage, telephone and other revenues, and

     o for other commercial properties, base rent, percentage rent, expense reimbursements and other revenues.

     In the case of an owner-occupied property for which no leases exist, the estimated annual revenues were--

     o determined on the assumption that the property was net leased to a single tenant at market rents, and

     o derived from rental rate and vacancy information for the surrounding real estate market.

     "Euroclear" means The Euroclear System.

     "Exemption-Favored Party" means any of the following--

     o   Credit Suisse First Boston Corporation,

     o any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Credit Suisse First Boston Corporation, and

     o any member of the underwriting syndicate or selling group of which a person described in the prior two bullets is a manager or co-manager with respect to any particular class of the offered certificates.

     "Fair Value" means the amount that, in the applicable special servicer's judgment, would be realized in connection with the sale of a Specially Designated Defaulted Mortgage Loan if it were offered in a commercially reasonable manner and an open bid auction were conducted.

     "Fitch" means Fitch, Inc.

     "GAAP" means generally accepted accounting principles.

     "Income Approach" means the determination of the value of a mortgaged real property by using the discounted cash flow method of valuation or by the direct capitalization method. The discounted cash flow analysis is used in order to measure the return on a real estate investment and to determine the present value of the future income stream expected to be generated by the mortgaged real property. The future income of the mortgaged real property, as projected over an anticipated holding period, and the resulting net operating incomes or cash flows are then discounted to present value using an appropriate discount rate. The direct capitalization method generally converts an estimate of a single year's income expectancy, or, in some cases, a hypothetical stabilized single year's income expectancy, into an indication of value by dividing the income estimate by an appropriate capitalization rate. An applicable capitalization method and appropriate capitalization rates are developed for use in computations that lead to an indication of value. In utilizing the Income Approach, the appraiser's method of determination of gross income, gross expense and net operating income for the subject property may vary from the method of determining Underwritten Net Operating Income for that property, resulting in variances in the related net operating income values.

     "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended.

     "IRS" means the Internal Revenue Service.

     "KeyBank" means KeyBank National Association.

     "KeyBank Small Balance Loans" means the three mortgage loans originated or acquired by KeyBank and secured by the mortgaged real properties identified on Exhibit A-1 as 1934 18th Street, Best Storage and Greenville Crossing.

     "KRECM" means KeyCorp Real Estate Capital Markets, Inc. d/b/a Key Commercial Mortgage.

     "Leasable Square Footage", "S.F." or "Sq. Ft." means, in the case of any mortgaged real property that is a commercial property, other than a hospitality property, the estimated square footage of the gross leasable area at the property, as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value of the property is based.

     "Lock/x" means, with respect to any of the underlying mortgage loans, a duration of x payments for the lock-out period during which prepayment is prohibited.

     "Macomb Mall Loan" means the underlying mortgage loan secured by the Macomb Mall Property.

     "Macomb Mall Property" means the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Macomb Mall.

     "Major Tenant" means any one of the top three tenants, based on the net rentable area of its space, of a commercial property that leases at least 10% or more of the net rentable area of the property.

     "Material Breach" will have the meaning described under "Description of the Underlying Mortgage Loans--Representations and Warranties" in this prospectus supplement.

     "Material Document Defect" will have the meaning described under "Description of the Underlying Mortgage Loans--Assignment of the Underlying Mortgage Loans" in this prospectus supplement.

     "Maturity/ARD Balance" means, with respect to any underlying mortgage loan, the unpaid principal balance of the mortgage loan immediately prior to its maturity or, in the case of an ARD Loan, the related anticipated repayment date, according to the payment schedule for the mortgage loan and otherwise assuming no prepayments, defaults or extensions.

     "Maturity/ARD Loan-to-Value Ratio" or "Maturity/ARD LTV Ratio" means:

     o with respect to any underlying balloon mortgage loan or ARD Loan, other than a mortgage loan secured, including through cross-collateralization with other mortgage loans, by multiple real properties, the ratio of--

         1.  the Maturity/ARD Balance of the mortgage loan, to

         2. the Most Recent Appraised Value of the related mortgaged real property; and

     o with respect to any underlying balloon mortgage loan or ARD Loan that is secured, including through cross-collateralization with other mortgage loans, by multiple real properties, the ratio of--

         1. the total Maturity/ARD Balance of the mortgage loan, and all other mortgage loans with which it is cross-collateralized, to

         2. the total Most Recent Appraised Value of all of the related mortgaged real properties.

     "Modeling Assumptions" means, collectively, the following assumptions regarding the series 2001-CKN5 certificates and the mortgage loans in the trust fund:

     o the mortgage loans have the characteristics set forth on Exhibit A-1 to this prospectus supplement and the initial mortgage pool balance is approximately $1,072,782,114;

     o the total initial principal balance or notional amount, as the case may be, of each class of series 2001-CKN5 certificates is as described in this prospectus supplement;

     o the pass-through rate for each interest-bearing class of series 2001-CKN5 certificates is as described in this prospectus supplement;

     o there are no delinquencies or losses with respect to the mortgage loans;

     o there are no modifications, extensions, waivers or amendments affecting the monthly debt service payments by borrowers on the mortgage loans;

     o there are no Appraisal Reduction Amounts with respect to the mortgage loans;

     o there are no casualties or condemnations affecting the corresponding mortgaged real properties;

     o each of the mortgage loans provides monthly debt service payments to be due on the first or eleventh day of each month, regardless of whether the subject date is a business day or not;

     o monthly debt service payments on the mortgage loans are timely received on their respective due dates in each month, regardless of whether the subject date is a business day or not;

     o no voluntary or involuntary prepayments are received as to any mortgage loan during that mortgage loan's prepayment lock-out period, including any contemporaneous defeasance period, or yield maintenance period;

     o   each ARD Loan is paid in full on its anticipated repayment date;

     o except as otherwise assumed in the immediately preceding two bullets, prepayments are made on each of the mortgage loans at the indicated CPRs set forth in the subject tables or other relevant part of this prospectus supplement, without regard to any limitations in those mortgage loans on partial voluntary principal prepayments;

     o   all prepayments on the mortgage loans are assumed to be--

         (1) accompanied by a full month's interest,

         (2) if received during a prepayment premium period, accompanied by the appropriate Static Prepayment Premium, and

         (3) received on the applicable due date of the relevant month;

     o no person or entity entitled thereto exercises its right of optional termination as described in this prospectus supplement under "The Pooling and Servicing Agreement--Termination";

     o no mortgage loan is required to be repurchased or replaced by the related mortgage loan seller, as described under "Description of the Underlying Mortgage Loans--Cures, Repurchases and Substitutions" in this prospectus supplement;

     o the only trust fund expenses are the trustee fee and the master servicing fee;

     o   there are no Additional Trust Fund Expenses;

     o payments on the offered certificates are made on the 15th day of each month, commencing in December 2001; and

     o   the offered certificates are settled on November , 2001.

     "Moody's" means Moody's Investors Service, Inc.

     "Most Recent Appraised Value" means:

     o for any residential cooperative property securing a mortgage loan in the trust fund, the Value Co-op Basis; and

     o for any mortgaged real property (other than a residential cooperative property) securing a mortgage loan in the trust fund, the "as is" or, if provided, the "as cured" value estimate reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller. The appraiser's "as cured" value, as stated in the appraisal, is generally calculated as the sum of--

         1.  the "as is" value set forth in the related appraisal, plus

         2. the estimated costs, as of the date of the appraisal, of implementing any deferred maintenance required to be undertaken immediately or in the short term under the terms of the related mortgage loan.

     In general, the amount of costs assumed by the appraiser for these purposes is based on--

     o   an estimate by the individual appraiser,

     o   an estimate by the related borrower,

     o the estimate set forth in the property condition assessment conducted in connection with the origination of the related mortgage loan, or

     o   a combination of these estimates.

     "Most Recent Debt Service Coverage Ratio" means:

     o with respect to any underlying mortgage loan, other than a mortgage loan secured, including through cross-collateralization with other mortgage loans, by multiple mortgaged real properties, the ratio of--

         1. the Most Recent Net Operating Income for the related mortgaged real property, to

         2. twelve times the monthly debt service payment for that mortgage loan due on its due date in November 2001 or, in the case of any mortgage loan that is currently in an interest-only period that will end prior to maturity, on the first due date after amortization begins; and

     o with respect to any underlying mortgage loan that is secured, including through cross-collateralization with other mortgage loans, by multiple mortgaged real properties, the ratio of--

         1.  the total Most Recent Net Operating Income for those properties, to

         2. twelve times the monthly debt service payment(s) for that underlying mortgage loan, and any and all other mortgage loans with which it is cross-collateralized, due on the related due date in November 2001 or, in the case of any underlying mortgage loan that is currently in an interest-only period that will end prior to maturity, on the first due date after amortization begins.

     "Most Recent Expenses" means, for any mortgaged real property (other than a residential cooperative property) that secures a mortgage loan in the trust fund, the expenses incurred, or annualized or estimated in some cases, for the property for the 12-month period ended as of the Most Recent Operating Statement Date, based upon the latest available annual or, in some cases, partial-year operating statement and other information furnished by the related borrower.

     Expenses generally consist of all expenses incurred for the property, including--

     o   salaries and wages,

     o   the costs or fees of--

         1.  utilities,

         2.  repairs and maintenance,

         3.  marketing,

         4.  insurance,

         5.  management,

         6.  landscaping,

         7.  security, if provided at the property, and

     o   the amount of--

         1.  real estate taxes,

         2.  general and administrative expenses,

         3.  ground lease payments, and

         4.  other costs.

     For purposes of the foregoing, expenses do not reflect, however, any deductions for debt service, depreciation, amortization, capital expenditures, leasing commissions and tenant improvements or furniture, fixtures and equipment. In the case of a hospitality property, such expenses also include expenses relating to guest rooms, food and beverage costs, telephone bills and rental and other expenses, as well as operating expenses as general administrative expenses, marketing expenses and franchise fees.

     In determining the Most Recent Expenses for any property, the related mortgage loan seller may have made adjustments to the financial information provided by the related borrower similar to those used in calculating the Estimated Annual Operating Expenses for that property.

     "Most Recent Net Operating Income" means:

     o with respect to each of the mortgaged real properties (other than the residential cooperative properties) that secures a mortgage loan in the trust fund, the total cash flow derived from the property that was available for annual debt service on the related mortgage loan, calculated as the Most Recent Revenues less Most Recent Expenses for that property; and

     o with respect to any residential cooperative property that secures a mortgage loan in the trust fund, the projected net operating income at that property, as determined by the appraisal obtained in connection with the origination of that loan, assuming such property was operated as a rental property with rents set at prevailing market rates taking into account the presence of existing rent-controlled or rent-stabilized occupants, reduced by underwritten capital expenditures, property operating expenses, a market-rate vacancy assumption and projected reserves.

     "Most Recent Operating Statement Date" means, with respect to each of the mortgage loans, the date indicated on Exhibit A-1 as the Most Recent Operating Statement Date with respect to the mortgage loan. In general, this date is the end date of the period covered by the latest available annual or, in some cases, partial-year operating statement for the related mortgaged real property.

     "Most Recent Revenues" means, for any mortgaged real property (other than a residential cooperative property) that secures a mortgage loan in the trust fund, the revenues received, or annualized or estimated in some cases, in respect of the property for the 12-month period ended as of the Most Recent Operating Statement Date, based upon the latest available annual or, in some cases, partial-year operating statement and other information furnished by the related borrower. For purposes of the foregoing, revenues generally consist of all revenues received in respect of the property, including:

     o for a multifamily rental property or a manufactured housing community, rental and other revenues;

     o for a hospitality property, guest room rates, food and beverage charges, telephone charges and other revenues; and

     o for any other commercial property, base rent, percentage rent, expense reimbursements and other revenues.

     In determining the Most Recent Revenues for any property, the related mortgage loan seller may have made adjustments to the financial information provided by the related borrower similar to those used in calculating the Estimated Revenues for that property.

     "NCB" means National Consumer Cooperative Bank.

     "Net Aggregate Prepayment Interest Shortfall" means, with respect to any distribution date, the excess, if any, of:

     o the total Prepayment Interest Shortfalls incurred with respect to the mortgage pool during the related collection period; over

     o   the sum of--

         1. the total payments made by the applicable master servicer to cover those Prepayment Interest Shortfalls, and

         2. the total Prepayment Interest Excesses collected with respect to the mortgage pool during the related collection period.

     "Net Mortgage Interest Rate" means:

     o   with respect to the Ocean Towers Loan, 7.30% per annum;

     o with respect to any other residential cooperative mortgage loan in the trust fund, 6.25% per annum; and

     o with respect to any mortgage loan in the trust fund, other than a residential cooperative mortgage loan, the related mortgage interest rate reduced by the sum of the annual rates at which the related master servicing fee, the trustee fee and, in the case of an ARD Loan following its anticipated repayment date, Post-ARD Additional Interest, are calculated.

     "Net Mortgage Pass-Through Rate" means, with respect to any mortgage loan in the trust fund for any distribution date, an annual rate generally equal to:

     o in the case of a mortgage loan that accrues interest on a 30/360 Basis, a rate per annum equal to the Net Mortgage Interest Rate in effect for that mortgage loan as of the date of initial issuance of the offered certificates; and

     o in the case of a mortgage loan that accrues interest on an Actual/360 Basis, a rate per annum equal to twelve times a fraction, expressed as a percentage--

         1. the numerator of which fraction is, subject to adjustment as described below in this definition, an amount of interest equal to the product of (a) the number of days in the related interest accrual period, multiplied by (b) the Stated Principal Balance of that mortgage loan immediately preceding that distribution date, multiplied by (c) 1/360, multiplied by (d) a rate per annum equal to the Net Mortgage Interest Rate in effect for that mortgage loan as of the date of initial issuance of the offered certificates, and

         2. the denominator of which is the Stated Principal Balance of that mortgage loan immediately preceding that distribution date.

     Notwithstanding the foregoing, if the subject distribution date occurs during January, except during a leap year, or February, then the amount of interest referred to in the fractional numerator described in clause 1. of the second bullet of the prior sentence will be decreased to reflect any interest reserve amount with respect to the subject mortgage loan that is transferred from the trustee's distribution account to the trustee's interest reserve account during that month. Furthermore, if the subject distribution date occurs during March, then the amount of interest referred to in the fractional numerator described in clause 1. of the second bullet of the second preceding sentence will be increased to reflect any interest reserve amounts with respect to the subject mortgage loan that are transferred from the trustee's interest reserve account to the trustee's distribution account during that month.

     "NRSF" means net rentable square footage.

     "Occupancy Rate at Underwriting" or "Occupancy Rate at U/W" means the percentage of leasable square footage, in the case of mortgaged real properties that are commercial properties, other than hospitality properties, or units, in the case of mortgaged real properties that are multifamily rental properties and/or manufactured housing communities, of the subject property that were occupied or leased as of the approximate date of the original underwriting of the related mortgage loan in the trust fund or any later date as we considered appropriate, in any event as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value of the property is based,

     "Occupancy Rate at Underwriting" or "Occupancy Rate at U/W" means, in the case of residential cooperative properties, the percentage of units at the subject property for which maintenance payments are required, which in all cases is 100%.

     "Ocean Towers Loan" means the underlying mortgage loan secured by the Ocean Towers Property.

     "Ocean Towers Property" means the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Ocean Towers.

     "One Sugar Creek Place Loan" means the underlying mortgage loan secured by the One Sugar Creek Place Property.

     "One Sugar Creek Place Property" means the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as One Sugar Creek Place.

     "Option Period" means the period during which the Purchase Option for any Specially Designated Defaulted Mortgage Loan may be exercised, as described under "The Pooling and Servicing Agreement--Fair Value Purchase Option" in this prospectus supplement.

     "Option Price" means the cash price at which any Specially Designated Defaulted Mortgage Loan may be purchased under the related Purchase Option, as described under "The Pooling and Servicing Agreement--Fair Value Purchase Option" in this prospectus supplement.

     "Party in Interest" means any person that is a "party in interest" as defined in Section 3(14) of ERISA or a "disqualified person" as defined in
Section 4975 of the Internal Revenue Code of 1986.

     "Permitted Encumbrances" means, with respect to any mortgaged real property securing a mortgage loan in the trust fund, any and all of the following--

     o the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable,

     o covenants, conditions and restrictions, rights of way, easements and other matters that are of public record,

     o exceptions and exclusions specifically referred to in the related lender's title insurance policy or, if that policy has not yet been issued, referred to in a pro forma title policy or marked-up commitment,

     o   other matters to which like properties are commonly subject,

     o the rights of tenants, as tenants only, under leases, including subleases, pertaining to the related mortgaged real property,

     o if the related mortgage loan is cross-collateralized with any other mortgage loan in the trust fund, the lien of the mortgage instrument for that other mortgage loan, and

     o if the related mortgaged real property is a unit in a condominium, the related condominium declaration.

     "Permitted Investments" means the U.S. government securities and other investment grade obligations specified in the pooling and servicing agreement.

     "Plan" means any ERISA Plan or any other employee benefit or retirement plan, arrangement or account, including any individual retirement account or Keogh plan, that is subject to Section 4975 of the Internal Revenue Code.

     "Plan Asset Regulations" means the regulations of the U.S. Department of Labor promulgated under ERISA.

     "Post-ARD Additional Interest" means, with respect to any ARD Loan, the additional interest accrued with respect to that mortgage loan as a result of the marginal increase in the related mortgage interest rate upon passage of the related anticipated repayment date, as that additional interest may compound in accordance with the terms of that mortgage loan.

     "Prepayment Interest Excess" means, with respect to any voluntary full or partial prepayment of a mortgage loan made by the related borrower during any collection period after the due date for that loan, the amount of any interest collected on that prepayment for the period from and after that due date, less the amount of master servicing fees payable from that interest collection, and exclusive of any Default Interest and Post-ARD Additional Interest included in that interest collection.

     "Prepayment Interest Shortfall" means, with respect to any voluntary full or partial prepayment of a mortgage loan made by the related borrower during any collection period prior to the due date for that loan, the amount of any uncollected interest that would have accrued on that prepayment to, but not including, such due date, less the amount of master servicing fees that would have been payable from that uncollected interest, and exclusive of any portion of that uncollected interest that would have been Default Interest or Post-ARD Additional Interest.

     "PTE" means prohibited transaction exemption.

     "Purchase Option" means, with respect to any Specially Designated Defaulted Mortgage Loan, the purchase option described under "The Pooling and Servicing Agreement--Fair Value Purchase Option" in this prospectus supplement.

     "Realized Losses" means losses on or with respect to the underlying mortgage loans arising from the inability of either master servicer and/or either special servicer to collect all amounts due and owing under the mortgage loans, including by reason of the fraud or bankruptcy of a borrower or, to the extent not covered by insurance, a casualty of any nature at a mortgaged real property. We discuss the calculation of Realized Losses under "Description of the Offered Certificates--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement.

     "REMIC" means a "real estate mortgage investment conduit" as defined in
Section 860D of the Internal Revenue Code.

     "Rental Basis Loan-to-Value Ratio" means, with respect to any residential cooperative mortgage loan in the trust fund, the ratio of--

     1.  the cut-off date principal balance of the mortgage loan, to

     2. the appraised value of the related residential cooperative property, as determined by the appraisal obtained in connection with the origination of that loan, assuming such property was operated as a rental property and was generating an annual net cash flow equal to the Underwritten Net Cash Flow for that property.

     "REO Property" means any mortgaged real property that is acquired by the trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise following a default on the corresponding mortgage loan in the trust fund.

     "Restricted Group" means, collectively, the following persons and entities--

     o   the trustee,

     o   the Exemption-Favored Parties,

     o   us,

     o   the master servicers,

     o   the special servicers,

     o   any sub-servicers,

     o   the mortgage loan sellers,

     o each borrower, if any, with respect to mortgage loans constituting more than 5.0% of the total unamortized principal balance of the mortgage pool as of the date of initial issuance of the offered certificates, and

     o   any and all affiliates of any of the aforementioned persons.

     "Rooms" means, in the case of any mortgaged real property that is a hospitality property, the estimated number of rooms and/or suites, without regard to the size of the rooms or the number or size of the rooms in the suites, as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value of the property is based.

     "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

     "Sales Comparison Approach" means a determination of the value of a mortgaged real property based upon a comparison of that property to similar properties that have been sold recently or for which listing prices or offering figures are known. In connection with that determination, data for generally comparable properties are used and comparisons are made to demonstrate a probable price at which the subject mortgaged real property would sell if offered on the market.

     "SEC" means the Securities and Exchange Commission.

     "Senior Principal Distribution Cross-Over Date" means the first distribution date, if any, as of which the total principal balance of the class A-1, A-2 and A-3 certificates outstanding immediately prior to that distribution date, equals or exceeds the sum of:

     o the total Stated Principal Balance of the mortgage pool that will be outstanding immediately following that distribution date; plus

     o   the lesser of--

         1. the Total Principal Distribution Amount for that distribution date, and

         2. the portion of the Available P&I Funds for that distribution date that will remain after all required distributions of interest on the class A-X, A-CP, A-Y, A-1, A-2 and A-3 certificates have been made on that distribution date.

     "Servicing Standard" means, with respect to each of the master servicers and special servicers, to service and administer the mortgage loans and/or any related REO Properties in the trust fund for which that party is responsible:

     o with the same care, skill, prudence and diligence as it services and administers comparable mortgage loans and/or real properties, as applicable, on behalf of third parties or on behalf of itself, whichever is higher, giving due consideration to customary and usual standards of practice of prudent institutional commercial mortgage loan servicers;

     o   with a view to--

         1. the timely collection of all scheduled payments of principal and interest under those mortgage loans,

         2. the full collection of all Static Prepayment Premiums or Yield Maintenance Charges that may become payable under those mortgage loans, and

         3. in the case of the special servicers, if a mortgage loan comes into and continues in default and, in the judgment of the applicable special servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, the maximization of the recovery on that defaulted mortgage loan to the series 2001-CKN5 certificateholders, as a collective whole, on a present value basis; and

     o   without regard to--

         1. any relationship that the subject master servicer or special servicer, as the case may be, or any of its affiliates may have with any of the underlying borrowers or any other party to the pooling and servicing agreement,

         2. the ownership of any series 2001-CKN5 certificate by the subject master servicer or special servicer, as the case may be, or by any of its affiliates,

         3.  the obligation of the subject master servicer to make advances,

         4. the obligation of the subject special servicer to make, or to direct the subject master servicer for the same sub-pool of mortgage loans to make, servicing advances,

         5. the right of the subject master servicer or special servicer, as the case may be, or any of its affiliates to receive reimbursement of costs, or the sufficiency of any compensation payable to it, under the pooling and servicing agreement or with respect to any particular transaction,

         6. any obligation that the subject master servicer or special servicer, as the case may be, or any of its affiliates, may have to cure a breach of a representation or warranty or a document defect or to repurchase or substitute a mortgage loan,

         7. the ownership, servicing and/or management by the subject master servicer or special servicer, as the case may be, or any of its affiliates, of any other mortgage loans or real property,

         8. the ownership by the subject master servicer or special servicer, as applicable, of any other debt owed by, or secured by ownership interests in, any of the underlying borrowers, and

         9. the obligations of the subject master servicer or special servicer, as applicable, to repurchase any mortgage loan from the trust fund or to indemnify the trust fund, in any event as a result of a Material Breach or a Material Document Defect.

     "Servicing Transfer Event" means, with respect to any mortgage loan in the trust fund, any of the following events:

     1. the related borrower fails to make when due any scheduled payment of principal and interest, including a balloon payment, or any other payment required under the related mortgage loan documents and either the failure actually continues, or the applicable master servicer believes it will continue, unremedied--

         o except in the case of a delinquent balloon payment, for 60 days beyond the date on which the subject payment was due, and

         o solely in the case of a delinquent balloon payment, for 90 days beyond the date on which that balloon payment was due or, if the borrower has delivered a refinancing commitment reasonably acceptable to the applicable special servicer, for such longer period, not to exceed 150 days beyond the date on which that balloon payment was due, during which the refinancing would occur;

     2. the applicable master servicer determines that a default in the making of any scheduled payment of principal and interest, including a balloon payment, or any other material payment required to be made under the related mortgage loan documents, is likely to occur within 30 days and either--

         o the default is likely to remain unremedied for at least the time period contemplated by clause 1. of this definition, or

         o the related borrower has requested a material modification of the payment terms of related mortgage loan;

     3. the applicable master servicer determines that a non-payment default has occurred under the mortgage loan that may materially impair the value of the corresponding mortgaged real property as security for the mortgage loan and the default continues unremedied for the applicable cure period under the terms of the mortgage loan or, if no cure period is specified, for 60 days;

     4. various events of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings occur with respect to the related borrower or the corresponding mortgaged real property, or the related borrower takes various actions indicating its bankruptcy, insolvency or inability to pay its obligations; or

     5. the applicable master servicer receives notice of the commencement of foreclosure or similar proceedings with respect to the corresponding mortgaged real property.

     Servicing Transfer Event will cease to exist, if and when:

     o with respect to the circumstances described in clause 1. of this definition, the related borrower makes three consecutive full and timely monthly debt service payments under the terms of the mortgage loan, as those terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, waiver or amendment granted or agreed to by the applicable master servicer or the applicable special servicer;

     o with respect to the circumstances described in clauses 2. and 4. of this definition, those circumstances cease to exist in the judgment of the applicable special servicer;

     o with respect to the circumstances described in clause 3. of this definition, the default is cured in the judgment of the special servicer; and

     o with respect to the circumstances described in clause 5. of this definition, the proceedings are terminated.

     "Shadow Anchor" means a store or business that materially affects the draw of customers to a retail property, but which may be located at an adjoining property or on a portion of the subject retail property that is not collateral for the related mortgage loan.

     "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

     "Specially Designated Defaulted Mortgage Loan" means a specially serviced mortgage loan in the trust fund that is at least 90 days' delinquent as to its balloon payment or 60 days' (or, in the case of a residential cooperative mortgage loan, 90 days) delinquent as to any other monthly debt service payment or has been accelerated in connection with any other material default.

     "Stated Principal Balance" means, for each mortgage loan in the trust fund, an amount that:

     o will initially equal its unpaid principal balance as of its due date in November 2001 or, in the case of a replacement mortgage loan, as of the date it is added to the trust fund, after application of all payments of principal due on or before that date, whether or not those payments have been received; and

     o will be permanently reduced on each subsequent distribution date, to not less than zero, by--

         1. that portion, if any, of the Total Principal Distribution Amount for that distribution date that is attributable to that mortgage loan, and

         2. the principal portion of any Realized Loss incurred with respect to that mortgage loan during the related collection period.

     However, the "Stated Principal Balance" of any mortgage loan in the trust fund will, in all cases, be zero as of the distribution date following the collection period in which it is determined that all amounts ultimately collectible with respect to that mortgage loan or any related REO Property have been received.

     "Static Prepayment Premium" means a form of prepayment consideration payable in connection with any voluntary or involuntary principal prepayment that is calculated solely as a specified percentage of the amount prepaid, which percentage may change over time.

     "TI/LC" means tenant improvements and leasing commissions.

     "Total Available Funds" means, with respect to any distribution date, the total amount of funds available to make distributions on the series 2001-CKN5 certificates on that date as described under "Description of the Offered Certificates--Distribution Account--Withdrawals" in this prospectus supplement.

     "Total Principal Distribution Amount" means:

     o for any distribution date prior to the final distribution date, an amount equal to the total, without duplication, of the following--

         1. all payments of principal, including voluntary principal prepayments, received by or on behalf of the trust fund with respect to the subject mortgage loans during the related collection period, exclusive of any of those payments that represents a late collection of principal for which an advance was previously made for a prior distribution date or that represents a monthly payment of principal due on or before the due date for the related mortgage loan in November 2001 or on a due date for the related mortgage loan subsequent to the end of the related collection period,

         2. all monthly payments of principal received by or on behalf of the trust fund with respect to the subject mortgage loans prior to, but that are due during, the related collection period,

         3. all other collections, including liquidation proceeds, condemnation proceeds, insurance proceeds and repurchase proceeds, that were received by or on behalf of the trust fund with respect to any of the subject mortgage loans or any related REO Properties during the related collection period and that were identified and applied as recoveries of principal of the subject mortgage loan or, in the case of an REO Property, of the related mortgage loan, in each case net of any portion of the particular collection that represents a late collection of principal for which an advance of principal was previously made for a prior distribution date or that represents a monthly payment of principal due on or before the due date for the related mortgage loan in November 2001, and

         4. all advances of principal made with respect to the subject mortgage loans for that distribution date; and

     o for the final distribution date, an amount equal to the total Stated Principal Balance of the mortgage pool outstanding immediately prior to that final distribution date.

     "Underwriter Exemption" means PTE 89-90, as subsequently amended by PTE 97-34 and PTE 2000-58.

     "Underwritten Debt Service Coverage Ratio" or "U/W DSCR" means:

     o with respect to any underlying mortgage loan, other than a mortgage loan secured, including through cross-collateralization with other mortgage loans, by multiple mortgaged real properties, the ratio of--

         1. the Underwritten Net Cash Flow for the related mortgaged real property, to

         2. twelve times the monthly debt service payment for that mortgage loan due on the related due date in November 2001 or, in the case of any mortgage loan that is currently in an interest-only period, on the first due date after amortization begins prior to maturity; and

     o with respect to any underlying mortgage loan that is secured, including through cross-collateralization, by multiple mortgaged real properties, the ratio of--

         1.  the total Underwritten Net Cash Flow for those properties, to

         2. twelve times the monthly debt service payment(s) for that mortgage loan, and all other mortgage loans with which it is cross-collateralized, due on the related due date in November 2001 or, in the case of any mortgage loan that is currently in an interest-only period, on the first due date after amortization begins prior to maturity.

     "Underwritten Effective Gross Income" means, with respect to any mortgaged real property securing a mortgage loan in the trust fund, the Estimated Revenues for that property.

     "Underwritten Net Cash Flow" or "U/W NCF" means, with respect to each of the mortgaged real properties securing a mortgage loan in the trust fund, the estimated total cash flow from that property expected to be available for annual debt service on the related underlying mortgage loan. In general, that estimate:

     o was made at the time of origination of the related underlying mortgage loan or in connection with the transactions described in this prospectus supplement; and

     o   is equal to the excess of--

         1.  the Estimated Annual Revenues for the property, over

         2.  the Estimated Annual Operating Expenses for the property.

     The management fees and reserves assumed in calculating Underwritten Net Cash Flow differ in many cases from actual management fees and reserves actually required under the loan documents for the mortgage loans. In addition, actual conditions at the mortgaged real properties will differ, and may differ substantially, from the conditions assumed in calculating Underwritten Net Cash Flow. In particular, in the case of those mortgaged real properties used for retail, office and industrial purposes, the assumptions regarding tenant vacancies, tenant improvements and leasing commissions, future rental rates, future expenses and other conditions used in calculating Underwritten Net Cash Flow may differ substantially from actual conditions. Furthermore, the Underwritten Net Cash Flow for each of the mortgaged real properties does not reflect the effects of future competition or economic cycles. Accordingly, there can be no assurance that the Underwritten Net Cash Flow for any of the mortgaged real properties shown on Exhibit A-1 to this prospectus supplement will be representative of the actual future net cash flow for the particular property.

     Underwritten Net Cash Flow and the revenues and expenditures used to determine Underwritten Net Cash Flow for each of the mortgaged real properties are derived from generally unaudited information furnished by the related borrower. However, in some cases, an accounting firm performed agreed upon procedures, or employees of the related originator performed cash flow verification procedures, that were intended to identify any errors in the information provided by the related borrower. Audits of information furnished by borrowers could result in changes to the information. These changes could, in turn, result in the Underwritten Net Cash Flow shown on Exhibit A-1 to this prospectus supplement being overstated. Net income for any of the underlying real properties as determined under GAAP would not be the same as the Underwritten Net Cash Flow for the property shown on Exhibit A-1 to this prospectus supplement. In addition, Underwritten Net Cash Flow is not a substitute for or comparable to operating income as determined in accordance with GAAP as a measure of the results of the property's operations nor a substitute for cash flows from operating activities determined in accordance with GAAP as a measure of liquidity.

     Underwritten Net Cash Flow in the case of any underlying mortgage loan that is secured by a residential cooperative property generally equals projected net operating income at the related mortgaged real property, as determined by the appraisal obtained in connection with the origination of that loan, assuming such property was operated as a rental property with rents set at prevailing market rates taking into account the presence of existing rent-controlled or rent-stabilized occupants, reduced by underwritten capital expenditures, property operating expenses, a market-rate vacancy assumption and projected reserves.

     "Underwritten Net Operating Income" means, with respect to each of the mortgaged real properties (other than the residential cooperative properties) securing a mortgage loan in the trust fund, the Underwritten Net Cash Flow for the property, increased by any and all of the following items that were included in the estimated annual operating expenses for the property for purposes of calculating that Underwritten Net Cash Flow:

     o   underwritten recurring replacement reserve amounts;

     o   capital improvements, including recurring capital improvements;

     o in the case of hospitality properties, expenses for furniture, fixtures and equipment; and

     o in the case of mortgaged real properties used primarily for office, retail and industrial purposes, underwritten leasing commissions and tenant improvements.

     With respect to the residential cooperative properties, Underwritten Net Operating Income equals Underwritten Net Cash Flow.

     "Union Capital" means Union Capital Investments, LLC.

     "United States Person" means--

     o   a citizen or resident of the United States,

     o   a domestic partnership,

     o   a domestic corporation,

     o   any estate, other than a foreign estate within the meaning of paragraph
         (31) of Section 7701(a) of the Internal Revenue Code, and

     o   any trust if--

         1. a court within the United States is able to exercise primary supervision over the administration of the trust fund, and

         2. one or more United States Persons have the authority to control all substantial decisions of the trust fund.

     "Units" means--

     o in the case of any mortgaged real property that is a multifamily rental property or residential cooperative property, the estimated number of apartments at the particular property, regardless of the number or size of rooms in the apartments, and

     o in the case of any mortgaged real property that is a manufactured housing community, the estimated number of pads at the particular property to which a mobile home can be hooked up,

in each case, as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value is based.

     "USAP" means the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers of America.

     "Value Co-op Basis" means, with respect to any residential cooperative property securing a mortgage loan in the trust fund, an amount calculated based on the market value, as determined by an appraisal, of that real property, as if operated as a residential cooperative.

     "Weighted Average Net Pool Pass-Through Rate" means, for each distribution date, the weighted average of the respective Net Mortgage Pass-Through Rates with respect to all of the mortgage loans in the trust fund for that distribution date, weighted on the basis of their respective Stated Principal Balances immediately prior to that distribution date.

     "Wells Fargo" means Wells Fargo Bank Minnesota, N.A.

     "WNA Portfolio Loan" means the underlying mortgage loan secured by the WNA Portfolio Properties.

     "WNA Portfolio Properties" means the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as the WNA Portfolio.

     "Year Built" means, with respect to any mortgaged real property securing a mortgage loan in the trust fund, the year when construction of the property was principally completed, as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value of the property is based.

     "Year Renovated" means, with respect to any mortgaged real property securing a mortgage loan in the trust fund, the year when the most recent substantial renovation of the property, if any, was principally completed, as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value of the property is based.

     "Yield Maintenance Charge" means a form of prepayment consideration payable in connection with any voluntary or involuntary principal prepayment that is calculated pursuant to a yield maintenance formula, including any minimum amount equal to a specified percentage of the amount prepaid.

     "YM/y" means, with respect to any of the underlying mortgage loans, a duration of y payments for the yield maintenance period during which the loan may be prepaid with a Yield Maintenance Charge that does not have any minimum amount.

     "YMx/y" means, with respect to any of the underlying mortgage loans, a duration of y payments for the yield maintenance period during which the loan may be prepaid with a Yield Maintenance Charge that will be no less than x% of the amount prepaid.

                            INTENTIONALLY LEFT BLANK

                                   EXHIBIT A-1

                        CHARACTERISTICS OF THE UNDERLYING
                MORTGAGE LOANS AND THE MORTGAGED REAL PROPERTIES


                       SEE THIS EXHIBIT FOR TABLES TITLED:

                   Locations of the Mortgaged Real Properties

                  Descriptions of the Mortgaged Real Properties

                Characteristics of the Underlying Mortgage Loans

                      Additional Mortgage Loan Information

             Engineering Reserves and Recurring Replacement Reserves

                   Major Tenants of the Commercial Properties

                              Multifamily Schedule

                     Schedule of Cooperative Mortgage Loans




                                      A-1-1

                            INTENTIONALLY LEFT BLANK

                   LOCATIONS OF THE MORTGAGED REAL PROPERTIES


                                                            CUT-OFF DATE
                                                              PRINCIPAL
#    PROPERTY NAME                                             BALANCE          ADDRESS
-    -------------                                             -------          -------
1    Ocean Towers                                           $ 69,935,028  201 Ocean Avenue
2A   Sonterra Apartments                                      12,984,232  5050 South Tamarus Street
2B   Cambridge Place Apartments                               11,118,235  10901 Meadowglen Lane
2C   Glen Arbor Apartments                                     9,757,612  4003 North Beltline Road
2D   Broadmoor Apartments                                      7,230,741  10215 Beechnut Street
2E   St. Andrews Apartments                                    7,075,240  1510 St. Andrews Road
2F   Windsor Harbor Apartments                                 6,725,366  3217 Shamrock Drive
2G   Covington Crossing Apartments                             6,025,617  4845 Bontura Drive
2H   Rutland Ridge Apartments                                  3,887,494  105 Cavalier Drive
2I   Ravenwood Apartments                                      2,876,746  4215 Bethel Church Road
2J   Brookhaven Townhomes                                      1,904,873  4860 Brookhaven Road
3    Macomb Mall                                              47,194,776  32233 Gratiot Avenue
4    One Sugar Creek Place                                    45,897,971  14141 Southwest Freeway
5    Coldwater Crossing (1A)                                  14,380,363  5300 - 5519 Coldwater Road
6    Kings Mall I & II (1A)                                   11,823,854  N/S of Fields Ertel Road at Kings Mall Drive Road
7    Eastgate Marketplace (1A)                                 8,867,891  822 Eastgate North Drive
8    Bayshore Mall                                            34,245,033  3300 Broadway
9    3111-3151 Coronado Avenue                                27,334,812  3111, 3141 and 3151 Coronado Avenue
10A  Oasis Heights Apartments                                 10,351,152  5325 East Tropicana Avenue
10B  Wolf Creek Apartments                                     8,000,341  16100 Space Center Boulevard
10C  Peachtree Place Apartments                                5,990,776  200 Berryhill Road
10D  Northcrest Apartments                                     2,388,727  835 Johnson Road
11   Alexandria Roselle Street Portfolio                      24,047,022  11025-11075 Roselle Street
12   Governor's Plaza (1B)                                    12,783,017  S/W/C of Fields Ertel Road and Union Cemetary Road
13   Tri-County Marketplace (1B)                               9,107,900  11741-11755 Princeton Pike
14   Residence Inn Arlington-Rosslyn                          21,231,352  1651 North Oak Street
15   Courtyard by Marriott - Washington Convention Center     20,927,014  900 F Street, NW
16   850-888 Washington Street Office Buildings               19,691,000  850-888 Washington Street
17   600 Memorial Drive                                       19,444,857  600 Memorial Drive
18   One Montgomery Street                                    19,000,000  One Montgomery Street
19   Residence Inn Manhattan Beach                            17,433,455  1700 North Sepulveda Boulevard
20   Capitol Centre                                           16,971,626  1515 K Street
21A  Windsor at Barclay Apartments                             6,276,702  550 West Central
21B  Windsor at Woodgate Apartments                            6,276,702  5400 East 21st Street North
21C  Windsor at Eastborough Apartments                         3,985,208  7030 East Kellogg
22   Harrison Executive Park                                  16,341,165  3000, 3010 & 3020 Westchester Avenue
23   Northpointe Plaza                                        15,956,495  US 23 (North High Street)
24   Rivergate Station                                        14,950,289  1699 Gallatin Pike
25   Sterling University Meadows                              14,660,000  4310 Sterling Way
26   63-101 Sprague Street                                    14,360,811  63-101 Sprague Street
27   Sterling University - Grove                              14,240,000  1510 Old Bainbridge Road
28A  Campbell Square I                                         5,384,388  1850 North Greenville Avenue
28B  Collins Boulevard Service Center                          2,692,194  1110 East Collins Boulevard
28C  Industrial Center II                                      2,542,628  1301-1331 North Plano Road
28D  Park East Service Center                                  2,044,073  1201-1299 North Plano Road
28E  Industrial Center III                                       947,254  1551-1571 North Glenville Drive
29   Residence Inn Dupont Circle                              12,558,561  2120 P Street, NW
30A  WNA Comet East, Inc.                                      4,061,659  6 Stuart Road
30B  WNA Hopple Plastics Facility                              3,872,101  7430 Empire Drive
30C  WNA Comet West                                            2,467,591  1101-1135 Samuelson Street
30D  WNA Office/Warehouse                                        683,963  2155 West Longhorn Drive
31   315 East 68th Street Corporation                         10,000,000  315 East 68th Street
32   Walnut Glen Apartments                                    9,970,942  4592 Channing Terrace
33   Post Road Plaza                                           9,970,127  222-266 East Main Street (U.S. Route 20)
34   Signal Butte Marketplace                                  9,782,249  10623-10745 East Apache Trail
35   The Copper Creek Apartments                               8,624,439  14222 Wunderlich Road
36A  Campbell Square II                                        4,389,771  1810-1840 North Greenville Avenue
36B  Spring Creek Business Center                              4,165,294  1778 North Plano Road
37   12820 & 12860 Crossroads Parkway South                    7,765,306  12820 & 12860 Crossroads Parkway South
38   Raytheon Office Complex                                   7,284,897  6221 & 6223 South Palo Verde Boulevard
39   2121 Cloverfield Boulevard                                7,034,548  2121 Cloverfield Boulevard
40A  Austin Regional Clinic North                              4,989,009  6835 Austin Center Boulevard
40B  Austin Regional Clinic South                              1,945,713  3828 South First Street
41   Fairmeadows Apartments                                    6,484,133  800 North Merrill Avenue
42   North Park Terrace Apartments                             6,464,182  8662 Park Lane
43   Woodside Self Storage                                     5,389,153  338 Manzanita Street
44   Timberleaf Apartments                                     5,352,191  9400 Timberleaf Drive
45   1840 Oak Avenue                                           5,252,019  1840 Oak Avenue
46   Crossroads Shopping Center                                5,235,886  6300 White Lane
47   Ashley Park Apartments                                    5,233,409  2100 Country Club Road
48   Parkview Manor Apartments (1C)                            1,566,371  7800 Pierson Road
49   Greenbriar Apartments (1C)                                1,361,845  11385 & 11345 Greenfield Road
50   Van Buren Apartments (1C)                                 1,301,984  8647 Schaefer Road
51   Elmira Apartments (1C)                                      758,243  20900 Tireman Road
52   Walgreens-Daly City                                       4,963,418  6100 Mission Street
53   Valley Square Shopping Center                             4,841,552  2710-2750 Ming Avenue
54   Manhattan Plaza                                           4,789,003  559 East Manhattan Boulevard
55   Lake North Apartments                                     4,577,702  9461 Webb Chapel Road
56   Parkway Place                                             4,565,063  4205, 4215, 4225, 4255 White Bear Parkway
57   Minneola, LLC                                             4,493,316  34 Watts Street
58   Stantec Engineering Building                              4,364,870  2590 Venture Oaks Way
59   Generation Plaza                                          4,185,978  1822 East North Carolina Highway 54
60   Glenn Court Apartments                                    4,153,540  41,61 and 71-141 Glenn Road
61   Country View Village Manufactured Housing Community       4,137,366  189 County Road 519
62   Walgreen's Drug Store-Las Vegas                           4,096,587  The Northeast Corner of Rancho Drive and Washington Avenue
63   The Pines at Humble Park Apartments                       4,090,302  412 South Bender Avenue
64   Cannon Point North, Inc.                                  4,000,000  25 Sutton Place South
65   Techniplex Business Center                                3,988,180  16203-16223 Park Row Boulevard
66   Sahara Vista II                                           3,889,456  5450 West Sahara Avenue
67   Midtown Apartments                                        3,888,223  1600-1612 Holleman Drive
68   310 East 70th Street Apartment Corporation                3,738,192  310 East 70th Street
69   Long Beach Owners Corporation                             3,696,814  600 Shore Road
70   Clocktower Plaza                                          3,690,610  401 McCray Street
71   LeClaire Station Apartments                               3,592,063  15859 South LeClaire Avenue
72   Addison Park Place Office Building                        3,428,519  4560 Belt Line Road
73   Square 74 Retail                                          3,387,845  130 South Illinois Street
74   2600 Warrenville Road                                     3,317,248  2600 Warrenville Road
75   710 West End Avenue Corporation                           3,294,540  710 West End Avenue
76   1101 Camino La Costa                                      3,294,282  1101 Camino La Costa
77   220 East 54th Street Owners, Inc.                         3,290,156  220 East 54th Street
78   Vendor's Square Building                                  3,239,999  1105 Howard Street
79   Riatta Ranch Apartments                                   3,089,186  1111 Musken Road
80   The Patrick Lane Industrial Center-Phase II               3,084,033  6038 Topaz Drive and 6035-6045 Harrison Drive
81   Walgreen's Drug Store-Fort Smith                          3,072,211  2701 Rogers Avenue
82   Willowbrook Shopping Center                               3,039,317  17712 State Highway 249
83   Forest Hills Chateau Corporation                          2,993,099  58-03 Calloway Street
84   Village Shops at Colony Square Phase I                    2,990,399  1100, 1116 & 1124 Dillion Road
85   Walgreen's Drug Store-Amarillo                            2,951,439  811 N. Fillmore Street
86   12900 Crossroads Parkway South                            2,936,878  12900 Crossroads Parkway South
87   2940-2950 Ocean Apartments, Inc.                          2,892,817  2940-2950 Ocean Avenue
88   790 Greenwich Street                                      2,889,989  790 Greenwich Street and 16-18 Bethune Street
89   Compass Bank Building                                     2,843,622  5275-5285 McWhinney Boulevard
90   Sprain Associates                                         2,780,572  720-740 Tuckahoe Road
91   Los Gatos Office Building                                 2,742,180  15575 Los Gatos Boulevard
92   1595-1597 Second Avenue                                   2,733,843  1595-1597 Second Avenue
93   The Park Row Business Center                              2,694,065  16666-16700 Park Row Boulevard
94   Shurgard - Red Bug Lake Road                              2,689,841  5215 Red Bug Lake Road
95   2 Commerce Drive                                          2,620,324  2 Commerce Drive
96   4760 Kentucky Avenue                                      2,452,908  4760 Kentucky Avenue
97   Fleetwood Village Apartments                              2,369,543  801 Winston Drive
98   Larchmont Gables Apartment Corporation                    2,296,237  1440-1456 Boston Post Road
99   Shurgard-West Town                                        2,291,346  521 South SR 434
100  2555 East 12th Street Corporation                         2,197,475  2555 East 12th Street
101  1660 Union Street Office Building                         2,194,086  1660 Union Street
102  Tuttle Crossing Medical                                   2,193,410  5155 Bradenton Avenue
103  Jack's Alley                                              2,184,183  419 Market Street
104  43 Bronx River Road Owners Corporation                    2,048,083  43 Bronx River Road
105  Kings Meadow Center                                       2,046,351  9901 SW 142nd Avenue
106  Staples Office Superstore                                 2,019,134  3534 Highway 54
107  33 Fifth Avenue Owners Corporation                        2,000,000  33 Fifth Avenue
108  Dahill Gardens                                            1,996,486  36-58 Dahill Road
109  200 West 108th Street Housing Corporation                 1,993,446  200 West 108th Street
110  800 West End Avenue Corporation                           1,992,205  800 West End Avenue
111  Flowserve Corporation                                     1,946,064  1400 Powis Court
112  CVS Pharmacy                                              1,875,428  252 Orange Avenue
113  155 Tenants Corporation                                   1,843,291  155 East 93rd Street
114  Terrace Hills Apartments                                  1,791,137  1130 East Ledbetter Drive
115  InSite Downers Grove                                      1,771,583  1546 75th Street
116  DeNault Hardware                                          1,707,227  26006 Marguerite Parkway
117  Lafayette Owners Corporation                              1,697,430  69-40 Yellowstone Boulevard
118  Andrea Lane Commercial Center                             1,640,521  2159 Andrea Lane
119  Greenville Crossing Shopping Center                       1,627,024  Corner of SR 4006 and Hadley
120  De Nault Family Trust                                     1,622,030  31862 Del Obispo Street
121  Sulphur Plaza Shopping Center                             1,613,434  1405-1435 Beglis Parkway
122  415 Gramatan Avenue Corporation                           1,595,590  415 Gramatan Avenue
123  155 West 15th Street Housing Corporation                  1,594,831  153-159 West 15 Street
124  Beacon Hill Apartments                                    1,593,814  1328-1336 Pine Street
125  Bay Bluff Apartments                                      1,508,536  10333 Compton Road
126  336 West End Avenue Corporation                           1,500,000  336 West End Avenue
127  Cherry Lane Owners Corporation                            1,497,771  42-95 Main Street
128  Oakridge Shopping Center                                  1,321,487  3251-3337 Belt Line Road
129  67-87 & 68-09 Booth Owners Corporation                    1,298,505  67-87 and 68-09 Booth Street
130  Best Storage                                              1,285,551  1011 Highway 71
131  Timberwood Apartments                                     1,267,048  1000 West 26th Street
132  InSite Palm Beach - Blockbuster Video                     1,162,757  10075 Yamato Road
133  190 East Mosholu Parkway Owners Corporation               1,144,350  190 East Mosholu Parkway South
134  Tudor Arms Apartments Inc.                                1,140,131  501 West University Parkway
135  InSite Chicago/Halstead                                   1,113,852  11101-11109 South Halstead Street
136  Country Square Shopping Center                            1,112,874  14421 Country Walk Drive
137  Rhoda Apartments Corporation                              1,098,199  65-70 Booth Street
138  La Maison Apartments                                      1,097,060  2850 Clydedale Drive
139  Normandy Apartments                                       1,096,958  7701 Circle Drive
140  280 Collins Street                                        1,071,136  280 Collins Street
141  736 West 186th Street Owners Corporation                  1,016,957  736 West 186th Street
142  101 West 80th Owners Corporation                            999,310  101 West 80th Street
143  4345 Webster Avenue                                         993,061  4345 Webster Avenue
144  Mountain View Mobile Estates                                972,349  34395 Duus Road
145  Shannon Apartments                                          957,890  624-628 Spruce Street & 700-706 Spring Street
146  Insite Chicago - Blockbuster Video                          949,169  10909-10911 South Western Avenue
147  InSite Saginaw (Blockbuster Building)                       913,239  5901 Brockway Road
148  75-20 113th Street Owners Corporation                       898,547  75-20 113th Street
149  Brookside Business Center                                   898,229  6436-6492 Fiesta Drive
150  1060 Crystal Lake Drive                                     878,246  1060 Crystal Lake Drive
151  East End Apartments                                         876,626  35 Chestnut Street
152  Westgate Professional Center                                858,010  1885 Quito Road
153  Knell's Ridge Plaza                                         852,157  927 Battlefield Boulevard North
154  2131 NE 41st Street                                         838,326  2131 NE 41st Street
155  Foursome Associates, LLC                                    805,850  17-21 Rich Avenue
156  184 Columbia Heights Inc.                                   799,679  184 Columbia Heights
157  415 West 57th Street Tenants Corporaton                     797,646  415 West 57th Street
158  Yorkville 87 Housing Corporation                            764,402  227 East 87th Street
159  Lulen Apartments                                            737,440  2301 Ohlen Road
160  1020 Crystal Lake Drive                                     718,565  1020 Crystal Lake Drive
161  98-100 Suffolk Realty Corporation                           711,818  98-100 Suffolk Street
162  Westchester Apartments                                      696,587  735-763 Scott Boulevard
163  Northstream Manor Apartments                                628,330  6800 Shavelson
164  1102-1106 South Pacific Avenue                              625,020  1102-1106 South Pacific Avenue
165  1934 18th Street                                            618,673  1934 18th Street
166  Tomshir Apartments                                          597,395  1-39A Henderson Drive
167  125 East 4th Street Owners Corporation                      596,754  125 East 4th Street
168  North Broadway Estates, Ltd.                                568,198  309 North Broadway
169  Fair Oaks Apartments                                        498,920  3506 Enfield Road
170  Greenestreet Associates, Inc.                               498,785  17 Greene Street
171  Sherwood Forest Shopping Center                             496,826  30006 State Highway 249
172  310 West 18th Street Owners Corporation                     491,952  310 West 18th Street
173  253-259 Owners Corporation                                  398,713  253-259 Garfield Place
174  186 East 2nd Owners Corporation                             398,523  186 East 2nd Street
175  Seagull Garden Apartment Owners Corporation                 377,972  474 Fulton Street
176  West 82 Tenants Realty Corporation                          329,454  172 West 82nd Street
177  City Studios, Inc.                                          293,100  248 Lafayette Street
178  370 9th Street Corporation                                  277,391  370 9th Street
179  219 Clinton Street Housing Corporation                      267,635  219 Clinton Street
180  107-38 Owners Corporation                                   259,213  107 East 38th Street
181  226 West 11th Owners Corporation                            257,070  226 West 11th Street
182  Jacob Cram Cooperative, Inc.                                237,502  307-309 West Broadway
183  Main Duane Owners Corporation                               218,985  134-140 Duane Street
184  Harrison Studios Corporation                                209,804  14 Harrison Street
185  Heights Owners Corporation                                  207,157  123 Henry Street
186  286 Pacific Street Owners Corporation                       194,229  286 Pacific Street
187  128 Sixth Avenue Housing Corporation                        164,375  128 Sixth Avenue
188  264 President Apartment Corporation                         152,616  264 President Street
189  233 Court Housing Corporation                               149,751  233 Court Street
190  659 DeGraw Housing Corporation                              129,504  659 DeGraw Street
191  279 Prospect Housing Corporation                            116,029  279 Prospect Place
192  397 7th Housing Corporation                                 103,039  397 7th Street
193  Three Twenty-Five Cooperative, Inc.                          96,976  325 Central Park West
194  90 Sterling Place Owners Corporation                         92,552  90 Sterling Place
195  193 Clint Housing Corporation                                88,797  193 Clinton Street


#             CITY                               COUNTY                       STATE         ZIP CODE
-             ----                               ------                       -----         --------
1             Santa Monica                       Los Angeles                    CA           90402
2A            Las Vegas                          Clark                          NV           89119
2B            Houston                            Harris                         TX           77042
2C            Irving                             Dallas                         TX           75038
2D            Houston                            Harris                         TX           77072
2E            Columbia                           Richland                       SC           29210
2F            Charlotte                          Mechlenberg                    NC           28215
2G            Memphis                            Shelby                         TN           38128
2H            Greenville                         Greenville                     SC           29607
2I            Columbia                           Richland                       SC           29206
2J            Macon                              Bibb                           GA           31206
3             Roseville                          Macomb                         MI           48066
4             Sugar Land                         Fort Bend                      TX           77478
5             Fort Wayne                         Allen                          IN           46825
6             Cincinnati                         Warren                         OH           45249
7             Cincinnati                         Clermont                       OH           45245
8             Eureka                             Humboldt                       CA           95503
9             Santa Clara                        Santa Clara                    CA           95054
10A           Las Vegas                          Clark                          NV           89122
10B           Houston                            Harris                         TX           77062
10C           Columbia                           Lexington                      SC           29210
10D           Warner Robins                      Houston                        GA           31093
11            San Diego                          San Diego                      CA           92121
12            Cincinnati                         Warren                         OH           45249
13            Cincinnati                         Hamilton                       OH           45246
14            Rosslyn                            Arlington                      VA           22209
15            Washington                         District of Columbia           DC           20004
16            Dedham                             Norfolk                        MA           02026
17            Cambridge                          Suffolk                        MA           02139
18            San Francisco                      San Francisco                  CA           94104
19            Manhattan Beach                    Los Angeles                    CA           90266
20            Sacramento                         Sacramento                     CA           95814
21A           Wichita                            Sedgwick                       KS           67203
21B           Wichita                            Sedgwick                       KS           67220
21C           Wichita                            Sedgwick                       KS           67206
22            Purchase                           Westchester                    NY           10577
23            Orange Township                    Delaware                       OH           43065
24            Nashville                          Davidson                       TN           37115
25            Mount Pleasant                     Isabella                       MI           48858
26            Dedham                             Norfolk                        MA           02137
27            Tallahassee                        Leon                           FL           32303
28A           Richardson                         Dallas                         TX           75081
28B           Richardson                         Dallas                         TX           75081
28C           Richardson                         Dallas                         TX           75081
28D           Richardson                         Dallas                         TX           75081
28E           Richardson                         Dallas                         TX           75081
29            Washington                         District of Columbia           DC           20037
30A           Chelmsford                         Middlesex                      MA           01824
30B           Florence                           Boone                          KY           41042
30C           City of Industry                   Los Angeles                    CA           91748
30D           Lancaster                          Dallas                         TX           75134
31            New York                           New York                       NY           10021
32            Columbus                           Franklin                       OH           43232
33            Marlborough                        Middlesex                      MA           01752
34            Mesa                               Maricopa                       AZ           85220
35            Houston                            Harris                         TX           77069
36A           Richardson                         Dallas                         TX           75081
36B           Richardson                         Dallas                         TX           75081
37            City of Industry                   Los Angeles                    CA           91746
38            Tucson                             Pima                           AZ           85706
39            Santa Monica                       Los Angeles                    CA           90404
40A           Austin                             Travis                         TX           78731
40B           Austin                             Travis                         TX           78704
41            Duncanville                        Dallas                         TX           75116
42            Dallas                             Dallas                         TX           75231
43            Redwood City                       San Mateo                      CA           94063
44            Dallas                             Dallas                         TX           75243
45            Evanston                           Cook                           IL           60201
46            Bakersfield                        Kern                           CA           93309
47            Jacksonville                       Onslow                         NC           28546
48            Detroit                            Wayne                          MI           48228
49            Detroit                            Wayne                          MI           48224
50            Detroit                            Wayne                          MI           48228
51            Detroit                            Wayne                          MI           48228
52            Daly City                          San Mateo                      CA           94014
53            Bakersfield                        Kern                           CA           93304
54            Toledo                             Lucas                          OH           43608
55            Dallas                             Dallas                         TX           75220
56            Vadnais Heights                    Ramsey                         MN           55110
57            New York                           New York                       NY           10013
58            Sacramento                         Sacramento                     CA           95833
59            Durham                             Durham                         NC           27713
60            East Hartford                      Hartford                       CT           06118
61            Belvidere                          Warren                         NJ           07823
62            Las Vegas                          Clark                          NV           89106
63            Humble                             Harris                         TX           77338
64            New York                           New York                       NY           10022
65            Houston                            Harris                         TX           77084
66            Las Vegas                          Clark                          NV           89146
67            College Station                    Brazos                         TX           77840
68            New York                           New York                       NY           10021
69            Long Beach                         Nassau                         NY           11561
70            Hollister                          San Benito                     CA           95023
71            Oak Forest                         Cook                           IL           60452
72            Addison                            Dallas                         TX           75244
73            Indianapolis                       Marion                         IN           46225
74            Downers Grove                      Du Page                        IL           60515
75            New York                           New York                       NY           10025
76            Austin                             Travis                         TX           78752
77            New York                           New York                       NY           10022
78            Omaha                              Douglas                        NE           68102
79            Abilene                            Taylor                         TX           79601
80            Las Vegas                          Clark                          NV           89120
81            Fort Smith                         Sebastian                      AR           72901
82            Houston                            Harris                         TX           77064
83            Corona                             Queens                         NY           11368
84            Louisville                         Boulder                        CO           80027
85            Amarillo                           Potter                         TX           79107
86            City of Industry                   Los Angeles                    CA           90601
87            Brooklyn                           Kings                          NY           11235
88            New York                           New York                       NY           10014
89            Loveland                           Larimer                        CO           80538
90            Yonkers                            Westchester                    NY           10710
91            Los Gatos                          Santa Clara                    CA           95032
92            New York                           New York                       NY           10028
93            Houston                            Harris                         TX           77084
94            Winter Springs                     Seminole                       FL           32708
95            Bedford                            Hillsborough                   NH           03110
96            Indianapolis                       Marion                         IN           46221
97            Cookeville                         Putnam                         TN           38508
98            Larchmont                          Westchester                    NY           10538
99            Altamonte Springs                  Seminole                       FL           32714
100           Brooklyn                           Kings                          NY           11235
101           San Diego                          San Diego                      CA           92101
102           Dublin                             Franklin                       OH           43017
103           Chattanooga                        Hamilton                       TN           37402
104           Yonkers                            Westchester                    NY           10704
105           Miami                              Miami-Dade                     FL           33186
106           Osage Beach                        Camden                         MO           65065
107           New York                           New York                       NY           10001
108           Brooklyn                           Kings                          NY           11218
109           New York                           New York                       NY           10025
110           New York                           New York                       NY           10025
111           West Chicago                       DuPage                         IL           60185
112           West Haven                         New Haven                      CT           06516
113           New York                           New York                       NY           10128
114           Dallas                             Dallas                         TX           75216
115           Downers Grove                      Du Page                        IL           60516
116           Mission Viejo                      Orange                         CA           92691
117           Forest Hills                       Queens                         NY           11375
118           Fort Myers                         Lee                            FL           33912
119           Greenville                         Mercer                         PA           16125
120           San Juan Capistrano                Orange                         CA           92674
121           Sulphur                            Calcasieu                      LA           70663
122           Mount Vernon                       Westchester                    NY           10552
123           New York                           New York                       NY           10011
124           Philadelphia                       Philadelphia                   PA           19107
125           Corpus Christi                     Newces                         TX           78418
126           New York                           New York                       NY           10023
127           Flushing                           Queens                         NY           11355
128           Garland                            Dallas                         TX           75044
129           Forest Hills                       Queens                         NY           11375
130           Bastrop                            Bastrop                        TX           78602
131           Austin                             Travis                         TX           78705
132           Boca Raton                         Palm Beach                     FL           33498
133           Bronx                              Bronx                          NY           10458
134           Baltimore                          Baltimore City                 MD           21210
135           Chicago                            Cook                           IL           60628
136           Miami                              Miami-Dade                     FL           33186
137           Rego Park                          Queens                         NY           11374
138           Dallas                             Dallas                         TX           75220
139           Normandy                           Saint Louis                    MO           63121
140           Hartford                           Hartford                       CT           06105
141           New York                           New York                       NY           10033
142           New York                           New York                       NY           10024
143           Bronx                              Bronx                          NY           10470
144           Estacada                           Clackamas                      OR           97023
145           Olivet                             Eaton                          MI           49076
146           Chicago                            Cook                           IL           60643
147           Saginaw                            Saginaw                        MI           48603
148           Forest Hills                       Queens                         NY           11375
149           Columbus                           Franklin                       OH           43235
150           Pompano Beach                      Broward                        FL           33064
151           Rochester                          Monroe                         NY           14604
152           San Jose                           Santa Clara                    CA           95130
153           Chesapeake                         Chesapeake City                VA           23320
154           Lighthouse Point                   Broward                        FL           33064
155           Mount Vernon                       Westchester                    NY           10550
156           Brooklyn                           Kings                          NY           11201
157           New York                           New York                       NY           10019
158           New York                           New York                       NY           10128
159           Austin                             Travis                         TX           78757
160           Pompano Beach                      Broward                        FL           33064
161           New York                           New York                       NY           10002
162           Decatur                            Dekalb                         GA           30030
163           Houston                            Harris                         TX           77055
164           Santa Ana                          Orange                         CA           92701
165           Santa Monica                       Los Angeles                    CA           90404
166           East Hartford                      Hartford                       CT           06108
167           New York                           New York                       NY           10003
168           Yonkers                            Westchester                    NY           10701
169           Austin                             Travis                         TX           78703
170           New York                           New York                       NY           10013
171           Tomball                            Harris                         TX           77375
172           New York                           New York                       NY           10011
173           Brooklyn                           Kings                          NY           11215
174           New York                           New York                       NY           10009
175           Farmingdale                        Nassau                         NY           11735
176           New York                           New York                       NY           10024
177           New York                           New York                       NY           10012
178           Brooklyn                           Kings                          NY           11215
179           Brooklyn                           Kings                          NY           11201
180           New York                           New York                       NY           10016
181           New York                           New York                       NY           10014
182           New York                           New York                       NY           10013
183           New York                           New York                       NY           10013
184           New York                           New York                       NY           10013
185           Brooklyn                           Kings                          NY           11201
186           Brooklyn                           Kings                          NY           11201
187           Brooklyn                           Kings                          NY           11217
188           Brooklyn                           Kings                          NY           11231
189           Brooklyn                           Kings                          NY           11201
190           Brooklyn                           Kings                          NY           11217
191           Brooklyn                           Kings                          NY           11238
192           Brooklyn                           Kings                          NY           10003
193           New York                           New York                       NY           10025
194           Brooklyn                           Kings                          NY           11217
195           Brooklyn                           Kings                          NY           11201

(1A) THE UNDERLYING MORTGAGE LOANS SECURED BY COLDWATER CROSSING, KINGS MALL I & II, AND EASTGATE MARKETPLACE ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.

(1B) THE UNDERLYING MORTGAGE LOANS SECURED BY TRI-COUNTY MARKETPLACE AND GOVERNOR'S PLAZA ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.

(1C) THE UNDERLYING MORTGAGE LOANS SECURED BY ELMIRA APARTMENTS, PARKVIEW MANOR APARTMENTS, GREENBRIAR APARTMENTS, AND VAN BUREN APARTMENTS ARE
CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.

                  DESCRIPTIONS OF THE MORTGAGED REAL PROPERTIES

                                                                                                  PROPERTY
#       PROPERTY NAME                                               PROPERTY TYPE                 SUB-TYPE
-       -------------                                               -------------                 --------
1       Ocean Towers                                                Multifamily                 Cooperative
2A      Sonterra Apartments                                         Multifamily                    Rental
2B      Cambridge Place Apartments                                  Multifamily                    Rental
2C      Glen Arbor Apartments                                       Multifamily                    Rental
2D      Broadmoor Apartments                                        Multifamily                    Rental
2E      St. Andrews Apartments                                      Multifamily                    Rental
2F      Windsor Harbor Apartments                                   Multifamily                    Rental
2G      Covington Crossing Apartments                               Multifamily                    Rental
2H      Rutland Ridge Apartments                                    Multifamily                    Rental
2I      Ravenwood Apartments                                        Multifamily                    Rental
2J      Brookhaven Townhomes                                        Multifamily                    Rental
3       Macomb Mall                                                 Retail                        Anchored
4       One Sugar Creek Place                                       Office
5       Coldwater Crossing (1A)                                     Retail                        Anchored
6       Kings Mall I & II (1A)                                      Retail                        Anchored
7       Eastgate Marketplace (1A)                                   Retail                        Anchored
8       Bayshore Mall                                               Retail                        Anchored
9       3111-3151 Coronado Avenue                                   Mixed Use                Office/Industrial
10A     Oasis Heights Apartments                                    Multifamily                    Rental
10B     Wolf Creek Apartments                                       Multifamily                    Rental
10C     Peachtree Place Apartments                                  Multifamily                    Rental
10D     Northcrest Apartments                                       Multifamily                    Rental
11      Alexandria Roselle Street Portfolio                         Mixed Use                  Office/Biotech
12      Governor's Plaza (1B)                                       Retail                        Anchored
13      Tri-County Marketplace (1B)                                 Retail                        Anchored
14      Residence Inn Arlington-Rosslyn                             Hotel
15      Courtyard by Marriott - Washington Convention Center        Hotel
16      850-888 Washington Street Office Buildings                  Office
17      600 Memorial Drive                                          Office
18      One Montgomery Street                                       Office
19      Residence Inn Manhattan Beach                               Hotel
20      Capitol Centre                                              Office
21A     Windsor at Barclay Apartments                               Multifamily                    Rental
21B     Windsor at Woodgate Apartments                              Multifamily                    Rental
21C     Windsor at Eastborough Apartments                           Multifamily                    Rental
22      Harrison Executive Park                                     Office
23      Northpointe Plaza                                           Retail                        Anchored
24      Rivergate Station                                           Retail                        Anchored
25      Sterling University Meadows                                 Multifamily                    Rental
26      63-101 Sprague Street                                       Industrial
27      Sterling University - Grove                                 Multifamily                    Rental
28A     Campbell Square I                                           Industrial
28B     Collins Boulevard Service Center                            Industrial
28C     Industrial Center II                                        Industrial
28D     Park East Service Center                                    Industrial
28E     Industrial Center III                                       Industrial
29      Residence Inn Dupont Circle                                 Hotel
30A     WNA Comet East, Inc.                                        Industrial
30B     WNA Hopple Plastics Facility                                Industrial
30C     WNA Comet West                                              Industrial
30D     WNA Office/Warehouse                                        Industrial
31      315 East 68th Street Corporation                            Multifamily                 Cooperative
32      Walnut Glen Apartments                                      Multifamily                    Rental
33      Post Road Plaza                                             Retail                        Anchored
34      Signal Butte Marketplace                                    Retail                        Anchored
35      The Copper Creek Apartments                                 Multifamily                    Rental
36A     Campbell Square II                                          Office
36B     Spring Creek Business Center                                Office
37      12820 & 12860 Crossroads Parkway South                      Office
38      Raytheon Office Complex                                     Office
39      2121 Cloverfield Boulevard                                  Office
40A     Austin Regional Clinic North                                Office
40B     Austin Regional Clinic South                                Office
41      Fairmeadows Apartments                                      Multifamily                    Rental
42      North Park Terrace Apartments                               Multifamily                    Rental
43      Woodside Self Storage                                       Self Storage
44      Timberleaf Apartments                                       Multifamily                    Rental
45      1840 Oak Avenue                                             Office
46      Crossroads Shopping Center                                  Retail                        Anchored
47      Ashley Park Apartments                                      Multifamily                    Rental
48      Parkview Manor Apartments (1C)                              Multifamily                    Rental
49      Greenbriar Apartments (1C)                                  Multifamily                    Rental
50      Van Buren Apartments (1C)                                   Multifamily                    Rental
51      Elmira Apartments (1C)                                      Multifamily                    Rental
52      Walgreens-Daly City                                         Retail                        Anchored
53      Valley Square Shopping Center                               Retail                        Anchored
54      Manhattan Plaza                                             Retail                        Anchored
55      Lake North Apartments                                       Multifamily                    Rental
56      Parkway Place                                               Industrial
57      Minneola, LLC                                               Multifamily                    Rental
58      Stantec Engineering Building                                Office
59      Generation Plaza                                            Office
60      Glenn Court Apartments                                      Multifamily                    Rental
61      Country View Village Manufactured Housing Community         Manufactured Housing
62      Walgreen's Drug Store-Las Vegas                             Retail                        Anchored
63      The Pines at Humble Park Apartments                         Multifamily                    Rental
64      Cannon Point North, Inc.                                    Multifamily                 Cooperative
65      Techniplex Business Center                                  Industrial
66      Sahara Vista II                                             Office
67      Midtown Apartments                                          Multifamily                    Rental
68      310 East 70th Street Apartment Corporation                  Multifamily                 Cooperative
69      Long Beach Owners Corporation                               Multifamily                 Cooperative
70      Clocktower Plaza                                            Retail                       Unanchored
71      LeClaire Station Apartments                                 Multifamily                    Rental
72      Addison Park Place Office Building                          Office
73      Square 74 Retail                                            Retail                       Unanchored
74      2600 Warrenville Road                                       Office
75      710 West End Avenue Corporation                             Multifamily                 Cooperative
76      1101 Camino La Costa                                        Office
77      220 East 54th Street Owners, Inc.                           Multifamily                 Cooperative
78      Vendor's Square Building                                    Mixed Use                Retail/Multifamily
79      Riatta Ranch Apartments                                     Multifamily                    Rental
80      The Patrick Lane Industrial Center-Phase II                 Industrial
81      Walgreen's Drug Store-Fort Smith                            Retail                        Anchored
82      Willowbrook Shopping Center                                 Retail                       Unanchored
83      Forest Hills Chateau Corporation                            Multifamily                 Cooperative
84      Village Shops at Colony Square Phase I                      Retail                       Unanchored
85      Walgreen's Drug Store-Amarillo                              Retail                        Anchored
86      12900 Crossroads Parkway South                              Office
87      2940-2950 Ocean Apartments, Inc.                            Multifamily                 Cooperative
88      790 Greenwich Street                                        Mixed Use                Retail/Multifamily
89      Compass Bank Building                                       Office
90      Sprain Associates                                           Multifamily                    Rental
91      Los Gatos Office Building                                   Office
92      1595-1597 Second Avenue                                     Mixed Use                Multifamily/Retail
93      The Park Row Business Center                                Mixed Use                Office/Industrial
94      Shurgard - Red Bug Lake Road                                Self Storage
95      2 Commerce Drive                                            Office
96      4760 Kentucky Avenue                                        Industrial
97      Fleetwood Village Apartments                                Multifamily                    Rental
98      Larchmont Gables Apartment Corporation                      Multifamily                 Cooperative
99      Shurgard-West Town                                          Self Storage
100     2555 East 12th Street Corporation                           Multifamily                 Cooperative
101     1660 Union Street Office Building                           Office
102     Tuttle Crossing Medical                                     Office
103     Jack's Alley                                                Mixed Use                  Office/Retail
104     43 Bronx River Road Owners Corporation                      Multifamily                 Cooperative
105     Kings Meadow Center                                         Retail                       Unanchored
106     Staples Office Superstore                                   Retail                        Anchored
107     33 Fifth Avenue Owners Corporation                          Multifamily                 Cooperative
108     Dahill Gardens                                              Multifamily                 Cooperative
109     200 West 108th Street Housing Corporation                   Multifamily                 Cooperative
110     800 West End Avenue Corporation                             Multifamily                 Cooperative
111     Flowserve Corporation                                       Industrial
112     CVS Pharmacy                                                Retail                        Anchored
113     155 Tenants Corporation                                     Multifamily                 Cooperative
114     Terrace Hills Apartments                                    Multifamily                    Rental
115     InSite Downers Grove                                        Retail                       Unanchored
116     DeNault Hardware                                            Retail                       Unanchored
117     Lafayette Owners Corporation                                Multifamily                 Cooperative
118     Andrea Lane Commercial Center                               Industrial
119     Greenville Crossing Shopping Center                         Retail                       Unanchored
120     De Nault Family Trust                                       Retail                       Unanchored
121     Sulphur Plaza Shopping Center                               Retail                       Unanchored
122     415 Gramatan Avenue Corporation                             Multifamily                 Cooperative
123     155 West 15th Street Housing Corporation                    Multifamily                 Cooperative
124     Beacon Hill Apartments                                      Multifamily                    Rental
125     Bay Bluff Apartments                                        Multifamily                    Rental
126     336 West End Avenue Corporation                             Multifamily                 Cooperative
127     Cherry Lane Owners Corporation                              Multifamily                 Cooperative
128     Oakridge Shopping Center                                    Retail                       Unanchored
129     67-87 & 68-09 Booth Owners Corporation                      Multifamily                 Cooperative
130     Best Storage                                                Self Storage
131     Timberwood Apartments                                       Multifamily                    Rental
132     InSite Palm Beach - Blockbuster Video                       Retail                       Unanchored
133     190 East Mosholu Parkway Owners Corporation                 Multifamily                 Cooperative
134     Tudor Arms Apartments Inc.                                  Multifamily                 Cooperative
135     InSite Chicago/Halstead                                     Retail                       Unanchored
136     Country Square Shopping Center                              Retail                       Unanchored
137     Rhoda Apartments Corporation                                Multifamily                 Cooperative
138     La Maison Apartments                                        Multifamily                    Rental
139     Normandy Apartments                                         Multifamily                    Rental
140     280 Collins Street                                          Multifamily                    Rental
141     736 West 186th Street Owners Corporation                    Multifamily                 Cooperative
142     101 West 80th Owners Corporation                            Multifamily                 Cooperative
143     4345 Webster Avenue                                         Multifamily                    Rental
144     Mountain View Mobile Estates                                Manufactured Housing
145     Shannon Apartments                                          Multifamily                    Rental
146     Insite Chicago - Blockbuster Video                          Retail                       Unanchored
147     InSite Saginaw (Blockbuster Building)                       Retail                       Unanchored
148     75-20 113th Street Owners Corporation                       Multifamily                 Cooperative
149     Brookside Business Center                                   Industrial
150     1060 Crystal Lake Drive                                     Multifamily                    Rental
151     East End Apartments                                         Multifamily                    Rental
152     Westgate Professional Center                                Office
153     Knell's Ridge Plaza                                         Mixed Use                  Office/Retail
154     2131 NE 41st Street                                         Multifamily                    Rental
155     Foursome Associates, LLC                                    Multifamily                    Rental
156     184 Columbia Heights Inc.                                   Multifamily                 Cooperative
157     415 West 57th Street Tenants Corporaton                     Multifamily                 Cooperative
158     Yorkville 87 Housing Corporation                            Multifamily                 Cooperative
159     Lulen Apartments                                            Multifamily                    Rental
160     1020 Crystal Lake Drive                                     Multifamily                    Rental
161     98-100 Suffolk Realty Corporation                           Multifamily                 Cooperative
162     Westchester Apartments                                      Multifamily                    Rental
163     Northstream Manor Apartments                                Multifamily                    Rental
164     1102-1106 South Pacific Avenue                              Multifamily                    Rental
165     1934 18th Street                                            Multifamily                    Rental
166     Tomshir Apartments                                          Multifamily                    Rental
167     125 East 4th Street Owners Corporation                      Multifamily                 Cooperative
168     North Broadway Estates, Ltd.                                Multifamily                 Cooperative
169     Fair Oaks Apartments                                        Multifamily                    Rental
170     Greenestreet Associates, Inc.                               Multifamily                 Cooperative
171     Sherwood Forest Shopping Center                             Retail                       Unanchored
172     310 West 18th Street Owners Corporation                     Multifamily                 Cooperative
173     253-259 Owners Corporation                                  Multifamily                 Cooperative
174     186 East 2nd Owners Corporation                             Multifamily                 Cooperative
175     Seagull Garden Apartment Owners Corporation                 Multifamily                 Cooperative
176     West 82 Tenants Realty Corporation                          Multifamily                 Cooperative
177     City Studios, Inc.                                          Multifamily                 Cooperative
178     370 9th Street Corporation                                  Multifamily                 Cooperative
179     219 Clinton Street Housing Corporation                      Multifamily                 Cooperative
180     107-38 Owners Corporation                                   Multifamily                 Cooperative
181     226 West 11th Owners Corporation                            Multifamily                 Cooperative
182     Jacob Cram Cooperative, Inc.                                Multifamily                 Cooperative
183     Main Duane Owners Corporation                               Multifamily                 Cooperative
184     Harrison Studios Corporation                                Multifamily                 Cooperative
185     Heights Owners Corporation                                  Multifamily                 Cooperative
186     286 Pacific Street Owners Corporation                       Multifamily                 Cooperative
187     128 Sixth Avenue Housing Corporation                        Multifamily                 Cooperative
188     264 President Apartment Corporation                         Multifamily                 Cooperative
189     233 Court Housing Corporation                               Multifamily                 Cooperative
190     659 DeGraw Housing Corporation                              Multifamily                 Cooperative
191     279 Prospect Housing Corporation                            Multifamily                 Cooperative
192     397 7th Housing Corporation                                 Multifamily                 Cooperative
193     Three Twenty-Five Cooperative, Inc.                         Multifamily                 Cooperative
194     90 Sterling Place Owners Corporation                        Multifamily                 Cooperative
195     193 Clint Housing Corporation                               Multifamily                 Cooperative


TOTAL/WEIGHTED AVERAGE:

MAXIMUM:
MINIMUM:

          UNITS/          FEE/                          YEAR        OCCUPANCY            DATE OF
#          SQ.FT        LEASEHOLD      YEAR BUILT    RENOVATED     RATE AT U/W (2)   OCCUPANCY RATE     APPRAISED VALUE
-          -----        ---------      ----------    ---------     ---------------   --------------     ---------------
1               317        Fee            1971          2001                100%       09/01/2000           $ 230,000,000
2A              350        Fee            1977          1996                 89%       09/19/2001              16,700,000
2B              336        Fee            1980          1997                 93%       06/21/2001              14,300,000
2C              320        Fee            1980          1994                 97%       07/20/2001              12,550,000
2D              235        Fee            1982          1998                 97%       06/21/2001               9,300,000
2E              224        Fee            1973          1999                 91%       06/28/2001               9,100,000
2F              200        Fee            1968          1998                 95%       06/21/2001               8,650,000
2G              231        Fee            1973          1999                 91%       06/21/2001               7,750,000
2H              152        Fee            1978          1999                 95%       07/20/2001               5,000,000
2I              112        Fee            1969          1999                 97%       06/21/2001               3,700,000
2J              104        Fee            1983          1999                 92%       06/21/2001               2,450,000
3           509,070        Fee            1964          1998                 98%       05/15/2001              67,000,000
4           509,428        Fee            1982          2000                100%       06/01/2001              63,000,000
5           246,365        Fee            1998          N/A                  93%       08/07/2001              22,000,000
6           119,999        Fee            1990          N/A                  97%       08/07/2001              14,800,000
7           141,500        Fee            1999          N/A                 100%       08/07/2001              11,500,000
8           429,546   Fee/Leasehold       1987          1994                 79%       07/25/2001              49,000,000
9           118,400        Fee            1984          1995                100%       08/31/2001              37,120,000
10A             240        Fee            1989          1996                 90%       08/29/2001              13,650,000
10B             232        Fee            1979          1998                 95%       07/25/2001              10,550,000
10C             240        Fee            1974          1999                 90%       07/25/2001               7,900,000
10D             112        Fee            1983          1999                 97%       07/20/2001               3,150,000
11          130,731        Fee            1980          1996                100%       07/01/2001              32,600,000
12          153,587        Fee            1994          2000                100%       08/07/2001              16,000,000
13           74,246        Fee            1998          N/A                 100%       08/07/2001              11,400,000
14              176        Fee            1999          N/A                  N/A           N/A                 33,200,000
15              188        Fee            1891          1999                 N/A           N/A                 33,500,000
16          133,382        Fee            1959          2001                 89%       03/01/2001              26,300,000
17           72,282        Fee            1926          1995                100%       06/26/2001              28,000,000
18           75,880        Fee            1908          1985                100%       04/18/2001              25,500,000
19              176        Fee            1985          2001                 N/A           N/A                 26,250,000
20          136,044        Fee            1984          1999                100%       06/06/2001              23,500,000
21A             240        Fee            1973          1996                 93%       06/30/2001               8,100,000
21B             239        Fee            1972          N/A                  97%       06/30/2001               8,200,000
21C             139        Fee            1969          N/A                  92%       06/30/2001               5,300,000
22          154,849        Fee            1969          1990                 93%       09/05/2001              20,900,000
23          220,431        Fee            1998          N/A                  99%       06/05/2001              22,500,000
24          216,701        Fee            1988          1998                 98%       09/05/2001              19,400,000
25              184        Fee            2000          N/A                  99%       02/19/2001              18,325,000
26          622,000        Fee            1899          1991                 99%       06/30/2001              19,700,000
27              168        Fee            2000          N/A                  90%       05/02/2001              17,850,000
28A          82,432        Fee            1981          1995                100%       08/01/2001               7,300,000
28B          60,190        Fee            1980          1999                 94%       08/01/2001               3,840,000
28C          60,856        Fee            1980          1998                100%       08/01/2001               3,900,000
28D          50,500        Fee            1980          1999                100%       08/01/2001               3,000,000
28E          30,400        Fee            1980          1999                 58%       08/01/2001               2,230,000
29              107        Fee            1999          N/A                  N/A           N/A                 18,200,000
30A         112,310        Fee            1969          1983                100%       03/30/2001               5,850,000
30B         166,849        Fee            1970          1988                100%       03/30/2001               6,900,000
30C          67,546        Fee            1974          1978                100%       03/30/2001               3,970,000
30D          23,165        Fee            1984          1996                100%       03/30/2001               1,200,000
31              260        Fee            1931          1981                100%       07/26/2001             131,900,000
32              724        Fee            1972          1996                 97%       05/30/2001              19,100,000
33          209,190        Fee            1967          2000                 99%       03/01/2001              18,000,000
34          116,282        Fee            1996          2000                 98%       07/01/2001              12,500,000
35              300        Fee            1982          2000                 93%       07/20/2001              11,600,000
36A          82,745        Fee            1983          N/A                 100%       06/01/2001               6,500,000
36B          64,534        Fee            1984          1993                100%       08/02/2001               5,300,000
37           88,331        Fee            1992          1999                100%       05/31/2001              10,800,000
38          120,810        Fee            1999          N/A                 100%       06/01/2001               9,650,000
39           43,982        Fee            1978          1999                 93%       05/01/2001               9,900,000
40A          45,541        Fee            1981          1999                100%       06/01/2001               6,700,000
40B          19,585        Fee            1985          1999                100%       06/01/2001               2,720,000
41              200        Fee            1971          1995                 94%       08/01/2001               8,330,000
42              318        Fee            1973          1999                 91%       08/07/2001               8,100,000
43              572        Fee            2000          N/A                  84%       07/17/2001               7,200,000
44               78        Fee            1973          2001                 91%       07/17/2001               6,700,000
45           51,071        Fee            1920          1990                 94%       08/31/2001               7,200,000
46           98,175        Fee            1985          N/A                  93%       06/26/2001               7,550,000
47              152        Fee            1983          1999                100%       08/01/2001               6,650,000
48               80        Fee            1973          1999                 99%       08/16/2001               2,225,000
49               98        Fee            1966          2000                 98%       08/16/2001               2,300,000
50               52        Fee            1969          1999                 96%       08/16/2001               1,625,000
51               34        Fee            1964          1999                 88%       08/16/2001                 975,000
52           13,905        Fee            2000          N/A                 100%       06/13/2001               6,630,000
53           43,337        Fee            1973          N/A                 100%       07/09/2001               6,350,000
54          221,846        Fee            1967          1992                 96%       05/31/2001               6,800,000
55              223        Fee            1954          1999                 94%       07/03/2001               5,800,000
56           91,868        Fee            1988          2000                 95%       06/25/2001               6,100,000
57               30        Fee            1900          1995                 93%       08/22/2001               6,200,000
58           39,841        Fee            1987          N/A                 100%       06/01/2001               5,895,000
59           37,475        Fee            2000          N/A                 100%       04/06/2001               5,600,000
60              141        Fee            1965          1996                 95%       02/01/2001               5,400,000
61              236        Fee            1986          2001                 89%       07/03/2001               6,000,000
62           15,120        Fee            2001          N/A                 100%       06/25/2001               5,130,000
63              170        Fee            1974          2000                 94%       06/20/2001               5,340,000
64              319        Fee            1959          1959                100%       05/16/2001             214,000,000
65           78,116        Fee            1983          N/A                 100%       06/30/2001               5,000,000
66           37,919        Fee            1998          N/A                  94%       06/30/2001               5,930,000
67               42        Fee            1999          N/A                 100%       04/24/2001               4,960,000
68              134        Fee            1959          1988                100%       06/27/2001              41,070,000
69               93        Fee            1970          1986                100%       09/07/2001              14,350,000
70           40,400        Fee            1998          N/A                 100%       07/31/2001               5,340,000
71              124        Fee            1972          1999                 99%       06/08/2001               4,775,000
72           42,526        Fee            1973          1996                 85%       08/31/2001               4,600,000
73           30,810     Leasehold         1995          N/A                 100%       05/11/2001               5,550,000
74           44,466        Fee            1985          N/A                  90%       05/01/2001               4,350,000
75               92        Fee            1928          1982                100%       08/15/2001              36,530,000
76           46,122        Fee            1981          N/A                  92%       06/01/2001               4,300,000
77              140        Fee            1962          1981                100%       06/28/2001              32,900,000
78           31,710        Fee            1890          1999                 76%       07/27/2001               5,225,000
79              128        Fee            1973          1999                 96%       04/19/2001               4,000,000
80           54,707        Fee            2000          N/A                 100%       05/01/2001               4,125,000
81           15,120        Fee            1999          N/A                 100%       04/20/2001               4,250,000
82           15,830        Fee            2000          N/A                 100%       08/17/2001               4,150,000
83              188        Fee            1967          1980                100%       07/31/2001              10,580,000
84           19,395        Fee            2000          N/A                 100%       07/30/2001               4,000,000
85           15,120        Fee            2000          N/A                 100%       04/20/2001               4,100,000
86           34,245        Fee            1985          1999                100%       04/30/2001               4,200,000
87              125        Fee            1930          1988                100%       03/28/2001               8,650,000
88           21,519        Fee            1920          2001                100%       09/04/2001               7,870,000
89           21,837        Fee            1999          N/A                 100%       05/31/2001               4,100,000
90               90        Fee            1970          1995                100%       12/28/2000               5,200,000
91           12,030        Fee            2000          N/A                 100%       08/17/2001               5,000,000
92           10,740        Fee            1910          2000                100%       08/01/2001               3,850,000
93           42,070        Fee            1999          N/A                 100%       05/25/2001               3,800,000
94              588        Fee            1998          N/A                  79%       05/11/2001               3,900,000
95           47,655        Fee            1989          N/A                 100%       04/30/2001               4,000,000
96          134,600        Fee            1974          2001                100%       05/04/2001               3,400,000
97              128        Fee            1977          1999                 91%       05/25/2001               3,600,000
98               48        Fee            1924          2001                100%       05/24/2001               6,300,000
99              455        Fee            1998          N/A                  73%       05/11/2001               3,270,000
100              89        Fee            1964          1984                100%       06/07/2001               7,550,000
101          21,806        Fee            1989          2001                100%       08/23/2001               3,250,000
102          19,926        Fee            2000          N/A                 100%       07/31/2001               2,850,000
103          26,700        Fee            1900          1997                 90%       06/01/2001               2,975,000
104             118        Fee            1959          1984                100%       07/10/2001               6,750,000
105          29,691        Fee            1987          1993                 94%       08/01/2001               2,825,000
106          23,942        Fee            2001          N/A                 100%       06/25/2001               2,600,000
107              60        Fee            1923          1985                100%       08/16/2001              39,800,000
108              82        Fee            1950          1987                100%       05/15/2001               5,970,000
109             110        Fee            1930          2000                100%       11/16/2000              14,870,000
110              87        Fee            1926          1979                100%       08/30/2001              75,730,000
111          57,000        Fee            1989          N/A                 100%       08/13/2001               2,700,000
112          10,125   Fee/Leasehold       2000          N/A                 100%       07/18/2001               2,400,000
113              71        Fee            1927          1982                100%       07/27/2001              23,400,000
114             128        Fee            1971          N/A                  96%       05/01/2001               2,350,000
115           9,115        Fee            1991          1999                100%       05/15/2001               2,450,000
116          17,920        Fee            1988          N/A                 100%       06/15/2001               2,800,000
117             123        Fee            1942          1984                100%       06/25/2001              13,320,000
118          82,360        Fee            1978          N/A                  99%       06/30/2001               2,450,000
119          22,900        Fee            2000          N/A                 100%       05/15/2001               2,175,000
120          17,820        Fee            1976          N/A                 100%       09/24/1998               2,400,000
121          15,500        Fee            1999          N/A                 100%       12/31/2000               2,160,000
122              52        Fee            1966          1982                100%       06/22/2001               4,400,000
123              39        Fee            1950          1980                100%       06/20/2001              21,490,000
124              37        Fee            1920          1995                100%       05/01/2001               2,100,000
125              57        Fee            1968          2000                 96%       04/25/2001               1,890,000
126             104        Fee            1931          1972                100%       09/06/2001              48,400,000
127              71        Fee            1959          1984                100%       08/08/2001               4,360,000
128          29,024        Fee            1982          N/A                  88%       06/30/2001               1,950,000
129             109        Fee            1950          1988                100%       07/31/2001              11,830,000
130             373        Fee            1997          N/A                  91%       05/02/2001               2,350,000
131              40        Fee            1973          N/A                 100%       02/22/2001               1,650,000
132           6,500        Fee            2000          N/A                 100%       05/15/2001               1,555,000
133              54        Fee            1938          1989                100%       04/19/2001               4,030,000
134              48        Fee            1920          1947                100%       12/05/2000               4,098,000
135           6,370        Fee            1999          N/A                 100%       05/15/2001               1,600,000
136          25,527        Fee            1986          1993                100%       04/01/2001               1,600,000
137              42        Fee            1947          1987                100%       08/20/2001               3,770,000
138              71        Fee            1974          2000                100%       03/31/2001               1,375,000
139              50        Fee            1965          2001                100%       05/16/2001               1,380,000
140              54        Fee            1960          1982                 98%       03/16/2001               1,500,000
141              54        Fee            1939          1988                100%       11/20/2000               7,140,000
142              58        Fee            1900          1999                100%       08/17/2001              13,730,000
143              60        Fee            1955          N/A                 100%       12/28/2000               1,900,000
144              43        Fee            1970          1998                 98%       04/01/2001               1,275,000
145              56        Fee            1967          1979                 96%       02/15/2001               1,200,000
146           5,040        Fee            2000          N/A                 100%       05/15/2001               1,365,000
147           6,240        Fee            2000          N/A                 100%       03/23/2001               1,350,000
148              74        Fee            1950          1984                100%       08/20/2001               5,040,000
149          28,800        Fee            1989          N/A                 100%       05/31/2001               1,300,000
150              16        Fee            1969          2000                100%       03/19/2001               1,150,000
151              49        Fee            1923          1997                 94%       05/01/2001               1,100,000
152           8,000        Fee            1961          1990                100%       03/10/2001               1,560,000
153          14,891        Fee            1987          N/A                 100%       08/31/2001               1,145,000
154              18        Fee            1976          2000                100%       03/19/2001               1,125,000
155              40        Fee            1920          N/A                 100%       09/01/2001               1,310,000
156              17        Fee            1921          1921                100%       05/18/2001              11,400,000
157              26        Fee            1870          1984                100%       06/04/2001               4,600,000
158              18        Fee            1930          1984                100%       08/21/2001               3,595,000
159              26        Fee            1968          N/A                 100%       08/01/2001                 925,000
160              13        Fee            1956          1999                100%       03/19/2001                 900,000
161              39        Fee            1920          1940                100%       06/27/2001               6,060,000
162              24        Fee            1955          1993                 96%       02/28/2001               1,325,000
163              26        Fee            1964          2000                100%       05/09/2001                 800,000
164              16        Fee            1957          1998                100%       09/16/2001                 930,000
165               8        Fee            1986          N/A                 100%       04/20/2001                 980,000
166              21        Fee            1964          1988                 95%       05/15/2001                 800,000
167              28        Fee            1903          1996                100%       03/16/2001               3,890,000
168              54        Fee            1955          1996                100%       06/26/2001               2,670,000
169              11        Fee            1956          N/A                 100%       04/01/2001                 670,000
170               9        Fee            1895          1986                100%       07/11/2001               8,100,000
171          12,000        Fee            1981          N/A                 100%       02/21/2001                 670,000
172              15        Fee            1888          1986                100%       05/23/2001               2,795,000
173              17        Fee            1904          1979                100%       06/26/2001               7,730,000
174              16        Fee            1880          1987                100%       06/15/2000               1,950,000
175              20        Fee            1963          2000                100%       04/04/2001               1,685,000
176               9        Fee            1900          1981                100%       08/28/2001               4,170,000
177               7        Fee            1900          1978                100%       06/06/2001               7,400,000
178               8        Fee            1920          1984                100%       07/30/2001               2,980,000
179               4        Fee            1843          1980                100%       01/03/2001               3,075,000
180               8        Fee            1920          1978                100%       06/28/2001               3,010,000
181               7        Fee            1838          1986                100%       07/13/2001               2,718,000
182               7        Fee            1892          1969                100%       06/15/2000               7,410,000
183              14        Fee            1920          1984                100%       06/26/2001              12,640,000
184               6        Fee            1890          1977                100%       06/14/2000               6,140,000
185              10        Fee            1894          1985                100%       08/17/2000               1,266,000
186               4        Fee            1910          1986                100%       05/24/2001               1,170,000
187               5        Fee            1876          1967                100%       05/09/2001               1,345,000
188               5        Fee            1890          1997                100%       05/14/2001               1,395,000
189               4        Fee            1900          1984                100%       08/24/2001               1,380,000
190               4        Fee            1880          1986                100%       05/18/2001                 780,000
191               4        Fee            1910          1986                100%       11/27/2000                 640,000
192               4        Fee            1890          1986                100%       01/05/2001               1,280,000
193              18        Fee            1903          1992                100%       12/08/2000              15,200,000
194               4        Fee            1880          1980                100%       05/15/2001               1,304,000
195               5        Fee            1857          1972                100%       05/25/2001               1,850,000
                                       ------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                   1972          1996                 97%                          $ 2,464,501,000
                                       ====================================================================================

MAXIMUM:                                  2001          2001                100%                            $ 230,000,000
MINIMUM:                                  1838          1921                 58%                                $ 640,000

              MOST RECENT             MOST             MOST             MOST
          OPERATING STATEMENT        RECENT           RECENT           RECENT
#                DATE               REVENUE          EXPENSES           NOI             U/W NOI         U/W NCF (3)
-                ----               -------          --------           ----            -------         -----------
1                 N/A                        N/A             N/A               N/A      $ 15,113,664      $ 15,113,664
2A            07/31/2001             $ 2,336,735       $ 846,210       $ 1,490,525         1,698,699         1,611,199
2B            07/31/2001               2,175,706       1,037,551         1,138,155         1,338,105         1,254,105
2C            07/31/2001               2,146,671         846,093         1,300,578         1,286,043         1,206,043
2D            07/31/2001               1,640,315         779,034           861,281           903,248           844,498
2E            07/31/2001               1,410,978         665,633           745,345           856,130           800,130
2F            07/31/2001               1,284,954         570,775           714,179           848,584           798,584
2G            07/30/2001               1,309,245         641,018           668,227           779,360           721,610
2H            07/31/2001                 909,262         400,861           508,401           548,493           510,493
2I            07/31/2001                 659,526         292,458           367,068           376,947           348,947
2J            07/31/2001                 508,337         235,132           273,205           315,737           289,737
3             04/30/2001              10,882,054       4,913,036         5,969,018         5,935,145         5,593,213
4             03/31/2001              10,049,118       4,329,404         5,719,714         5,560,188         4,912,714
5             06/30/2001               2,855,414         628,816         2,226,598         1,610,674         1,440,503
6             06/30/2001               1,964,654         409,844         1,554,810         1,378,195         1,255,174
7             06/30/2001               1,439,528         242,798         1,196,730         1,088,321           978,049
8             06/30/2001               8,282,600       2,890,600         5,392,000         5,181,655         4,521,061
9             04/30/2001               1,407,112         286,553         1,120,559         3,115,707         2,959,810
10A           07/31/2001               1,689,287         579,950         1,109,337         1,400,635         1,340,635
10B           07/31/2001               1,646,789         734,084           912,705           959,888           901,888
10C           07/31/2001               1,361,305         652,424           708,881           797,853           737,853
10D           07/31/2001                 553,759         273,675           280,084           307,579           279,579
11            02/28/2001               3,358,068         516,996         2,841,072         2,864,123         2,639,009
12            06/30/2001               1,709,120         178,512         1,530,608         1,461,143         1,408,389
13            06/30/2001               1,477,460         242,026         1,235,434         1,018,617           948,428
14            06/30/2001               7,291,032       3,626,175         3,664,857         3,367,833         3,095,135
15            04/30/2001               8,788,636       5,390,803         3,397,833         3,350,105         2,998,766
16                N/A                        N/A             N/A               N/A         2,225,337         2,099,779
17            04/30/2001               2,076,508         811,897         1,264,610         2,364,870         2,232,215
18            02/28/2001               3,064,794         880,458         2,184,336         2,222,576         2,205,389
19            05/18/2001               6,698,228       3,628,944         3,069,284         2,779,901         2,476,477
20                N/A                        N/A             N/A               N/A         2,226,025         1,940,777
21A           12/31/2000               1,372,710         638,862           733,848           796,519           736,519
21B           12/31/2000               1,400,185         705,804           694,381           791,460           731,710
21C           12/31/2000                 954,270         548,448           405,822           536,999           502,499
22            12/31/2000               3,440,438       1,698,555         1,741,883         1,880,966         1,775,002
23            05/31/2001               2,363,866         924,653         1,439,213         2,027,572         1,905,618
24            06/30/2001               2,328,537         475,068         1,853,469         1,804,067         1,697,447
25            02/28/2001               2,367,454         733,791         1,633,663         1,477,077         1,477,077
26            06/30/2001               3,106,564       1,132,546         1,974,018         2,127,537         1,950,430
27            03/31/2001               2,414,059         673,017         1,741,042         1,531,972         1,531,972
28A           12/31/2000                 974,205         222,230           751,975           733,801           667,602
28B           12/31/2000                 440,743         135,228           305,515           366,987           323,183
28C           11/28/2000                 502,499         135,008           367,491           367,245           323,324
28D           12/31/2000                 417,197         115,324           301,873           335,018           298,900
28E           12/31/2000                 318,157          79,241           238,916           122,864            99,425
29            04/30/2001               5,096,435       3,157,749         1,938,686         1,909,491         1,706,620
30A               N/A                        N/A             N/A               N/A           608,142           557,086
30B               N/A                        N/A             N/A               N/A           575,488           488,743
30C               N/A                        N/A             N/A               N/A           362,245           334,784
30D               N/A                        N/A             N/A               N/A           100,576            93,517
31                N/A                        N/A             N/A               N/A         6,099,033         6,099,033
32            05/31/2001               3,742,344       1,973,017         1,769,327         1,755,455         1,574,455
33            12/31/2000               1,932,834         520,542         1,412,292         1,541,364         1,378,151
34            03/31/2001               1,241,960         294,408           947,552         1,052,305         1,000,525
35            03/31/2001               1,814,270         793,487         1,020,783         1,126,019         1,051,019
36A           07/31/2001                 739,291         212,733           526,558           558,178           488,628
36B           07/31/2001                 680,317         163,942           516,375           550,375           495,727
37                N/A                        N/A             N/A               N/A         1,004,672           895,141
38            07/31/2001               1,507,988         551,173           956,815           881,015           795,239
39            05/31/2001               1,236,071         387,762           848,309           846,979           797,815
40A               N/A                        N/A             N/A               N/A           619,534           567,270
40B               N/A                        N/A             N/A               N/A           251,496           238,127
41            06/30/2001               1,437,785         881,577           556,208           789,729           739,729
42            04/30/2001               1,696,396         955,946           740,450           914,399           834,899
43            06/30/2001                 877,698         219,580           658,118           666,244           666,244
44            06/30/2001                 823,218         352,198           471,020           510,999           510,999
45            06/30/2001               1,008,779         476,563           532,216           648,444           589,694
46            06/30/2001                 951,210         221,010           730,200           735,945           655,059
47            12/31/2000                 962,462         304,707           657,755           675,632           637,632
48            12/31/2000                 405,265         218,776           186,489           201,291           181,291
49            12/31/2000                 401,084         218,116           182,968           193,101           168,601
50            12/31/2000                 264,092         106,628           157,464           158,032           145,032
51            12/31/2000                 164,633          78,306            86,327            89,316            80,820
52            06/30/2001                 550,000               -           550,000           531,414           531,414
53            06/30/2001                 805,146         159,501           645,645           571,246           527,950
54            05/30/2001               1,088,027         344,118           743,909           792,255           597,887
55            12/31/2000               1,289,734         769,258           520,476           653,063           597,313
56            04/30/2001                 990,220         305,811           684,409           574,271           494,938
57            12/31/2000                     N/A             N/A           428,964           529,369           512,049
58            06/26/2001                 764,374         126,270           638,104           550,573           513,868
59            07/31/2001                 532,891         188,652           344,239           489,504           442,941
60            04/30/2001                 895,970         402,572           493,398           525,206           489,956
61            03/31/2001                 735,936         197,435           538,501           493,222           481,422
62                N/A                        N/A             N/A               N/A           414,832           414,832
63            06/30/2001                 963,627         487,269           476,358           542,069           499,569
64                N/A                        N/A             N/A               N/A        10,395,871        10,395,871
65            04/30/2001                 634,805         192,304           442,501           482,787           424,085
66            06/29/2001                 694,894         183,414           511,480           504,148           438,032
67            03/31/2001                 733,944         266,810           467,134           451,815           451,815
68                N/A                        N/A             N/A               N/A         2,783,320         2,783,320
69                N/A                        N/A             N/A               N/A           987,387           987,387
70            06/30/2001                 755,094         240,856           514,238           589,848           541,859
71            12/31/2000                 802,129         447,769           354,360           476,720           445,720
72            06/30/2001                 739,740         313,222           426,518           458,620           417,303
73            04/30/2001                 740,868          55,200           685,668           588,350           546,389
74            04/30/2001                 633,123         230,946           402,177           412,357           358,240
75                N/A                        N/A             N/A               N/A         1,799,665         1,799,665
76            12/31/2000                 295,114         148,773           146,341           522,462           509,018
77                N/A                        N/A             N/A               N/A         2,364,003         2,364,003
78            06/30/2001                 542,378         178,658           363,720           381,074           358,985
79            03/31/2001                 673,126         324,197           348,929           372,465           340,465
80            04/30/2001                 472,104          31,083           441,021           365,573           334,147
81                N/A                        N/A             N/A               N/A           341,597           341,597
82                N/A                        N/A             N/A               N/A           385,383           364,890
83                N/A                        N/A             N/A               N/A           876,630           876,630
84                N/A                        N/A             N/A               N/A           380,349           359,392
85                N/A                        N/A             N/A               N/A           329,957           329,957
86            03/31/2001                 722,911         285,455           437,456           425,342           354,611
87                N/A                        N/A             N/A               N/A           535,629           535,629
88            12/31/1999                     N/A             N/A           130,033           703,791           691,861
89            05/31/2001                 541,898         195,758           346,140           341,812           310,094
90            12/31/2000                     N/A             N/A           524,582           509,456           486,206
91            06/30/2001                 694,699         146,091           548,608           486,605           455,334
92            12/31/2000                 495,131         114,574           380,557           320,763           312,577
93            05/31/2001                 539,767          49,574           490,193           340,276           300,169
94            04/30/2001                 583,228         250,716           332,512           322,823           322,823
95            12/31/2000                     N/A             N/A           428,923           329,546           283,489
96                N/A                        N/A             N/A               N/A           294,909           267,710
97            05/31/2001                 618,097         314,648           303,449           309,931           277,931
98                N/A                        N/A             N/A               N/A           592,944           592,944
99            04/30/2001                 523,104         241,051           282,053           275,817           275,817
100               N/A                        N/A             N/A               N/A           523,102           523,102
101           12/31/2000                 430,620         113,946           316,674           300,175           262,114
102            01/1/2001                 390,504         129,149           261,355           249,970           235,397
103           06/30/2001                 422,418         141,466           280,952           279,182           255,858
104               N/A                        N/A             N/A               N/A           648,407           648,407
105           05/31/2001                 545,776         170,927           374,849           308,479           270,179
106               N/A                        N/A             N/A               N/A           235,307           222,234
107               N/A                        N/A             N/A               N/A         1,459,940         1,459,940
108               N/A                        N/A             N/A               N/A           426,032           426,032
109               N/A                        N/A             N/A               N/A         1,037,220         1,037,220
110               N/A                        N/A             N/A               N/A         3,264,390         3,264,390
111               N/A                        N/A             N/A               N/A           236,959           224,103
112           06/30/2001                 332,868         141,972           190,896           201,142           201,142
113               N/A                        N/A             N/A               N/A         1,438,427         1,438,427
114           03/28/2001                 697,480         455,130           242,350           261,807           229,807
115           05/31/2001                 276,532          40,036           236,496           211,300           200,817
116           12/31/1999                     N/A             N/A           264,121           259,456           243,328
117               N/A                        N/A             N/A               N/A           822,221           822,221
118           02/28/2001                 355,979         110,232           245,747           244,147           207,085
119           04/30/2001                 298,569          47,715           250,854           226,277           213,177
120           12/31/2000                     N/A             N/A           214,922           237,876           221,838
121           12/31/2000                 242,520          53,388           189,132           203,024           185,199
122               N/A                        N/A             N/A               N/A           271,511           271,511
123               N/A                        N/A             N/A               N/A         1,040,440         1,040,440
124           05/31/2001                 306,574          83,705           222,869           193,768           181,240
125           04/30/2001                 367,464         156,700           210,764           207,740           193,490
126               N/A                        N/A             N/A               N/A         2,355,718         2,355,718
127               N/A                        N/A             N/A               N/A           400,283           400,283
128           06/30/2001                 287,902          94,298           193,604           185,054           160,030
129               N/A                        N/A             N/A               N/A         1,157,698         1,157,698
130           03/31/2001                 292,263          93,189           199,074           195,740           195,740
131           12/31/2000                 245,258          70,617           174,641           157,659           143,659
132           05/31/2001                 185,397          25,975           159,422           141,616           134,141
133               N/A                        N/A             N/A               N/A           274,864           274,864
134               N/A                        N/A             N/A               N/A           350,222           350,222
135           05/31/2001                 198,807          50,898           147,909           132,058           124,732
136           03/31/2001                 269,316          77,421           191,895           160,635           135,243
137               N/A                        N/A             N/A               N/A           211,578           211,578
138           03/31/2001                 356,292         182,786           173,506           149,077           131,327
139           03/31/2001                 229,219          93,690           135,529           144,415           131,315
140           12/31/2000                 330,441         165,222           165,219           193,944           179,904
141               N/A                        N/A             N/A               N/A           403,566           403,566
142               N/A                        N/A             N/A               N/A           924,315           924,315
143           12/31/2000                     N/A             N/A           239,540           171,584           156,084
144           03/31/2001                 170,675          40,629           130,046           112,664           110,354
145           12/31/2000                 238,982         106,897           132,085           125,563           111,563
146           07/31/2001                 159,051          42,748           116,303           112,805           107,009
147           05/31/2001                  97,963          17,556            80,407           118,251           111,102
148               N/A                        N/A             N/A               N/A           438,271           438,271
149           05/31/2001                 196,129          67,501           128,628           155,295           132,831
150           03/31/2001                 172,000          40,432           131,568           112,120           108,120
151           12/31/2000                 236,819         100,904           135,915           119,882           107,632
152           02/28/2001                 155,071          32,085           122,986           110,244            99,740
153           05/31/2001                 191,365          42,788           148,577           123,653           105,039
154           03/31/2001                 163,672          41,652           122,020           102,440            97,940
155           12/31/2000                     N/A             N/A           102,192           112,085           101,835
156               N/A                        N/A             N/A               N/A           412,075           412,075
157               N/A                        N/A             N/A               N/A           314,241           314,241
158               N/A                        N/A             N/A               N/A           283,505           283,505
159           07/31/2001                 197,856          84,013           113,843            99,229            92,729
160           03/31/2001                 137,736          29,032           108,704            95,668            92,418
161               N/A                        N/A             N/A               N/A           516,056           516,056
162           12/31/2000                 182,740          75,654           107,086           109,370           103,370
163               N/A                        N/A             N/A               N/A            75,362            68,862
164           06/30/2001                 126,377          41,617            84,760            91,448            86,969
165           04/30/2001                  95,439          17,694            77,745            66,406            66,406
166           03/31/2001                 175,911         115,624            60,287            81,509            76,259
167               N/A                        N/A             N/A               N/A           366,225           366,225
168               N/A                        N/A             N/A               N/A           354,993           354,993
169           03/31/2001                  82,702          28,467            54,235            57,235            54,485
170               N/A                        N/A             N/A               N/A           490,692           490,692
171           12/31/2000                 105,004          35,566            69,438            75,579            65,387
172               N/A                        N/A             N/A               N/A           167,880           167,880
173               N/A                        N/A             N/A               N/A           428,144           428,144
174               N/A                        N/A             N/A               N/A           105,294           105,294
175               N/A                        N/A             N/A               N/A           144,208           144,208
176               N/A                        N/A             N/A               N/A           231,112           231,112
177               N/A                        N/A             N/A               N/A           566,620           566,620
178               N/A                        N/A             N/A               N/A           206,258           206,258
179               N/A                        N/A             N/A               N/A           122,191           122,191
180               N/A                        N/A             N/A               N/A           201,125           201,125
181               N/A                        N/A             N/A               N/A           141,012           141,012
182               N/A                        N/A             N/A               N/A           607,494           607,494
183               N/A                        N/A             N/A               N/A           837,392           837,392
184               N/A                        N/A             N/A               N/A           390,653           390,653
185               N/A                        N/A             N/A               N/A            92,826            92,826
186               N/A                        N/A             N/A               N/A            67,012            67,012
187               N/A                        N/A             N/A               N/A            93,672            93,672
188               N/A                        N/A             N/A               N/A            89,984            89,984
189               N/A                        N/A             N/A               N/A            83,325            83,325
190               N/A                        N/A             N/A               N/A            47,568            47,568
191               N/A                        N/A             N/A               N/A            54,292            54,292
192               N/A                        N/A             N/A               N/A            78,814            78,814
193               N/A                        N/A             N/A               N/A           716,871           716,871
194               N/A                        N/A             N/A               N/A            82,457            82,457
195               N/A                        N/A             N/A               N/A            93,435            93,435


                             ------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            $ 171,361,981    $ 68,489,062     $ 105,206,196     $ 187,694,842     $ 178,371,409
                             ==========================================================================================
MAXIMUM:                            $ 10,882,054     $ 5,390,803       $ 5,969,018      $ 15,113,664      $ 15,113,664
MINIMUM:                                $ 82,702             $ -          $ 54,235          $ 47,568          $ 47,568

(1A) THE UNDERLYING MORTGAGE LOANS SECURED BY COLDWATER CROSSING, KINGS MALL I & II, AND EASTGATE MARKETPLACE ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.

(1B) THE UNDERLYING MORTGAGE LOANS SECURED BY TRI-COUNTY MARKETPLACE AND GOVERNOR'S PLAZA ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.

(1C) THE UNDERLYING MORTGAGE LOANS SECURED BY ELMIRA APARTMENTS, PARKVIEW MANOR APARTMENTS, GREENBRIAR APARTMENTS, AND VAN BUREN APARTMENTS ARE
CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.

(2) DOES NOT INCLUDE THE HOTEL PROPERTIES.

(3) UNDERWRITTEN NCF REFLECTS THE NET CASH FLOW AFTER U/W REPLACEMENT RESERVES, U/W LC'S AND TI'S AND U/W FF&E.

                CHARACTERISTICS OF THE UNDERLYING MORTGAGE LOANS

                                                                             ORIGINAL          CUT-OFF DATE      PERCENTAGE OF
                                                                            PRINCIPAL           PRINCIPAL           MORTGAGE
#        LOAN NAME                                                           BALANCE             BALANCE          POOL BALANCE
-        ---------                                                           -------             -------          ------------
1        Ocean Towers                                                         $ 70,000,000        $ 69,935,028        6.5%
2        Eaton Vance / Alliance GT-4 Portfolio                                  70,054,090          69,586,157        6.5%
3        Macomb Mall                                                            47,300,000          47,194,776        4.4%
4        One Sugar Creek Place                                                  46,000,000          45,897,971        4.3%
5        Coldwater Crossing (1A)                                                14,400,000          14,380,363        1.3%
6        Kings Mall I & II (1A)                                                 11,840,000          11,823,854        1.1%
7        Eastgate Marketplace (1A)                                               8,880,000           8,867,891        0.8%
8        Bayshore Mall                                                          34,300,000          34,245,033        3.2%
9        3111-3151 Coronado Avenue                                              27,400,000          27,334,812        2.5%
10       Eaton Vance / Alliance GT-3 Portfolio                                  26,759,263          26,730,996        2.5%
11       Alexandria Roselle Street Portfolio                                    24,100,000          24,047,022        2.2%
12       Governor's Plaza (1B)                                                  12,800,000          12,783,017        1.2%
13       Tri-County Marketplace (1B)                                             9,120,000           9,107,900        0.8%
14       Residence Inn Arlington-Rosslyn                                        21,300,000          21,231,352        2.0%
15       Courtyard by Marriott - Washington Convention Center                   21,000,000          20,927,014        2.0%
16       850-888 Washington Street Office Buildings                             19,750,000          19,691,000        1.8%
17       600 Memorial Drive                                                     19,500,000          19,444,857        1.8%
18       One Montgomery Street                                                  19,000,000          19,000,000        1.8%
19       Residence Inn Manhattan Beach                                          17,500,000          17,433,455        1.6%
20       Capitol Centre                                                         17,000,000          16,971,626        1.6%
21       Windsor Wichita Portfolio                                              16,600,000          16,538,611        1.5%
22       Harrison Executive Park                                                16,400,000          16,341,165        1.5%
23       Northpointe Plaza                                                      16,000,000          15,956,495        1.5%
24       Rivergate Station                                                      15,000,000          14,950,289        1.4%
25       Sterling University Meadows                                            14,660,000          14,660,000        1.4%
26       63-101 Sprague Street                                                  14,550,000          14,360,811        1.3%
27       Sterling University - Grove                                            14,240,000          14,240,000        1.3%
28       Richardson Industrial Portfolio                                        13,650,000          13,610,537        1.3%
29       Residence Inn Dupont Circle                                            12,600,000          12,558,561        1.2%
30       WNA Portfolio                                                          11,125,000          11,085,315        1.0%
31       315 East 68th Street Corporation                                       10,000,000          10,000,000        0.9%
32       Walnut Glen Apartments                                                 10,000,000           9,970,942        0.9%
33       Post Road Plaza                                                        10,000,000           9,970,127        0.9%
34       Signal Butte Marketplace                                                9,800,000           9,782,249        0.9%
35       The Copper Creek Apartments                                             8,650,000           8,624,439        0.8%
36       Richardson Portfolio                                                    8,575,000           8,555,065        0.8%
37       12820 & 12860 Crossroads Parkway South                                  7,800,000           7,765,306        0.7%
38       Raytheon Office Complex                                                 7,300,000           7,284,897        0.7%
39       2121 Cloverfield Boulevard                                              7,050,000           7,034,548        0.7%
40       ARC North and South                                                     6,950,000           6,934,722        0.6%
41       Fairmeadows Apartments                                                  6,500,000           6,484,133        0.6%
42       North Park Terrace Apartments                                           6,480,000           6,464,182        0.6%
43       Woodside Self Storage                                                   5,400,000           5,389,153        0.5%
44       Timberleaf Apartments                                                   5,360,000           5,352,191        0.5%
45       1840 Oak Avenue                                                         5,275,000           5,252,019        0.5%
46       Crossroads Shopping Center                                              5,250,000           5,235,886        0.5%
47       Ashley Park Apartments                                                  5,250,000           5,233,409        0.5%
48       Parkview Manor Apartments (1C)                                          1,570,000           1,566,371        0.1%
49       Greenbriar Apartments (1C)                                              1,365,000           1,361,845        0.1%
50       Van Buren Apartments (1C)                                               1,305,000           1,301,984        0.1%
51       Elmira Apartments (1C)                                                    760,000             758,243        0.1%
52       Walgreens-Daly City                                                     4,972,500           4,963,418        0.5%
53       Valley Square Shopping Center                                           4,850,000           4,841,552        0.5%
54       Manhattan Plaza                                                         4,800,000           4,789,003        0.4%
55       Lake North Apartments                                                   4,600,000           4,577,702        0.4%
56       Parkway Place                                                           4,575,000           4,565,063        0.4%
57       Minneola, LLC                                                           4,500,000           4,493,316        0.4%
58       Stantec Engineering Building                                            4,372,000           4,364,870        0.4%
59       Generation Plaza                                                        4,200,000           4,185,978        0.4%
60       Glenn Court Apartments                                                  4,170,000           4,153,540        0.4%
61       Country View Village Manufactured Housing Community                     4,150,000           4,137,366        0.4%
62       Walgreen's Drug Store-Las Vegas                                         4,104,000           4,096,587        0.4%
63       The Pines at Humble Park Apartments                                     4,100,000           4,090,302        0.4%
64       Cannon Point North, Inc.                                                4,000,000           4,000,000        0.4%
65       Techniplex Business Center                                              4,000,000           3,988,180        0.4%
66       Sahara Vista II                                                         3,900,000           3,889,456        0.4%
67       Midtown Apartments                                                      3,900,000           3,888,223        0.4%
68       310 East 70th Street Apartment Corporation                              3,750,000           3,738,192        0.3%
69       Long Beach Owners Corporation                                           3,700,000           3,696,814        0.3%
70       Clocktower Plaza                                                        3,700,000           3,690,610        0.3%
71       LeClaire Station Apartments                                             3,600,000           3,592,063        0.3%
72       Addison Park Place Office Building                                      3,450,000           3,428,519        0.3%
73       Square 74 Retail                                                        3,400,000           3,387,845        0.3%
74       2600 Warrenville Road                                                   3,325,000           3,317,248        0.3%
75       710 West End Avenue Corporation                                         3,300,000           3,294,540        0.3%
76       1101 Camino La Costa                                                    3,300,000           3,294,282        0.3%
77       220 East 54th Street Owners, Inc.                                       3,300,000           3,290,156        0.3%
78       Vendor's Square Building                                                3,250,000           3,239,999        0.3%
79       Riatta Ranch Apartments                                                 3,100,000           3,089,186        0.3%
80       The Patrick Lane Industrial Center-Phase II                             3,093,000           3,084,033        0.3%
81       Walgreen's Drug Store-Fort Smith                                        3,079,000           3,072,211        0.3%
82       Willowbrook Shopping Center                                             3,060,000           3,039,317        0.3%
83       Forest Hills Chateau Corporation                                        3,000,000           2,993,099        0.3%
84       Village Shops at Colony Square Phase I                                  3,000,000           2,990,399        0.3%
85       Walgreen's Drug Store-Amarillo                                          2,958,000           2,951,439        0.3%
86       12900 Crossroads Parkway South                                          2,950,000           2,936,878        0.3%
87       2940-2950 Ocean Apartments, Inc.                                        2,900,000           2,892,817        0.3%
88       790 Greenwich Street                                                    3,000,000           2,889,989        0.3%
89       Compass Bank Building                                                   2,850,000           2,843,622        0.3%
90       Sprain Associates                                                       2,800,000           2,780,572        0.3%
91       Los Gatos Office Building                                               2,750,000           2,742,180        0.3%
92       1595-1597 Second Avenue                                                 2,750,000           2,733,843        0.3%
93       The Park Row Business Center                                            2,700,000           2,694,065        0.3%
94       Shurgard - Red Bug Lake Road                                            2,700,000           2,689,841        0.3%
95       2 Commerce Drive                                                        2,625,000           2,620,324        0.2%
96       4760 Kentucky Avenue                                                    2,460,000           2,452,908        0.2%
97       Fleetwood Village Apartments                                            2,375,000           2,369,543        0.2%
98       Larchmont Gables Apartment Corporation                                  2,300,000           2,296,237        0.2%
99       Shurgard-West Town                                                      2,300,000           2,291,346        0.2%
100      2555 East 12th Street Corporation                                       2,200,000           2,197,475        0.2%
101      1660 Union Street Office Building                                       2,200,000           2,194,086        0.2%
102      Tuttle Crossing Medical                                                 2,200,000           2,193,410        0.2%
103      Jack's Alley                                                            2,200,000           2,184,183        0.2%
104      43 Bronx River Road Owners Corporation                                  2,050,000           2,048,083        0.2%
105      Kings Meadow Center                                                     2,050,000           2,046,351        0.2%
106      Staples Office Superstore                                               2,025,000           2,019,134        0.2%
107      33 Fifth Avenue Owners Corporation                                      2,000,000           2,000,000        0.2%
108      Dahill Gardens                                                          2,000,000           1,996,486        0.2%
109      200 West 108th Street Housing Corporation                               2,000,000           1,993,446        0.2%
110      800 West End Avenue Corporation                                         2,000,000           1,992,205        0.2%
111      Flowserve Corporation                                                   1,950,000           1,946,064        0.2%
112      CVS Pharmacy                                                            1,880,000           1,875,428        0.2%
113      155 Tenants Corporation                                                 1,850,000           1,843,291        0.2%
114      Terrace Hills Apartments                                                1,800,000           1,791,137        0.2%
115      InSite Downers Grove                                                    1,775,000           1,771,583        0.2%
116      DeNault Hardware                                                        2,000,000           1,707,227        0.2%
117      Lafayette Owners Corporation                                            1,700,000           1,697,430        0.2%
118      Andrea Lane Commercial Center                                           1,650,000           1,640,521        0.2%
119      Greenville Crossing Shopping Center                                     1,631,200           1,627,024        0.2%
120      De Nault Family Trust                                                   1,700,000           1,622,030        0.2%
121      Sulphur Plaza Shopping Center                                           1,620,000           1,613,434        0.2%
122      415 Gramatan Avenue Corporation                                         1,600,000           1,595,590        0.1%
123      155 West 15th Street Housing Corporation                                1,600,000           1,594,831        0.1%
124      Beacon Hill Apartments                                                  1,600,000           1,593,814        0.1%
125      Bay Bluff Apartments                                                    1,512,000           1,508,536        0.1%
126      336 West End Avenue Corporation                                         1,500,000           1,500,000        0.1%
127      Cherry Lane Owners Corporation                                          1,500,000           1,497,771        0.1%
128      Oakridge Shopping Center                                                1,406,000           1,321,487        0.1%
129      67-87 & 68-09 Booth Owners Corporation                                  1,300,000           1,298,505        0.1%
130      Best Storage                                                            1,300,000           1,285,551        0.1%
131      Timberwood Apartments                                                   1,270,000           1,267,048        0.1%
132      InSite Palm Beach - Blockbuster Video                                   1,165,000           1,162,757        0.1%
133      190 East Mosholu Parkway Owners Corporation                             1,150,000           1,144,350        0.1%
134      Tudor Arms Apartments Inc.                                              1,148,000           1,140,131        0.1%
135      InSite Chicago/Halstead                                                 1,116,000           1,113,852        0.1%
136      Country Square Shopping Center                                          1,115,000           1,112,874        0.1%
137      Rhoda Apartments Corporation                                            1,100,000           1,098,199        0.1%
138      La Maison Apartments                                                    1,100,000           1,097,060        0.1%
139      Normandy Apartments                                                     1,100,000           1,096,958        0.1%
140      280 Collins Street                                                      1,080,000           1,071,136        0.1%
141      736 West 186th Street Owners Corporation                                1,025,000           1,016,957        0.1%
142      101 West 80th Owners Corporation                                        1,000,000             999,310        0.1%
143      4345 Webster Avenue                                                     1,000,000             993,061        0.1%
144      Mountain View Mobile Estates                                              975,000             972,349        0.1%
145      Shannon Apartments                                                        960,000             957,890        0.1%
146      Insite Chicago - Blockbuster Video                                        951,000             949,169        0.1%
147      InSite Saginaw (Blockbuster Building)                                     915,000             913,239        0.1%
148      75-20 113th Street Owners Corporation                                     900,000             898,547        0.1%
149      Brookside Business Center                                                 900,000             898,229        0.1%
150      1060 Crystal Lake Drive                                                   880,000             878,246        0.1%
151      East End Apartments                                                       880,000             876,626        0.1%
152      Westgate Professional Center                                              860,000             858,010        0.1%
153      Knell's Ridge Plaza                                                       855,000             852,157        0.1%
154      2131 NE 41st Street                                                       840,000             838,326        0.1%
155      Foursome Associates, LLC                                                  850,000             805,850        0.1%
156      184 Columbia Heights Inc.                                                 800,000             799,679        0.1%
157      415 West 57th Street Tenants Corporaton                                   800,000             797,646        0.1%
158      Yorkville 87 Housing Corporation                                          765,000             764,402        0.1%
159      Lulen Apartments                                                          740,000             737,440        0.1%
160      1020 Crystal Lake Drive                                                   720,000             718,565        0.1%
161      98-100 Suffolk Realty Corporation                                         715,000             711,818        0.1%
162      Westchester Apartments                                                    700,000             696,587        0.1%
163      Northstream Manor Apartments                                              630,000             628,330        0.1%
164      1102-1106 South Pacific Avenue                                            627,000             625,020        0.1%
165      1934 18th Street                                                          620,000             618,673        0.1%
166      Tomshir Apartments                                                        600,000             597,395        0.1%
167      125 East 4th Street Owners Corporation                                    600,000             596,754        0.1%
168      North Broadway Estates, Ltd.                                              570,000             568,198        0.1%
169      Fair Oaks Apartments                                                      500,000             498,920        0.0%
170      Greenestreet Associates, Inc.                                             500,000             498,785        0.0%
171      Sherwood Forest Shopping Center                                           500,000             496,826        0.0%
172      310 West 18th Street Owners Corporation                                   495,000             491,952        0.0%
173      253-259 Owners Corporation                                                400,000             398,713        0.0%
174      186 East 2nd Owners Corporation                                           400,000             398,523        0.0%
175      Seagull Garden Apartment Owners Corporation                               385,000             377,971        0.0%
176      West 82 Tenants Realty Corporation                                        330,000             329,454        0.0%
177      City Studios, Inc.                                                        300,000             293,100        0.0%
178      370 9th Street Corporation                                                280,000             277,392        0.0%
179      219 Clinton Street Housing Corporation                                    275,000             267,635        0.0%
180      107-38 Owners Corporation                                                 260,000             259,213        0.0%
181      226 West 11th Owners Corporation                                          258,000             257,070        0.0%
182      Jacob Cram Cooperative, Inc.                                              240,000             237,502        0.0%
183      Main Duane Owners Corporation                                             224,000             218,985        0.0%
184      Harrison Studios Corporation                                              220,000             209,804        0.0%
185      Heights Owners Corporation                                                216,000             207,157        0.0%
186      286 Pacific Street Owners Corporation                                     195,000             194,229        0.0%
187      128 Sixth Avenue Housing Corporation                                      165,000             164,375        0.0%
188      264 President Apartment Corporation                                       155,000             152,616        0.0%
189      233 Court Housing Corporation                                             150,000             149,751        0.0%
190      659 DeGraw Housing Corporation                                            130,000             129,504        0.0%
191      279 Prospect Housing Corporation                                          120,000             116,029        0.0%
192      397 7th Housing Corporation                                               105,000             103,039        0.0%
193      Three Twenty-Five Cooperative, Inc.                                       100,000              96,976        0.0%
194      90 Sterling Place Owners Corporation                                       94,000              92,552        0.0%
195      193 Clint Housing Corporation                                              90,000              88,797        0.0%
                                                                        ---------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                                     $1,076,395,053      $1,072,782,114       100.0%
                                                                        =========================================================
MAXIMUM:                                                                      $ 70,054,090        $ 69,935,028        6.5%
MINIMUM:                                                                          $ 90,000            $ 88,797        0.0%


                                                                                   INITIAL
                   ORIGINATION        REMAINING       ORIGINAL       REMAINING     INTEREST
                  AMORTIZATION       AMORTIZATION     TERM TO         TERM TO        ONLY       MORTGAGE
                      TERM               TERM         MATURITY       MATURITY       PERIOD      INTEREST           MONTHLY
#                   (MONTHS)           (MONTHS)     (MONTHS) (2)   (MONTHS) (2)    (MONTHS)       RATE             PAYMENT
-                   --------           --------     ------------   ------------    --------       ----             -------
1                      480               475            120             115                     7.7100%            $ 471,550
2                      360               347            120             107                     8.5400%              540,643
3                      360               356            120             116                     7.7100%              337,556
4                      360               356            120             116                     7.7200%              328,597
5                      360               358             84             82                      7.2500%               98,233
6                      360               358             84             82                      7.2500%               80,770
7                      360               358             84             82                      7.2500%               60,577
8                      360               358            120             118                     7.1300%              231,201
9                      360               356            120             116                     7.4800%              191,210
10                     351               349            109             107                     8.5400%              207,681
11                     360               356            120             116                     7.7500%              172,655
12                     360               358            120             118                     7.3600%               88,276
13                     360               358            120             118                     7.3600%               62,896
14                     300               296            120             116                     8.4700%              171,083
15                     300               296            120             116                     8.1300%              163,894
16                     360               355            120             115                     7.6700%              140,401
17                     360               356            120             116                     7.7900%              140,240
18                     IO                 IO             60             55            60        8.3000%              133,242
19                     300               295            120             115                     8.9600%              146,380
20                     360               357            120             117                     7.8100%              122,496
21                     360               354            120             114                     7.4800%              115,842
22                     360               354            120             114                     7.5900%              115,684
23                     360               356            120             116                     7.0000%              106,448
24                     360               354            120             114                     7.8700%              108,708
25                     360               360            120             114           24        7.4400%              101,903
26                     300               287            120             107                     7.9400%              111,722
27                     360               360            120             114           24        7.4400%               98,984
28                     360               355            120             115                     7.7900%               98,168
29                     300               296            120             116                     8.3800%              100,442
30                     300               296            120             116                     8.0100%               85,938
31                     IO                 IO            120             117          120        6.9000%               58,299
32                     360               356            120             116                     6.7500%               64,860
33                     360               355            120             115                     7.6700%               71,089
34                     360               357            120             117                     7.5200%               68,657
35                     360               355            120             115                     7.7100%               61,731
36                     360               356            120             116                     7.5600%               60,310
37                     360               352            120             112                     7.9300%               56,853
38                     360               356            120             116                     7.9500%               53,311
39                     360               356            120             116                     7.7600%               50,556
40                     360               356            120             116                     7.7500%               49,791
41                     360               356            120             116                     7.3900%               44,960
42                     360               356            120             116                     7.3900%               44,822
43                     300               298            120             118                     7.6800%               40,540
44                     360               358            120             118                     6.9800%               35,588
45                     360               353            120             113                     7.5800%               37,173
46                     360               355            120             115                     8.0500%               38,706
47                     360               355            120             115                     7.4600%               36,565
48                     360               356            120             116                     7.5800%               11,064
49                     360               356            120             116                     7.5800%                9,619
50                     360               356            120             116                     7.5800%                9,196
51                     360               356            120             116                     7.5800%                5,356
52                     360               357            120             117                     7.4900%               34,734
53                     360               357            120             117                     7.6600%               34,445
54                     360               356            120             116                     7.6100%               33,925
55                     360               352            120             112                     7.6200%               32,543
56                     360               356            120             116                     7.7900%               32,902
57                     360               358            120             118                     6.9000%               29,637
58                     360               357            120             117                     7.8900%               31,746
59                     360               355            120             115                     7.2500%               28,651
60                     300               296            120             116                     7.5300%               30,897
61                     360               355            120             115                     7.6000%               29,302
62                     360               357            120             117                     7.5300%               28,780
63                     360               356            120             116                     7.5000%               28,668
64                     IO                 IO            120             115          120        7.2200%               24,067
65                     360               355            120             115                     7.7100%               28,546
66                     360               355            120             115                     8.0300%               28,698
67                     360               355            120             115                     7.6300%               27,617
68                     360               356            120             116                     7.2500%               25,582
69                     360               359            120             119                     6.7500%               23,998
70                     360               355            120             115                     8.2500%               27,797
71                     360               356            120             116                     7.7400%               25,766
72                     360               351            120             111                     7.5000%               24,123
73                     300               296            120             116                     8.0000%               26,242
74                     360               356            120             116                     7.5500%               23,363
75                     360               358            120             118                     6.7800%               21,677
76                     360               356             60             56                      8.5000%               25,374
77                     360               356            120             116                     7.0000%               22,171
78                     300               297            120             117                     7.4100%               23,827
79                     360               354            120             114                     7.6900%               22,080
80                     360               355            120             115                     7.7800%               22,223
81                     360               356            120             116                     7.7400%               22,037
82                     360               350            120             110                     7.5200%               21,438
83                     360               357            120             117                     6.9600%               20,073
84                     360               354            120             114                     7.9900%               21,992
85                     360               356            120             116                     7.7200%               21,130
86                     360               352            120             112                     7.9300%               21,502
87                     480               473            120             113                     6.9400%               18,098
88                     240               218            120             98                      8.6000%               26,453
89                     360               356            120             116                     7.6900%               20,300
90                     360               350            120             110                     7.9100%               20,584
91                     360               355            120             115                     7.8500%               19,892
92                     360               351            120             111                     7.7500%               19,701
93                     360               356             84             80                      7.7500%               19,343
94                     300               296            120             116                     7.7600%               20,412
95                     360               357            120             117                     7.5800%               18,498
96                     360               355            132             127                     7.8000%               17,709
97                     360               356            120             116                     7.6000%               16,769
98                     480               475            120             115                     7.1100%               14,643
99                     300               296            120             116                     7.7600%               17,388
100                    480               476            120             116                     7.1900%               14,137
101                    360               355            120             115                     8.0500%               16,220
102                    360               355            120             115                     7.6600%               15,624
103                    300               293            120             113                     7.5700%               16,358
104                    480               477            120             117                     7.1100%               13,051
105                    360               356            120             116                     8.4200%               15,647
106                    300               297            120             117                     7.7100%               15,242
107                    IO                 IO            120             118          120        6.9000%               11,500
108                    480               475            120             115                     7.3300%               12,911
109                    480               469            120             109                     7.9800%               13,876
110                    240               238            120             118                     6.9000%               15,386
111                    360               356            120             116                     8.0300%               14,349
112                    324               321            120             117                     7.5700%               13,637
113                    300               297            120             117                     7.1700%               13,277
114                    300               295            120             115                     7.7200%               13,560
115                    360               356            120             116                     8.1800%               13,248
116                    180               135            180             135                     8.0200%               19,136
117                    480               476            120             116                     7.0600%               10,639
118                    300               294            120             114                     7.8000%               12,517
119                    360               355            120             115                     8.2200%               12,220
120                    300               260            120             80                      7.6700%               12,751
121                    360               353            120             113                     7.8500%               11,718
122                    360               356            120             116                     7.3400%               11,124
123                    360               356            120             116                     7.1200%               10,774
124                    300               296            120             116                     7.6300%               11,959
125                    360               356            120             116                     7.6100%               10,686
126                    IO                 IO            120             119          120        6.9000%                8,625
127                    360               358            120             118                     7.5100%               10,498
128                    300               254            120             74                      7.5500%               10,436
129                    480               477            120             117                     7.0000%                8,079
130                    180               176            120             116                     7.9000%               12,349
131                    360               356            120             116                     7.5600%                8,932
132                    360               356            120             116                     8.1800%                8,695
133                    360               354            120             114                     7.0800%                7,713
134                    300               294            120             114                     7.2100%                8,342
135                    360               356            120             116                     8.1800%                8,329
136                    360               356            120             116                     8.2100%                8,345
137                    360               358            120             118                     6.8300%                7,263
138                    360               355            120             115                     8.0700%                8,125
139                    360               355            120             115                     7.9500%                8,033
140                    240               235            120             115                     7.7600%                8,873
141                    360               349            120             109                     7.8600%                7,421
142                    480               478            120             118                     7.3600%                6,477
143                    360               350            120             110                     7.9100%                7,352
144                    360               355            120             115                     8.0100%                7,161
145                    360               356            120             116                     7.7500%                6,878
146                    360               356            120             116                     8.1800%                7,098
147                    360               356            120             116                     8.1800%                6,829
148                    360               358            120             118                     6.9000%                5,985
149                    360               356            120             116                     8.1100%                6,673
150                    360               356            120             116                     8.0700%                6,500
151                    300               296            120             116                     7.6700%                6,601
152                    360               355            120             115                     8.5600%                6,649
153                    300               296            120             116                     8.3300%                6,787
154                    360               356            120             116                     8.0700%                6,205
155                    300               259            120             79                      7.4900%                6,334
156                    720               715            120             115                     7.2700%                4,910
157                    360               356            120             116                     7.0600%                5,408
158                    480               478            120             118                     6.9200%                4,710
159                    360               354            120             114                     7.7200%                5,286
160                    360               356            120             116                     8.0700%                5,318
161                    300               296            120             116                     7.2400%                5,210
162                    300               295            120             115                     7.7700%                5,297
163                    360               355            120             115                     8.1000%                4,667
164                    300               296            120             116                     8.5600%                5,074
165                    360               356            120             116                     7.8400%                4,480
166                    300               295            120             115                     8.3400%                4,767
167                    360               353            120             113                     7.3900%                4,150
168                    360               356            120             116                     7.2300%                3,881
169                    360               356            120             116                     7.8100%                3,603
170                    360               357            120             117                     7.0900%                3,357
171                    300               293            120             113                     8.2000%                3,926
172                    300               295            120             115                     7.0900%                3,527
173                    360               356            120             116                     7.1400%                2,699
174                    480               464            120             104                     8.9300%                3,064
175                    180               174            180             174                     7.3000%                3,547
176                    360               358            120             118                     6.9700%                2,189
177                    120               116            120             116                     7.2500%                3,522
178                    180               177            180             177                     7.2500%                2,556
179                    180               171            180             171                     7.9700%                2,623
180                    360               356            120             116                     7.4500%                1,809
181                    300               297            120             117                     7.2100%                1,858
182                    360               344            120             104                     8.4100%                1,830
183                    120               116            120             116                     7.7500%                2,688
184                    180               164            180             164                     8.5800%                2,177
185                    180               166            180             166                     8.3800%                2,112
186                    360               355            120             115                     7.2400%                1,329
187                    360               355            120             115                     7.4600%                1,149
188                    180               175            180             175                     7.4300%                1,431
189                    360               358            120             118                     6.9600%                  994
190                    360               355            120             115                     7.4200%                  902
191                    180               169            180             169                     7.9200%                1,141
192                    180               174            180             174                     7.3300%                  963
193                    180               170            180             170                     7.8200%                  945
194                    180               175            180             175                     7.4100%                  867
195                    180               175            180             175                     8.7300%                  905

                -------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED
   AVERAGE:            360               355            117             112                     7.7417%          $ 7,725,815
                =============================================================================================================

MAXIMUM:               720               715            180             177                     8.9600%            $ 540,643
MINIMUM:               120               116             60             55                      6.7500%                $ 867


                                       FIRST
                                      PAYMENT         MATURITY                     PREPAYMENT PROVISION              DEFEASANCE
#                                      DATE           DATE (3)          ARD(4)     AS OF ORIGINATION (5)             OPTION (6)
-                                      ----           --------          ------     ---------------------             ----------
1                                   07/11/2001       06/11/2011                    Lock/116_0%/4                         Yes
2                                   11/01/2000       10/01/2010                    Lock/114_0%/6                         Yes
3                                   08/11/2001       07/11/2011                    Lock/117_0%/3                         Yes
4                                   08/11/2001       07/11/2011                    Lock/117_0%/3                         Yes
5                                   10/01/2001       09/01/2008                    Lock/81_0%/3                          Yes
6                                   10/01/2001       09/01/2008                    Lock/81_0%/3                          Yes
7                                   10/01/2001       09/01/2008                    Lock/81_0%/3                          Yes
8                                   10/01/2001       09/01/2031       09/01/2011   Lock/116_0%/4                         Yes
9                                   08/01/2001       07/01/2011                    Lock/117_0%/3                         Yes
10                                  10/01/2001       10/01/2010                    Lock/103_0%/6                         Yes
11                                  08/11/2001       07/11/2031       07/11/2011   Lock/116_0%/4                         Yes
12                                  10/01/2001       09/01/2011                    Lock/117_0%/3                         Yes
13                                  10/01/2001       09/01/2011                    Lock/117_0%/3                         Yes
14                                  08/11/2001       07/11/2026       07/11/2011   Lock/113_0%/7                         Yes
15                                  08/11/2001       07/11/2026       07/11/2011   Lock/113_0%/7                         Yes
16                                  07/11/2001       06/11/2011                    Lock/117_0%/3                         Yes
17                                  08/01/2001       07/01/2011                    YM2/116_0%/4                          No
18                                  07/11/2001       06/11/2031       06/11/2006   Lock/57_0%/3                          Yes
19                                  07/11/2001       06/11/2026       06/11/2011   Lock/116_0%/4                         Yes
20                                  09/11/2001       08/11/2031       08/11/2011   Lock/115_0%/5                         Yes
21                                  06/11/2001       05/11/2011                    Lock/114_0%/6                         Yes
22                                  06/11/2001       05/11/2031       05/11/2011   Lock/118_0%/2                         Yes
23                                  08/01/2001       07/01/2011                    Lock/117_0%/3                         Yes
24                                  06/11/2001       05/11/2031       05/11/2011   Lock/114_0%/6                         Yes
25                                  06/01/2001       05/01/2011                    Lock/117_0%/3                         Yes
26                                  11/01/2000       10/01/2025       10/01/2010   Lock/116_0%/4                         Yes
27                                  06/01/2001       05/01/2011                    Lock/117_0%/3                         Yes
28                                  07/11/2001       06/11/2031       06/11/2011   Lock/114_0%/6                         Yes
29                                  08/11/2001       07/11/2026       07/11/2011   Lock/113_0%/7                         Yes
30                                  08/11/2001       07/11/2026       07/11/2011   Lock/116_0%/4                         Yes
31                                  09/01/2001       08/01/2011                    Lock/116_0%/4                         Yes
32                                  08/11/2001       07/11/2011                    Lock/117_0%/3                         Yes
33                                  07/11/2001       06/11/2011                    Lock/117_0%/3                         Yes
34                                  09/01/2001       08/01/2011                    Lock/23_YM1/93_0%/4                   No
35                                  07/11/2001       06/11/2011                    Lock/117_0%/3                         Yes
36                                  08/11/2001       07/11/2011                    Lock/117_0%/3                         Yes
37                                  04/11/2001       03/11/2011                    Lock/114_0%/6                         Yes
38                                  08/11/2001       07/11/2011                    Lock/117_0%/3                         Yes
39                                  08/11/2001       07/11/2011                    Lock/117_0%/3                         Yes
40                                  08/11/2001       07/11/2011                    Lock/117_0%/3                         Yes
41                                  08/11/2001       07/11/2011                    Lock/114_0%/6                         Yes
42                                  08/11/2001       07/11/2011                    Lock/117_0%/3                         Yes
43                                  10/01/2001       09/01/2011                    Lock/117_0%/3                         Yes
44                                  10/01/2001       09/01/2011                    Lock/117_0%/3                         Yes
45                                  05/11/2001       04/11/2011                    Lock/114_0%/6                         Yes
46                                  07/11/2001       06/11/2011                    Lock/117_0%/3                         Yes
47                                  07/11/2001       06/11/2011                    Lock/117_0%/3                         Yes
48                                  08/11/2001       07/11/2011                    Lock/117_0%/3                         Yes
49                                  08/11/2001       07/11/2011                    Lock/117_0%/3                         Yes
50                                  08/11/2001       07/11/2011                    Lock/117_0%/3                         Yes
51                                  08/11/2001       07/11/2011                    Lock/117_0%/3                         Yes
52                                  09/01/2001       08/01/2031       08/01/2011   Lock/116_0%/4                         Yes
53                                  09/01/2001       08/01/2011                    Lock/116_0%/4                         Yes
54                                  08/11/2001       07/11/2011                    Lock/114_0%/6                         Yes
55                                  04/11/2001       03/11/2011                    Lock/114_0%/6                         Yes
56                                  08/11/2001       07/11/2011                    Lock/117_0%/3                         Yes
57                                  10/01/2001       09/01/2011                    Lock/116_0%/4                         Yes
58                                  09/01/2001       08/01/2031       08/01/2011   Lock/116_0%/4                         Yes
59                                  07/11/2001       06/11/2011                    Lock/117_0%/3                         Yes
60                                  08/11/2001       07/11/2011                    Lock/114_0%/6                         Yes
61                                  07/11/2001       06/11/2011                    Lock/117_0%/3                         Yes
62                                  09/01/2001       08/01/2031       08/01/2011   Lock/116_0%/4                         Yes
63                                  08/11/2001       07/11/2011                    Lock/117_0%/3                         Yes
64                                  07/01/2001       06/01/2011                    Lock/116_0%/4                         Yes
65                                  07/11/2001       06/11/2011                    Lock/117_0%/3                         Yes
66                                  07/01/2001       06/01/2011                    Lock/117_0%/3                         Yes
67                                  07/01/2001       06/01/2011                    Lock/47_YM1/69_0%/4                   No
68                                  08/01/2001       07/01/2011                    Lock/47_YM/54_2%/12_0%/7              No
69                                  11/01/2001       10/01/2011                    Lock/116_0%/4                         Yes
70                                  07/11/2001       06/11/2011                    Lock/117_0%/3                         Yes
71                                  08/11/2001       07/11/2011                    Lock/117_0%/3                         Yes
72                                  03/11/2001       02/11/2011                    Lock/114_0%/6                         Yes
73                                  08/01/2001       07/01/2011                    Lock/117_0%/3                         Yes
74                                  08/11/2001       07/11/2011                    Lock/117_0%/3                         Yes
75                                  10/01/2001       09/01/2011                    Lock/116_0%/4                         Yes
76                                  08/11/2001       07/11/2031       07/11/2006   Lock/54_0%/6                          Yes
77                                  08/01/2001       07/01/2011                    Lock/101_1%/16_0%/3                   No
78                                  09/01/2001       08/01/2011                    Lock/117_0%/3                         Yes
79                                  06/11/2001       05/11/2011                    Lock/114_0%/6                         Yes
80                                  07/01/2001       06/01/2011                    Lock/117_0%/3                         Yes
81                                  08/01/2001       07/01/2031       07/01/2011   Lock/116_0%/4                         Yes
82                                  02/11/2001       01/11/2011                    Lock/114_0%/6                         Yes
83                                  09/01/2001       08/01/2011                    Lock/116_0%/4                         Yes
84                                  06/11/2001       05/11/2011                    Lock/117_0%/3                         Yes
85                                  08/01/2001       07/01/2031       07/01/2011   Lock/116_0%/4                         Yes
86                                  04/11/2001       03/11/2011                    Lock/114_0%/6                         Yes
87                                  05/01/2001       04/01/2011                    Lock/116_0%/4                         Yes
88                                  02/01/2000       01/01/2010                    Lock/116_0%/4                         Yes
89                                  08/01/2001       07/01/2011                    Lock/117_0%/3                         Yes
90                                  02/01/2001       01/01/2011                    Lock/116_0%/4                         Yes
91                                  07/11/2001       06/11/2011                    Lock/117_0%/3                         Yes
92                                  03/11/2001       02/11/2011                    Lock/114_0%/6                         Yes
93                                  08/01/2001       07/01/2008                    YM1/80_0%/4                           No
94                                  08/01/2001       07/01/2011                    Lock/117_0%/3                         Yes
95                                  09/01/2001       08/01/2011                    Lock/116_0%/4                         Yes
96                                  07/01/2001       06/01/2012                    Lock/129_0%/3                         Yes
97                                  08/11/2001       07/11/2011                    Lock/117_0%/3                         Yes
98                                  07/01/2001       06/01/2011                    Lock/116_0%/4                         Yes
99                                  08/01/2001       07/01/2011                    Lock/117_0%/3                         Yes
100                                 08/01/2001       07/01/2011                    Lock/116_0%/4                         Yes
101                                 07/11/2001       06/11/2011                    Lock/114_0%/6                         Yes
102                                 07/11/2001       06/11/2011                    Lock/117_0%/3                         Yes
103                                 05/11/2001       04/11/2011                    Lock/117_0%/3                         Yes
104                                 09/01/2001       08/01/2011                    Lock/116_0%/4                         Yes
105                                 08/11/2001       07/11/2011                    Lock/114_0%/6                         Yes
106                                 09/01/2001       08/01/2026       08/01/2011   Lock/116_0%/4                         Yes
107                                 10/01/2001       09/01/2011                    Lock/101_2%/16_0%/3                   No
108                                 07/01/2001       06/01/2011                    Lock/116_0%/4                         Yes
109                                 01/01/2001       12/01/2010                    Lock/116_0%/4                         Yes
110                                 10/01/2001       09/01/2011                    Lock/116_0%/4                         Yes
111                                 08/01/2001       07/01/2031       07/01/2011   YM5/116_0%/4                          No
112                                 09/01/2001       08/01/2021       08/01/2011   Lock/116_0%/4                         Yes
113                                 09/01/2001       08/01/2011                    Lock/116_0%/4                         Yes
114                                 07/11/2001       06/11/2011                    Lock/114_0%/6                         Yes
115                                 08/11/2001       07/11/2011                    Lock/114_0%/6                         Yes
116                                 03/01/1998       02/01/2013                    Lock/106_YM1/73_0%/1                  No
117                                 08/01/2001       07/01/2011                    Lock/116_0%/4                         Yes
118                                 06/11/2001       05/11/2011                    Lock/114_0%/6                         Yes
119                                 07/01/2001       06/01/2011                    Lock/59_YM1/57_0%/4                   No
120                                 08/01/1998       07/01/2008                    Lock/101_YM1/18_0%/1                  No
121                                 05/11/2001       04/11/2011                    Lock/114_0%/6                         Yes
122                                 08/01/2001       07/01/2011                    Lock/116_0%/4                         Yes
123                                 08/01/2001       07/01/2011                    Lock/116_0%/4                         Yes
124                                 08/11/2001       07/11/2011                    Lock/114_0%/6                         Yes
125                                 08/11/2001       07/11/2011                    Lock/114_0%/6                         Yes
126                                 11/01/2001       10/01/2011                    Lock/116_0%/4                         Yes
127                                 10/01/2001       09/01/2011                    Lock/101_2%/16_0%/3                   No
128                                 02/01/1998       01/01/2008                    YM3/95_3%/12_0%/13                    No
129                                 09/01/2001       08/01/2011                    Lock/116_0%/4                         Yes
130                                 08/01/2001       07/01/2011                    Lock/59_YM1/57_0%/4                   No
131                                 08/11/2001       07/11/2011                    Lock/114_0%/6                         Yes
132                                 08/11/2001       07/11/2011                    Lock/114_0%/6                         Yes
133                                 06/01/2001       05/01/2011                    Lock/116_0%/4                         Yes
134                                 06/01/2001       05/01/2011                    Lock/101_YM2/17_0%/2                  No
135                                 08/11/2001       07/11/2011                    Lock/114_0%/6                         Yes
136                                 08/11/2001       07/11/2011                    Lock/114_0%/6                         Yes
137                                 10/01/2001       09/01/2011                    Lock/116_0%/4                         Yes
138                                 07/11/2001       06/11/2011                    Lock/114_0%/6                         Yes
139                                 07/11/2001       06/11/2011                    Lock/114_0%/6                         Yes
140                                 07/11/2001       06/11/2011                    Lock/114_0%/6                         Yes
141                                 01/01/2001       12/01/2010                    Lock/116_0%/4                         Yes
142                                 10/01/2001       09/01/2011                    Lock/116_0%/4                         Yes
143                                 02/01/2001       01/01/2011                    Lock/116_0%/4                         Yes
144                                 07/11/2001       06/11/2011                    Lock/114_0%/6                         Yes
145                                 08/11/2001       07/11/2011                    Lock/114_0%/6                         Yes
146                                 08/11/2001       07/11/2011                    Lock/114_0%/6                         Yes
147                                 08/11/2001       07/11/2011                    Lock/114_0%/6                         Yes
148                                 10/01/2001       09/01/2011                    Lock/116_0%/4                         Yes
149                                 08/11/2001       07/11/2011                    Lock/114_0%/6                         Yes
150                                 08/11/2001       07/11/2011                    Lock/114_0%/6                         Yes
151                                 08/11/2001       07/11/2011                    Lock/114_0%/6                         Yes
152                                 07/11/2001       06/11/2011                    Lock/114_0%/6                         Yes
153                                 08/11/2001       07/11/2011                    Lock/114_0%/6                         Yes
154                                 08/11/2001       07/11/2011                    Lock/114_0%/6                         Yes
155                                 07/01/1998       06/01/2008                    Lock/101_0%/19                        No
156                                 07/01/2001       06/01/2011                    Lock/116_0%/4                         Yes
157                                 08/01/2001       07/01/2011                    Lock/116_0%/4                         Yes
158                                 10/01/2001       09/01/2011                    Lock/116_0%/4                         Yes
159                                 06/11/2001       05/11/2011                    Lock/114_0%/6                         Yes
160                                 08/11/2001       07/11/2011                    Lock/114_0%/6                         Yes
161                                 08/01/2001       07/01/2011                    Lock/116_0%/4                         Yes
162                                 07/11/2001       06/11/2011                    Lock/114_0%/6                         Yes
163                                 07/11/2001       06/11/2011                    Lock/114_0%/6                         Yes
164                                 08/11/2001       07/11/2011                    Lock/114_0%/6                         Yes
165                                 08/01/2001       07/01/2011                    Lock/59_YM1/57_0%/4                   No
166                                 07/11/2001       06/11/2011                    Lock/114_0%/6                         Yes
167                                 05/01/2001       04/01/2011                    Lock/116_0%/4                         Yes
168                                 08/01/2001       07/01/2011                    Lock/116_0%/4                         Yes
169                                 08/11/2001       07/11/2011                    Lock/114_0%/6                         Yes
170                                 09/01/2001       08/01/2011                    Lock/116_0%/4                         Yes
171                                 05/11/2001       04/11/2011                    Lock/114_0%/6                         Yes
172                                 07/01/2001       06/01/2011                    Lock/116_0%/4                         Yes
173                                 08/01/2001       07/01/2011                    Lock/116_0%/4                         Yes
174                                 08/01/2000       07/01/2010                    Lock/116_0%/4                         Yes
175                                 06/01/2001       05/01/2016                    Lock/176_0%/4                         Yes
176                                 10/01/2001       09/01/2011                    Lock/116_0%/4                         Yes
177                                 08/01/2001       07/01/2011                    Lock/116_0%/4                         Yes
178                                 09/01/2001       08/01/2016                    Lock/176_0%/4                         Yes
179                                 03/01/2001       02/01/2016                    Lock/176_0%/4                         Yes
180                                 08/01/2001       07/01/2011                    Lock/116_0%/4                         Yes
181                                 09/01/2001       08/01/2011                    Lock/116_0%/4                         Yes
182                                 08/01/2000       07/01/2010                    Lock/116_0%/4                         Yes
183                                 08/01/2001       07/01/2011                    Lock/116_0%/4                         Yes
184                                 08/01/2000       07/01/2015                    Lock/176_0%/4                         Yes
185                                 10/01/2000       09/01/2015                    Lock/176_0%/4                         Yes
186                                 07/01/2001       06/01/2011                    Lock/116_0%/4                         Yes
187                                 07/01/2001       06/01/2011                    Lock/116_0%/4                         Yes
188                                 07/01/2001       06/01/2016                    Lock/176_0%/4                         Yes
189                                 10/01/2001       09/01/2011                    Lock/116_0%/4                         Yes
190                                 07/01/2001       06/01/2011                    Lock/116_0%/4                         Yes
191                                 01/01/2001       12/01/2015                    Lock/176_0%/4                         Yes
192                                 06/01/2001       05/01/2016                    Lock/176_0%/4                         Yes
193                                 02/01/2001       01/01/2016                    Lock/176_0%/4                         Yes
194                                 07/01/2001       06/01/2016                    Lock/176_0%/4                         Yes
195                                 07/01/2001       06/01/2016                    Lock/176_0%/4                         Yes
                                 ----------------------------------
TOTAL/WEIGHTED AVERAGE:             07/02/2001       10/09/2015
                                 ==================================

MAXIMUM:                            11/01/2001       09/01/2031
MINIMUM:                            02/01/1998       01/01/2008

(1A) THE UNDERLYING MORTGAGE LOANS SECURED BY COLDWATER CROSSING, KINGS MALL I & II, AND EASTGATE MARKETPLACE ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.

(1B) THE UNDERLYING MORTGAGE LOANS SECURED BY TRI-COUNTY MARKETPLACE AND GOVERNOR'S PLAZA ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.

(1C) THE UNDERLYING MORTGAGE LOANS SECURED BY ELMIRA APARTMENTS, PARKVIEW MANOR APARTMENTS, GREENBRIAR APARTMENTS, AND VAN BUREN APARTMENTS ARE
CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.

(2) AT MATURITY WITH RESPECT TO BALLOON LOANS OR AT THE ARD IN THE CASE OF ARD LOANS. THERE CAN BE NO ASSURANCE THAT THE VALUE OF ANY PARTICULAR MORTGAGED PROPERTY WILL NOT HAVE DECLINED FROM THE ORIGINAL APPRAISAL VALUE.

(3) IN THE CASE OF THE ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE INDICATED COLUMN.

(4) ANTICIPATED REPAYMENT DATE.

(5) PREPAYMENT PROVISION AS OF ORIGINATION:
    LOCK/(X) = LOCKOUT OR DEFEASANCE FOR (X) PAYMENTS
    YMA/(X) = GREATER OF YIELD MAINTENANCE PREMIUM AND A% PREPAYMENT FOR (X)
              PAYMENTS
    A%/(X) = A% PREPAYMENT FOR (X) PAYMENTS
    O%/(X) = PREPAYABLE AT PAR FOR (X) PAYMENTS

(6) "YES" MEANS THAT DEFEASANCE IS PERMITTED NOTWITHSTANDING THE LOCKOUT PERIOD.

                      ADDITIONAL MORTGAGE LOAN INFORMATION

                                                                         CUT-OFF DATE
                                                                           PRINCIPAL              APPRAISED         CUT-OFF DATE
  #      LOAN NAME                                                        BALANCE (3)               VALUE           LTV RATIO (3)
  -      ---------                                                        -----------               -----           -------------
  1      Ocean Towers                                                    $ 69,935,028           $ 230,000,000            30.4%
  2      Eaton Vance / Alliance GT-4 Portfolio                             69,586,157              89,500,000            77.7%
  3      Macomb Mall                                                       47,194,776              67,000,000            70.4%
  4      One Sugar Creek Place                                             45,897,971              63,000,000            72.9%
  5      Coldwater Crossing (1A)                                           14,380,363              22,000,000            72.6%
  6      Kings Mall I & II (1A)                                            11,823,854              14,800,000            72.6%
  7      Eastgate Marketplace (1A)                                          8,867,891              11,500,000            72.6%
  8      Bayshore Mall                                                     34,245,033              49,000,000            69.9%
  9      3111-3151 Coronado Avenue                                         27,334,812              37,120,000            73.6%
  10     Eaton Vance / Alliance GT-3 Portfolio                             26,730,996              35,250,000            75.8%
  11     Alexandria Roselle Street Portfolio                               24,047,022              32,600,000            73.8%
  12     Governor's Plaza (1B)                                             12,783,017              16,000,000            79.9%
  13     Tri-County Marketplace (1B)                                        9,107,900              11,400,000            79.9%
  14     Residence Inn Arlington-Rosslyn                                   21,231,352              33,200,000            63.9%
  15     Courtyard by Marriott - Washington Convention Center              20,927,014              33,500,000            62.5%
  16     850-888 Washington Street Office Buildings                        19,691,000              26,300,000            74.9%
  17     600 Memorial Drive                                                19,444,857              28,000,000            69.4%
  18     One Montgomery Street                                             19,000,000              25,500,000            74.5%
  19     Residence Inn Manhattan Beach                                     17,433,455              26,250,000            66.4%
  20     Capitol Centre                                                    16,971,626              23,500,000            72.2%
  21     Windsor Wichita Portfolio                                         16,538,611              21,600,000            76.6%
  22     Harrison Executive Park                                           16,341,165              20,900,000            78.2%
  23     Northpointe Plaza                                                 15,956,495              22,500,000            70.9%
  24     Rivergate Station                                                 14,950,289              19,400,000            77.1%
  25     Sterling University Meadows                                       14,660,000              18,325,000            80.0%
  26     63-101 Sprague Street                                             14,360,811              19,700,000            72.9%
  27     Sterling University - Grove                                       14,240,000              17,850,000            79.8%
  28     Richardson Industrial Portfolio                                   13,610,537              20,270,000            67.1%
  29     Residence Inn Dupont Circle                                       12,558,561              18,200,000            69.0%
  30     WNA Portfolio                                                     11,085,315              17,920,000            61.9%
  31     315 East 68th Street Corporation                                  10,000,000             131,900,000             7.6%
  32     Walnut Glen Apartments                                             9,970,942              19,100,000            52.2%
  33     Post Road Plaza                                                    9,970,127              18,000,000            55.4%
  34     Signal Butte Marketplace                                           9,782,249              12,500,000            78.3%
  35     The Copper Creek Apartments                                        8,624,439              11,600,000            74.3%
  36     Richardson Portfolio                                               8,555,065              11,800,000            72.5%
  37     12820 & 12860 Crossroads Parkway South                             7,765,306              10,800,000            71.9%
  38     Raytheon Office Complex                                            7,284,897               9,650,000            75.5%
  39     2121 Cloverfield Boulevard                                         7,034,548               9,900,000            71.1%
  40     ARC North and South                                                6,934,722               9,420,000            73.6%
  41     Fairmeadows Apartments                                             6,484,133               8,330,000            77.8%
  42     North Park Terrace Apartments                                      6,464,182               8,100,000            79.8%
  43     Woodside Self Storage                                              5,389,153               7,200,000            74.8%
  44     Timberleaf Apartments                                              5,352,191               6,700,000            79.9%
  45     1840 Oak Avenue                                                    5,252,019               7,200,000            72.9%
  46     Crossroads Shopping Center                                         5,235,886               7,550,000            69.3%
  47     Ashley Park Apartments                                             5,233,409               6,650,000            78.7%
  48     Parkview Manor Apartments (1C)                                     1,566,371               2,225,000            70.0%
  49     Greenbriar Apartments (1C)                                         1,361,845               2,300,000            70.0%
  50     Van Buren Apartments (1C)                                          1,301,984               1,625,000            70.0%
  51     Elmira Apartments (1C)                                               758,243                 975,000            70.0%
  52     Walgreens-Daly City                                                4,963,418               6,630,000            74.9%
  53     Valley Square Shopping Center                                      4,841,552               6,350,000            76.2%
  54     Manhattan Plaza                                                    4,789,003               6,800,000            70.4%
  55     Lake North Apartments                                              4,577,702               5,800,000            78.9%
  56     Parkway Place                                                      4,565,063               6,100,000            74.8%
  57     Minneola, LLC                                                      4,493,316               6,200,000            72.5%
  58     Stantec Engineering Building                                       4,364,870               5,895,000            74.0%
  59     Generation Plaza                                                   4,185,978               5,600,000            74.7%
  60     Glenn Court Apartments                                             4,153,540               5,400,000            76.9%
  61     Country View Village Manufactured Housing Community                4,137,366               6,000,000            69.0%
  62     Walgreen's Drug Store-Las Vegas                                    4,096,587               5,130,000            79.9%
  63     The Pines at Humble Park Apartments                                4,090,302               5,340,000            76.6%
  64     Cannon Point North, Inc.                                           4,000,000             214,000,000             1.9%
  65     Techniplex Business Center                                         3,988,180               5,000,000            79.8%
  66     Sahara Vista II                                                    3,889,456               5,930,000            65.6%
  67     Midtown Apartments                                                 3,888,223               4,960,000            78.4%
  68     310 East 70th Street Apartment Corporation                         3,738,192              41,070,000             9.1%
  69     Long Beach Owners Corporation                                      3,696,814              14,350,000            25.8%
  70     Clocktower Plaza                                                   3,690,610               5,340,000            69.1%
  71     LeClaire Station Apartments                                        3,592,063               4,775,000            75.2%
  72     Addison Park Place Office Building                                 3,428,519               4,600,000            74.5%
  73     Square 74 Retail                                                   3,387,845               5,550,000            61.0%
  74     2600 Warrenville Road                                              3,317,248               4,350,000            76.3%
  75     710 West End Avenue Corporation                                    3,294,540              36,530,000             9.0%
  76     1101 Camino La Costa                                               3,294,282               4,300,000            76.6%
  77     220 East 54th Street Owners, Inc.                                  3,290,156              32,900,000            10.0%
  78     Vendor's Square Building                                           3,239,999               5,225,000            62.0%
  79     Riatta Ranch Apartments                                            3,089,186               4,000,000            77.2%
  80     The Patrick Lane Industrial Center-Phase II                        3,084,033               4,125,000            74.8%
  81     Walgreen's Drug Store-Fort Smith                                   3,072,211               4,250,000            72.3%
  82     Willowbrook Shopping Center                                        3,039,317               4,150,000            73.2%
  83     Forest Hills Chateau Corporation                                   2,993,099              10,580,000            28.3%
  84     Village Shops at Colony Square Phase I                             2,990,399               4,000,000            74.8%
  85     Walgreen's Drug Store-Amarillo                                     2,951,439               4,100,000            72.0%
  86     12900 Crossroads Parkway South                                     2,936,878               4,200,000            69.9%
  87     2940-2950 Ocean Apartments, Inc.                                   2,892,817               8,650,000            33.4%
  88     790 Greenwich Street                                               2,889,989               7,870,000            36.7%
  89     Compass Bank Building                                              2,843,622               4,100,000            69.4%
  90     Sprain Associates                                                  2,780,572               5,200,000            53.5%
  91     Los Gatos Office Building                                          2,742,180               5,000,000            54.8%
  92     1595-1597 Second Avenue                                            2,733,843               3,850,000            71.0%
  93     The Park Row Business Center                                       2,694,065               3,800,000            70.9%
  94     Shurgard - Red Bug Lake Road                                       2,689,841               3,900,000            69.0%
  95     2 Commerce Drive                                                   2,620,324               4,000,000            65.5%
  96     4760 Kentucky Avenue                                               2,452,908               3,400,000            72.1%
  97     Fleetwood Village Apartments                                       2,369,543               3,600,000            65.8%
  98     Larchmont Gables Apartment Corporation                             2,296,237               6,300,000            36.4%
  99     Shurgard-West Town                                                 2,291,346               3,270,000            70.1%
 100     2555 East 12th Street Corporation                                  2,197,475               7,550,000            29.1%
 101     1660 Union Street Office Building                                  2,194,086               3,250,000            67.5%
 102     Tuttle Crossing Medical                                            2,193,410               2,850,000            77.0%
 103     Jack's Alley                                                       2,184,183               2,975,000            73.4%
 104     43 Bronx River Road Owners Corporation                             2,048,083               6,750,000            30.3%
 105     Kings Meadow Center                                                2,046,351               2,825,000            72.4%
 106     Staples Office Superstore                                          2,019,134               2,600,000            77.7%
 107     33 Fifth Avenue Owners Corporation                                 2,000,000              39,800,000             5.0%
 108     Dahill Gardens                                                     1,996,486               5,970,000            33.4%
 109     200 West 108th Street Housing Corporation                          1,993,446              14,870,000            13.4%
 110     800 West End Avenue Corporation                                    1,992,205              75,730,000             2.6%
 111     Flowserve Corporation                                              1,946,064               2,700,000            72.1%
 112     CVS Pharmacy                                                       1,875,428               2,400,000            78.1%
 113     155 Tenants Corporation                                            1,843,291              23,400,000             7.9%
 114     Terrace Hills Apartments                                           1,791,137               2,350,000            76.2%
 115     InSite Downers Grove                                               1,771,583               2,450,000            72.3%
 116     DeNault Hardware                                                   1,707,227               2,800,000            61.0%
 117     Lafayette Owners Corporation                                       1,697,430              13,320,000            12.7%
 118     Andrea Lane Commercial Center                                      1,640,521               2,450,000            67.0%
 119     Greenville Crossing Shopping Center                                1,627,024               2,175,000            74.8%
 120     De Nault Family Trust                                              1,622,030               2,400,000            67.6%
 121     Sulphur Plaza Shopping Center                                      1,613,434               2,160,000            74.7%
 122     415 Gramatan Avenue Corporation                                    1,595,590               4,400,000            36.3%
 123     155 West 15th Street Housing Corporation                           1,594,831              21,490,000             7.4%
 124     Beacon Hill Apartments                                             1,593,814               2,100,000            75.9%
 125     Bay Bluff Apartments                                               1,508,536               1,890,000            79.8%
 126     336 West End Avenue Corporation                                    1,500,000              48,400,000             3.1%
 127     Cherry Lane Owners Corporation                                     1,497,771               4,360,000            34.4%
 128     Oakridge Shopping Center                                           1,321,487               1,950,000            67.8%
 129     67-87 & 68-09 Booth Owners Corporation                             1,298,505              11,830,000            11.0%
 130     Best Storage                                                       1,285,551               2,350,000            54.7%
 131     Timberwood Apartments                                              1,267,048               1,650,000            76.8%
 132     InSite Palm Beach - Blockbuster Video                              1,162,757               1,555,000            74.8%
 133     190 East Mosholu Parkway Owners Corporation                        1,144,350               4,030,000            28.4%
 134     Tudor Arms Apartments Inc.                                         1,140,131               4,098,000            27.8%
 135     InSite Chicago/Halstead                                            1,113,852               1,600,000            69.6%
 136     Country Square Shopping Center                                     1,112,874               1,600,000            69.6%
 137     Rhoda Apartments Corporation                                       1,098,199               3,770,000            29.1%
 138     La Maison Apartments                                               1,097,060               1,375,000            79.8%
 139     Normandy Apartments                                                1,096,958               1,380,000            79.5%
 140     280 Collins Street                                                 1,071,136               1,500,000            71.4%
 141     736 West 186th Street Owners Corporation                           1,016,957               7,140,000            14.2%
 142     101 West 80th Owners Corporation                                     999,310              13,730,000             7.3%
 143     4345 Webster Avenue                                                  993,061               1,900,000            52.3%
 144     Mountain View Mobile Estates                                         972,349               1,275,000            76.3%
 145     Shannon Apartments                                                   957,890               1,200,000            79.8%
 146     Insite Chicago - Blockbuster Video                                   949,169               1,365,000            69.5%
 147     InSite Saginaw (Blockbuster Building)                                913,239               1,350,000            67.6%
 148     75-20 113th Street Owners Corporation                                898,547               5,040,000            17.8%
 149     Brookside Business Center                                            898,229               1,300,000            69.1%
 150     1060 Crystal Lake Drive                                              878,246               1,150,000            76.4%
 151     East End Apartments                                                  876,626               1,100,000            79.7%
 152     Westgate Professional Center                                         858,010               1,560,000            55.0%
 153     Knell's Ridge Plaza                                                  852,157               1,145,000            74.4%
 154     2131 NE 41st Street                                                  838,326               1,125,000            74.5%
 155     Foursome Associates, LLC                                             805,850               1,310,000            61.5%
 156     184 Columbia Heights Inc.                                            799,679              11,400,000             7.0%
 157     415 West 57th Street Tenants Corporaton                              797,646               4,600,000            17.3%
 158     Yorkville 87 Housing Corporation                                     764,402               3,595,000            21.3%
 159     Lulen Apartments                                                     737,440                 925,000            79.7%
 160     1020 Crystal Lake Drive                                              718,565                 900,000            79.8%
 161     98-100 Suffolk Realty Corporation                                    711,818               6,060,000            11.7%
 162     Westchester Apartments                                               696,587               1,325,000            52.6%
 163     Northstream Manor Apartments                                         628,330                 800,000            78.5%
 164     1102-1106 South Pacific Avenue                                       625,020                 930,000            67.2%
 165     1934 18th Street                                                     618,673                 980,000            63.1%
 166     Tomshir Apartments                                                   597,395                 800,000            74.7%
 167     125 East 4th Street Owners Corporation                               596,754               3,890,000            15.3%
 168     North Broadway Estates, Ltd.                                         568,198               2,670,000            21.3%
 169     Fair Oaks Apartments                                                 498,920                 670,000            74.5%
 170     Greenestreet Associates, Inc.                                        498,785               8,100,000             6.2%
 171     Sherwood Forest Shopping Center                                      496,826                 670,000            74.2%
 172     310 West 18th Street Owners Corporation                              491,952               2,795,000            17.6%
 173     253-259 Owners Corporation                                           398,713               7,730,000             5.2%
 174     186 East 2nd Owners Corporation                                      398,523               1,950,000            20.4%
 175     Seagull Garden Apartment Owners Corporation                          377,972               1,685,000            22.4%
 176     West 82 Tenants Realty Corporation                                   329,454               4,170,000             7.9%
 177     City Studios, Inc.                                                   293,100               7,400,000             4.0%
 178     370 9th Street Corporation                                           277,391               2,980,000             9.3%
 179     219 Clinton Street Housing Corporation                               267,635               3,075,000             8.7%
 180     107-38 Owners Corporation                                            259,213               3,010,000             8.6%
 181     226 West 11th Owners Corporation                                     257,070               2,718,000             9.5%
 182     Jacob Cram Cooperative, Inc.                                         237,502               7,410,000             3.2%
 183     Main Duane Owners Corporation                                        218,985              12,640,000             1.7%
 184     Harrison Studios Corporation                                         209,804               6,140,000             3.4%
 185     Heights Owners Corporation                                           207,157               1,266,000            16.4%
 186     286 Pacific Street Owners Corporation                                194,229               1,170,000            16.6%
 187     128 Sixth Avenue Housing Corporation                                 164,375               1,345,000            12.2%
 188     264 President Apartment Corporation                                  152,616               1,395,000            10.9%
 189     233 Court Housing Corporation                                        149,751               1,380,000            10.9%
 190     659 DeGraw Housing Corporation                                       129,504                 780,000            16.6%
 191     279 Prospect Housing Corporation                                     116,029                 640,000            18.1%
 192     397 7th Housing Corporation                                          103,039               1,280,000             8.0%
 193     Three Twenty-Five Cooperative, Inc.                                   96,976              15,200,000             0.6%
 194     90 Sterling Place Owners Corporation                                  92,552               1,304,000             7.1%
 195     193 Clint Housing Corporation                                         88,797               1,850,000             4.8%

                                                                   ----------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                               $ 1,072,782,114         $ 2,464,501,000            65.7%
                                                                   ================================================================

         MAXIMUM:                                                        $ 69,935,028           $ 230,000,000            80.0%
         MINIMUM:                                                            $ 88,797               $ 640,000             0.6%

                    MATURITY/ARD      MATURITY/ARD        MOST RECENT     MOST RECENT         U/W               U/W           U/W
  #                 BALANCE (4)     LTV RATIO (4) (5)         NOI          DSCR (6)           NOI             NCF (7)       DSCR (6)
  -                 -----------     -----------------         ---          --------           ---             -------       --------
  1                $ 67,233,691           29.2%                   N/A         N/A        $ 15,113,664     $ 15,113,664        2.67x
  2                  63,425,682           70.9%           $ 8,066,964        1.24x          8,951,346        8,385,346        1.29
  3                  42,008,969           62.7%             5,969,018        1.47           5,935,145        5,593,213        1.38
  4                  40,864,442           64.9%             5,719,714        1.45           5,560,188        4,912,714        1.25
  5                  13,308,814           67.2%             2,226,598        1.89           1,610,674        1,440,503        1.28
  6                  10,942,803           67.2%             1,554,810        1.60           1,378,195        1,255,174        1.28
  7                   8,207,102           67.2%             1,196,730        1.65           1,088,321          978,049        1.28
  8                  29,523,038           60.3%             5,392,000        1.94           5,181,655        4,521,061        1.63
  9                  24,195,929           65.2%             1,120,559        0.49           3,115,707        2,959,810        1.29
  10                 24,365,016           69.1%             3,011,007        1.21           3,465,955        3,259,955        1.31
  11                 21,425,192           65.7%             2,841,072        1.37           2,864,123        2,639,009        1.27
  12                 11,265,218           70.4%             1,530,608        1.44           1,461,143        1,408,389        1.30
  13                  8,026,467           70.4%             1,235,434        1.64           1,018,617          948,428        1.30
  14                 17,793,946           53.6%             3,664,857        1.79           3,367,833        3,095,135        1.51
  15                 17,376,116           51.9%             3,397,833        1.73           3,350,105        2,998,766        1.52
  16                 17,521,089           66.6%                   N/A         N/A           2,225,337        2,099,779        1.25
  17                 17,031,418           60.8%             1,264,610        0.75           2,364,870        2,232,215        1.33
  18                 19,000,000           74.5%             2,184,336        1.37           2,222,576        2,205,389        1.38
  19                 14,813,004           56.4%             3,069,284        1.75           2,779,901        2,476,477        1.41
  20                 15,132,664           64.4%                   N/A         N/A           2,226,025        1,940,777        1.32
  21                 14,659,388           67.9%             1,834,051        1.32           2,124,978        1,970,728        1.42
  22                 14,522,790           69.5%             1,741,883        1.25           1,880,966        1,775,002        1.28
  23                 13,954,642           62.0%             1,439,213        1.13           2,027,572        1,905,618        1.49
  24                 13,374,768           68.9%             1,853,469        1.42           1,804,067        1,697,447        1.30
  25                 13,391,768           73.1%             1,633,663        1.34           1,477,077        1,477,077        1.21
  26                 11,969,512           60.8%             1,974,018        1.47           2,127,537        1,950,430        1.45
  27                 13,008,101           72.9%             1,741,042        1.47           1,531,972        1,531,972        1.29
  28                 12,145,213           59.9%             1,965,770        1.67           1,925,915        1,712,434        1.45
  29                 10,499,607           57.7%             1,938,686        1.61           1,909,491        1,706,620        1.42
  30                  9,173,577           51.2%                   N/A         N/A           1,646,451        1,474,130        1.43
  31                 10,000,000           7.6%                    N/A         N/A           6,099,033        6,099,033        8.72
  32                  8,663,231           45.4%             1,769,327        2.27           1,755,455        1,574,455        2.02
  33                  8,871,437           49.3%             1,412,292        1.66           1,541,364        1,378,151        1.62
  34                  8,661,292           69.3%               947,552        1.15           1,052,305        1,000,525        1.21
  35                  7,681,359           66.2%             1,020,783        1.38           1,126,019        1,051,019        1.42
  36                  7,587,497           64.3%             1,042,933        1.44           1,108,553          984,355        1.36
  37                  6,965,246           64.5%                   N/A         N/A           1,004,672          895,141        1.31
  38                  6,521,355           67.6%               956,815        1.50             881,015          795,239        1.24
  39                  6,269,071           63.3%               848,309        1.40             846,979          797,815        1.32
  40                  6,178,634           65.6%                   N/A         N/A             871,030          805,397        1.35
  41                  5,726,834           68.7%               556,208        1.03             789,729          739,729        1.37
  42                  5,709,213           70.5%               740,450        1.38             914,399          834,899        1.55
  43                  4,408,337           61.2%               658,118        1.35             666,244          666,244        1.37
  44                  4,670,969           69.7%               471,020        1.10             510,999          510,999        1.20
  45                  4,669,423           64.9%               532,216        1.19             648,444          589,694        1.32
  46                  4,700,533           62.3%               730,200        1.57             735,945          655,059        1.41
  47                  4,633,152           69.7%               657,755        1.50             675,632          637,632        1.45
  48                  1,389,892           62.1%               186,489        1.40             201,291          181,291        1.36
  49                  1,208,410           62.1%               182,968        1.59             193,101          168,601        1.36
  50                  1,155,293           62.1%               157,464        1.43             158,032          145,032        1.36
  51                    672,813           62.1%                86,327        1.34              89,316           80,820        1.36
  52                  4,391,412           66.2%               550,000        1.32             531,414          531,414        1.27
  53                  4,301,416           67.7%               645,645        1.56             571,246          527,950        1.28
  54                  4,252,529           62.5%               743,909        1.83             792,255          597,887        1.47
  55                  4,076,664           70.3%               520,476        1.33             653,063          597,313        1.53
  56                  4,071,212           66.7%               684,409        1.73             574,271          494,938        1.25
  57                  3,913,180           63.1%               428,964        1.21             529,369          512,049        1.44
  58                  3,899,312           66.1%               638,104        1.68             550,573          513,868        1.35
  59                  3,686,708           65.8%               344,239        1.00             489,504          442,941        1.29
  60                  3,390,413           62.8%               493,398        1.33             525,206          489,956        1.32
  61                  3,675,266           61.3%               538,501        1.53             493,222          481,422        1.37
  62                  3,628,045           70.7%                   N/A         N/A             414,832          414,832        1.20
  63                  3,622,385           67.8%               476,358        1.38             542,069          499,569        1.45
  64                  4,000,000           1.9%                    N/A         N/A          10,395,871       10,395,871       36.00
  65                  3,552,074           71.0%               442,501        1.29             482,787          424,085        1.24
  66                  3,490,167           58.9%               511,480        1.49             504,148          438,032        1.27
  67                  3,456,439           69.7%               467,134        1.41             451,815          451,815        1.36
  68                  3,236,638           7.9%                    N/A         N/A           2,783,320        2,783,320        9.07
  69                  3,156,137           22.0%                   N/A         N/A             987,387          987,387        3.43
  70                  3,328,346           62.3%               514,238        1.54             589,848          541,859        1.62
  71                  3,199,658           67.0%               354,360        1.15             476,720          445,720        1.44
  72                  3,046,147           66.2%               426,518        1.47             458,620          417,303        1.44
  73                  2,802,803           50.5%               685,668        2.18             588,350          546,389        1.74
  74                  2,941,354           67.6%               402,177        1.43             412,357          358,240        1.28
  75                  2,824,786           7.7%                    N/A         N/A           1,799,665        1,799,665        6.92
  76                  3,176,211           73.9%               146,341        0.48             522,462          509,018        1.67
  77                  2,840,575           8.6%                    N/A         N/A           2,364,003        2,364,003        8.89
  78                  2,632,400           50.4%               363,720        1.27             381,074          358,985        1.26
  79                  2,751,980           68.8%               348,929        1.32             372,465          340,465        1.28
  80                  2,751,354           66.7%               441,021        1.65             365,573          334,147        1.25
  81                  2,736,597           64.4%                   N/A         N/A             341,597          341,597        1.29
  82                  2,703,608           65.1%                   N/A         N/A             385,383          364,890        1.42
  83                  2,579,505           24.4%                   N/A         N/A             876,630          876,630        3.64
  84                  2,682,690           67.1%                   N/A         N/A             380,349          359,392        1.36
  85                  2,627,762           64.1%                   N/A         N/A             329,957          329,957        1.30
  86                  2,634,292           62.7%               437,456        1.70             425,342          354,611        1.37
  87                  2,712,174           31.4%                   N/A         N/A             535,629          535,629        2.47
  88                  2,115,942           26.9%               130,033        0.41             703,791          691,861        2.18
  89                  2,529,948           61.7%               346,140        1.42             341,812          310,094        1.27
  90                  2,458,377           47.3%               524,582        2.12             509,456          486,206        1.97
  91                  2,450,408           49.0%               548,608        2.30             486,605          455,334        1.91
  92                  2,443,108           63.5%               380,557        1.61             320,763          312,577        1.32
  93                  2,516,184           66.2%               490,193        2.11             340,276          300,169        1.29
  94                  2,210,256           56.7%               332,512        1.36             322,823          322,823        1.32
  95                  2,323,471           58.1%               428,923        1.93             329,546          283,489        1.28
  96                  2,149,010           63.2%                   N/A         N/A             294,909          267,710        1.26
  97                  2,103,591           58.4%               303,449        1.51             309,931          277,931        1.38
  98                  2,156,792           34.2%                   N/A         N/A             592,944          592,944        3.37
  99                  1,882,812           57.6%               282,053        1.35             275,817          275,817        1.32
 100                  2,065,793           27.4%                   N/A         N/A             523,102          523,102        3.08
 101                  1,969,747           60.6%               316,674        1.63             300,175          262,114        1.35
 102                  1,951,233           68.5%               261,355        1.39             249,970          235,397        1.26
 103                  1,790,654           60.2%               280,952        1.43             279,182          255,858        1.30
 104                  1,922,301           28.5%                   N/A         N/A             648,407          648,407        4.14
 105                  1,851,615           65.5%               374,849        2.00             308,479          270,179        1.44
 106                  1,654,921           63.7%                   N/A         N/A             235,307          222,234        1.22
 107                  2,000,000           5.0%                    N/A         N/A           1,459,940        1,459,940       10.58
 108                  1,877,640           31.5%                   N/A         N/A             426,032          426,032        2.75
 109                  1,894,699           12.7%                   N/A         N/A           1,037,220        1,037,220        6.23
 110                  1,331,054           1.8%                    N/A         N/A           3,264,390        3,264,390       17.68
 111                  1,745,341           64.6%                   N/A         N/A             236,959          224,103        1.30
 112                  1,591,406           66.3%               190,896        1.17             201,142          201,142        1.23
 113                  1,461,617           6.2%                    N/A         N/A           1,438,427        1,438,427        9.03
 114                  1,471,542           62.6%               242,350        1.49             261,807          229,807        1.41
 115                  1,594,347           65.1%               236,496        1.49             211,300          200,817        1.26
 116                     45,305           1.6%                264,121        1.15             259,456          243,328        1.06
 117                  1,589,409           11.9%                   N/A         N/A             822,221          822,221        6.44
 118                  1,352,360           55.2%               245,747        1.64             244,147          207,085        1.38
 119                  1,466,326           67.4%               250,854        1.71             226,277          213,177        1.45
 120                  1,388,366           57.8%               214,922        1.40             237,876          221,838        1.45
 121                  1,443,570           66.8%               189,132        1.35             203,024          185,199        1.32
 122                  1,388,155           31.5%                   N/A         N/A             271,511          271,511        2.03
 123                  1,376,849           6.4%                    N/A         N/A           1,040,440        1,040,440        8.05
 124                  1,304,763           62.1%               222,869        1.55             193,768          181,240        1.26
 125                  1,339,547           70.9%               210,764        1.64             207,740          193,490        1.51
 126                  1,500,000           3.1%                    N/A         N/A           2,355,718        2,355,718       22.76
 127                  1,302,212           29.9%                   N/A         N/A             400,283          400,283        3.18
 128                  1,122,322           57.6%               192,884        1.54             185,054          160,030        1.28
 129                  1,214,275           10.3%                   N/A         N/A           1,157,698        1,157,698       11.94
 130                    629,054           26.8%               199,074        1.34             195,740          195,740        1.32
 131                  1,123,746           68.1%               174,641        1.63             157,659          143,659        1.34
 132                  1,046,430           67.3%               159,422        1.53             141,616          134,141        1.29
 133                    988,693           24.5%                   N/A         N/A             274,864          274,864        2.97
 134                    911,363           22.2%                   N/A         N/A             350,222          350,222        3.50
 135                  1,002,417           62.7%               147,909        1.48             132,058          124,732        1.25
 136                  1,002,222           62.6%               191,895        1.92             160,635          135,243        1.35
 137                    942,738           25.0%                   N/A         N/A             211,578          211,578        2.43
 138                    985,341           71.7%               173,506        1.78             149,077          131,327        1.35
 139                    982,528           71.2%               135,529        1.41             144,415          131,315        1.36
 140                    755,318           50.4%               165,219        1.55             193,944          179,904        1.69
 141                    896,564           12.6%                   N/A         N/A             403,566          403,566        4.53
 142                    939,239           6.8%                    N/A         N/A             924,315          924,315       11.89
 143                    877,991           46.2%               239,540        2.72             171,584          156,084        1.77
 144                    872,127           68.4%               130,046        1.51             112,664          110,354        1.28
 145                    853,451           71.1%               132,085        1.60             125,563          111,563        1.35
 146                    854,210           62.6%               116,303        1.37             112,805          107,009        1.26
 147                    821,875           60.9%                80,407        0.98             118,251          111,102        1.36
 148                    772,631           15.3%                   N/A         N/A             438,271          438,271        6.10
 149                    807,070           62.1%               128,628        1.61             155,295          132,831        1.66
 150                    788,390           68.6%               131,568        1.69             112,120          108,120        1.39
 151                    718,471           65.3%               135,915        1.72             119,882          107,632        1.36
 152                    779,116           49.9%               122,986        1.54             110,244           99,740        1.25
 153                    711,475           62.1%               148,577        1.82             123,653          105,039        1.29
 154                    752,554           66.9%               122,020        1.64             102,440           97,940        1.32
 155                    680,052           51.9%               102,192        1.34             112,085          101,835        1.34
 156                    788,854           6.9%                    N/A         N/A             412,075          412,075        6.99
 157                    689,601           15.0%                   N/A         N/A             314,241          314,241        4.84
 158                    713,637           19.9%                   N/A         N/A             283,505          283,505        5.02
 159                    657,410           71.1%               113,843        1.79              99,229           92,729        1.46
 160                    645,046           71.7%               108,704        1.70              95,668           92,418        1.45
 161                    568,065           9.4%                    N/A         N/A             516,056          516,056        8.25
 162                    573,107           43.3%               107,086        1.68             109,370          103,370        1.63
 163                    564,732           70.6%                   N/A         N/A              75,362           68,862        1.23
 164                    525,101           56.5%                84,760        1.39              91,448           86,969        1.43
 165                    552,399           56.4%                77,745        1.45              66,406           66,406        1.24
 166                    499,331           62.4%                60,287        1.05              81,509           76,259        1.33
 167                    519,500           13.4%                   N/A         N/A             366,225          366,225        7.35
 168                    491,744           18.4%                   N/A         N/A             354,993          354,993        7.62
 169                    445,159           66.4%                54,235        1.25              57,235           54,485        1.26
 170                    429,966           5.3%                    N/A         N/A             490,692          490,692       12.18
 171                    414,490           61.9%                69,438        1.47              75,579           65,387        1.39
 172                    390,215           14.0%                   N/A         N/A             167,880          167,880        3.97
 173                    344,371           4.5%                    N/A         N/A             428,144          428,144       13.22
 174                    383,184           19.7%                   N/A         N/A             105,294          105,294        2.86
 175                        516           0.0%                    N/A         N/A             144,208          144,208        3.39
 176                    282,981           6.8%                    N/A         N/A             231,112          231,112        8.80
 177                          0           0.0%                    N/A         N/A             566,620          566,620       13.41
 178                          0           0.0%                    N/A         N/A             206,258          206,258        6.72
 179                          0           0.0%                    N/A         N/A             122,191          122,191        3.88
 180                    225,418           7.5%                    N/A         N/A             201,125          201,125        9.26
 181                    204,061           7.5%                    N/A         N/A             141,012          141,012        6.32
 182                    212,275           2.9%                    N/A         N/A             607,494          607,494       27.66
 183                          0           0.0%                    N/A         N/A             837,392          837,392       25.96
 184                          0           0.0%                    N/A         N/A             390,653          390,653       14.96
 185                          0           0.0%                    N/A         N/A              92,826           92,826        3.66
 186                    168,267           14.4%                   N/A         N/A              67,012           67,012        4.20
 187                    143,085           10.6%                   N/A         N/A              93,672           93,672        6.79
 188                          0           0.0%                    N/A         N/A              89,984           89,984        5.24
 189                    128,597           9.3%                    N/A         N/A              83,325           83,325        6.99
 190                    112,633           14.4%                   N/A         N/A              47,568           47,568        4.40
 191                          0           0.0%                    N/A         N/A              54,292           54,292        3.96
 192                          0           0.0%                    N/A         N/A              78,814           78,814        6.82
 193                          0           0.0%                    N/A         N/A             716,871          716,871       63.20
 194                          0           0.0%                    N/A         N/A              82,457           82,457        7.93
 195                        130           0.0%                    N/A         N/A              93,435           93,435        8.60

                  ------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED
  AVERAGE:        $ 952,792,410           58.5%         $ 105,205,476        1.43X      $ 187,694,842    $ 178,371,409       1.97X
                  ==================================================================================================================

                   $ 67,233,691           74.5%           $ 8,066,964        2.72X       $ 15,113,664     $ 15,113,664       63.20X
                            $ -           0.0%               $ 54,235        0.41X           $ 47,568         $ 47,568       1.06X



(1A) THE UNDERLYING MORTGAGE LOANS SECURED BY COLDWATER CROSSING, KINGS MALL I & II, AND EASTGATE MARKETPLACE ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.

(1B) THE UNDERLYING MORTGAGE LOANS SECURED BY TRI-COUNTY MARKETPLACE AND GOVERNOR'S PLAZA ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.

(1C) THE UNDERLYING MORTGAGE LOANS SECURED BY ELMIRA APARTMENTS, PARKVIEW MANOR APARTMENTS, GREENBRIAR APARTMENTS, AND VAN BUREN APARTMENTS ARE
CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.

(3) IN THE CASE OF CROSS-COLLATERALIZED AND CROSS-DEFAULTED UNDERLYING MORTGAGE LOANS, THE COMBINED LTV IS PRESENTED FOR EACH AND EVERY RELATED UNDERLYING MORTGAGE LOAN.

(4) IN THE CASE OF THE ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE INDICATED COLUMN.

(5) AT MATURITY WITH RESPECT TO BALLOON LOANS OR AT THE ARD IN THE CASE OF ARD LOANS. THERE CAN BE NO ASSURANCE THAT THE VALUE OF ANY PARTICULAR MORTGAGED PROPERTY WILL NOT HAVE DECLINED FROM THE ORIGINAL APPRAISAL VALUE.

(6) DSCR IS BASED ON THE AMOUNT OF THE MONTHLY PAYMENTS PRESENTED. IN THE CASE OF CROSS-COLLATERALIZED AND CROSS-DEFAULTED UNDERLYING MORTGAGE LOANS THE COMBINED U/W DSCR IS PRESENTED FOR EACH AND EVERY RELATED UNDERLYING MORTGAGE LOAN.

(7) UNDERWRITTEN NCF REFLECTS THE NET CASH FLOW AFTER U/W REPLACEMENT RESERVES, U/W LC'S AND TI'S AND U/W FF&E.

(8) FOR COOPERATIVE PROPERTIES THE CURRENT NOI IS EQUAL TO THE CURRENT NCF

            ENGINEERING RESERVES AND RECURRING REPLACEMENT RESERVES



                                                                                   CONTRACTUAL            U/W
                                                                 ENGINEERING        RECURRING          RECURRING         LC & TI
                                                                 RESERVE AT        REPLACEMENT        REPLACEMENT      RESERVE AT
#                               LOAN NAME                        ORIGINATION         RESERVE            RESERVE        ORIGINATION
-                               ---------                        -----------         -------            -------        -----------
1    Ocean Towers                                                  $8,479,582               N/A        $63,400              N/A
2    Eaton Vance / Alliance GT-4 Portfolio                         $1,216,906          $568,000       $566,000              N/A
3    Macomb Mall                                                          N/A           $76,361        $76,361              N/A
4    One Sugar Creek Place                                                N/A          $105,771       $105,771         $325,914
5    Coldwater Crossing (1A)                                          $30,063           $36,960        $36,955           $5,555
6    Kings Mall I & II (1A)                                               N/A           $18,000        $18,000           $5,555
7    Eastgate Marketplace (1A)                                            N/A           $21,225        $21,225           $5,555
8    Bayshore Mall                                                        N/A           $72,208       $203,605              N/A
9    3111-3151 Coronado Avenue                                        $22,375           $29,600        $29,600              N/A
10   Eaton Vance / Alliance GT-3 Portfolio                           $314,662          $206,000       $206,000              N/A
11   Alexandria Roselle Street Portfolio                                  N/A           $26,146        $26,146              N/A
12   Governor's Plaza (1B)                                                N/A           $23,040        $23,038           $3,125
13   Tri-County Marketplace (1B)                                          N/A           $11,148        $11,137           $3,125
14   Residence Inn Arlington-Rosslyn                                      N/A                4%             4%              N/A
15   Courtyard by Marriott - Washington Convention Center             $16,250                4%             4%              N/A
16   850-888 Washington Street Office Buildings                           N/A               N/A        $20,007              N/A
17   600 Memorial Drive                                                   N/A           $18,060        $18,071              N/A
18   One Montgomery Street                                            $14,438           $17,188        $17,187              N/A
19   Residence Inn Manhattan Beach                                        N/A               N/A             5%              N/A
20   Capitol Centre                                                   $14,773           $29,031        $29,031              N/A
21   Windsor Wichita Portfolio                                       $293,375          $154,260       $154,250              N/A
22   Harrison Executive Park                                          $61,563           $30,963        $30,964              N/A
23   Northpointe Plaza                                                    N/A           $17,177        $17,000              N/A
24   Rivergate Station                                                $48,491               N/A        $32,505              N/A
25   Sterling University Meadows                                          N/A           $46,000        $55,440              N/A
26   63-101 Sprague Street                                           $512,375           $10,931        $93,300          $14,250
27   Sterling University - Grove                                          N/A           $42,000        $50,400              N/A
28   Richardson Industrial Portfolio                                   $6,875               N/A        $29,958         $450,000
29   Residence Inn Dupont Circle                                       $1,250                4%             4%              N/A
30   WNA Portfolio                                                   $197,096               N/A        $58,877              N/A
31   315 East 68th Street Corporation                                     N/A               N/A        $90,000              N/A
32   Walnut Glen Apartments                                               N/A               N/A       $181,000              N/A
33   Post Road Plaza                                                  $22,063           $31,379        $31,379              N/A
34   Signal Butte Marketplace                                             N/A               N/A        $17,442          $83,150
35   The Copper Creek Apartments                                       $4,625           $75,000        $75,000              N/A
36   Richardson Portfolio                                             $55,430           $22,091        $22,092              N/A
37   12820 & 12860 Crossroads Parkway South                               N/A               N/A        $13,250              N/A
38   Raytheon Office Complex                                              N/A               N/A        $18,122              N/A
39   2121 Cloverfield Boulevard                                           N/A               N/A         $6,597           $7,000
40   ARC North and South                                               $1,250               N/A        $13,025              N/A
41   Fairmeadows Apartments                                           $27,563           $50,004        $50,000              N/A
42   North Park Terrace Apartments                                   $115,000           $79,500        $79,500              N/A
43   Woodside Self Storage                                                N/A               N/A         $8,483              N/A
44   Timberleaf Apartments                                            $29,188           $26,630        $26,630              N/A
45   1840 Oak Avenue                                                  $33,750               N/A         $7,661              N/A
46   Crossroads Shopping Center                                       $75,000               N/A        $22,580              N/A
47   Ashley Park Apartments                                               N/A           $38,000        $38,000              N/A
48   Parkview Manor Apartments (1C)                                    $1,250           $20,000        $20,000              N/A
49   Greenbriar Apartments (1C)                                          $750           $24,504        $24,500              N/A
50   Van Buren Apartments (1C)                                         $2,215           $12,996        $13,000              N/A
51   Elmira Apartments (1C)                                            $3,438            $8,496         $8,496              N/A
52   Walgreens-Daly City                                                  N/A            $2,088         $2,086              N/A
53   Valley Square Shopping Center                                        N/A            $8,667         $8,667              N/A
54   Manhattan Plaza                                                  $62,000               N/A        $44,369              N/A
55   Lake North Apartments                                           $107,188           $55,750        $55,750              N/A
56   Parkway Place                                                        N/A               N/A        $18,374              N/A
57   Minneola, LLC                                                        N/A               N/A         $9,000              N/A
58   Stantec Engineering Building                                    $141,586           $12,152        $12,152              N/A
59   Generation Plaza                                                     N/A               N/A         $5,621              N/A
60   Glenn Court Apartments                                           $34,255           $35,250        $35,250              N/A
61   Country View Village Manufactured Housing Community                  N/A               N/A        $11,800              N/A
62   Walgreen's Drug Store-Las Vegas                                      N/A            $2,268         $2,268              N/A
63   The Pines at Humble Park Apartments                              $92,175           $42,500        $42,500              N/A
64   Cannon Point North, Inc.                                             N/A               N/A       $107,700              N/A
65   Techniplex Business Center                                           N/A               N/A        $11,717         $100,000
66   Sahara Vista II                                                      N/A            $9,480         $9,480         $334,333
67   Midtown Apartments                                                   N/A           $13,650        $13,650              N/A
68   310 East 70th Street Apartment Corporation                           N/A               N/A        $35,700              N/A
69   Long Beach Owners Corporation                                        N/A               N/A         $9,400              N/A
70   Clocktower Plaza                                                     N/A            $6,270         $6,270          $79,969
71   LeClaire Station Apartments                                       $7,500           $31,008        $31,000              N/A
72   Addison Park Place Office Building                                   N/A               N/A         $8,930              N/A
73   Square 74 Retail                                                     N/A               N/A         $4,614              N/A
74   2600 Warrenville Road                                            $63,844               N/A        $11,117              N/A
75   710 West End Avenue Corporation                                      N/A               N/A        $29,800              N/A
76   1101 Camino La Costa                                             $38,680           $10,230         $9,224         $418,000
77   220 East 54th Street Owners, Inc.                                    N/A               N/A        $34,506              N/A
78   Vendor's Square Building                                         $17,844           $13,068        $18,794              N/A
79   Riatta Ranch Apartments                                         $139,750           $32,000        $32,000              N/A
80   The Patrick Lane Industrial Center-Phase II                          N/A            $5,471         $5,471              N/A
81   Walgreen's Drug Store-Fort Smith                                     N/A            $2,268         $2,268              N/A
82   Willowbrook Shopping Center                                          N/A               N/A         $2,375              N/A
83   Forest Hills Chateau Corporation                                     N/A               N/A        $33,900              N/A
84   Village Shops at Colony Square Phase I                               N/A               N/A         $2,909              N/A
85   Walgreen's Drug Store-Amarillo                                       N/A            $2,268         $2,268              N/A
86   12900 Crossroads Parkway South                                       N/A               N/A         $5,822              N/A
87   2940-2950 Ocean Apartments, Inc.                                     N/A               N/A        $24,750              N/A
88   790 Greenwich Street                                                 N/A               N/A         $3,238              N/A
89   Compass Bank Building                                                N/A            $4,794         $4,794              N/A
90   Sprain Associates                                                    N/A               N/A        $23,250              N/A
91   Los Gatos Office Building                                            N/A            $1,805         $1,203              N/A
92   1595-1597 Second Avenue                                           $5,250            $3,500         $3,610              N/A
93   The Park Row Business Center                                         N/A            $6,312         $8,414           $1,389
94   Shurgard - Red Bug Lake Road                                         N/A            $7,471         $7,449              N/A
95   2 Commerce Drive                                                     N/A           $10,008        $10,961              N/A
96   4760 Kentucky Avenue                                                 N/A           $13,460        $13,460              N/A
97   Fleetwood Village Apartments                                     $19,938           $32,000        $32,000              N/A
98   Larchmont Gables Apartment Corporation                               N/A               N/A        $26,000              N/A
99   Shurgard-West Town                                                   N/A            $5,017         $7,517              N/A
100  2555 East 12th Street Corporation                                    N/A               N/A        $15,000              N/A
101  1660 Union Street Office Building                               $308,238               N/A         $5,452              N/A
102  Tuttle Crossing Medical                                              N/A               N/A         $2,989              N/A
103  Jack's Alley                                                         N/A               N/A         $4,005              N/A
104  43 Bronx River Road Owners Corporation                           $50,000               N/A        $45,000              N/A
105  Kings Meadow Center                                                  N/A               N/A         $8,610          $47,000
106  Staples Office Superstore                                            N/A               N/A         $3,591              N/A
107  33 Fifth Avenue Owners Corporation                                   N/A               N/A        $30,000              N/A
108  Dahill Gardens                                                       N/A               N/A         $8,400              N/A
109  200 West 108th Street Housing Corporation                            N/A               N/A        $29,000              N/A
110  800 West End Avenue Corporation                                      N/A               N/A        $50,000              N/A
111  Flowserve Corporation                                                N/A            $9,690         $9,690           $1,677
112  CVS Pharmacy                                                         N/A            $1,519         $1,519              N/A
113  155 Tenants Corporation                                              N/A               N/A         $7,200              N/A
114  Terrace Hills Apartments                                         $12,105           $32,000        $32,000              N/A
115  InSite Downers Grove                                              $5,000               N/A         $1,367          $27,345
116  DeNault Hardware                                                     N/A               N/A         $2,688              N/A
117  Lafayette Owners Corporation                                         N/A               N/A        $12,500              N/A
118  Andrea Lane Commercial Center                                     $1,875               N/A        $12,354              N/A
119  Greenville Crossing Shopping Center                                  N/A            $3,510         $3,510           $1,255
120  De Nault Family Trust                                                N/A               N/A         $2,673              N/A
121  Sulphur Plaza Shopping Center                                        N/A               N/A         $2,325              N/A
122  415 Gramatan Avenue Corporation                                      N/A               N/A        $13,000              N/A
123  155 West 15th Street Housing Corporation                             N/A               N/A        $13,000              N/A
124  Beacon Hill Apartments                                            $7,025            $9,250        $12,528              N/A
125  Bay Bluff Apartments                                              $5,000           $14,250        $14,250              N/A
126  336 West End Avenue Corporation                                      N/A               N/A        $38,000              N/A
127  Cherry Lane Owners Corporation                                       N/A               N/A         $7,200              N/A
128  Oakridge Shopping Center                                             N/A               N/A         $8,707          $17,000
129  67-87 & 68-09 Booth Owners Corporation                               N/A               N/A        $23,500              N/A
130  Best Storage                                                         N/A               N/A        $10,138              N/A
131  Timberwood Apartments                                                N/A           $14,000        $14,000              N/A
132  InSite Palm Beach - Blockbuster Video                                N/A               N/A           $975          $19,500
133  190 East Mosholu Parkway Owners Corporation                          N/A               N/A         $5,500              N/A
134  Tudor Arms Apartments Inc.                                           N/A               N/A        $13,100              N/A
135  InSite Chicago/Halstead                                           $1,500               N/A           $956          $15,120
136  Country Square Shopping Center                                   $20,906               N/A        $12,764              N/A
137  Rhoda Apartments Corporation                                         N/A               N/A         $7,900              N/A
138  La Maison Apartments                                             $16,875           $17,750        $17,750              N/A
139  Normandy Apartments                                               $7,375           $13,100        $13,100              N/A
140  280 Collins Street                                               $11,854           $14,256        $14,040              N/A
141  736 West 186th Street Owners Corporation                             N/A               N/A         $5,500              N/A
142  101 West 80th Owners Corporation                                     N/A               N/A        $13,388              N/A
143  4345 Webster Avenue                                                  N/A               N/A        $15,500              N/A
144  Mountain View Mobile Estates                                         N/A            $2,310         $2,310              N/A
145  Shannon Apartments                                                $1,875           $14,000        $14,000              N/A
146  Insite Chicago - Blockbuster Video                                   N/A               N/A           $756          $19,110
147  InSite Saginaw (Blockbuster Building)                                N/A               N/A           $909          $18,720
148  75-20 113th Street Owners Corporation                                N/A               N/A         $7,900              N/A
149  Brookside Business Center                                         $4,500               N/A         $8,064          $75,000
150  1060 Crystal Lake Drive                                             $625            $4,000         $4,000              N/A
151  East End Apartments                                               $4,813           $12,250        $12,250              N/A
152  Westgate Professional Center                                      $5,760               N/A         $2,486          $18,725
153  Knell's Ridge Plaza                                              $11,861               N/A         $3,723          $50,000
154  2131 NE 41st Street                                                  N/A            $4,500         $4,500              N/A
155  Foursome Associates, LLC                                             N/A               N/A            N/A              N/A
156  184 Columbia Heights Inc.                                            N/A               N/A         $7,300              N/A
157  415 West 57th Street Tenants Corporaton                              N/A               N/A         $4,000              N/A
158  Yorkville 87 Housing Corporation                                     N/A               N/A         $3,250              N/A
159  Lulen Apartments                                                     N/A            $6,500         $6,500              N/A
160  1020 Crystal Lake Drive                                           $1,000            $3,250         $3,250              N/A
161  98-100 Suffolk Realty Corporation                                    N/A               N/A         $5,000              N/A
162  Westchester Apartments                                            $1,275            $6,000         $6,000              N/A
163  Northstream Manor Apartments                                      $4,375            $6,500         $6,500              N/A
164  1102-1106 South Pacific Avenue                                      $625            $4,479         $4,479              N/A
165  1934 18th Street                                                     N/A            $2,004         $2,000              N/A
166  Tomshir Apartments                                               $23,193            $5,250         $5,250              N/A
167  125 East 4th Street Owners Corporation                               N/A               N/A         $2,800              N/A
168  North Broadway Estates, Ltd.                                         N/A               N/A        $25,000              N/A
169  Fair Oaks Apartments                                              $4,375            $2,750         $2,750              N/A
170  Greenestreet Associates, Inc.                                        N/A               N/A         $3,000              N/A
171  Sherwood Forest Shopping Center                                   $3,625               N/A         $2,160              N/A
172  310 West 18th Street Owners Corporation                              N/A               N/A         $1,500              N/A
173  253-259 Owners Corporation                                           N/A               N/A         $7,300              N/A
174  186 East 2nd Owners Corporation                                      N/A               N/A         $3,600              N/A
175  Seagull Garden Apartment Owners Corporation                          N/A               N/A         $5,135              N/A
176  West 82 Tenants Realty Corporation                                   N/A               N/A         $2,900              N/A
177  City Studios, Inc.                                                   N/A               N/A         $5,000              N/A
178  370 9th Street Corporation                                           N/A               N/A         $3,746              N/A
179  219 Clinton Street Housing Corporation                               N/A               N/A         $2,209              N/A
180  107-38 Owners Corporation                                            N/A               N/A         $2,980              N/A
181  226 West 11th Owners Corporation                                     N/A               N/A         $1,900              N/A
182  Jacob Cram Cooperative, Inc.                                         N/A               N/A         $6,200              N/A
183  Main Duane Owners Corporation                                        N/A               N/A         $2,100              N/A
184  Harrison Studios Corporation                                         N/A               N/A         $7,800              N/A
185  Heights Owners Corporation                                           N/A               N/A         $2,021              N/A
186  286 Pacific Street Owners Corporation                                N/A               N/A         $1,200              N/A
187  128 Sixth Avenue Housing Corporation                                 N/A               N/A         $1,200              N/A
188  264 President Apartment Corporation                                  N/A               N/A         $1,200              N/A
189  233 Court Housing Corporation                                        N/A               N/A         $1,600              N/A
190  659 DeGraw Housing Corporation                                       N/A               N/A           $400              N/A
191  279 Prospect Housing Corporation                                     N/A               N/A           $924              N/A
192  397 7th Housing Corporation                                          N/A               N/A         $1,400              N/A
193  Three Twenty-Five Cooperative, Inc.                                  N/A               N/A         $9,818              N/A
194  90 Sterling Place Owners Corporation                                 N/A               N/A         $1,400              N/A
195  193 Clint Housing Corporation                                        N/A               N/A         $1,700              N/A

                      CONTRACTUAL                                               TAX &
                       RECURRING                         U/W                 INSURANCE
  #                     LC & TI                        LC & TI                ESCROWS
  -                     -------                        -------                -------
1                           N/A                           N/A                 Insurance
2                           N/A                           N/A                    Both
3                      $250,000                      $265,571                    Both
4                           N/A                      $541,703                    Both
5                       $66,660                      $170,171                    Tax
6                       $66,660                      $123,021                    Tax
7                       $66,660                      $110,272                    Tax
8                           N/A                      $660,594                    Tax
9                           N/A                      $155,897                    Tax
10                          N/A                           N/A                    Both
11                      $16,581                      $198,968                    Both
12                      $37,500                       $52,754                    Tax
13                      $37,500                       $70,189                    Tax
14                          N/A                           N/A                    Both
15                          N/A                           N/A                    Both
16                          N/A                      $105,551                    Both
17                          N/A                      $132,655                    Tax
18                          N/A                           N/A                    Both
19                          N/A                           N/A                    None
20                     $247,430                      $256,217                    Both
21                          N/A                           N/A                    Both
22                      $75,000                       $75,000                    Both
23                          N/A                      $121,954                    None
24                     $120,000                       $74,115                    Both
25                          N/A                           N/A                    Tax
26                     $171,000                      $177,107                    Both
27                          N/A                           N/A                    Tax
28                     $180,000                      $183,523                    Both
29                          N/A                           N/A                    Both
30                          N/A                      $113,443                    None
31                          N/A                           N/A                    None
32                          N/A                           N/A                    Both
33                          N/A                      $131,834                    Both
34                          N/A                       $51,780                    Both
35                          N/A                           N/A                    Both
36                     $108,000                      $102,106                    Both
37                          N/A                       $96,281                    Both
38                      $68,173                       $67,654                    Both
39                      $84,000                       $42,567                    Both
40                      $90,000                       $52,608                    Both
41                          N/A                           N/A                    Both
42                          N/A                           N/A                    Both
43                          N/A                           N/A                    Both
44                          N/A                           N/A                    Both
45                      $62,069                       $51,089                    Both
46                      $58,200                       $58,306                    Both
47                          N/A                           N/A                    Both
48                          N/A                           N/A                    Both
49                          N/A                           N/A                    Both
50                          N/A                           N/A                    Both
51                          N/A                           N/A                    Both
52                          N/A                           N/A                    None
53                      $15,000                       $43,296                    Both
54                     $150,000                      $149,999                    Both
55                          N/A                           N/A                    Both
56                      $24,000                       $60,959                    Both
57                          N/A                        $8,320                    Tax
58                      $42,000                       $36,705                    Both
59                      $37,668                       $40,942                    Both
60                          N/A                           N/A                    Both
61                          N/A                           N/A                    Both
62                          N/A                           N/A                    None
63                          N/A                           N/A                    Both
64                          N/A                           N/A                    None
65                          N/A                       $46,985                    Both
66                      $99,996                       $66,116                    Both
67                          N/A                           N/A                    Both
68                          N/A                           N/A                    None
69                          N/A                           N/A                    None
70                      $41,800                       $41,719                    Both
71                          N/A                           N/A                    Both
72                          N/A                       $32,387                    Both
73                      $50,000                       $41,961                 Insurance
74                          N/A                       $43,000                    Both
75                          N/A                           N/A                    None
76                          N/A                        $4,220                    Both
77                          N/A                           N/A                    None
78                          N/A                       $22,089                    Both
79                          N/A                           N/A                    Both
80                      $30,000                       $31,426                    Both
81                          N/A                           N/A                    None
82                       $5,520                       $18,118                    Both
83                          N/A                           N/A                    Tax
84                      $30,000                       $18,048                    Both
85                          N/A                           N/A                    None
86                          N/A                       $64,909                    Both
87                          N/A                           N/A                    None
88                          N/A                        $8,692                    None
89                          N/A                       $31,718                    Both
90                          N/A                           N/A                    None
91                      $24,060                       $30,068                    Both
92                          N/A                        $4,576                    Both
93                      $16,668                       $40,107                    Both
94                          N/A                           N/A                    Tax
95                      $34,800                       $35,097                    Both
96                          N/A                       $27,199                    Both
97                          N/A                           N/A                    Both
98                          N/A                           N/A                    Tax
99                          N/A                           N/A                    Tax
100                         N/A                           N/A                    None
101                     $32,712                       $32,609                    Both
102                         N/A                       $11,584                    Both
103                     $12,000                       $19,319                    Both
104                         N/A                           N/A                    Tax
105                         N/A                       $29,690                    Both
106                         N/A                       $13,073                    Both
107                         N/A                           N/A                    None
108                         N/A                           N/A                    None
109                         N/A                           N/A                    Tax
110                         N/A                           N/A                    None
111                     $20,125                       $12,856                    Both
112                         N/A                           N/A                    None
113                         N/A                           N/A                    None
114                         N/A                           N/A                    Both
115                         N/A                        $9,116                    Both
116                         N/A                       $13,440                    None
117                         N/A                           N/A                    None
118                         N/A                       $24,708                    Both
119                     $15,065                       $13,100                    Both
120                         N/A                       $13,365                    None
121                     $10,000                       $15,500                    Both
122                         N/A                           N/A                    Tax
123                         N/A                           N/A                    None
124                         N/A                           N/A                    Both
125                         N/A                           N/A                    Both
126                         N/A                           N/A                    None
127                         N/A                           N/A                    None
128                         N/A                       $25,024                    Both
129                         N/A                           N/A                    None
130                         N/A                           N/A                    Both
131                         N/A                           N/A                    Both
132                         N/A                        $6,500                    Both
133                         N/A                           N/A                    Tax
134                         N/A                           N/A                    None
135                         N/A                        $6,370                    Both
136                         N/A                       $12,628                    Both
137                         N/A                           N/A                    Tax
138                         N/A                           N/A                    Both
139                         N/A                           N/A                    Both
140                         N/A                           N/A                    Both
141                         N/A                           N/A                    None
142                         N/A                           N/A                    Tax
143                         N/A                           N/A                    None
144                         N/A                           N/A                    Both
145                         N/A                           N/A                    Both
146                         N/A                        $5,040                    Both
147                         N/A                        $6,240                    Both
148                         N/A                           N/A                    Tax
149                         N/A                       $14,400                    Both
150                         N/A                           N/A                    Both
151                         N/A                           N/A                    Both
152                      $9,300                        $8,018                    Both
153                         N/A                       $14,891                    Both
154                         N/A                           N/A                    Both
155                         N/A                       $10,250                    Tax
156                         N/A                           N/A                    None
157                         N/A                           N/A                    Tax
158                         N/A                           N/A                    None
159                         N/A                           N/A                    Both
160                         N/A                           N/A                    Both
161                         N/A                           N/A                    Tax
162                         N/A                           N/A                    Both
163                         N/A                           N/A                    Both
164                         N/A                           N/A                    Both
165                         N/A                           N/A                    Both
166                         N/A                           N/A                    Both
167                         N/A                           N/A                    None
168                         N/A                           N/A                    Tax
169                         N/A                           N/A                    Both
170                         N/A                           N/A                    None
171                         N/A                        $8,032                    Both
172                         N/A                           N/A                    Tax
173                         N/A                           N/A                    Tax
174                         N/A                           N/A                    Tax
175                         N/A                           N/A                    Tax
176                         N/A                           N/A                    Tax
177                         N/A                           N/A                    Tax
178                         N/A                           N/A                    None
179                         N/A                           N/A                    Tax
180                         N/A                           N/A                    Tax
181                         N/A                           N/A                    Tax
182                         N/A                           N/A                    Tax
183                         N/A                           N/A                    None
184                         N/A                           N/A                    Tax
185                         N/A                           N/A                    Tax
186                         N/A                           N/A                    Tax
187                         N/A                           N/A                    Tax
188                         N/A                           N/A                    None
189                         N/A                           N/A                    Tax
190                         N/A                           N/A                    Tax
191                         N/A                           N/A                    Tax
192                         N/A                           N/A                    Tax
193                         N/A                           N/A                    None
194                         N/A                           N/A                    Tax
195                         N/A                           N/A                    Both

(1A) THE UNDERLYING MORTGAGE LOANS SECURED BY COLDWATER CROSSING, KINGS MALL I & II, AND EASTGATE MARKETPLACE ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.

(1B) THE UNDERLYING MORTGAGE LOANS SECURED BY TRI-COUNTY MARKETPLACE AND GOVERNOR'S PLAZA ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.

(1C) THE UNDERLYING MORTGAGE LOANS SECURED BY ELMIRA APARTMENTS, PARKVIEW MANOR APARTMENTS, GREENBRIAR APARTMENTS, AND VAN BUREN APARTMENTS ARE
CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.

                 MAJOR TENANTS OF THE COMMERCIAL PROPERTIES (1)


                                                             CUT-OFF DATE
#          PROPERTY NAME                                   PRINCIPAL BALANCE           PROPERTY TYPE     SQ. FT.
-          -------------                                   -----------------           -------------     -------
3          Macomb Mall                                           $ 47,194,776          Retail            509,070
4          One Sugar Creek Place                                   45,897,971          Office            509,428
5          Coldwater Crossing (2A)                                 14,380,363          Retail            246,365
5          Kings Mall I & II (2A)                                  11,823,854          Retail            119,999
7          Eastgate Marketplace (2A)                                8,867,891          Retail            141,500
8          Bayshore Mall                                           34,245,033          Retail            429,546
9          3111-3151 Coronado Avenue                               27,334,812          Mixed Use         118,400
11         Alexandria Roselle Street Portfolio                     24,047,022          Mixed Use         130,731
12         Governor's Plaza (2B)                                   12,783,017          Retail            153,587
13         Tri-County Marketplace (2B)                              9,107,900          Retail             74,246
16         850-888 Washington Street Office Buildings              19,691,000          Office            133,382
17         600 Memorial Drive                                      19,444,857          Office             72,282
18         One Montgomery Street                                   19,000,000          Office             75,880
20         Capitol Centre                                          16,971,626          Office            136,044
22         Harrison Executive Park                                 16,341,165          Office            154,849
23         Northpointe Plaza                                       15,956,495          Retail            220,431
24         Rivergate Station                                       14,950,289          Retail            216,701
26         63-101 Sprague Street                                   14,360,811          Industrial        622,000
28A        Campbell Square I                                        5,384,388          Industrial         82,432
28B        Collins Boulevard Service Center                         2,692,194          Industrial         60,190
28C        Industrial Center II                                     2,542,628          Industrial         60,856
28D        Park East Service Center                                 2,044,073          Industrial         50,500
28E        Industrial Center III                                      947,254          Industrial         30,400
30A        WNA Comet East, Inc.                                     4,061,659          Industrial        112,310
30B        WNA Hopple Plastics Facility                             3,872,101          Industrial        166,849
30C        WNA Comet West                                           2,467,591          Industrial         67,546
30D        WNA Office/Warehouse                                       683,963          Industrial         23,165
33         Post Road Plaza                                          9,970,127          Retail            209,190
34         Signal Butte Marketplace                                 9,782,249          Retail            116,282
36A        Campbell Square II                                       4,389,771          Office             82,745
36B        Spring Creek Business Center                             4,165,294          Office             64,534
37         12820 & 12860 Crossroads Parkway South                   7,765,306          Office             88,331
38         Raytheon Office Complex                                  7,284,897          Office            120,810
39         2121 Cloverfield Boulevard                               7,034,548          Office             43,982
40A        Austin Regional Clinic North                             4,989,009          Office             45,541
40B        Austin Regional Clinic South                             1,945,713          Office             19,585
45         1840 Oak Avenue                                          5,252,019          Office             51,071
46         Crossroads Shopping Center                               5,235,886          Retail             98,175
52         Walgreens-Daly City                                      4,963,418          Retail             13,905
53         Valley Square Shopping Center                            4,841,552          Retail             43,337
54         Manhattan Plaza                                          4,789,003          Retail            221,846
56         Parkway Place                                            4,565,063          Industrial         91,868
58         Stantec Engineering Building                             4,364,870          Office             39,841
59         Generation Plaza                                         4,185,978          Office             37,475
62         Walgreen's Drug Store-Las Vegas                          4,096,587          Retail             15,120
65         Techniplex Business Center                               3,988,180          Industrial         78,116
66         Sahara Vista II                                          3,889,456          Office             37,919
70         Clocktower Plaza                                         3,690,610          Retail             40,400
72         Addison Park Place Office Building                       3,428,519          Office             42,526
73         Square 74 Retail                                         3,387,845          Retail             30,810
74         2600 Warrenville Road                                    3,317,248          Office             44,466
76         1101 Camino La Costa                                     3,294,282          Office             46,122
78         Vendor's Square Building                                 3,239,999          Mixed Use          31,710
80         The Patrick Lane Industrial Center-Phase II              3,084,033          Industrial         54,707
81         Walgreen's Drug Store-Fort Smith                         3,072,211          Retail             15,120
82         Willowbrook Shopping Center                              3,039,317          Retail             15,830
84         Village Shops at Colony Square Phase I                   2,990,399          Retail             19,395
85         Walgreen's Drug Store-Amarillo                           2,951,439          Retail             15,120
86         12900 Crossroads Parkway South                           2,936,878          Office             34,245
88         790 Greenwich Street                                     2,889,989          Mixed Use          21,519
89         Compass Bank Building                                    2,843,622          Office             21,837
91         Los Gatos Office Building                                2,742,180          Office             12,030
92         1595-1597 Second Avenue                                  2,733,843          Mixed Use          10,740
93         The Park Row Business Center                             2,694,065          Mixed Use          42,070
95         2 Commerce Drive                                         2,620,324          Office             47,655
96         4760 Kentucky Avenue                                     2,452,908          Industrial        134,600
101        1660 Union Street Office Building                        2,194,086          Office             21,806
102        Tuttle Crossing Medical                                  2,193,410          Office             19,926
103        Jack's Alley                                             2,184,183          Mixed Use          26,700
105        Kings Meadow Center                                      2,046,351          Retail             29,691
106        Staples Office Superstore                                2,019,134          Retail             23,942
111        Flowserve Corporation                                    1,946,064          Industrial         57,000
112        CVS Pharmacy                                             1,875,428          Retail             10,125
115        InSite Downers Grove                                     1,771,583          Retail             9,115
116        DeNault Hardware                                         1,707,227          Retail             17,920
118        Andrea Lane Commercial Center                            1,640,521          Industrial         82,360
119        Greenville Crossing Shopping Center                      1,627,024          Retail             22,900
120        De Nault Family Trust                                    1,622,030          Retail             17,820
121        Sulphur Plaza Shopping Center                            1,613,434          Retail             15,500
128        Oakridge Shopping Center                                 1,321,487          Retail             29,024
132        InSite Palm Beach - Blockbuster Video                    1,162,757          Retail             6,500
135        InSite Chicago/Halstead                                  1,113,852          Retail             6,370
136        Country Square Shopping Center                           1,112,874          Retail             25,527
146        Insite Chicago - Blockbuster Video                         949,169          Retail             5,040
147        InSite Saginaw (Blockbuster Building)                      913,239          Retail             6,240
149        Brookside Business Center                                  898,229          Industrial         28,800
152        Westgate Professional Center                               858,010          Office             8,000
153        Knell's Ridge Plaza                                        852,157          Mixed Use          14,891
171        Sherwood Forest Shopping Center                            496,826          Retail             12,000

                               MAJOR                        MAJOR          MAJOR                             MAJOR
                            TENANT # 1                   TENANT # 1   TENANT # 1 LEASE                    TENANT # 2
#                              NAME                        SQ. FT.     EXPIRATION DATE                       NAME
-                              ----                        -------     ---------------                       ----
3                      Crowley / Value City                 126,690      10/01/2013                         Kohl's
4                     Union Oil of California               509,428      03/01/2010                           N/A
5                           Hobby Lobby                      64,700      01/01/2005                      Regal Cinemas
5                            Petsmart                        27,559      01/01/2013                       Golds Gymn
7                          Garden Ridge                     122,000      04/01/2019                       Golf Galaxy
8                              Sears                         87,939      11/30/2009                           N/A
9                     Applied Materials, Inc.               118,400      07/31/2009                           N/A
11                         Cell Genesys                      46,785      06/30/2006                      Integra, Ltd.
12                    Kohls Department Store                 80,684      01/01/2020                    Linens 'N Things
13                           Comp USA                        29,146      08/01/2013                        Petsmart
16                    TAC Worldwide Companies                97,038      02/28/2021                           N/A
17             Modern Continental Construction, Inc.         44,582      04/15/2016                     Ernst and Young
18                          Wells Fargo                      75,880      12/17/2009                           N/A
20                 Department of Health Services             38,892      04/26/2011               Department of Corporations
22                    Allstate Insurance Co.                 28,123      06/14/2008                           N/A
23                            Kohl's                         86,584      01/31/2069                           N/A
24                         Jo-Ann's Etc.                     45,900      01/31/2009                        T.J. Maxx
26                     Maxwell Shoe Company                 109,000      12/31/2001               John Hancock Life Insurance
28A                Ericsson Radio Systems, Inc.              62,527      05/26/2002                 Westronics Systems Inc.
28B              Dallas Fort Worth Technology Inc.           18,678      09/30/2002                       Aram, Inc.
28C                       Accu-Fab, Inc.                     22,078      05/31/2003                      Zyvex, Corp.
28D               Off The Shelf Components, Inc.              9,230      06/04/2006                    PAC/Global, Inc.
28E                       Ericsson, Inc.                     17,600      05/31/2002                           N/A
30A               Waddington North America, Inc.            112,310      03/31/2021                           N/A
30B               Waddington North America, Inc.            166,849      03/31/2021                           N/A
30C               Waddington North America, Inc.             67,546      03/31/2021                           N/A
30D               Waddington North America, Inc.             23,165      03/31/2021                           N/A
33                         Price Chopper                     63,357      01/01/2024                        Marshalls
34                        Major 1/Bashas                     53,631      01/31/2016                       Factory 2 U
36A                       Teradyne, Inc.                     34,017      03/312006                      Ericsson, Inc.
36B                   The Southwestern Legal                 14,712      08/31/2002                Infinite Technology Corp.
37           LA County Dept. of Public Social Services       88,331      03/14/2010                           N/A
38                           Raytheon                       120,810      08/31/2009                           N/A
39                   Black Ops Multimedia Co.                 9,061      11/01/2003        City of Santa Monica - Rent Control Board
40A                   Austin Regional Clinic                 45,541      12/31/2007                           N/A
40B                Austin Regional Clinic South              19,585      12/31/2007                           N/A
45                  Cognitive Arts Corporation               34,428      12/31/2010              Technology Innovation Center
46                           Foodmaxx                        58,239      10/07/2006                           N/A
52                        Walgreens #5365                    13,905      06/30/2060                           N/A
53                      Michaels/Cost Plus                   18,018      10/31/2011                        Smilecare
54                            K-Mart                         96,720      11/30/2002                         Kroger
56                         Accu-Tronics                      14,480      06/30/2005              Northern Research Laboratory
58                   Stantec Consulting, Inc.                39,841      04/30/2011                           N/A
59                       Daniels & Daniels                   11,083      05/31/2006                       ThermoRetec
62                           Walgreens                       15,120      08/30/2060                           N/A
65                    Banner Technology, Inc.                16,455      05/31/2005                           N/A
66                     Nevada Power Company                  13,173      09/30/2004                     Sverdrup Civil
70                         MT Furniture                       6,960      12/20/2004                     Plaza Car Wash
72                    Community Credit Union                  6,739      09/30/2005                           N/A
73                       Ram International                   11,797      10/31/2015                  Houlihan's (Clancy's)
74                     United Parcel Service                 20,133      03/31/2004                       DuPage MEG
76                 Texas Real Estate Commission              24,580      08/01/2006              Department of Human Services
78                  Spaghetti Works Restaurant               11,000      04/30/2016                     Southwest Stuff
80                     Callahan & Associates                  5,732      01/06/2006                     A.K. Wholesale
81                         Walgreen Co.                      15,120      10/31/2059                           N/A
82                      Texas Land & Cattle                   7,325      09/30/2015                      Pearle Vision
84                        The Big Picture                     4,565      08/31/2005                      Noodles & Co.
85                         Walgreen Co.                      15,120      06/30/2060                           N/A
86                     County of Los Angeles                 25,358      03/14/2010                    Corporate Express
88                    D'Agostino Supermarkets                11,589      12/31/2014                           N/A
89                     The Sear-Brown Group                   8,938      09/30/2005                      Compass Bank
91                        Burntsand Inc.                      6,658      08/31/2005                      Stardust.com
92                              N/A                             N/A         N/A                               N/A
93                     Pulte Homes of Texas                  16,958      05/31/2004                   Wood Group Logging
95                      Royal Indemnity Co.                  15,860      09/30/2006                  The Chickering Group
96                United Technologies Corporation           105,800      12/31/2010               Fontaine Trucking Equipment
101               Brown, Martin, Haller & McClain            14,854      05/31/2006                  StepStone Real Estate
102                Cols Opthalmology Associates              10,246      01/31/2015             Richard E. Sheetz, Jr., D.D.S.
103              Sticky Fingers of Tennessee, Inc.            5,610      11/01/2007             Daniel, Douglas, Norcross, Inc.
105                        KM Day School                      7,365      09/30/2002                           N/A
106                        Staples, Inc.                     23,942      02/01/2016                           N/A
111                          Flowserve                       57,000      12/31/2010                           N/A
112                          CVS #2564                       10,125      11/30/2020                           N/A
115                       Mattress Giant                      5,943      11/30/2014                        SprintCom
116           DeNault's Hardware - Home Centers, Inc.        17,920      01/15/2014                           N/A
118                             N/A                             N/A         N/A                               N/A
119                   Fashion Bug #3381, Inc.                 8,000      11/01/2005                Dollar Tree Stores, Inc.
120           DeNault's Hardware - Home Centers, Inc.        17,820      06/30/2008                           N/A
121                       Hollywood Video                     5,000      01/01/2010                       Bell South
128                         Planet Tan                        8,000      11/30/2004                 Monarch Dental Centers
132                      Blockbuster Inc.                     4,030      11/30/2004                Mattco Cleaners III, Inc.
135                      Blockbuster Video                    3,900      02/28/2010           Yale International Insurance Agency
136                     REM Learning Center                   5,000      08/31/2001                           N/A
146                      Blockbuster Inc.                     3,840      07/31/2010                 Yale Insurance Company
147                      Blockbuster Inc.                     3,840      04/30/2010               Rehab Management Solutions
149                             N/A                             N/A         N/A                               N/A
152                      Dr. David Francis                    2,000      05/01/2005                      Dr. Miles Lew
153                      Realty Executives                    2,792      04/19/2003               Academy of Classical Dance
171                       Carries Kitchen                     2,120      10/03/2005                  Dragon Inn Restaurant


                MAJOR            MAJOR                        MAJOR                   MAJOR                 MAJOR
              TENANT # 2    TENANT # 2 LEASE               TENANT # 3               TENANT # 3         TENANT # 3 LEASE
#             SQ. FT.       EXPIRATION DATE                   NAME                   SQ. FT.           EXPIRATION DATE
-             -------       ---------------                   ----                   -------           ---------------
3              83,473          01/01/2017                      N/A                     N/A                   N/A
4               N/A               N/A                          N/A                     N/A                   N/A
5              32,190          11/01/2011                      N/A                     N/A                   N/A
5              13,896          05/01/2003                Grand Oriental               6,188               10/01/2004
7              19,500          04/01/2009                      N/A                     N/A                   N/A
8               N/A               N/A                          N/A                     N/A                   N/A
9               N/A               N/A                          N/A                     N/A                   N/A
11             18,600          10/31/2004              Selective Genetics             18,193              05/31/2002
12             31,199          01/01/2016                  Office Max                 23,484              10/01/2010
13             26,145          01/01/2014            Cost Plus World Market           18,955              01/01/2014
16              N/A               N/A                          N/A                     N/A                   N/A
17             24,000          11/30/2003          Pathfinder/Cambridge Focus         3,700               12/30/2001
18              N/A               N/A                          N/A                     N/A                   N/A
20             38,247          02/28/2011             Board of Prison Terms           32,519              02/28/2007
22              N/A               N/A                          N/A                     N/A                   N/A
23              N/A               N/A                          N/A                     N/A                   N/A
24             30,000          10/31/2004                  World's Gym                23,925              04/30/2015
26             88,000          07/31/2010              Goddess Bra Company            59,899              07/31/2010
28A            11,885          09/04/2006                      N/A                     N/A                   N/A
28B            13,081          07/29/2004                Scienstry, Inc.              8,358               08/01/2004
28C            11,662          08/31/2005         Pacific Sierra Research Corp.       9,619               06/15/2003
28D            7,842           03/31/2003                 Keytec, Inc.                6,196               04/30/2005
28E             N/A               N/A                          N/A                     N/A                   N/A
30A             N/A               N/A                          N/A                     N/A                   N/A
30B             N/A               N/A                          N/A                     N/A                   N/A
30C             N/A               N/A                          N/A                     N/A                   N/A
30D             N/A               N/A                          N/A                     N/A                   N/A
33             31,544          01/01/2009             Wonder/Monnick Supply           27,091              09/01/2005
34             12,987          02/28/2010                      N/A                     N/A                   N/A
36A            28,162          04/30/2002                 T-Netix, Inc.               13,206              06/30/2006
36B            9,143           07/31/2003              City of Richardson             7,258               08/31/2002
37              N/A               N/A                          N/A                     N/A                   N/A
38              N/A               N/A                          N/A                     N/A                   N/A
39             5,974           04/01/2003              Wescom Credit Union            4,332               09/01/2002
40A             N/A               N/A                          N/A                     N/A                   N/A
40B             N/A               N/A                          N/A                     N/A                   N/A
45             12,586          10/31/2005                      N/A                     N/A                   N/A
46              N/A               N/A                          N/A                     N/A                   N/A
52              N/A               N/A                          N/A                     N/A                   N/A
53             6,480           04/24/2005                 Lenscrafters                6,416               01/31/2007
54             32,870          02/28/2010                      N/A                     N/A                   N/A
56             7,591           05/31/2006                   Advanpro                  6,911               10/12/2005
58              N/A               N/A                          N/A                     N/A                   N/A
59             10,045          09/30/2005                   Biosignia                 7,690               06/30/2005
62              N/A               N/A                          N/A                     N/A                   N/A
65              N/A               N/A                          N/A                     N/A                   N/A
66             4,610           11/30/2003                 Coca-Cola USA               4,570               03/31/2005
70             5,200           07/01/2008               San Benito Health             4,105               12/17/2004
72              N/A               N/A                          N/A                     N/A                   N/A
73             6,239           12/31/2010                 Steak N Shake               5,095               01/31/2011
74             6,473           07/31/2003             Cingular Interactive            5,880               09/30/2005
76             8,000           01/01/2007          Texas Department of Health         6,400               08/01/2006
78             3,600           05/30/2003                     Niche                   3,352               10/30/2003
80             5,732           12/31/2006             Master Mailers, Inc.            5,632               12/31/2004
81              N/A               N/A                          N/A                     N/A                   N/A
82             2,325           11/30/2005                   Starbucks                 1,700               02/28/2011
84             2,507           08/31/2005                  Tokyo Joes                 2,484               08/31/2005
85              N/A               N/A                          N/A                     N/A                   N/A
86             6,227           03/31/2002                      N/A                     N/A                   N/A
88              N/A               N/A                          N/A                     N/A                   N/A
89             6,520           01/13/2015               The Writer Corp.              2,594               09/09/2004
91             5,372           06/18/2005                      N/A                     N/A                   N/A
92              N/A               N/A                          N/A                     N/A                   N/A
93             13,562          03/31/2007              Mustang Engineering            11,550              12/01/2003
95             11,870          08/31/2002            NETS Electronics, Inc.           9,904               05/31/2005
96             28,800          02/28/2006                      N/A                     N/A                   N/A
101            6,952           05/31/2011                      N/A                     N/A                   N/A
102            4,938           06/30/2015               John Flory, M.D.              2,382               02/28/2011
103            5,398           04/01/2002                   Taco Mac                  4,000               10/18/2005
105             N/A               N/A                          N/A                     N/A                   N/A
106             N/A               N/A                          N/A                     N/A                   N/A
111             N/A               N/A                          N/A                     N/A                   N/A
112             N/A               N/A                          N/A                     N/A                   N/A
115            3,172           10/31/2004                      N/A                     N/A                   N/A
116             N/A               N/A                          N/A                     N/A                   N/A
118             N/A               N/A                          N/A                     N/A                   N/A
119            4,800           09/01/2005         Hollywood Entertainment Corp.       4,500               11/01/2010
120             N/A               N/A                          N/A                     N/A                   N/A
121            1,500           10/31/2004               Papa John's Pizza             1,500               11/03/2004
128            4,320           10/31/2003                Dry Clean City               3,744               02/28/2007
132            1,300           02/28/2010            Yogurt on Yamato, Inc.           1,170               04/30/2010
135            1,235           03/31/2005                   H&R Block                 1,235               04/30/2005
136             N/A               N/A                          N/A                     N/A                   N/A
146            1,200           08/31/2005                      N/A                     N/A                   N/A
147            2,400           02/28/2006                      N/A                     N/A                   N/A
149             N/A               N/A                          N/A                     N/A                   N/A
152            2,000           03/20/2003               Dr. Mark Mingrone             2,000               02/01/2004
153            2,563           12/30/2003            Sentara Therapy Center           2,072               05/30/2002
171            1,780           02/28/2005                Bonanza Liquor               1,700               06/30/2004


(1) ONLY THOSE TENANTS WHICH OCCUPY 10% OR MORE OF THE PROPERTY AREA

(2A) THE UNDERLYING MORTGAGE LOANS SECURED BY COLDWATER CROSSING, KINGS MALL I & II, AND EASTGATE MARKETPLACE ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.

(2B) THE UNDERLYING MORTGAGE LOANS SECURED BY TRI-COUNTY MARKETPLACE AND GOVERNOR'S PLAZA ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.

                              MULTIFAMILY SCHEDULE



                                                                                       UTILITIES                      SUBJECT
                                                                                        TENANT               #        STUDIO
#        PROPERTY NAME                                  PROPERTY SUBTYPE (1)             PAYS            ELEVATORS     UNITS
-        -------------                                  --------------------             ----            ---------     -----
1        Ocean Towers                                       Cooperative                Electric              6          63
2A       Sonterra Apartments                                   Rental                  Electric              0          N/A
2B       Cambridge Place Apartments                            Rental                  Electric              0          36
2C       Glen Arbor Apartments                                 Rental                  Electric              0          N/A
2D       Broadmoor Apartments                                  Rental                  Electric              0          N/A
2E       St. Andrews Apartments                                Rental                  Electric              0          N/A
2F       Windsor Harbor Apartments                             Rental                  Electric              0          N/A
2G       Covington Crossing Apartments                         Rental                  Electric              0          N/A
2H       Rutland Ridge Apartments                              Rental                  Electric              0          N/A
2I       Ravenwood Apartments                                  Rental                  Electric              0          N/A
2J       Brookhaven Townhomes                                  Rental                  Electric              0          N/A
10A      Oasis Heights Apartments                              Rental                  Electric              0          N/A
10B      Wolf Creek Apartments                                 Rental            Electric/Water/Sewer        0          N/A
10C      Peachtree Place Apartments                            Rental                  Electric              0          N/A
10D      Northcrest Apartments                                 Rental                    None                0          N/A
21A      Windsor at Barclay Apartments                         Rental                  Electric              0          N/A
21B      Windsor at Woodgate Apartments                        Rental                  Electric              0           9
21C      Windsor at Eastborough Apartments                     Rental                  Electric              0          N/A
25       Sterling University Meadows                           Rental                  Electric              0          N/A
27       Sterling University - Grove                           Rental               Electric/Water           0          N/A
31       315 East 68th Street Corporation                   Cooperative                  None                3          15
32       Walnut Glen Apartments                                Rental                  Electric              0          47
35       The Copper Creek Apartments                           Rental                  Electric              0          N/A
41       Fairmeadows Apartments                                Rental                Electric/Gas            0          N/A
42       North Park Terrace Apartments                         Rental                  Electric              0          54
44       Timberleaf Apartments                                 Rental            Electric/Water/Sewer        0          N/A
47       Ashley Park Apartments                                Rental            Electric/Water/Sewer        0          N/A
48       Parkview Manor Apartments                             Rental                  Electric              1          N/A
49       Greenbriar Apartments                                 Rental                  Electric              0          38
50       Van Buren Apartments                                  Rental                  Electric              0          N/A
51       Elmira Apartments                                     Rental                  Electric              0          N/A
55       Lake North Apartments                                 Rental                    None                0           5
57       Minneola, LLC                                         Rental                Electric/Gas            0           5
60       Glenn Court Apartments                                Rental                Electric/Gas            1          N/A
63       The Pines at Humble Park Apartments                   Rental                  Electric              0          N/A
64       Cannon Point North, Inc.                           Cooperative                  None                4          N/A
67       Midtown Apartments                                    Rental                  Electric              0          N/A
68       310 East 70th Street Apartment Corporation         Cooperative                Electric              2          61
69       Long Beach Owners Corporation                      Cooperative                Electric              2          19
71       LeClaire Station Apartments                           Rental                  Electric              0          N/A
75       710 West End Avenue Corporation                    Cooperative              Electric/Gas            2          N/A
77       220 East 54th Street Owners, Inc.                  Cooperative              Electric/Gas            2          61
79       Riatta Ranch Apartments                               Rental                    None                0          N/A
83       Forest Hills Chateau Corporation                   Cooperative                Electric              3           1
87       2940-2950 Ocean Apartments, Inc.                   Cooperative              Electric/Gas            2          46
90       Sprain Associates                                     Rental                  Electric              2          N/A
97       Fleetwood Village Apartments                          Rental             Electric/Gas/Sewer         0          N/A
98       Larchmont Gables Apartment Corporation             Cooperative              Electric/Gas            0           1
100      2555 East 12th Street Corporation                  Cooperative                Electric              2          N/A
104      43 Bronx River Road Owners Corporation             Cooperative              Electric/Gas            2          N/A
107      33 Fifth Avenue Owners Corporation                 Cooperative                  None                1          N/A
108      Dahill Gardens                                     Cooperative              Electric/Gas            2           7
109      200 West 108th Street Housing Corporation          Cooperative              Electric/Gas            1          65
110      800 West End Avenue Corporation                    Cooperative              Electric/Gas            4          N/A
113      155 Tenants Corporation                            Cooperative              Electric/Gas            2          N/A
114      Terrace Hills Apartments                              Rental                  Electric              0          N/A
117      Lafayette Owners Corporation                       Cooperative              Electric/Gas            2          18
122      415 Gramatan Avenue Corporation                    Cooperative              Electric/Gas            1          N/A
123      155 West 15th Street Housing Corporation           Cooperative                Electric              1          18
124      Beacon Hill Apartments                                Rental                  Electric              1          16
125      Bay Bluff Apartments                                  Rental                  Electric              0          N/A
126      336 West End Avenue Corporation                    Cooperative              Electric/Gas            2          31
127      Cherry Lane Owners Corporation                     Cooperative                Electric              1           6
129      67-87 & 68-09 Booth Owners Corporation             Cooperative              Electric/Gas            2          N/A
131      Timberwood Apartments                                 Rental                  Electric              0          40
133      190 East Mosholu Parkway Owners Corporation        Cooperative              Electric/Gas            1           6
134      Tudor Arms Apartments Inc.                         Cooperative              Electric/Gas            1           2
137      Rhoda Apartments Corporation                       Cooperative              Electric/Gas            1          N/A
138      La Maison Apartments                                  Rental                  Electric              0          32
139      Normandy Apartments                                   Rental                Electric/Gas            0          N/A
140      280 Collins Street                                    Rental                  Electric              2           2
141      736 West 186th Street Owners Corporation           Cooperative              Electric/Gas            1           5
142      101 West 80th Owners Corporation                   Cooperative              Electric/Gas            1          22
143      4345 Webster Avenue                                   Rental                  Electric              1           6
145      Shannon Apartments                                    Rental                Electric/Gas            0          N/A
148      75-20 113th Street Owners Corporation              Cooperative                  None                1          73
150      1060 Crystal Lake Drive                               Rental                  Electric              1          N/A
151      East End Apartments                                   Rental                    None                1          49
154      2131 NE 41st Street                                   Rental                  Electric              0          N/A
155      Foursome Associates, LLC                              Rental                Electric/Gas            0          21
156      184 Columbia Heights Inc.                          Cooperative              Electric/Gas            1          N/A
157      415 West 57th Street Tenants Corporaton            Cooperative              Electric/Gas            1           5
158      Yorkville 87 Housing Corporation                   Cooperative              Electric/Gas            0           8
159      Lulen Apartments                                      Rental                  Electric              0          N/A
160      1020 Crystal Lake Drive                               Rental                  Electric              0          N/A
161      98-100 Suffolk Realty Corporation                  Cooperative              Electric/Gas            0          12
162      Westchester Apartments                                Rental                Electric/Gas            0          N/A
163      Northstream Manor Apartments                          Rental                Electric/Gas            0          N/A
164      1102-1106 South Pacific Avenue                        Rental                Electric/Gas            0          N/A
165      1934 18th Street                                      Rental            Electric/Water/Sewer        0          N/A
166      Tomshir Apartments                                    Rental                  Electric              0          N/A
167      125 East 4th Street Owners Corporation             Cooperative              Electric/Gas            0          N/A
168      North Broadway Estates, Ltd.                       Cooperative                Electric              1          N/A
169      Fair Oaks Apartments                                  Rental           Electric/Gas/Water/Sewer     0           1
170      Greenestreet Associates, Inc.                      Cooperative              Electric/Gas            1          N/A
172      310 West 18th Street Owners Corporation            Cooperative              Electric/Gas            0           6
173      253-259 Owners Corporation                         Cooperative              Electric/Gas            0          N/A
174      186 East 2nd Owners Corporation                    Cooperative              Electric/Gas            0          16
175      Seagull Garden Apartment Owners Corporation        Cooperative                Electric              0          N/A
176      West 82 Tenants Realty Corporation                 Cooperative              Electric/Gas            0          N/A
177      City Studios, Inc.                                 Cooperative              Electric/Gas            1          N/A
178      370 9th Street Corporation                         Cooperative              Electric/Gas            0          N/A
179      219 Clinton Street Housing Corporation             Cooperative              Electric/Gas            0          N/A
180      107-38 Owners Corporation                          Cooperative              Electric/Gas            1          N/A
181      226 West 11th Owners Corporation                   Cooperative              Electric/Gas            0          N/A
182      Jacob Cram Cooperative, Inc.                       Cooperative                Electric              1          N/A
183      Main Duane Owners Corporation                      Cooperative                Electric              2          14
184      Harrison Studios Corporation                       Cooperative                Electric              1          N/A
185      Heights Owners Corporation                         Cooperative              Electric/Gas            0           2
186      286 Pacific Street Owners Corporation              Cooperative              Electric/Gas            0          N/A
187      128 Sixth Avenue Housing Corporation               Cooperative              Electric/Gas            0          N/A
188      264 President Apartment Corporation                Cooperative              Electric/Gas            0          N/A
189      233 Court Housing Corporation                      Cooperative              Electric/Gas            0          N/A
190      659 DeGraw Housing Corporation                     Cooperative              Electric/Gas            0          N/A
191      279 Prospect Housing Corporation                   Cooperative              Electric/Gas            0          N/A
192      397 7th Housing Corporation                        Cooperative              Electric/Gas            0          N/A
193      Three Twenty-Five Cooperative, Inc.                Cooperative              Electric/Gas            1           1
194      90 Sterling Place Owners Corporation               Cooperative              Electric/Gas            0          N/A
195      193 Clint Housing Corporation                      Cooperative                  None                0          N/A


            SUBJECT     SUBJECT    SUBJECT    SUBJECT     SUBJECT     SUBJECT    SUBJECT      SUBJECT     SUBJECT     SUBJECT
            STUDIO       STUDIO      1 BR       1 BR        1 BR        2 BR       2 BR        2 BR        3 BR        3 BR
#          AVG. RENT   MAX. RENT    UNITS    AVG. RENT   MAX. RENT     UNITS    AVG. RENT    MAX. RENT     UNITS     AVG. RENT
-          ---------   ---------    -----    ---------   ---------     -----    ---------    ---------     -----     ---------
1           $2,349       $2,360       63       $4,036      $4,153       158       $5,953      $7,123        33        $7,169
2A            N/A         N/A        184        $543        $590        132        $659        $750         34         $841
2B           $470         $475       220        $555        $580         80        $710        $785         N/A         N/A
2C            N/A         N/A        272        $526        $590         48        $683        $720         N/A         N/A
2D            N/A         N/A        155        $541        $695         80        $777        $900         N/A         N/A
2E            N/A         N/A         40        $508        $562        152        $606        $665         32         $728
2F            N/A         N/A         24        $517        $530         15        $565        $570         161        $642
2G            N/A         N/A         20        $447        $519        171        $526       $1,054        40         $614
2H            N/A         N/A         32        $484        $515         92        $516        $557         28         $620
2I            N/A         N/A         16        $466        $485         80        $496        $525         16         $591
2J            N/A         N/A         40        $423        $480         64        $497        $950         N/A         N/A
10A           N/A         N/A        112        $610        $640        112        $725        $790         16         $894
10B           N/A         N/A        160        $554        $630         72        $764        $860         N/A         N/A
10C           N/A         N/A        120        $469        $499        120        $560        $599         N/A         N/A
10D           N/A         N/A         80        $402        $420         32        $505        $540         N/A         N/A
21A           N/A         N/A        120        $413        $514        120        $552        $635         N/A         N/A
21B          $359         $365        90        $399        $475        124        $529        $899         16         $875
21C           N/A         N/A         34        $444        $495        105        $664        $775         N/A         N/A
25            N/A         N/A        N/A        N/A         N/A         N/A        N/A          N/A         120       $1,019
27            N/A         N/A        N/A        N/A         N/A         N/A        N/A          N/A         96        $1,041
31          $1,000       $1,000      165       $2,450      $3,000        61       $3,719      $4,500        19        $6,106
32           $351         $385       246        $398        $425        423        $471        $630          8         $572
35            N/A         N/A        196        $519        $620        104        $664        $815         N/A         N/A
41            N/A         N/A         32        $561        $568        136        $709        $785         32         $838
42           $419         $515       136        $512        $560        128        $628        $675         N/A         N/A
44            N/A         N/A         1         $800        $800         38        $994       $1,145        39        $1,058
47            N/A         N/A        N/A        N/A         N/A         152        $544        $610         N/A         N/A
48            N/A         N/A         80        $461        $465        N/A        N/A          N/A         N/A         N/A
49           $322         $380        54        $410        $450         6         $473        $515         N/A         N/A
50            N/A         N/A         46        $435        $475         6         $501        $530         N/A         N/A
51            N/A         N/A         21        $436        $460         13        $504        $545         N/A         N/A
55           $441         $450       113        $505        $620        104        $604        $655          1         $745
57          $1,067       $1,740       10       $1,208      $2,450        15       $1,509      $2,600        N/A         N/A
60            N/A         N/A         69        $512        $580         72        $655        $700         N/A         N/A
63            N/A         N/A        104        $465        $595         34        $648        $680         32         $711
64            N/A         N/A        109       $3,515      $6,000       209       $4,497      $6,500         1        $9,000
67            N/A         N/A        N/A        N/A         N/A         N/A        N/A          N/A         N/A         N/A
68          $2,161       $2,250       40       $2,740      $2,800        31       $4,050      $4,050         2        $5,500
69           $989        $1,000       64       $1,475      $1,600        10       $2,200      $2,200        N/A         N/A
71            N/A         N/A        124        $593        $615        N/A        N/A          N/A         N/A         N/A
75            N/A         N/A         62       $2,448      $2,450        30       $3,370      $3,375        N/A         N/A
77          $1,988       $2,063       67       $2,591      $3,150        12       $3,463      $4,050        N/A         N/A
79            N/A         N/A         48        $381        $420         56        $475        $530         24         $533
83           $500         $500       124        $700        $749         57        $860       $1,001         6        $1,200
87           $606         $834        77        $798        $900         2        $1,000      $1,228        N/A         N/A
90            N/A         N/A         70        $710        $930         20        $845       $1,134        N/A         N/A
97            N/A         N/A         16        $390        $420         96        $445        $475         16         $535
98           $600         $800        11       $1,100      $1,600        28       $1,600      $1,800         8        $1,850
100           N/A         N/A         77        $883       $1,000        12       $1,200      $1,200        N/A         N/A
104           N/A         N/A         70        $782        $840         34       $1,058      $1,080        14        $1,320
107           N/A         N/A         32       $2,763      $4,000        26       $3,800      $3,800        N/A         N/A
108          $625         $625        52        $875        $875         23       $1,125      $1,125        N/A         N/A
109         $1,665       $2,500       30       $2,100      $2,100        15       $2,800      $2,800        N/A         N/A
110           N/A         N/A         16       $2,100      $2,100        11       $3,000      $3,000        60        $5,364
113           N/A         N/A         45       $2,471      $2,800        25       $3,803      $4,250         1        $5,100
114           N/A         N/A         30        $382        $390         72        $467        $480         26         $575
117          $800         $800        53       $1,111      $1,440        45       $1,497      $1,600         7        $2,133
122           N/A         N/A         25        $815        $984         24       $1,042      $1,125         3        $1,174
123         $2,244       $2,800       7        $2,886      $3,400        13       $4,400      $6,800        N/A         N/A
124          $529         $600        21        $611        $650        N/A        N/A          N/A         N/A         N/A
125           N/A         N/A         12        $446        $450         45        $544        $560         N/A         N/A
126         $2,013       $2,200       32       $2,636      $2,800        38       $3,417      $3,825         2        $5,525
127          $563         $563        48        $858        $900         17       $1,050      $1,125        N/A         N/A
129           N/A         N/A         64       $1,400      $1,400        45       $1,707      $1,800        N/A         N/A
131          $553         $625       N/A        N/A         N/A         N/A        N/A          N/A         N/A         N/A
133          $480         $550        30        $720        $720         18       $1,200      $1,375        N/A         N/A
134          $450         $500        6         $660        $700         32        $953       $1,080         8        $1,513
137           N/A         N/A         31        $924        $950         11       $1,200      $1,200        N/A         N/A
138          $367         $410        31        $431        $525         8         $669        $710         N/A         N/A
139           N/A         N/A         32        $390        $490         18        $409        $440         N/A         N/A
140          $438         $475        16        $479        $525         36        $639        $700         N/A         N/A
141          $663         $750        22        $921       $1,050        19       $1,193      $1,350         8        $1,524
142         $1,618       $2,000       36       $2,700      $3,249       N/A        N/A          N/A         N/A         N/A
143          $539         $712        30        $634        $867         24        $651        $975         N/A         N/A
145           N/A         N/A         5         $363        $370         51        $391        $425         N/A         N/A
148          $883         $900        1        $1,200      $1,200       N/A        N/A          N/A         N/A         N/A
150           N/A         N/A         2         $725        $800         14        $908       $1,000        N/A         N/A
151          $398         $430       N/A        N/A         N/A         N/A        N/A          N/A         N/A         N/A
154           N/A         N/A         18        $754        $873        N/A        N/A          N/A         N/A         N/A
155          $649         $891        15        $654       $1,050        4         $794       $1,012        N/A         N/A
156           N/A         N/A         1        $1,575      $1,575        9        $2,982      $3,250        N/A         N/A
157         $1,600       $1,600       19       $1,761      $1,800        2        $2,959      $3,000        N/A         N/A
158         $1,500       $1,500       8        $1,838      $1,838        2        $2,532      $2,588        N/A         N/A
159           N/A         N/A         8         $598        $650         14        $741        $900          4         $925
160           N/A         N/A         4         $745        $830         9         $927        $980         N/A         N/A
161         $1,350       $1,750       27       $1,700      $2,000       N/A        N/A          N/A         N/A         N/A
162           N/A         N/A        N/A        N/A         N/A          24        $671        $725         N/A         N/A
163           N/A         N/A         14        $395        $395         12        $550        $550         N/A         N/A
164           N/A         N/A         16        $730        $800        N/A        N/A          N/A         N/A         N/A
165           N/A         N/A         4         $870        $895         4        $1,150      $1,300        N/A         N/A
166           N/A         N/A        N/A        N/A         N/A          21        $758        $760         N/A         N/A
167           N/A         N/A        N/A        N/A         N/A          18       $2,100      $2,440        10        $2,625
168           N/A         N/A         27        $710        $805         19        $938        $990          8        $1,210
169          $575         $575        8         $624        $710         2        $1,100      $1,100        N/A         N/A
170           N/A         N/A        N/A        N/A         N/A          8        $5,000      $5,000        N/A         N/A
172         $1,450       $1,600       9        $1,600      $2,500       N/A        N/A          N/A         N/A         N/A
173           N/A         N/A         1        $1,800      $1,875       N/A        N/A          N/A         15        $3,685
174         $1,000       $1,100      N/A        N/A         N/A         N/A        N/A          N/A         N/A         N/A
175           N/A         N/A         8         $878       $1,001        12       $1,250      $1,548        N/A         N/A
176           N/A         N/A         8        $2,860      $3,290       N/A        N/A          N/A          1        $5,700
177           N/A         N/A         1        $4,433      $4,433        6        $9,289      $9,500        N/A         N/A
178           N/A         N/A        N/A        N/A         N/A          7        $2,283      $2,708        N/A         N/A
179           N/A         N/A        N/A        N/A         N/A          3        $2,833      $3,498        N/A         N/A
180           N/A         N/A         4        $2,000      $2,100        1        $3,500      $3,500         3        $4,440
181           N/A         N/A         6        $1,833      $2,400       N/A        N/A          N/A         N/A         N/A
182           N/A         N/A        N/A        N/A         N/A         N/A        N/A          N/A          7        $8,000
183         $6,224      $10,987      N/A        N/A         N/A         N/A        N/A          N/A         N/A         N/A
184           N/A         N/A         1        $2,917      $2,917        2        $6,417      $8,458         3        $9,120
185         $1,150       $1,200       8        $1,519      $1,650       N/A        N/A          N/A         N/A         N/A
186           N/A         N/A        N/A        N/A         N/A          4        $2,068      $2,250        N/A         N/A
187           N/A         N/A         1        $1,900      $2,152        4        $2,288      $2,690        N/A         N/A
188           N/A         N/A        N/A        N/A         N/A          5        $2,160      $2,250        N/A         N/A
189           N/A         N/A        N/A        N/A         N/A          4        $2,344      $2,500        N/A         N/A
190           N/A         N/A         3        $1,270      $1,310        1        $1,750      $1,750        N/A         N/A
191           N/A         N/A         4        $1,600      $1,800       N/A        N/A          N/A         N/A         N/A
192           N/A         N/A        N/A        N/A         N/A          4        $2,503      $2,613        N/A         N/A
193         $1,700       $1,876       2        $2,800      $2,800        8        $4,200      $5,600         4        $5,101
194           N/A         N/A        N/A        N/A         N/A          1        $2,250      $2,700         3        $2,567
195           N/A         N/A        N/A        N/A         N/A          3        $2,367      $2,750         2        $2,250

        SUBJECT      SUBJECT     SUBJECT       SUBJECT      SUBJECT     SUBJECT       SUBJECT
         3 BR         4 BR         4 BR         4 BR          5 BR        5 BR          5 BR
#      AVG. RENT      UNITS     AVG. RENT     MAX. RENT      UNITS     AVG. RENT     MAX. RENT
-      ---------      -----     ---------     ---------      -----     ---------     ---------
1       $7,178         N/A         N/A           N/A          N/A         N/A           N/A
2A       $930          N/A         N/A           N/A          N/A         N/A           N/A
2B        N/A          N/A         N/A           N/A          N/A         N/A           N/A
2C        N/A          N/A         N/A           N/A          N/A         N/A           N/A
2D        N/A          N/A         N/A           N/A          N/A         N/A           N/A
2E       $786          N/A         N/A           N/A          N/A         N/A           N/A
2F       $735          N/A         N/A           N/A          N/A         N/A           N/A
2G       $660          N/A         N/A           N/A          N/A         N/A           N/A
2H       $639          N/A         N/A           N/A          N/A         N/A           N/A
2I       $610          N/A         N/A           N/A          N/A         N/A           N/A
2J        N/A          N/A         N/A           N/A          N/A         N/A           N/A
10A      $899          N/A         N/A           N/A          N/A         N/A           N/A
10B       N/A          N/A         N/A           N/A          N/A         N/A           N/A
10C       N/A          N/A         N/A           N/A          N/A         N/A           N/A
10D       N/A          N/A         N/A           N/A          N/A         N/A           N/A
21A       N/A          N/A         N/A           N/A          N/A         N/A           N/A
21B      $940          N/A         N/A           N/A          N/A         N/A           N/A
21C       N/A          N/A         N/A           N/A          N/A         N/A           N/A
25      $1,050         64         $1,299       $1,300         N/A         N/A           N/A
27      $1,140         72         $1,216       $1,410         N/A         N/A           N/A
31      $9,000         N/A         N/A           N/A          N/A         N/A           N/A
32       $600          N/A         N/A           N/A          N/A         N/A           N/A
35        N/A          N/A         N/A           N/A          N/A         N/A           N/A
41       $905          N/A         N/A           N/A          N/A         N/A           N/A
42        N/A          N/A         N/A           N/A          N/A         N/A           N/A
44      $1,165         N/A         N/A           N/A          N/A         N/A           N/A
47        N/A          N/A         N/A           N/A          N/A         N/A           N/A
48        N/A          N/A         N/A           N/A          N/A         N/A           N/A
49        N/A          N/A         N/A           N/A          N/A         N/A           N/A
50        N/A          N/A         N/A           N/A          N/A         N/A           N/A
51        N/A          N/A         N/A           N/A          N/A         N/A           N/A
55       $745          N/A         N/A           N/A          N/A         N/A           N/A
57        N/A          N/A         N/A           N/A          N/A         N/A           N/A
60        N/A          N/A         N/A           N/A          N/A         N/A           N/A
63       $750          N/A         N/A           N/A          N/A         N/A           N/A
64      $9,000         N/A         N/A           N/A          N/A         N/A           N/A
67        N/A          42         $1,500       $1,620         N/A         N/A           N/A
68      $5,500         N/A         N/A           N/A          N/A         N/A           N/A
69        N/A          N/A         N/A           N/A          N/A         N/A           N/A
71        N/A          N/A         N/A           N/A          N/A         N/A           N/A
75        N/A          N/A         N/A           N/A          N/A         N/A           N/A
77        N/A          N/A         N/A           N/A          N/A         N/A           N/A
79       $620          N/A         N/A           N/A          N/A         N/A           N/A
83      $1,200         N/A         N/A           N/A          N/A         N/A           N/A
87        N/A          N/A         N/A           N/A          N/A         N/A           N/A
90        N/A          N/A         N/A           N/A          N/A         N/A           N/A
97       $550          N/A         N/A           N/A          N/A         N/A           N/A
98      $2,200         N/A         N/A           N/A          N/A         N/A           N/A
100       N/A          N/A         N/A           N/A          N/A         N/A           N/A
104     $1,320         N/A         N/A           N/A          N/A         N/A           N/A
107       N/A          N/A         N/A           N/A           2         $6,475        $6,475
108       N/A          N/A         N/A           N/A          N/A         N/A           N/A
109       N/A          N/A         N/A           N/A          N/A         N/A           N/A
110     $6,125         N/A         N/A           N/A          N/A         N/A           N/A
113     $5,100         N/A         N/A           N/A          N/A         N/A           N/A
114      $580          N/A         N/A           N/A          N/A         N/A           N/A
117     $2,400         N/A         N/A           N/A          N/A         N/A           N/A
122     $1,210         N/A         N/A           N/A          N/A         N/A           N/A
123       N/A           1         $8,700       $8,700         N/A         N/A           N/A
124       N/A          N/A         N/A           N/A          N/A         N/A           N/A
125       N/A          N/A         N/A           N/A          N/A         N/A           N/A
126     $5,950          1         $7,225       $7,225         N/A         N/A           N/A
127       N/A          N/A         N/A           N/A          N/A         N/A           N/A
129       N/A          N/A         N/A           N/A          N/A         N/A           N/A
131       N/A          N/A         N/A           N/A          N/A         N/A           N/A
133       N/A          N/A         N/A           N/A          N/A         N/A           N/A
134     $1,600         N/A         N/A           N/A          N/A         N/A           N/A
137       N/A          N/A         N/A           N/A          N/A         N/A           N/A
138       N/A          N/A         N/A           N/A          N/A         N/A           N/A
139       N/A          N/A         N/A           N/A          N/A         N/A           N/A
140       N/A          N/A         N/A           N/A          N/A         N/A           N/A
141     $2,100         N/A         N/A           N/A          N/A         N/A           N/A
142       N/A          N/A         N/A           N/A          N/A         N/A           N/A
143       N/A          N/A         N/A           N/A          N/A         N/A           N/A
145       N/A          N/A         N/A           N/A          N/A         N/A           N/A
148       N/A          N/A         N/A           N/A          N/A         N/A           N/A
150       N/A          N/A         N/A           N/A          N/A         N/A           N/A
151       N/A          N/A         N/A           N/A          N/A         N/A           N/A
154       N/A          N/A         N/A           N/A          N/A         N/A           N/A
155       N/A          N/A         N/A           N/A          N/A         N/A           N/A
156       N/A           7         $5,332       $5,850         N/A         N/A           N/A
157       N/A          N/A         N/A           N/A          N/A         N/A           N/A
158       N/A          N/A         N/A           N/A          N/A         N/A           N/A
159      $950          N/A         N/A           N/A          N/A         N/A           N/A
160       N/A          N/A         N/A           N/A          N/A         N/A           N/A
161       N/A          N/A         N/A           N/A          N/A         N/A           N/A
162       N/A          N/A         N/A           N/A          N/A         N/A           N/A
163       N/A          N/A         N/A           N/A          N/A         N/A           N/A
164       N/A          N/A         N/A           N/A          N/A         N/A           N/A
165       N/A          N/A         N/A           N/A          N/A         N/A           N/A
166       N/A          N/A         N/A           N/A          N/A         N/A           N/A
167     $3,050         N/A         N/A           N/A          N/A         N/A           N/A
168     $1,210         N/A         N/A           N/A          N/A         N/A           N/A
169       N/A          N/A         N/A           N/A          N/A         N/A           N/A
170       N/A           1        $10,500       $10,500        N/A         N/A           N/A
172       N/A          N/A         N/A           N/A          N/A         N/A           N/A
173     $4,025          1         $4,950       $4,950         N/A         N/A           N/A
174       N/A          N/A         N/A           N/A          N/A         N/A           N/A
175       N/A          N/A         N/A           N/A          N/A         N/A           N/A
176     $5,700         N/A         N/A           N/A          N/A         N/A           N/A
177       N/A          N/A         N/A           N/A          N/A         N/A           N/A
178       N/A           1         $6,560       $6,560         N/A         N/A           N/A
179       N/A           1         $5,200       $5,336         N/A         N/A           N/A
180     $5,400         N/A         N/A           N/A          N/A         N/A           N/A
181       N/A           1         $7,700       $7,700         N/A         N/A           N/A
182     $9,250         N/A         N/A           N/A          N/A         N/A           N/A
183       N/A          N/A         N/A           N/A          N/A         N/A           N/A
184    $12,775         N/A         N/A           N/A          N/A         N/A           N/A
185       N/A          N/A         N/A           N/A          N/A         N/A           N/A
186       N/A          N/A         N/A           N/A          N/A         N/A           N/A
187       N/A          N/A         N/A           N/A          N/A         N/A           N/A
188       N/A          N/A         N/A           N/A          N/A         N/A           N/A
189       N/A          N/A         N/A           N/A          N/A         N/A           N/A
190       N/A          N/A         N/A           N/A          N/A         N/A           N/A
191       N/A          N/A         N/A           N/A          N/A         N/A           N/A
192       N/A          N/A         N/A           N/A          N/A         N/A           N/A
193     $5,999          1         $4,800       $4,800          2         $9,200        $9,600
194     $3,300         N/A         N/A           N/A          N/A         N/A           N/A
195     $2,250         N/A         N/A           N/A          N/A         N/A           N/A

(1) FOR COOPERATIVE PROPERTIES, AVERAGE AND MAXIMUM RENT FIGURES LISTED IN THE SCHEDULE ABOVE ARE BASED ON THE APPRAISER'S ESTIMATE OF MARKET RENT.

                     SCHEDULE OF COOPERATIVE MORTGAGE LOANS


                                                                         CO-OP BASIS         CUT-OFF DATE         APPRAISED
                                                                          APPRAISED          CO-OP BASIS            VALUE
#         PROPERTY NAME                                                     VALUE             LTV RATIO         RENTAL BASIS
-         -------------                                                     -----             ---------         ------------
1         Ocean Towers                                                  $ 230,000,000        30.4%              $ 178,000,000
31        315 East 68th Street Corporation                                131,900,000         7.6%                 66,000,000
64        Cannon Point North, Inc.                                        214,000,000         1.9%                112,400,000
68        310 East 70th Street Apartment Corporation                       41,070,000         9.1%                 30,930,000
69        Long Beach Owners Corporation                                    14,350,000        25.8%                 10,970,000
75        710 West End Avenue Corporation                                  36,530,000         9.0%                 20,000,000
77        220 East 54th Street Owners, Inc.                                32,900,000        10.0%                 26,300,000
83        Forest Hills Chateau Corporation                                 10,580,000        28.3%                  9,000,000
87        2940-2950 Ocean Apartments, Inc.                                  8,650,000        33.4%                  5,800,000
98        Larchmont Gables Apartment Corporation                            6,300,000        36.4%                  6,410,000
100       2555 East 12th Street Corporation                                 7,550,000        29.1%                  5,510,000
104       43 Bronx River Road Owners Corporation                            6,750,000        30.3%                  6,500,000
107       33 Fifth Avenue Owners Corporation                               39,800,000         5.0%                 15,800,000
108       Dahill Gardens                                                    5,970,000        33.4%                  4,480,000
109       200 West 108th Street Housing Corporation                        14,870,000        13.4%                 11,210,000
110       800 West End Avenue Corporation                                  75,730,000         2.6%                 36,270,000
113       155 Tenants Corporation                                          23,400,000         7.9%                 15,550,000
117       Lafayette Owners Corporation                                     13,320,000        12.7%                  8,900,000
122       415 Gramatan Avenue Corporation                                   4,400,000        36.3%                  3,000,000
123       155 West 15th Street Housing Corporation                         21,490,000         7.4%                 11,250,000
126       336 West End Avenue Corporation                                  48,400,000         3.1%                 26,200,000
127       Cherry Lane Owners Corporation                                    4,360,000        34.4%                  4,100,000
129       67-87 & 68-09 Booth Owners Corporation                           11,830,000        11.0%                 12,530,000
133       190 East Mosholu Parkway Owners Corporation                       4,030,000        28.4%                  2,900,000
134       Tudor Arms Apartments Inc.                                        4,098,000        27.8%                  3,690,000
137       Rhoda Apartments Corporation                                      3,770,000        29.1%                  2,230,000
141       736 West 186th Street Owners Corporation                          7,140,000        14.2%                  4,150,000
142       101 West 80th Owners Corporation                                 13,730,000         7.3%                 10,270,000
148       75-20 113th Street Owners Corporation                             5,040,000        17.8%                  4,740,000
156       184 Columbia Heights Inc.                                        11,400,000         7.0%                  4,450,000
157       415 West 57th Street Tenants Corporaton                           4,600,000        17.3%                  3,400,000
158       Yorkville 87 Housing Corporation                                  3,595,000        21.3%                  3,060,000
161       98-100 Suffolk Realty Corporation                                 6,060,000        11.7%                  5,600,000
167       125 East 4th Street Owners Corporation                            3,890,000        15.3%                  3,850,000
168       North Broadway Estates, Ltd.                                      2,670,000        21.3%                  3,550,000
170       Greenestreet Associates, Inc.                                     8,100,000         6.2%                  5,300,000
172       310 West 18th Street Owners Corporation                           2,795,000        17.6%                  1,900,000
173       253-259 Owners Corporation                                        7,730,000         5.2%                  4,630,000
174       186 East 2nd Owners Corporation                                   1,950,000        20.4%                  1,140,000
175       Seagull Garden Apartment Owners Corporation                       1,685,000        22.4%                  1,500,000
176       West 82 Tenants Realty Corporation                                4,170,000         7.9%                  2,570,000
177       City Studios, Inc.                                                7,400,000         4.0%                  6,100,000
178       370 9th Street Corporation                                        2,980,000         9.3%                  2,300,000
179       219 Clinton Street Housing Corporation                            3,075,000         8.7%                  1,250,000
180       107-38 Owners Corporation                                         3,010,000         8.6%                  2,170,000
181       226 West 11th Owners Corporation                                  2,718,000         9.5%                  1,570,000
182       Jacob Cram Cooperative, Inc.                                      7,410,000         3.2%                  6,390,000
183       Main Duane Owners Corporation                                    12,640,000         1.7%                  9,150,000
184       Harrison Studios Corporation                                      6,140,000         3.4%                  4,110,000
185       Heights Owners Corporation                                        1,266,000        16.4%                    980,000
186       286 Pacific Street Owners Corporation                             1,170,000        16.6%                    720,000
187       128 Sixth Avenue Housing Corporation                              1,345,000        12.2%                  1,010,000
188       264 President Apartment Corporation                               1,395,000        10.9%                    970,000
189       233 Court Housing Corporation                                     1,380,000        10.9%                    880,000
190       659 DeGraw Housing Corporation                                      780,000        16.6%                    500,000
191       279 Prospect Housing Corporation                                    640,000        18.1%                    540,000
192       397 7th Housing Corporation                                       1,280,000         8.0%                    850,000
193       Three Twenty-Five Cooperative, Inc.                              15,200,000         0.6%                  7,350,000
194       90 Sterling Place Owners Corporation                              1,304,000         7.1%                    890,000
195       193 Clint Housing Corporation                                     1,850,000         4.8%                  1,010,000

             CUT-OFF DATE                                 SPONSOR                                INVESTOR       COOPERATIVE
             RENTAL BASIS      SPONSOR    SPONSOR          CARRY        INVESTOR    INVESTOR       CARRY           OWNED
#            LTV RATIO (1)      UNITS     PERCENT         AMOUNT         UNITS       PERCENT      AMOUNT           UNITS
-           --------------      -----     -------         ------         -----       -------      ------           -----
1                39.3%            0          0.0%           $0             0          0.0%          $0               0
31               15.2%           27         10.4%           $0             0          0.0%          $0               0
64               3.6%             0          0.0%           $0             0          0.0%          $0               0
68               12.1%            0          0.0%           $0             0          0.0%          $0               21
69               33.7%           11         11.8%         $24,041          0          0.0%          $0               0
75               16.5%           11         12.0%         $9,605           0          0.0%          $0               0
77               12.5%            0          0.0%           $0             0          0.0%          $0               0
83               33.3%            0          0.0%           $0             0          0.0%          $0               8
87               49.9%           100        80.0%        $337,651          0          0.0%          $0               0
98               35.8%            2          4.2%        ($2,899)          0          0.0%          $0               0
100              39.9%           64         71.9%        $215,337          0          0.0%          $0               0
104              31.5%           51         43.2%        $147,386          0          0.0%          $0               0
107              12.7%            5          8.3%         $4,973           0          0.0%          $0               4
108              44.6%            0          0.0%           $0             32         39.0%       $49,749            0
109              17.8%           29         26.4%         $70,675          0          0.0%          $0               32
110              5.5%             0          0.0%           $0             0          0.0%          $0               3
113              11.9%           14         19.7%         $26,455          0          0.0%          $0               0
117              19.1%           21         17.1%         $35,722          7          5.7%          $0               0
122              53.2%            9         17.3%         $12,498          0          0.0%          $0               0
123              14.2%            0          0.0%           $0             0          0.0%          $0               0
126              5.7%             0          0.0%           $0             0          0.0%          $0               0
127              36.5%            0          0.0%           $0             0          0.0%          $0               21
129              10.4%           38         34.9%        $190,113          0          0.0%          $0               0
133              39.5%           27         50.0%        $127,736          0          0.0%          $0               1
134              30.9%            0          0.0%           $0             0          0.0%          $0               0
137              49.2%           14         33.3%         $20,229          0          0.0%          $0               0
141              24.5%           21         38.9%         $97,664          8          14.8%         $0               0
142              9.7%            12         20.7%         $3,876           17         29.3%         $0               0
148              19.0%           34         45.9%        $162,902          0          0.0%          $0               0
156              18.0%            0          0.0%           $0             0          0.0%          $0               0
157              23.5%            6         23.1%        ($9,948)          0          0.0%          $0               1
158              25.0%            0          0.0%           $0             0          0.0%          $0               0
161              12.7%           34         87.2%        $334,164          0          0.0%          $0               0
167              15.5%            0          0.0%           $0             17         60.7%      $110,525            0
168              16.0%            0          0.0%           $0             0          0.0%          $0               0
170              9.4%             0          0.0%           $0             0          0.0%          $0               0
172              25.9%            7         46.7%        ($22,828)         0          0.0%          $0               0
173              8.6%             4         23.5%        ($2,985)          0          0.0%          $0               0
174              35.0%            8         50.0%         $22,260          0          0.0%          $0               0
175              25.2%            0          0.0%           $0             11         55.0%       $57,449            0
176              12.8%            0          0.0%           $0             0          0.0%          $0               0
177              4.8%             0          0.0%           $0             0          0.0%          $0               0
178              12.1%            0          0.0%           $0             0          0.0%          $0               0
179              21.4%            0          0.0%           $0             0          0.0%          $0               0
180              11.9%            0          0.0%           $0             0          0.0%          $0               0
181              16.4%            1         14.3%         $1,067           0          0.0%          $0               0
182              3.7%             0          0.0%           $0             0          0.0%          $0               0
183              2.4%             0          0.0%           $0             0          0.0%          $0               0
184              5.1%             0          0.0%           $0             0          0.0%          $0               0
185              21.1%            0          0.0%           $0             0          0.0%          $0               2
186              27.0%            0          0.0%           $0             0          0.0%          $0               0
187              16.3%            0          0.0%           $0             0          0.0%          $0               0
188              15.7%            0          0.0%           $0             0          0.0%          $0               0
189              17.0%            0          0.0%           $0             0          0.0%          $0               0
190              25.9%            0          0.0%           $0             0          0.0%          $0               0
191              21.5%            0          0.0%           $0             0          0.0%          $0               0
192              12.1%            0          0.0%           $0             0          0.0%          $0               0
193              1.3%             0          0.0%           $0             0          0.0%          $0               0
194              10.4%            0          0.0%           $0             0          0.0%          $0               0
195              8.8%             0          0.0%           $0             0          0.0%          $0               0

                COOPERATIVE      COOPERATIVE        COOPERATIVE
                  OWNED          COMMERCIAL          CONVERSION
#                PERCENT       SQUARE FOOTAGE           DATE
-                -------       --------------           ----
1                 0.0%               N/A                1978
31                0.0%              5,287               1981
64                0.0%               N/A                1959
68                15.7%              N/A                1988
69                0.0%               N/A                1986
75                0.0%               N/A                1982
77                0.0%              8,500               1981
83                4.3%               N/A                1980
87                0.0%               N/A                1988
98                0.0%               N/A                1981
100               0.0%               N/A                1984
104               0.0%               N/A                1984
107               6.7%               N/A                1985
108               0.0%               N/A                1987
109               29.1%             5,045               1984
110               3.4%               N/A                1979
113               0.0%              2,900               1982
117               0.0%               N/A                1984
122               0.0%               N/A                1982
123               0.0%               N/A                1980
126               0.0%               N/A                1972
127               29.6%             4,500               1984
129               0.0%               N/A                1988
133               1.9%              1,385               1989
134               0.0%               N/A                1947
137               0.0%               N/A                1987
141               0.0%               N/A                1988
142               0.0%               N/A                1982
148               0.0%               N/A                1984
156               0.0%               N/A                1921
157               3.8%               N/A                1984
158               0.0%               N/A                1984
161               0.0%               N/A                1986
167               0.0%               N/A                1990
168               0.0%               N/A                1983
170               0.0%              3,300               1986
172               0.0%               N/A                1986
173               0.0%               N/A                1979
174               0.0%               N/A                1987
175               0.0%               N/A                1988
176               0.0%               N/A                1981
177               0.0%               N/A                1978
178               0.0%               N/A                1986
179               0.0%               N/A                1979
180               0.0%               N/A                1978
181               0.0%               N/A                1986
182               0.0%              3,500               1969
183               0.0%              6,400               1984
184               0.0%               N/A                1977
185               20.0%              N/A                1985
186               0.0%               N/A                1986
187               0.0%               N/A                1979
188               0.0%               N/A                1984
189               0.0%               N/A                1984
190               0.0%               N/A                1987
191               0.0%               N/A                1986
192               0.0%               N/A                1986
193               0.0%               N/A                1965
194               0.0%               N/A                1980
195               0.0%               N/A                1972


(1) FOR COOPERATIVE PROPERTIES, APPRAISED VALUE AS RENTAL AND LOAN TO VALUE AS RENTAL FIGURES LISTED IN THE SCHEDULE ABOVE ARE BASED ON THE APPRAISER'S ESTIMATE OF MARKET RENT.

                                   EXHIBIT A-2
                            MORTGAGE POOL INFORMATION



                       SEE THIS EXHIBIT FOR TABLES TITLED:

                         Underlying Mortgage Loan Seller

                             Mortgage Interest Rates

                         Cut-off Date Principal Balances

                           Original Amortization Terms

                        Original Terms to Stated Maturity

                          Remaining Amortization Terms

                       Remaining Terms to Stated Maturity

                           Years Built/Years Renovated

                         Occupancy Rates at Underwriting

                    Underwritten Debt Service Coverage Ratios

                        Cut-off Date Loan-to-Value Ratios

                       Mortgaged Real Properties by State

                 Underlying Mortgage Loans by Amortization Type

                   Mortgaged Real Properties by Property Type

                 Mortgaged Real Properties by Property Sub-Type

                     Prepayment Provision as of Cut-off Date

                                Prepayment Option

                        Mortgage Pool Prepayment Profile

    Range of Rental Basis Loan to Value Ratios for Cooperative Mortgage Loans

    Range of Co-op Basis Loan to Value Ratios for Cooperative Mortgage Loans

              Sponsor Owned Units in the Cooperative Mortgage Loans

                                      A-2-1

                            INTENTIONALLY LEFT BLANK

                         UNDERLYING MORTGAGE LOAN SELLER

                                                                               WEIGHTED
                           NUMBER OF                         PERCENTAGE OF     AVERAGE                     WEIGHTED
                          UNDERLYING         CUT-OFF DATE       INITIAL        MORTGAGE      WEIGHTED       AVERAGE
                           MORTGAGE            PRINCIPAL     MORTGAGE POOL     INTEREST      AVERAGE      CUT-OFF DATE
MORTGAGE LOAN SELLER         LOANS              BALANCE         BALANCE          RATE        U/W DSCR      LTV RATIO
-----------------------------------------------------------------------------------------------------------------------
Column                        89            $  625,757,228       58.3%          7.9458%        1.37x         72.2%
Key                           38               283,173,402       26.4%          7.4687%        1.35          73.6%
NCB                           27                93,311,315        8.7%          7.6775%        2.98          34.7%
NCB Capital Corporation       41                70,540,169        6.6%          7.1122%        8.49          16.6%

                         ----------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:      195            $1,072,782,114       100.0%         7.7417%        1.97x         65.7%
                         ==============================================================================================

                                 MORTGAGE INTEREST RATES

                                                                             WEIGHTED
                              NUMBER OF                       PERCENTAGE OF   AVERAGE                   WEIGHTED
                             UNDERLYING     CUT-OFF DATE         INITIAL     MORTGAGE   WEIGHTED         AVERAGE
       RANGE OF               MORTGAGE       PRINCIPAL        MORTGAGE POOL  INTEREST    AVERAGE       CUT-OFF DATE
MORTGAGE INTEREST RATES         LOANS         BALANCE            BALANCE       RATE     U/W DSCR        LTV RATIO
-----------------------------------------------------------------------------------------------------------------------
  6.7500%   -   7.0000%          19      $    71,971,435         6.7%         6.9042%     4.85x           40.6%
  7.0010%   -   7.2500%          25           99,692,042         9.3%         7.1871%     3.92            56.9%
  7.2510%   -   7.5000%          26          136,641,241        12.7%         7.4357%     1.54            74.1%
  7.5010%   -   7.7500%          51          371,063,110        34.6%         7.6762%     1.60            64.8%
  7.7510%   -   8.0000%          33          148,714,693        13.9%         7.8525%     1.51            69.4%
  8.0010%   -   8.2500%          23           65,854,085         6.1%         8.0988%     1.42            66.5%
  8.2510%   -   8.9600%          18          178,845,509        16.7%         8.5339%     1.43            72.4%

                            -------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:         195      $ 1,072,782,114       100.0%         7.7417%     1.97x           65.7%
                            ===========================================================================================

MAXIMUM MORTGAGE INTEREST RATE:      8.9600%
MINIMUM MORTGAGE INTEREST RATE:      6.7500%
WTD. AVG. MORTGAGE INTEREST RATE:    7.7417%

                         CUT-OFF DATE PRINCIPAL BALANCES

                                                                                  WEIGHTED
                               NUMBER OF                         PERCENTAGE OF     AVERAGE                       WEIGHTED
                              UNDERLYING        CUT-OFF DATE        INITIAL       MORTGAGE      WEIGHTED         AVERAGE
   RANGE OF CUT-OFF DATE       MORTGAGE          PRINCIPAL       MORTGAGE POOL    INTEREST       AVERAGE       CUT-OFF DATE
    PRINCIPAL BALANCES           LOANS            BALANCE           BALANCE         RATE        U/W DSCR        LTV RATIO
--------------------------------------------------------------------------------------------------------------------------------
   $88,797   -       500,000       27         $      7,006,870         0.7%         7.6216%        8.58x           19.7%
   500,001   -     1,000,000       28               22,309,761         2.1%         7.7781%        3.04            54.7%
 1,000,001   -     2,000,000       38               56,864,914         5.3%         7.5800%        4.08            49.3%
 2,000,001   -     3,000,000       24               61,051,824         5.7%         7.6873%        1.82            59.8%
 3,000,001   -     5,000,000       31              119,279,570        11.1%         7.5591%        3.20            64.3%
 5,000,001   -     7,500,000       10               60,665,140         5.7%         7.6103%        1.36            75.3%
 7,500,001   -    10,000,000        9               82,643,917         7.7%         7.3861%        2.33            61.8%
10,000,001   -    20,000,000       18              275,829,957        25.7%         7.7556%        1.35            73.2%
20,000,001   -    30,000,000        5              120,271,195        11.2%         8.0574%        1.37            70.5%
30,000,001   -    40,000,000        1               34,245,033         3.2%         7.1300%        1.63            69.9%
40,000,001   -    50,000,000        2               93,092,747         8.7%         7.7149%        1.32            71.6%
50,000,001   -   $69,935,028        2              139,521,185        13.0%         8.1240%        1.98            54.0%
                              --------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:           195         $  1,072,782,114       100.0%         7.7417%        1.97x           65.7%
                              ==================================================================================================


MAXIMUM CUT-OFF DATE PRINCIPAL BALANCE:           $69,935,028
MINIMUM CUT-OFF DATE PRINCIPAL BALANCE:               $88,797
WTD. AVG. CUT-OFF DATE PRINCIPAL BALANCE:         $ 5,501,447

                           ORIGINAL AMORTIZATION TERMS

                                                                             WEIGHTED
                                NUMBER OF                     PERCENTAGE OF   AVERAGE                   WEIGHTED
      RANGE OF                 UNDERLYING     CUT-OFF DATE       INITIAL     MORTGAGE    WEIGHTED       AVERAGE
ORIGINAL AMORTIZATION           MORTGAGE        PRINCIPAL     MORTGAGE POOL  INTEREST     AVERAGE     CUT-OFF DATE
   TERMS (MONTHS)                 LOANS          BALANCE         BALANCE       RATE      U/W DSCR      LTV RATIO
------------------------------------------------------------------------------------------------------------------------
   Interest Only                    5       $   36,500,000         3.4%       7.6638%      8.57x         41.5%
    120  -   180                   15            5,494,830         0.5%       7.8504%      5.60          36.3%
    181  -   240                    3            5,953,330         0.6%       7.8800%      7.28          31.5%
    241  -   360                  159          935,516,531        87.2%       7.7559%      1.55          70.5%
    361      480                   12           88,517,744         8.3%       7.6118%      3.14          29.3%
    481  -   720                    1              799,679         0.1%       7.2700%      6.99           7.0%

                           ---------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:           195       $1,072,782,114       100.0%       7.7417%      1.97x         65.7%
                           =============================================================================================


MAXIMUM REMAINING AMORTIZATION TERM (MONTHS) (1):     720
MINIMUM REMAINING AMORTIZATION TERM (MONTHS) (1):     120
WTD. AVG. REMAINING AMORTIZATION TERM (MONTHS) (1):   360

(1)  DOES NOT INCLUDE LOANS WITH INTEREST ONLY PAYMENTS UNTIL ARD/MATURITY DATE





                      ORIGINAL TERMS TO STATED MATURITY (1)

                                                                                WEIGHTED
                                  NUMBER OF                     PERCENTAGE OF    AVERAGE                   WEIGHTED
         RANGE OF                UNDERLYING     CUT-OFF DATE       INITIAL      MORTGAGE     WEIGHTED      AVERAGE
      ORIGINAL TERMS              MORTGAGE        PRINCIPAL     MORTGAGE POOL   INTEREST      AVERAGE    CUT-OFF DATE
TO STATED MATURITY (MONTHS)         LOANS          BALANCE         BALANCE        RATE       U/W DSCR     LTV RATIO
---------------------------------------------------------------------------------------------------------------------------
       60     -     84                 6      $    60,060,454        5.6%        7.6732%       1.33x        73.3%
       85     -    120               176        1,006,571,558       93.8%        7.7451%       2.00         65.3%
      121     -    180                13            6,150,101        0.6%        7.8522%       3.67         49.5%

                             ----------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              195      $ 1,072,782,114      100.0%        7.7417%       1.97x        65.7%
                             ==============================================================================================


MAXIMUM ORIGINAL TERM TO STATED MATURITY (MONTHS):       180
MINIMUM ORIGINAL TERM TO STATED MATURITY (MONTHS):        60
WTD. AVG. ORIGINAL TERM TO STATED MATURITY (MONTHS):     117

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.

                          REMAINING AMORTIZATION TERMS

                                                                                    WEIGHTED
                               NUMBER OF                           PERCENTAGE OF    AVERAGE                   WEIGHTED
      RANGE OF                UNDERLYING         CUT-OFF DATE         INITIAL       MORTGAGE     WEIGHTED     AVERAGE
REMAINING AMORTIZATION         MORTGAGE           PRINCIPAL        MORTGAGE POOL    INTEREST     AVERAGE    CUT-OFF DATE
    TERMS (MONTHS)               LOANS             BALANCE            BALANCE        RATES       U/W DSCR    LTV RATIO
------------------------------------------------------------------------------------------------------------------------------
   Interest Only                   5           $   36,500,000           3.4%        7.6638%        8.57x       41.5%
116    -      180                 15                5,494,830           0.5%        7.8504%        5.60        36.3%
181    -      240                  3                5,953,330           0.6%        7.8800%        7.28        31.5%
241    -      360                159              935,516,531          87.2%        7.7559%        1.55        70.5%
361    -      480                 12               88,517,744           8.3%        7.6118%        3.14        29.3%
480    -      715                  1                  799,679           0.1%        7.2700%        6.99         7.0%

                          ----------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          195           $1,072,782,114         100.0%        7.7417%        1.97x       65.7%
                          ====================================================================================================


MAXIMUM REMAINING AMORTIZATION TERM (MONTHS) (1):        715
MINIMUM REMAINING AMORTIZATION TERM (MONTHS) (1):        116
WTD. AVG. REMAINING AMORTIZATION TERM (MONTHS) (1):      355

(1)  DOES NOT INCLUDE LOANS WITH INTEREST ONLY PAYMENTS UNTIL ARD/MATURITY DATE



                     REMAINING TERMS TO STATED MATURITY (1)

                                                                                        WEIGHTED
                                     NUMBER OF                       PERCENTAGE OF      AVERAGE                      WEIGHTED
       RANGE OF                     UNDERLYING        CUT-OFF DATE      INITIAL         MORTGAGE       WEIGHTED      AVERAGE
    REMAINING TERMS                  MORTGAGE          PRINCIPAL      MORTGAGE POOL     INTEREST       AVERAGE     CUT-OFF DATE
TO STATED MATURITY (MONTHS)           LOANS             BALANCE         BALANCE          RATES         U/W DSCR      LTV RATIO
-----------------------------------------------------------------------------------------------------------------------------------
    55    -      84                      9           $   63,809,822       5.9%           7.6682%        1.34x          72.9%
    85    -     120                    173            1,002,822,191      93.5%           7.7457%        2.01           65.3%
   121    -     177                     13                6,150,101       0.6%           7.8522%        3.67           49.5%

                                    -----------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                195           $1,072,782,114     100.0%           7.7417%        1.97x          65.7%
                                    ===============================================================================================

MAXIMUM REMAINING TERM TO STATED MATURITY (MONTHS):         177
MINIMUM REMAINING TERM TO STATED MATURITY (MONTHS):          55
WTD. AVG. REMAINING TERM TO STATED MATURITY (MONTHS):       112

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.

                         YEARS BUILT/YEARS RENOVATED (1)


                                                                                      WEIGHTED
                                NUMBER OF                          PERCENTAGE OF      AVERAGE                       WEIGHTED
                                MORTGAGED        CUT-OFF DATE         INITIAL         MORTGAGE       WEIGHTED        AVERAGE
  RANGE OF YEARS                   REAL           PRINCIPAL        MORTGAGE POOL      INTEREST       AVERAGE       CUT-OFF DATE
  BUILT/RENOVATED               PROPERTIES         BALANCE           BALANCE           RATE          U/W DSCR       LTV RATIO
---------------------------------------------------------------------------------------------------------------------------------
  1920   -   1970                   11           $ 14,073,985          1.3%           7.4308%         12.60x           39.7%
  1971   -   1980                   19             30,554,419          2.8%           7.4768%          4.55            53.9%
  1981   -   1990                   57            150,107,685         14.0%           7.5680%          3.11            53.4%
  1991   -   2001                  131            878,046,025         81.8%           7.7856%          1.52            68.6%

                             ----------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            218        $ 1,072,782,114        100.0%           7.7417%          1.97X           65.7%
                             ====================================================================================================


MOST RECENT YEAR BUILT/RENOVATED:   2001
OLDEST YEAR BUILT/RENOVATED (1):    1920
WTD. AVG. YEAR BUILT/RENOVATED:     1995

(1) YEAR BUILT/RENOVATED REFLECTS THE LATER OF THE YEAR BUILT OR THE YEAR RENOVATED.


                       OCCUPANCY RATES AT UNDERWRITING (1)

                                                                                   WEIGHTED
                             NUMBER OF                         PERCENTAGE OF       AVERAGE                       WEIGHTED
                             MORTGAGED       CUT-OFF DATE         INITIAL         MORTGAGE       WEIGHTED         AVERAGE
       RANGE OF                REAL           PRINCIPAL        MORTGAGE POOL      INTEREST       AVERAGE        CUT-OFF DATE
OCCUPANCY RATES AT U/W       PROPERTIES        BALANCE            BALANCE           RATE         U/W DSCR         LTV RATIO
------------------------------------------------------------------------------------------------------------------------------
  58.0%  -   84.9%                6        $   48,802,626           4.5%            7.2864%       1.54x            69.8%
  85.0%  -   89.9%                6            42,320,849           3.9%            7.9109%       1.29             74.8%
  90.0%  -   94.9%               30           177,253,482          16.5%            7.7866%       1.35             75.6%
  95.0%  -   97.4%               20            92,388,844           8.6%            7.8907%       1.40             73.1%
  97.5%  -  100.0%              152           639,865,932          59.6%            7.6487%       2.37             61.0%

                              ------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:         214        $1,000,631,732          93.3%            7.6889%       2.01X            65.7%
                              ================================================================================================

MAXIMUM OCCUPANCY RATE AT U/W:        100.0%
MINIMUM OCCUPANCY RATE AT U/W:         58.0%
WTD. AVG. OCCUPANCY RATE AT U/W:       96.5%

(1) DOES NOT INCLUDE HOSPITALITY PROPERTIES.

                    UNDERWRITTEN DEBT SERVICE COVERAGE RATIOS



                                                                               WEIGHTED
                            NUMBER OF                       PERCENTAGE OF      AVERAGE                                 WEIGHTED
                           UNDERLYING      CUT-OFF DATE        INITIAL         MORTGAGE             WEIGHTED            AVERAGE
   RANGE OF                 MORTGAGE        PRINCIPAL       MORTGAGE POOL      INTEREST             AVERAGE          CUT-OFF DATE
   U/W DSCRS                 LOANS           BALANCE          BALANCE            RATE               U/W DSCR           LTV RATIO
------------------------------------------------------------------------------------------------------------------------------------
 1.06x -   1.19                1        $    1,707,227          0.2%            8.0200%              1.06x              61.0%
 1.20  -   1.29               45           364,662,475         34.0%            7.7704%              1.27               75.2%
 1.30  -   1.39               48           275,896,313         25.7%            7.8330%              1.34               73.2%
 1.40  -   1.49               23           153,237,607         14.3%            7.8414%              1.44               71.0%
 1.50  -   1.59                5            54,708,785          5.1%            8.1175%              1.52               66.9%
 1.60  -  63.20x              73           222,569,707         20.7%            7.4183%              4.41               36.6%

                           ---------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:      195        $1,072,782,114        100.0%            7.7417%              1.97X              65.7%
                           =========================================================================================================

MAXIMUM U/W DSCR:         63.20X
MINIMUM U/W DSCR:          1.06X
WTD. AVG. U/W DSCR:        1.97X



                        CUT-OFF DATE LOAN-TO-VALUE RATIOS





                                                                                       WEIGHTED
                                 NUMBER OF                           PERCENTAGE OF      AVERAGE                     WEIGHTED
                                 UNDERLYING     CUT-OFF DATE             INITIAL        MORTGAGE      WEIGHTED      AVERAGE
RANGE OF CUT-OFF DATE             MORTGAGE       PRINCIPAL            MORTGAGE POOL     INTEREST       AVERAGE    CUT-OFF DATE
LOAN-TO-VALUE RATIOS               LOANS         BALANCE                BALANCE          RATE          U/W DSCR     LTV RATIO
---------------------------------------------------------------------------------------------------------------------------------
  0.6%  -   55.0%                   68             $ 168,156,007         15.7%          7.4145%          5.30x        26.6%
 55.1%  -   65.0%                    9                72,973,402          6.8%          8.0977%          1.50         61.7%
 65.1%  -   67.5%                    8                44,382,941          4.1%          8.2721%          1.40         66.5%
 67.6%  -   70.0%                   20               100,701,979          9.4%          7.6657%          1.46         69.5%
 70.1%  -   72.5%                   18               135,791,081         12.7%          7.6412%          1.37         71.2%
 72.6%  -   75.0%                   30               252,096,675         23.5%          7.6816%          1.31         73.7%
 75.1%  -   77.5%                   17               100,578,968          9.4%          7.9386%          1.34         76.3%
 77.6%  -   78.5%                    8               110,604,819         10.3%          8.1759%          1.29         77.9%
 78.6%  -   79.5%                    3                10,908,069          1.0%          7.5764%          1.47         78.9%
 79.6%  -   80.0%                   14                76,588,173          7.1%          7.4271%          1.30         79.9%

                                 ------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            195            $1,072,782,114        100.0%          7.7417%          1.97X        65.7%
                                 ================================================================================================

MAXIMUM CUT-OFF DATE LTV RATIO:         80.0%
MINIMUM CUT-OFF DATE LTV RATIO:          0.6%
WTD. AVG. CUT-OFF DATE LTV RATIO:       65.7%

                       MORTGAGED REAL PROPERTIES BY STATE

                                                                                           WEIGHTED
                                 NUMBER OF                            PERCENTAGE OF        AVERAGE                     WEIGHTED
                                 MORTGAGED       CUT-OFF DATE            INITIAL           MORTGAGE      WEIGHTED      AVERAGE
                                    REAL           PRINCIPAL           MORTGAGE POOL        INTEREST       AVERAGE    CUT-OFF DATE
STATE (1)                        PROPERTIES         BALANCE              BALANCE             RATE        U/W DSCR     LTV RATIO
------------------------------------------------------------------------------------------------------------------------------------
California                          24         $    268,024,015           25.0%            7.7807%         1.73x        60.6%
  Southern California               14              148,464,303           13.8%            7.9091%         1.96         51.5%
  Northern California               10              119,559,712           11.1%            7.6213%         1.44         71.9%
Texas                               39              184,387,683           17.2%            7.8354%         1.34         74.7%
New York                            66              106,778,378           10.0%            7.2732%         6.60         31.9%
Ohio                                 9               76,390,739            7.1%            7.2085%         1.44         71.6%
Michigan                             8               68,714,348            6.4%            7.6498%         1.34         72.5%
Massachusetts                        5               67,528,454            6.3%            7.7824%         1.38         69.2%
Nevada                               5               34,405,460            3.2%            8.2940%         1.28         75.8%
District of Columbia                 2               33,485,575            3.1%            8.2238%         1.48         64.9%
Florida                             10               27,618,828            2.6%            7.7094%         1.32         75.7%
Tennessee                            4               25,529,631            2.4%            7.9774%         1.31         75.9%
Virginia                             2               22,083,508            2.1%            8.4646%         1.50         64.3%
Indiana                              3               20,221,116            1.9%            7.4424%         1.35         70.6%
South Carolina                       4               19,830,257            1.8%            8.5400%         1.30         77.1%
Illinois                             7               17,941,998            1.7%            7.7835%         1.32         73.5%
Arizona                              2               17,067,146            1.6%            7.7035%         1.22         77.1%
Kansas                               3               16,538,611            1.5%            7.4800%         1.42         76.6%
North Carolina                       3               16,144,753            1.5%            7.8554%         1.34         77.2%
Connecticut                          4                7,697,498            0.7%            7.6346%         1.35         76.3%
Colorado                             2                5,834,021            0.5%            7.8438%         1.32         72.2%
Georgia                              3                4,990,187            0.5%            8.4325%         1.35         73.3%
Minnesota                            1                4,565,063            0.4%            7.7900%         1.25         74.8%
New Jersey                           1                4,137,366            0.4%            7.6000%         1.37         69.0%
Kentucky                             1                3,872,101            0.4%            8.0100%         1.43         61.9%
Nebraska                             1                3,239,999            0.3%            7.4100%         1.26         62.0%
Pennsylvania                         2                3,220,838            0.3%            7.9280%         1.36         75.3%
Missouri                             2                3,116,092            0.3%            7.7945%         1.27         78.3%
Arkansas                             1                3,072,211            0.3%            7.7400%         1.29         72.3%
New Hampshire                        1                2,620,324            0.2%            7.5800%         1.28         65.5%
Louisiana                            1                1,613,434            0.2%            7.8500%         1.32         74.7%
Maryland                             1                1,140,131            0.1%            7.2100%         3.50         27.8%
Oregon                               1                  972,349            0.1%            8.0100%         1.28         76.3%

                             -------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            218          $ 1,072,782,114         100.0%             7.7417%         1.97x        65.7%
                             =======================================================================================================

(1) SOUTHERN CALIFORNIA CONSISTS OF MORTGAGED REAL PROPERTIES IN CALIFORNIA ZIP CODES LESS THAN OR EQUAL TO 93600. NORTHERN CALIFORIA CONSISTS OF MORTGAGED REAL PROPERTIES IN CALIFORNIA ZIP CODES GREATER THAN 93600.


                 UNDERLYING MORTGAGE LOANS BY AMORTIZATION TYPE


                                                                                    WEIGHTED
                             NUMBER OF                          PERCENTAGE OF       AVERAGE                              WEIGHTED
                             UNDERLYING        CUT-OFF DATE        INITIAL          MORTGAGE         WEIGHTED            AVERAGE
                              MORTGAGE         PRINCIPAL         MORTGAGE POOL      INTEREST          AVERAGE          CUT-OFF DATE
LOAN TYPE                      LOANS             BALANCE            BALANCE          RATE            U/W DSCR           LTV RATIO
------------------------------------------------------------------------------------------------------------------------------------
Balloon                         159         $    803,227,222        74.9%           7.6778%             2.13x              64.2%
ARD                              22              265,345,614        24.7%           7.9336%             1.42               70.6%
Fully Amortizing                 14                4,209,279         0.4%           7.8353%             6.91               30.6%

                           ---------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:         195         $  1,072,782,114       100.0%           7.7417%             1.97x              65.7%
                           =========================================================================================================

                       MORTGAGED REAL PROPERTIES BY PROPERTY TYPE

                                                                                     WEIGHTED
                                 NUMBER OF                         PERCENTAGE OF     AVERAGE                      WEIGHTED
                                 MORTGAGED         CUT-OFF DATE       INITIAL        MORTGAGE    WEIGHTED         AVERAGE
                                    REAL            PRINCIPAL      MORTGAGE POOL     INTEREST     AVERAGE       CUT-OFF DATE
PROPERTY TYPE                    PROPERTIES          BALANCE          BALANCE          RATE      U/W DSCR        LTV RATIO
-----------------------------------------------------------------------------------------------------------------------------------
Multifamily                         119           $387,743,681       36.1%            7.7120%       3.05x           55.8%
Retail                               37            253,472,677       23.6%            7.5278%       1.39            72.0%
Office                               27            219,042,039       20.4%            7.7910%       1.31            72.8%
Hotel                                 4             72,150,382        6.7%            8.4741%       1.47            65.0%
Mixed Use                             8             65,976,069        6.1%            7.6602%       1.32            71.3%
Industrial                           17             57,631,660        5.4%            7.8774%       1.39            69.9%
Self Storage                          4             11,655,891        1.1%            7.7385%       1.34            70.3%
Manufactured Housing                  2              5,109,715        0.5%            7.6780%       1.35            70.4%

                          ---------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             218         $1,072,782,114      100.0%            7.7417%       1.97x           65.7%
                          =========================================================================================================


                 MORTGAGED REAL PROPERTIES BY PROPERTY SUB-TYPE


                                                                                            WEIGHTED
                                          NUMBER OF                       PERCENTAGE OF     AVERAGE                   WEIGHTED
                                          MORTGAGED    CUT-OFF DATE         INITIAL         MORTGAGE    WEIGHTED       AVERAGE
                                            REAL         PRINCIPAL        MORTGAGE POOL     INTEREST    AVERAGE     CUT-OFF DATE
PROPERTY TYPE     PROPERTY SUB-TYPE      PROPERTIES       BALANCE            BALANCE          RATE      U/W DSCR      LTV RATIO
----------------------------------------------------------------------------------------------------------------------------------

MULTIFAMILY
                    Rental                    59       $ 241,804,567          22.5%         7.8987%      1.38x          75.6%
                    Cooperative               60       $ 145,939,114          13.6%         7.4028%       5.81          22.9%

                                      --------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                      119       $ 387,743,681          36.1%         7.7120%      3.05X          55.8%
                                      ============================================================================================

RETAIL
                    Anchored (1)              20       $ 222,906,652          20.8%         7.4598%      1.39x          72.3%
                    Unanchored                17          30,566,025           2.8%         8.0232%      1.42           69.9%

                                      --------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                       37       $ 253,472,677          23.6%         7.5278%      1.39X          72.0%
                                      ============================================================================================

(1)  INCLUDES SHADOW ANCHORED PROPERTIES.

                     PREPAYMENT PROVISION AS OF CUT-OFF DATE



                                                                         WEIGHTED        WEIGHTED           WEIGHTED
                                                                         AVERAGE          AVERAGE           AVERAGE
                             NUMBER OF                   PERCENTAGE OF   REMAINING       REMAINING          REMAINING      WEIGHTED
       RANGE OF             UNDERLYING    CUT-OFF DATE      INITIAL       LOCKOUT         LOCKOUT          LOCKOUT PLUS    AVERAGE
  REMAINING TERMS TO         MORTGAGE      PRINCIPAL     MORTGAGE POOL    PERIOD       PLUS YM PERIOD    PREMIUM PERIOD   MATURITY
STATED MATURITY (YEARS)       LOANS         BALANCE         BALANCE       (YEARS)         (YEARS)            (YEARS)     (YEARS) (1)
------------------------------------------------------------------------------------------------------------------------------------
 2.00    -     4.99              2       $   22,294,282       2.1%          4.3             4.3                4.3           4.6
 5.00    -     6.99              7           41,515,541       3.9%          5.9             6.5                6.5           6.8
 7.00    -     8.99              6          114,203,978      10.6%          8.4             8.4                8.4           8.9
 9.00    -     9.49             16           44,301,636       4.1%          8.9             8.9                8.9           9.3
 9.50    -     9.99            151          844,316,576      78.7%          8.9             9.3                9.3           9.7
10.00    -    10.99              1            2,452,908       0.2%         10.3            10.3               10.3          10.6
11.00    -    11.99              1            1,707,227       0.2%          5.1            11.2               11.2          11.3
12.00    -    20.00             11            1,989,967       0.2%         14.0            14.0               14.0          14.3

                             -------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:        195       $1,072,782,114      100.0%         8.7             9.0                9.0           9.4
                             =======================================================================================================


(1) IN THE CASE OF THE HYPER-AMORTIZATION LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE INDICATED COLUMN.



                                PREPAYMENT OPTION

                                                                                WEIGHTED   WEIGHTED         WEIGHTED
                                                                                AVERAGE     AVERAGE         AVERAGE
                                   NUMBER OF                    PERCENTAGE OF  REMAINING   REMAINING       REMAINING       WEIGHTED
                                   UNDERLYING    CUT-OFF DATE      INITIAL      LOCKOUT     LOCKOUT       LOCKOUT PLUS     AVERAGE
                                    MORTGAGE       PRINCIPAL    MORTGAGE POOL    PERIOD  PLUS YM PERIOD  PREMIUM PERIOD    MATURITY
    PREPAYMENT OPTION                LOANS          BALANCE        BALANCE      (YEARS)     (YEARS)         (YEARS)      (YEARS) (1)
------------------------------------------------------------------------------------------------------------------------------------
Lockout/Defeasance                   178       $ 1,014,372,563      94.6%         9.0         9.0             9.0            9.4
Yield Maintenance                      3            24,084,986       2.2%         0.0         9.0             9.0            9.3
Lockout/Yield Maintenance              8            21,671,108       2.0%         3.3         9.3             9.3            9.6
Lockout/Penalty                        3             6,787,927       0.6%         8.2         8.2             9.5            9.8
Lockout/Yield Maintenance/Penalty      1             3,738,192       0.3%         3.6         8.1             9.1            9.7
Yield Maintenance/Penalty              1             1,321,487       0.1%         0.0         4.1             5.1            6.2
Lockout                                1               805,850       0.1%         5.0         5.0             5.0            6.6

                                  --------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:               195      $ 1,072,782,114     100.0%         8.7         9.0             9.0            9.4
                                  ==================================================================================================



(1) IN THE CASE OF THE HYPER-AMORTIZATION LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE INDICATED COLUMN.

                      MORTGAGE POOL PREPAYMENT PROFILE (1)

                            NUMBER OF
             MONTHS SINCE    MORTGAGE      OUTSTANDING      % OF POOL       YIELD      PREPAYMENT     % OF POOL
   DATE      CUT-OFF DATE     NOTES       BALANCE (MM)       LOCKOUT     MAINTENANCE     PREMIUM        OPEN          TOTAL
-----------------------------------------------------------------------------------------------------------------------------------
  NOV-01           0           195          $ 1,072.8        97.63%         2.37%         0.00%         0.00%        100.0%

  Nov-02          12           195          $ 1,064.1        97.63%         2.37%         0.00%         0.00%        100.0%

  Nov-03          24           195          $ 1,054.6        96.73%         3.27%         0.00%         0.00%        100.0%

  Nov-04          36           195          $ 1,044.4        96.73%         3.27%         0.00%         0.00%        100.0%

  Nov-05          48           195          $ 1,033.2        96.02%         3.98%         0.00%         0.00%        100.0%

  Nov-06          60           193            $ 998.8        95.62%         4.26%         0.12%         0.00%        100.0%

  Nov-07          72           193            $ 985.7        95.32%         4.50%         0.00%         0.18%        100.0%

  Nov-08          84           186            $ 933.7        95.76%         4.24%         0.00%         0.00%        100.0%

  Nov-09          96           186            $ 919.1        95.45%         4.32%         0.00%         0.23%        100.0%

  Nov-10          108          180            $ 801.0        90.05%         4.43%         1.18%         4.33%        100.0%

  Nov-11          120           13              $ 3.3        90.60%         9.40%         0.00%         0.00%        100.0%

  Nov-12          132           12              $ 0.8        86.93%        13.07%         0.00%         0.00%        100.0%

  Nov-13          144           11              $ 0.5        100.00%        0.00%         0.00%         0.00%        100.0%

  Nov-14          156           11              $ 0.3        100.00%        0.00%         0.00%         0.00%        100.0%

  Nov-15          168           9               $ 0.1        86.87%         0.00%         0.00%        13.13%        100.0%

-----------------------------------------------------------------------------------------------------------------------------------

(1) CALCULATED ASSUMING THAT NO MORTGAGE LOAN PREPAYS, DEFAULTS OR IS REPURCHASED PRIOR TO STATED MATURITY, EXCEPT THAT THE HYPER-AMORTIZATION LOANS ARE ASSUMED TO PAY IN FULL ON THEIR RESPECTIVE ANTICIPATED REPAYMENT DATES. OTHERWISE CALCULATED BASED ON MATURITY ASSUMPTIONS TO BE SET FORTH IN THE FINAL PROSPECTUS SUPPLEMENT.

    RANGE OF RENTAL BASIS LOAN TO VALUE RATIOS FOR COOPERATIVE MORTGAGE LOANS



                                                                          WEIGHTED                  WEIGHTED       WEIGHTED
                           NUMBER OF                   PERCENTAGE OF      AVERAGE                   AVERAGE         AVERAGE
     RANGE OF             UNDERLYING    CUT-OFF DATE      INITIAL         MORTGAGE    WEIGHTED    CUT-OFF DATE   CUT-OFF DATE
    RENTAL BASIS            MORTGAGE     PRINCIPAL      MORTGAGE POOL     INTEREST    AVERAGE    CO-OP BASIS    RENTAL BASIS
       LTV                  LOANS          BALANCE        BALANCE           RATE      U/W DSCR     LTV RATIO       LTV RATIO
------------------------------------------------------------------------------------------------------------------------------------
  1.3%  -   9.9%              12        $ 10,534,177       1.0%            7.2020%      24.95x         3.2%            5.4%
 10.0%  -  19.9%              24          36,110,851       3.4%            7.0739%       8.35          9.4%           14.6%
 20.0%  -  29.9%              10           4,363,483       0.4%            7.4061%       4.40         17.2%           24.3%
 30.0%  -  53.2%              14          94,930,604       8.8%            7.5500%       2.79         30.5%           39.3%

                          ----------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       60       $ 145,939,114      13.6%            7.4028%       5.81X        22.9%           30.3%
                          ==========================================================================================================


MAXIMUM RENTAL BASIS LTV RATIO:         53.2%
MINIMUM RENTAL BASIS LTV RATIO:          1.3%
WTD. AVG. RENTAL BASIS LTV RATIO:       30.3%



    RANGE OF CO-OP BASIS LOAN TO VALUE RATIOS FOR COOPERATIVE MORTGAGE LOANS



                                                                            WEIGHTED                     WEIGHTED         WEIGHTED
                           NUMBER OF                       PERCENTAGE OF    AVERAGE                      AVERAGE           AVERAGE
     RANGE OF              UNDERLYING     CUT-OFF DATE        INITIAL       MORTGAGE      WEIGHTED     CUT-OFF DATE     CUT-OFF DATE
   CO-OP BASIS              MORTGAGE        PRINCIPAL      MORTGAGE POOL    INTEREST       AVERAGE     CO-OP BASIS      RENTAL BASIS
       LTV                   LOANS           BALANCE          BALANCE         RATE        U/W DSCR      LTV RATIO         LTV RATIO
------------------------------------------------------------------------------------------------------------------------------------

  0.6%  -    9.9%               26        $  35,391,064        3.3%        7.0684%        13.40x          6.5%             11.7%
 10.0%  -   19.9%               17           13,906,874        1.3%        7.2851%         7.18          13.1%             17.1%
 20.0%  -   29.9%               10           14,379,163        1.3%        7.0327%         3.55          26.8%             34.6%
 30.0%  -   36.4%                7           82,262,013        7.7%        7.6312%         2.72          30.9%             39.7%

                           ---------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:         60        $ 145,939,114       13.6%        7.4028%         5.81X         22.9%             30.3%
                           =========================================================================================================


MAXIMUM CO-OP BASIS LTV RATIO:       36.4%
MINIMUM CO-OP BASIS LTV RATIO:        0.6%
WTD. AVG. CO-OP BASIS LTV RATIO:     22.9%

              SPONSOR OWNED UNITS IN THE COOPERATIVE MORTGAGE LOANS


                                                                      WEIGHTED               WEIGHTED      WEIGHTED      WEIGHTED
                          NUMBER OF                   PERCENTAGE OF   AVERAGE                AVERAGE       AVERAGE        AVERAGE
    PERCENTAGE           UNDERLYING     CUT-OFF DATE     INITIAL      MORTGAGE   WEIGHTED  CUT-OFF DATE  CUT-OFF DATE   PERCENT OF
    OF SPONSOR-           MORTGAGE       PRINCIPAL     MORTGAGE POOL  INTEREST   AVERAGE   CO-OP BASIS   RENTAL BASIS  SPONSOR OWNED
    OWNED UNITS            LOANS          BALANCE         BALANCE       RATE     U/W DSCR   LTV RATIO     LTV RATIO        UNITS
------------------------------------------------------------------------------------------------------------------------------------

         0%                   36      $  100,871,799        9.4%       7.5532%      5.63x      25.2%         32.5%           0.0%
   4.2%  -   9.9%              2           4,296,237        0.4%       7.0122%      6.73       21.8%         25.0%           6.1%
  10.0%  -  19.9%              7          22,384,736        2.1%       6.9269%      6.93       13.3%         21.2%          12.7%
  20.0%  -  29.9%              4           4,189,115        0.4%       7.5770%      7.98       11.9%         16.1%          24.1%
  30.0%  -  39.9%              3           3,413,661        0.3%       7.2015%      6.67       17.8%         27.1%          35.6%
  40.0%  -  87.2%              8          10,783,566        1.0%       7.1349%      3.73       27.5%         36.6%          63.2%

                          ----------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       60      $  145,939,114       13.6%       7.4028%      5.81X      22.9%         30.3%           8.3%
                          ==========================================================================================================


MAXIUM PERCENTAGE OF SPONSOR-OWNED UNITS:          87.2%
MINIMUM PERCENTAGE OF SPONSOR-OWNED UNITS:          0.0%
WTD. AVG. PERCENTAGE OF SPONSOR-OWNED UNITS:        8.3%

                                    EXHIBIT B

                             FORM OF TRUSTEE REPORT

                            INTENTIONALLY LEFT BLANK

        [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY
COLUMBIA, MD 21044


              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2001-CKN5


                                    --------------------------------------------
                                     For Additional Information, please contact
                                              CTSLink Customer Service
                                                   (301) 815-6600
                                       Reports Available on the World Wide Web
                                               @ www.ctslink.com/cmbs
                                    --------------------------------------------

                                              PAYMENT DATE: 12/17/2001
                                               RECORD DATE: 12/11/2001



                            DISTRIBUTION DATE STATEMENT

                                TABLE OF CONTENTS
STATEMENT SECTIONS                                               PAGE(s)
------------------                                               -------

Certificate Distribution Detail                                     2
Certificate Factor Detail                                           3
Reconciliation Detail                                               4
Other Required Information                                          5
Ratings Detail                                                      6
Current Mortgage Loan and Property Stratification Tables          7 - 9
Mortgage Loan Detail                                                10
Principal Prepayment Detail                                         11
Historical Detail                                                   12
Delinquency Loan Detail                                             13
Specially Serviced Loan Detail                                   14 - 15
Modified Loan Detail                                                16
Liquidated Loan Detail                                              17


UNDERWRITER
---------------------------------------------
Credit Suisse First Boston Mortgage
Securities Corp.
11 Madison Avenue, 5th Floor
New York, NY  10010
Contact: General Information Number
Phone Number (212) 325-2000
---------------------------------------------


GENERAL MASTER AND GENERAL SPECIAL SERVICER
---------------------------------------------
KeyCorp Real Estate Capital Markets, Inc.
d/b/a Key Commercial Mortgage
911 Main Street, Suite 1500
Kansas City, MO  64105
Contact: Marty O'Connor
Phone Number (816) 221-8800
---------------------------------------------


NCB MASTER AND COOP SPECIAL SERVICER
---------------------------------------------
National Consumer Cooperative Bank
1725 Eye Street, NW
Washington, DC  20006
Contact: Kathleen Luzik
Phone Number (202) 336-7633
---------------------------------------------

This report has been compiled from information provided to Wells Fargo Bank MN, N.A. by various third parties, which may include the Servicer, Master Servicer, Special Servicer and others. Wells Fargo Bank MN, N.A. has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so. Wells Fargo Bank MN, N.A. expressly disclaims any responsibility for the accuracy or completeness of information furnished by third parties.

--------------------------------------------------------------------------------
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                   Page 1 of 17

        [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY
COLUMBIA, MD 21044


              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2001-CKN5


                                    --------------------------------------------
                                     For Additional Information, please contact
                                              CTSLink Customer Service
                                                   (301) 815-6600
                                       Reports Available on the World Wide Web
                                               @ www.ctslink.com/cmbs
                                    --------------------------------------------

                                              PAYMENT DATE: 12/17/2001
                                               RECORD DATE: 12/11/2001

                      CERTIFICATE DISTRIBUTION DETAIL

Class\      CUSIP          Pass-Through                   Original            Beginning           Principal
Component                      Rate                        Balance             Balance           Distribution
A-1                           0.000000%                          0.00                 0.00              0.00
A-2                           0.000000%                          0.00                 0.00              0.00
A-3                           0.000000%                          0.00                 0.00              0.00
B                             0.000000%                          0.00                 0.00              0.00
C                             0.000000%                          0.00                 0.00              0.00
D                             0.000000%                          0.00                 0.00              0.00
E                             0.000000%                          0.00                 0.00              0.00
F                             0.000000%                          0.00                 0.00              0.00
G                             0.000000%                          0.00                 0.00              0.00
H                             0.000000%                          0.00                 0.00              0.00
J                             0.000000%                          0.00                 0.00              0.00
K                             0.000000%                          0.00                 0.00              0.00
L                             0.000000%                          0.00                 0.00              0.00
M                             0.000000%                          0.00                 0.00              0.00
N                             0.000000%                          0.00                 0.00              0.00
O                             0.000000%                          0.00                 0.00              0.00
R                             0.000000%                          0.00                 0.00              0.00
V                             0.000000%                          0.00                 0.00              0.00


Totals                                                           0.00                 0.00              0.00


Class         Interest       Prepayment    Realized Loss/        Total          Ending Balance         Current
            Distribution      Premium     Additional Trust    Distribution                          Subordination
                                            Fund Expenses                                             Level (1)
A-1             0.00           0.00             0.00              0.00                0.00               0.00
A-2             0.00           0.00             0.00              0.00                0.00               0.00
A-3             0.00           0.00             0.00              0.00                0.00               0.00
B               0.00           0.00             0.00              0.00                0.00               0.00
C               0.00           0.00             0.00              0.00                0.00               0.00
D               0.00           0.00             0.00              0.00                0.00               0.00
E               0.00           0.00             0.00              0.00                0.00               0.00
F               0.00           0.00             0.00              0.00                0.00               0.00
G               0.00           0.00             0.00              0.00                0.00               0.00
H               0.00           0.00             0.00              0.00                0.00               0.00
J               0.00           0.00             0.00              0.00                0.00               0.00
K               0.00           0.00             0.00              0.00                0.00               0.00
L               0.00           0.00             0.00              0.00                0.00               0.00
M               0.00           0.00             0.00              0.00                0.00               0.00
N               0.00           0.00             0.00              0.00                0.00               0.00
O               0.00           0.00             0.00              0.00                0.00               0.00
R               0.00           0.00             0.00              0.00                0.00               0.00
V               0.00           0.00             0.00              0.00                0.00               0.00

                0.00           0.00             0.00              0.00                0.00               0.00

                                   Original            Beginning
            Pass-Through           Notional             Notional
Class          Rate                 Amount               Amount
A-X           0.000000               0.00                 0.00
A-CP          0.000000               0.00                 0.00
A-Y           0.000000               0.00                 0.00

                                                               Ending
                 Interest     Prepayment     Total            Notional
Class          Distribution    Premium    Distribution         Amount
A-X                0.00          0.00         0.00              0.00
A-CP               0.00          0.00         0.00              0.00
A-Y                0.00          0.00         0.00              0.00

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).

--------------------------------------------------------------------------------
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                   Page 2 of 17

        [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY
COLUMBIA, MD 21044


              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2001-CKN5


                                    --------------------------------------------
                                     For Additional Information, please contact
                                              CTSLink Customer Service
                                                   (301) 815-6600
                                       Reports Available on the World Wide Web
                                               @ www.ctslink.com/cmbs
                                    --------------------------------------------

                                              PAYMENT DATE: 12/17/2001
                                               RECORD DATE: 12/11/2001

                        CERTIFICATE FACTOR DETAIL

                                       Beginning       Principal      Interest       Prepayment    Realized Loss/         Ending
 Class/            CUSIP                Balance      Distribution   Distribution      Premuim     Additional Trust        Balance
Component                                                                                           Fund Expenses
A-1                                   0.00000000       0.00000000     0.00000000     0.00000000         0.00000000     0.00000000
A-2                                   0.00000000       0.00000000     0.00000000     0.00000000         0.00000000     0.00000000
A-3                                   0.00000000       0.00000000     0.00000000     0.00000000         0.00000000     0.00000000
B                                     0.00000000       0.00000000     0.00000000     0.00000000         0.00000000     0.00000000
C                                     0.00000000       0.00000000     0.00000000     0.00000000         0.00000000     0.00000000
D                                     0.00000000       0.00000000     0.00000000     0.00000000         0.00000000     0.00000000
E                                     0.00000000       0.00000000     0.00000000     0.00000000         0.00000000     0.00000000
F                                     0.00000000       0.00000000     0.00000000     0.00000000         0.00000000     0.00000000
G                                     0.00000000       0.00000000     0.00000000     0.00000000         0.00000000     0.00000000
H                                     0.00000000       0.00000000     0.00000000     0.00000000         0.00000000     0.00000000
J                                     0.00000000       0.00000000     0.00000000     0.00000000         0.00000000     0.00000000
K                                     0.00000000       0.00000000     0.00000000     0.00000000         0.00000000     0.00000000
L                                     0.00000000       0.00000000     0.00000000     0.00000000         0.00000000     0.00000000
M                                     0.00000000       0.00000000     0.00000000     0.00000000         0.00000000     0.00000000
N                                     0.00000000       0.00000000     0.00000000     0.00000000         0.00000000     0.00000000
O                                     0.00000000       0.00000000     0.00000000     0.00000000         0.00000000     0.00000000
R                                     0.00000000       0.00000000     0.00000000     0.00000000         0.00000000     0.00000000
V                                     0.00000000       0.00000000     0.00000000     0.00000000         0.00000000     0.00000000

                               Beginnning                                                       Ending
                                Notional             Interest             Prepayment           Notional
Class       CUSIP                Amount            Distribution             Premium             Amount
A-X                            0.00000000            0.00000000           0.00000000         0.00000000
A-CP                           0.00000000            0.00000000           0.00000000         0.00000000
A-Y                            0.00000000            0.00000000           0.00000000         0.00000000

--------------------------------------------------------------------------------
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                   Page 3 of 17

        [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY
COLUMBIA, MD 21044


              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2001-CKN5


                                    --------------------------------------------
                                     For Additional Information, please contact
                                              CTSLink Customer Service
                                                   (301) 815-6600
                                       Reports Available on the World Wide Web
                                               @ www.ctslink.com/cmbs
                                    --------------------------------------------

                                              PAYMENT DATE: 12/17/2001
                                               RECORD DATE: 12/11/2001

                         RECONCILIATION DETAIL

                 ADVANCE SUMMARY

P & I Advances Outstanding                                                  0.00
Servicing Advances Outstanding                                              0.00

Reimbursement for Interest on P&I                                           0.00
Advances paid from general collections

Reimbursement for Interest on Servicing                                     0.00
Advances paid from general collections


           MASTER SERVICING FEE SUMMARY

Current Period Accrued Master Servicing Fees                                0.00
Less Master Servicing Fees on Delinquent Payments                           0.00
Less Reductions to Master Servicing Fees                                    0.00
Plus Master Servicing Fees on Delinquent Payments Received                  0.00
Plus Adjustments for Prior Master Servicing Calculation                     0.00
Total Master Servicing Fees Collected                                       0.00


CERTIFICATE INTEREST RECONCILIATION

 Class          Accrued           Net Aggregate      Distributable     Distributable   Additional    Interest      Remaining Unpaid
                Certificate         Prepayment        Certificate       Certificate     Trust      Distribution      Distributable
                Interest         Interest Shortfall   Interest          Interest        Fund                           Certificate
                                                                       Adjustment      Expenses                         Interest
A-1                    0.00                    0.00           0.00              0.00         0.00          0.00                0.00
A-2                    0.00                    0.00           0.00              0.00         0.00          0.00                0.00
A-3                    0.00                    0.00           0.00              0.00         0.00          0.00                0.00
B                      0.00                    0.00           0.00              0.00         0.00          0.00                0.00
C                      0.00                    0.00           0.00              0.00         0.00          0.00                0.00
D                      0.00                    0.00           0.00              0.00         0.00          0.00                0.00
E                      0.00                    0.00           0.00              0.00         0.00          0.00                0.00
F                      0.00                    0.00           0.00              0.00         0.00          0.00                0.00
G                      0.00                    0.00           0.00              0.00         0.00          0.00                0.00
H                      0.00                    0.00           0.00              0.00         0.00          0.00                0.00
J                      0.00                    0.00           0.00              0.00         0.00          0.00                0.00
K                      0.00                    0.00           0.00              0.00         0.00          0.00                0.00
L                      0.00                    0.00           0.00              0.00         0.00          0.00                0.00
M                      0.00                    0.00           0.00              0.00         0.00          0.00                0.00
N                      0.00                    0.00           0.00              0.00         0.00          0.00                0.00
O                      0.00                    0.00           0.00              0.00         0.00          0.00                0.00
A-X                    0.00                    0.00           0.00              0.00         0.00          0.00                0.00
A-CP                   0.00                    0.00           0.00              0.00         0.00          0.00                0.00
A-Y                    0.00                    0.00           0.00              0.00         0.00          0.00                0.00
R                      0.00                    0.00           0.00              0.00         0.00          0.00                0.00
V                      0.00                    0.00           0.00              0.00         0.00          0.00                0.00


Totals                 0.00                    0.00           0.00              0.00         0.00          0.00                0.00


--------------------------------------------------------------------------------
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                   Page 4 of 17

        [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY
COLUMBIA, MD 21044


              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2001-CKN5


                                    --------------------------------------------
                                     For Additional Information, please contact
                                              CTSLink Customer Service
                                                   (301) 815-6600
                                       Reports Available on the World Wide Web
                                               @ www.ctslink.com/cmbs
                                    --------------------------------------------

                                              PAYMENT DATE: 12/17/2001
                                               RECORD DATE: 12/11/2001


                      OTHER REQUIRED INFORMATION


Available Distribution Amount                                               0.00

Aggregate Number of Outstanding Loans                                          0
Aggregate Unpaid Principal Balance of Loans                                 0.00
Aggregate Stated Principal Balance of Loans                                 0.00

Aggregate Amount of Servicing Fee                                           0.00
Aggregate Amount of Special Servicing Fee                                   0.00
Aggregate Amount of Trustee Fee                                             0.00
Aggregate Stand-by Fee                                                      0.00
Aggregate Trust Fund Expenses                                               0.00

Specially Serviced Loans not Delinquent
  Number of Outstanding Loans                                                  0
  Aggregate Unpaid Principal Balance                                        0.00


Appraisal Reduction Amount

                              Appraisal     Cumulative           Most Recent
Loan                          Reduction        ASER               App. Red.
Number                        Effected        Amount                Date

Total

--------------------------------------------------------------------------------
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                   Page 5 of 17

        [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY
COLUMBIA, MD 21044


              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2001-CKN5


                                    --------------------------------------------
                                     For Additional Information, please contact
                                              CTSLink Customer Service
                                                   (301) 815-6600
                                       Reports Available on the World Wide Web
                                               @ www.ctslink.com/cmbs
                                    --------------------------------------------

                                              PAYMENT DATE: 12/17/2001
                                               RECORD DATE: 12/11/2001


                           RATINGS DETAIL

                            Original Ratings          Current Ratings (1)
Class      CUSIP       Fitch    Moody's    S&P      Fitch    Moody's   S&P

  A-1
  A-2
  A-3
   B
   C
   D
   E
   F
   G
   H
   J
   K
   L
   M
   N
   O
  A-X
  A-CP
  A-Y

NR   - Designates that the class was not rated by the above agency at the time of original issuance.
X    - Designates that the above rating agency did not rate any classes in this transaction at the time of original issuance.
N/A  - Data not available this period.

1) For any class not rated at the time of original issuance by any particular rating agency, no request has been made subsequent to issuance to obtain rating information, if any, from such rating agency. The current ratings were obtained directly from the applicable rating agency within 30 days of the payment date listed above. The ratings may have changed since they were obtained. Because the ratings may have changed, you may want to obtain current ratings directly from the rating agencies.


Fitch, Inc.
One State Street Plaza
New York, New York 10004
(212) 908-0500

Moody's Investors Service
99 Church Street
New York, New York 10007
(212) 553-0300

Standard & Poor's Rating Services
55 Water Street
New York, New York 10041
(212) 438-2430

--------------------------------------------------------------------------------
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                   Page 6 of 17

        [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY
COLUMBIA, MD 21044


              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2001-CKN5


                                    --------------------------------------------
                                     For Additional Information, please contact
                                              CTSLink Customer Service
                                                   (301) 815-6600
                                       Reports Available on the World Wide Web
                                               @ www.ctslink.com/cmbs
                                    --------------------------------------------

                                              PAYMENT DATE: 12/17/2001
                                               RECORD DATE: 12/11/2001


            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES


                                                    SCHEDULED BALANCE

                                                                              % of
           Scheduled                        # of             Scheduled         Agg.      WAM                        Weighted
            Balance                         Loans            Balance           Bal.      (2)             WAC        Avg DSCR(1)














             Totals

                                               STATE(3)

                                                           % of
                        # of            Scheduled           Agg.      WAM                        Weighted
        State           Props              Balance          Bal.      (2)            WAC         Avg DSCR(1)














       Totals


See footnotes on last page of this section.

--------------------------------------------------------------------------------
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                   Page 7 of 17

        [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY
COLUMBIA, MD 21044


              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2001-CKN5


                                    --------------------------------------------
                                     For Additional Information, please contact
                                              CTSLink Customer Service
                                                   (301) 815-6600
                                       Reports Available on the World Wide Web
                                               @ www.ctslink.com/cmbs
                                    --------------------------------------------

                                              PAYMENT DATE: 12/17/2001
                                               RECORD DATE: 12/11/2001


            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

                           DEBT SERVICE COVERAGE RATIO

       Debt Service             # of            Scheduled         % of                                Weighted
      Coverage Ratio            loans            Balance           Agg.     WAM             WAC      Avg DSCR(1)
                                                                   Bal.     (2)





           Totals


                             PROPERTY TYPE (3)

            Property            # of           Scheduled          % of                                  Weighted
              Type             Props            Balance            Agg.       WAM            WAC       Avg DSCR(1)
                                                                   Bal.       (2)





           Totals


                                    NOTE RATE

             Note               # of            Scheduled         % of                                 Weighted
             Rate               loans            Balance           Agg.     WAM             WAC       Avg DSCR(1)
                                                                   Bal.      (2)





           Totals


                                    SEASONING

                                # of            Scheduled           % of                              Weighted
            Seasoning          Loans            Balance             Agg.      WAM          WAC        Avg DSCR(1)
                                                                    Bal.      (2)





           Totals


See footnotes on last page of this section.

--------------------------------------------------------------------------------
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                   Page 8 of 17

        [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY
COLUMBIA, MD 21044


              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2001-CKN5


                                    --------------------------------------------
                                     For Additional Information, please contact
                                              CTSLink Customer Service
                                                   (301) 815-6600
                                       Reports Available on the World Wide Web
                                               @ www.ctslink.com/cmbs
                                    --------------------------------------------

                                              PAYMENT DATE: 12/17/2001
                                               RECORD DATE: 12/11/2001


                           CURRENT MORTGAGE LOAND AND
                         PROPERTY STRATIFICATION TABLES


               ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)

       Anticipated            # of              Scheduled         % of                                Weighted
     Remaining Term(2)        loans              Balance           Agg.      WAM             WAC      Avg DSCR(1)
                                                                   Bal.      (2)





           Totals


                 REMAINING STATED TERM (FULLY AMORTIZING LOANS)

        Remaining                # of            Scheduled         % of                                 Weighted
        Stated Term              loans           Balance           Agg.     WAM            WAC       Avg DSCR(1)
                                                                   Bal.     (2)





           Totals

               REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)

        Remaining                # of            Scheduled         % of                                 Weighted
    Amortization Term            loans           Balance           Agg.     WAM            WAC       Avg DSCR(1)
                                                                   Bal.     (2)





           Totals


                             AGE OF MOST RECENT NOI

       Age of Most            # of              Scheduled         % of                                  Weighted
       Recent NOI             loans              Balance           Agg.     WAM            WAC        Avg DSCR(1)
                                                                   Bal.     (2)





           Totals


(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.

--------------------------------------------------------------------------------
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                   Page 9 of 17

        [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY
COLUMBIA, MD 21044


              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2001-CKN5


                                    --------------------------------------------
                                     For Additional Information, please contact
                                              CTSLink Customer Service
                                                   (301) 815-6600
                                       Reports Available on the World Wide Web
                                               @ www.ctslink.com/cmbs
                                    --------------------------------------------

                                              PAYMENT DATE: 12/17/2001
                                               RECORD DATE: 12/11/2001


                         MORTGAGE LOAN DETAIL

       Loan                Property                                          Interest          Principal          Gross
      Number      ODCR      Type(1)    City                  State           Payment             Payment          Coupon






Totals



       Loan      Anticipated                      Neg            Beginning             Ending                  Paid
      Number      Repayment       Maturity       Amort           Scheduled           Scheduled                 Thru
                    Date            Date         (Y/N)            Balance              Balance                 Date







Totals


                         Appraisal               Appraisal            Res.             Mod.
Loan Number              Reduction               Reduction           Strat.            Code
                           Date                   Amount              (2)              (3)







Totals


(1) Property Type Code    (2) Resolution Strategy Code            (3) Modification Code
----------------------    ----------------------------            ---------------------

MF- Multi-Family          1- Modification                         1- Maturity Date Extension
RT- Retail                2- Foreclosure                          2- Authorization Change
HC- Health Care           3- Bankruptcy                           3- Principal Write-Off
IN- Industrial            4- Extension                            4- Combination
WH- Warehouse             5- Note Sale
MH- Mobile Home Park      6- DPO
OF- Office                7- REO
MU- Mixed Use             8- Resolved
LO- Lodging               9- Pending Return to Master Servicer
SS- Self Storage          10- Deed In Lieu Of Foreclosure
OT- Other                 11- Full Payoff
                          12- Reps and Warranties
                          13- Other or TBD

--------------------------------------------------------------------------------
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                  Page 10 of 17

        [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY
COLUMBIA, MD 21044


              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2001-CKN5


                                    --------------------------------------------
                                     For Additional Information, please contact
                                              CTSLink Customer Service
                                                   (301) 815-6600
                                       Reports Available on the World Wide Web
                                               @ www.ctslink.com/cmbs
                                    --------------------------------------------

                                              PAYMENT DATE: 12/17/2001
                                               RECORD DATE: 12/11/2001


                          PRINCIPAL PREPAYMENT DETAIL

                                         Principal Prepayment Amount                   Prepayment Penalties
                Offering Document    -------------------------------------   ------------------------------------------------
Loan Number      Cross-Reference     Payoff Amount     Curtailment Amount     Percentage Premium     Yield Maintenance Charge












  Totals

--------------------------------------------------------------------------------
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                  Page 11 of 17

        [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY
COLUMBIA, MD 21044


              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2001-CKN5


                                    --------------------------------------------
                                     For Additional Information, please contact
                                              CTSLink Customer Service
                                                   (301) 815-6600
                                       Reports Available on the World Wide Web
                                               @ www.ctslink.com/cmbs
                                    --------------------------------------------

                                              PAYMENT DATE: 12/17/2001
                                               RECORD DATE: 12/11/2001

                            HISTORICAL DETAIL

                                                                Delinquencies
------------------------------------------------------------------------------------------------------------------------------------
Distribution           30-59 Days            60-89 Days        90 Days or More      Foreclosure          REO           Modifications
   Date             #   Balance           #   Balance        #     Balance       #     Balance      #    Balance    #     Balance


















                         Prepayments
--------------------------------------------------------
Distribution            Curtailments       Payoff
   Date               #      Balance     #      Balance













                      Rate and Maturities
---------------------------------------------------------
Distribution      Next Weighted Avg.            WAM
   Date           Coupon        Remit










Note: Foreclosure and REO Totals are excluded from the delinquencies.
--------------------------------------------------------------------------------
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                  Page 12 of 17

        [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY
COLUMBIA, MD 21044


              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2001-CKN5


                                    --------------------------------------------
                                     For Additional Information, please contact
                                              CTSLink Customer Service
                                                   (301) 815-6600
                                       Reports Available on the World Wide Web
                                               @ www.ctslink.com/cmbs
                                    --------------------------------------------

                                              PAYMENT DATE: 12/17/2001
                                               RECORD DATE: 12/11/2001


                        DELINQUENCY LOAN DETAIL


               Offering          # of              Paid         Current           Outstanding   Status of
Loan Number    Document         Months            Through        P & I              P & I        Mortgage
           Cross-Reference      Delinq.            Date         Advances           Advances**     Loan(1)











Totals


                     Resolution                                           Current          Outstanding     Bankruptcy     REO
Loan Number           Strategy            Servicing      Foreclosure     Servicing          Servicing         Date        Date
                       Code(2)          Transfer Date       Date         Advances            Advances








Totals


(1) Status of Mortgage Loan

A- Payment Not Received But Still in Grace Period
B- Late Payments But Less Than 1 Month Delinquent
0- Current
1- One Month Delinquent
2- Two Months Delinquent
3- Three or More Months Delinquent
4- Assumed Scheduled Payment (Performing Matured Loan)
7- Foreclosure
9- REO

(2) Resolution Strategy Code

1- Modification
2- Foreclosure
3- Bankruptcy
4- Extension
5- Note Sale
6- DPO
7- REO
8- Resolved
9- Pending Return to Master Servicer
10- Deed In Lieu Of Master Serciver
  - Full Payoff
  - Reps and Warranties
11- Other or TBD

--------------------------------------------------------------------------------
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                  Page 13 of 17

        [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY
COLUMBIA, MD 21044


              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2001-CKN5


                                    --------------------------------------------
                                     For Additional Information, please contact
                                              CTSLink Customer Service
                                                   (301) 815-6600
                                       Reports Available on the World Wide Web
                                               @ www.ctslink.com/cmbs
                                    --------------------------------------------

                                              PAYMENT DATE: 12/17/2001
                                               RECORD DATE: 12/11/2001

                     SPECIALLY SERVICED LOAN DETAIL - PART 1

                          Offering     Servicing  Resolution                                                        Net
Distribution    Loan      Document      Transfer   Strategy     Scheduled   Property          Interest  Actual   Operating
   Date        Number  Cross-Reference    Date      Code (1)     Balance    Type (2)   State    Rate    Balance   Income

















                                                          Remaining
Distribution     NOI                 Note     Maturity   Amortization
   Date          Date      DSCR      Date       Date         Term
















                          (1) Resolution Strategy Code
                          ----------------------------

1 - Modification         6 - DPO                  10 - Deed In Lieu Of
2 - Foreclosure          7 - REO                       Foreclosure
3 - Bankruptcy           8 - Resolved             11 - Full Payoff
4 - Extension            9 - Pending Return       12 - Reps and Warranties
5 - Note Sale                to Master Servicer   13 - Other or TBD

              (2) Property Type Code
              ----------------------

MF - Multi-Family             OF - Office
RT - Retail                   MU - Mixed use
HC - Health Care              LO - Lodging
IN - Industrial               SS - Self Storage
WH - Warehouse                OT - Other
MH - Mobile Home Park


--------------------------------------------------------------------------------
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                  Page 14 of 17

        [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY
COLUMBIA, MD 21044


              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2001-CKN5


                                    --------------------------------------------
                                     For Additional Information, please contact
                                              CTSLink Customer Service
                                                   (301) 815-6600
                                       Reports Available on the World Wide Web
                                               @ www.ctslink.com/cmbs
                                    --------------------------------------------

                                              PAYMENT DATE: 12/17/2001
                                               RECORD DATE: 12/11/2001

                    SPECIALLY SERVICED LOAN DETAIL - PART 2

                           Offering        Resolution      Site
Distribution    Loan        Document        Strategy    Inspection                 Appraisal  Appraisal      Other REO
    Date       Number   Cross-Reference     Code (1)       Date     Phase 1 Date      Date      Value     Property Revenue  Comment

















                          (1) Resolution Strategy Code
                          ----------------------------

1 - Modification         6 - DPO                    10 - Deed In Lieu Of
2 - Foreclosure          7 - REO                         Foreclosure
3 - Bankruptcy           8 - Resolved               11 - Full Payoff
4 - Extension            9 - Pending Return         12 - Reps and Warranties
5 - Note Sale                to Master Servicer     13 - Other or TBD


--------------------------------------------------------------------------------
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                  Page 15 of 17

        [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY
COLUMBIA, MD 21044


              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2001-CKN5


                                    --------------------------------------------
                                     For Additional Information, please contact
                                              CTSLink Customer Service
                                                   (301) 815-6600
                                       Reports Available on the World Wide Web
                                               @ www.ctslink.com/cmbs
                                    --------------------------------------------

                                              PAYMENT DATE: 12/17/2001
                                               RECORD DATE: 12/11/2001

                              MODIFIED LOAN DETAIL

                   Offering
 Loan              Document      Pre-Modification
Number         Cross-Reference        Balance           Modification Date                       Modification Description














Totals

--------------------------------------------------------------------------------
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                  Page 16 of 17

        [LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY
COLUMBIA, MD 21044


              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2001-CKN5


                                    --------------------------------------------
                                     For Additional Information, please contact
                                              CTSLink Customer Service
                                                   (301) 815-6600
                                       Reports Available on the World Wide Web
                                               @ www.ctslink.com/cmbs
                                    --------------------------------------------

                                              PAYMENT DATE: 12/17/2001
                                               RECORD DATE: 12/11/2001

                             LIQUIDATED LOAN DETAIL

       Final Recovery     Offering                                               Gross Proceeds
 Loan  Determination      Document     Appraisal  Appraisal  Actual    Gross        as a % of
Number     Date       Cross-Reference     Date      Value    Balance  Proceeds   Actual Balance















  Current Total
Cumulative Total

        Aggregate        Net        Net Proceeds              Repurchased
 Loan  Liquidation   Liquidation     as a % of      Realized   by Seller
Number   Expenses*     Proceeds    Actual Balance     Loss      (Y/N)













  Current Total
Cumulative Total


* Aggregate liquidation expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

--------------------------------------------------------------------------------
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                  Page 17 of 17

                            INTENTIONALLY LEFT BLANK

                                    EXHIBIT C

                  DECREMENT TABLES FOR THE OFFERED CERTIFICATES

                            INTENTIONALLY LEFT BLANK

                                    EXHIBIT D

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES


     Except in limited circumstances, the globally offered Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2001-CKN5, Class A-1, Class A-2, Class A-3, Class B, Class C and Class D, will be available only in book-entry form.

     The book-entry certificates will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding book-entry certificates through Clearstream, Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice, which is seven calendar days' settlement.

     Secondary market trading between investors holding book-entry certificates through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between member organizations of Clearstream, Luxembourg or Euroclear and DTC participants holding book-entry certificates will be accomplished on a delivery against payment basis through the respective depositaries of Clearstream, Luxembourg and Euroclear, in that capacity, as DTC participants.

     As described under "U.S. Federal Income Tax Documentation Requirements" below, non-U.S. holders of book-entry certificates will be subject to U.S. withholding taxes unless those holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations of their participants.

INITIAL SETTLEMENT

     All certificates of each class of offered certificates will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the book-entry certificates will be represented through financial institutions acting on their behalf as direct and indirect DTC participants. As a result, Clearstream, Luxembourg and Euroclear will hold positions on behalf of their member organizations through their respective depositaries, which in turn will hold positions in accounts as DTC participants.

     Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their book-entry certificates through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no "lock up" or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants. Secondary market trading between DTC participants will be settled in same-day funds.

     Trading between Clearstream, Luxembourg and/or Euroclear Participants. Secondary market trading between member organizations of Clearstream, Luxembourg or Euroclear will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

     Trading between DTC Seller and Clearstream, Luxembourg or Euroclear Purchaser. When book-entry certificates are to be transferred from the account of a DTC participant to the account of a member organization of Clearstream, Luxembourg or Euroclear, the purchaser will send instructions to Clearstream, Luxembourg or Euroclear through that member organization at least one business day prior to settlement. Clearstream, Luxembourg or Euroclear, as the case may be, will instruct the respective depositary to receive the book-entry certificates against payment. Payment will include interest accrued on the book-entry certificates from and including the last coupon distribution date to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. Payment will then be made by the respective depositary to the DTC participant's account against delivery of the book-entry certificates. After settlement has been completed, the book-entry certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the account of the member organization of Clearstream, Luxembourg or Euroclear, as the case may be. The securities credit will appear the next day, European time, and the cash debit will be back-valued to, and the interest on the book-entry certificates will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, which means the trade fails, the Clearstream, Luxembourg or Euroclear cash debit will be valued instead as of the actual settlement date.

     Member organizations of Clearstream, Luxembourg and Euroclear will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream, Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream, Luxembourg or Euroclear until the book-entry certificates are credited to their accounts one day later.

     As an alternative, if Clearstream, Luxembourg or Euroclear has extended a line of credit to them, member organizations of Clearstream, Luxembourg or Euroclear can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, the member organizations purchasing book-entry certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the book-entry certificates were credited to their accounts. However, interest on the book-entry certificates would accrue from the value date. Therefore, in many cases the investment income on the book-entry certificates earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although this result will depend on the cost of funds of the respective member organization of Clearstream, Luxembourg or Euroclear.

     Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending book-entry certificates to the respective depositary for the benefit of member organizations of Clearstream, Luxembourg or Euroclear. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

     Trading between Clearstream, Luxembourg or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, member organizations of Clearstream, Luxembourg or Euroclear may employ their customary procedures for transactions in which book-entry certificates are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream, Luxembourg or Euroclear through a member organization of Clearstream, Luxembourg or Euroclear at least one business day prior to settlement. In these cases, Clearstream, Luxembourg or Euroclear, as appropriate, will instruct the respective depositary to deliver the book-entry certificates to the DTC participant's account against payment. Payment will include interest accrued on the book-entry certificates from and including the last coupon distribution date to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. The payment will then be reflected in the account of the member organization of Clearstream, Luxembourg or Euroclear the following day, and receipt of the cash proceeds in the account of that member organization of Clearstream, Luxembourg or Euroclear would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the member organization of Clearstream, Luxembourg or Euroclear have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over the one-day period. If settlement is not completed on the intended value date, which means the trade fails, receipt of the cash proceeds in the account of the member organization of Clearstream, Luxembourg or Euroclear would be valued instead as of the actual settlement date.

     Finally, day traders that use Clearstream, Luxembourg or Euroclear and that purchase book-entry certificates from DTC participants for delivery to member organizations of Clearstream, Luxembourg or Euroclear should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

     o borrowing through Clearstream, Luxembourg or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream, Luxembourg or Euroclear accounts, in accordance with the clearing system's customary procedures;

     o borrowing the book-entry certificates in the United States from a DTC participant no later than one day prior to settlement, which would allow sufficient time for the book-entry certificates to be reflected in their Clearstream, Luxembourg or Euroclear accounts in order to settle the sale side of the trade; or

     o staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the member organization of Clearstream, Luxembourg or Euroclear.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A holder that is not a "United States person" (a "U.S. person") within the meaning of Section 7701(a)(30) of the Internal Revenue Code (a "non-U.S. holder") holding a book-entry certificate through Clearstream, Luxembourg, Euroclear or DTC may be subject to U.S. withholding tax at a rate of 30% unless such holder provides certain documentation to the issuer of such holder's book-entry certificate, the paying agent or any other entity required to withhold tax (any of the foregoing, a "U.S. withholding agent") establishing an exemption from withholding. A non-U.S. holder may be subject to 30% withholding unless each U.S. withholding agent receives:

     1. from a non-U.S. holder that is classified as a corporation for U.S. federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate) based on a treaty, a duly completed and executed IRS Form W-8BEN (or any successor form);

     2. from a non-U.S. holder that is eligible for an exemption on the basis that the holder's income from the certificate is effectively connected to its U.S. trade or business, a duly completed and executed IRS Form W-8ECI (or any successor form);

     3. from a non-U.S. holder that is classified as a partnership for U.S. federal income tax purposes, a duly completed and executed IRS Form W-8IMY (or any successor form) with all supporting documentation (as specified in the U.S. Treasury Regulations) required to substantiate exemptions from withholding on behalf of its partners; certain partnerships may enter into agreements with the IRS providing for different documentation requirements and it is recommended that such partnerships consult their tax advisors with respect to these certification rules;

     4. from a non-U.S. holder that is an intermediary (i.e., a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a certificate):

         (a) if the intermediary is a "qualified intermediary" within the meaning of section 1.1441-1(e)(5)(ii) of the U.S. Treasury Regulations (a "qualified intermediary"), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)--

             (i) stating the name, permanent residence address and qualified intermediary employer identification number of the qualified intermediary and the country under the laws of which the qualified intermediary is created, incorporated or governed,

             (ii) certifying that the qualified intermediary has provided, or will provide, a withholding statement as required under section 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations,

             (iii) certifying that, with respect to accounts it identifies on its withholding statement, the qualified intermediary is not acting for its own account but is acting as a qualified intermediary, and

             (iv) providing any other information, certifications, or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information and certifications described in section 1.1441-1(e)(3)(ii) or 1.1441-1(e)(5)(v) of the U.S. Treasury
                    Regulations; or

         (b) if the intermediary is not a qualified intermediary (a "nonqualified intermediary"), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)--

             (i) stating the name and permanent residence address of the nonqualified intermediary and the country under the laws of which the nonqualified intermediary is created, incorporated or governed,

             (ii) certifying that the nonqualified intermediary is not acting for its own account,

             (iii) certifying that the nonqualified intermediary has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of such nonqualified intermediary's beneficial owners, and

             (iv) providing any other information, certifications or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information, certifications, and statements described in section 1.1441-1(e)(3)(iii) or (iv) of the U.S. Treasury Regulations; or

     5. from a non-U.S. holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of the certificate, either an IRS Form W-8BEN or W-8IMY; any non-U.S. holder that is a trust should consult its tax advisors to determine which of these forms it should provide.

     All non-U.S. holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the U.S. Treasury Regulations. These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. Under certain circumstances, an IRS Form W-8BEN, if furnished with a taxpayer identification number, remains in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.

     In addition, all holders, including holders that are U.S. persons, holding book-entry certificates through Clearstream, Luxembourg, Euroclear or DTC may be subject to backup withholding at a rate of 31% unless the holder--

     o provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a non-U.S. holder;

     o provides a duly completed and executed IRS Form W-9, if the holder is a U.S. person; or

     o can be treated as a "exempt recipient" within the meaning of section 1.6049-4(c)(1)(ii) of the U.S. Treasury Regulations (e.g., a corporation or a financial institution such as a bank).

     This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are non-U.S. holders. Such holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates.

                            INTENTIONALLY LEFT BLANK

                            INTENTIONALLY LEFT BLANK

       CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP., THE DEPOSITOR COMMERCIAL/MULTIFAMILY MORTGAGE PASS-THROUGH CERTIFICATES, ISSUABLE IN SERIES

         Our name is Credit Suisse First Boston Mortgage Securities Corp. We intend to offer from time to time commercial/multifamily mortgage pass-through certificates. These offers may be made through one or more different methods, including offerings through underwriters. We do not currently intend to list the offered certificates of any series on any national securities exchange or the NASDAQ stock market. See "Plan of Distribution."

         The offered certificates will be issuable in series. Each series of offered certificates will have its own series designation; consist of one or more classes with various payment characteristics; evidence beneficial ownership interests in a trust established by us; and be payable solely out of the related trust assets.

         The assets of each of our trusts will include mortgage loans secured by first and junior liens on, or security interests in, various interests in commercial and multifamily real properties; mortgage-backed securities that directly or indirectly evidence interests in, or are directly or indirectly secured by, those types of mortgage loans; or some combination of those types of mortgage loans and mortgage-backed securities. Trust assets may also include letters of credit, surety bonds, insurance policies, guarantees, credit derivatives, reserve funds, guaranteed investment contracts, interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements, or other similar instruments and agreements.

         In connection with each offering, we will prepare a supplement to this prospectus in order to describe in more detail the particular certificates being offered and the related trust assets. In that document, we will also state the price to public for each class of offered certificates or explain the method for determining that price. In that document, we will also identify the applicable lead or managing underwriter(s), if any, and provide information regarding the relevant underwriting arrangements and the underwriters' compensation. You may not purchase the offered certificates of any series unless you have also received the prospectus supplement for that series.

         YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE 12 IN THIS PROSPECTUS, AS WELL AS THOSE SET FORTH IN THE RELATED PROSPECTUS SUPPLEMENT, PRIOR TO INVESTING.

         No governmental agency or instrumentality will insure or guarantee payment on the offered certificates. Neither we nor any of our affiliates are responsible for making payments on the offered certificates if collections on the related trust assets are insufficient.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                The date of this prospectus is October 22, 2001.

                                TABLE OF CONTENTS

                                                     PAGE
                                                     ----
IMPORTANT NOTICE ABOUT THE INFORMATION
PRESENTED IN THIS PROSPECTUS...........................3

AVAILABLE INFORMATION; INCORPORATION BY REFERENCE......3

SUMMARY OF PROSPECTUS..................................4

RISK FACTORS..........................................12

CAPITALIZED TERMS USED IN THIS PROSPECTUS.............29

CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP...29

USE OF PROCEEDS.......................................30

DESCRIPTION OF THE TRUST ASSETS.......................30

YIELD AND MATURITY CONSIDERATIONS.....................54

DESCRIPTION OF THE CERTIFICATES.......................59

DESCRIPTION OF THE GOVERNING DOCUMENTS................68

DESCRIPTION OF CREDIT SUPPORT.........................77

LEGAL ASPECTS OF MORTGAGE LOANS.......................79

FEDERAL INCOME TAX CONSEQUENCES.......................90

STATE AND OTHER TAX CONSEQUENCES.....................124

ERISA CONSIDERATIONS.................................124

LEGAL INVESTMENT.....................................127

PLAN OF DISTRIBUTION.................................129

LEGAL MATTERS........................................130

FINANCIAL INFORMATION................................130

RATING...............................................130

GLOSSARY.............................................132

       IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS

         When deciding whether to invest in any of the offered certificates, you should only rely on the information contained in this prospectus and the related prospectus supplement. We have not authorized any dealer, salesman or other person to give any information or to make any representation that is different. In addition, information in this prospectus or any related prospectus supplement is current only as of the date on its cover. By delivery of this prospectus and any related prospectus supplement, we are not offering to sell any securities, and are not soliciting an offer to buy any securities, in any state where the offer and sale is not permitted.

                AVAILABLE INFORMATION; INCORPORATION BY REFERENCE

         We have filed with the SEC a registration statement under the Securities Act of 1933, as amended, with respect to the certificates offered by this prospectus. This prospectus forms a part of the registration statement. This prospectus and the related prospectus supplement do not contain all of the information with respect to an offering that is contained in the registration statement. For further information regarding the documents referred to in this prospectus and the related prospectus supplement, you should refer to the registration statement and its exhibits. You can inspect the registration statement and its exhibits, and make copies of these documents at prescribed rates, at the public reference facilities maintained by the SEC at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: Chicago Regional Office, 500 West Madison, 14th Floor, Chicago, Illinois 60661; and New York Regional Office, Seven World Trade Center, New York, New York 10048. You can also obtain copies of these materials electronically through the SEC's Web site (http://www.sec.gov).

         In connection with each series of offered certificates, we will file or arrange to have filed with the SEC with respect to the related trust any periodic reports that are required under the Securities Exchange Act of 1934, as amended. All documents and reports that are so filed for the related trust prior to the termination of an offering of certificates are incorporated by reference into, and should be considered a part of, this prospectus. Upon request, we will provide without charge to each person receiving this prospectus in connection with an offering, a copy of any or all documents or reports that are so incorporated by reference. All requests should be directed to us in writing at Eleven Madison Avenue, New York, New York 10010, telephone number (212) 325-2000.

                              SUMMARY OF PROSPECTUS

         This summary contains selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of a particular offering of certificates, you should read carefully this prospectus and the related prospectus supplement in full.

WHO WE ARE........................  Credit Suisse First Boston Mortgage
                                    Securities Corp. Our principal offices are located at Eleven Madison Avenue, New York, New York 10010, telephone number (212) 325-2000. We are a wholly-owned subsidiary of Credit Suisse First Boston Management Corporation, which in turn is a wholly-owned subsidiary of Credit Suisse First Boston, Inc. See "Credit Suisse First Boston Mortgage Securities Corp."

THE SECURITIES BEING OFFERED......  The securities that will be offered by this prospectus and the related prospectus
                                    supplements consist of commercial/
                                    multifamily mortgage pass-through
                                    certificates. These certificates will be issued in series, and each series will, in turn, consist of one or more classes. Each class of offered certificates must, at the time of issuance, be assigned an investment grade rating by at least one nationally recognized statistical rating organization. Typically, the four highest rating categories, within which there may be sub-categories or gradations to indicate relative standing, signify investment grade. See "Rating."

                                    Each series of offered certificates will evidence beneficial ownership interests in a trust established by us and containing the assets described in this prospectus and the related prospectus supplement.

THE OFFERED CERTIFICATES MAY BE
ISSUED WITH OTHER CERTIFICATES....  We may not publicly offer all the commercial/multifamily mortgage pass-through certificates evidencing interests in one of our trusts. We may elect to retain some of those certificates, to place some privately with institutional investors or to deliver some to the applicable seller as partial consideration for the related mortgage assets. In addition, some of those certificates may not satisfy the rating requirement for offered certificates described under "--The Securities Being Offered" above.

THE GOVERNING DOCUMENTS...........  In general, a pooling and servicing agreement or other similar agreement or
                                    collection of agreements will govern, among other things--

                                    o        the issuance of each series of
                                             offered certificates;

                                    o        the creation of and transfer of
                                             assets to the related trust; and

                                    o        the servicing and administration of
                                             those assets.

                                    The parties to the governing document(s) for a series of offered certificates will always include us and a trustee. We will be responsible for establishing the trust relating to each series of offered certificates. In addition, we will transfer or arrange for the transfer of the initial trust assets to that trust. In general, the trustee for a series of offered certificates will be responsible for, among other things, making payments and preparing and disseminating various reports to the holders of those offered certificates.

                                    If the trust assets for a series of offered certificates include mortgage loans, the parties to the governing document(s) will also include--

                                    o        a master servicer that will
                                             generally be responsible for
                                             performing customary servicing
                                             duties with respect to those
                                             mortgage loans that are not
                                             defaulted or otherwise problematic
                                             in any material respect; and

                                    o        a special servicer that will
                                             generally be responsible for
                                             servicing and administering those
                                             mortgage loans that are defaulted
                                             or otherwise problematic in any
                                             material respect and real estate
                                             assets acquired as part of the
                                             related trust with respect to
                                             defaulted mortgage loans.

                                    The same person or entity, or affiliated entities, may act as both master servicer and special servicer for any trust.

                                    If the trust assets for a series of offered certificates include mortgage-backed securities, the parties to the governing document(s) may also include a manager that will be responsible for performing various administrative duties with respect to those mortgage-backed securities. If the related trustee assumes those duties, however, there will be no manager.

                                    In the related prospectus supplement, we will identify the trustee and any master servicer, special servicer or manager for each series of offered certificates and their respective duties. See "Description of the Governing Documents."

CHARACTERISTICS OF THE
MORTGAGE ASSETS..................   The trust assets with respect to any series
                                    of offered certificates will, in general, include mortgage loans. Each of those mortgage loans will constitute the obligation of one or more persons to repay a debt. The performance of that obligation will be secured by a first or junior lien on, or security interest in, the ownership, leasehold or other interest(s) of the related borrower or another person in or with respect to one or more commercial or multifamily real properties. In particular, those properties may include-

                                    o        rental or cooperatively-owned
                                             buildings with multiple dwelling
                                             units;

                                    o        retail properties related to the
                                             sale of consumer goods and other
                                             products, or related to providing
                                             entertainment, recreational or
                                             personal services, to the general
                                             public;

                                    o        office buildings;

                                    o        hospitality properties;

                                    o        casino properties;

                                    o        health care-related facilities;

                                    o        industrial facilities;

                                    o        warehouse facilities,
                                             mini-warehouse facilities and
                                             self-storage facilities;

                                    o        restaurants, taverns and other
                                             establishments involved in the food
                                             and beverage industry;

                                    o        manufactured housing communities,
                                             mobile home parks and recreational
                                             vehicle parks;

                                    o        recreational and resort properties;

                                    o        arenas and stadiums;

                                    o        churches and other religious
                                             facilities;

                                    o        parking lots and garages;

                                    o        mixed use properties;

                                    o        other income-producing properties;
                                             and/or

                                    o        unimproved land.

                                    The mortgage loans underlying a series of offered certificates may have a variety of payment terms. For example, any of those mortgage loans--

                                    o        may provide for the accrual of
                                             interest at a mortgage interest
                                             rate that is fixed over its term,
                                             that resets on one or more
                                             specified dates or that otherwise
                                             adjusts from time to time;

                                    o        may provide for the accrual of
                                             interest at a mortgage interest
                                             rate that may be converted at the
                                             borrower's election from an
                                             adjustable to a fixed interest rate
                                             or from a fixed to an adjustable
                                             interest rate;

                                    o        may provide for no accrual of
                                             interest;

                                    o        may provide for level payments to
                                             stated maturity, for payments that
                                             reset in amount on one or more
                                             specified dates or for payments
                                             that otherwise adjust from time to
                                             time to accommodate changes in the
                                             mortgage interest rate or to
                                             reflect the occurrence of specified
                                             events;

                                    o        may be fully amortizing or,
                                             alternatively, may be partially
                                             amortizing or nonamortizing, with a
                                             substantial payment of principal
                                             due on its stated maturity date;

                                    o        may permit the negative
                                             amortization or deferral of accrued
                                             interest;

                                    o        may prohibit some or all voluntary
                                             prepayments or require payment of a
                                             premium, fee or charge in
                                             connection with those prepayments;

                                    o        may permit defeasance and the
                                             release of real property collateral
                                             in connection with that defeasance;

                                    o        may provide for payments of
                                             principal, interest or both, on due
                                             dates that occur monthly,
                                             bi-monthly, quarterly,
                                             semi-annually, annually or at some
                                             other interval; and/or

                                    o        may have two or more component
                                             parts, each having characteristics
                                             that are otherwise described in
                                             this prospectus as being
                                             attributable to separate and
                                             distinct mortgage loans.

                                    Most, if not all, of the mortgage loans
                                    underlying a series of offered certificates will be secured by liens on real properties located in the United States, its territories and possessions. However, some of those mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent more than 10% of the related mortgage asset pool, by balance.

                                    We do not originate mortgage loans. However, some or all of the mortgage loans included in one of our trusts may be originated by our affiliates.

                                    Neither we nor any of our affiliates will guarantee or insure repayment of any of the mortgage loans underlying a series of offered certificates. Unless we expressly state otherwise in the related prospectus supplement, no governmental agency or instrumentality will guarantee or insure repayment of any of the mortgage loans underlying a series of offered certificates. See "Description of the Trust Assets-- Mortgage Loans."

                                    The trust assets with respect to any series of offered certificates may also include mortgage participations, mortgage pass-through certificates, collateralized mortgage obligations and other mortgage-backed securities, that evidence an interest in, or are secured by a pledge of, one or more mortgage loans of the type described above. We will not include a mortgage-backed security among the trust assets with respect to any series of offered certificates unless--

                                    o        the security has been registered
                                             under the Securities Act of 1933,
                                             as amended; or

                                    o        we would be free to publicly resell
                                             the security without registration.


                                    See "Description of the Trust Assets--
                                    Mortgage-Backed Securities."

                                    We will describe the specific
                                    characteristics of the mortgage assets
                                    underlying a series of offered certificates in the related prospectus supplement.

                                    In general, the total outstanding principal balance of the mortgage assets transferred by us to any particular trust will equal or exceed the initial total outstanding principal balance of the related series of certificates. In the event that the total outstanding principal balance of the related mortgage assets initially delivered by us to the related trustee is less than the initial total outstanding principal balance of any series of certificates, we may deposit or arrange for the deposit of cash or liquid investments on an interim basis with the related trustee to cover the shortfall. For 90 days following the date of initial issuance of that series of certificates, we will be entitled to obtain a release of the deposited cash or investments if we deliver or arrange for delivery of a corresponding amount of mortgage assets. If we fail, however, to deliver mortgage assets sufficient to make up the entire shortfall, any of the cash or, following liquidation, investments remaining on deposit with the related trustee will be used by the related trustee to pay down the total principal balance of the related series of certificates, as described in the related prospectus supplement.

SUBSTITUTION, ACQUISITION AND
REMOVAL OF MORTGAGE ASSETS........  If so specified in the related prospectus supplement, we or another specified person or entity may be permitted, at our or its option, but subject to the conditions specified in that prospectus supplement, to acquire from the related trust particular mortgage assets underlying a series of certificates in exchange for-

                                    o        cash that would be applied to pay
                                             down the principal balances of
                                             certificates of that series; and/or

                                    o        other mortgage loans or
                                             mortgage-backed securities that--

                                             1.      conform to the description
                                                     of mortgage assets in this
                                                     prospectus; and

                                             2.      satisfy the criteria set
                                                     forth in the related
                                                     prospectus supplement.

                                    In addition, if so specified in the related prospectus supplement, the related trustee may be authorized or required, to apply collections on the mortgage assets underlying a series of offered certificates to acquire new mortgage loans or mortgage-backed securities that--

                                    o        conform to the description of
                                             mortgage assets in this prospectus;
                                             and

                                    o        satisfy the criteria set forth in
                                             the related prospectus supplement.

                                    No replacement of mortgage assets or
                                    acquisition of new mortgage assets will be permitted if it would result in a qualification, downgrade or withdrawal of the then-current rating assigned by any rating agency to any class of affected offered certificates.

CHARACTERISTICS OF THE
OFFERED CERTIFICATES.............   An offered certificate may entitle the
                                    holder to receive-

                                    o        a stated principal amount;

                                    o        interest on a principal balance or
                                             notional amount, at a fixed,
                                             variable or adjustable pass-through
                                             rate;

                                    o        specified, fixed or variable
                                             portions of the interest, principal
                                             or other amounts received on the
                                             related mortgage assets;

                                    o        payments of principal, with
                                             disproportionate, nominal or no
                                             payments of interest;

                                    o        payments of interest, with
                                             disproportionate, nominal or no
                                             payments of principal;

                                    o        payments of interest or principal
                                             that commence only as of a
                                             specified date or only after the
                                             occurrence of specified events,
                                             such as the payment in full of the
                                             interest and principal outstanding
                                             on one or more other classes of
                                             certificates of the same series;

                                    o        payments of principal to be made,
                                             from time to time or for designated
                                             periods, at a rate that is--

                                             1.       faster and, in some cases,
                                                      substantially faster, or

                                             2.       slower and, in some cases,
                                                      substantially slower,

                                             than the rate at which payments or
                                             other collections of principal are
                                             received on the related mortgage
                                             assets;

                                    o        payments of principal to be made,
                                             subject to available funds, based
                                             on a specified principal payment
                                             schedule or other methodology; or

                                    o        payments of all or part of the
                                             prepayment or repayment premiums,
                                             fees and charges, equity
                                             participations payments or other
                                             similar items received on the
                                             related mortgage assets.

                                    Any class of offered certificates may be senior or subordinate to one or more other classes of certificates of the same series, including a non-offered class of certificates of that series, for purposes of some or all payments and/or allocations of losses.

                                    A class of offered certificates may have two or more component parts, each having characteristics that are otherwise described in this prospectus as being attributable to separate and distinct classes.

                                    We will describe the specific
                                    characteristics of each class of offered certificates in the related prospectus supplement. See "Description of the Certificates."

CREDIT SUPPORT AND REINVESTMENT,
INTEREST RATE AND CURRENCY
RELATED PROTECTION FOR THE
OFFERED CERTIFICATES..............  Some classes of offered certificates may be protected in full or in part against
                                    defaults and losses, or select types of
                                    defaults and losses, on the related mortgage assets through the subordination of one or more other classes of certificates of the same series or by other types of credit support. The other types of credit support may include a letter of credit, a surety bond, an insurance policy, a guarantee, a credit derivative or a reserve fund. We will describe the credit support, if any, for each class of offered certificates in the related prospectus supplement.

                                    The trust assets with respect to any series of offered certificates may also include any of the following agreements-

                                    o        guaranteed investment contracts in
                                             accordance with which moneys held
                                             in the funds and accounts
                                             established with respect to those
                                             offered certificates will be
                                             invested at a specified rate;

                                    o        interest rate exchange agreements,
                                             interest rate cap or floor
                                             agreements, or other agreements and
                                             arrangements designed to reduce the
                                             effects of interest rate
                                             fluctuations on the related
                                             mortgage assets or on one or more
                                             classes of those offered
                                             certificates; or

                                    o        currency exchange agreements or
                                             other agreements and arrangements
                                             designed to reduce the effects of
                                             currency exchange rate fluctuations
                                             with respect to the related
                                             mortgage assets and one or more
                                             classes of those offered
                                             certificates.

                                    We will describe the types of reinvestment, interest rate and currency related protection, if any, for each class of offered certificates in the related prospectus supplement.

                                    See "Risk Factors," "Description of the
                                    Trust Assets" and "Description of Credit
                                    Support."

ADVANCES WITH RESPECT TO
THE MORTGAGE ASSETS..............   If the trust assets for a series of offered
                                    certificates include mortgage loans, then, as and to the extent described in the related prospectus supplement, the related master servicer, the related special servicer, the related trustee, any related provider of credit support and/or any other specified person may be obligated to make, or may have the option of making, advances with respect to those mortgage loans to cover--

                                    o        delinquent scheduled payments of
                                             principal and/or interest, other
                                             than balloon payments;

                                    o        property protection expenses;

                                    o        other servicing expenses; or

                                    o        any other items specified in the
                                             related prospectus supplement.

                                    Any party making advances will be entitled to reimbursement from subsequent recoveries on the related mortgage loan and as otherwise described in this prospectus or the related prospectus supplement. That party may also be entitled to receive interest on its advances for a specified period. See "Description of the Certificates--Advances."

                                    If the trust assets for a series of offered certificates include mortgage-backed securities, we will describe in the related prospectus supplement any comparable advancing obligations with respect to those mortgage-backed securities or the underlying mortgage loans.

OPTIONAL TERMINATION.............   We will describe in the related prospectus
                                    supplement any circumstances in which a
                                    specified party is permitted or obligated to purchase or sell any of the mortgage assets underlying a series of offered certificates.
                                    In particular, a master servicer, special servicer or other designated party may be permitted or obligated to purchase or sell--

                                    o        all the mortgage assets in any
                                             particular trust, thereby resulting
                                             in a termination of the trust; or

                                    o        that portion of the mortgage assets
                                             in any particular trust as is
                                             necessary or sufficient to retire
                                             one or more classes of offered
                                             certificates of the related series.

                                    o        See "Description of the
                                             Certificates--Termination."

CERTAIN FEDERAL INCOME
TAX CONSEQUENCES.................  Any class of offered certificates will constitute or evidence ownership of-

                                    o        regular interests or residual
                                             interests in a real estate mortgage
                                             investment conduit under Sections
                                             860A through 860G of the Internal
                                             Revenue Code of 1986; or

                                    o        interests in a grantor trust under
                                             Subpart E of Part I of Subchapter J
                                             of the Internal Revenue Code of
                                             1986.

                                    o        See "Federal Income Tax
                                             Consequences."

CERTAIN ERISA CONSIDERATIONS......  If you are a fiduciary of an employee benefit plan or other retirement plan or arrangement, you should review with your legal advisor whether the purchase or holding of offered certificates could give rise to a transaction that is prohibited or is not otherwise permissible under applicable law. See "ERISA Considerations."

LEGAL INVESTMENT..................  If your investment authority is subject to legal restrictions, you should consult your legal advisor to determine whether and to what extent the offered certificates constitute a legal investment for you. We will specify in the related prospectus supplement which classes of the offered certificates will constitute mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. See "Legal Investment."

                                  RISK FACTORS

         You should consider the following factors, as well as the factors set forth under "Risk Factors" in the related prospectus supplement, in deciding whether to purchase any offered certificates.

LIMITED LIQUIDITY OF YOUR CERTIFICATES MAY HAVE AN ADVERSE IMPACT ON YOUR ABILITY TO SELL YOUR OFFERED CERTIFICATES

         The offered certificates may have limited or no liquidity. We cannot assure you that a secondary market for your offered certificates will develop. There will be no obligation on the part of anyone to establish a secondary market. Even if a secondary market does develop for your offered certificates, it may provide you with less liquidity than you anticipated and it may not continue for the life of your offered certificates.

         We will describe in the related prospectus supplement the information that will be available to you with respect to your offered certificates. The limited nature of the information may adversely affect the liquidity of your offered certificates.

         We do not currently intend to list the offered certificates on any national securities exchange or the NASDAQ stock market.

         Lack of liquidity will impair your ability to sell your offered certificates and may prevent you from doing so at a time when you may want or need to. Lack of liquidity could adversely affect the market value of your offered certificates. We do not expect that you will have any redemption rights with respect to your offered certificates.

         If you decide to sell your offered certificates, you may have to sell them at a discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related mortgage assets. Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

THE MARKET VALUE OF YOUR CERTIFICATES WILL BE SENSITIVE TO FACTORS UNRELATED TO THE PERFORMANCE OF YOUR CERTIFICATES AND THE UNDERLYING MORTGAGE ASSETS.

         The market value of your certificates can decline even if those certificates and the underlying mortgage assets are performing at or above your expectations.

         The market value of your certificates will be sensitive to fluctuations in current interest rates. However, a change in the market value of your certificates as a result of an upward or downward movement in current interest rates may not equal the change in the market value of your certificates as a result of an equal but opposite movement in interest rates.

         The market value of your certificates will also be influenced by the supply of and demand for commercial mortgage-backed securities generally. The supply of commercial mortgage-backed securities will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in portfolio, that are available for securitization. A number of factors will affect investors' demand for commercial mortgage-backed securities, including--

         o the availability of alternative investments that offer high yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid;

         o legal and other restrictions that prohibit a particular entity from investing in commercial mortgage-backed securities or limit the amount or types of commercial mortgage-backed securities that it may acquire;

         o investors' perceptions regarding the commercial and multifamily real estate markets which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on mortgage loans secured by income-producing properties; and

         o investors' perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial and multifamily real estate markets.

         If you decide to sell your certificates, you may have to sell at discount from the price you paid for reasons unrelated to the performance of your certificates or the related mortgage assets. Pricing information regarding your certificates may not be generally available on an ongoing basis.

LIMITED ASSETS OF EACH TRUST MAY ADVERSELY IMPACT YOUR ABILITY TO RECOVER YOUR INVESTMENT IN THE EVENT OF LOSS ON THE UNDERLYING MORTGAGE ASSETS

         The offered certificates do not represent obligations of any person or entity and do not represent a claim against any assets other than those of the related trust. Unless the related prospectus supplement states otherwise, no governmental agency or instrumentality will guarantee or insure payment on the offered certificates. In addition, neither we nor our affiliates are responsible for making payments on the offered certificates if collections on the related trust assets are insufficient. If the related trust assets are insufficient to make payments on your offered certificates, no other assets will be available to you for payment of the deficiency, and you will bear the resulting loss. Any advances made by a master servicer or other party with respect to the mortgage assets underlying your offered certificates are intended solely to provide liquidity and not credit support. The party making those advances will have a right to reimbursement, probably with interest, which is senior to your right to receive payment on your offered certificates.

PREPAYMENT CONSIDERATIONS; VARIABILITY IN AVERAGE LIFE OF OFFERED CERTIFICATES; SPECIAL YIELD CONSIDERATIONS

         The Terms of the Underlying Mortgage Loans Will Affect Payments on Your Offered Certificates. Each of the mortgage loans underlying the offered certificates will specify the terms on which the related borrower must repay the outstanding principal amount of the loan. The rate, timing and amount of scheduled payments of principal may vary, and may vary significantly, from mortgage loan to mortgage loan. The rate at which the underlying mortgage loans amortize will directly affect the rate at which the principal balance or notional amount of your offered certificates is paid down or otherwise reduced.

         In addition, any mortgage loan underlying the offered certificates may permit the related borrower during some or all of the loan term to prepay the loan. In general, a borrower will be more likely to prepay its mortgage loan when it has an economic incentive to do so, such as obtaining a larger loan on the same underlying real property or a lower or otherwise more advantageous interest rate through refinancing. If a mortgage loan includes some form of prepayment restriction, the likelihood of prepayment should decline. These restrictions may include--

         o an absolute or partial prohibition against voluntary prepayments during some or all of the loan term; or

         o a requirement that voluntary prepayments be accompanied by some form of prepayment premium, fee or charge during some or all of the loan term.

In many cases, however, there will be no restriction associated with the application of insurance proceeds or condemnation proceeds as a prepayment of principal.

         The Terms of the Underlying Mortgage Loans Do Not Provide Absolute Certainty as Regards the Rate, Timing and Amount of Payments on Your Offered Certificates. Notwithstanding the terms of the mortgage loans backing your offered certificates, the amount, rate and timing of payments and other collections on those mortgage loans will, to some degree, be unpredictable because of borrower defaults and because of casualties and condemnations with respect to the underlying real properties.

         The investment performance of your offered certificates may vary materially and adversely from your expectations due to--

         o the rate of prepayments and other unscheduled collections of principal on the underlying mortgage loans being faster or slower than you anticipated; or

         o the rate of defaults on the underlying mortgage loans being faster, or the severity of losses on the underlying mortgage loans being greater, than you anticipated.

         The actual yield to you, as a holder of an offered certificate, may not equal the yield you anticipated at the time of your purchase, and the total return on investment that you expected may not be realized. In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment, default and loss assumptions to be used. If the trust assets underlying your offered certificates include mortgage-backed securities, the terms of those securities may lessen or increase the effects to you that may result from prepayments, defaults and losses on the mortgage loans that ultimately back those securities.

         Prepayments on the Underlying Mortgage Loans Will Affect the Average Life of Your Offered Certificates; and the Rate and Timing of those Prepayments May Be Highly Unpredictable. Payments of principal and/or interest on your offered certificates will depend upon, among other things, the rate and timing of payments on the related mortgage assets. Prepayments on the underlying mortgage loans may result in a faster rate of principal payments on your offered certificates, thereby resulting in a shorter average life for your offered certificates than if those prepayments had not occurred. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates. As a result, repayment of your offered certificates could occur significantly earlier or later, and the average life of your offered certificates could be significantly shorter or longer, than you expected.

         The extent to which prepayments on the underlying mortgage loans ultimately affect the average life of your offered certificates depends on the terms and provisions of your offered certificates. A class of offered certificates may entitle the holders to a pro rata share of any prepayments on the underlying mortgage loans, to all or a disproportionately large share of those prepayments, or to none or a disproportionately small share of those prepayments. If you are entitled to a disproportionately large share of any prepayments on the underlying mortgage loans, your offered certificates may be retired at an earlier date. If, however, you are only entitled to a small share of the prepayments on the underlying mortgage loans, the average life of your offered certificates may be extended. Your entitlement to receive payments, including prepayments, of principal of the underlying mortgage loans may--

         o vary based on the occurrence of specified events, such as the retirement of one or more other classes of certificates of the same series; or

         o be subject to various contingencies, such as prepayment and default rates with respect to the underlying mortgage loans.

         We will describe the terms and provisions of your offered certificates more fully in the related prospectus supplement.

         Certificates Purchased at a Premium or a Discount Will Be Sensitive to the Rate of Principal Payment. A series of certificates may include one or more classes of offered certificates offered at a premium or discount. Yields on those classes of certificates will be sensitive, and in some cases extremely sensitive, to prepayments on the underlying mortgage loans. Where the amount of interest payable with respect to a class is disproportionately large, as compared to the amount of principal, as with certain classes of interest-only certificates, you might fail to recover your original investment under some prepayment scenarios. The extent to which the yield to maturity of any class of offered certificates may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and the amount and timing of distributions on those certificates. You should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield.

THE NATURE OF RATINGS ARE LIMITED AND WILL NOT GUARANTEE THAT YOU WILL RECEIVE ANY PROJECTED RETURN ON YOUR OFFERED CERTIFICATES

         Any rating assigned to a class of offered certificates by a rating agency will only reflect its assessment of the probability that you will receive payments to which you are entitled. This rating will not constitute an assessment of the probability-

         o that principal prepayments on the related mortgage loans will be made;

         o of the degree to which the rate of prepayments might differ from the rate of prepayments that was originally anticipated; or

         o of the likelihood of early optional termination of the related trust fund.

         Furthermore, the rating will not address the possibility that prepayment of the related mortgage loans at a higher or lower rate than you anticipated may cause you to experience a lower than anticipated yield or that if you purchase a certificate at a significant premium you might fail to recover your initial investment under certain prepayment scenarios.

         The amount, type and nature of credit support, if any, provided with respect to a series of certificates will be determined on the basis of criteria established by each rating agency rating classes of the certificates of that series. These criteria are sometimes based upon analysis of the behavior of mortgage loans in a larger group. However, we cannot assure you that the historical data supporting that analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans. In other cases, the criteria may be based upon determinations of the values of the mortgaged properties that provide security for the mortgage loans in the related trust fund. However, we cannot assure you that those values will not decline in the future.

RISKS ASSOCIATED WITH COMMERCIAL OR MULTIFAMILY MORTGAGE LOANS

         Many of the Mortgage Loans Underlying Your Offered Certificates Will be Nonrecourse. You should consider all of the mortgage loans underlying your offered certificates to be nonrecourse loans. This means that, in the event of a default, recourse will be limited to the related real property or properties securing the defaulted mortgage loan. In those cases where recourse to a borrower or guarantor is permitted by the loan documents, we generally will not undertake any evaluation of the financial condition of that borrower or guarantor. Consequently, full and timely payment on each mortgage loan underlying your offered certificates will depend on one or more of the following-

         o the sufficiency of the net operating income of the applicable real property;

         o the market value of the applicable real property at or prior to maturity; and

         o the ability of the related borrower to refinance or sell the applicable real property.

         In general, the value of a multifamily or commercial property will depend on its ability to generate net operating income. The ability of an owner to finance a multifamily or commercial property will depend, in large part, on the property's value and ability to generate net operating income.

         Unless we state otherwise in the related prospectus supplement, none of the mortgage loans underlying your offered certificates will be insured or guaranteed by any governmental entity or private mortgage insurer.

         The risks associated with lending on multifamily and commercial properties are inherently different from those associated with lending on the security of single-family residential properties. This is because multifamily rental and commercial real estate lending involves larger loans and, as described above, repayment is dependent upon the successful operation and value of the related real estate project.

         Many Risk Factors are Common to Most or All Multifamily and Commercial Properties. The following factors, among others, will affect the ability of a multifamily or commercial property to generate net operating income and, accordingly, its value-

         o        the age, design and construction quality of the property;

         o perceptions regarding the safety, convenience and attractiveness of the property;

         o the characteristics of the neighborhood where the property is located;

         o        the proximity and attractiveness of competing properties;

         o        the existence and construction of competing properties;

         o        the adequacy of the property's management and maintenance;

         o national, regional or local economic conditions, including plant closings, industry slowdowns and unemployment rates;

         o local real estate conditions, including an increase in or oversupply of comparable commercial or residential space;

         o        demographic factors;

         o        customer tastes and preferences;

         o        retroactive changes in building codes; and

         o changes in governmental rules, regulations and fiscal policies, including environmental legislation.

         Particular factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income include-

         o an increase in interest rates, real estate taxes and other operating expenses;

         o an increase in the capital expenditures needed to maintain the property or make improvements;

         o a decline in the financial condition of a major tenant and, in particular, a sole tenant or anchor tenant;

         o        an increase in vacancy rates;

         o        a decline in rental rates as leases are renewed or replaced;
                  and

         o natural disasters and civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots.

         The volatility of net operating income generated by a multifamily or commercial property over time will be influenced by many of the foregoing factors, as well as by-

         o        the length of tenant leases;

         o        the creditworthiness of tenants;

         o        the rental rates at which leases are renewed or replaced;

         o the percentage of total property expenses in relation to revenue;

         o the ratio of fixed operating expenses to those that vary with revenues; and

         o the level of capital expenditures required to maintain the property and to maintain or replace tenants.

         Therefore, commercial and multifamily properties with short-term or less creditworthy sources of revenue and/or relatively high operating costs, such as those operated as hospitality and self-storage properties, can be expected to have more volatile cash flows than commercial and multifamily properties with medium- to long-term leases from creditworthy tenants and/or relatively low operating costs. A decline in the real estate market will tend to have a more immediate effect on the net operating income of commercial and multifamily properties with short-term revenue sources and may lead to higher rates of delinquency or defaults on the mortgage loans secured by those properties.

         The Successful Operation of a Multifamily or Commercial Property Depends on Tenants. Generally, multifamily and commercial properties are subject to leases. The owner of a multifamily or commercial property typically uses lease or rental payments for the following purposes-

         o to pay for maintenance and other operating expenses associated with the property;

         o to fund repairs, replacements and capital improvements at the property; and

         o to service mortgage loans secured by, and any other debt obligations associated with operating, the property.

         Factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income from lease and rental payments include-

         o an increase in vacancy rates, which may result from tenants deciding not to renew an existing lease or discontinuing operations;

         o        an increase in tenant payment defaults;

         o a decline in rental rates as leases are entered into, renewed or extended at lower rates;

         o an increase in the capital expenditures needed to maintain the property or to make improvements; and

         o a decline in the financial condition of a major or sole tenant.

         Various factors that will affect the operation and value of a commercial property include-

         o        the business operated by the tenants;

         o        the creditworthiness of the tenants; and

         o        the number of tenants.

         Dependence on a Single Tenant or a Small Number of Tenants Makes a Property Riskier Collateral. In those cases where an income-producing property is leased to a single tenant or is primarily leased to one or a small number of major tenants, a deterioration in the financial condition or a change in the plan of operations of any of those tenants can have particularly significant effects on the net operating income generated by the property. If any of those tenants defaults under or fails to renew its lease, the resulting adverse financial effect on the operation of the property will be substantially more severe than would be the case with respect to a property occupied by a large number of less significant tenants.

         An income-producing property operated for retail, office or industrial purposes also may be adversely affected by a decline in a particular business or industry if a concentration of tenants at the property is engaged in that business or industry.

         Tenant Bankruptcy Adversely Affects Property Performance. The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, at a commercial property may adversely affect the income produced by the property. Under the U.S. Bankruptcy Code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant unless there is collateral securing the claim. The claim would be limited to-

         o the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition or any earlier surrender of the leased premises; plus

         o an amount, not to exceed three years' rent, equal to the greater of one year's rent and 15% of the remaining reserved rent.

         The Success of an Income-Producing Property Depends on Reletting Vacant Spaces. The operations at an income-producing property will be adversely affected if the owner or property manager is unable to renew leases or relet space on comparable terms when existing leases expire and/or become defaulted. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions in the case of income-producing properties operated for retail, office or industrial purposes, can be substantial and could reduce cash flow from the income-producing properties. Moreover, if a tenant at a income-producing property defaults in its lease obligations, the landlord may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the property.

         If an income-producing property has multiple tenants, re-leasing expenditures may be more frequent than in the case of a property with fewer tenants, thereby reducing the cash flow generated by the multi-tenanted property. Multi-tenanted properties may also experience higher continuing vacancy rates and greater volatility in rental income and expenses.

         Property Value May Be Adversely Affected even when Current Operating Income Is Not. Various factors may affect the value of multifamily and commercial properties without affecting their current net operating income, including-

         o        changes in interest rates;

         o        the availability of refinancing sources;

         o changes in governmental regulations, licensing or fiscal policy;

         o        changes in zoning or tax laws; and

         o        potential environmental or other legal liabilities.

         Property Management May Affect Property Operations and Value. The operation of an income-producing property will depend upon the property manager's performance and viability. The property manager generally is responsible for--

         o        responding to changes in the local market;

         o planning and implementing the rental structure, including staggering durations of leases and establishing levels of rent payments;

         o        operating the property and providing building services;

         o        managing operating expenses; and

         o ensuring that maintenance and capital improvements are carried out in a timely fashion.

         Income-producing properties that derive revenues primarily from short-term rental commitments, such as hospitality or self-storage properties, generally require more intensive management than properties leased to tenants under long-term leases.

         By controlling costs, providing appropriate and efficient services to tenants and maintaining improvements in good condition, a property manager can--

o        maintain or improve occupancy rates, business and cash flow;

o        reduce operating and repair costs; and

o        preserve building value.

On the other hand, management errors can, in some cases, impair the long term viability of an income-producing property.

         Maintaining a Property in Good Condition May Be Costly. The owner may be required to expend a substantial amount to maintain, renovate or refurbish a commercial or multifamily property. Failure to do so may materially impair the property's ability to generate cash flow. The effects of poor construction quality will increase over time in the form of increased maintenance and capital improvements. Even superior construction will deteriorate over time if management does not schedule and perform adequate maintenance in a timely fashion. There can be no assurance that an income-producing property will generate sufficient cash flow to cover the increased costs of maintenance and capital improvements in addition to paying debt service on the mortgage loan(s) that may encumber that property.

         Competition Will Adversely Affect the Profitability and Value of an Income-Producing Property. Some income-producing properties are located in highly competitive areas. Comparable income-producing properties located in the same area compete on the basis of a number of factors including-

         o        rental rates;

         o        location;

         o        type of business or services and amenities offered; and

         o        nature and condition of the particular property.

         The profitability and value of an income-producing property may be adversely affected by a comparable property that-

         o        offers lower rents;

         o        has lower operating costs;

         o        offers a more favorable location; or

         o        offers better facilities.

         Costs of renovating, refurbishing or expanding an income-producing property in order to remain competitive can be substantial.

         Various Types of Income-Producing Properties May Present Special Risks. The relative importance of any factor affecting the value or operation of an income-producing property will depend on the type and use of the property. In addition, the type and use of a particular income-producing property may present special risks. For example--

         o Health care-related facilities and casinos are subject to significant governmental regulation of the ownership, operation, maintenance and/or financing of those properties;

         o Multifamily rental properties, manufactured housing communities and mobile home parks may be subject to rent control or rent stabilization laws and laws governing landlord/tenant relationships;

         o Hospitality and restaurant properties are often operated under franchise, management or operating agreements, which may be terminable by the franchisor or operator. Moreover, the transferability of a hotel's or restaurant's operating, liquor and other licenses upon a transfer of the hotel or restaurant is subject to local law requirements;

         o Depending on their location, recreational and resort properties, properties that provide entertainment services, hospitality properties, restaurants and taverns, mini-warehouses and self-storage facilities tend to be adversely affected more quickly by a general economic downturn than other types of commercial properties;

         o Marinas will be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways;

         o Some recreational and hospitality properties may have seasonal fluctuations and/or may be adversely affected by prolonged unfavorable weather conditions;

         o Churches and other religious facilities may be highly dependent on donations which are likely to decline as economic conditions decline; and

         o Properties used as gas stations, automotive sales and service centers, dry cleaners, warehouses and industrial facilities may be more likely to have environmental issues.

         Additionally, many types of commercial properties are not readily convertible to alternative uses if the original use is not successful or may require significant capital expenditures to effect any conversion to an alternative use. As a result, the liquidation value of any of those types of property would be substantially less than would otherwise be the case. See "Description of the Trust Assets--Mortgage Loans--Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates."

         Borrowers May Be Unable to Make Balloon Payments. Any of the mortgage loans underlying your offered certificates may be nonamortizing or only partially amortizing. The borrower under a mortgage loan of that type is required to make substantial payments of principal and interest, which are commonly called balloon payments, on the maturity date of the loan. The ability of the borrower to make a balloon payment depends upon the borrower's ability to refinance or sell the real property securing the loan. The ability of the borrower to refinance or sell the property will be affected by a number of factors, including-

         o the fair market value and condition of the underlying real property;

         o        the level of interest rates;

         o        the borrower's equity in the underlying real property;

         o        the borrower's financial condition;

         o        the operating history of the underlying real property;

         o        changes in zoning and tax laws;

         o        changes in competition in the relevant area;

         o        changes in rental rates in the relevant area;

         o        changes in governmental regulation and fiscal policy;

         o        prevailing general and regional economic conditions;

         o        the state of the fixed income and mortgage markets; and

         o the availability of credit for multifamily rental or commercial properties.

         Neither we nor any of our affiliates will be obligated to refinance any mortgage loan underlying your offered certificates.

         The related master servicer or special servicer may, within prescribed limits, extend and modify mortgage loans underlying your offered certificates that are in default or as to which a payment default is imminent in order to maximize recoveries on the defaulted loans. The related master servicer or special servicer is only required to determine that any extension or modification is reasonably likely to produce a greater recovery than a liquidation of the real property securing the defaulted loan. There is a risk that the decision of the master servicer or special servicer to extend or modify a mortgage loan may not in fact produce a greater recovery.

BORROWER CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF DEFAULT AND LOSS

         A particular borrower or group of related borrowers may be associated with multiple real properties securing the mortgage loans underlying a series of offered certificates. The bankruptcy or insolvency of, or other financial problems with respect to, that borrower or group of borrowers could have an adverse effect on the operation of all of the related real properties and on the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans. For example, if a borrower or group of related borrowers that owns or controls several real properties experiences financial difficulty at one of those properties, it could defer maintenance at another of those properties in order to satisfy current expenses with respect to the first property. That borrower or group of related borrowers could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on all the related mortgage loans for an indefinite period. In addition, multiple real properties owned by the same borrower or related borrowers are likely to have common management. This would increase the risk that financial or other difficulties experienced by the property manager could have a greater impact on the owner of the related loans.

LOAN CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF DEFAULT AND LOSS

         Any of the mortgage assets in one of our trusts may be substantially larger than the other assets in that trust. In general, the inclusion in a trust of one or more mortgage assets that have outstanding principal balances that are substantially larger than the other mortgage assets in the trust can result in losses that are more severe, relative to the size of the related mortgage asset pool, than would be the case if the aggregate balances of that pool were distributed more evenly.

GEOGRAPHIC CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF DEFAULT AND LOSS

         If a material concentration of mortgage loans underlying a series of offered certificates is secured by real properties in a particular locale, state or region, then the holders of those certificates will have a greater exposure to-

         o any adverse economic developments that occur in the locale, state or region where the properties are located;

         o changes in the real estate market where the properties are located;

         o changes in governmental rules and fiscal policies in the governmental jurisdiction where the properties are located; and

         o acts of nature, including floods, tornadoes and earthquakes, in the areas where properties are located.

CHANGES IN POOL COMPOSITION WILL CHANGE THE NATURE OF YOUR INVESTMENT

         The mortgage loans underlying any series of offered certificates will amortize at different rates and mature on different dates. In addition, some of those mortgage loans may be prepaid or liquidated. As a result, the relative composition of the related mortgage asset pool will change over time.

         If you purchase certificates with a pass-through rate that is equal to or calculated based upon a weighted average of interest rates on the underlying mortgage loans, your pass-through rate will be affected, and may decline, as the relative composition of the mortgage pool changes.

         In addition, as payments and other collections of principal are received with respect to the underlying mortgage loans, the remaining mortgage pool backing your certificates may exhibit an increased concentration with respect to property type, number and affiliation of borrowers and geographic location.

ADJUSTABLE RATE MORTGAGE LOANS MAY ENTAIL GREATER RISKS OF DEFAULT TO LENDERS THAN FIXED RATE MORTGAGE LOANS

         Some or all of the mortgage loans underlying a series of offered certificates may provide for adjustments to their respective mortgage interest rates and corresponding adjustments to their respective periodic debt service payments. As the periodic debt service payment for any of those mortgage loans increases, the likelihood that cash flow from the underlying real property will be insufficient to make that periodic debt service payment and pay operating expenses also increases.

SUBORDINATE DEBT INCREASES THE LIKELIHOOD THAT A BORROWER WILL DEFAULT ON A MORTGAGE LOAN BACKING YOUR CERTIFICATES

         Certain mortgage loans included in one of our trusts may either-

         o prohibit the related borrower from encumbering the related real property with additional secured debt, or

         o require the consent of the holder of the mortgage loan prior to so encumbering the related real property.

         However, a violation of this prohibition may not become evident until the affected mortgage loan otherwise defaults, and a lender, such as one of our trusts, may not realistically be able to prevent a borrower from incurring subordinate debt.

         The existence of any secured subordinated indebtedness increases the difficulty of refinancing a mortgage loan at the loan's maturity. In addition, the related borrower may have difficulty repaying multiple loans. Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose out the junior lien. See "Legal Aspects of Mortgage Loans--Subordinate Financing".

JUNIOR MORTGAGE LOANS MAY UNDERLIE YOUR OFFERED CERTIFICATES AND WILL CAUSE GREATER RISKS OF LOSS THAN FIRST MORTGAGE LOAN

         To the extent specified in the related prospectus supplement, certain mortgage loans may be secured primarily by junior mortgages. In the case of liquidation, mortgage loans underlying the offered certificates are entitled to satisfaction from proceeds that remain from the sale of the related mortgaged property after the mortgage loans senior to those junior mortgage loans have been satisfied. If there are not sufficient funds to satisfy those junior mortgage loans and senior mortgage loans, the junior mortgage loan would suffer a loss and, accordingly, one or more classes of certificates would bear that loss. Therefore, any risks of deficiencies associated with first mortgage loans will be greater with respect to junior mortgage loans.

THE TYPE OF MORTGAGOR MAY ENTAIL RISK

         Mortgage loans made to partnerships, corporations or other entities may entail risks of loss from delinquency and foreclosure that are greater than those of mortgage loans made to individuals. The mortgagor's sophistication and form of organization may increase the likelihood of protracted litigation or bankruptcy in default situations.

CREDIT SUPPORT IS LIMITED AND MAY NOT BE SUFFICIENT TO PREVENT LOSS ON YOUR OFFERED CERTIFICATES

         The prospectus supplement for a series of certificates will describe any credit support provided for that series. Any use of credit support will be subject to the conditions and limitations described in this prospectus and in the related prospectus supplement, and may not cover all potential losses or risks. For example, it may or may not cover fraud or negligence by a mortgage loan originator or other parties.

         A series of certificates may include one or more classes of subordinate certificates, if so provided in the related prospectus supplement. Although subordination is intended to reduce the risk to holders of senior certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances described in the related prospectus supplement. In addition, if principal payments on one or more classes of certificates of a series are made in a specified order or priority, any limits with respect to the aggregate amount of claims under any related credit support may be exhausted before the principal of the later paid classes of certificates of that series has been repaid in full. As a result, the impact of losses and shortfalls experienced with respect to the mortgage assets may fall primarily upon those subordinate classes of certificates. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that the credit support will be exhausted by the claims of the holders of certificates of one or more other series.

         The amount of any applicable credit support for one or more classes of offered certificates, including the subordination of one or more other classes of certificates, will be determined on the basis of criteria established by each rating agency rating those classes of certificates. Such criteria will be based on a assumed level of defaults, delinquencies and losses on the underlying mortgage assets and certain other factors. However, we cannot assure you that the default, delinquency or loss experience on the related mortgage assets will not exceed the assumed levels. See "--The Nature of Ratings Are Limited and Will Not Guarantee that You Will Receive Any Projected Return on Your Offered Certificates", "Description of the Certificates" above and "Description of Credit Support" in this prospectus.

THE ENFORCEABILITY OF SOME PROVISIONS IN THE MORTGAGE LOANS UNDERLYING YOUR OFFERED CERTIFICATES MAY BE CHALLENGED

         Cross-Collateralization Arrangements. It may be possible to challenge cross-collateralization arrangements involving more than one borrower as a fraudulent conveyance, even if the borrowers are related. If one of those borrowers were to become a debtor in a bankruptcy case, creditors of the bankrupt party or the representative of the bankruptcy estate of the bankrupt party could seek to have the bankruptcy court avoid any lien granted by the bankrupt party to secure repayment of another borrower's loan. In order to do so, the court would have to determine that--

         o        the bankrupt party--

                  1.       was insolvent at the time of granting the lien,

                  2.       was rendered insolvent by the granting of the lien,

                  3.       was left with inadequate capital, or

                  4.       was not able to pay its debts as they matured; and

         o the bankrupt party did not, when it allowed its property to be encumbered by a lien securing the other borrower's loan, receive fair consideration or reasonably equivalent value for pledging its property for the equal benefit of the other borrower.

If the court were to conclude that the granting of the lien was an avoidable fraudulent conveyance, it could nullify the lien or security instrument effecting the cross-collateralization. The court could also allow the bankrupt party to recover payments it made under the avoided cross-collateralization.

         Prepayment Premiums, Fees and Charges. Under the laws of a number of states, the enforceability of any mortgage loan provisions that require payment of a prepayment premium, fee or charge upon an involuntary prepayment, is unclear. If those provisions were unenforceable, borrowers would have an incentive to default in order to prepay their loans.

         Due-on-Sale and Debt Acceleration Clauses. Some or all of the mortgage loans included in one of our trusts may contain a due-on-sale clause, which permits the lender, with some exceptions, to accelerate the maturity of the mortgage loan upon the sale, transfer or conveyance of--

         o        the related real property; or

         o        a majority ownership interest in the related borrower.

         We anticipate that all of the mortgage loans included in one of our trusts will contain some form of debt-acceleration clause, which permits the lender to accelerate the debt upon specified monetary or non-monetary defaults by the related borrower.

         The courts of all states will enforce acceleration clauses in the event of a material payment default. The equity courts of any state, however, may refuse to allow the foreclosure of a mortgage, deed of trust or other security instrument or to permit the acceleration of the indebtedness if-

         o        the default is deemed to be immaterial;

         o        the exercise of those remedies would be inequitable or unjust;
                  or

         o the circumstances would render the acceleration unconscionable.

         Assignments of Leases. Some or all of the mortgage loans included in one of our trusts may be secured by, among other things, an assignment of leases and rents. Under that document, the related borrower will assign its right, title and interest as landlord under the leases on the related real property and the income derived from those leases to the lender as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. In the event the borrower defaults, the license terminates and the lender is entitled to collect rents. In some cases, those assignments may not be perfected as security interests prior to actual possession of the cash flow. Accordingly, state law may require that the lender take possession of the property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, the commencement of bankruptcy or similar proceedings by or with respect to the borrower will adversely affect the lender's ability to collect the rents. See "Legal Aspects of Mortgage Loans--Bankruptcy Laws."

         Defeasance. A mortgage loan underlying a series of offered certificates may permit the related borrower, during the periods specified and subject to the conditions set forth in the loan, to pledge to the holder of the mortgage loan a specified amount of direct, non-callable United States government securities and thereby obtain a release of the related mortgaged property. The cash amount which a borrower must expend to purchase, or must deliver to a master servicer in order for the master servicer to purchase, the required United States government securities may be in excess of the principal balance of the mortgage loan. A court could interpret that excess amount as a form of prepayment premium or could take it into account for usury purposes. In some states, some forms of prepayment premiums are unenforceable. If the payment of that excess amount were held to be unenforceable, the remaining portion of the cash amount to be delivered may be insufficient to purchase the requisite amount of United States government securities.

CHANGES IN ZONING LAWS MAY ADVERSELY AFFECT THE USE OR VALUE OF A REAL PROPERTY

         Due to changes in zoning requirements since the construction thereof, an income-producing property may not comply with current zoning laws, including density, use, parking and set back requirements. Accordingly, the property may be a permitted non-conforming structure or the operation of the property may be a permitted non-confirming use. This means that the owner is not required to alter the property's structure or use to comply with the new law, but the owner may be limited in its ability to rebuild the premises "as is" in the event of a substantial casualty loss. This may adversely affect the cash flow available following the casualty. If a substantial casualty were to occur, insurance proceeds may not be sufficient to pay a mortgage loan secured by the property in full. In addition, if the property were repaired or restored in conformity with the current law, its value or revenue-producing potential may be less than that which existed before the casualty.

COMPLIANCE WITH THE AMERICANS WITH DISABILITIES ACT OF 1990 MAY BE EXPENSIVE

         Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. If a property does not currently comply with that Act, the owner of the non-conforming property may be required to incur significant costs in order to effect compliance with that Act. This will reduce the amount of cash flow available to cover other required maintenance and capital improvements and to pay debt service on the mortgage loan(s) that may encumber that property. There can be no assurance that the owner will have sufficient funds to cover the costs necessary to comply with that Act. In addition, noncompliance could result in the imposition of fines by the federal government or an award or damages to private litigants.

LITIGATION MAY ADVERSELY AFFECT A BORROWER'S ABILITY TO REPAY ITS MORTGAGE LOAN

         The owner of a multifamily or commercial property may be a defendant in a litigation arising out of, among other things, the following-

         o breach of contract involving a tenant, a supplier or other party;

         o        negligence resulting in a personal injury; or

         o        responsibility for an environmental problem.

         Litigation will divert the owner's attention from operating its property. If the litigation were decided adversely to the owner, the award to the plaintiff may adversely affect the owner's ability to repay a mortgage loan secured by the property.

SPECIAL HAZARD LOSSES MAY CAUSE YOU TO SUFFER LOSSES ON YOUR OFFERED
CERTIFICATES

         In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of a property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in the related policy. Most insurance policies typically do not cover any physical damage resulting from, among other things-

         o        war;

         o        revolution;

         o        governmental actions;

         o        floods and other water-related causes;

         o earth movement, including earthquakes, landslides and mudflows;

         o        wet or dry rot;

         o        vermin; and

         o        domestic animals.

         Unless the related mortgage loan documents specifically require the borrower to insure against physical damage arising from these causes, then the resulting losses may be borne by you as a holder of offered certificates.

ENVIRONMENTAL RISKS

         We cannot provide any assurance-

         o as to the degree of environmental testing conducted at any of the real properties securing the mortgage loans that back your offered certificates;

         o that the environmental testing conducted by or on behalf of the applicable originators or any other parties in connection with the origination of those mortgage loans or otherwise identified all adverse environmental conditions and risks at the related real properties;

         o that the results of the environmental testing were accurately evaluated in all cases;

         o that the related borrowers have implemented or will implement all operations and maintenance plans and other remedial actions recommended by any environmental consultant that may have conducted testing at the related real properties; or

         o that the recommended action will fully remediate or otherwise address all the identified adverse environmental conditions and risks.

         Environmental site assessments vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

         In addition, the current environmental condition of a real property securing a mortgage loan underlying your offered certificates could be adversely affected by-

         o tenants at the property, such as gasoline stations or dry cleaners; or

         o conditions or operations in the vicinity of the property, such as leaking underground storage tanks at another property nearby.

         Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to the property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, there are laws that impose liability for release of asbestos containing materials into the air or require the removal or containment of the materials. The owner's liability for any required remediation generally is unlimited and could exceed the value of the property and/or the total assets of the owner. In addition, the presence of hazardous or toxic substances, or the failure to remediate the adverse environmental condition, may adversely affect the owner's or operator's ability to use the affected property. In some states, contamination of a property may give rise to a lien on the property to ensure the costs of cleanup. Depending on the state, this lien may have priority over the lien of an existing mortgage, deed of trust or other security instrument. In addition, third parties may seek recovery from owners or operators of real property for personal injury associated with exposure to hazardous substances, including asbestos and lead-based paint. Persons who arrange for the disposal or treatment of hazardous or toxic substances may be liable for the costs of removal or remediation of the substances at the disposal or treatment facility.

         The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, as well as other federal and state laws, provide that a secured lender, such as one of our trusts, may be liable as an "owner" or "operator" of the real property, regardless of whether the borrower or a previous owner caused the environmental damage, if--

         o agents or employees of the lender are deemed to have participated in the management of the borrower; or

         o the lender actually takes possession of a borrower's property or control of its day-to-day operations, including through the appointment of a receiver or foreclosure.

         Although recently enacted legislation clarifies the activities in which a lender may engage without becoming subject to liability under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and similar federal laws, that legislation has no applicability to state environmental laws. Moreover, future laws, ordinances or regulations could impose material environmental liability.

         Federal law requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers--

         o any condition on the property that causes exposure to lead-based paint; and

         o the potential hazards to pregnant women and young children, including that the ingestion of lead-based paint chips and/or the inhalation of dust particles from lead-based paint by children can cause permanent injury, even at low levels of exposure.

         Property owners may be liable for injuries to their tenants resulting from exposure under various laws that impose affirmative obligations on property owners of residential housing containing lead-based paint.

DELINQUENT MORTGAGE LOANS MAY UNDERLIE YOUR OFFERED CERTIFICATES AND ADVERSELY AFFECT THE YIELD ON YOUR OFFERED CERTIFICATES

         The related prospectus supplement may provide that certain delinquent mortgage loans underlie a series of offered certificates. Unless the related prospectus supplement provides otherwise, the special servicer may service these mortgage loans. The same entity may act as both master servicer and special servicer. Any credit enhancement provided with respect to a particular series of certificates may not cover all losses related to delinquent mortgage loans, and you should consider the risk that the inclusion of delinquent mortgage loans in the trust fund may adversely affect the rate of defaults and prepayments on the mortgage loans and accordingly the yield on your certificates.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES REGARDING RESIDUAL CERTIFICATES

         Inclusion of Taxable Income in Excess of Cash Received. If you own a certificate that is a residual interest in a real estate mortgage investment conduit, or REMIC, for federal income tax purposes, you will have to report on your income tax return as ordinary income your pro rata share of the taxable income of that REMIC, regardless of the amount or timing of your possible receipt of any cash on the certificate. As a result, your offered certificate may have phantom income early in the term of the REMIC because the taxable income from the certificate may exceed the amount of economic income, if any, attributable to the certificate. While you will have a corresponding amount of tax losses later in the term of the REMIC, the present value of the phantom income may significantly exceed the present value of the tax losses. Therefore, the after-tax yield on any REMIC residual certificate may be significantly less than that of a corporate bond or other instrument having similar cash flow characteristics. In fact, some offered certificates that are residual interests, may have a negative value.

         You have to report your share of the taxable income and net loss of the REMIC until all the certificates in the related series have a principal balance of zero. See "Federal Income Tax Consequences--REMICs."

         Some Taxable Income of a Residual Interest Can Not Be Offset Under the Internal Revenue Code of 1986. A portion of the taxable income from a REMIC residual certificate may be treated as excess inclusions under the Internal Revenue Code of 1986. You will have to pay tax on the excess inclusions regardless of whether you have other credits, deductions or losses. In particular, the tax on excess inclusion-

         o        generally will not be reduced by losses from other activities;

         o for a tax-exempt holder, will be treated as unrelated business taxable income; and

         o for a foreign holder, will not qualify for any exemption from withholding tax.

         Individuals and Certain Entities Should Not Invest in REMIC Residual Certificates. The fees and non-interest expenses of a REMIC will be allocated pro rata to certificates that are residual interests in the REMIC. However, individuals will only be able to deduct these expenses as miscellaneous itemized deductions, which are subject to numerous restrictions and limitations under the Internal Revenue Code of 1986. Therefore, the certificates that are residual interests generally are not appropriate investments for-

         o        individuals;

         o        estates;

         o        trusts beneficially owned by any individual or estate; and

         o pass-through entities having any individual, estate or trust as a shareholder, member or partner.

         Transfer Limitations. In addition, the REMIC residual certificates will be subject to numerous transfer restrictions. These restrictions will reduce your ability to liquidate a REMIC residual certificate. For example, unless we indicate otherwise in the related prospectus supplement, you will not be able to transfer a REMIC residual certificate to a foreign person under the Internal Revenue Code of 1986 or to partnerships that have any non-United States persons as partners.

         See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates."

BORROWER BANKRUPTCY PROCEEDINGS CAN DELAY AND IMPAIR RECOVERY ON A MORTGAGE LOAN UNDERLYING YOUR OFFERED CERTIFICATES

         Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of a real property owned by that borrower, as well as the commencement or continuation of a foreclosure action.

         In addition, if a court determines that the value of a real property is less than the principal balance of the mortgage loan it secures, the court may reduce the amount of secured indebtedness to the then-value of the property. This would make the lender a general unsecured creditor for the difference between the then-value of the property and the amount of its outstanding mortgage indebtedness.

         A bankruptcy court also may-

         o grant a debtor a reasonable time to cure a payment default on a mortgage loan;

         o        reduce monthly payments due under a mortgage loan;

         o        change the rate of interest due on a mortgage loan; or

         o        otherwise alter a mortgage loan's repayment schedule.

         Furthermore, the borrower, as debtor-in-possession, or its bankruptcy trustee has special powers to avoid, subordinate or disallow debts. In some circumstances, the claims of a secured lender, such as one of our trusts, may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

         Under the U.S. Bankruptcy Code, a lender will be stayed from enforcing a borrower's assignment of rents and leases. The U.S. Bankruptcy Code also may interfere with a lender's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay the receipt of rents. Rents also may escape an assignment to the extent they are used by borrower to maintain its property or for other court authorized expenses.

         As a result of the foregoing, the related trust's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the total amount ultimately collected may be substantially less than the amount owed.

TAXES ON FORECLOSURE PROPERTY WILL REDUCE AMOUNTS AVAILABLE TO MAKE PAYMENTS ON THE OFFERED CERTIFICATES

         One of our trusts may be designated, in whole or in part, as a real estate mortgage investment conduit for federal income tax purposes. If that trust acquires a real property through a foreclosure or deed in lieu of foreclosure, then the related special servicer may be required to retain an independent contractor to operate and manage the property. Receipt of the following types of income on that property will subject the trust to federal, and possibly state or local, tax on that income at the highest marginal corporate tax rate-

         o any net income from that operation and management that does not consist of qualifying rents from real property within the meaning of Section 856(d) of the Internal Revenue Code of 1986; and

         o any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved.

These taxes would reduce the net proceeds available for payment with respect to the related offered certificates.

BOOK-ENTRY REGISTRATION MAY LIMIT YOUR ABILITY TO EXERCISE YOUR RIGHTS, PROVIDE ONLY LIMITED INFORMATION, AND AFFECT PAYMENT AND TRANSFERABILITY OF YOUR OFFERED CERTIFICATES

         Your offered certificates may be issued in book-entry form through the facilities of the Depository Trust Company. As a result--

         o you will be able to exercise your rights as a certificateholder only indirectly through the Depository Trust Company and its participating organizations;

         o you may have only limited access to information regarding your offered certificates;

         o you may suffer delays in the receipt of payments on your offered certificates; and

         o your ability to pledge or otherwise take action with respect to your offered certificates may be limited due to the lack of a physical certificate evidencing your ownership of those certificates.

         See "Description of the Certificates--Book-Entry Registration."

POTENTIAL CONFLICTS OF INTEREST CAN AFFECT A PERSON'S PERFORMANCE

         The master servicer or special servicer for one of our trusts, or any of their respective affiliates, may purchase certificates evidencing interests in that trust.

         In addition, the master servicer or special servicer for one of our trusts, or any of their respective affiliates, may have interests in, or other financial relationships with, borrowers under the related mortgage loans.

         In servicing the mortgage loans in any of our trusts, the related master servicer and special servicer will each be required to observe the terms of the governing document(s) for the related series of offered certificates and, in particular, to act in accordance with the servicing standard described in the related prospectus supplement. You should consider, however, that either of these parties, if it or an affiliate owns certificates, or has financial interests in or other financial dealings with any of the related borrowers, may have interests when dealing with the mortgage loans underlying your offered certificates that are in conflict with your interests. For example, if the related special servicer owns any certificates, it could seek to mitigate the potential loss on its certificates from a troubled mortgage loan by delaying enforcement in the hope of realizing greater proceeds in the future. However, this action by a special servicer could result a lower recovery to the related trust than would have been the case if the special servicer had not delayed in taking enforcement action.

         Furthermore, the master servicer or special servicer for any of our trusts may service existing and new loans for third parties, including portfolios of loans similar to the mortgage loans included in that trust. The properties securing these other loans may be in the same markets as and compete with the properties securing mortgage loans in our trust. Accordingly, that master servicer or special servicer may be acting on behalf of parties with conflicting interests.

                    CAPITALIZED TERMS USED IN THIS PROSPECTUS

         From time to time we use capitalized terms in this prospectus. Each of those capitalized terms will have the meaning assigned to it in the "Glossary" attached to this prospectus.

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.

         We were incorporated in Delaware on December 31, 1985. We were organized, among other things, for the purpose of serving as a private secondary mortgage market conduit.

         We are a wholly-owned subsidiary of Credit Suisse First Boston Management Corporation who is a wholly-owned subsidiary of Credit Suisse First Boston, Inc. Our principal executive offices are located at Eleven Madison Avenue, New York, New York 10010. Our telephone number is 212-325-2000.

         We do not have, and do not expect to have in the future, any significant assets.

         Neither we nor any of our affiliates will guarantee any of the mortgage assets included in one of our trusts. Furthermore, unless we indicate otherwise in the related prospectus supplement, no governmental agency or instrumentality will guarantee or insure any of those mortgage assets.

                                 USE OF PROCEEDS

         Unless otherwise specified in the related prospectus supplement, the net proceeds to be received from the sale of the offered certificates of any series will be applied by us to the purchase of assets for the related trust or will be used by us to cover expenses related to that purchase and the issuance of those certificates. You may review a breakdown of the estimated expenses of issuing and distributing the certificates in Part II, Item 14 of the registration statement of which this prospectus forms a part. See "Available Information; Incorporation by Reference" for information concerning obtaining a copy of the registration statement. Also see "Underwriting" in the related prospectus supplement for information concerning the proceeds to us from the sale of the particular offered certificates. We expect to sell the offered certificates from time to time, but the timing and amount of offerings of those certificates will depend on a number of factors, including the volume of mortgage assets acquired by us, prevailing interest rates, availability of funds and general market conditions.

         We expect to sell the offered certificates from time to time, but the timing and amount of offerings of those certificates will depend on a number of factors, including the volume of mortgage assets acquired by us, prevailing interest rates, availability of funds and general market conditions.

                         DESCRIPTION OF THE TRUST ASSETS

GENERAL

         We will be responsible for establishing the trust underlying each series of offered certificates. The assets of the trust will primarily consist of-

         o        various types of multifamily and/or commercial mortgage loans;

         o mortgage participations, pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that directly or indirectly evidence interests in, or are secured by pledges of, one or more of various types of multifamily and/or commercial mortgage loans; or

         o a combination of mortgage loans and mortgage-backed securities of the types described above.

         We do not originate mortgage loans. Accordingly, we must acquire each of the mortgage loans to be included in one of our trusts from the originator or a subsequent assignee. In some cases, that originator or subsequent assignee will be one of our affiliates.

         Unless we indicate otherwise in the related prospectus supplement, we will acquire, directly or through one of our affiliates, in the secondary market, any mortgage-backed security to be included in one of our trusts.

MORTGAGE LOANS

         General. Each mortgage loan underlying the offered certificates will constitute the obligation of one or more persons to repay a debt. That obligation will be evidenced by a promissory note or bond. In addition, that obligation will be secured by a mortgage, deed of trust or other security instrument that creates a first or junior lien on, or security interest in, an interest in one or more of the following types of real property-

         o rental or cooperatively-owned buildings with multiple dwelling units;

         o retail properties related to the sale of consumer goods and other products to the general public, such as shopping centers, malls, factory outlet centers, automotive sales centers, department stores and other retail stores, grocery stores, specialty shops, convenience stores and gas stations;

         o retail properties related to providing entertainment, recreational and personal services to the general public, such as movie theaters, fitness centers, bowling alleys, salons, dry cleaners and automotive service centers;

         o        office properties;

         o hospitality properties, such as hotels, motels and other lodging facilities;

         o        casino properties;

         o health care-related properties, such as hospitals, skilled nursing facilities, nursing homes, congregate care facilities and, in some cases, assisted living centers and senior housing;

         o        industrial properties;

         o warehouse facilities, mini-warehouse facilities and self-storage facilities;

         o restaurants, taverns and other establishments involved in the food and beverage industry;

         o manufactured housing communities, mobile home parks and recreational vehicle parks;

         o recreational and resort properties, such as recreational vehicle parks, golf courses, marinas, ski resorts and amusement parks;

         o        arenas and stadiums;

         o        churches and other religious facilities;

         o        parking lots and garages;

         o        mixed use properties;

         o        other income-producing properties; and

         o        unimproved land.

         The real property interests that may be encumbered in order to secure a mortgage loan underlying your offered certificates, include--

         o a fee interest or estate, which consists of ownership of the property for an indefinite period;

         o an estate for years, which consists of ownership of the property for a specified period of years;

         o a leasehold interest or estate, which consists of a right to occupy and use the property for a specified period of years, subject to the terms and conditions of a lease;

         o        shares in a cooperative corporation which owns the property;
                  or

         o        any other real estate interest under applicable local law.

Any of these real property interests may be subject to deed restrictions, easements, rights of way and other matters of public record with respect to the related property. In addition, the use of, and improvements that may be constructed on, any particular real property will, in most cases, be subject to zoning laws and other legal restrictions.

         Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by liens on real properties located in the United States, its territories and possessions. However, some of those mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent more than 10% of the related mortgage asset pool, by balance.

         If we so indicate in the related prospectus supplement, one or more of the mortgage loans underlying a series of offered certificates may be secured by a junior lien on the related real property. However, the loan or loans secured by the more senior liens on that property may not be included in the related trust. The primary risk to the holder of a mortgage loan secured by a junior lien on a real property is the possibility that the foreclosure proceeds remaining after payment of the loans secured by more senior liens on that property will be insufficient to pay the junior loan in full. In a foreclosure proceeding, the sale proceeds are applied--

         o first, to the payment of court costs and fees in connection with the foreclosure;

         o        second, to the payment of real estate taxes; and

         o third, to the payment of any and all principal, interest, prepayment or acceleration penalties, and other amounts owing to the holder of the senior loans.

The claims of the holders of the senior loans must be satisfied in full before the holder of the junior loan receives any payments with respect to the junior loan. If a lender forecloses on a junior loan, it does so subject to any related senior loans.

         If we so indicate in the related prospectus supplement, the mortgage loans underlying a series of offered certificates may be delinquent as of the date the certificates are initially issued. In those cases, we will describe in the related prospectus supplement--

         o        the period of the delinquency;

         o        any forbearance arrangement then in effect;

         o        the condition of the related real property; and

         o the ability of the related real property to generate income to service the mortgage debt.

We will not, however, transfer any mortgage loan to a trust if we know that the mortgage loan is, at the time of transfer, more than 90 days delinquent with respect to any scheduled payment of principal or interest or in foreclosure.

         Various Types of Multifamily and Commercial Properties May Secure Mortgage Loans Underlying a Series of Offered Certificates. The mortgage loans underlying a series of offered certificates may be secured by numerous types of multifamily and commercial properties. As we discuss below under "--Mortgage Loans--Default and Loss Considerations with Respect to Commercial and Multifamily Mortgage Loans," the adequacy of an income-producing property as security for a mortgage loan depends in large part on its value and ability to generate net operating income. Set forth below is a discussion of some of the various factors that may affect the value and operations of the indicated types of multifamily and commercial properties.

         Multifamily Rental Properties. Factors affecting the value and operation of a multifamily rental property include-

         o the physical attributes of the property, such as its age, appearance, amenities and construction quality;

         o        the types of services offered at the property;

         o        the location of the property;

         o the characteristics of the surrounding neighborhood, which may change over time;

         o the rents charged for dwelling units at the property relative to the rents charged for comparable units at competing properties;

         o the ability of management to provide adequate maintenance and insurance;

         o        the property's reputation;

         o the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

         o the existence or construction of competing or alternative residential properties, including other apartment buildings and complexes, manufactured housing communities, mobile home parks and single-family housing;

         o        the ability of management to respond to competition;

         o the tenant mix and whether the property is primarily occupied by workers from a particular company or type of business, personnel from a local military base or students;

         o adverse local, regional or national economic conditions, which may limit the amount that may be charged for rents and may result in a reduction in timely rent payments or a reduction in occupancy levels;

         o state and local regulations, which may affect the property owner's ability to increase rent to the market rent for an equivalent apartment;

         o the extent to which the property is subject to land use restrictive covenants or contractual covenants that require that units be rented to low income tenants;

         o the extent to which the cost of operating the property, including the cost of utilities and the cost of required capital expenditures, may increase; and

         o the extent to which increases in operating costs may be passed through to tenants.

         Because units in a multifamily rental property are leased to individuals, usually for no more than a year, the property is likely to respond relatively quickly to a downturn in the local economy or to the closing of a major employer in the area.

         Some states regulate the relationship of an owner and its tenants at a multifamily rental property. Among other things, these states may--

         o        require written leases;

         o        require good cause for eviction;

         o        require disclosure of fees;

         o        prohibit unreasonable rules;

         o        prohibit retaliatory evictions;

         o        prohibit restrictions on a resident's choice of unit vendors;

         o        limit the bases on which a landlord may increase rent; or

         o prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

         Apartment building owners have been the subject of suits under state Unfair and Deceptive Practices Acts and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices.

         Some counties and municipalities also impose rent control regulations on apartment buildings. These regulations may limit rent increases to--

         o        fixed percentages;

         o        percentages of increases in the consumer price index;

         o        increases set or approved by a governmental agency; or

         o        increases determined through mediation or binding arbitration.

         In many cases, the rent control laws do not provide for decontrol of rental rates upon vacancy of individual units. Any limitations on a landlord's ability to raise rents at a multifamily rental property may impair the landlord's ability to repay a mortgage loan secured by the property or to meet operating costs.

         Some multifamily rental properties are subject to land use restrictive covenants or contractual covenants in favor of federal or state housing agencies. These covenants generally require that a minimum number or percentage of units be rented to tenants who have incomes that are substantially lower than median incomes in the area or region. These covenants may limit the potential rental rates that may be charged at a multifamily rental property, the potential tenant base for the property or both. An owner may subject a multifamily rental property to these covenants in exchange for tax credits or rent subsidies. When the credits or subsidies cease, net operating income will decline.

         Some mortgage loans underlying the offered certificates will be secured by--

         o the related borrower's interest in multiple units in a residential condominium project; and

         o the related voting rights in the owners' association for the project.

Due to the nature of condominiums, a default on any of those mortgage loans will not allow the related special servicer the same flexibility in realizing on the real property collateral as is generally available with respect to multifamily rental properties that are not condominiums. The rights of other unit owners, the governing documents of the owners' association and the state and local laws applicable to condominiums must be considered and respected. Consequently, servicing and realizing upon the collateral for those mortgage loans could subject the related trust to greater delay, expense and risk than a loan secured by a multifamily rental property that is not a condominium.

         Cooperatively-Owned Apartment Buildings. Some multifamily properties are owned or leased by cooperative corporations. In general, each shareholder in the corporation is entitled to occupy a particular apartment unit under a long-term proprietary lease or occupancy agreement.

         A tenant/shareholder of a cooperative corporation must make a monthly maintenance payment to the corporation. The monthly maintenance payment represents a tenant/shareholder's pro rata share of the corporation's--

         o        mortgage loan payments;

         o        real property taxes;

         o        maintenance expenses; and

         o        other capital and ordinary expenses of the property.

These monthly maintenance payments are in addition to any payments of principal and interest the tenant/shareholder must make on any loans of the tenant/shareholder secured by its shares in the corporation.

         A cooperative corporation is directly responsible for building maintenance and payment of real estate taxes and hazard and liability insurance premiums. A cooperative corporation's ability to meet debt service obligations on a mortgage loan secured by, and to pay all other operating expenses of, the cooperatively owned property depends primarily upon the receipt of--

         o        maintenance payments from the tenant/shareholders; and

         o any rental income from units or commercial space that the cooperative corporation might control.

         A cooperative corporation may have to impose special assessments on the tenant/shareholders in order to pay unanticipated expenditures. Accordingly, a cooperative corporation is highly dependent on the financial well being of its tenant/shareholders. A cooperative corporation's ability to pay the amount of any balloon payment due at the maturity of a mortgage loan secured by the cooperatively owned property depends primarily on its ability to refinance the property.

         In a typical cooperative conversion plan, the owner of a rental apartment building contracts to sell the building to a newly formed cooperative corporation. Shares are allocated to each apartment unit by the owner or sponsor. The current tenants have a specified period to subscribe at prices discounted from the prices to be offered to the public after that period. As part of the consideration for the sale, the owner or sponsor receives all the unsold shares of the cooperative corporation. In general the sponsor controls the corporation's board of directors and management for a limited period of time. If the sponsor holds the shares allocated to a large number of apartment units, the lender on a mortgage loan secured by a cooperatively owned property may be adversely affected by a decline in the creditworthiness of the sponsor.

         Many cooperative conversion plans are non-eviction plans. Under a non-eviction plan, a tenant at the time of conversion who chooses not to purchase shares is entitled to reside in its apartment unit as a subtenant from the owner of the shares allocated to that unit. Any applicable rent control or rent stabilization laws would continue to be applicable to the subtenancy. In addition, the subtenant may be entitled to renew its lease for an indefinite number of years with continued protection from rent increases above those permitted by any applicable rent control and rent stabilization laws. The owner/shareholder is responsible for the maintenance payments to the cooperative corporation without regard to whether it receives rent from the subtenant or whether the rent payments are lower than maintenance payments on the unit. Newly-formed cooperative corporations typically have the greatest concentration of non-tenant/shareholders.

         Retail Properties. The term "retail property" encompasses a broad range of properties at which businesses sell consumer goods and other products and provide various entertainment, recreational or personal services to the general public. Some examples of retail properties include--

         o        shopping centers;

         o        factory outlet centers;

         o        malls;

         o        automotive sales and service centers;

         o        consumer oriented businesses;

         o        department stores;

         o        grocery stores;

         o        convenience stores;

         o        specialty shops;

         o        gas stations;

         o        movie theaters;

         o        fitness centers;

         o        bowling alleys;

         o        salons; and

         o        dry cleaners.

         Unless owner occupied, retail properties generally derive all or a substantial percentage of their income from lease payments from commercial tenants. Therefore, it is important for the owner of a retail property to attract and keep tenants, particularly significant tenants, that are able to meet their lease obligations. In order to attract tenants, the owner of a retail property may be required--

         o        to lower rents;

         o to grant a potential tenant a free rent or reduced rent period;

         o        to improve the condition of the property generally; or

         o to make at its own expense, or grant a rent abatement to cover, tenant improvements for a potential tenant.

         A prospective tenant will also be interested in the number and type of customers that it will be able to attract at a particular retail property. The ability of a tenant at a particular retail property to attract customers will be affected by a number of factors related to the property and the surrounding area, including--

         o        competition from other retail properties;

         o perceptions regarding the safety, convenience and attractiveness of the property;

         o        perceptions regarding the safety of the surrounding area;

         o        demographics of the surrounding area;

         o the strength and stability of the local, regional and national economies;

         o        traffic patterns and access to major thoroughfares;

         o        the visibility of the property;

         o        availability of parking;

         o the particular mixture of the goods and services offered at the property;

         o        customer tastes, preferences and spending patterns; and

         o        the drawing power of other tenants.

         The success of a retail property is often dependent on the success of its tenants' businesses. A significant component of the total rent paid by tenants of retail properties is often tied to a percentage of gross sales or revenues. Declines in sales or revenues of the tenants will likely cause a corresponding decline in percentage rents and/or impair the tenants' ability to pay their rent or other occupancy costs. A default by a tenant under its lease could result in delays and costs in enforcing the landlord's rights. Retail properties would be directly and adversely affected by a decline in the local economy and reduced consumer spending.

         Repayment of a mortgage loan secured by a retail property will be affected by the expiration of space leases at the property and the ability of the borrower to renew or relet the space on comparable terms. Even if vacant space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, may be substantial and could reduce cash flow from a retail property.

         The presence or absence of an anchor tenant in a multi-tenanted retail property can be important. Anchor tenants play a key role in generating customer traffic and making the center desirable for other tenants. An anchor tenant is, in general, a retail tenant whose space is substantially larger in size than that of other tenants at the same retail property and whose operation is vital in attracting customers to the property. At some retail properties, the anchor tenant owns the space it occupies. In those cases where the property owner does not control the space occupied by the anchor tenant, the property owner may not be able to take actions with respect to the space that it otherwise typically would, such as granting concessions to retain an anchor tenant or removing an ineffective anchor tenant. In some cases, an anchor tenant may cease to operate at the property, thereby leaving its space unoccupied even though it continues to own or pay rent on the vacant space. If an anchor tenant ceases operations at a retail property, other tenants at the property may be entitled to terminate their leases prior to the scheduled termination date or to pay rent at a reduced rate for the remaining term of the lease.

         Various factors will adversely affect the economic performance of an anchored retail property, including-

         o        an anchor tenant's failure to renew its lease;

         o        termination of an anchor tenant's lease;

         o the bankruptcy or economic decline of an anchor tenant or a self-owned anchor;

         o the cessation of the business of a self-owned anchor or of an anchor tenant, notwithstanding its continued ownership of the previously occupied space or its continued payment of rent, as the case may be; or

         o        a loss of an anchor tenant's ability to attract shoppers.

         Retail properties may also face competition from sources outside a given real estate market or with lower operating costs. For example, all of the following compete with more traditional department stores and specialty shops for consumer dollars-

         o        factory outlet centers;

         o        discount shopping centers and clubs;

         o        catalogue retailers;

         o        television shopping networks and programs;

         o        internet web sites; and

         o        telemarketing.

         Similarly, home movie rentals and pay-per-view movies provide alternate sources of entertainment to movie theaters. Continued growth of these alternative retail outlets and entertainment sources, which are often characterized by lower operating costs, could adversely affect the rents collectible at retail properties.

         Gas stations, automotive sales and service centers and dry cleaners also pose unique environmental risks because of the nature of their businesses and the types of products used or sold in those businesses.

         Office Properties. Factors affecting the value and operation of an office property include-

         o the number and quality of the tenants, particularly significant tenants, at the property;

         o the physical attributes of the building in relation to competing buildings;

         o the location of the property with respect to the central business district or population centers;

         o demographic trends within the metropolitan area to move away from or towards the central business district;

         o social trends combined with space management trends, which may change towards options such as telecommuting or hoteling to satisfy space needs;

         o tax incentives offered to businesses or property owners by cities or suburbs adjacent to or near where the building is located;

         o local competitive conditions, such as the supply of office space or the existence or construction of new competitive office buildings;

         o        the quality and philosophy of building management;

         o        access to mass transportation; and

         o        changes in zoning laws.

         Office properties may be adversely affected by an economic decline in the business operated by their tenants. The risk associated with that economic decline is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

         Office properties are also subject to competition with other office properties in the same market. Competitive factors affecting an office property include-

         o        rental rates;

         o the building's age, condition and design, including floor sizes and layout;

         o        access to public transportation and availability of parking;
                  and

         o amenities offered to its tenants, including sophisticated building systems, such as fiber optic cables, satellite communications or other base building technological features.

         The cost of refitting office space for a new tenant is often higher than for other property types.

         The success of an office property also depends on the local economy. Factors influencing a company's decision to locate in a given area include-

         o        the cost and quality of labor;

         o        tax incentives; and

         o quality of life matters, such as schools and cultural amenities.

         The strength and stability of the local or regional economy will affect an office property's ability to attract stable tenants on a consistent basis. A central business district may have a substantially different economy from that of a suburb.

         Hospitality Properties. Hospitality properties may involve different types of hotels and motels, including-

         o        full service hotels;

         o        resort hotels with many amenities;

         o        limited service hotels;

         o hotels and motels associated with national or regional franchise chains;

         o hotels that are not affiliated with any franchise chain but may have their own brand identity; and

         o        other lodging facilities.

         Factors affecting the economic performance of a hospitality property include-

         o the location of the property and its proximity to major population centers or attractions;

         o        the seasonal nature of business at the property;

         o the level of room rates relative to those charged by competitors;

         o        quality and perception of the franchise affiliation;

         o economic conditions, either local, regional or national, which may limit the amount that can be charged for a room and may result in a reduction in occupancy levels;

         o the existence or construction of competing hospitality properties;

         o        nature and quality of the services and facilities;

         o        financial strength and capabilities of the owner and operator;

         o the need for continuing expenditures for modernizing, refurbishing and maintaining existing facilities;

         o increases in operating costs, which may not be offset by increased room rates;

         o the property's dependence on business and commercial travelers and tourism; and

         o changes in travel patterns caused by changes in access, energy prices, labor strikes, relocation of highways, the reconstruction of additional highways or other factors.

         Because limited service hotels and motels are relatively quick and inexpensive to construct and may quickly reflect a positive value, an over-building of these hotels and motels could occur in any given region, which would likely adversely affect occupancy and daily room rates. Further, because rooms at hospitality properties are generally rented for short periods of time, hospitality properties tend to be more sensitive to adverse economic conditions and competition than many other types of commercial properties. Additionally, the revenues of some hospitality properties, particularly those located in regions whose economies depend upon tourism, may be highly seasonal in nature.

         Hospitality properties may be operated under franchise agreements. The continuation of a franchise is typically subject to specified operating standards and other terms and conditions. The franchisor periodically inspects its licensed properties to confirm adherence to its operating standards. The failure of the hospitality property to maintain those standards or adhere to those other terms and conditions could result in the loss or cancellation of the franchise license. It is possible that the franchisor could condition the continuation of a franchise license on the completion of capital improvements or the making of capital expenditures that the owner of the hospitality property determines are too expensive or are otherwise unwarranted in light of the operating results or prospects of the property. In that event, the owner of the hospitality property may elect to allow the franchise license to lapse. In any case, if the franchise is terminated, the owner of the hospitality property may seek to obtain a suitable replacement franchise or to operate property independently of a franchise license. The loss of a franchise license could have a material adverse effect upon the operations or value of the hospitality property because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

         The viability of any hospitality property that is a franchise of a national or a regional hotel or motel chain is dependent upon-

         o the continued existence and financial strength of the franchisor;

         o        the public perception of the franchise service mark; and

         o        the duration of the franchise licensing agreement.

         The transferability of franchise license agreements may be restricted. The consent of the franchisor would be required for the continued use of the franchise license by the hospitality property following a foreclosure. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Further, in the event of a foreclosure on a hospitality property, the lender or other purchaser of the hospitality property may not be entitled to the rights under any associated liquor license. That party would be required to apply in its own right for a new liquor license. There can be no assurance that a new license could be obtained or that it could be obtained promptly.

         Casino Properties. Factors affecting the economic performance of a casino property include-

         o location, including proximity to or easy access from major population centers;

         o        appearance;

         o economic conditions, either local, regional or national, which may limit the amount of disposable income that potential patrons may have for gambling;

         o        the existence or construction of competing casinos;

         o        dependence on tourism; and

         o        local or state governmental regulation.

         Competition among major casinos may involve attracting patrons by--

         o providing alternate forms of entertainment, such as performers and sporting events; and

         o        offering low-priced or free food and lodging.

         Casino owners may expend substantial sums to modernize, refurbish and maintain existing facilities.

         The ownership and operation of casino properties is often subject to local or state governmental regulation. A government agency or authority may have jurisdiction over or influence with respect to the foreclosure of a casino property or the bankruptcy of its owner or operator. In some jurisdictions, it may be necessary to receive governmental approval before foreclosing, thereby resulting in substantial delays to a lender. Gaming licenses are not transferable, including in connection with a foreclosure. There can be no assurance that a lender or another purchaser in foreclosure or otherwise will be able to obtain the requisite approvals to continue operating the foreclosed property as a casino.

         Any given state or municipality that currently allows legalized gambling could pass legislation banning it.

         The loss of a gaming license for any reason would have a material adverse effect on the value of a casino property.

         Health Care-Related Properties. Health-care related properties include-

         o        hospitals;

         o        skilled nursing facilities;

         o        nursing homes;

         o        congregate care facilities; and

         o in some cases, assisted living centers and housing for seniors.

         Health care-related facilities, particularly nursing homes, may receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to-

         o        statutory and regulatory changes;

         o        retroactive rate adjustments;

         o        administrative rulings;

         o        policy interpretations;

         o        delays by fiscal intermediaries; and

         o        government funding restrictions.

All of the foregoing can adversely affect revenues from the operation a health care-related facility. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers. In addition, there are currently under consideration various proposals for national health care relief that could further limit these payments.

         Providers of long-term nursing care and other medical services are highly regulated by federal, state and local law. They are subject to numerous factors which can increase the cost of operation, limit growth and, in extreme cases, require or result in suspension or cessation of operations, including-

         o federal and state licensing requirements; o facility inspections;

         o        rate setting;

         o        reimbursement policies; and

         o laws relating to the adequacy of medical care, distribution of pharmaceuticals, use of equipment, personnel operating policies and maintenance of and additions to facilities and services.

         Under applicable federal and state laws and regulations, Medicare and Medicaid reimbursements generally may not be made to any person other than the provider who actually furnished the related material goods and services. Accordingly, in the event of foreclosure on a health care-related facility, neither a lender nor other subsequent lessee or operator of the property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the property prior to foreclosure. Furthermore, in the event of foreclosure, there can be no assurance that a lender or other purchaser in a foreclosure sale would be entitled to the rights under any required licenses and regulatory approvals. The lender or other purchaser may have to apply in its own right for those licenses and approvals. There can be no assurance that a new license could be obtained or that a new approval would be granted.

         Health care-related facilities are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value. Furthermore, transfers of health care-related facilities are subject to regulatory approvals under state, and in some cases federal, law not required for transfers of most other types of commercial properties.

         Industrial Properties. Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment and/or by a general slowdown in the economy. In addition, an industrial property that suited the particular needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties.

         The value and operation of an industrial property depends on-

         o location of the property, the desirability of which in a particular instance may depend on--

                  1.       availability of labor services,

                  2.       proximity to supply sources and customers, and

                  3. accessibility to various modes of transportation and shipping, including railways, roadways, airline terminals and ports;

         o building design of the property, the desirability of which in a particular instance may depend on--

                  1.       ceiling heights,

                  2.       column spacing,

                  3.       number and depth of loading bays,

                  4.       divisibility,

                  5.       floor loading capacities,

                  6.       truck turning radius,

                  7.       overall functionality, and

                  8. adaptability of the property, because industrial tenants often need space that is acceptable for highly specialized activities; and

         o the quality and creditworthiness of individual tenants, because industrial properties frequently have higher tenant concentrations.

         Industrial properties are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value.

         Warehouse, Mini-Warehouse and Self-Storage Facilities. Warehouse, mini-warehouse and self-storage properties are considered vulnerable to competition because both acquisition costs and break-even occupancy are relatively low. In addition, it would require substantial capital expenditures to convert a warehouse, mini-warehouse or self-storage property to an alternative use. This will materially impair the liquidation value of the property if its operation for storage purposes becomes unprofitable due to decreased demand, competition, age of improvements or other factors.

         Successful operation of a warehouse, mini-warehouse or self-store property depends on--

         o        building design;

         o        location and visibility;

         o        tenant privacy;

         o        efficient access to the property;

         o proximity to potential users, including apartment complexes or commercial users;

         o        services provided at the property, such as security;

         o        age and appearance of the improvements; and

         o        quality of management.

         Restaurants and Taverns. Factors affecting the economic viability of individual restaurants, taverns and other establishments that are part of the food and beverage service industry include-

         o competition from facilities having businesses similar to a particular restaurant or tavern;

         o perceptions by prospective customers of safety, convenience, services and attractiveness;

         o the cost, quality and availability of food and beverage products;

         o negative publicity, resulting from instances of food contamination, food-borne illness and similar events;

         o        changes in demographics, consumer habits and traffic patterns;

         o        the ability to provide or contract for capable management; and

         o retroactive changes to building codes, similar ordinances and other legal requirements.

         Adverse economic conditions, whether local, regional or national, may limit the amount that may be charged for food and beverages and the extent to which potential customers dine out. Because of the nature of the business, restaurants and taverns tend to respond to adverse economic conditions more quickly than do many other types of commercial properties. Furthermore, the transferability of any operating, liquor and other licenses to an entity acquiring a bar or restaurant, either through purchase or foreclosure, is subject to local law requirements.

         The food and beverage service industry is highly competitive. The principal means of competition are--

         o        segment;

         o        product;

         o        price;

         o        value;

         o        quality;

         o        service;

         o        convenience;

         o        location; and

         o        the nature and condition of the restaurant facility.

         A restaurant or tavern operator competes with the operators of comparable establishments in the area in which its restaurant or tavern is located. Other restaurants could have--

         o        lower operating costs;

         o        more favorable locations;

         o        more effective marketing;

         o        more efficient operations; or

         o        better facilities.

         The location and condition of a particular restaurant or tavern will affect the number of customers and, to an extent, the prices that may be charged. The characteristics of an area or neighborhood in which a restaurant or tavern is located may change over time or in relation to competing facilities. Also, the cleanliness and maintenance at a restaurant or tavern will affect its appeal to customers. In the case of a regionally- or nationally-known chain restaurant, there may be costly expenditures for renovation, refurbishment or expansion, regardless of its condition.

         Factors affecting the success of a regionally- or nationally-known chain restaurant include-

         o actions and omissions of any franchisor, including management practices that--

                  1.       adversely affect the nature of the business, or

                  2. require renovation, refurbishment, expansion or other expenditures;

         o the degree of support provided or arranged by the franchisor, including its franchisee organizations and third-party providers of products or services; and

         o the bankruptcy or business discontinuation of the franchisor or any of its franchisee organizations or third-party providers.

         Chain restaurants may be operated under franchise agreements. Those agreements typically do not contain provisions protective of lenders. A borrower's rights as franchisee typically may be terminated without informing the lender, and the borrower may be precluded from competing with the franchisor upon termination. In addition, a lender that acquires title to a restaurant site through foreclosure or similar proceedings may be restricted in the use of the site or may be unable to succeed to the rights of the franchisee under the related franchise agreement. The transferability of a franchise may be subject to other restrictions. Also, federal and state franchise regulations may impose additional risk, including the risk that the transfer of a franchise acquired through foreclosure or similar proceedings may require registration with governmental authorities or disclosure to prospective transferees.

         Manufactured Housing Communities, Mobile Home Parks and Recreational Vehicle Parks. Manufactured housing communities and mobile home parks consist of land that is divided into "spaces" or "home sites" that are primarily leased to owners of the individual mobile homes or other housing units. The home owner often invests in site-specific improvements such as carports, steps, fencing, skirts around the base of the home, and landscaping. The land owner typically provides private roads within the park, common facilities and, in many cases, utilities.

         Due to relocation costs and, in some cases, demand for homesites, the value of a mobile home or other housing unit in place in a manufactured housing community or mobile home park is generally higher, and can be significantly higher, than the value of the same unit not placed in a manufactured housing community or mobile home park. As a result, a well-operated manufactured housing community or mobile home park that has achieved stabilized occupancy is typically able to maintain occupancy at or near that level. For the same reason, a lender that provided financing for the home of a tenant who defaulted in his or her space rent generally has an incentive to keep rental payments current until the home can be resold in place, rather than to allow the unit to be removed from the park. In general, the individual mobile homes and other housing units will not constitute collateral for a mortgage loan underlying a series of offered certificates.

         Recreational vehicle parks lease spaces primarily or exclusively for motor homes, travel trailers and portable truck campers, primarily designed for recreational, camping or travel use. In general, parks that lease recreational vehicle spaces can be viewed as having a less stable tenant population than parks occupied predominantly by mobile homes. However, it is not unusual for the owner of a recreational vehicle to leave the vehicle at the park on a year-round basis or to use the vehicle as low cost housing and reside in the park indefinitely.

         Factors affecting the successful operation of a manufactured housing community, mobile home park or recreational vehicle park include-

         o the number of comparable competing properties in the local market;

         o        the age, appearance and reputation of the property;

         o        the quality of management; and

         o        the types of facilities and services it provides.

         Manufactured housing communities and mobile home parks also compete against alternative forms of residential housing, including--

         o        multifamily rental properties;

         o        cooperatively-owned apartment buildings;

         o        condominium complexes; and

         o        single-family residential developments.

         Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging, such as staying at a hotel at the beach.

         Manufactured housing communities, mobile home parks and recreational vehicle parks are special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect the liquidation value of the property if its operation as a manufactured housing community, mobile home park or recreational vehicle park, as the case may be, becomes unprofitable due to competition, age of the improvements or other factors.

         Some states regulate the relationship of an owner of a manufactured housing community or mobile home park and its tenants in a manner similar to the way they regulate the relationship between a landlord and tenant at a multifamily rental property. In addition, some states also regulate changes in the use of a manufactured housing community or mobile home park and require that the owner give written notice to its tenants a substantial period of time prior to the projected change.

         In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on manufactured housing communities and mobile home parks. These ordinances may limit rent increases to-

         o        fixed percentages;

         o        percentages of increases in the consumer price index;

         o        increases set or approved by a governmental agency; or

         o        increases determined through mediation or binding arbitration.

         In many cases, the rent control laws either do not permit vacancy decontrol or permit vacancy decontrol only in the relatively rare event that the mobile home or manufactured housing unit is removed from the homesite. Local authority to impose rent control on manufactured housing communities and mobile home parks is pre-empted by state law in some states and rent control is not imposed at the state level in those states. In some states, however, local rent control ordinances are not pre-empted for tenants having short-term or month-to-month leases, and properties there may be subject to various forms of rent control with respect to those tenants.

         Recreational and Resort Properties. Any mortgage loan underlying a series of offered certificates may be secured by a golf course, marina, ski resort, amusement park or other property used for recreational purposes or as a resort. Factors affecting the economic performance of a property of this type include-

         o        the location and appearance of the property;

         o        the appeal of the recreational activities offered;

         o the existence or construction of competing properties, whether are not they offer the same activities;

         o the need to make capital expenditures to maintain, refurbish, improve and/or expand facilities in order to attract potential patrons;

         o        geographic location and dependence on tourism;

         o changes in travel patterns caused by changes in energy prices, strikes, location of highways, construction of additional highways and similar factors;

         o seasonality of the business, which may cause periodic fluctuations in operating revenues and expenses;

         o        sensitivity to weather and climate changes; and

         o        local, regional and national economic conditions.

         A marina or other recreational or resort property located next to water will also be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways.

         Because of the nature of the business, recreational and resort properties tend to respond to adverse economic conditions more quickly than do many other types of commercial properties.

         Recreational and resort properties are generally special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

         Arenas and Stadiums. The success of an arena or stadium generally depends on its ability to attract patrons to a variety of events, such as sporting events, musical events, theatrical events, animal shows, and circuses. The ability to attract patrons is dependent on, among others, the following factors-

         o        the appeal of the particular event;

         o        the cost of admission;

         o perceptions by prospective patrons of the safety, convenience, services and attractiveness of the arena or stadium;

         o perceptions by prospective patrons of the safety of the surrounding area; and

         o the alternative forms of entertainment available in the particular locale.

         In some cases, an arena's or stadium's success will depend on its ability to attract and keep a sporting team as a tenant. An arena or stadium may become unprofitable, or unacceptable to a tenant of that type, due to decreased attendance, competition and age of improvements. Often, substantial expenditures must be made to modernize, refurbish and/or maintain existing facilities.

         Arenas and stadiums are special purpose properties which cannot be readily convertible to alternative uses. This will adversely affect their liquidation value.

         Churches and Other Religious Facilities. Churches and other religious facilities generally depend on charitable donations to meet expenses and pay for maintenance and capital expenditures. The extent of those donations is dependent on the attendance at any particular religious facility and the extent to which attendees are prepared to make donations, which is influenced by a variety of social, political and economic factors. Donations may be adversely affected by economic conditions, whether local, regional or national. Religious facilities are special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

         Parking Lots and Garages. The primary source of income for parking lots and garages is the rental fees charged for parking spaces. Factors affecting the success of a parking lot or garage include-

         o        the number of rentable parking spaces and rates charged;

         o the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

         o        the amount of alternative parking spaces in the area;

         o        the availability of mass transit; and

         o the perceptions of the safety, convenience and services of the lot or garage.

         Unimproved Land. The value of unimproved land is largely a function of its potential use. This may depend on--

         o        its location;

         o        its size;

         o        the surrounding neighborhood; and

         o        local zoning laws.

         Default and Loss Considerations with Respect to Commercial and Multifamily Mortgage Loans. Mortgage loans secured by liens on income-producing properties are substantially different from mortgage loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon--

         o        the successful operation of the property; and

         o its ability to generate income sufficient to make payments on the loan.

This is particularly true because most or all of the mortgage loans underlying the offered certificates will be nonrecourse loans.

         The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan. In general, the debt service coverage ratio of a multifamily or commercial mortgage loan at any given time is the ratio of--

         o the amount of income derived or expected to be derived from the related real property for a twelve-month period that is available to pay debt service; to

         o the annualized scheduled payments of principal and/or interest on the mortgage loan and any other senior loans that are secured by the related real property.

The amount described in the first bullet point of the preceding sentence is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property. We will provide a more detailed discussion of its calculation in the related prospectus supplement.

         The cash flow generated by a multifamily or commercial property will generally fluctuate over time and may or may not be sufficient to--

         o        make the loan payments on the related mortgage loan;

         o        cover operating expenses; and

         o        fund capital improvements at any given time.

         Operating revenues of a nonowner occupied, income- producing property may be affected by the condition of the applicable real estate market and/or area economy. Properties leased, occupied or used on a short-term basis, such as--

         o        some health care-related facilities;

         o        hotels and motels;

         o        recreational vehicle parks; and

         o        mini-warehouse and self-storage facilities,

tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as--

         o        warehouses;

         o        retail stores;

         o        office buildings; and

         o        industrial facilities.

         Some commercial properties may be owner-occupied or leased to a small number of tenants. Accordingly, the operating revenues may depend substantially on the financial condition of the borrower or one or a few tenants. Mortgage loans secured by liens on owner-occupied and single tenant properties may pose a greater likelihood of default and loss than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

         Increases in property operating expenses can increase the likelihood of a borrower default on a multifamily or commercial mortgage loan secured by the property. Increases in property operating expenses may result from-

         o        increases in energy costs and labor costs;

         o        increases in interest rates and real estate tax rates; and

         o changes in governmental rules, regulations and fiscal policies.

         Some net leases of commercial properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses. However, a net lease will result in stable net operating income to the borrower/landlord only if the lessee is able to pay the increased operating expense while also continuing to make rent payments.

         Lenders also look to the loan-to-value ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property is liquidated following a default. In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of--

         o the then outstanding principal balance of the mortgage loan and any other senior loans that are secured by the related real property; to

         o the estimated value of the related real property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

         A low loan-to-value ratio means the borrower has a large amount of its own equity in the multifamily or commercial property that secures its loan. In these circumstances--

         o the borrower has a greater incentive to perform under the terms of the related mortgage loan in order to protect that equity; and

         o the lender has greater protection against loss on liquidation following a borrower default.

         Loan-to-value ratios are not necessarily an accurate measure of the likelihood of liquidation loss in a pool of multifamily and commercial mortgage loans. For example, the value of a multifamily or commercial property as of the date of initial issuance of a series of offered certificates may be less than the estimated value determined at loan origination. The value of any real property, in particular a multifamily or commercial property, will likely fluctuate from time to time. Moreover, even a current appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on--

         o the market comparison method, which takes into account the recent resale value of comparable properties at the date of the appraisal;

         o the cost replacement method, which takes into account the cost of replacing the property at the date of the appraisal;

         o the income capitalization method, which takes into account the property's projected net cash flow; or

         o a selection from the values derived from the foregoing methods.

         Each of these appraisal methods presents analytical difficulties. For example

         o it is often difficult to find truly comparable properties that have recently been sold;

         o the replacement cost of a property may have little to do with its current market value; and

         o income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate.

         If more than one appraisal method is used and significantly different results are produced, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

         The value of a multifamily or commercial property will be affected by property performance. As a result, if a multifamily or commercial mortgage loan defaults because the income generated by the related property is insufficient to pay operating costs and expenses as well as debt service, then the value of the property will decline and a liquidation loss may occur.

         We believe that the foregoing considerations are important factors that generally distinguish mortgage loans secured by liens on income-producing real estate from single-family mortgage loans. However, the originators of the mortgage loans underlying your offered certificates may not have considered all of those factors for all or any of those loans.

         Payment Provisions of the Mortgage Loans. Each of the mortgage loans included in one of our trusts will have the following features--

         o an original term to maturity of not more than approximately 40 years; and

         o scheduled payments of principal, interest or both, to be made on specified dates, that occur monthly, bi-monthly, quarterly, semi-annually, annually or at some other interval.

         A mortgage loan included in one of our trusts may also include terms that-

         o provide for the accrual of interest at a mortgage interest rate that is fixed over its term, that resets on one or more specified dates or that otherwise adjusts from time to time;

         o provide for the accrual of interest at a mortgage interest rate that may be converted at the borrower's election from an adjustable to a fixed interest rate or from a fixed to an adjustable interest rate;

         o        provide for no accrual of interest;

         o provide for level payments to stated maturity, for payments that reset in amount on one or more specified dates or for payments that otherwise adjust from time to time to accommodate changes in the coupon rate or to reflect the occurrence of specified events;

         o be fully amortizing or, alternatively, may be partially amortizing or nonamortizing, with a substantial payment of principal due on its stated maturity date;

         o permit the negative amortization or deferral of accrued interest;

         o permit defeasance and the release of the real property collateral in connection with that defeasance; and/or

         o prohibit some or all voluntary prepayments or require payment of a premium, fee or charge in connection with those prepayments.

         Mortgage Loan Information in Prospectus Supplements. We will describe in the related prospectus supplement the characteristics of the mortgage loans that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage loans in one of our trusts-

         o the total outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans;

         o the type or types of property that provide security for repayment of the mortgage loans;

         o the earliest and latest origination date and maturity date of the mortgage loans;

         o the original and remaining terms to maturity of the mortgage loans, or the range of each of those terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans;

         o loan-to-value ratios of the mortgage loans either at origination or as of a more recent date, or the range of those loan-to-value ratios, and the weighted average of those loan-to-value ratios;

         o the mortgage interest rates of the mortgage loans, or the range of those mortgage interest rates, and the weighted average mortgage interest rate of the mortgage loans;

         o if any mortgage loans have adjustable mortgage interest rates, the index or indices upon which the adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the loan;

         o information on the payment characteristics of the mortgage loans, including applicable prepayment restrictions;

         o debt service coverage ratios of the mortgage loans either at origination or as of a more recent date, or the range of those debt service coverage ratios, and the weighted average of those debt service coverage ratios; and

         o the geographic distribution of the properties securing the mortgage loans on a state-by-state basis.

         If we are unable to provide the specific information described above at the time a series of offered certificates is initially offered, we will provide--

         o        more general information in the related prospectus supplement;
                  and

         o specific information in a report which will be filed with the SEC as part of a Current Report on Form 8-K within 15 days following the issuance of those certificates.

         If any mortgage loan, or group of related mortgage loans, included in one of our trusts represents a material concentration of credit risk, we will include in the related prospectus supplement financial statements or other financial information on the related real property or properties.

MORTGAGE-BACKED SECURITIES

         The mortgage backed-securities underlying a series of offered certificates may include-

         o mortgage participations, mortgage pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that are not insured or guaranteed by any governmental agency or instrumentality; or

         o certificates issued and/or insured or guaranteed by Freddie Mac, Fannie Mae, Ginnie Mae, Farmer Mac, or another federal or state governmental agency or instrumentality.

         In addition, each of those mortgage-backed securities will directly or indirectly evidence an interest in, or be secured by a pledge of, multifamily and/or commercial mortgage loans.

         Each mortgage-backed security included in one of our trusts--

         o will have been registered under the Securities Act of 1933, as amended;

         o        will be exempt from the registration requirements of that Act;

         o will have been held for at least the holding period specified in Rule 144(k) under that Act; or

         o may otherwise be resold by us publicly without registration under that Act.

         We will describe in the related prospectus supplement the characteristics of the mortgage-backed securities that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage-backed securities included in one of our trusts-

         o the initial and outstanding principal amount(s) and type of the securities;

         o the original and remaining term(s) to stated maturity of the securities;

         o the pass-through or bond rate(s) of the securities or the formula for determining those rate(s);

         o        the payment characteristics of the securities;

         o the identity of the issuer(s), servicer(s) and trustee(s) for the securities;

         o        a description of the related credit support, if any;

         o        the type of mortgage loans underlying the securities;

         o the circumstances under which the related underlying mortgage loans, or the securities themselves, may be purchased prior to maturity;

         o the terms and conditions for substituting mortgage loans backing the securities; and

         o the characteristics of any agreements or instruments providing interest rate protection to the securities.

         With respect to any mortgage-backed security included in one of our trusts, we will provide in our reports filed under the Securities Exchange Act of 1934, as amended, the same information regarding the security as is provided by the issuer of the security in its own reports filed under that Act, if the security was publicly offered, or in the reports the issuer of the security provides to the related trustee, if the security was privately issued.

SUBSTITUTION, ACQUISITION AND REMOVAL OF MORTGAGE ASSETS

         If so specified in the related prospectus supplement, we or another specified person or entity may be permitted, at our or its option, but subject to the conditions specified in that prospectus supplement, to acquire from the related trust particular mortgage assets underlying a series of offered certificates in exchange for-

         o cash that would be applied to pay down the principal balances of the certificates of that series; and/or

         o        other mortgage loans or mortgage-backed securities that--

                  1. conform to the description of mortgage assets in this prospectus, and

                  2. satisfy the criteria set forth in the related prospectus supplement.

         In addition, if so specified in the related prospectus supplement, the trustee may be authorized or required to apply collections on the related mortgage assets to acquire new mortgage loans or mortgage-backed securities that--

         o conform to the description of mortgage assets in this prospectus; and

         o satisfy the criteria set forth in the related prospectus supplement.

         No replacement of mortgage assets or acquisition of new mortgage assets will be permitted if it would result in a qualification, downgrade or withdrawal of the then-current rating assigned by any rating agency to any class of affected offered certificates.

UNDELIVERED MORTGAGE ASSETS

         In general, the total outstanding principal balance of the mortgage assets transferred by us to any particular trust will equal or exceed the initial total outstanding principal balance of the related series of certificates. In the event that the total outstanding principal balance of the related mortgage assets initially delivered by us to the related trustee is less than the initial total outstanding principal balance of any series of certificates, we may deposit or arrange for the deposit of cash or liquid investments on an interim basis with the related trustee to cover the shortfall. For 90 days following the date of initial issuance of that series of certificates, we will be entitled to obtain a release of the deposited cash or investments if we deliver or arrange for delivery of a corresponding amount of mortgage assets. If we fail, however, to deliver mortgage assets sufficient to make up the entire shortfall, any of the cash or, following liquidation, investments remaining on deposit with the related trustee will be used by the related trustee to pay down the total principal balance of the related series of certificates, as described in the related prospectus supplement.

ACCOUNTS

         The trust assets underlying a series of offered certificates will include one or more accounts established and maintained on behalf of the holders. All payments and collections received or advanced on the mortgage assets and other trust assets will be deposited and held in those accounts. We will identify and describe those accounts, and will further describe the deposits to and withdrawals from those accounts, in the related prospectus supplement.

CREDIT SUPPORT

         The holders of any class of offered certificates may be the beneficiaries of credit support designed to protect them partially or fully against all or particular defaults and losses on the related mortgage assets. The types of credit support that may benefit the holders of a class of offered certificates include-

         o the subordination or one or more other classes of certificates of the same series;

         o        a letter of credit;

         o        a surety bond;

         o        an insurance policy;

         o        a guarantee;

         o        a credit derivative; and/or

         o        a reserve fund.

         In the related prospectus supplement, we will describe the amount and types of any credit support benefiting the holders of a class of offered certificates.

ARRANGEMENTS PROVIDING REINVESTMENT, INTEREST RATE AND CURRENCY RELATED
PROTECTION

         The trust assets for a series of offered certificates may include guaranteed investment contracts in accordance with which moneys held in the funds and accounts established for that series will be invested at a specified rate. Those trust assets may also include-

         o        interest rate exchange agreements;

         o        interest rate cap agreements;

         o        interest rate floor agreements;

         o        currency exchange agreements; or

         o other agreements or arrangements designed to reduce the effects of interest rate or currency exchange rate fluctuations with respect to the related mortgage assets and one or more classes of offered certificates.

         In the related prospectus supplement, we will describe any agreements or other arrangements designed to protect the holders of a class of offered certificates against shortfalls resulting from movements or fluctuations in interest rates or currency exchange rates. If applicable, we will also identify any obligor under the agreement or other arrangement.

                        YIELD AND MATURITY CONSIDERATIONS

GENERAL

         The yield on your offered certificates will depend on--

         o        the price you paid for your offered certificates;

         o        the pass-through rate on your offered certificates; and

         o the amount and timing of payments on your offered certificates.

         The following discussion contemplates a trust established by us that consists only of mortgage loans. If one of our trusts also includes a mortgage-backed security, the payment terms of that security will soften or enhance the effects that the characteristics and behavior of mortgage loans backing that security can have on the yield to maturity and/or weighted average life of a class of offered certificates. If one of our trusts includes a mortgage-backed security, we will discuss in the related prospectus supplement the effect, if any, that the security may have on the yield to maturity and weighted average lives of the related offered certificates.

PASS-THROUGH RATE

         A class of interest-bearing offered certificates may have a fixed, variable or adjustable pass-through rate. We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, if the pass-through rate is variable or adjustable, the method of determining the pass-through rate.

PAYMENT DELAYS

         There will be a delay between the date on which payments on the underlying mortgage loans are due and the date on which those payments are passed through to you and other investors. That delay will reduce the yield that would otherwise be produced if those payments were passed through on your offered certificates on the same date that they were due.

YIELD AND PREPAYMENT CONSIDERATIONS

         The yield to maturity on your offered certificates will be affected by the rate of principal payments on the underlying mortgage loans and the allocation of those principal payments to reduce the principal balance or notional amount of your offered certificates. The rate of principal payments on those mortgage loans will be affected by the following-

         o the amortization schedules of the mortgage loans, which may change from time to time to reflect, among other things, changes in mortgage interest rates or partial prepayments of principal;

         o        the dates on which any balloon payments are due; and

         o the rate of principal prepayments on the mortgage loans, including voluntary prepayments by borrowers and involuntary prepayments resulting from liquidations, casualties or purchases of mortgage loans.

         Because the rate of principal prepayments on the mortgage loans underlying your offered certificates will depend on future events and a variety of factors, we cannot give you any assurance as to that rate.

         The extent to which the yield to maturity of your offered certificates may vary from your anticipated yield will depend upon--

         o whether you purchased your offered certificates at a discount or premium and, if so, the extent of that discount or premium; and

         o when, and to what degree, payments of principal on the underlying mortgage loans are applied or otherwise result in the reduction of the principal balance or notional amount of your offered certificates.

         If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

         If your offered certificates entitle you to payments of interest, with disproportionate, nominal or no payments of principal, you should consider that your yield will be extremely sensitive to prepayments on the underlying mortgage loans and, under some prepayment scenarios, may be negative.

         If a class of offered certificates accrues interest on a notional amount, that notional amount will, in general, either--

         o be based on the principal balances of some or all of the mortgage assets in the related trust; or

         o equal the total principal balance of one or more of the other classes of certificates of the same series.

Accordingly, the yield on that class of certificates will be inversely related to, as applicable, the rate at which--

         o payments and other collections of principal are received on the mortgage assets referred to in the first bullet point of the prior sentence; or

         o payments are made in reduction of the total principal balance of the class or classes of certificates referred to in the second bullet point of the prior sentence.

         The extent of prepayments of principal of the mortgage loans underlying your offered certificates may be affected by a number of factors, including-

         o        the availability of mortgage credit;

         o the relative economic vitality of the area in which the related real properties are located;

         o        the quality of management of the related real properties;

         o        the servicing of the mortgage loans;

         o        possible changes in tax laws; and

         o        other opportunities for investment.

In general, those factors that increase--

         o the attractiveness of selling or refinancing a commercial or multifamily property; or

         o the likelihood of default under a commercial or multifamily mortgage loan,

would be expected to cause the rate of prepayment to accelerate. In contrast, those factors having an opposite effect would be expected to cause the rate of prepayment to slow.

         The rate of principal payments on the mortgage loans underlying your offered certificates may also be affected by the existence and enforceability of prepayment restrictions, such as--

         o        prepayment lock-out periods; and

         o requirements that voluntary principal prepayments be accompanied by prepayment premiums, fees or charges.

If enforceable, those provisions could constitute either an absolute prohibition, in the case of a prepayment lock-out period, or a disincentive, in the case of a prepayment premium, fee or charge, to a borrower's voluntarily prepaying its mortgage loan, thereby slowing the rate of prepayments.

         The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. As prevailing market interest rates decline, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of adjustable rate mortgage loans, as prevailing market interest rates decline, the related borrowers may have an increased incentive to refinance for the following purposes-

         o        to convert to a fixed rate loan and thereby lock in that rate;
                  or

         o to take advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

         Subject to prevailing market interest rates and economic conditions generally, a borrower may sell a real property in order to--

         o        realize its equity in the property;

         o        meet cash flow needs; or

         o        make other investments.

         Additionally, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their properties prior to the exhaustion of tax depreciation benefits.

         We make no representation as to--

         o the particular factors that will affect the prepayment of the mortgage loans underlying any series of offered certificates;

         o        the relative importance of those factors;

         o the percentage of the principal balance of those mortgage loans that will be paid as of any date; or

         o        the overall rate of prepayment on those mortgage loans.

WEIGHTED AVERAGE LIFE AND MATURITY

         The rate at which principal payments are received on the mortgage loans underlying any series of offered certificates will affect the ultimate maturity and the weighted average life of one or more classes of those certificates. In general, weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.

         The weighted average life and maturity of a class of offered certificates will be influenced by the rate at which principal on the underlying mortgage loans is paid to that class, whether in the form of--

         o        scheduled amortization; or

         o        prepayments, including--

                  1.       voluntary prepayments by borrowers, and

                  2. involuntary prepayments resulting from liquidations, casualties or condemnations and purchases of mortgage loans out of the related trust.

         Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the CPR prepayment model or the SPA prepayment model. CPR represents an assumed constant rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of those loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the 30th month. Beginning in the 30th month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

         Neither CPR nor SPA nor any other prepayment model or assumption is a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of mortgage loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family mortgage loans. It is unlikely that the prepayment experience of the mortgage loans underlying your offered certificates will conform to any particular level of CPR or SPA.

         In the prospectus supplement for a series of offered certificates, we will include tables, if applicable, setting forth--

         o the projected weighted average life of each class of those offered certificates with principal balances; and

         o the percentage of the initial total principal balance of each class of those offered certificates that would be outstanding on specified dates,

based on the assumptions stated in that prospectus supplement, including assumptions regarding prepayments on the underlying mortgage loans. Those tables and assumptions illustrate the sensitivity of the weighted average lives of those offered certificates to various assumed prepayment rates and are not intended to predict, or to provide information that will enable you to predict, the actual weighted average lives of your offered certificates.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

         Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans underlying a series of offered certificates may require that balloon payments be made at maturity. The ability of a borrower to make a balloon payment typically will depend upon its ability either--

         o        to refinance the loan; or

         o        to sell the related real property.

If a borrower is unable to refinance or sell the related real property, there is a possibility that the borrower may default on the mortgage loan or that the maturity of the mortgage loan may be extended in connection with a workout. If a borrower defaults, recovery of proceeds may be delayed by--

         o        the bankruptcy of the borrower; or

         o adverse economic conditions in the market where the related real property is located.

         In order to minimize losses on defaulted mortgage loans, the related master servicer or special servicer may be authorized within prescribed limits to modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay payments of principal on your offered certificates and extend the weighted average life of your offered certificates.

         Negative Amortization. The weighted average life of a class of offered certificates can be affected by mortgage loans that permit negative amortization to occur. Those are the mortgage loans that provide for the current payment of interest calculated at a rate lower than the rate at which interest accrues on the mortgage loan, with the unpaid portion of that interest being added to the related principal balance. Negative amortization most commonly occurs with respect to an adjustable rate mortgage loan that-

         o limits the amount by which its scheduled payment may adjust in response to a change in its mortgage interest rate;

         o provides that its scheduled payment will adjust less frequently than its mortgage interest rate; or

         o provides for constant scheduled payments regardless of adjustments to its mortgage interest rate.

         Negative amortization on one or more mortgage loans in any of our trusts may result in negative amortization on a related class of offered certificates. We will describe in the related prospectus supplement, if applicable, the manner in which negative amortization with respect to the underlying mortgage loans is allocated among the respective classes of a series of offered certificates.

         The portion of any mortgage loan negative amortization allocated to a class of offered certificates may result in a deferral of some or all of the interest payable on those certificates. Deferred interest may be added to the total principal balance of a class of offered certificates. In addition, an adjustable rate mortgage loan that permits negative amortization would be expected during a period of increasing interest rates to amortize, if at all, at a slower rate than if interest rates were declining or were remaining constant. This slower rate of mortgage loan amortization would be reflected in a slower rate of amortization for one or more classes of certificates of the related series. Accordingly, there may be an increase in the weighted average lives of those classes of certificates to which any mortgage loan negative amortization would be allocated or that would bear the effects of a slower rate of amortization of the underlying mortgage loans.

         The extent to which the yield on your offered certificates may be affected by any negative amortization on the underlying mortgage loans will depend, in part, upon whether you purchase your offered certificates at a premium or a discount.

         During a period of declining interest rates, the scheduled payment on an adjustable rate mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate. The result is the accelerated amortization of the mortgage loan. The acceleration in amortization of a mortgage loan will shorten the weighted average lives of those classes of certificates that entitle their holders to a portion of the principal payments on the mortgage loan.

         Foreclosures and Payment Plans. The weighted average life of and yield on your offered certificates will be affected by--

         o the number of foreclosures with respect to the underlying mortgage loans; and

         o the principal amount of the foreclosed mortgage loans in relation to the principal amount of those mortgage loans that are repaid in accordance with their terms.

         Servicing decisions made with respect to the underlying mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings or otherwise, may also affect the payment patterns of particular mortgage loans and, as a result, the weighted average life of and yield on your offered certificates.

         Losses and Shortfalls on the Mortgage Assets. The yield on your offered certificates will directly depend on the extent to which you are required to bear the effects of any losses or shortfalls in collections on the underlying mortgage loans and the timing of those losses and shortfalls. In general, the earlier that you bear any loss or shortfall, the greater will be the negative effect on the yield of your offered certificates.

         The amount of any losses or shortfalls in collections on the mortgage assets in any of our trusts will, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, that we specify in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by the following-

         o a reduction in the entitlements to interest and/or the total principal balances of one or more classes of certificates; and/or

         o the establishment of a priority of payments among classes of certificates.

         If you purchase subordinated certificates, the yield to maturity on those certificates may be extremely sensitive to losses and shortfalls in collections on the underlying mortgage loans.

         Additional Certificate Amortization. If your offered certificates have a principal balance, then they entitle you to a specified portion of the principal payments received on the underlying mortgage loans. They may also entitle you to payments of principal from the following sources-

         o amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

         o interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

         o prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

         o any other amounts described in the related prospectus supplement.

         The amortization of your offered certificates out of the sources described in the prior paragraph would shorten their weighted average life and, if your offered certificates were purchased at a premium, reduce their yield to maturity.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

         Each series of offered certificates, together with any non-offered certificates of the same series, will represent the entire beneficial ownership interest in a trust established by us. Each series of offered certificates will consist of one or more classes. Any non-offered certificates of that series will likewise consist of one or more classes.

         A series of certificates consists of all those certificates that--

         o        have the same series designation;

         o        were issued under the same Governing Document; and

         o        represent beneficial ownership interests in the same trust.

         A class of certificates consists of all those certificates of a particular series that--

         o        have the same class designation; and

         o        have the same payment terms.

         The respective classes of offered and non-offered certificates of any series may have a variety of payment terms. An offered certificate may entitle the holder to receive-

         o a stated principal amount, which will be represented by its principal balance;

         o interest on a principal balance or notional amount, at a fixed, variable or adjustable pass-through rate;

         o specified, fixed or variable portions of the interest, principal or other amounts received on the related mortgage assets;

         o payments of principal, with disproportionate, nominal or no payments of interest;

         o payments of interest, with disproportionate, nominal or no payments of principal;

         o payments of interest or principal that commence only as of a specified date or only after the occurrence of specified events, such as the payment in full of the interest and principal outstanding on one or more other classes of certificates of the same series;

         o payments of principal to be made, from time to time or for designated periods, at a rate that is--

                  1.       faster and, in some cases, substantially faster, or

                  2.       slower and, in some cases, substantially slower,

                  than the rate at which payments or other collections of principal are received on the related mortgage assets;

         o payments of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or

         o payments of all or part of the prepayment or repayment premiums, fees and charges, equity participations payments or other similar items received on the related mortgage assets.

         Any class of offered certificates may be senior or subordinate to one or more other classes of certificates of the same series, including a non-offered class of certificates of that series, for purposes of some or all payments and/or allocations of losses or other shortfalls.

         A class of offered certificates may have two or more component parts, each having characteristics that are described in this prospectus as being attributable to separate and distinct classes. For example, a class of offered certificates may have a total principal balance on which it accrues interest at a fixed, variable or adjustable rate. That class of offered certificates may also accrue interest on a total notional amount at a different fixed, variable or adjustable rate. In addition, a class of offered certificates may accrue interest on one portion of its total principal balance or notional amount at one fixed, variable or adjustable rate and on another portion of its total principal balance or notional amount at a different fixed, variable or adjustable rate.

         Each class of offered certificates will be issued in minimum denominations corresponding to specified principal balances, notional amounts or percentage interests, as described in the related prospectus supplement. A class of offered certificates may be issued in fully registered, definitive form and evidenced by physical certificates or may be issued in book-entry form through the facilities of The Depository Trust Company. Offered certificates held in fully registered, definitive form may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, except for any tax or other governmental charge payable in connection with the transfer or exchange. Interests in offered certificates held in book-entry form will be transferred on the book-entry records of DTC and its participating organizations. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through Clearstream Banking, societe anonyme or the Euroclear System, for so long as they are participants in DTC.

PAYMENTS ON THE CERTIFICATES

         General. Payments on a series of offered certificates may occur monthly, bi-monthly, quarterly, semi-annually, annually or at any other specified interval. In the prospectus supplement for each series of offered certificates, we will identify--

         o        the periodic payment date for that series; and

         o the record date as of which certificateholders entitled to payments on any particular payment date will be established.

         All payments with respect to a class of offered certificates on any payment date will be allocated pro rata among the outstanding certificates of that class in proportion to the respective principal balances, notional amounts or percentage interests, as the case may be, of those certificates. Payments on an offered certificate will be made to the holder entitled thereto either--

         o by wire transfer of immediately available funds to the account of that holder at a bank or similar entity, provided that the holder has furnished the party making the payments with wiring instructions no later than the applicable record date and has satisfied any other conditions specified in the related prospectus supplement; or

         o by check mailed to the address of that holder as it appears in the certificate register, in all other cases.

         In general, the final payment on any offered certificate will be made only upon presentation and surrender of that certificate at the location specified to the holder in notice of final payment.

         Payments of Interest. In the case of each class of interest-bearing offered certificates, interest will accrue from time to time, at the applicable pass-through rate and in accordance with the applicable interest accrual method, on the total outstanding principal balance or notional amount of that class.

         The pass-through rate for a class of interest-bearing offered certificates may be fixed, variable or adjustable. We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, in the case of a variable or adjustable pass-through rate, the method for determining that pass-through rate.

         Interest may accrue with respect to any offered certificate on the basis of-

         o        a 360-day year consisting of 12 30-day months;

         o the actual number of days elapsed during each relevant period in a year assumed to consist of 360 days;

         o the actual number of days elapsed during each relevant period in a normal calendar year; or

         o any other method identified in the related prospectus supplement.

         We will identify the interest accrual method for each class of offered certificates in the related prospectus supplement.

         Subject to available funds and any adjustments to interest entitlements described in the related prospectus supplement, accrued interest with respect to each class of interest-bearing offered certificates will normally be payable on each payment date. However, in the case of some classes of interest-bearing offered certificates, payments of accrued interest will only begin on a particular payment date or under the circumstances described in the related prospectus supplement. Prior to that time, the amount of accrued interest otherwise payable on that class will be added to its total principal balance on each date or otherwise deferred as described in the related prospectus supplement.

         If a class of offered certificates accrues interest on a total notional amount, that total notional amount, in general, will be either--

         o based on the principal balances of some or all of the related mortgage assets; or

         o equal to the total principal balances of one or more other classes of certificates of the same series.

         Reference to the notional amount of any certificate is solely for convenience in making calculations of interest and does not represent the right to receive any payments of principal.

         We will describe in the related prospectus supplement the extent to which the amount of accrued interest that is payable on, or that may be added to the total principal balance of, a class of interest-bearing offered certificates may be reduced as a result of any contingencies, including shortfalls in interest collections due to prepayments, delinquencies, losses and deferred interest on the related mortgage assets.

         Payments of Principal. An offered certificate may or may not have a principal balance. If it does, that principal balance outstanding from time to time will represent the maximum amount that the holder of that certificate will be entitled to receive as principal out of the future cash flow on the related mortgage assets and the other related trust assets.

         The total outstanding principal balance of any class of offered certificates will be reduced by--

         o payments of principal actually made to the holders of that class; and

         o if and to the extent that we so specify in the related prospectus supplement, losses of principal on the related mortgage assets that are allocated to or are required to be borne by that class.

         A class of interest-bearing offered certificates may provide that payments of accrued interest will only begin on a particular payment date or under the circumstances described in the related prospectus supplement. If so, the total outstanding principal balance of that class may be increased by the amount of any interest accrued, but not currently payable, on that class.

         We will describe in the related prospectus supplement any other adjustments to the total outstanding principal balance of a class of offered certificates.

         Unless we so state in the related prospectus supplement, the initial total principal balance of all classes of a series will not be greater than the total outstanding principal balance of the related mortgage assets transferred by us to the related trust. We will specify the expected initial total principal balance of each class of offered certificates in the related prospectus supplement.

         The payments of principal to be made on a series of offered certificates from time to time will, in general, be a function of the payments, other collections and advances received or made with respect to the related prospectus supplement. Payments of principal on a series of offered certificates may also be made from the following sources-

         o amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

         o interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

         o prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

         o any other amounts described in the related prospectus supplement.

         We will describe in the related prospectus supplement the principal entitlement of each class of offered certificates on each payment date.

ALLOCATION OF LOSSES AND SHORTFALLS

         If and to the extent that any losses or shortfalls in collections on the mortgage assets in any of our trusts are not covered or offset by delinquency advances or draws on any reserve fund or under any instrument of credit support, they will be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, the allocations may be effected as follows-

         o by reducing the entitlements to interest and/or the total principal balances of one or more of those classes; and/or

         o        by establishing a priority of payments among those classes.

         See "Description of Credit Support."

ADVANCES

         If any trust established by us includes mortgage loans, then as and to the extent described in the related prospectus supplement, the related master servicer, the related special servicer, the related trustee, any related provider of credit support and/or any other specified person may be obligated to make, or may have the option of making, advances with respect to those mortgage loans to cover--

         o delinquent payments of principal and/or interest, other than balloon payments;

         o        property protection expenses;

         o        other servicing expenses; or

         o any other items specified in the related prospectus supplement.

         If there are any limitations with respect to a party's advancing obligations, we will discuss those limitations in the related prospectus supplement.

         Advances are intended to maintain a regular flow of scheduled interest and principal payments to certificateholders. Advances are not a guarantee against losses. The advancing party will be entitled to recover all of its advances out of--

         o subsequent recoveries on the related mortgage loans, including amounts drawn under any fund or instrument constituting credit support; and

         o any other specific sources identified in the related prospectus supplement.

         If and to the extent that we so specify in the related prospectus supplement, any entity making advances will be entitled to receive interest on some or all of those advances for a specified period during which they are outstanding at the rate specified in that prospectus supplement. That entity may be entitled to payment of interest on its outstanding advances--

         o periodically from general collections on the mortgage assets in the related trust, prior to any payment to the related series of certificateholders; or

         o at any other times and from any other sources as we may describe in the related prospectus supplement.

         If any trust established by us includes mortgage-backed securities, we will discuss in the related prospectus supplement any comparable advancing obligations with respect to those securities or the mortgage loans that back them.

REPORTS TO CERTIFICATEHOLDERS

         On or about each payment date, the related master servicer, manager or trustee will forward to each offered certificateholder a statement substantially in the form, or specifying the information, set forth in the related prospectus supplement. In general, that statement will include information regarding--

         o the payments made on that payment date with respect to the applicable class of offered certificates; and

         o        the recent performance of the mortgage assets.

         Within a reasonable period of time after the end of each calendar year, the related master servicer, manager or trustee, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate a statement containing information regarding the principal, interest and other amounts paid on the applicable class of offered certificates, aggregated for--

         o        that calendar year; or

         o the applicable portion of that calendar year during which the person was a certificateholder.

The obligation to provide that annual statement will be deemed to have been satisfied by the related master servicer, manager or trustee, as the case may be, to the extent that substantially comparable information is provided in accordance with any requirements of the Internal Revenue Code of 1986.

         If one of our trusts includes mortgage-backed securities, the ability of the related master servicer, manager or trustee, as the case may be, to include in any payment date statement information regarding the mortgage loans that back those securities will depend on comparable reports being received with respect to them.

VOTING RIGHTS

         Voting rights will be allocated among the respective classes of offered and non-offered certificates of each series in the manner described in the related prospectus supplement. Certificateholders will generally not have a right to vote, except--

         o with respect to those amendments to the governing documents described under "Description of the Governing
                  Documents--Amendment"; or

         o as otherwise specified in this prospectus or in the related prospectus supplement.

         As and to the extent described in the related prospectus supplement, the certificateholders entitled to a specified amount of the voting rights for a particular series will have the right to act as a group to remove or replace the related trustee, master servicer, special servicer or manager. In general, that removal or replacement must be for cause. We will identify exceptions in the related prospectus supplement.

TERMINATION

         The trust for each series of offered certificates will terminate and cease to exist following-

         o the final payment or other liquidation of the last mortgage asset in that trust; and

         o the payment, or provision for payment, to the certificateholders of that series of all amounts required to be paid to them.

         Written notice of termination of a trust will be given to each affected certificateholder. The final payment will be made only upon presentation and surrender of the certificates of the related series at the location to be specified in the notice of termination.

         If we so specify in the related prospectus supplement, one or more designated parties will be entitled to purchase all of the mortgage assets underlying a series of offered certificates, thereby effecting early retirement of the certificates and early termination of the related trust. We will describe in the related prospectus supplement the circumstances under which that purchase may occur.

         If we so specify in the related prospectus supplement, one or more certificateholders will be entitled to exchange all of the certificates of a particular series for all of the mortgage assets underlying that series, thereby effecting early termination of the related trust. We will describe in the related prospectus supplement the circumstances under which that exchange may occur.

         In addition, if we so specify in the related prospectus supplement, on a specified date or upon the reduction of the total principal balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in the related prospectus supplement may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust or of a sufficient portion of the mortgage assets to retire that class or those classes of certificates. The solicitation of bids must be conducted in a commercially reasonable manner, and assets will, in general, be sold at their fair market value. If the fair market value of the mortgage assets being sold is less than their unpaid balance, then the certificateholders of one or more classes of certificates may receive an amount less than the total principal balance of, and accrued and unpaid interest on, their certificates.

BOOK-ENTRY REGISTRATION

         General. Any class of offered certificates may be issued in book-entry form through the facilities of DTC. If so, that class will be represented by one or more global certificates registered in the name of DTC or its nominee. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through the Euroclear System or Clearstream Banking, societe anonyme, for so long as they are participants in DTC.

         DTC, Euroclear and Clearstream, Luxembourg.  DTC is-

         o a limited-purpose trust company organized under the New York Banking Law;

         o        a "banking corporation" within the meaning of the New York
                  Banking Law;

         o        a member of the Federal Reserve System;

         o a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

         o a "clearing agency" registered under the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

         DTC was created to hold securities for participants in the DTC system and to facilitate the clearance and settlement of securities transactions between those participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. Organizations that maintain accounts with DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. DTC is owned by a number of its participating organizations and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that directly or indirectly clear through or maintain a custodial relationship with one of the organizations that maintains an account with DTC. The rules applicable to DTC and its participating organizations are on file with the SEC.

         It is our understanding that Clearstream, Luxembourg holds securities for its member organizations and facilitates the clearance and settlement of securities transactions between its member organizations through electronic book-entry changes in accounts of those organizations, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream, Luxembourg in any of 40 currencies, including United States dollars. Clearstream,

Luxembourg provides to its member organizations, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg interfaces with domestic securities markets in over 40 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg. It is subject to regulation by the Banque Centrale du Luxembourg, which supervises Luxembourg banks. Clearstream, Luxembourg's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada and the United States. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg and Euroclear have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

         It is our understanding that Euroclear holds securities for its member organizations and facilitates the clearance and settlement of securities transactions between its member organizations through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Over 150,000 different securities are accepted for settlement through Euroclear, the majority of which are domestic securities from over 30 markets. Transactions may be settled in Euroclear in any of over 40 currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below in this "--Book-Entry Registration" section. Euroclear is operated by Euroclear Bank S.A./N.V., as Euroclear Operator, under a license agreement with Euroclear Clearance System Public Limited Company. The Euroclear Operator is regulated and examined by the Belgian Banking and Finance Commission and the National Bank of Belgium. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not Euroclear Clearance System. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a member organization of Euroclear, either directly or indirectly. Euroclear and Clearstream, Luxembourg have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

         Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Euroclear Terms and Conditions. The Euroclear Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear Operator acts under the Euroclear Terms and Conditions only on behalf of member organizations of Euroclear and has no record of or relationship with persons holding through those member organizations.

         The information in this prospectus concerning DTC, Euroclear and Clearstream, Luxembourg, and their book-entry systems, has been obtained from sources believed to be reliable, but we do not take any responsibility for the accuracy or completeness of that information.

         Holding and Transferring Book-Entry Certificates. Purchases of book-entry certificates under the DTC system must be made by or through, and will be recorded on the records of, the Financial Intermediary that maintains the beneficial owner's account for that purpose. In turn, the Financial Intermediary's ownership of those certificates will be recorded on the records of DTC or, alternatively, if the Financial Intermediary does not maintain an account with DTC, on the records of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC. A beneficial owner of book-entry certificates must rely on the foregoing procedures to evidence its beneficial ownership of those certificates. DTC has no knowledge of the actual beneficial owners of the book-entry certificates. DTC's records reflect only the identity of the direct participants to whose accounts those certificates are credited, which may or may not be the actual beneficial owners. The participants in the DTC system will remain responsible for keeping account of their holdings on behalf of their customers.

         Transfers between participants in the DTC system will be effected in the ordinary manner in accordance with DTC's rules and will be settled in same-day funds. Transfers between direct account holders at Euroclear and Clearstream, Luxembourg, or between persons or entities participating indirectly in Euroclear or Clearstream, Luxembourg, will be effected in the ordinary manner in accordance with their respective procedures and in accordance with DTC's rules.

         Cross-market transfers between direct participants in DTC, on the one hand, and member organizations at Euroclear or Clearstream, Luxembourg, on the other, will be effected through DTC in accordance with DTC's rules and the rules of Euroclear or Clearstream, Luxembourg, as applicable. These cross-market transactions will require, among other things, delivery of instructions by the applicable member organization to Euroclear or Clearstream, Luxembourg, as the case may be, in accordance with the rules and procedures and within deadlines, Brussels time, established in Euroclear or Clearstream, Luxembourg, as the case may be. If the transaction complies with all relevant requirements, Euroclear or Clearstream, Luxembourg, as the case may be, will then deliver instructions to its depositary to take action to effect final settlement on its behalf.

         Because of time-zone differences, the securities account of a member organization of Euroclear or Clearstream, Luxembourg purchasing an interest in a global certificate from a DTC participant that is not a member organization, will be credited during the securities settlement processing day, which must be a business day for Euroclear or Clearstream, Luxembourg, as the case may be, immediately following the DTC settlement date. Transactions in interests in a book-entry certificate settled during any securities settlement processing day will be reported to the relevant member organization of Euroclear or Clearstream, Luxembourg on the same day. Cash received in Euroclear or Clearstream, Luxembourg as a result of sales of interests in a book-entry certificate by or through a member organization of Euroclear or Clearstream, Luxembourg, as the case may be, to a DTC participant that is not a member organization will be received with value on the DTC settlement date, but will not be available in the relevant Euroclear or Clearstream, Luxembourg cash account until the business day following settlement in DTC. The related prospectus supplement will contain additional information regarding clearance and settlement procedures for the book-entry certificates and with respect to tax documentation procedures relating to the book-entry certificates.

         Conveyance of notices and other communications by DTC to DTC participants, and by DTC participants to Financial Intermediaries and beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

         Payments on the book-entry certificates will be made to DTC. DTC's practice is to credit DTC participants' accounts on the related payment date in accordance with their respective holdings shown on DTC's records, unless DTC has reason to believe that it will not receive payment on that date. Disbursement of those payments by DTC participants to Financial Intermediaries and beneficial owners will be--

         o governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in street name; and

         o the sole responsibility of each of those DTC participants, subject to any statutory or regulatory requirements in effect from time to time.

         Under a book-entry system, beneficial owners may receive payments after the related payment date.

         The only "certificateholder" of book-entry certificates will be DTC or its nominee. Parties to the governing documents for any series of offered certificates need not recognize beneficial owners of book-entry certificates as "certificateholders." The beneficial owners of book-entry certificates will be permitted to exercise the rights of "certificateholders" only indirectly through the DTC participants, who in turn will exercise their rights through DTC. We have been informed that DTC will take action permitted to be taken by a "certificateholder" only at the direction of one or more DTC participants. DTC may take conflicting actions with respect to the book-entry certificates to the extent that those actions are taken on behalf of Financial Intermediaries whose holdings include those certificates.

         Because DTC can act only on behalf of DTC participants, who in turn act on behalf of Financial Intermediaries and beneficial owners of the applicable book-entry securities, the ability of a beneficial owner to pledge its interest in a class of book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise to take actions with respect to its interest in a class of book-entry certificates, may be limited due to the lack of a physical certificate evidencing that interest.

         Issuance of Definitive Certificates. Unless we specify otherwise in the related prospectus supplement, beneficial owners of affected offered certificates initially issued in book-entry form will not be able to obtain physical certificates that represent those offered certificates, unless--

         o we advise the related trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those offered certificates and we are unable to locate a qualified successor; or

         o we elect, at our option, to terminate the book-entry system through DTC with respect to those offered certificates.

         Upon the occurrence of either of the two events described in the prior paragraph, the related trustee or another designated party will request DTC to notify all DTC participants of the availability through DTC of physical certificates with respect to the affected offered certificates. Upon surrender by DTC of the certificate or certificates representing a class of book-entry offered certificates, together with instructions for registration, the related trustee or other designated party will be required to issue to the beneficial owners identified in those instructions physical certificates representing those offered certificates.

                     DESCRIPTION OF THE GOVERNING DOCUMENTS

GENERAL

         The "Governing Document" for purposes of issuing the offered certificates of each series will be a pooling and servicing agreement or other similar agreement or collection of agreements. In general, the parties to the Governing Document for a series of offered certificates will include us, a trustee, a master servicer and a special servicer. However, if the related trust assets include mortgage-backed securities, the Governing Document may include a manager as a party, but may not include a master servicer, special servicer or other servicer as a party. We will identify in the related prospectus supplement the parties to the Governing Document for a series of offered certificates.

         If we so specify in the related prospectus supplement, a party from whom we acquire mortgage assets or one of its affiliates may perform the functions of master servicer, special servicer or manager for the trust to which we transfer those assets. If we so specify in the related prospectus supplement, the same person or entity may act as both master servicer and special servicer for one of our trusts.

         Any party to the Governing Document for a series of offered certificates, or any of its affiliates, may own certificates issued thereunder. However, except in limited circumstances, including with respect to required consents to amendments to the Governing Document for a series of offered certificates, certificates that are held by the related master servicer, special servicer or manager will not be allocated voting rights.

         A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of the Governing Document for each series of offered certificates will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust assets. The following summaries describe select provisions that may appear in the Governing Document for each series of offered certificates. The prospectus supplement for each series of offered certificates will provide material additional information regarding the Governing Document for that series. The summaries in this prospectus do not purport to be complete, and you should refer to the provisions of the Governing Document for your offered certificates and, further, to the description of those provisions in the related prospectus supplement. We will provide a copy of the Governing Document, exclusive of exhibits, that relates to your offered certificates, without charge, upon written request addressed to our principal executive offices specified under "Credit Suisse First Boston Mortgage Securities Corp."

ASSIGNMENT OF MORTGAGE ASSETS

         At the time of initial issuance of any series of offered certificates, we will assign or cause to be assigned to the designated trustee the mortgage assets and any other assets to be included in the related trust. We will specify in the related prospectus all material documents to be delivered, and all other material actions to be taken, by us or any prior holder of the related mortgage assets in connection with that assignment. We will also specify in the related prospectus supplement any remedies available to the related certificateholders, or the related trustee on their behalf, in the event that any of those material documents are not delivered or any of those other material actions are not taken as required. Concurrently with that assignment, the related trustee will deliver to us or our designee the certificates of that series in exchange for the mortgage assets and the other assets to be included in the related trust.

         Each mortgage asset included in one of our trusts will be identified in a schedule appearing as an exhibit to the related Governing Document. That schedule generally will include detailed information about each mortgage asset transferred to the related trust, including-

         o        in the case of a mortgage loan-

                  1.       the address of the related real property,

                  2. the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information,

                  3.       the remaining term to maturity,

                  4. the remaining amortization term if that mortgage loan is a balloon loan, and

                  5.       the outstanding principal balance; and

         o        in the case of a mortgage-backed security-

                  1.       the outstanding principal balance, and

                  2.       the pass-through rate or coupon rate.

REPRESENTATIONS AND WARRANTIES WITH RESPECT TO MORTGAGE ASSETS

         Unless otherwise specified in the related prospectus supplement, the unaffiliated seller of a mortgage loan to us or any of our affiliates (or the master servicer, if the unaffiliated seller is also the master servicer under the Governing Document) will have made representations and warranties in respect of the mortgage loans it is selling to us or our affiliates. Those representations and warranties will generally include, among other things-

         o with respect to each mortgaged property, that title insurance or, in the case of mortgaged properties located in areas where title insurance policies are generally not available, an attorney's opinion of title and any required hazard insurance was effective at the origination of each mortgage loan, and that each policy remained in effect on the date of purchase of the mortgage loan from the unaffiliated seller;

         o that the unaffiliated seller had good title to each mortgage loan;

         o with respect to each mortgaged property, that each mortgage constituted a valid first lien on the mortgaged property, subject only to permissible title insurance exceptions and other permitted encumbrances, unless otherwise specified in the related prospectus supplement;

         o that, to the unaffiliated seller's knowledge, there were no delinquent tax or assessment liens against the mortgaged property; and

         o that each mortgage loan was current as to all required debt service payments (unless otherwise specified in the related prospectus supplement).

         The unaffiliated seller in respect of a mortgage loan will make its representations and warranties to us or our affiliates as of the date of sale. A substantial period of time may have elapsed between such date and the date of the initial issuance a series of offered certificate and the particular mortgage loan. Because the representations and warranties do not address events that may occur following the sale of a mortgage loan by it, its repurchase obligation described below will not arise if, on or after the date of the sale of a mortgage loan by the unaffiliated seller to us or our affiliates, the relevant event occurs that would have given rise to such an obligation. However, we will not include any mortgage loan in the trust fund for any series of certificates if anything has come to our attention that would cause us to believe that the representations and warranties of an unaffiliated seller will not be accurate and complete in all material respects in respect of that mortgage loan as of the date listed in the related prospectus supplement. The related prospectus supplement may provide that we will make certain representations and warranties for the benefit of holders of certificates in respect of a mortgage loan that relate to the period commencing on the date of sale of that mortgage loan to us or our affiliates.

         Unless otherwise set forth or specified in the related prospectus supplement, upon the discovery of the breach of any representation or warranty made by an unaffiliated seller in respect of a mortgage loan that materially and adversely affects the interests of holders of the related series, that unaffiliated seller or, if so specified in the related prospectus supplement, the master servicer will be obligated to repurchase the mortgage loan at a purchase price that, unless otherwise specified in the related prospectus supplement, will equal to 100% of the unpaid principal balance thereof at the date of repurchase or, in the case of a series of certificates as to which the we have elected to treat the related trust as a REMIC, at a price as may be necessary to avoid a tax on a prohibited transaction, as described in Section 860F(a) of the Internal Revenue Code of 1986 as amended, in each case together with accrued interest at the pass-through rate to the first day of the month following the repurchase and the amount of any unreimbursed advances made by the master servicer in respect of such mortgage loan. The master servicer or other specified party to the related Governing Document will be required to enforce this obligation of the unaffiliated seller for the benefit of the trustee and the certificateholders, following the practices it would employ in its good faith business judgment were it the owner of such mortgage loan. Unless otherwise specified in the applicable prospectus supplement and subject to the ability of the unaffiliated seller or the master servicer to deliver substitute mortgage loans for certain mortgage loans as described below, this repurchase obligation constitutes the sole remedy available to the certificateholders of the affected series for a breach of a representation or warranty by an unaffiliated seller.

         Any obligation of the master servicer to purchase a mortgage loan if an unaffiliated seller defaults on its obligation to do so is subject to limitations, and no assurance can be given that an unaffiliated seller will carry out its repurchase obligation with respect to the mortgage loans.

         If and as specified in the related prospectus supplement, we will make representations and warranties with respect to the mortgage loans in a mortgage pool. Upon a breach of any representation or warranty by us that materially and adversely affects the interests of the certificateholders, we will be obligated either to cure the breach in all material respects or to purchase the related mortgage loan at the purchase price set forth above. Unless otherwise specified in the applicable prospectus supplement and subject to our ability to deliver substitute mortgage loans for certain mortgage loans as described below, this repurchase obligation constitutes the sole remedy available to the certificateholders or the trustee for a breach of representation or warranty by us.

         The proceeds for the repurchase of a mortgage loan will be distributed into one or more accounts as called for under the related Governing Document.

         Within the period of time specified in the related prospectus supplement, following the issuance of a series of certificates, we, the master servicer or the unaffiliated seller, as the case may be, may deliver to the trustee mortgage loans in substitution for any one or more of the mortgage loans initially included in the trust but which do not conform in one or more respects to the description thereof contained in the related prospectus supplement, as to which a breach of a representation or warranty is discovered, which breach materially and adversely affects the interests of the certificateholders, or as to which a document in the related mortgage loan file is defective in any material respect.

         Unless otherwise specified in the related prospectus supplement, the required characteristics of any substitute mortgage loan will generally include, among other things, that the substitute mortgage loan on the date of substitution, will-

         o have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the outstanding principal balance of the removed mortgage loan, with the amount of any shortfall to be distributed to certificateholders in the month of substitution;

         o have a per annum interest rate that is not less than, and not more than 1% greater than, the per annum interest rate of the removed mortgage loan;

         o have a remaining term to maturity not greater than, and not more than one year less than, that of the removed mortgage loan; and

         o comply with all the representations and warranties set forth in the Governing Document as of the date of substitution.

COLLECTION AND OTHER SERVICING PROCEDURES WITH RESPECT TO MORTGAGE LOANS

         The Governing Document for each series of offered certificates will govern the servicing and administration of any mortgage loans included in the related trust.

         In general, the related master servicer and special servicer, directly or through sub-servicers, will be obligated to service and administer for the benefit of the related certificateholders the mortgage loans in any of our trusts. The master servicer and the special servicer will be required to service and administer those mortgage loans in accordance with applicable law and, further, in accordance with the terms of the related Governing Document, the mortgage loans themselves and any instrument of credit support included in that trust. Subject to the foregoing, the master servicer and the special servicer will each have full power and authority to do any and all things in connection with that servicing and administration that it may deem necessary and desirable.

         As part of its servicing duties, each of the master servicer and the special servicer for one of our trusts will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the related mortgage loans that it services. In general, each of the master servicer and the special servicer for one of our trusts will be obligated to follow the same collection procedures as it would follow for comparable mortgage loans held for its own account, provided that-

         o those procedures are consistent with the terms of the related Governing Document; and

         o they do not impair recovery under any instrument of credit support included in the related trust.

         Consistent with the foregoing, the master servicer and the special servicer will each be permitted, in its discretion, to waive any default interest or late payment charge in connection with collecting a late payment on any defaulted mortgage loan.

         The master servicer and/or the special servicer for one or our trusts, directly or through sub-servicers, will also be required to perform various other customary functions of a servicer of comparable loans, including-

         o maintaining escrow or impound accounts for the payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items;

         o        ensuring that the related properties are properly insured;

         o        attempting to collect delinquent payments;

         o        supervising foreclosures;

         o        negotiating modifications;

         o responding to borrower requests for partial releases of the encumbered property, easements, consents to alteration or demolition and similar matters;

         o protecting the interests of certificateholders with respect to senior lienholders;

         o conducting inspections of the related real properties on a periodic or other basis;

         o collecting and evaluating financial statements for the related real properties;

         o managing or overseeing the management of real properties acquired on behalf of the trust through foreclosure, deed-in-lieu of foreclosure or otherwise; and

         o maintaining servicing records relating to mortgage loans in the trust.

         We will specify in the related prospectus supplement when, and the extent to which, servicing of a mortgage loan is to be transferred from a master servicer to a special servicer. In general, a special servicer for any of our trusts will be responsible for the servicing and administration of-

         o mortgage loans that are delinquent with respect to a specified number of scheduled payments;

         o mortgage loans as to which there is a material non-monetary default;

         o        mortgage loans as to which the related borrower has-

                  1. entered into or consented to bankruptcy, appointment of a receiver or conservator or similar insolvency proceeding, or

                  2. become the subject of a decree or order for such a proceeding which has remained in force undischarged or unstayed for a specified number of days; and

         o real properties acquired as part of the trust with respect to defaulted mortgage loans.

         The related Governing Document may also may provide that if a default on a mortgage loan in the related trust has occurred or, in the judgment of the related master servicer, a payment default is reasonably foreseeable, the related master servicer may elect to transfer the servicing of that mortgage loan, in whole or in part, to the related special servicer. When the circumstances no longer warrant a special servicer's continuing to service a particular mortgage loan, such as when the related borrower is paying in accordance with the forbearance arrangement entered into between the special servicer and that borrower, the master servicer will generally resume the servicing duties with respect to the particular mortgage loan.

         A borrower's failure to make required mortgage loan payments may mean that operating income from the related real property is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related real property. In general, with respect to each series of offered certificates, the related special servicer will be required to monitor any mortgage loan in the related trust that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related real property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the related real property and take any other actions as it deems necessary and appropriate. A significant period of time may elapse before a special servicer is able to assess the success of any corrective action or the need for additional initiatives. The time within which a special servicer can-

         o        make the initial determination of appropriate action;

         o        evaluate the success of corrective action;

         o        develop additional initiatives;

         o        institute foreclosure proceedings and actually foreclose; or

         o accept a deed to a real property in lieu of foreclosure, on behalf of the certificateholders of the related series,

may vary considerably depending on the particular mortgage loan, the related real property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the related real property is located. If a borrower files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the defaulted loan or to foreclose on the related real property for a considerable period of time. See "Legal Aspects of Mortgage Loans--Bankruptcy Laws."

         A special servicer for one of our trusts may also perform limited duties with respect to mortgage loans in that trust for which the related master servicer is primarily responsible, such as--

         o        performing property inspections and collecting; and

         o        evaluating financial statements.

         A master servicer for one of our trusts may perform limited duties with respect to any mortgage loan in that trust for which the related special servicer is primarily responsible, such as--

         o        continuing to receive payments on the mortgage loan;

         o        making calculations with respect to the mortgage loan; and

         o making remittances and preparing reports to the related trustee and/or certificateholders with respect to the mortgage loan.

         The duties of the master servicer and special servicer for your series will be more fully described in the related prospectus supplement.

         Unless we state otherwise in the related prospectus supplement, the master servicer for your series will be responsible for filing and settling claims with respect to particular mortgage loans for your series under any applicable instrument of credit support. See "Description of Credit Support" in this prospectus.

SUB-SERVICERS

         A master servicer or special servicer may delegate its servicing obligations to one or more third-party servicers or sub-servicers. However, unless we specify otherwise in the related prospectus supplement, the master servicer or special servicer will remain obligated under the related Governing Document. Each sub-servicing agreement between a master servicer or special servicer, as applicable, and a sub-servicer must provide for servicing of the applicable mortgage loans consistent with the related Governing Document. Any master servicer and special servicer for one of our trusts will each be required to monitor the performance of sub-servicers retained by it.

         Unless we specify otherwise in the related prospectus supplement, any master servicer or special servicer for one of our trusts will be solely liable for all fees owed by it to any sub-servicer, regardless of whether the master servicer's or special servicer's compensation under the related Governing Document is sufficient to pay those fees. Each sub-servicer will be entitled to reimbursement from the master servicer or special servicer, as the case may be, that retained it, for expenditures which it makes, generally to the same extent the master servicer or special servicer would be reimbursed under the related Governing Document.

COLLECTION OF PAYMENTS ON MORTGAGE-BACKED SECURITIES

         Unless we specify otherwise in the related prospectus supplement, if a mortgage-backed security is included among the trust assets underlying any series of offered certificates, then--

         o that mortgage-backed security will be registered in the name of the related trustee or its designee;

         o the related trustee will receive payments on that mortgage-backed security; and

         o subject to any conditions described in the related prospectus supplement, the related trustee or a designated manager will, on behalf and at the expense of the trust, exercise all rights and remedies with respect to that mortgaged-backed security, including the prosecution of any legal action necessary in connection with any payment default.

MATTERS REGARDING THE MASTER SERVICER, THE SPECIAL SERVICER, THE MANAGER AND US

         Unless we specify otherwise in the related prospectus supplement, no master servicer, special servicer or manager for any of our trusts may resign from its obligations in that capacity, except upon--

         o the appointment of, and the acceptance of that appointment by, a successor to the resigning party and receipt by the related trustee of written confirmation from each applicable rating agency that the resignation and appointment will not result in a withdrawal or downgrade of any rating assigned by that rating agency to any class of certificates of the related series; or

         o a determination that those obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by the resigning party.

         In general, no resignation will become effective until the related trustee or other successor has assumed the obligations and duties of the resigning master servicer, special servicer or manager, as the case may be.

         With respect to each series of offered certificates, we and the related master servicer, special servicer and/or manager, if any, will in each case be obligated to perform only those duties specifically required under the related Governing Document.

         In no event will we or any master servicer, special servicer or manager for one of our trusts, or any of our or its respective members, managers, directors, officers, employees or agents, be under any liability to that trust or the related certificateholders for any action taken, or not taken, in good faith under the related Governing Document or for errors in judgment. Neither we nor any of those other persons or entities will be protected, however, against any liability that would otherwise be imposed by reason of--

         o willful misfeasance, bad faith, or negligence in the performance of obligations or duties under the Governing Document for any series of offered certificates; or

         o        reckless disregard of those obligations and duties.

         Furthermore, the Governing Document for each series of offered certificates will entitle us, the master servicer, special servicer and/or manager for the related trust, and our and their respective members, managers, directors, officers, employees and agents, to indemnification out of the related trust assets for any loss, liability or expense incurred in connection with any claim or legal action that relates to that Governing Document or series of offered certificates or to the related trust. The indemnification will not extend, however, to any loss, liability or expense-

         o specifically required to be borne by the relevant party, without right of reimbursement, under the terms of that Governing Document;

         o incurred in connection with any legal action against the relevant party resulting from any breach of a representation or warranty made in that Governing Document; or

         o incurred in connection with any legal action against the relevant party resulting from any willful misfeasance, bad faith or negligence in the performance of obligations or duties under that Governing Document.

         Neither we nor any master servicer, special servicer or manager for the related trust will be under any obligation to appear in, prosecute or defend any legal action unless-

         o the action is related to the respective responsibilities of that party under the Governing Document for the affected series of offered certificates; and

         o        either-

                  1. that party is specifically required to bear the expense of the action, or

                  2. the action will not, in its opinion, involve that party in any ultimate expense or liability for which it would not be reimbursed under the Governing Document for the affected series of offered certificates.

         However, we and each of those other parties may undertake any legal action that may be necessary or desirable with respect to the enforcement or protection of the rights and duties of the parties to the Governing Document for any series of offered certificates and the interests of the certificateholders of that series under that Government Document. In that event, the legal expenses and costs of the action, and any liability resulting from the action, will be expenses, costs and liabilities of the related trust and payable out of related trust assets.

         With limited exception, any person or entity--

         o into which we or any related master servicer, special servicer or manager may be merged or consolidated;

         o resulting from any merger or consolidation to which we or any related master servicer, special servicer or manager is a party; or

         o succeeding to our business or the business of any related master servicer, special servicer or manager,

will be the successor of us or that master servicer, special servicer or manager, as the case may be, under the Governing Document for a series of offered certificates.

         The compensation arrangements with respect to any master servicer, special servicer or manager for any of our trusts will be set forth in the related prospectus supplement. In general, that compensation will be payable out of the related trust assets.

EVENTS OF DEFAULT

         We will identify in related prospectus supplement the various events of default under the Governing Document for each series of offered certificates for which any related master servicer, special servicer or manager may be terminated in that capacity.

AMENDMENT

         The Governing Document for each series of offered certificates may be amended by the parties thereto, without the consent of any of the holders of those certificates, or of any non-offered certificates of the same series, for the following reasons-

         1.       to cure any ambiguity;

         2. to correct, modify or supplement any provision in the Governing Document which may be inconsistent with any other provision in that document or to correct any error;

         3. to make any other provisions with respect to matters or questions arising under the Governing Document that are not inconsistent with the existing provisions of that document;

         4. to maintain a rating or ratings assigned to a series of certificates.

         Further, the Governing Document may also provide that the parties to the Governing Document may amend it without the consent of the holders of certificates to modify, eliminate or add provisions that are necessary to maintain the qualification of any REMIC created under the Governing Document as a REMIC while certificates remain outstanding. Any action taken to maintain REMIC status must be necessary or helpful to maintain REMIC status as evidenced by an opinion of counsel acceptable to the related trustee.

         The Governing Document may also provide that any amendment made to it must be accompanied by an opinion of counsel stating that the amendment will not adversely affect the REMIC status of any series of certificates.

         The prospectus supplement for an individual series of certificates may describe other or different provisions concerning the amendment of the Governing Document.

         However, no amendment of the Governing Document for any series of offered certificates covered solely by clause 3. of the first paragraph of this "--Amendment" section, may adversely affect in any material respect the interests of any holders of offered or non-offered certificates of that series as evidenced by an opinion of counsel acceptable to us and the trustee for the related series.

         In general, the Governing Document for a series of offered certificates may also be amended by the parties to that document, with the consent of the holders of offered and non-offered certificates representing, in total, not less than 51%, or any other percentage specified in the related prospectus supplement, of all the voting rights allocated to those classes of that series that are materially affected by the amendment. However, the Governing Document for a series of offered certificates may not be amended to--

         o reduce in any manner the amount of, or delay the timing of, payments received on the related mortgage assets which are required to be distributed on any offered or non-offered certificate of that series without the consent of the holder of that certificate;

         o adversely affect in any material respect the interests of the holders of any class of offered or non-offered certificates of that series in any other manner without the consent of the holders of all certificates of that class;

         o modify the provisions of the Governing Document relating to amendments of that document without the consent of the holders of all offered and non-offered certificates of that series then outstanding; or

         o        alter the servicing standard set forth in the Governing
                  Document.

THE TRUSTEE

         The trustee for each series of offered certificates will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee for any series of offered certificates may have typical banking relationships with the us and our affiliates and with any of the other parties to the related Governing Document and its affiliates. The related Governing Document requires that the trustee may not be affiliated with us, the master servicer or the special servicer, and that it must satisfy additional requirements concerning minimum capital and surplus, experience in originating and servicing similar trust assets, and limits on revenues from, or loans to, us, the master servicer or the special servicer.

DUTIES OF THE TRUSTEE

         The trustee for each series of offered certificates will not--

         o make any representation as to the validity or sufficiency of those certificates, the related Governing Document or any underlying mortgage asset or related document; or

         o be accountable for the use or application by or on behalf of any other party to the related Governing Document of any funds paid to that party with respect to those certificates or the underlying mortgage assets.

         If no event of default has occurred and is continuing under the related Governing Document, the trustee for each series of offered certificates will be required to perform only those duties specifically required under the related Governing Document. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it under the related Governing Document, the trustee must examine those documents and determine whether they conform to the requirements of that Governing Document.

MATTERS REGARDING THE TRUSTEE

         As and to the extent described in the related prospectus supplement, the fees and normal disbursements of the trustee for any series of offered certificates may be the expense of the related master servicer or other specified person or may be required to be paid by the related trust assets.

         The trustee for each series of offered certificates will be entitled to indemnification, out of related trust assets, for any loss, liability or expense incurred by that trustee in connection with its acceptance or administration of its trusts under the related Governing Document.

         No trustee for any series of offered certificates will be liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized by the related Governing Document.

         No trustee for any series of offered certificates will be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the related Governing Document, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

         The trustee for each series of offered certificates will be entitled to execute any of its trusts or powers and perform any of its duties under the related Governing Document, either directly or by or through agents or attorneys. The trustee will not be responsible for any willful misconduct or gross negligence on the part of any agent or attorney appointed by it with due care.

RESIGNATION AND REMOVAL OF THE TRUSTEE

         The trustee for any series of offered certificates may resign at any time. We will be obligated to appoint a successor to a resigning trustee. We may also remove the trustee for any series of offered certificates if that trustee ceases to be eligible to continue under the related Governing Document or if that trustee becomes insolvent. Unless we indicate otherwise in the related prospectus supplement, the trustee for any series of offered certificates may also be removed at any time by the holders of the offered and non-offered certificates of that series evidencing not less than 51%, or any other percentage specified in the related prospectus supplement, of the voting rights for that series. However, if the removal was without cause, the certificateholders effecting the removal may be responsible for any costs and expenses incurred by the terminated trustee in connection with its removal. Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

                          DESCRIPTION OF CREDIT SUPPORT

GENERAL

         Credit support may be provided with respect to one or more classes of the offered certificates of any series or with respect to the related mortgage assets. That credit support may be in the form of any of the following-

         o the subordination of one or more other classes of certificates of the same series;

         o the use of a letter of credit, a surety bond, an insurance policy, a guarantee or a credit derivative;

         o        the establishment of one or more reserve funds; or

         o        any combination of the foregoing.

         If and to the extent described in the related prospectus supplement, any of the above forms of credit support may provide credit enhancement for non-offered certificates, as well as offered certificates, or for more than one series of certificates.

         If you are the beneficiary of any particular form of credit support, that credit support may not protect you against all risks of loss and will not guarantee payment to you of all amounts to which you are entitled under your offered certificates. If losses or shortfalls occur that exceed the amount covered by that credit support or that are of a type not covered by that credit support, you will bear your allocable share of deficiencies. Moreover, if that credit support covers the offered certificates of more than one class or series and total losses on the related mortgage assets exceed the amount of that credit support, it is possible that the holders of offered certificates of other classes and/or series will be disproportionately benefited by that credit support to your detriment.

         If you are the beneficiary of any particular form of credit support, we will include in the related prospectus supplement a description of the following-

         o        the nature and amount of coverage under that credit support;

         o any conditions to payment not otherwise described in this prospectus;

         o any conditions under which the amount of coverage under that credit support may be reduced and under which that credit support may be terminated or replaced; and

         o        the material provisions relating to that credit support.

         Additionally, we will set forth in the related prospectus supplement information with respect to the obligor, if any, under any instrument of credit support.

SUBORDINATE CERTIFICATES

         If and to the extent described in the related prospectus supplement, one or more classes of certificates of any series may be subordinate to one or more other classes of certificates of that series. If you purchase subordinate certificates, your right to receive payments out of collections and advances on the related trust assets on any payment date will be subordinated to the corresponding rights of the holders of the more senior classes of certificates. If and to the extent described in the related prospectus supplement, the subordination of a class of certificates may not cover all types of losses or shortfalls. In the related prospectus supplement, we will set forth information concerning the method and amount of subordination provided by a class or classes of subordinate certificates in a series and the circumstances under which that subordination will be available.

         If the mortgage assets in any trust established us are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that payments be made on senior certificates evidencing interests in one group of those mortgage assets prior to payments on subordinate certificates evidencing interests in a different group of those mortgage assets. We will describe in the related prospectus supplement the manner and conditions for applying any cross-support provisions.

INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

         The mortgage loans included in any trust established by us may be covered for some default risks by insurance policies or guarantees. If so, we will describe in the related prospectus supplement the nature of those default risks and the extent of that coverage.

LETTERS OF CREDIT

         If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by one or more letters of credit, issued by a bank or other financial institution specified in the related prospectus supplement. The issuer of a letter of credit will be obligated to honor draws under that letter of credit in a total fixed dollar amount, net of unreimbursed payments under the letter of credit, generally equal to a percentage specified in the related prospectus supplement of the total principal balance of some or all of the related mortgage assets as of the date the related trust was formed or of the initial total principal balance of one or more classes of certificates of the applicable series. The letter of credit may permit draws only in the event of select types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the letter of credit issuer under the letter of credit for any series of offered certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the related trust.

CERTIFICATE INSURANCE AND SURETY BONDS

         If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. Those instruments may cover, with respect to one or more classes of the offered certificates of the related series, timely payments of interest and principal or timely payments of interest and payments of principal on the basis of a schedule of principal payments set forth in or determined in the manner specified in the related prospectus supplement. We will describe in the related prospectus supplement any limitations on the draws that may be made under any of those instruments.

CREDIT DERIVATIVES

         If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by credit derivatives, such as credit default swaps and total return swaps. A credit derivative is a financial instrument designed to offset losses and shortfalls derived from the credit risk of an underlying or reference asset or the credit risk of an underlying or reference credit. We will describe in the related prospectus supplement when and how payments are made under the particular instrument and the specific credit risk that is being covered.

RESERVE FUNDS

         If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds in which cash, a letter of credit, permitted investments, a demand note or a combination of the foregoing, will be deposited, in the amounts specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, the reserve fund for the related series of offered certificates may also be funded over time.

         Amounts on deposit in any reserve fund for a series of offered certificates will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, reserve funds may be established to provide protection only against select types of losses and shortfalls. Following each payment date for the related series of offered certificates, amounts in a reserve fund in excess of any required balance may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.

CREDIT SUPPORT WITH RESPECT TO MBS

         If and to the extent described in the related prospectus supplement, any mortgage-backed security included in one of our trusts and/or the mortgage loans that back that security may be covered by one or more of the types of credit support described in this prospectus. We will specify in the related prospectus supplement, as to each of those forms of credit support, the information indicated above with respect to that mortgage-backed security, to the extent that the information is material and available.

                         LEGAL ASPECTS OF MORTGAGE LOANS

         Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by multifamily and commercial properties in the United States, its territories and possessions. However, some of those mortgage loans may be secured by multifamily and commercial properties outside the United States, its territories and possessions.

         The following discussion contains general summaries of select legal aspects of mortgage loans secured by multifamily and commercial properties in the United States. Because these legal aspects are governed by applicable state law, which may differ substantially from state to state, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all jurisdictions in which the security for the mortgage loans underlying the offered certificates is situated. Accordingly, you should be aware that the summaries are qualified in their entirety by reference to the applicable laws of those states. See "Description of the Trust Assets--Mortgage Loans."

         If a significant percentage of mortgage loans underlying a series of offered certificates, are secured by properties in a particular state, we will discuss the relevant state laws, to the extent they vary materially from this discussion, in the related prospectus supplement.

GENERAL

         Each mortgage loan underlying a series of offered certificates will be evidenced by a note or bond and secured by an instrument granting a security interest in real property. The instrument granting a security interest in real property may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which that real property is located. Mortgages, deeds of trust and deeds to secure debt are often collectively referred to in this prospectus as "mortgages." A mortgage creates a lien upon, or grants a title interest in, the real property covered by the mortgage, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on--

         o        the terms of the mortgage;

         o the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property;

         o        the knowledge of the parties to the mortgage; and

         o in general, the order of recordation of the mortgage in the appropriate public recording office.

         However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

         There are two parties to a mortgage--

         o a mortgagor, who is the owner of the encumbered interest in the real property; and

         o        a mortgagee, who is the lender.

         In general, the mortgagor is also the borrower.

         In contrast, a deed of trust is a three-party instrument. The parties to a deed of trust are--

         o        the trustor, who is the equivalent of a mortgagor;

         o        the trustee to whom the real property is conveyed; and

         o the beneficiary for whose benefit the conveyance is made, who is the lender.

         Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note.

         A deed to secure debt typically has two parties. Under a deed to secure debt, the grantor, who is the equivalent of a mortgagor, conveys title to the real property to the grantee, who is the lender, generally with a power of sale, until the debt is repaid.

         Where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation.

         The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by-

         o        the express provisions of the related instrument;

         o        the law of the state in which the real property is located;

         o        various federal laws; and

         o in some deed of trust transactions, the directions of the beneficiary.

INSTALLMENT CONTRACTS

         The mortgage loans underlying your offered certificates may consist of installment contracts. Under an installment contract the seller retains legal title to the property and enters into an agreement with the purchaser for payment of the purchase price, plus interest, over the term of the installment contract. Only after full performance by the borrower of the contract is the seller obligated to convey title to the real estate to the purchaser. During the period that the installment contract is in effect, the purchaser is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

         The seller's enforcement of an installment contract varies from state to state. Generally, installment contracts provide that upon a default by the purchaser, the purchaser loses his or her right to occupy the property, the entire indebtedness is accelerated, and the purchaser's equitable interest in the property is forfeited. The seller in this situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the purchaser has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of purchaser default during the early years of an installment contract, the courts will permit ejectment of the purchaser and a forfeiture of his or her interest in the property.

         However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under those statutes, a judicial or nonjudicial foreclosure may be required, the seller may be required to give notice of default and the borrower may be granted some grace period during which the contract may be reinstated upon full payment of the default amount and the purchaser may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a purchaser with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the seller's procedures for obtaining possession and clear title under an installment contract for the sale of real estate in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a mortgaged property.

LEASES AND RENTS

         A mortgage that encumbers an income-producing property often contains an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases. Under an assignment of rents and leases, the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived from each lease. However, the borrower retains a revocable license to collect the rents, provided there is no default and the rents are not directly paid to the lender. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

         In most states, hotel and motel room rates are considered accounts receivable under the UCC. Room rates are generally pledged by the borrower as additional security for the loan when a mortgage loan is secured by a hotel or motel. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured by hotels or motels may be included in one of our trusts even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. A lender will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default, even if the lender's security interest in room rates is perfected under applicable nonbankruptcy law.

         In the bankruptcy setting, the lender will be stayed from enforcing its rights to collect hotel and motel room rates. However, the room rates will constitute cash collateral and cannot be used by the bankrupt borrower--

         o        without a hearing or the lender's consent; or

         o unless the lender's interest in the room rates is given adequate protection.

         For purposes of the foregoing, the adequate protection may include a cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the bankrupt borrower proposes to use. See "--Bankruptcy Laws" below.

PERSONALTY

         Some types of income-producing real properties, such as hotels, motels and nursing homes, may include personal property, which may, to the extent it is owned by the borrower and not previously pledged, constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in the personal property and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured in part by personal property may be included in one of our trusts even if the security interest in the personal property was not perfected or the requisite UCC filings were allowed to lapse.

FORECLOSURE

         General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property security at public auction to satisfy the indebtedness.

         Foreclosure Procedures Vary From State to State. The two primary methods of foreclosing a mortgage are--

         o        judicial foreclosure, involving court proceedings; and

         o nonjudicial foreclosure under a power of sale granted in the mortgage instrument.

         Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

         A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed. A foreclosure action sometimes requires several years to complete.

         Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, a lender initiates the action by the service of legal pleadings upon--

         o all parties having a subordinate interest of record in the real property; and

         o all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage.

         Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. The court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property upon successful completion of a judicial foreclosure proceeding. The proceeds of that public sale are used to satisfy the judgment. The procedures that govern these public sales vary from state to state.

         Equitable and Other Limitations on Enforceability of Particular Provisions. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on these principles, a court may--

         o alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching;

         o require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan;

         o        require the lender to reinstate a loan or recast a payment schedule in order to accommodate a borrower that is suffering from a temporary financial disability; or

         o limit the right of the lender to foreclose in the case of a nonmonetary default, such as--

                  1. a failure to adequately maintain the mortgaged property, or

                  2. an impermissible further encumbrance of the mortgaged property.

         Some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have--

         o        upheld the reasonableness of the notice provisions; or

         o found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

         In addition, some states may have statutory protection such as the right of the borrower to reinstate its mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

         Nonjudicial Foreclosure/Power of Sale. In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee's sale under a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following--

         o a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower; and

         o notice of sale is given in accordance with the terms of the deed of trust and applicable state law.

         In some states, prior to a nonjudicial public sale, the trustee under the deed of trust must--

         o        record a notice of default and notice of sale; and

         o send a copy of those notices to the borrower and to any other party who has recorded a request for a copy of them.

In addition, in some states, the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. Some states require a reinstatement period during which the borrower or junior lienholder may have the right to cure the default by paying the entire actual amount in arrears, without regard to the acceleration of the indebtedness, plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

         Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of--

         o the difficulty in determining the exact status of title to the property due to, among other things, redemption rights that may exist; and

         o the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings.

         As a result of the foregoing, it is common for the lender to purchase the mortgaged property and become its owner, subject to the borrower's right in some states to remain in possession during a redemption period. In that case, the lender will have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make repairs necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Whether, the ultimate proceeds of the sale of the property equal the lender's investment in the property depends upon market conditions. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on the related mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

         The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens. In addition, it may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. Furthermore, if the foreclosure of a junior mortgage triggers the enforcement of a due-on-sale clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

         Rights of Redemption.  The purposes of a foreclosure action are--

         o        to enable the lender to realize upon its security; and

         o to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercising their equity of redemption.

         The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties to the foreclosure proceeding in order for their equity of redemption to be terminated.

         The equity of redemption is a common-law, nonstatutory right which should be distinguished from post-sale statutory rights of redemption. In some states, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property after sale under a deed of trust or foreclosure of a mortgage. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. A statutory right of redemption will diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

         Anti-Deficiency Legislation. Some or all of the mortgage loans underlying a series of offered certificates may be nonrecourse loans. Recourse in the case of a default on a non-recourse mortgage loan will be limited to the mortgaged property and any other assets that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states, a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security, but in doing so, the lender may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders will usually proceed first against the security in states where an election of remedy provision exists. Finally, other statutory provisions limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale. These other statutory provisions are intended to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale.

         Leasehold Considerations. Some or all of the mortgage loans underlying a series of offered certificates may be secured by a mortgage on the borrower's leasehold interest under a ground lease. Leasehold mortgage loans are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease-

         o requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them;

         o permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale; and

         o contains other protective provisions typically required by prudent lenders to be included in a ground lease.

         Some mortgage loans underlying a series of offered certificates, however, may be secured by ground leases which do not contain these provisions.

         Cooperative Shares. Some or all of the mortgage loans underlying a series of offered certificates may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases belonging to those shares, allocable to cooperative dwelling units that may be vacant or occupied by nonowner tenants. Loans secured in this manner are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Loans secured in this manner typically are subordinate to the mortgage, if any, on the cooperative's building. That mortgage, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative is subject to various regulations as well as to restrictions under the governing documents of the cooperative. The shares may be canceled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, that the lender may cure a default under a proprietary lease.

         Under the laws applicable in many states, "foreclosure" on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a commercially reasonable manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary leases.

BANKRUPTCY LAWS

         Operation of the U.S. Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral or to enforce a deficiency judgment. For example, under the U.S. Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, to collect a debt are automatically stayed upon the filing of the bankruptcy petition. Often, no interest or principal payments are made during the course of the bankruptcy case. The delay caused by an automatic stay and its consequences can be significant. Also, under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

         Under the U.S. Bankruptcy Code, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified provided that substantive and procedural safeguards protective of the lender are met. A bankruptcy court may, among other things--

         o reduce the secured portion of the outstanding amount of the loan to the then-current value of the property, thereby leaving the lender a general unsecured creditor for the difference between the then-current value of the property and the outstanding balance of the loan;

         o reduce the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule, with or without affecting the unpaid principal balance of the loan;

         o        extend or shorten the term to maturity of the loan;

         o permit the bankrupt borrower to cure of the subject loan default by paying the arrearage over a number of years; or

         o permit the bankrupt borrower, through its rehabilitative plan, to reinstate the loan payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.

         Federal bankruptcy law may also interfere with or affect the ability of a secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. A lender may be stayed from enforcing the assignment under the U.S. Bankruptcy Code. In addition, the legal proceedings necessary to resolve the issue could be time-consuming, and result in delays in the lender's receipt of the rents. However, recent amendments to the U.S. Bankruptcy Code may minimize the impairment of the lender's ability to enforce the borrower's assignment of rents and leases. In addition to the inclusion of hotel revenues within the definition of cash collateral as noted above, the amendments provide that a pre-petition security interest in rents or hotel revenues is designed to overcome those cases holding that a security interest in rents is unperfected under the laws of some states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver prior to activation of the assignment of rents.

         A borrower's ability to make payment on a mortgage loan may be impaired by the commencement of a bankruptcy case relating to the tenant under a lease of the related property. Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a tenant results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for--

         o        past due rent;

         o        accelerated rent;

         o        damages; or

         o a summary eviction order with respect to a default under the lease that occurred prior to the filing of the tenant's bankruptcy petition.

         In addition, the U.S. Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court-

         o assume the lease and either retain it or assign it to a third party; or

         o        reject the lease.

         If the lease is assumed, the trustee, debtor-in-possession or assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with adequate assurance of future performance. These remedies may be insufficient, and any assurances provided to the lessor may be inadequate. If the lease is rejected, the lessor will be treated, except potentially to the extent of any security deposit, as an unsecured creditor with respect to its claim for damages for termination of the lease. The U.S. Bankruptcy Code also limits a lessor's damages for lease rejection to-

         o the rent reserved by the lease without regard to acceleration for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease; plus

         o unpaid rent to the earlier of the surrender of the property or the lessee's bankruptcy filing.

ENVIRONMENTAL CONSIDERATIONS

         General. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Those environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender's loan. In some circumstances, a lender may decide to abandon a contaminated real property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

         Superlien Laws. Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, that lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to that superlien.

         CERCLA. The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, imposes strict liability on present and past "owners" and "operators" of contaminated real property for the costs of clean-up. A secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender have participated in the management of the property or the operations of the borrower. Liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of the contaminated mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA's definition of "owner" or "operator," however, is a person who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest. This is the so called "secured creditor exemption."

         The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Lender Liability Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Lender Liability Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if--

         o it exercises decision-making control over a borrower's environmental compliance and hazardous substance handling and disposal practices; or

         o assumes day-to-day management of operational functions of a mortgaged property.

         The Lender Liability Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell that property at the earliest practicable commercially reasonable time on commercially reasonable terms.

         Other Federal and State Laws. Many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

         Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may--

         o impose liability for releases of or exposure to asbestos-containing materials; and

         o provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

         Federal law requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

         In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

         Beyond statute-based environmental liability, there exist common law causes of action related to hazardous environmental conditions on a property, such as actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

         Federal, state and local environmental regulatory requirements change often. It is possible that compliance with a new regulatory requirement could impose significant compliance costs on a borrower. These costs may jeopardize the borrower's ability to meet its loan obligations.

         Additional Considerations. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard. However, that individual or entity may be without substantial assets. Accordingly, it is possible that the costs could become a liability of the related trust and occasion a loss to the related certificateholders.

         If the operations on a foreclosed property are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. This compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

         In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure. This disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

         Some or all of the mortgage loans underlying a series of offered certificates may contain due-on-sale and due-on-encumbrance clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the a mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce these clauses in many states. However, the Garn-St Germain Depository Institutions Act of 1982 generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to the limitations prescribed in that Act and the regulations promulgated thereunder.

JUNIOR LIENS; RIGHTS OF HOLDERS OF SENIOR LIENS

         Any of our trusts may include mortgage loans secured by junior liens, while the loans secured by the related senior liens may not be included in that trust. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior loans and the junior loan.

         In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied as follows-

         o first, to the payment of court costs and fees in connection with the foreclosure;

         o        second, to real estate taxes;

         o third, in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens; and

         o last, in satisfaction of all principal, interest, prepayment and acceleration penalties, if any, and any other sums due and owing to the holder of the junior mortgage loan.

SUBORDINATE FINANCING

         Some mortgage loans underlying a series of offered certificates may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or the restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to the following additional risks-

         o the borrower may have difficulty servicing and repaying multiple loans;

         o if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan;

         o acts of the senior lender that prejudice the junior lender or impair the junior lender's security, such as the senior lender's agreeing to an increase in the principal amount of or the interest rate payable on the senior loan, may create a superior equity in favor of the junior lender;

         o if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender; and

         o the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

         Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made. They may also contain provisions that prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment premium, fee or charge. In some states, there are or may be specific limitations upon the late charges that a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment premiums, fees and charges upon an involuntary prepayment is unclear under the laws of many states.

APPLICABILITY OF USURY LAWS

         Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 provides that state usury limitations shall not apply to various types of residential, including multifamily, first mortgage loans originated by particular lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

AMERICANS WITH DISABILITIES ACT

         Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder, in order to protect individuals with disabilities, owners of public accommodations, such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments, must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected property owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord.

Furthermore, because the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender that is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

         Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, a borrower who enters military service after the origination of the borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act.

         Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on an affected mortgage loan. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts payable to the holders of certificates of the related series, and would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a master servicer or special servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status and, under some circumstances, during an additional three month period after the active duty status ceases.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

         Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations statute can be seized by the government if the property was used in, or purchased with the proceeds of, those crimes. Under procedures contained in the comprehensive Crime Control Act of 1984, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

         A lender may avoid forfeiture of its interest in the property if it establishes that--

         o its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based; or

         o the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

         This is a general discussion of the material federal income tax consequences of owning the offered certificates. To the extent it relates to matters of law or legal conclusions, it represents the opinion of our counsel, subject to any qualifications as may be expressed in this discussion. Unless we otherwise specify in the related prospectus supplement, our counsel for each series will be Cadwalader, Wickersham & Taft, Sidley Austin Brown & Wood, or Orrick, Herrington & Sutcliffe (as provided in the related prospectus supplement).

         This discussion is directed to certificateholders that hold the offered certificates as "capital assets" within the meaning of Section 1221 of the Internal Revenue Code of 1986, which we will refer to throughout this "Federal Income Tax Consequences" section as the "Code". It does not discuss all federal income tax consequences that may be relevant to owners of offered certificates, particularly as to investors subject to special treatment under the Code, including--

         o        banks;

         o        insurance companies; and

         o        foreign investors.

         Further, this discussion and any legal opinions referred to in this discussion are based on authorities that can change, or be differently interpreted, with possible retroactive effect. No rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below. Accordingly, the IRS may take contrary positions.

         Investors and preparers of tax returns should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice is--

         o given with respect to events that have occurred at the time the advice is rendered; and

         o is directly relevant to the determination of an entry on a tax return.

         Accordingly, even if this discussion addresses an issue regarding the tax treatment of the owner of the offered certificates, investors should consult their own tax advisors regarding that issue. Investors should do so not only as to federal taxes, but also state and local taxes. See "State and Other Tax Consequences".

         The following discussion addresses securities of two general types--

         o "REMIC certificates" representing interests in a trust, or a portion thereof, as to which a specified person or entity will make a "real estate mortgage investment conduit", or "REMIC", election under Sections 860A through 860G of the Code; and

         o "grantor trust certificates" representing interests in a trust or a portion thereof, as to which no REMIC election will be made.

         We will indicate in the prospectus supplement for each series whether the related trustee, another party to the related Governing Document or an agent appointed by that trustee or other party, in any event, a tax administrator, will make a REMIC election for the related trust. If the related tax administrator is required to make a REMIC election, we also will identify in the related prospectus supplement all regular interests and residual interests in the resulting REMIC.

         The following discussion is limited to certificates offered under this prospectus. In addition, this discussion applies only to the extent that the related trust or a portion thereof holds only mortgage loans. If a trust holds assets other than mortgage loans, such as mortgage-backed securities, we will disclose in the related prospectus supplement the tax consequences associated with those other assets being included. In addition, if agreements other than guaranteed investment contracts are included in a trust to provide interest rate protection for the related offered certificates, the anticipated material tax consequences associated with those agreements also will be discussed in the related prospectus supplement. See "Description of the Trust Assets--Arrangements Providing Reinvestment, Interest Rate and Currency Related Protection".

         The following discussion is based in part on the rules governing original issue discount in Sections 1271-1273 and 1275 of the Code and in the Treasury regulations issued under those sections. It is also based in part on the rules governing REMICs in Sections 860A-860G of the Code and in the Treasury regulations issued under those sections, which we will refer to as the "REMIC Regulations". The regulations relating to original issue discount do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the offered certificates.

REMICS

         General. With respect to each series of offered certificates as to which the related tax administrator will make a REMIC election, our counsel will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Governing Document, and subject to certain assumptions set forth in the opinion--

         o the related trust, or the relevant designated portion of the trust, will qualify as a REMIC; and

         o those offered certificates of that series will be considered to evidence ownership of--

                  1.       REMIC "regular interests", or

                  2.       REMIC "residual interests".

         We refer in this discussion to--

         o certificates that evidence REMIC "regular interests" as the "REMIC regular certificates"; and

         o certificates that represent REMIC "residual interests" as the "REMIC residual certificates".

         If an entity electing to be treated as a REMIC fails to comply with the ongoing requirements of the Code for REMIC status, it may lose its REMIC status. If so, the entity may become taxable as a corporation. Therefore, the related certificates may not be given the tax treatment summarized below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, the Treasury Department has not done so. Any relief mentioned above, moreover, may be accompanied by sanctions. These sanctions could include the imposition of a corporate tax on all or a portion of a trust's income for the period in which the requirements for REMIC status are not satisfied. The Governing Document with respect to each REMIC will include provisions designed to maintain its status as a REMIC under the Code.

         Qualification as a REMIC. In order to qualify as a REMIC, an entity must comply with the requirements set forth in the Code. The REMIC must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC, as of the close of the third calendar month beginning after the "Startup Day" and at all times thereafter, may consist of assets other than "qualified mortgages" and "permitted investments". The "Startup Date" for the purposes of this discussion is the date of issuance of the REMIC certificates. The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement is met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC also must provide "reasonable arrangements" to prevent its residual interest from being held by "Disqualified Organizations" and must furnish applicable tax information to transferors or agents that violate this requirement. The Governing Document for each series will contain a provision designed to meet this requirement. See "--Sales of REMIC Certificates" and "--Tax and Restrictions on Transfer of Residual Certificates to Certain Organizations" below.

         A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC on the Startup Day or is purchased by the REMIC within a three-month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include--

         o        whole mortgage loans, such as the mortgage loans;

         o certificates of beneficial interest in a grantor trust that holds mortgage loans, including certain of mortgage backed securities;

         o regular interests in another REMIC, such as mortgage backed securities in a trust as to which a REMIC election has been made;

         o loans secured by timeshare interests and loans secured by shares held by a tenant stockholder in a cooperative housing corporation, provided, in general that:

                  1. the fair market value of the real property security (including buildings and structural components) is at least 80% of the principal balance of the related mortgage loan or mortgage loan underlying the mortgage certificate either at origination or as of the Startup Day (an original loan-to-value ratio of not more than 125% with respect to the real property security); or

                  2. substantially all the proceeds of the mortgage loan or the underlying mortgage loan were used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the mortgage loan or underlying mortgage loan.

If the mortgage loan has been significantly modified other than in connection with a default or reasonably foreseeable default, it must meet the loan-to-value test in (1) above as of the date of the last significant modification or at closing. A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC on the Startup Day and that is received either-- o in exchange for any qualified mortgage within a three-month period thereafter; or

         o in exchange for a "defective obligation" within a two-year period thereafter.

A "defective obligation" includes-

         o a mortgage in default or as to which default is reasonably foreseeable;

         o a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC has been breached;

         o        a mortgage that was fraudulently procured by the mortgagor;
                  and

         o a mortgage that was not in fact principally secured by real property (but only if the mortgage is disposed of within 90 days of discovery).

         Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC to provide for payments of expenses of the REMIC or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. The reserve fund will be disqualified if more than 30% of the gross income from the assets in the fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced "promptly and appropriately" as payments on the mortgage loans are received. Foreclosure property is real property acquired by the REMIC in connection with the default or imminent default of a qualified mortgage, provided that we had no knowledge that the mortgage loan would go into default at the time it was transferred to the REMIC. Foreclosure property generally must be disposed of prior to the close of the third calendar year following the acquisition of the property by the REMIC, with an extension that may be granted by the IRS.

         In addition to the foregoing requirements, the various interests in a REMIC also must meet certain requirements. All of the interests in a REMIC must be either of the following--

         o        one or more classes of regular interests; or

         o a single class of residual interests on which distributions, if any, are made pro rata.

         A regular interest is an interest in a REMIC that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. The specified portion may consist of--

         o        a fixed number of basis points;

         o        a fixed percentage of the total interest; or

         o a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate.

         The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC may be treated as a regular interest even if payments of principal with respect to that interest are subordinated to payments on other regular interests or the residual interest in the REMIC, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC or prepayment interest shortfalls. Accordingly, the REMIC regular certificates of a series will constitute one or more classes of regular interests, and the REMIC residual certificates for each REMIC of that series will constitute a single class of residual interests on which distributions are made pro rata.

         Characterization of Investments in REMIC Certificates. Unless we state otherwise in the related prospectus supplement, the offered certificates that are REMIC certificates will be treated as--

         o "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code in the hands of a real estate investment trust; and

         o "loans secured by an interest in real property" or other assets described in Section 7701(a)(19)(C) of the Code in the hands of a thrift institution,

in the same proportion that the assets of the related REMIC are so treated.

         However, to the extent that the REMIC assets constitute mortgage loans on property not used for residential or certain other prescribed purposes, the related offered certificates will not be treated as assets qualifying under
Section 7701(a)(19)(C). If 95% or more of the assets of the REMIC qualify for any of the foregoing characterizations at all times during a calendar year, the related offered certificates will qualify for the corresponding status in their entirety for that calendar year.

         In addition, unless provided otherwise in the related prospectus supplement, offered certificates that are REMIC regular certificates will be--

         o "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code in the hands of another REMIC; and

         o "permitted assets" under Section 860L(c)(1)(G) for a financial asset securitization investment trust or "FASIT".

         Finally, interest, including original issue discount, on offered certificates that are REMIC regular certificates, and income allocated to offered certificates that are REMIC residual certificates, will be interest described in Section 856(c)(3)(B) of the Code if received by a real estate investment trust, to the extent that these certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code.

         The related tax administrator will determine the percentage of the REMIC's assets that constitute assets described in the above-referenced sections of the Code with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter. The related tax administrator will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations.

         The assets of the REMIC will include, in addition to mortgage loans, collections on mortgage loans held pending payment on the related offered certificates and any property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale, and amounts in reserve accounts, would be considered to be part of the mortgage loans, or whether these assets otherwise would receive the same treatment as the mortgage loans for purposes of the above-referenced sections of the Code. In addition, in some instances, the mortgage loans may not be treated entirely as assets described in those sections of the Code. If so, we will describe in the related prospectus supplement those mortgage loans that are characterized differently. The Treasury regulations do provide, however, that cash received from collections on mortgage loans held pending payment is considered part of the mortgage loans for purposes of Section 856(c)(5)(B) of the Code, relating to real estate investment trusts.

         To the extent a REMIC certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower's interest in a bank account, that mortgage loan is not secured solely by real estate, and therefore--

         o a portion of that certificate may not represent ownership of "loans secured by an interest in real property" or other assets described in Section 7701(a)(19)(C) of the Code;

         o a portion of that certificate may not represent ownership of "real estate assets" under Section 856(c)(5)(B) of the Code; and

         o the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code.

         Tiered REMIC Structures. For certain series of REMIC certificates, the related tax administrator may make two or more REMIC elections as to the related trust for federal income tax purposes. As to each of these series of REMIC certificates, our counsel will opine that each portion of the related trust as to which a REMIC election is to be made will qualify as a REMIC. Each of these series will be treated as one REMIC solely for purposes of determining--

         o whether the related REMIC certificates will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code;

         o whether the related REMIC certificates will be "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code; and

         o whether the interest/income on the related REMIC certificates is interest described in Section 856(c)(3)(B) of the Code.

         Taxation of Owners of REMIC Regular Certificates.

         General. Except as otherwise stated in this discussion, the Code treats REMIC regular certificates as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Holders of REMIC regular certificates that otherwise report income under the cash method of accounting must nevertheless report income with respect to REMIC regular certificates under the accrual method.

         Original Issue Discount. Certain REMIC regular certificates may be issued with "original issue discount" within the meaning of Section 1273(a) of the Code. Any holders of REMIC regular certificates issued with original issue discount generally will have to include original issue discount in income as it accrues, in accordance with the constant yield method described below, prior to the receipt of the cash attributable to that income. The IRS has issued regulations under Section 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. Section 1272(a)(6) of the Code provides special rules applicable to the accrual of original issue discount on, among other things, REMIC regular certificates. The Treasury Department has not issued regulations under that section. You should be aware, however, that Section 1272(a)(6) and the regulations under Sections 1271 to 1275 of the Code do not adequately address certain issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your certificates.

         The Code requires, in computing the accrual of original issue discount on REMIC regular certificates, that a reasonable assumption be used concerning the rate at which borrowers will prepay the mortgage loans held by the related REMIC. Further, adjustments must be made in the accrual of that original issue discount to reflect differences between the prepayment rate actually experienced and the assumed prepayment rate. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations that the Treasury Department has not yet issued. The Conference Committee Report accompanying the Tax Reform Act of 1986 (the "Committee Report") indicates that the regulations should provide that the prepayment assumption used with respect to a REMIC regular certificate is determined once, at initial issuance, and must be the same as that used in pricing. The prepayment assumption used in reporting original issue discount for each series of REMIC regular certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither we nor any other person will make any representation that the mortgage loans underlying any series of REMIC regular certificates will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or that the IRS will not challenge on audit the prepayment assumption used.

         The original issue discount, if any, on a REMIC regular certificate will be the excess of its stated redemption price at maturity over its issue price.

         The issue price of a particular class of REMIC regular certificates will be the first cash price at which a substantial amount of those certificates are sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a particular class of REMIC regular certificates is sold for cash on or prior to the related date of initial issuance of those certificates, the issue price for that class will be the fair market value of that class on the date of initial issuance.

         Under the Treasury regulations, the stated redemption price of a REMIC regular certificate is equal to the total of all payments to be made on that certificate other than qualified stated interest. Qualified stated interest is interest that is unconditionally payable at least annually, during the entire term of the instrument, at--

         o        a single fixed rate;

         o        a qualified floating rate;

         o        an objective rate;

         o a combination of a single fixed rate and one or more qualified floating rates;

         o a combination of a single fixed rate and one qualified inverse floating rate; or

         o a combination of qualified floating rates that does not operate in a manner that accelerates or defers interest payments on the REMIC regular certificate.

         In the case of REMIC regular certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of those certificates. If the original issue discount rules apply to those certificates, we will describe in the related prospectus supplement the manner in which those rules will be applied with respect to those certificates in preparing information returns to the certificateholders and the IRS.

         Certain classes of REMIC regular certificates may provide that the first interest payment with respect to those certificates be made more than one month after the date of initial issuance, a period that is longer than the subsequent monthly intervals between interest payments. Assuming the accrual period for original issue discount is the monthly period that ends on each payment date, then, as a result of this long first accrual period, some or all interest payments may be required to be included in the stated redemption price of the REMIC regular certificate and accounted for as original issue discount. Because interest on REMIC regular certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC regular certificates.

         In addition, if the accrued interest to be paid on the first payment date is computed with respect to a period that begins prior to the date of initial issuance, a portion of the purchase price paid for a REMIC regular certificate will reflect that accrued interest. In those cases, information returns provided to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued prior to the date of initial issuance is treated as part of the overall cost of the REMIC regular certificate. Therefore, the portion of the interest paid on the first payment date in excess of interest accrued from the date of initial issuance to the first payment date is included in the stated redemption price of the REMIC regular certificate. However, the Treasury regulations state that all or some portion of this accrued interest may be treated as a separate asset, the cost of which is recovered entirely out of interest paid on the first payment date. It is unclear how an election to do so would be made under these regulations and whether this election could be made unilaterally by a certificateholder.

         Notwithstanding the general definition of original issue discount, original issue discount on a REMIC regular certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the certificate multiplied by its weighted average maturity. For this purpose, the weighted average maturity of a REMIC regular certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the certificate, by multiplying--

         o the number of complete years, rounding down for partial years, from the date of initial issuance, until that payment is expected to be made, presumably taking into account the prepayment assumption; by

         o        a fraction--

                  1. the numerator of which is the amount of the payment, and

                  2. the denominator of which is the stated redemption price at maturity of the certificate.

         Under the Treasury regulations, original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a so-called teaser interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of:

         o the total amount of the de minimis original issue discount, and

         o        a fraction--

                  1. the numerator of which is the amount of the principal payment, and

                  2. the denominator of which is the outstanding stated principal amount of the subject REMIC regular certificate.

         The Treasury regulations also would permit you to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount" below for a description of that election under the applicable Treasury regulations.

         If original issue discount on a REMIC regular certificate is in excess of a de minimis amount, the holder of the certificate must include in ordinary gross income the sum of the daily portions of original issue discount for each day during its taxable year on which it held the certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC regular certificate, the daily portions of original issue discount will be determined as described below.

         As to each accrual period, the related tax administrator will calculate the original issue discount that accrued during that accrual period. For these purposes, an accrual period is, unless we otherwise state in the related prospectus supplement, the period that begins on a date that corresponds to a payment date, or in the case of the first accrual period, begins on the date of initial issuance, and ends on the day preceding the immediately following payment date. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of--

         o        the sum of--

                  1. the present value, as of the end of the accrual period, of all of the payments remaining to be made on the subject REMIC regular certificate, if any, in future periods, presumably taking into account the prepayment assumption, and

                  2. the payments made on that certificate during the accrual period of amounts included in the stated redemption price; over

         o the adjusted issue price of the subject REMIC regular certificate at the beginning of the accrual period.

The adjusted issue price of a REMIC regular certificate is--

         o        the issue price of the certificate; increased by

         o the aggregate amount of original issue discount previously accrued on the certificate; reduced by

         o the amount of all prior payments of amounts included in its stated redemption price.

The present value of the remaining payments referred to in item 1 of the second preceding sentence, will be calculated--

         o assuming that payments on the REMIC regular certificate will be received in future periods based on the related mortgage loans being prepaid at a rate equal to the prepayment assumption;

         o using a discount rate equal to the original yield to maturity of the certificate, based on its issue price and the assumption that the related mortgage loans will be prepaid at a rate equal to the prepayment assumption; and

         o taking into account events, including actual prepayments, that have occurred before the close of the accrual period.

         The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

         A subsequent purchaser of a REMIC regular certificate that purchases the certificate at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, that is less than its remaining stated redemption price, will also be required to include in gross income the daily portions of any original issue discount with respect to the certificate. However, the daily portion will be reduced, if the cost is in excess of its adjusted issue price, in proportion to the ratio that the excess bears to the aggregate original issue discount remaining to be accrued on the certificate. The adjusted issue price of a REMIC regular certificate, as of any date of determination, equals the sum of:

         o the adjusted issue price or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that date of determination; and

         o the daily portions of original issue discount for all days during the accrual period prior to that date of determination.

         If the foregoing method for computing original issue discount results in a negative amount of original issue discount as to any accrual period with respect to a REMIC regular certificate held by you, the amount of original issue discount accrued for that accrual period will be zero. You may not deduct the negative amount currently. Instead, you will only be permitted to offset the negative amount against future positive original issue discount, if any, attributable to the certificate. Although not free from doubt, it is possible that you may be permitted to recognize a loss to the extent your basis in the certificate exceeds the maximum amount of payments that you could ever receive with respect to the certificate. However, any such loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to certificates that have no, or a disproportionately small, amount of principal because they can have negative yields if the mortgage loans held by the related REMIC prepay more quickly than anticipated. See "Risk Factors--Prepayment Considerations; Variability in Average Life of Offered Certificates; Special Yield Considerations".

         The Treasury regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that you may be able to select a method for recognizing original issue discount that differs from that used by the trust in preparing reports to you and the IRS. Prospective purchasers of the REMIC regular certificates should consult their tax advisors concerning the tax treatment of these certificates in this regard.

         Market Discount. You will be considered to have purchased a REMIC regular certificate at a market discount if--

         o in the case of a certificate issued without original issue discount, you purchased the certificate at a price less than its remaining stated principal amount; or

         o in the case of a certificate issued with original issue discount, you purchased the certificate at a price less than its adjusted issue price.

         If you purchase a REMIC regular certificate with more than a de minimis amount of market discount, you will recognize gain upon receipt of each payment representing stated redemption price. Under Section 1276 of the Code, you generally will be required to allocate the portion of each payment representing some or all of the stated redemption price first to accrued market discount not previously included in income. You must recognize ordinary income to that extent. You may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, this election will apply to all market discount bonds acquired by you on or after the first day of the first taxable year to which this election applies.

         The Treasury regulations also permit you to elect to accrue all interest and discount, including de minimis market or original issue discount, in income as interest, and to amortize premium, based on a constant yield method. Your making this election with respect to a REMIC regular certificate with market discount would be deemed to be an election to include currently market discount in income with respect to all other debt instruments with market discount that you acquire during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, your making this election as to a certificate acquired at a premium would be deemed to be an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that you own or acquire. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Premium" below.

         Each of the elections described above to accrue interest and discount and to amortize premium, with respect to a certificate on a constant yield method or as interest would be irrevocable except with the approval of the IRS.

         However, market discount with respect to a REMIC regular certificate will be considered to be de minimis for purposes of Section 1276 of the Code if the market discount is less than 0.25% of the remaining stated redemption price of the certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the Treasury regulations refer to the weighted average maturity of obligations. It is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above. This treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

         Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. The Committee Report indicates that in each accrual period, you may accrue market discount on a REMIC regular certificate held by you, at your option--

         o        on the basis of a constant yield method;

         o in the case of a certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the certificate as of the beginning of the accrual period; or

         o in the case of a certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total amount of original issue discount remaining on the certificate at the beginning of the accrual period.

         The prepayment assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount.

         To the extent that REMIC regular certificates provide for monthly or other periodic payments throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC regular certificate generally will be required to treat a portion of any gain on the sale or exchange of the certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

         Further, Section 1277 of the Code may require you to defer a portion of your interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC regular certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any deferred interest expense would not exceed the market discount that accrues during the related taxable year and is, in general, allowed as a deduction not later than the year in which the related market discount is includible in income. If you have elected, however, to include market discount in income currently as it accrues, the interest deferral rule described above would not apply.

         Premium. A REMIC regular certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, that is greater than its remaining stated redemption price will be considered to be purchased at a premium. You may elect under Section 171 of the Code to amortize the premium under the constant yield method over the life of the certificate. If you elect to amortize bond premium, bond premium would be amortized on a constant yield method and would be applied as an offset against qualified stated interest. If made, this election will apply to all debt instruments having amortizable bond premium that you own or subsequently acquire. The IRS has issued regulations on the amortization of bond premium, but they specifically do not apply to holders of REMIC regular certificates.

         The Treasury regulations also permit you to elect to include all interest, discount and premium in income based on a constant yield method, further treating you as having made the election to amortize premium generally. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount" above. The Committee Report states that the same rules that apply to accrual of market discount and require the use of a prepayment assumption in accruing market discount with respect to REMIC regular certificates without regard to whether those certificates have original issue discount, will also apply in amortizing bond premium under Section 171 of the Code.

         Whether you will be treated as holding a REMIC regular certificate with amortizable bond premium will depend on--

         o        the purchase price paid for your certificate; and

         o the payments remaining to be made on your certificate at the time of its acquisition by you.

         If you acquire an interest in any class of REMIC regular certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium.

         Realized Losses. Under Section 166 of the Code, if you are either a corporate holder of a REMIC regular certificate and or a noncorporate holder of a REMIC regular certificate that acquires the certificate in connection with a trade or business, you should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which your certificate becomes wholly or partially worthless as the result of one or more realized losses on the related mortgage loans. However, if you are a noncorporate holder that does not acquire a REMIC regular certificate in connection with a trade or business, it appears that--

         o you will not be entitled to deduct a loss under Section 166 of the Code until your certificate becomes wholly worthless, which is when its principal balance has been reduced to zero; and

         o        the loss will be characterized as a short-term capital loss.

         You will also have to accrue interest and original issue discount with respect to your REMIC regular certificate, without giving effect to any reductions in payments attributable to defaults or delinquencies on the related mortgage loans, until it can be established that those payment reductions are not recoverable. As a result, your taxable income in a period could exceed your economic income in that period. If any amounts previously included in taxable income are not ultimately received due to a loss on the related mortgage loans, you should be able to recognize a loss or reduction in income. However, the law is unclear with respect to the timing and character of this loss or reduction in income.

         Taxation of Owners of REMIC Residual Certificates.

         General. Although a REMIC is a separate entity for federal income tax purposes, the Code does not subject a REMIC to entity-level taxation, except with regard to prohibited transactions and certain other transactions. See "--REMICs--Prohibited Transactions Tax and Other Taxes" below. Rather, a holder of REMIC residual certificates must generally take in income the taxable income or net loss of the related REMIC. Accordingly, the Code treats the REMIC residual certificates much differently than it would if they were direct ownership interests in the related mortgage loans or as debt instruments issued by the related REMIC.

         Holders of REMIC residual certificates generally will be required to report their daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the related REMIC for each day during a calendar quarter that they own those certificates. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless we otherwise disclose in the related prospectus supplement. These daily amounts then will be allocated among the holders of the REMIC residual certificates in proportion to their respective ownership interests on that day. Any amount included in the certificateholders' gross income or allowed as a loss to them by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "--REMICs--Taxation of Owners of REMIC Residual Certificates--Taxable Income of the REMIC". Holders of REMIC residual certificates must report the taxable income of the related REMIC without regard to the timing or amount of cash payments by the REMIC until the REMIC's termination. Income derived from the REMIC residual certificates will be "portfolio income" for the purposes of the limitations under Section 469 of the Code on the deductibility of "passive losses".

         A holder of a REMIC residual certificate that purchased the certificate from a prior holder also will be required to report on its federal income tax return amounts representing its daily share of the taxable income, or net loss, of the related REMIC for each day that it holds the REMIC residual certificate. These daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that certain modifications of the general rules may be made, by regulations, legislation or otherwise to reduce, or increase, the income of a holder of a REMIC residual certificate. These modifications would occur when a holder purchases the REMIC residual certificate from a prior holder at a price other than the adjusted basis that the REMIC residual certificate would have had in the hands of an original holder of that certificate. The Treasury regulations, however, do not provide for these modifications.

         Any payments that you receive from the seller of a REMIC residual certificate in connection with the acquisition of that certificate will be income to you. Although it is possible that these payments would be includible in income immediately upon receipt, the IRS might assert that you should include these payments in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of these payments, we recommend that you consult your tax advisor concerning the treatment of these payments for income tax purposes.

         Tax liability with respect to the amount of income that holders of REMIC residual certificates will be required to report, will often exceed the amount of cash payments received from the related REMIC for the corresponding period. Consequently, you should have--

         o other sources of funds sufficient to pay any federal income taxes due as a result of your ownership of REMIC residual certificates; or

         o        unrelated deductions against which income may be offset.

See, however, the rules discussed below relating to--

         o        "excess inclusions";

         o        residual interests without "significant value"; and

         o        "noneconomic" residual interests.

         The fact that the tax liability associated with this income allocated to you may exceed the cash payments received by you for the corresponding period may significantly and adversely affect their after-tax rate of return. This disparity between income and payments may not be offset by corresponding losses or reductions of income attributable to your certificates until subsequent tax years. Even then, the extra income may not be completely offset due to changes in the Code, tax rates or character of the income or loss. Therefore, the REMIC residual certificates will ordinarily have a negative value at the time of issuance. See "Risk Factors--Certain Federal Income Tax Consequences Regarding Residual Certificates".

         Taxable Income of the REMIC. The taxable income of a REMIC will equal--

         o the income from the mortgage loans and other assets of the REMIC; plus

         o any cancellation of indebtedness income due to the allocation of realized losses to those REMIC certificates, constituting "regular interests" in the REMIC; less

         o        the following items--

                  1. the deductions allowed to the REMIC for interest, including original issue discount but reduced by any premium on issuance, on any class of REMIC certificates constituting "regular interests" in the REMIC, whether offered or not,

                  2. amortization of any premium on the mortgage loans held by the REMIC,

                  3. bad debt losses with respect to the mortgage loans held by the REMIC, and

                  4. except as described below, servicing, administrative and other expenses.

         For purposes of determining its taxable income, a REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC certificates, or in the case of REMIC certificates not sold initially, their fair market values. The aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC certificates offered hereby will be determined in the manner described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount". The issue price of a REMIC certificate received in exchange for an interest in mortgage loans or other property will equal the fair market value of the interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC certificates are retained initially rather than sold, the related tax administrator may be required to estimate the fair market value of these interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

         Subject to possible application of the de minimis rules, the method of accrual by a REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC regular certificates. That method is a constant yield method taking into account the prepayment assumption. However, a REMIC that acquires loans at a market discount must include that market discount in income currently, as it accrues, on a constant yield basis. See "--REMICs--Taxation of Owners of REMIC Regular Certificates" above, which describes a method for accruing the discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

         A REMIC will acquire a mortgage loan with discount, or premium, to the extent that the REMIC's basis, determined as described in the preceding paragraph, is different from its stated redemption price. Discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the REMIC regular certificates. A REMIC probably will elect under Section 171 of the Code to amortize any premium on the mortgage loans that it holds. Premium on any mortgage loan to which this election applies may be amortized under a constant yield method, presumably taking into account the prepayment assumption.

         A REMIC will be allowed deductions for interest, including original issue discount, on all of the certificates that constitute "regular interests" in the REMIC, whether or not offered hereby, as if those certificates were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount". However, the de minimis rule described in that section will not apply in determining deductions.

         If a class of REMIC regular certificates is issued at a price in excess of the stated redemption price of that class, the net amount of interest deductions that are allowed to the REMIC in each taxable year with respect to those certificates will be reduced by an amount equal to the portion of that excess that is considered to be amortized in that year. It appears that this excess should be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount".

         As a general rule, the taxable income of a REMIC will be determined as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--REMICs--Prohibited Transactions Tax and Other Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by
Section 67 of the Code will not be applied at the REMIC level so that the REMIC will be allowed full deductions for servicing, administrative and other noninterest expenses in determining its taxable income. All those expenses will be allocated as a separate item to the holders of the related REMIC certificates, subject to the limitation of Section 67 of the Code. See "--REMICs--Taxation of Owners of REMIC Residual Certificates--Pass-Through of Miscellaneous Itemized Deductions" below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

         Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC residual certificate will be equal to--

         o        the amount paid for that REMIC residual certificate;

         o increased by, amounts included in the income of the holder of that REMIC residual certificate; and

         o decreased, but not below zero, by distributions made, and by net losses allocated, to the holder of that REMIC residual certificate.

         A holder of a REMIC residual certificate is not allowed to take into account any net loss for any calendar quarter to the extent that the net loss exceeds the adjusted basis to that holder as of the close of that calendar quarter, determined without regard to that net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC residual certificate.

         Any distribution on a REMIC residual certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder's adjusted basis in the REMIC residual certificate. To the extent a distribution on a REMIC residual certificate exceeds the holder's adjusted basis, it will be treated as gain from the sale of that REMIC residual certificate.

         A holder's basis in a REMIC residual certificate will initially equal the amount paid for the certificate and will be increased by that holder's allocable share of taxable income of the related REMIC. However, these increases in basis may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the related REMIC's taxable income is allocated to that holder. To the extent the initial basis of the holder of a REMIC residual certificate is less than the payments to that holder, and increases in the initial basis either occur after these payments or, together with the initial basis, are less than the amount of these payments, gain will be recognized to that holder on these payments. This gain will be treated as gain from the sale of its REMIC residual certificate.

         The effect of these rules is that a holder of a REMIC residual certificate may not amortize its basis in a REMIC residual certificate, but may only recover its basis--

         o        through distributions;

         o        through the deduction of any net losses of the REMIC; or

         o upon the sale of its REMIC residual certificate. See "--REMICs--Sales of REMIC Certificates" below.

         For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC residual certificate other than an original holder see "--REMICs--Taxation of Owners of REMIC Residual Certificates--General" above. These adjustments could require a holder of a REMIC residual certificate to account for any difference between the cost of the certificate to the holder and the adjusted basis of the certificate would have been in the hands of an original holder.

         Excess Inclusions. Any excess inclusions with respect to a REMIC residual certificate will be subject to federal income tax in all events. In general, the excess inclusions with respect to a REMIC residual certificate for any calendar quarter will be the excess, if any, of--

         o the daily portions of REMIC taxable income allocable to that certificate; over

         o the sum of the daily accruals for each day during the quarter that the certificate was held by that holder.

         The daily accruals of a holder of a REMIC residual certificate will be determined by allocating to each day during a calendar quarter its ratable portion of a numerical calculation. That calculation is the product of the adjusted issue price of the REMIC residual certificate at the beginning of the calendar quarter and 120% of the long-term Federal rate in effect on the date of initial issuance. For this purpose, the adjusted issue price of a REMIC residual certificate as of the beginning of any calendar quarter will be equal to--

         o        the issue price of the certificate; increased by

         o the sum of the daily accruals for all prior quarters; and decreased, but not below zero; by

         o any payments made with respect to the certificate before the beginning of that quarter.

         The issue price of a REMIC residual certificate is the initial offering price to the public at which a substantial amount of the REMIC residual certificates were sold, but excluding sales to bond houses, brokers and underwriters or, if no sales have been made, their initial value. The long-term Federal rate is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

         Although it has not done so, the Treasury Department has authority to issue regulations that would treat the entire amount of income accruing on a REMIC residual certificate as excess inclusions if the REMIC residual interest evidenced by that certificate is considered not to have significant value.

         For holders of REMIC residual certificates, excess inclusions--

         o will not be permitted to be offset by deductions, losses or loss carryovers from other activities;

         o will be treated as unrelated business taxable income to an otherwise tax-exempt organization; and

         o will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the United States withholding tax imposed on payments to holders of REMIC residual certificates that are foreign investors. See, however, "--REMICs--Foreign Investors in REMIC Certificates" below.

         Furthermore, for purposes of the alternative minimum tax--

         o excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction; and

         o alternative minimum taxable income may not be less than the taxpayer's excess inclusions.

         This last rule has the effect of preventing non-refundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions.

         In the case of any REMIC residual certificates held by a real estate investment trust, or REIT, the aggregate excess inclusions with respect to these REMIC residual certificates will be allocated among the shareholders of the REIT in proportion to the dividends received by the shareholders from the REIT. Any amount so allocated will be treated as an excess inclusion with respect to a REMIC residual certificate as if held directly by the shareholder. The aggregate excess inclusions referred to in the previous sentence will be reduced, but not below zero, by any REIT taxable income, within the meaning of Section 857(b)(2) of the Code, other than any net capital gain. Treasury regulations yet to be issued could apply a similar rule to--

         o        regulated investment companies;

         o        common trust funds; and

         o        certain cooperatives.

The Treasury regulations, however, currently do not address this subject.

         Noneconomic REMIC Residual Certificates. Under the Treasury regulations, transfers of "noneconomic" REMIC residual certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax". If a transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the "noneconomic" REMIC residual certificate. The Treasury regulations provide that a REMIC residual certificate is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls, or required liquidation provided for in the related Governing Document--

         o the present value of the expected future payments on the REMIC residual certificate equals at least the present value of the expected tax on the anticipated excess inclusions; and

         o the transferor reasonably expects that the transferee will receive payments with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

The present value calculation referred to above is calculated using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate. This rate is computed and published monthly by the IRS.

         Accordingly, all transfers of REMIC residual certificates that may constitute noneconomic residual interests will be subject to certain restrictions under the terms of the related Governing Document that are intended to reduce the possibility of any transfer being disregarded. These restrictions will require an affidavit--

         o from each party to the transfer, stating that no purpose of the transfer is to impede the assessment or collection of tax;

         o from the prospective transferee, providing certain representations as to its financial condition; and

         o from the prospective transferor, stating that it has made a reasonable investigation to determine the transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future.

         The Treasury has issued proposed regulations that would revise this safe harbor. The proposed regulation would make the safe harbor unavailable unless the present value of the anticipated tax liabilities associated with holding the residual interest were less than or equal to the sum of--

         o the present value of any consideration given to the transferee to acquire the interest;

         o the present value of the expected future distributions on the interest; and

         o the present value of the anticipated tax savings associated with the holding of the interest as the REMIC generates losses.

         Present values would be computed using a discount rate equal to an applicable Federal rate, except that if a transferee could demonstrate that it borrowed regularly in the course of its trade or business substantial funds at a lower rate from unrelated third parties, that lower rate could be used as the discount rate.

         Additionally, Treasury has issued Revenue Procedure 2001-12 (the "Revenue Procedure") addressing the transfer of noneconomic residual interests. The Revenue Procedure restates the minimum transfer price test safe harbor described in the proposed Treasury regulations discussed above and adds an alternative safe harbor. To qualify for the alternative safe harbor,

         o the transferee must be a domestic "C" corporation (other than a corporation exempt from taxation or a regulated investment company or real estate investment trust) that meets certain gross and net asset tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years);

         o the transferee must agree in writing that any subsequent transfer of the residual interest would meet the requirements for a safe harbor transfer under the Revenue Procedure; and

         o the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee.

This alternative safe harbor, as well as the minimum transfer price test, apply to all transfers of noneconomic residual interests in REMICs occurring on or after February 4, 2000. The Governing Document requires that all transferees of residual certificates furnish an affidavit as to the applicability of one of the safe harbors of Revenue Procedure 2001-12, unless the transferor waives the requirement that the transferee do so.

         Prospective investors should consult their own tax advisors as to the applicability and effect of these alternative safe harbor tests.

         Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of a REMIC residual certificate to another party at some future date may be disregarded in accordance with the above-described rules. This would result in the retention of tax liability by the transferor in respect of that purported transfer.

         We will disclose in the related prospectus supplement whether the offered REMIC residual certificates may be considered "noneconomic" residual interests under the Treasury regulations. However, we will base any disclosure that a REMIC residual certificate will not be considered "noneconomic" upon certain assumptions. Further, we will make no representation that a REMIC residual certificate will not be considered "noneconomic" for purposes of the above-described rules.

         See "--Foreigners May Not Hold REMIC Residual Certificates" below for additional restrictions applicable to transfers of certain REMIC residual certificates to foreign persons and to United States partnerships that include foreign persons as partners.

         Mark-to-Market Rules. Regulations under Section 475 of the Code require that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. These regulations provide that for purposes of this mark-to-market requirement, a REMIC residual certificate is not treated as a security for purposes of Section 475 of the Code. Thus, a REMIC residual certificate is not subject to the mark-to-market rules. We recommend that prospective purchasers of a REMIC residual certificate consult their tax advisors regarding these regulations.

         Foreigners May Not Hold REMIC Residual Certificates. Unless we otherwise state in the related prospectus supplement, transfers of REMIC residual certificates to investors that are foreign persons under the Code and to United States partnerships that include foreign persons as partners will be prohibited under the related Governing Document. If transfers of REMIC residual certificates to investors that are foreign persons are permitted pursuant to the related Governing Document, we will describe in the related prospectus supplement additional restrictions applicable to transfers of certain REMIC residual certificates to these persons.

         Pass-Through of Miscellaneous Itemized Deductions. Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC residual certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of these fees and expenses should be allocated to the holders of the related REMIC regular certificates. Unless we state otherwise in the related prospectus supplement, however, these fees and expenses will be allocated to holders of the related REMIC residual certificates in their entirety and not to the holders of the related REMIC regular certificates.

         If the holder of a REMIC certificate receives an allocation of fees and expenses in accordance with the preceding discussion, and if that holder is--

         o        an individual;

         o        an estate or trust; or

         o a pass-through entity beneficially owned by one or more individuals, estates or trusts,

then--

         o an amount equal to this individual's, estate's or trust's share of these fees and expenses will be added to the gross income of this holder; and

         o the individual's, estate's or trust's share of these fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code, which permits the deduction of these fees and expenses only to the extent they exceed in the aggregate 2% of a taxpayer's adjusted gross income.

         In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of--

         o 3% of the excess of the individual's adjusted gross income over the specified amount; or

         o 80% of the amount of itemized deductions otherwise allowable for the taxable year.

         Furthermore, in determining the alternative minimum taxable income of a holder of a REMIC certificate that is--

         o        an individual,

         o        an estate or trust, or

         o a pass-through entity beneficially owned by one or more individuals, estates or trusts,

         no deduction will be allowed for the holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of these fees and other deductions will be included in the holder's gross income.

         The amount of additional taxable income reportable by holders of REMIC certificates that are subject to the limitations of either Section 67 or Section 68 of the Code, or the complete disallowance of the related expenses for alternative minimum tax purposes, may be substantial.

         Accordingly, REMIC certificates to which these expenses are allocated will generally not be appropriate investments for--

         o        an individual;

         o        an estate or trust; or

         o a pass-through entity beneficially owned by one or more individuals, estates or trusts.

         We recommend that prospective investors consult with their tax advisors prior to making an investment in a REMIC certificate to which these expenses are allocated.

         Sales of REMIC Certificates. If a REMIC certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC certificate. The adjusted basis of a REMIC regular certificate generally will equal--

         o        the cost of the certificate to that certificateholder;
                  increased by

         o income reported by that certificateholder with respect to the certificate, including original issue discount and market discount income; and reduced, but not below zero, by

         o payments on the certificate received by that certificateholder, amortized premium and realized losses allocated to the certificate and previously deducted by the certificateholder.

         The adjusted basis of a REMIC residual certificate will be determined as described above under "--REMICs--Taxation of Owners of REMIC Residual Certificates--Basis Rules, Net Losses and Distributions". Except as described below, any gain or loss from your sale of a REMIC certificate will be capital gain or loss, provided that you hold the certificate as a capital asset within the meaning of Section 1221 of the Code, which is generally property held for investment.

         In addition to the recognition of gain or loss on actual sales, the Code requires the recognition of gain, but not loss, upon the "constructive sale of an appreciated financial position". A constructive sale of an appreciated financial position occurs if a taxpayer enters into certain transactions or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

         o        entitle the holder to a specified principal amount;

         o        pay interest at a fixed or variable rate; and

         o are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most REMIC regular certificates meet this exception, Section 1259 will not apply to most REMIC regular certificates. However, REMIC regular certificates that have no, or a disproportionately small amount of, principal, can be the subject of a constructive sale.

         Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year. A taxpayer would do so because of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

         As of the date of this prospectus, the Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income recognized or received by individuals. No rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss is relevant for other purposes to both individuals and corporations.

         Gain from the sale of a REMIC regular certificate that might otherwise be a capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of--

         o the amount that would have been includible in the seller's income with respect to that REMIC regular certificate assuming that income had accrued thereon at a rate equal to 110% of the applicable Federal rate determined as of the date of purchase of the certificate, which is a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate based on the application of the prepayment assumption to the certificate; over

         o the amount of ordinary income actually includible in the seller's income prior to that sale.

         In addition, gain recognized on the sale of a REMIC regular certificate by a seller who purchased the certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of that discount that accrued during the period the certificate was held by the seller, reduced by any market discount included in income under the rules described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount" and "--Premium".

         REMIC certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC certificate by a bank or thrift institution to which that section of the Code applies will be ordinary income or loss.

         A portion of any gain from the sale of a REMIC regular certificate that might otherwise be capital gain may be treated as ordinary income to the extent that a holder holds the certificate as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in that transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

         Except as may be provided in Treasury regulations yet to be issued, a loss realized on the sale of a REMIC residual certificate will be subject to the "wash sale" rules of Section 1091 of the Code, if during the period beginning six months before, and ending six months after, the date of that sale the seller of that certificate--

         o        reacquires that same REMIC residual certificate;

         o        acquires any other residual interest in a REMIC; or

         o acquires any similar interest in a "taxable mortgage pool", as defined in Section 7701(i) of the Code.

         In that event, any loss realized by the holder of a REMIC residual certificate on the sale will not be recognized or deductible currently, but instead will be added to that holder's adjusted basis in the newly-acquired asset.

         Prohibited Transactions Tax and Other Taxes. The Code imposes a tax on REMICs equal to 100% of the net income derived from prohibited transactions. In general, subject to certain specified exceptions, a prohibited transaction includes--

         o        the disposition of a non-defaulted mortgage loan,

         o the receipt of income from a source other than a mortgage loan or certain other permitted investments,

         o        the receipt of compensation for services, or

         o the gain from the disposition of an asset purchased with collections on the mortgage loans for temporary investment pending payment on the REMIC certificates.

         It is not anticipated that any REMIC will engage in any prohibited transactions as to which it would be subject to this tax.

         In addition, certain contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property. The related Governing Document will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.

         REMICs also are subject to federal income tax at the highest corporate rate on net income from foreclosure property, determined by reference to the rules applicable to REITs. Net income from foreclosure property generally means income from foreclosure property other than qualifying rents and other qualifying income for a REIT. Under certain circumstances, the special servicer may be authorized to conduct activities with respect to a mortgaged property acquired by a trust that causes the trust to incur this tax if doing so would, in the reasonable discretion of the special servicer, maximize the net after-tax proceeds to certificateholders. However, under no circumstance will the special servicer cause the acquired mortgaged property to cease to be a "permitted investment" under Section 860G(a)(5) of the Code.

         Unless we otherwise disclose in the related prospectus supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

         Unless we state otherwise in the related prospectus supplement, and to the extent permitted by then applicable laws, any tax on prohibited transactions, certain contributions or net income from foreclosure property, and any state or local income or franchise tax, that may be imposed on the REMIC will be borne by the related trustee, tax administrator, master servicer, special servicer or manager, in any case out of its own funds, provided that--

         o        the person has sufficient assets to do so; and

         o the tax arises out of a breach of that person's obligations under select provisions of the related Governing Document.

         Any tax not borne by one of these persons would be charged against the related trust resulting in a reduction in amounts payable to holders of the related REMIC certificates.

         Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations. If a REMIC residual certificate is transferred to a disqualified organization, a tax will be imposed in an amount equal to the product of--

         o the present value of the total anticipated excess inclusions with respect to the REMIC residual certificate for periods after the transfer; and

         o the highest marginal federal income tax rate applicable to corporations.

         The value of the anticipated excess inclusions is discounted using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate.

         The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on--

         o        events that have occurred up to the time of the transfer;

         o        the prepayment assumption; and

         o any required or permitted clean up calls or required liquidation provided for in the related Governing Document.

         The tax on transfers to disqualified organizations generally would be imposed on the transferor of the REMIC residual certificate, except when the transfer is through an agent for a disqualified organization. In that case, the tax would instead be imposed on the agent. However, a transferor of a REMIC residual certificate would in no event be liable for the tax with respect to a transfer if--

         o the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization; and

         o as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.

         In addition, if a pass-through entity includes in income excess inclusions with respect to a REMIC residual certificate, and a disqualified organization is the record holder of an interest in that entity, then a tax will be imposed on that entity equal to the product of--

         o the amount of excess inclusions on the certificate that are allocable to the interest in the pass-through entity held by the disqualified organization; and

         o the highest marginal federal income tax rate imposed on corporations.

         A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in that pass-through entity furnishes to that pass-through entity--

         o the holder's social security number and a statement under penalties of perjury that the social security number is that of the record holder; or

         o a statement under penalties of perjury that the record holder is not a disqualified organization.

         For taxable years beginning on or after January 1, 1998, if an electing large partnership holds a REMIC residual certificate, all interests in the electing large partnership are treated as held by disqualified organizations for purposes of the tax imposed on pass-through entities described in the second preceding paragraph. This tax on electing large partnerships must be paid even if each record holder of an interest in that partnership provides a statement mentioned in the prior paragraph.

         For these purposes, a "disqualified organization" means--

         o        the United States;

         o        any State or political subdivision thereof;

         o        any foreign government;

         o        any international organization;

         o any agency or instrumentality of the foregoing, except for instrumentalities described in Section 168(h)(2)(D) of the Code or the FHLMC;

         o        any organization, other than a cooperative described in
                  Section 521 of the Code, that is exempt from federal income tax, except if it is subject to the tax imposed by Section 511 of the Code; or

         o any organization described in Section 1381(a)(2)(C) of the Code.

         For these purposes, a "pass-through entity" means any--

         o        regulated investment company;

         o        real estate investment trust;

         o        trust;

         o        partnership; or

         o certain other entities described in Section 860E(e)(6) of the Code.

         For these purposes, an "electing large partnership" means any partnership having more than 100 members during the preceding tax year which elects to apply simplified reporting provisions under the Code, except for certain service partnerships and commodity pools.

         In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to that interest, be treated as a pass-through entity.

         Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that--

         o the residual interests in the entity are not held by disqualified organizations; and

         o the information necessary for the application of the tax described herein will be made available.

         We will include in the related Governing Document restrictions on the transfer of REMIC residual certificates and certain other provisions that are intended to meet this requirement, and we will discuss those restrictions and provisions in any prospectus supplement relating to the offering of any REMIC residual certificate.

         Termination. A REMIC will terminate immediately after the payment date following receipt by the REMIC of the final payment in respect of the related mortgage loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last payment on a REMIC regular certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC residual certificate, if the last payment on that certificate is less than the REMIC residual certificateholder's adjusted basis in the certificate, that holder should, but may not, be treated as realizing a capital loss equal to the amount of that difference.

         Reporting and Other Administrative Matters. Solely for purposes of the administrative provisions of the Code, a REMIC will be treated as a partnership and holders of the related REMIC residual certificates will be treated as partners. Unless we otherwise state in the related prospectus supplement, the related tax administrator will file REMIC federal income tax returns on behalf of the REMIC, and will be designated as and will act as or on behalf of the tax matters person with respect to the REMIC in all respects.

         As, or as agent for, the tax matters person, the related tax administrator, subject to certain notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the holders of the REMIC residual certificates in connection with the administrative and judicial review of the REMIC's--

         o        income;

         o        deductions;

         o        gains;

         o        losses; and

         o        classification as a REMIC.

         Holders of REMIC residual certificates generally will be required to report these REMIC items consistently with their treatment on the related REMIC's tax return. In addition, these holders may in some circumstances be bound by a settlement agreement between the related tax administrator, as, or as agent for, the tax matters person, and the IRS concerning any REMIC item. Adjustments made to the REMIC's tax return may require these holders to make corresponding adjustments on their returns. An audit of the REMIC's tax return, or the adjustments resulting from that audit, could result in an audit of a holder's return.

         No REMIC will be registered as a tax shelter pursuant to Section 6111 of the Code. Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of that other person, as well as other information.

         Reporting of interest income, including any original issue discount, with respect to REMIC regular certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent or made readily available through electronic means to individual holders of REMIC regular certificates and the IRS. Holders of REMIC regular certificates that are--

         o        corporations;

         o        trusts;

         o        securities dealers; and

         o        certain other non-individuals,

will be provided interest and original issue discount income information and the information set forth in the following paragraphs. This information will be provided upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of--

         o 30 days after the end of the quarter for which the information was requested; or

         o        two weeks after the receipt of the request.

         Reporting with respect to REMIC residual certificates, including--

         o        income;

         o        excess inclusions;

         o        investment expenses; and

         o relevant information regarding qualification of the REMIC's assets,

will be made as required under the Treasury regulations, generally on a quarterly basis.

         As applicable, the REMIC regular certificate information reports will include a statement of the adjusted issue price of the REMIC regular certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, the regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount".

         Unless we otherwise specify in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the tax administrator for the subject REMIC.

         Backup Withholding with Respect to REMIC Certificates. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC certificates, may be subject to the "backup withholding tax" under Section 3406 of the Code at a rate of 30.5% (which rate is scheduled to be reduced periodically through 2006) if recipients of these payments--

         o fail to furnish to the payor certain information, including their taxpayer identification numbers; or

         o        otherwise fail to establish an exemption from this tax.

         Any amounts deducted and withheld from a payment to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

         Foreign Investors in REMIC Certificates. A holder of an offered certificate that is--

         o        a foreign person; and

         o not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of that certificate;

will normally not be subject to United States federal income or withholding tax in respect of a payment on an offered certificate. To avoid withholding or tax, that holder must comply with certain identification requirements. These requirements include delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is a foreign person and providing the name, address and such other information with respect to the certificateholder as may be required by regulations issued by the Treasury Department.

         For these purposes, a "foreign person" is anyone other than a United States person. A "United States person" is--

         o        a citizen or resident of the United States;

         o a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state or the District of Columbia;

         o an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

         o        a trust as to which--

                  1. a court in the United States is able to exercise primary supervision over the administration of the trust, and

                  2. one or more United States persons have the authority to control all substantial decisions of the trust.

         In addition, to the extent provided in the Treasury Regulations, a trust will be a United States person if it was in existence on August 20, 1996 and it elected to be treated as a United States person.

         It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC regular certificate held by a person or entity that owns directly or indirectly a 10% or greater interest in the related REMIC residual certificates. If the holder does not qualify for exemption, payments of interest, including payments in respect of accrued original issue discount, to that holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

         It is possible, under regulations promulgated under Section 881 of the Code concerning conduit financing transactions, that the exemption from withholding taxes described above may also not be available to a holder who is a foreign person and either--

         o        owns 10% or more of one or more underlying mortgagors; or

         o if the holder is a controlled foreign corporation, is related to one or more mortgagors in the applicable trust.

         Further, it appears that a REMIC regular certificate would not be included in the estate of a nonresident alien individual and would not be subject to United States estate taxes. However, it is recommended that certificateholders who are nonresident alien individuals consult their tax advisors concerning this question.

         Unless we otherwise state in the related prospectus supplement, the related Governing Document will prohibit transfers of REMIC residual certificates to investors that are--

         o        foreign persons, or

         o United States persons, if classified as a partnership under the Code, unless all of their beneficial owners are United States persons.

GRANTOR TRUSTS

         Classification of Grantor Trusts. With respect to each series of grantor trust certificates, our counsel will deliver its opinion to the effect that, assuming compliance with all provisions of the related Governing Document, the related trust, or relevant portion thereof, will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership or an association taxable as a corporation.

         For purposes of the following discussion--

         o A grantor trust certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related grantor trust, together with interest (if any) thereon at a pass-through rate, will be referred to as a "grantor trust fractional interest certificate"; and

         o A grantor trust certificate representing ownership of all or a portion of the difference between--

                  1. interest paid on the mortgage loans constituting the related grantor trust, minus

                  2.       the sum of--

         o        normal administration fees, and

         o interest paid to the holders of grantor trust fractional interest certificates issued with respect to that grantor trust,

will be referred to as a "grantor trust strip certificate". A grantor trust strip certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related grantor trust.

         Characterization of Investments in Grantor Trust Certificates.

         Grantor Trust Fractional Interest Certificates. Unless we otherwise disclose in the related prospectus supplement, any offered certificates that are grantor trust fractional interest certificates will generally represent interests in--

         o "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code, but only to the extent that the underlying mortgage loans have been made with respect to property that is used for residential or certain other prescribed purposes;

         o "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of
                  Section 860G(a)(3) of the Code;

         o "permitted assets" within the meaning of Section 860L(a)(1)(C) of the Code; and

         o "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code.

         In addition, interest on offered certificates that are grantor trust fractional interest certificates will, to the same extent, be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code.

         Grantor Trust Strip Certificates. Even if grantor trust strip certificates evidence an interest in a grantor trust--

         o consisting of mortgage loans that are "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code;

         o consisting of mortgage loans that are "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code; and

         o the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(A) of the Code,

it is unclear whether the grantor trust strip certificates, and the income therefrom, will be so characterized. We recommend that prospective purchasers to which the characterization of an investment in grantor trust strip certificates is material consult their tax advisors regarding whether the grantor trust strip certificates, and the income therefrom, will be so characterized.

         The grantor trust strip certificates will be--

         o "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of
                  Section 860G(a)(3)(A) of the Code; and

         o in general, "permitted assets" within the meaning of Section 860L(a)(1)(C) of the Code.

         Taxation of Owners of Grantor Trust Fractional Interest Certificates.

         General. Holders of a particular series of grantor trust fractional interest certificates generally--

         o will be required to report on their federal income tax returns their shares of the entire income from the mortgage loans, including amounts used to pay reasonable servicing fees and other expenses, and

         o will be entitled to deduct their shares of any reasonable servicing fees and other expenses.

         Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a grantor trust fractional interest certificate may differ significantly from interest paid or accrued on the underlying mortgage loans.

         Section 67 of the Code allows an individual, estate or trust holding a grantor trust fractional interest certificate directly or through certain pass-through entities a deduction for any reasonable servicing fees and expenses only to the extent that the aggregate of the holder's miscellaneous itemized deductions exceeds two percent of the holder's adjusted gross income.

         Section 68 of the Code reduces the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount by the lesser of--

         o 3% of the excess of the individual's adjusted gross income over that amount; and

         o 80% of the amount of itemized deductions otherwise allowable for the taxable year.

         The amount of additional taxable income reportable by holders of grantor trust fractional interest certificates who are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Further, certificateholders, other than corporations, subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining their alternative minimum taxable income.

         Although it is not entirely clear, it appears that in transactions in which multiple classes of grantor trust certificates, including grantor trust strip certificates, are issued, any fees and expenses should be allocated among those classes of grantor trust certificates. The method of this allocation should recognize that each class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, we currently expect that information returns or reports to the IRS and certificateholders will be based on a method that allocates these fees and expenses among classes of grantor trust certificates with respect to each period based on the payments made to each class during that period.

         The federal income tax treatment of grantor trust fractional interest certificates of any series will depend on whether they are subject to the stripped bond rules of Section 1286 of the Code. Grantor trust fractional interest certificates may be subject to those rules if--

         o a class of grantor trust strip certificates is issued as part of the same series; or

         o we or any of our affiliates retain, for our or its own account or for purposes of resale, a right to receive a specified portion of the interest payable on an underlying mortgage loan.

         Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgage loans that constitutes a stripped coupon. We will include in the related prospectus supplement information regarding servicing fees paid out of the assets of the related trust to--

         o        a master servicer;

         o        a special servicer;

         o        any sub-servicer; or

         o        their respective affiliates.

         With respect to certain categories of debt instruments, Section 1272(a)(6) of the Code requires the use of a reasonable prepayment assumption in accruing original issue discount, and adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption.

         Legislation enacted in 1997 extended the section to cover investments in any pool of debt instruments the yield on which may be affected by reason of prepayments. The precise application of Section 1272(a)(6) of the Code to pools of debt instruments, is unclear in certain respects. For example, it is uncertain whether a prepayment assumption will be applied collectively to all a taxpayer's investments in these pools of debt instruments, or on an investment-by-investment basis. Similarly, it is not clear whether the assumed prepayment rate as to investments in grantor trust fractional interest certificates is to be determined based on conditions at the time of the first sale of the certificate or, with respect to any holder, at the time of purchase of the certificate by that holder.

         We recommend that certificateholders consult their tax advisors concerning reporting original issue discount, market discount and premium with respect to grantor trust fractional interest certificates.

         If Stripped Bond Rules Apply. If the stripped bond rules apply, each grantor trust fractional interest certificate will be treated as having been issued with "original issue discount" within the meaning of Section 1273(a) of the Code. This is subject, however, to the discussion below regarding--

         o the treatment of certain stripped bonds as market discount bonds; and

         o        de minimis market discount.

See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--Market Discount" below.

         The holder of a grantor trust fractional interest certificate will report interest income from its grantor trust fractional interest certificate for each month, to the extent it constitutes "qualified stated interest," in accordance with its normal method of accounting. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above for a definition of "qualified stated interest".

         The original issue discount on a grantor trust fractional interest certificate will be the excess of the certificate's stated redemption price over its issue price. The issue price of a grantor trust fractional interest certificate as to any purchaser will be equal to the price paid by that purchaser of the grantor trust fractional interest certificate. The stated redemption price of a grantor trust fractional interest certificate will be--

         o        the sum of all payments to be made on that certificate;

         o        other than qualified stated interest, if any; and

         o the certificate's share of reasonable servicing fees and other expenses.

         See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" for a definition of qualified stated interest. In general, the amount of income that accrues in any month would equal the product of--

         o the holder's adjusted basis in the grantor trust fractional interest certificate at the beginning of the related month, as defined in "--Grantor Trusts--Sales of Grantor Trust Certificates"; and

         o the yield of that grantor trust fractional interest certificate to the holder.

         The yield would be computed as the rate, that, if used to discount the holder's share of future payments on the related mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased the certificate. This rate is compounded based on the regular interval between payment dates. In computing yield under the stripped bond rules, a certificateholder's share of future payments on the related mortgage loans will not include any payments made in respect of any ownership interest in those mortgage loans retained by us, a master servicer, a special servicer, a sub-servicer, or our or their respective affiliates, but will include the certificateholder's share of any reasonable servicing fees and other expenses, and is based generally on the method described in Section 1272(a)(6) of the Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

         In the case of a grantor trust fractional interest certificate acquired at a price equal to the principal amount of the related mortgage loans allocable to that certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a grantor trust fractional interest certificate acquired at a price less than or greater than the principal amount, respectively, the use of a reasonable prepayment assumption would increase or decrease the yield. Therefore, the use of this prepayment assumption would accelerate or decelerate, respectively, the reporting of income.

         In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on--

         o a prepayment assumption determined when certificates are offered and sold hereunder, which we will disclose in the related prospectus supplement; and

         o a constant yield computed using a representative initial offering price for each class of certificates.

         However, neither we nor any other person will make any representation that--

         o the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption used or any other rate; or

         o the prepayment assumption will not be challenged by the IRS on audit.

         Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports that we send, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

         Under Treasury Regulation Section 1.1286-1, certain stripped bonds are to be treated as market discount bonds. Accordingly, any purchaser of this type of bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon--

         o there is no original issue discount or only a de minimis amount of original issue discount; or

         o the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the related mortgage loans, before subtracting any servicing fee or any stripped coupon.

         If interest payable on a grantor trust fractional interest certificate is more than one percentage point lower than the gross interest rate payable on the related mortgage loans, we will disclose that fact in the related prospectus supplement. If the original issue discount or market discount on a grantor trust fractional interest certificate determined under the stripped bond rules is less than the product of--

         o        0.25% of the stated redemption price; and

         o        the weighted average maturity of the related mortgage loans,

then the original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue discount and market discount described in "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" and "--Market Discount" below.

         If Stripped Bond Rules Do Not Apply. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a grantor trust fractional interest certificate, the certificateholder will be required to report its share of the interest income on the related mortgage loans in accordance with the certificateholder's normal method of accounting. In that case, the original issue discount rules will apply, even if the stripped bond rules do not apply, to a grantor trust fractional interest certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

         The original issue discount, if any, on mortgage loans will equal the difference between--

         o        the stated redemption price of the mortgage loans; and

         o        their issue price.

         For a definition of "stated redemption price", see "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above. In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan. If the borrower separately pays points to the lender that are not paid for services provided by the lender, such as commitment fees or loan processing costs, the amount of points paid reduces the issue price.

         The stated redemption price of a mortgage loan will generally equal its principal amount. The determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test as in the REMIC discussion. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above.

         In the case of mortgage loans bearing adjustable or variable interest rates, we will describe in the related prospectus supplement the manner in which these rules will be applied with respect to the mortgage loans by the related trustee or master servicer, as applicable, in preparing information returns to certificateholders and the IRS.

         If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based generally on the method described in Section 1272(a)(6) of the Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor
Trusts--Taxation of Owners of Grantor Trust Fractional Interest
Certificates--General."

         A purchaser of a grantor trust fractional interest certificate may purchase the grantor trust fractional interest certificate at a cost less than the certificate's allocable portion of the aggregate remaining stated redemption price of the underlying mortgage loans. In that case, the purchaser will also be required to include in gross income the certificate's daily portions of any original issue discount with respect to those mortgage loans. However, each daily portion will be reduced, if the cost of the grantor trust fractional interest certificate to the purchaser is in excess of the certificate's allocable portion of the aggregate adjusted issue prices of the underlying mortgage loans. The reduction will be approximately in proportion to the ratio that the excess bears to the certificate's allocable portion of the aggregate original issue discount remaining to be accrued on those mortgage loans.

         The adjusted issue price of a mortgage loan on any given day equals the sum of--

         o the adjusted issue price or the issue price, in the case of the first accrual period, of the mortgage loan at the beginning of the accrual period that includes that day, and

         o the daily portions of original issue discount for all days during the accrual period prior to that day.

         The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal--

         o        the issue price of the mortgage loan; increased by

         o the aggregate amount of original issue discount with respect to the mortgage loan that accrued in prior accrual periods; and reduced by

         o the amount of any payments made on the mortgage loan in prior accrual periods of amounts included in its stated redemption price.

         In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on--

         o a prepayment assumption determined when the certificates are offered and sold hereunder and disclosed in the related prospectus supplement; and

         o a constant yield computed using a representative initial offering price for each class of certificates.

         However, neither we nor any other person will make any representation that--

         o the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or any other rate; or

         o the prepayment assumption will not be challenged by the IRS on audit.

         Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

         Market Discount. If the stripped bond rules do not apply to a grantor trust fractional interest certificate, a certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an interest in a mortgage loan is considered to have been purchased at a market discount. A mortgage loan is considered to have been purchased at a market discount if--

         o in the case of a mortgage loan issued without original issue discount, it is purchased at a price less than its remaining stated redemption price; or

         o in the case of a mortgage loan issued with original issue discount, it is purchased at a price less than its adjusted issue price.

         If market discount is in excess of a de minimis amount, the holder generally must include in income in each month the amount of the discount that has accrued, under the rules described below, through that month that has not previously been included in income. However, the inclusion will be limited, in the case of the portion of the discount that is allocable to any mortgage loan, to the payment of stated redemption price on the mortgage loan that is received by or, for accrual method certificateholders, due to, the trust in that month. A certificateholder may elect to include market discount in income currently as it accrues, under a constant yield method based on the yield of the certificate to the holder, rather than including it on a deferred basis in accordance with the foregoing. This market discount will be accrued generally on the method described in Section 1272(a)(6) of the Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

         We recommend that certificateholders consult their own tax advisors concerning accrual of market discount with respect to grantor trust fractional interest certificates. Certificateholders should also refer to the related prospectus supplement to determine whether and in what manner the market discount will apply to the underlying mortgage loans purchased at a market discount.

         To the extent that the underlying mortgage loans provide for periodic payments of stated redemption price, you may be required to include market discount in income at a rate that is not significantly slower than the rate at which that discount would be included in income if it were original issue discount.

         Market discount with respect to mortgage loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above.

         Further, under the rules described under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount" above, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the underlying mortgage loans.

         Premium. If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, which is a price in excess of their remaining stated redemption price, the certificateholder may elect under Section 171 of the Code to amortize the portion of that premium allocable to mortgage loans originated after September 27, 1985 using a constant yield method. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should--

         o be allocated among the payments of stated redemption price on the mortgage loan; and

         o be allowed as a deduction as those payments are made or, for an accrual method certificateholder, due.

         It appears that a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Code similar to that described for calculating the accrual of market discount of grantor trust fractional interest certificates, based generally on the method described in
Section 1272(a)(6) of the Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

         Taxation of Owners of Grantor Trust Strip Certificates. The "stripped coupon" rules of Section 1286 of the Code will apply to the grantor trust strip certificates. Except as described above under "--Grantor Trust Funds--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Apply", no regulations or published rulings under Section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities, such as the grantor trust strip certificates. Accordingly, we recommend that you consult your tax advisors concerning the method to be used in reporting income or loss with respect to those certificates.

         The Treasury regulations promulgated under the original discount rules do not apply to stripped coupons, although they provide general guidance as to how the original issue discount sections of the Code will be applied.

         Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the grantor trust strip certificates based on a constant yield method. In effect, you would include as interest income in each month an amount equal to the product of your adjusted basis in the grantor trust strip certificate at the beginning of that month and the yield of the grantor trust strip certificate to you. This yield would be calculated based on--

         o the price paid for that grantor trust strip certificate by you; and

         o the projected payments remaining to be made thereon at the time of the purchase; plus

         o an allocable portion of the projected servicing fees and expenses to be paid with respect to the underlying mortgage loans.

Such yield will accrue generally on the method described in Section 1272(a)(6) of the Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

         If the method for computing original issue discount under Section 1272(a)(6) results in a negative amount of original issue discount as to any accrual period with respect to a grantor trust strip certificate, the amount of original issue discount allocable to that accrual period will be zero. That is, no current deduction of the negative amount will be allowed to you. You will instead only be permitted to offset that negative amount against future positive original issue discount, if any, attributable to that certificate. Although not free from doubt, it is possible that you may be permitted to deduct a loss to the extent his or her basis in the certificate exceeds the maximum amount of payments you could ever receive with respect to that certificate. However, any loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to grantor trust certificates with no, or disproportionately small, amounts of principal, which can have negative yields under circumstances that are not default related. See "Risk Factors--Prepayment Considerations; Variability in Average Life of Offered Certificates; Special Yield Considerations" above.

         The accrual of income on the grantor trust strip certificates will be significantly slower using a prepayment assumption than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, we currently expect that information returns or reports to the IRS and certificateholders will be based on--

         o the prepayment assumption we will disclose in the related prospectus supplement; and

         o a constant yield computed using a representative initial offering price for each class of certificates.

         However, neither we nor any other person will make any representation that--

         o the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption or at any other rate; or

         o the prepayment assumption will not be challenged by the IRS on audit.

         We recommend that prospective purchasers of the grantor trust strip certificates consult their tax advisors regarding the use of the prepayment assumption.

         Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

         Sales of Grantor Trust Certificates. Any gain or loss recognized on the sale or exchange of a grantor trust certificate by an investor who holds that certificate as a capital asset, will be capital gain or loss, except as described below. The amount recognized equals the difference between--

         o the amount realized on the sale or exchange of a grantor trust certificate; and

         o        its adjusted basis.

         The adjusted basis of a grantor trust certificate generally will equal--

         o        its cost; increased by

         o any income reported by the seller, including original issue discount and market discount income; and reduced, but not below zero, by

         o        any and all--

                  1.       previously reported losses,

                  2.       amortized premium, and

                  3. payments with respect to that grantor trust certificate.

         As of the date of this prospectus, the Code provides for lower rates as to long-term capital gains, than those applicable to the short-term capital gains and ordinary income realized or received by individuals. No rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

         Gain or loss from the sale of a grantor trust certificate may be partially or wholly ordinary and not capital in certain circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income. Gain or loss recognized by banks and other financial institutions subject to Section 582(c) of the Code will be treated as ordinary income.

         Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the grantor trust certificate is held as part of a "conversion transaction" within the meaning of
Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate, at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

         The Code requires the recognition of gain upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into certain transactions or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

         o        entitle the holder to a specified principal amount;

         o        pay interest at a fixed or variable rate; and

         o are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most grantor trust certificates meet this exception, this Section will not apply to most grantor trust certificates. However, certain grantor trust certificates have no, or a disproportionately small, amount of principal and these certificates can be the subject of a constructive sale.

         Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the relevant taxable year. This election would be done for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

         Grantor Trust Reporting. Unless otherwise provided in the related prospectus supplement, the related tax administrator will furnish or make readily available through electronic means to each holder of a grantor trust certificate with each payment a statement setting forth the amount of the payment allocable to principal on the underlying mortgage loans and to interest thereon at the related pass-through rate. In addition, the related tax administrator will furnish, within a reasonable time after the end of each calendar year, to each person or entity that was the holder of a grantor trust certificate at any time during that year, information regarding--

         o the amount of servicing compensation received by a master servicer or special servicer; and

         o all other customary factual information the reporting party deems necessary or desirable to enable holders of the related grantor trust certificates to prepare their tax returns.

         The reporting party will furnish comparable information to the IRS as and when required by law to do so.

         Because the rules for accruing discount and amortizing premium with respect to grantor trust certificates are uncertain in various respects, there is no assurance the IRS will agree with the information reports of those items of income and expense. Moreover, those information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

         On August 13, 1998, the Service published proposed regulations, which will, when effective, establish a reporting framework for interests in widely held fixed investment trusts similar to that for regular interests in REMICs. A widely-held fixed investment trust is defined as any entity classified as a trust under Treasury Regulation Section 301.7701-4(c) in which any interest is held by a middleman, which includes, but is not limited to--

         o        a custodian of a person's account;

         o        a nominee; and

         o        a broker holding an interest for a customer in street name.

         These regulations are proposed to be effective for calendar years beginning on or after the date that the final regulations are published in the Federal Register.

         Backup Withholding. In general, the rules described under "--REMICs--Backup Withholding with Respect to REMIC Certificates" above will also apply to grantor trust certificates.

         Foreign Investors. In general, the discussion with respect to REMIC regular certificates under "--REMICs--Foreign Investors in REMIC Certificates" above applies to grantor trust certificates. However, unless we otherwise specify in the related prospectus supplement, grantor trust certificates will be eligible for exemption from U.S. withholding tax, subject to the conditions described in the discussion above, only to the extent the related mortgage loans were originated after July 18, 1984.

         To the extent that interest on a grantor trust certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the certificate is not held in connection with a certificateholder's trade or business in the United States, the certificate will not be subject to United States estate taxes in the estate of a nonresident alien individual.

                        STATE AND OTHER TAX CONSEQUENCES

         In addition to the federal income tax consequences described in "Federal Income Tax Consequences", potential investors should consider the state and local tax consequences concerning the offered certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, we recommend that prospective investors consult their tax advisors with respect to the various tax consequences of investments in the offered certificates.

                              ERISA CONSIDERATIONS

GENERAL

         ERISA imposes various requirements on--

         o        ERISA Plans; and

         o        persons that are fiduciaries with respect to ERISA Plans,

in connection with the investment of the assets of an ERISA Plan. For purposes of this discussion, ERISA Plans include corporate pension and profit sharing plans, as well as collective investment funds and separate accounts, including as applicable, insurance company general accounts, in which other ERISA Plans are invested.

         Governmental plans and, if they have not made an election under Section 410(d) of the Code church plans are not subject to ERISA requirements. Accordingly, assets of those plans may be invested in the offered certificates without regard to the considerations described below in this "ERISA Considerations" section. However, these plans may be subject to provisions of other applicable federal and state law that are materially similar to the provisions of ERISA and the Code. Any of those plans which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules in Section 503 of the Code.

         ERISA imposes general fiduciary requirements on a fiduciary that is investing the assets of an ERISA Plan, including--

         o        investment prudence and diversification; and

         o compliance with the investing ERISA Plan's governing the documents.

         Section 406 of ERISA also prohibits a broad range of transactions involving the assets of an ERISA Plan and a Party in Interest with respect to that ERISA Plan, unless a statutory or administrative exemption exists. Section 4975 of the Code contains similar prohibitions applicable to the assets of a Plan. For purposes of this discussion, Plans include ERISA Plans as well as individual retirement accounts and annuities and Keogh plans.

         The types of transactions between Plans and Parties in Interest that are prohibited include-

         o        sales, exchanges or leases of property;

         o        loans or other extensions of credit; and

         o        the furnishing of goods and services.

         Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed under Section 4975 of the Code or a penalty imposed under Section 502(i) of ERISA, unless a statutory or administrative exemption is available. In addition, the persons involved in the prohibited transaction may have to cancel the transaction and pay an amount to the affected Plan for any losses realized by that Plan or profits realized by those persons. In addition, individual retirement accounts involved in the prohibited transaction may be disqualified which would result in adverse tax consequences to the owner of the account.

PLAN ASSET REGULATIONS

         A Plan's investment in offered certificates may cause the underlying mortgage assets and other assets of the related trust to be deemed assets of that Plan. Section 2510.3-101 of the Plan Asset Regulations provides that when a Plan acquires an equity interest in an entity, the assets that Plan or arrangement include both that equity interest and an undivided interest in each of the underlying assets of the entity, unless an exception applies. One exemption is that the equity participation in the entity by benefit plan investors, which include both Plans and some employee benefit plans not subject to ERISA or Section 4975 of the Code, is not significant. The equity participation by benefit plan investors will be significant on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. The percentage owned by benefit plan investors is determined by excluding the investments of the following persons-

         o those with discretionary authority or control over the assets of the entity;

         o those who provide investment advice directly or indirectly for a fee with respect to the assets of the entity; and

         o those who are affiliates of the persons described in the preceding two bullets.

         In the case of one of our trusts, investments by us, by the related trustee, the related master servicer, the related special servicer or any other party with discretionary authority over the related trust assets, or by the affiliates of these persons, will be excluded.

         A fiduciary of an investing ERISA Plan is any person who--

         o has discretionary authority or control over the management or disposition of the assets of that ERISA Plan; or

         o provides investment advice with respect to the assets of that ERISA Plan for a fee.

         If the mortgages and other assets included in one of our trusts are ERISA Plan assets, then any party exercising management or discretionary control regarding those assets, such as the related trustee, master servicer or special servicer, or affiliates of any of these parties, may be--

         o        deemed to be a fiduciary with respect to the investing ERISA
                  Plan; and

         o        subject to the fiduciary responsibility provisions of ERISA.

         In addition, if the mortgages and other assets included in one of our trusts are Plan assets, then the operation of that trust may involve prohibited transactions under ERISA or Section 4975 of the Code. For example, if a borrower with respect to a mortgage loan in that trust is a Party in Interest to an investing Plan, then the purchase by that Plan of offered certificates evidencing interests in that trust, could be a prohibited loan between that Plan and the Party in Interest.

         The Plan Asset Regulations provide that where a Plan purchases a "guaranteed governmental mortgage pool certificate," the assets of that Plan include the certificate but do not include any of the mortgages underlying the certificate. The Plan Asset Regulations include in the definition of a "guaranteed governmental mortgage pool certificate" some certificates issued and/or guaranteed by Freddie Mac, Ginnie Mae, Fannie Mae, or Farmer Mac. Accordingly, even if these types of mortgaged-backed securities were deemed to be assets of a Plan, the underlying mortgages would not be treated as assets of that Plan. Private label mortgage participations, mortgage pass-through certificates or other mortgage-backed securities are not "guaranteed governmental mortgage pool certificates" within the meaning of the Plan Asset Regulations.

         In addition, the acquisition or holding of offered certificates by or on behalf of a Plan could give rise to a prohibited transaction if we or the related trustee, master servicer or special servicer or any related underwriter, sub-servicer, tax administrator, manager, borrower or obligor under any credit enhancement mechanism, or one of their affiliates, is or becomes a Party in Interest with respect to an investing Plan.

         If you are the fiduciary of a Plan, you should consult your counsel and review the ERISA discussion in the related prospectus supplement before purchasing any offered certificates.

UNDERWRITER'S EXEMPTION

         It is expected that Credit Suisse First Boston Corporation will be the sole, lead or co-lead underwriter in each underwritten offering of certificates made by this prospectus. The U.S. Department of Labor issued PTE 89-90 to a predecessor in interest to Credit Suisse First Boston Corporation. Subject to the satisfaction of the conditions specified in that exemption, as amended by PTE 2000-58, PTE 89-90 generally exempts from the application of the prohibited transaction provisions of ERISA and Section 4975 of the Code, various transactions relating to, among other things--

         o the servicing and operation of some mortgage assets pools, such as the types of mortgage asset pools that will be included in our trusts; and

         o the purchase, sale and holding of some certificates evidencing interests in those pools that are underwritten by Credit Suisse First Boston Corporation or any person affiliated with Credit Suisse First Boston Corporation, such as particular classes of the offered certificates.

         The related prospectus supplement will state whether PTE 89-90 or other similar exemption is or may be available with respect to any offered certificates underwritten by Credit Suisse First Boston Corporation or other underwriters.

INSURANCE COMPANY GENERAL ACCOUNTS

         Section 401(c) of ERISA provides that the fiduciary and prohibited transaction provisions of ERISA and Section 4975 of the Code, do not apply to transactions involving an insurance company general account where the assets of the general account are not Plan assets. The Department of Labor regulation issued under Section 401(c) of ERISA provides guidance for determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets are Plan assets. That regulation generally provides that, if the specified requirements are satisfied with respect to insurance policies issued on or before December 31, 1998, the assets of an insurance company general account will not be Plan assets.

         Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998, or issued to a Plan on or before December 31, 1998 for which the insurance company does not comply with the requirements set forth in the Department of Labor regulation under
Section 401(c) of ERISA, may be treated as Plan assets. In addition, because
Section 401(c) of ERISA and the regulation issued under Section 401(c) of ERISA do not relate to insurance company separate accounts, separate account assets are still treated as Plan assets, invested in the separate account. If you are an insurance company are contemplating the investment of general account assets in offered certificates, you should consult your legal counsel as to the applicability of Section 401(c) of ERISA.

CONSULTATION WITH COUNSEL

         If you are a fiduciary for an ERISA Plan and you intend to purchase offered certificates on behalf of or with assets of that ERISA Plan, you should-

         o        consider your general fiduciary obligations under ERISA; and

         o        consult with your legal counsel as to--

                  1. the potential applicability of ERISA and Section 4975 of the Code to investment, and

                  2. the availability of any prohibited transaction exemption in connection with investment.

TAX EXEMPT INVESTORS

         A Plan that is exempt from federal income taxation under Section 501 of the Internal Revenue Code of 1986 will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" within the meaning of Section 512 of the Internal Revenue Code of 1986.

                                LEGAL INVESTMENT

         If and to the extent specified in the related prospectus supplement, the offered certificates of any series may constitute mortgage related securities for purposes of SMMEA. Mortgage related securities are legal investments for entities--

         o that are created or existing under the laws of the United States or any state, including the District of Columbia and Puerto Rico; and

         o        whose authorized investments are subject to state regulations,

to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities are legal investments for those entities.

         Prior to December 31, 1996, classes of offered certificates would be mortgage related securities for purposes of SMMEA only if they-

         o were rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization; and

         o evidenced interests in a trust consisting of loans directly secured by a first lien on a single parcel of real estate upon which is located a dwelling or mixed residential and commercial structure, which loans had been originated by the types of originators specified in SMMEA.

         Further, under SMMEA as originally enacted, if a state enacted legislation on or before October 3, 1991 that specifically limited the legal investment authority of any entities referred to in the preceding paragraph with respect to mortgage related securities under that definition, offered certificates would constitute legal investments for entities subject to the legislation only to the extent provided in that legislation. A number of states enacted laws limiting the authority of certain entities, particularly insurance companies, to invest in "mortgage related securities."

         Effective December 31, 1996, the definition of "mortgage related security" was modified to include among the types of loans to which the securities may relate, loans secured by first liens on "one or more parcels of real estate upon which is located one or more commercial structures." In addition, the related legislative history states that this expanded definition includes multifamily loans secured by more than one parcel of real estate upon which is located more than one structure. Through September 23, 2001, any state may enact legislation limiting the extent to which mortgage related securities under this expanded definition would constitute legal investments under that state's laws. However, any limiting legislation cannot affect the validity of a contract to purchase, hold or invest in, or require the sale or disposition of, mortgage related securities, if the contract or purchase predated that legislation.

         SMMEA also amended the legal investment authority of federally chartered depository institutions as follows-

         o federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in mortgage related securities without limitation as to the percentage of their assets represented by those securities;

         o federal credit unions may invest in mortgage related securities; and

         o national banks may purchase mortgage related securities for their own account without regard to the limitations generally applicable to investment securities prescribed in 12 U.S.C.ss.24 (Seventh), subject in each case to the regulations that the applicable federal regulatory authority may prescribe.

         The OCC has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus but subject to compliance with general standards in 12 C.F.R. ss. 1.5 concerning "safety and soundness" and retention of credit information, "Type IV securities," which are defined in 12 C.F.R. ss. 1.2(1) to include some commercial mortgage-related securities and residential mortgage-related securities. As defined in that rule, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, a mortgage related security within the meaning of SMMEA, provided that, in the case of a commercial mortgage-related security, it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," we make no representation as to whether any class of offered certificates will qualify as commercial mortgage-related securities, and thus as Type IV securities, for investment by national banks.

         The NCUA has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in mortgage related securities under limited circumstances, other than stripped mortgage related securities, residual interests in mortgage related securities and commercial mortgage related securities, unless the credit union has obtained written approval from the NCUA to participate in the investment pilot program described in 12 C.F.R. ss. 703.140.

         The OTS has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

         All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the FDIC, the OCC and the OTS effective May 26, 1998, and by the NCUA effective October 1, 1998. That statement sets forth general guidelines which depository institutions must follow in managing risks, including market, credit, liquidity, operational (transaction), and legal risks, applicable to all securities, including mortgage pass-through securities and mortgage-derivative products used for investment purposes.

         There may be other restrictions, by way of statute, rule, regulation, order, guideline, policy statement, agreement or otherwise, on your ability either to purchase one or more classes of offered certificates of any series or to purchase offered certificates representing more than a specified percentage of your assets. Except as to the status of some classes as "mortgage related securities," we make no representations as to the proper characterization of any class of offered certificates for legal investment or other purposes. Also, we make no representations as to the ability of particular investors to purchase any class of offered certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of offered certificates. Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, you should consult with your legal advisor in determining whether and to what extent--

         o the offered certificates of any class and series constitute legal investments or are subject to investment, capital or other restrictions; and

         o if applicable, SMMEA has been overridden in a State whose laws govern your investments.

                              PLAN OF DISTRIBUTION

         The certificates offered by this prospectus and the related prospectus supplements will be offered in series through one or more of the methods described in the next paragraph. The prospectus supplement prepared for the offered certificates of each series will describe the method of offering being utilized for those certificates and will state the net proceeds to us from the sale of those certificates.

         We intend that offered certificates will be offered through the following methods from time to time. We further intend that offerings may be made concurrently through more than one of these methods or that an offering of the offered certificates of a particular series may be made through a combination of two or more of these methods. The methods are as follows-

         o by negotiated firm commitment or best efforts underwriting and public offering by one or more underwriters which may include one of our affiliate corporations, Credit Suisse First Boston Corporation, as specified in the related prospectus supplement;

         o by placements by us with institutional investors through dealers; and

         o        by direct placements by us with institutional investors.

         In addition, if specified in the related prospectus supplement, the offered certificates of a series may be offered in whole or in part to the seller of the mortgage assets that would back those certificates. Furthermore, the related trust assets for any series of offered certificates may include other securities, the offering of which was registered under the registration statement of which this prospectus is a part.

         If underwriters are used in a sale of any offered certificates, other than in connection with an underwriting on a best efforts basis, the offered certificates will be acquired by the underwriters for their own account. These certificates may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The managing underwriter or underwriters with respect to the offer and sale of offered certificates of a particular series will be described on the cover of the prospectus supplement relating to the series and the members of the underwriting syndicate, if any, will be named in the relevant prospectus supplement.

         Underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the payment of the offered certificates may be deemed to be underwriters in connection with those certificates. In addition, any discounts or commissions received by them from us and any profit on the resale of those offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

         It is anticipated that the underwriting agreement pertaining to the sale of the offered certificates of any series will provide that--

         o the obligations of the underwriters will be subject to various conditions precedent;

         o the underwriters will be obligated to purchase all the certificates if any are purchased, other than in connection with an underwriting on a best efforts basis; and

         o in limited circumstances, we will indemnify the several underwriters and the underwriters will indemnify us against civil liabilities relating to disclosure in our registration statement, this prospectus or any of the related prospectus supplements, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments required to be made with respect to any liabilities.

         The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between us and purchasers of offered certificates of that series.

         We anticipate that the offered certificates will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of offered certificates. Holders of offered certificates should consult with their legal advisors in this regard prior to any reoffer or sale.

                                  LEGAL MATTERS

         Unless otherwise specified in the related prospectus supplement, particular legal matters in connection with the certificates of each series, including some federal income tax consequences, will be passed upon for us by--

         o        Cadwalader, Wickersham & Taft;

         o        Sidley Austin Brown & Wood; or

         o        Orrick, Herrington & Sutcliffe LLP.

                              FINANCIAL INFORMATION

         A new trust will be formed with respect to each series of offered certificates. None of those trusts will engage in any business activities or have any assets or obligations prior to the issuance of the related series of offered certificates. Accordingly, no financial statements with respect to any trust will be included in this prospectus or in the related prospectus supplement. We have determined that our financial statements will not be material to the offering of any offered certificates.

                                     RATING

         It is a condition to the issuance of any class of offered certificates that, at the time of issuance, at least one nationally recognized statistical rating organization has rated those certificates in one of its generic rating categories which signifies investment grade. Typically, the four highest rating categories, within which there may be sub-categories or gradations indicating relative standing, signify investment grade.

         Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of all payments of interest and/or principal to which they are entitled. These ratings address the structural, legal and issuer-related aspects associated with the certificates, the nature of the underlying mortgage assets and the credit quality of any third-party credit enhancer. The rating(s) on a class of offered certificates will not represent any assessment of--

         o        whether the price paid for those certificates is fair;

         o whether those certificates are a suitable investment for any particular investor;

         o the tax attributes of those certificates or of the related trust;

         o the yield to maturity or, if they have principal balances, the average life of those certificates;

         o the likelihood or frequency of prepayments of principal on the underlying mortgage loans;

         o the degree to which the amount or frequency of prepayments on the underlying mortgage loans might differ from those originally anticipated;

         o whether or to what extent the interest payable on those certificates may be reduced in connection with interest shortfalls resulting from the timing of voluntary prepayments;

         o the likelihood that any amounts other than interest at the related mortgage interest rates and principal will be received with respect to the underlying mortgage loans; or

         o if those certificates provide solely or primarily for payments of interest, whether the holders, despite receiving all payments of interest to which they are entitled, would ultimately recover their initial investments in those certificates.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                                    GLOSSARY

         The following capitalized terms will have the respective meanings assigned to them in this "Glossary" section whenever they are used in this prospectus.

         "ADA" means the Americans with Disabilities Act of 1990, as amended.

         "CERCLA" means the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Committee Report" means the Conference Committee Report accompanying the Tax Reform Act of 1986.

         "CPR" means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then-Scheduled term in Supp. principal balance of a pool of mortgage loans for the life of those loans.

         "Disqualified Organization" means-

         o        the United States;

         o        any State or political subdivision of the United States;

         o        any foreign government;

         o        any international organization;

         o any agency or instrumentality of the foregoing, except for instrumentalities described in Section 168(h)(2)(D) of the Code or Freddie Mac;

         o        any organization, other than a cooperative described in
                  Section 521 of the Code, that is exempt from federal income tax, except if it is subject to the tax imposed by Section 511 of the Code; or

         o any organization described in Section 1381(a)(2)(C) of the Code.

         "ECS" means Euroclear Clearance System, S.C., a Belgian cooperative corporation.

         "Electing Large Partnership" means any partnership having more than 100 members during the preceding tax year which elects to apply simplified reporting provisions under the Code, except for some service partnerships and commodity pools.

         "ERISA" means the Employment Retirement Income Security Act of 1974, as amended.

         "ERISA Plan" means any employee benefit plan that is subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended.

         "Euroclear Operator" means Morgan Guaranty Trust Company of New York, Brussels, Belgium office, as operator of the Euroclear System.

         "Euroclear Terms and Conditions" means the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and, to the extent that it applies to the operation of the Euroclear System, Belgian law.

         "Fannie Mae" means the Federal National Mortgage Association.

         "Farmer Mac" means the Federal Agricultural Mortgage Corporation.

         "FASIT" means a financial asset securitization trust, within the meaning of, and formed in accordance with, the Small Business Job Protection Act of 1996 and Sections 860I through 860L of the Code.

         "FDIC" means the Federal Deposit Insurance Corporation.

         "Financial Intermediary" means a brokerage firm, bank, thrift institution or other financial intermediary that maintains an account of a beneficial owner of securities.

         "Freddie Mac" means the Federal Home Loan Mortgage Association.

         "Ginnie Mae" means the Government National Mortgage Association.

         "Governing Document" means the pooling and servicing agreement or other similar agreement or collection of agreements, which governs the issuance of a series of offered certificates.

         "IRS" means the Internal Revenue Service.

         "Lender Liability Act" means the Asset Conservation Lender Liability and Deposit Insurance Act of 1996, as amended.

         "Net Income From Foreclosure Property" means income from foreclosure property other than qualifying rents and other qualifying income for a REIT.

         "NCUA" means the National Credit Union Administration.

         "OCC" means the Office of the Comptroller of the Currency.

         "OTS" means the Office of Thrift Supervision.

         "Party in Interest" means any person that is a "party in interest" within the meaning of ERISA or a "disqualified person" within the meaning of
Section 4975 of the Code.

         "Pass-Through Entity" means any-

         o        regulated investment company;

         o        real estate investment trust;

         o        trust;

         o        partnership; or

         o other entities described in Section 860E(e)(6) of the Internal Revenue Code.

         "Plan" means an ERISA Plan and any other plan, arrangement or account that is subject to Section 4975 of the Code.

         "Plan Asset Regulations" means the regulations of the U.S. Department of Labor promulgated under the Employee Retirement Income Security Act of 1974, as amended.

         "PTE" means a Prohibited Transaction Exemption issued by the U.S. Department of Labor.

         "REIT" means a real estate investment trust within the meaning of
Section 856(a) of the Code.

         "Relief Act" means the Soldiers' and Sailors' Relief Act of 1940, as amended.

         "REMIC" means a real estate mortgage investment conduit, within the meaning of, and formed in accordance with, the Tax Reform Act of 1986 and Sections 860A through 860G of the Code.

         "SEC" means the Securities and Exchange Commission.

         "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

         "SPA" means standard prepayment assumption.

         "UCC" means, for any jurisdiction, the Uniform Commercial Code as in effect in that jurisdiction.

         "U.S. Person" means-

         o        a citizen or resident of the United States;

         o a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state or the District of Columbia;

         o an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

         o        a trust as to which--

                  1. a court in the United States is able to exercise primary supervision over the administration of the trust, and

                  2. one or more United States persons have the authority to control all substantial decisions of the trust.

In addition, to the extent provided in the Treasury Regulations, a trust will be a U.S. Person if it was in existence on August 20, 1996 and it elected to be treated as a U.S. Person.

                            INTENTIONALLY LEFT BLANK

                            INTENTIONALLY LEFT BLANK

                               [GRAPHIC OMITTED]

                                       5.

                               COLDWATER CROSSING
                                 Fort Wayne, IN






                               [GRAPHIC OMITTED]

                                       2G.

                          COVINGTON CROSSING APARTMENTS
                                  Memphis, TN






                               [GRAPHIC OMITTED]

                                      134.

                           TUDOR ARMS APARTMENTS INC.
                                 Baltimore, MD






                               [GRAPHIC OMITTED]

                                       27.

                            STERLING UNIVERSITY GROVE
                                Tallahassee, FL






                               [GRAPHIC OMITTED]

                                      113.

                             155 TENANTS CORPORATION
                                  New York, NY






                               [GRAPHIC OMITTED]

                                       11.

                       ALEXANDRIA ROSELLE STREET PORTFOLIO
                                 San Diego, CA






                               [GRAPHIC OMITTED]

                                       15.

                              COURTYARD BY MARRIOTT
                          WASHINGTON CONVENTION CENTER
                                 Washington, DC

                               [GRAPHIC OMITTED]

                                       2B.

                           CAMBRIDGE PLACE APARTMENTS
                                  Houston, TX






                               [GRAPHIC OMITTED]

                                       6.

                                KINGS MALL I & II
                                 Cincinnati, OH






                               [GRAPHIC OMITTED]

                                       31.

                        315 EAST 68TH STREET CORPORATION
                                  New York, NY






                               [GRAPHIC OMITTED]

                                       3.

                                   MACOMB MALL
                                 Roseville, MI






                               [GRAPHIC OMITTED]

                                       2J.

                              BROOKHAVEN TOWNHOMES
                                   Macon, GA






                               [GRAPHIC OMITTED]

                                       2I.

                              RAVENWOOD APARTMENTS
                                  Columbia, SC






                               [GRAPHIC OMITTED]

                                       12.

                                GOVERNOR'S PLAZA
                                 Cincinnati, OH






                               [GRAPHIC OMITTED]

                                       59.

                                GENERATION PLAZA
                                   Durham, NC

--------------------------------------------------------------------------------
The attached diskette contains one spreadsheet file that can be put on a user-specified hard drive or network drive. This spreadsheet file is "CSFB01CKN5.XLS". The spreadsheet file "CSFB01CKN5.XLS" is a Microsoft Excel(1), Version 5.0 spreadsheet. The spreadsheet file provides, in electronic format, statistical information that appears under the caption "Description of the Underlying Mortgage Loans" in, and on Exhibits A-1 and A-2 to, this prospectus supplement. Defined terms used, but not otherwise defined, in the spreadsheet file will have the respective meanings assigned to them in the glossary to this prospectus supplement. All the information contained in the spreadsheet file is subject to the same limitations and qualifications contained in this prospectus supplement. Prospective investors are strongly urged to read this prospectus supplement and accompanying prospectus in its entirety prior to accessing the spreadsheet file.
--------------------------------------------------------------------------------

---------------------

(1)  Microsoft Excel is a registered trademark of Microsoft Corporation.